Filed pursuant to Rule 424(b)(4)
                                                     Registration No. 333-117465

GRANITE MORTGAGES 04-3 PLC

Issuer


Class                                          Interest       Price to Public   Proceeds to        Final
                                                                  per Note       Issuer per    Maturity Date
                                                                               Class of Note
$981,400,000 series 1 class A1 notes      Three-month USD         100%        $981,400,000   September 2025
                                        LIBOR + 0.06% p.a.
$1,248,100,000 series 1 class A3 notes    Three-month USD         100%       $1,248,100,000  September 2044
                                        LIBOR + 0.10% p.a.
$59,200,000 series 1 class B notes        Three-month USD         100%         $59,200,000   September 2044
                                        LIBOR + 0.16% p.a.
$31,400,000 series 1 class M notes        Three-month USD         100%         $31,400,000   September 2044
                                        LIBOR + 0.27% p.a.
$62,700,000 series 1 class C notes        Three-month USD         100%         $62,700,000   September 2044
                                        LIBOR + 0.59% p.a.
$713,700,000 series 2 class A1 notes      Three-month USD         100%        $713,700,000   September 2044
                                        LIBOR + 0.14% p.a.


* The principal asset from which we will make payments of interest on, and principal of, the notes is an intercompany loan to an affiliated company called Granite Finance Funding Limited.

* The principal asset from which Granite Finance Funding Limited will make payments on the intercompany loan is its interest in a pool of UK residential mortgage loans originated by Northern Rock plc and held in a master trust by Granite Finance Trustees Limited.

* Northern Rock plc originated the residential mortgage loans that are being held in the master trust. Each mortgage loan is secured by a mortgaged property located in England, Wales or Scotland. All of the transaction documents are governed by the laws of England, Scotland, Jersey or New York.

* Granite Finance Funding Limited, our parent, is also the parent of each of the previous issuers, Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc, Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc, Granite Mortgages 03-3 plc, Granite Mortgages 04-1 plc and Granite Mortgages 04-2 plc which issued the previous notes referred to in this prospectus. We share with the previous issuers the security granted by Granite Finance Funding Limited to secure its obligations to each of us and the previous issuers under our respective intercompany loans.

    PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 36 OF THIS PROSPECTUS.

    THE NOTES OFFERED BY THIS PROSPECTUS WILL BE THE OBLIGATIONS SOLELY OF THE ISSUER. THE NOTES WILL NOT BE OBLIGATIONS OF NORTHERN ROCK PLC, ANY OF ITS AFFILIATES OR ANY OF THE OTHER PARTIES NAMED IN THIS PROSPECTUS OTHER THAN THE ISSUER.

    Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the notes to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange plc for each class of the notes to be admitted to trading by the London Stock Exchange plc.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JOINT UNDERWRITERS FOR THE SERIES 1 CLASS A1 NOTES, THE SERIES 1 CLASS A3 NOTES
                         AND THE SERIES 2 CLASS A1 NOTES


DEUTSCHE BANK SECURITIES           LEHMAN BROTHERS           UBS INVESTMENT BANK


BARCLAYS CAPITAL      CITIGROUP      HSBC      JPMORGAN      MERRILL LYNCH & CO.

JOINT UNDERWRITERS FOR THE SERIES 1 CLASS B NOTES, THE SERIES 1 CLASS M NOTES
                         AND THE SERIES 1 CLASS C NOTES


DEUTSCHE BANK SECURITIES           LEHMAN BROTHERS           UBS INVESTMENT BANK



Prospectus dated September 16, 2004

    You should note that Granite Finance Funding Limited ("FUNDING") has established previous issuers which have made previous intercompany loans to Funding, and that Funding may establish from time to time new issuers which will make new intercompany loans to Funding. Each previous issuer made a previous intercompany loan from the proceeds of the previous notes that were issued by that previous issuer, and any new issuer will make a new intercompany loan from the proceeds of new notes that are issued by that new issuer. The previous notes issued by the previous issuers ultimately are, and any new notes issued by a new issuer ultimately will be, secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes issued by us under this prospectus.

    Funding will repay each outstanding intercompany loan in proportion to the relevant issuer's allocable interest in the Funding share of the trust property, principally consisting of principal receipts and revenue receipts on the underlying mortgage loans. The amount and timing of payments under an intercompany loan are determined by the amount and timing of payments on the notes issued by the relevant issuer and by the priorities for payment applicable to those notes. The terms of the previous notes issued by the previous issuers and of any new notes issued by a new issuer may therefore result in those previous notes and the related previous intercompany loans or those new notes and the related new intercompany loan being repaid prior to the repayment of the notes issued by us under this prospectus and our related intercompany loan regardless of the ratings of such previous notes or new notes relative to the notes.

    A note is not a deposit and none of the notes, payments under the intercompany loan or the underlying mortgage loans are insured or guaranteed by any United Kingdom or United States governmental agency or authority.


FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements including, but not limited to, statements made under the captions "RISK FACTORS", "THE MORTGAGE LOANS", "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT" and "MATURITY AND REPAYMENT CONSIDERATIONS". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "BELIEVES", "EXPECTS", "MAY", "INTENDS", "SHOULD" or "ANTICIPATES", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Northern Rock plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Northern Rock plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "RISK FACTORS", and you are encouraged to carefully consider those factors prior to making an investment decision.

                                TABLE OF CONTENTS


SUMMARY OF PROSPECTUS...........................................................    5
RISK FACTORS....................................................................   36
DEFINED TERMS...................................................................   64
US DOLLAR PRESENTATION..........................................................   65
THE ISSUER......................................................................   66
USE OF PROCEEDS.................................................................   69
THE NORTHERN ROCK GROUP.........................................................   70
FUNDING.........................................................................   71
THE MORTGAGES TRUSTEE...........................................................   74
HOLDINGS........................................................................   76
GPCH LIMITED....................................................................   77
THE INTEREST RATE SWAP PROVIDER.................................................   78
THE CURRENCY RATE SWAP PROVIDERS................................................   78
DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
   INTERCOMPANY LOANS...........................................................   81
THE MORTGAGE LOANS..............................................................   91
CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET...................  123
THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT..............................  130
ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY...........................  143
THE MORTGAGES TRUST.............................................................  154
THE INTERCOMPANY LOAN AGREEMENT.................................................  174
CASHFLOWS.......................................................................  180
CREDIT STRUCTURE................................................................  221
THE SWAP AGREEMENTS.............................................................  232
CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING...........................  241
CASH MANAGEMENT FOR THE ISSUER..................................................  245
SECURITY FOR FUNDING'S OBLIGATIONS..............................................  247
SECURITY FOR THE ISSUER'S OBLIGATIONS...........................................  253
DESCRIPTION OF THE TRUST DEED...................................................  258
THE NOTES.......................................................................  260
DESCRIPTION OF THE OFFERED NOTES................................................  265
RATINGS OF THE OFFERED NOTES....................................................  286
MATURITY AND REPAYMENT CONSIDERATIONS...........................................  287
MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE RELATED SECURITY...........  289
MATERIAL UNITED KINGDOM TAX CONSEQUENCES........................................  295
MATERIAL UNITED STATES TAX CONSEQUENCES.........................................  299
MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS............................  303
ERISA CONSIDERATIONS............................................................  304
ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES...........................  307
UNITED STATES LEGAL INVESTMENT CONSIDERATIONS...................................  308
EXPERTS.........................................................................  308
LEGAL MATTERS...................................................................  308
UNDERWRITING....................................................................  309
REPORTS TO NOTEHOLDERS..........................................................  314
WHERE INVESTORS CAN FIND MORE INFORMATION.......................................  314
LISTING AND GENERAL INFORMATION.................................................  315
GLOSSARY........................................................................  318


                                        3



ANNEX A -- EXTRACT OF CURRENT REPORTS DESCRIBING MORTGAGE LOANS IN THE
           MORTGAGES TRUST DURING THE PERIOD FROM JUNE 1, 2004 THROUGH JUNE
           30, 2004.............................................................  369
ANNEX B -- MORTGAGE LOANS UNDER THE SELLER'S NON-VERIFIED INCOME PROGRAM........  373
INDEX OF APPENDICES.............................................................  374
 Appendix A Report of Independent Registered Public Accounting Firm for Granite
   Mortgages 04-3 plc...........................................................  375
 Appendix B Balance Sheet of Granite Mortgages 04-3 plc.........................  376
 Appendix C Notes to the Balance Sheet of Granite Mortgages 04-3 plc............  377
 Appendix D Report of Independent Registered Public Accounting Firm for Granite
   Finance Funding Limited......................................................  378
 Appendix E Consolidated Statement of Income of Granite Finance Funding Limited.  379
 Appendix F Consolidated Balance Sheet of Granite Finance Funding Limited.......  380
 Appendix G Consolidated Statement of Changes in Shareholders' Equity of Granite
   Finance Funding Limited......................................................  381
 Appendix H Consolidated Statement of Cash Flows of Granite Finance Funding
   Limited......................................................................  382
 Appendix I Notes to the Financial Statements of Granite Finance Funding Limited  383



                              SUMMARY OF PROSPECTUS

    The information in this section is a summary of the principal features of the notes, including a description of the mortgage loans that will generate the income for us to make payments on the notes and the contracts that document the transaction. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, especially the risks of investing in the notes discussed under "RISK FACTORS".



OVERVIEW OF THE TRANSACTION

    The following is an overview of the transaction as illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITIZATION PROGRAM". The numbers in the diagram refer to the numbered paragraphs in this section.

       (1) On March 26, 2001, the seller assigned the initial mortgage portfolio and the other initial trust property to the mortgages trustee pursuant to the mortgage sale agreement and retained an interest for itself in the trust property. Since March 26, 2001 the seller has assigned further mortgage portfolios and the other further trust property (including the additional assigned mortgage portfolio) to the mortgages trustee pursuant to the mortgage sale agreement, while continuing to retain an interest for itself in the trust property. For a further description of the assignment of the initial mortgage portfolio, the further mortgage portfolios and the additional assigned mortgage portfolio, see "SUMMARY OF THE NOTES -- ASSIGNMENT OF THE MORTGAGE LOANS". The trust property consists of the mortgage loans in the mortgage portfolio, their related security, any accrued interest on those mortgage loans and other amounts derived from those mortgage loans. The mortgage loans are residential mortgage loans originated by Northern Rock plc and secured over mortgaged properties located in England, Wales and Scotland.

       (2) The mortgages trustee holds the trust property in trust for the benefit of the seller and Funding pursuant to a mortgages trust deed. The seller and Funding each has a joint and undivided interest in the trust property, but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

       (3) Unless otherwise expressly provided in the mortgages trust deed, the cash manager on behalf of the mortgages trustee distributes interest and principal payments on the mortgage loans and allocates losses in relation to the mortgage loans to the seller and Funding according to the share that each of them then has in the trust property, expressed as a percentage. These percentages fluctuate as described under "SUMMARY OF THE NOTES -- THE MORTGAGES TRUST".

       (4) Funding currently owns a beneficial interest in the trust property, which it purchased on prior dates by making initial contributions to the mortgages trust from the proceeds of the previous intercompany loans made to Funding by the previous issuers. The seller increased the trust property (and the seller share of the trust property) by the assignment on August 23, 2004 of the additional assigned mortgage portfolio. Therefore, rather than assigning new mortgage loans to the mortgages trust on the closing date, Funding on the closing date will pay to the mortgages trustee the proceeds of the intercompany loan from the issuer as a further contribution to increase its beneficial interest in the trust property. Upon receipt of Funding's further contribution, the mortgages trustee will pay these funds to the seller as initial consideration. The initial consideration from the mortgages trustee to the seller will correspondingly decrease the seller share of the trust property. From time to time Funding will make deferred contributions to the mortgages trustee pursuant to the mortgages trust deed in respect of the

             Funding share of the trust property and from such deferred contributions the mortgages trustee will from time to time make corresponding payments of deferred purchase price to the seller.

       (5) In addition to paying certain of its own fees and expenses, Funding will use amounts received from its share in the trust property to meet its obligations to pay interest, principal and fees due to the issuer under the intercompany loan, to pay interest, principal and fees due to the previous issuers under the previous issuers' intercompany loans and to any new issuer under any new intercompany loan, to allocate the issuer amounts to replenish the issuer reserve fund and to fund and/or replenish the issuer liquidity reserve fund, if any (and, in respect of the previous issuers and any new issuer, to allocate such issuer amounts to replenish such issuer's reserve fund and to fund and/ or replenish such issuer's liquidity reserve fund, if any) and to replenish the Funding reserve fund. Funding's obligations to the issuer under the intercompany loan will be secured under the Funding deed of charge by, among other things, Funding's rights to its share of the trust property. Funding's rights to its share in the trust property also secures its obligations to the previous issuers under the previous intercompany loans and will secure its obligations to any new issuer under any new intercompany loan.

       (6) The issuer's obligations to pay interest on, and principal of, the notes will be funded primarily from the payments of interest and principal received by it from Funding under the intercompany loan. The issuer's primary asset will be its rights under the intercompany loan agreement. Neither you nor the issuer will have any direct interest in the trust property, although the issuer will have a security interest (which it will share with the previous issuers and any new issuer) under the Funding deed of charge in Funding's rights to its share of the trust property.

       (7) The issuer will sell the notes to you and then lend the proceeds to Funding under the intercompany loan on the closing date.

       (8) The accounts, reserve funds and swaps, and their function in the transaction structure are described later in this prospectus. They are included in the following diagram so that you can refer back to see where they fit into the structure.

               STRUCTURAL DIAGRAM OF THE SECURITIZATION PROGRAM






















               [STRUCTURAL DIAGRAM OF THE SECURITIZATION PROGRAM]

                        DIAGRAM OF OWNERSHIP STRUCTURE




















                        [DIAGRAM OF OWNERSHIP STRUCTURE]























       This diagram illustrates the ownership structure of the principal parties to the transaction:

       * Each of the mortgages trustee, Funding and GPCH Limited is a wholly-owned subsidiary of Granite Finance Holdings Limited.

       *     We are a wholly-owned subsidiary of Funding.

       * The entire issued share capital of Holdings is held on trust by a professional trust company under the terms of a discretionary trust for the benefit of one or more charities. The professional trust company is not affiliated with the seller. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of the Down's Syndrome North East Association (UK) and for other charitable purposes selected at the discretion of the professional trust company. The payments on your notes will not be affected by this arrangement.

       The purpose of this diagram is to draw your attention to two facts:

       * Firstly, the seller has no ownership interest in any of the entities in the above diagram. As a result, the financial condition of the seller should not directly affect the mortgages trustee, Funding, the issuer or, ultimately, investors in the notes, although the seller still has a connection with the transaction for other reasons (such as acting as administrator of the mortgage loans and as basis rate swap provider); and

       * Secondly, Funding has established previous issuers which have made previous intercompany loans to Funding, and Funding may establish from time to time new issuers which will make new intercompany loans to Funding, as described under "SUMMARY OF THE NOTES -- THE PREVIOUS ISSUERS AND NEW ISSUERS". Each previous issuer made a previous intercompany loan from the proceeds of the previous notes that were issued by that previous issuer, and any new issuer will make a new intercompany loan from the proceeds of new notes that are issued by that new issuer. The previous notes issued by the previous issuers ultimately are, and any new notes issued by a new issuer ultimately will be, secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes issued by us under this prospectus. Subject to certain exceptions, payments by Funding to new issuers under any new intercompany loans will rank equally in priority with payments made by Funding to the previous issuers under the previous intercompany loans and to us under our intercompany loan. However, you should note that the amount and timing of payments under an intercompany loan are determined by the amount and timing of payments on the notes issued by the relevant issuer and by the priorities for payment applicable to those notes. The previous notes (other than the notes issued by the eighth issuer and the ninth issuer) all share the same quarterly payment dates (except for money market notes and fixed rate notes) whereas the notes will, and any new notes may, have different payment dates. The terms of the previous notes issued by the previous issuers and of any new notes issued by a new issuer may therefore result in those previous notes and the related previous intercompany loans or those new notes and the related new intercompany loan being repaid prior to the repayment of the notes issued by us under this prospectus and our related intercompany loan regardless of the ratings of such previous notes or new notes relative to the notes.

                              SUMMARY OF THE NOTES

    In addition to the series 1 class A1 notes, series 1 class A3 notes, series 1 class B notes, series 1 class M notes, series 1 class C notes and series 2 class A1 notes, the issuer will issue the series 1 class A2 notes, series 2 class A2 notes, series 2 class B notes, series 2 class M notes, series 2 class C notes, series 3 class A1 notes, series 3 class A2 notes, series 3 class B notes, series 3 class M notes and series 3 class C notes. The series 1 notes, series 2 notes and series 3 notes will each be secured by the issuer security, comprising our interest in our intercompany loan and our interest in the security granted by Funding, including Funding's beneficial interest in the mortgage loans. The series 1 notes (other than the series 1 class A2 notes) and the series 2 class A1 notes are collectively referred to as the "DOLLAR NOTES" or the "US NOTES". The series 1 class A2 notes and the series 2 notes (other than the series 2 class A1 notes) are collectively referred to as the "EURO NOTES". The series 3 notes are collectively referred to as the "STERLING NOTES". The euro notes and the sterling notes have not been and will not be registered with the United States Securities and Exchange Commission and are not being offered by this prospectus. However, the term "NOTES" when used in this prospectus includes all of the series 1 notes, series 2 notes and series 3 notes, certain features of which are summarized in this section.



                                                                        CLASS OF NOTES

                                      ---------------------------------------------------------------------------------
                                      SERIES 1             SERIES 1            SERIES 1             SERIES 1
                                      CLASS A1             CLASS A2            CLASS A3             CLASS B
                                      -------------------  ------------------  -------------------  -------------------

Principal amount:                     $981,400,000         [e]494,000,000      $1,248,100,000       $59,200,000
Credit enhancement:                   Subordination of     Subordination of    Subordination of     Subordination of
                                      the class B notes,   the class B notes,  the class B notes,   the class M notes,
                                      the class M notes,   the class M notes,  the class M notes,   the class C notes
                                      the class C notes    the class C notes   the class C notes    and the issuer
                                      and the issuer       and the issuer      and the issuer       reserve fund
                                      reserve fund         reserve fund        reserve fund
Interest rate:                        Three-month USD      Three-month         Three-month USD      Three-month USD
                                      LIBOR + margin       EURIBOR +           LIBOR + margin       LIBOR + margin
                                                           margin
Margin until payment date falling in  0.06% p.a.           0.07% p.a.          0.10% p.a.           0.16% p.a.
September 20111, 2:
Margin after payment date falling in  0.12% p.a.           0.14% p.a.          0.20% p.a.           0.32% p.a.
September 20112:

Interest accrual method:              Actual/360           Actual/360          Actual/360           Actual/360
Payment dates:                        For all  of the  notes (other  than the  series 3 class  A2 notes),  interest and principal will  be payable quarterly in  arrears on the payment  dates falling in
                                      March, June, September and December, beginning in December 2004. For the series 3 class A2 notes, until and including  the payment date in September 2011, interest and principal will  be payable annually in arrears on  the September payment date of  each  year,  beginning in  September  2005.  Following  the payment  date  in
                                      September 2011, or, if a trigger  event occurs or the Funding security and/or the issuer security is enforced prior to  the payment date falling in September 2011, interest and principal in respect of  the series 3 class A2 notes will be payable quarterly in arrears  on the payment dates falling in  March, June, September and
                                      December of each year.
First payment date (payment date      December 2004        December 2004       December 2004        December 2004
falling
in):
Final maturity date:                  September 2025       September 2028      September 2044       September 2044
Tax treatment:                        Debt for United      N/A (these notes    Debt for United      Debt for United
                                      States federal       are not being       States federal       States federal
                                      income tax           offered or sold in  income tax           income tax
                                      purposes, subject    the United States)  purposes, subject    purposes, subject
                                      to the                                   to the               to the
                                      considerations                           considerations       considerations
                                      contained in                             contained in         contained in
                                      "MATERIAL UNITED                         "MATERIAL UNITED     "MATERIAL UNITED
                                      STATES TAX                               STATES TAX           STATES TAX
                                      CONSEQUENCES"                            CONSEQUENCES"        CONSEQUENCES"
ERISA eligible:                       Yes, subject to the  N/A (these notes    Yes, subject to the  Yes, subject to the
                                      considerations in    are not being       considerations in    considerations in
                                      "ERISA               offered or sold in  "ERISA               "ERISA
                                      CONSIDERATIONS"      the United States)  CONSIDERATIONS"      CONSIDERATIONS"

Stock Exchange Listing:               London               London              London               London
ISIN:                                 US38741SAA06         XS0201482766        US38741SAB88         US38741SAC61
Common Code:                          020139480            020148276           020139927            020139951
CUSIP Number:                         38741SAA0            N/A                 38741SAB8            38741SAC6
Expected rating                       Aaa/AAA/AAA          Aaa/AAA/AAA         Aaa/AAA/AAA          Aa3/AA/AA
(Moody's/S&P/Fitch):





                                                                        CLASS OF NOTES
                                      ---------------------------------------------------------------------------------
                                      SERIES 1             SERIES 1             SERIES 2             SERIES 2
                                      CLASS M              CLASS C              CLASS A1             CLASS A2
                                      -------------------  -------------------  -------------------  ------------------
Principal amount:                     $31,400,000          $62,700,000          $713,700,000         [e]800,150,000

Credit enhancement:                   Subordination of     The issuer reserve   Subordination of     Subordination of
                                      the class C notes    fund                 the class B notes,   the class B notes,
                                      and the issuer                            the class M notes,   the class M notes,
                                      reserve fund                              the class C notes    the class C notes
                                                                                and the issuer       and the issuer
                                                                                reserve fund         reserve fund
Interest rate:                        Three-month USD      Three-month USD      Three-month USD      Three-month
                                      LIBOR + margin       LIBOR + margin       LIBOR + margin       EURIBOR +
                                                                                                     margin
Margin until payment date falling in  0.27% p.a.           0.59% p.a.           0.14% p.a.           0.14% p.a.
September 20111, 2:
Margin after payment date falling in  0.54% p.a.           1.18% p.a.           0.28% p.a.           0.28% p.a.
September 20112:
Interest accrual method:              Actual/360           Actual/360           Actual/360           Actual/360
Payment dates:                        For all  of the  notes (other  than the  series 3 class  A2 notes),  interest and principal will  be payable quarterly in  arrears on the payment  dates falling in
                                      March, June, September and December, beginning in December 2004. For the series 3 class A2 notes, until and including  the payment date in September 2011, interest and principal will  be payable annually in arrears on  the September payment date of  each  year,  beginning in  September  2005.  Following  the payment  date  in
                                      September 2011, or, if a trigger  event occurs or the Funding security and/or the issuer security is enforced prior to  the payment date falling in September 2011, interest and principal in respect of  the series 3 class A2 notes will be payable quarterly in arrears  on the payment dates falling in  March, June, September and
                                      December of each year.

First payment date (payment date      December 2004        December 2004        December 2004        December 2004
falling
in):
Final maturity date:                  September 2044       September 2044       September 2044       September 2044
Tax treatment:                        Debt for United      Debt for United      Debt for United      N/A (these notes
                                      States federal       States federal       States federal       are not being
                                      income tax           income tax           income tax           offered in the
                                      purposes, subject    purposes, subject    purposes, subject    United States)
                                      to the               to the               to the
                                      considerations       considerations       considerations
                                      contained in         contained in         contained in
                                      "MATERIAL UNITED     "MATERIAL UNITED     "MATERIAL UNITED
                                      STATES TAX           STATES TAX           STATES TAX
                                      CONSEQUENCES"        CONSEQUENCES"        CONSEQUENCES"
ERISA eligible:                       Yes, subject to the  Yes, subject to the  Yes, subject to the  N/A (these notes
                                      considerations in    considerations in    considerations in    are not being
                                      "ERISA               "ERISA               "ERISA               offered in the
                                      CONSIDERATIONS"      CONSIDERATIONS"      CONSIDERATIONS"      United States)
Stock Exchange Listing:               London               London               London               London
ISIN:                                 US38741SAD45         US38741SAE28         US38741SAF92         XS0201483228

Common Code:                          020139978            020140003            020140038            020148322
CUSIP Number:                         38741SAD4            38741SAE2            38741SAF9            N/A
Expected rating                       A2/A/A               Baa2/BBB/BBB         Aaa/AAA/AAA          Aaa/AAA/AAA
(Moody's/S&P/Fitch):





                                                                      CLASS OF NOTES
                                      ------------------------------------------------------------------------------
                                      SERIES 2            SERIES 2            SERIES 2            SERIES 3
                                      CLASS B             CLASS M             CLASS C             CLASS A1

                                      ------------------  ------------------  ------------------  ------------------
Principal amount:                     [e]74,400,000       [e]57,900,000       [e]139,050,000      [GBP]411,250,000
Credit enhancement:                   Subordination of    Subordination of    The issuer reserve  Subordination of
                                      the class M notes,  the class C notes   fund                the class B notes,
                                      the class C notes   and the issuer                          the class M notes,
                                      and the issuer      reserve fund                            the class C notes
                                      reserve fund                                                and the issuer
                                                                                                  reserve fund
Interest rate:                        Three-month         Three-month         Three-month         Three-month
                                      EURIBOR +           EURIBOR +           EURIBOR +           sterling LIBOR +
                                      margin              margin              margin              margin

Margin until payment date falling in  0.28% p.a.          0.37% p.a.          0.80% p.a.          0.18% p.a.
September 20111, 2:
Margin after payment date falling in  0.56% p.a.          0.74% p.a.          1.60% p.a.          0.36% p.a.
September 20112:
Interest accrual method:              Actual/360          Actual/360          Actual/360          Actual/365
Payment dates:                        For all of  the notes (other than  the series 3 class A2  notes), interest and principal will be payable quarterly in arrears on the payment dates falling in
                                      March,  June, September  and December,  beginning  in December  2004. For  the series 3  class A2 notes,  until and including  the payment date  in September
                                      2011,  interest and  principal  will be  payable  annually in  arrears on  the
                                      September payment  date of each  year, beginning in September  2005. Following the  payment date in  September 2011,  or, if  a trigger  event occurs  or the
                                      Funding security and/or  the issuer security is enforced  prior to the payment date  falling in  September 2011,  interest and  principal in  respect  of the series 3  class A2 notes will be  payable quarterly in arrears  on the payment dates falling in March, June, September and December of each year.
First payment date (payment date      December 2004       December 2004       December 2004       December 2004
falling
in):
Final maturity date:                  September 2044      September 2044      September 2044      September 2044

Tax treatment:                        N/A (these notes    N/A (these notes    N/A (these notes    N/A (these notes
                                      are not being       are not being       are not being       are not being
                                      offered or sold in  offered or sold in  offered or sold in  offered or sold in the United States)  the United States)  the United States)  the United States)
ERISA eligible:                       N/A (these notes    N/A (these notes    N/A (these notes    N/A (these notes
                                      are not being       are not being       are not being       are not being
                                      offered or sold in  offered or sold in  offered or sold in  offered or sold in the United States)  the United States)  the United States)  the United States)
Stock Exchange Listing:               London              London              London              London
ISIN:                                 XS0201483657        XS0201484036        XS0201485355        XS0201486320
Common Code:                          020148365           020148403           020148535           020148632
CUSIP Number:                         N/A                 N/A                 N/A                 N/A

Expected rating                       Aa3/AA/AA           A2/A/A              Baa2/BBB/BBB        Aaa/AAA/AAA
(Moody's/S&P/Fitch):




                                                                      CLASS OF NOTES

                                      -----------------------------------------------------------------------------
                                      SERIES 3                                                   SERIES 3
                                      CLASS A2                                                   CLASS B
                                      ---------------------------------------------------------  ------------------

Principal amount:                     [GBP]600,000,000                                           [GBP]54,350,000
Credit enhancement:                   Subordination of                                           Subordination of
                                      the class B notes,                                         the class M notes,
                                      the class M notes,                                         the class C notes
                                      the class C notes                                          and the issuer
                                      and the issuer                                             reserve fund
                                      reserve fund
Interest rate:                        5.515% p.a. until the earlier to occur of (i) the payment  Three-month
                                      date in September                                          sterling LIBOR +
                                      2011, (ii) the                                             margin
                                      occurrence of a
                                      trigger event or (iii)
                                      the enforcement of
                                      the Funding
                                      security and/or the
                                      issuer security,
                                      and thereafter
                                      three-month
                                      sterling LIBOR +
                                      margin
Margin until payment date falling in  N/A                                                        0.35% p.a.
September 20111, 2:
Margin after payment date falling in  0.38% p.a.                                                 0.70% p.a.
September 20112:

Interest accrual method:              Actual/Actual                                              Actual/365
                                      until the earlier to
                                      occur of the end of
                                      the interest period
                                      falling on or
                                      immediately
                                      before the
                                      payment date in
                                      September 2011,
                                      the occurrence of
                                      a trigger event or
                                      enforcement of the
                                      Funding security
                                      and/or the issuer
                                      security, and
                                      thereafter actual/
                                      365
Payment dates:                        For all of the  notes (other than the series 3  class A2 notes), interest and principal will be  payable quarterly in arrears on  the payment dates falling in March, June,  September and December, beginning in  December 2004. For the series 3  class A2 notes, until  and including the payment  date in September
                                      2011,  interest and  principal will  be payable  annually in  arrears  on the
                                      September payment date  of each year, beginning in  September 2005. Following the payment  date in  September 2011, or,  if a  trigger event occurs  or the
                                      Funding security and/or the issuer  security is enforced prior to the payment date  falling in September  2011, interest  and principal  in respect  of the series 3 class  A2 notes will be payable quarterly in  arrears on the payment dates falling in March, June, September and December of each year.
First payment date (payment date      September 2005                                             December 2004
falling
in):
Final maturity date:                  September 2044                                             September 2044
Tax treatment:                        N/A (these notes                                           N/A (these notes
                                      are not being                                              are not being
                                      offered or sold in                                         offered or sold in
                                      the United States)                                         the United States)
ERISA eligible:                       N/A (these notes                                           N/A (these notes
                                      are not being                                              are not being
                                      offered or sold in                                         offered or sold in
                                      the United States)                                         the United States)

Stock Exchange Listing:               London                                                     London
ISIN:                                 XS0201565628                                               XS0201486833
Common Code:                          020156562                                                  020148683
CUSIP Number:                         N/A                                                        N/A
Expected rating                       Aaa/AAA/AAA                                                Aa3/AA/AA
(Moody's/S&P/Fitch):





                                        CLASS OF NOTES
                                      --------------------------------------
                                      SERIES 3            SERIES 3
                                      CLASS M             CLASS C
                                      ------------------  ------------------
Principal amount:                     [GBP]42,250,000     [GBP]99,450,000
Credit enhancement:                   Subordination of    The issuer reserve
                                      the class C notes   fund
                                      and the issuer
                                      reserve fund

Interest rate:                        Three-month         Three-month
                                      sterling LIBOR +    sterling LIBOR +
                                      margin              margin
Margin until payment date falling in  0.45% p.a.          0.88% p.a.
September 20111, 2:
Margin after payment date falling in  0.90% p.a.          1.76% p.a.
September 20112:
Interest accrual method:              Actual/365          Actual/365
Payment dates:                        For all of the  notes (other than the series 3  class A2 notes), interest and principal will be  payable quarterly in arrears on  the payment dates falling in March, June,  September and December, beginning in  December 2004. For the series 3  class A2 notes, until  and including the payment  date in September
                                      2011,  interest and  principal will  be payable  annually in  arrears  on the
                                      September payment date  of each year, beginning in  September 2005. Following the payment  date in  September 2011, or,  if a  trigger event occurs  or the
                                      Funding security and/or the issuer  security is enforced prior to the payment date  falling in September  2011, interest  and principal  in respect  of the series 3 class  A2 notes will be payable quarterly in  arrears on the payment dates falling in March, June, September and December of each year.

First payment date (payment date      December 2004       December 2004
falling
in):
Final maturity date:                  September 2044      September 2044
Tax treatment:                        N/A (these notes    N/A (these notes
                                      are not being       are not being
                                      offered or sold in  offered or sold in
                                      the United States)  the United States)
ERISA eligible:                       N/A (these notes    N/A (these notes
                                      are not being       are not being
                                      offered or sold in  offered or sold in
                                      the United States)  the United States)
Stock Exchange Listing:               London              London
ISIN:                                 XS0201487211        XS0201487567

Common Code:                          020148721           020148756
CUSIP Number:                         N/A                 N/A
Expected rating                       A2/A/A              Baa2/BBB/BBB
(Moody's/S&P/Fitch):




1 If a trigger event occurs or the Funding security and/or the issuer security is enforced prior to the payment date in September 2011, the margin for the series 3 class A2 notes will be 0.19% p.a. up to and including the interest period ending on the payment date falling in September 2011.

2 In respect of the series 1 class A2 notes only, the payment date falling in March 2006.

THE ISSUER

    Granite Mortgages 04-3 plc is a public limited company incorporated in England and Wales. Its registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX. References in this document to "WE" or "US" mean the issuer and references to "YOU" mean potential investors in the notes.

    We are a newly created special purpose company and a wholly-owned subsidiary of Funding. Our purpose is to issue the notes which represent our mortgage-backed obligations and to lend an amount equal to the proceeds of the notes to Funding. We will not engage in any activities that are unrelated to these purposes.


FUNDING

    Granite Finance Funding Limited is a private limited company incorporated in Jersey, Channel Islands. Its registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX.

    Funding has been registered under Schedule 21A to the Companies Act 1985 as having established a branch in England and Wales. Its branch address is 69 Park Lane, Croydon CR9 1TQ.

    Funding is a special purpose company. Funding currently owns a share of the trust property that it acquired with the proceeds of the previous intercompany loans from the previous issuers in connection with the issuance of the previous notes. Funding will borrow money from us pursuant to the terms of our intercompany loan agreement. Funding will use the money borrowed from us to pay to the mortgages trustee a further contribution for an increased Funding share of the trust property pursuant to the mortgages trust deed which, upon receipt by the mortgages trustee, will be paid to the seller as initial consideration for Funding increasing its beneficial interest in the trust property. Funding's further contribution to the mortgages trustee will increase the Funding share of the trust property and the initial consideration from the mortgages trustee to the seller will correspondingly decrease the seller share of the trust property. Funding and the seller together are beneficially entitled to all of the trust property in accordance with their respective shares in the trust.


THE MORTGAGES TRUSTEE

    Granite Finance Trustees Limited is a private limited company incorporated in Jersey, Channel Islands. Its registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX.

    The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to acquire from time to time additional trust property from the seller and to hold all of the trust property on trust for the seller and Funding under the terms of the mortgages trust deed.


THE SELLER, THE ADMINISTRATOR, THE CASH MANAGER, THE ISSUER CASH MANAGER AND THE ACCOUNT BANK

    Northern Rock plc is a bank incorporated in England and Wales as a public limited company. It is regulated by the Financial Services Authority. Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

    The seller originated each of the additional assigned mortgage loans which it assigned to the mortgages trustee according to the seller's lending criteria applicable at the time such mortgage loan was offered, which lending criteria were the same as or substantially similar to the criteria described later in this prospectus.

    The seller acts as administrator of the mortgage portfolio under the terms of the administration agreement, pursuant to which it has agreed to continue to perform administrative functions in respect of the mortgage loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the mortgage loans and
taking steps  to recover  arrears. The  seller may  not resign  as administrator
unless  a  successor   administrator  has  been  appointed.   In  addition,  the
administrator may be replaced by a new administrator if it defaults in its obligations under the administration agreement.

    The seller has also been appointed as the cash manager for the mortgages trustee and Funding to manage their bank accounts, determine the amounts of and arrange payments to be made by them and keep certain records on their behalf.

    The seller has also been appointed as account bank in respect of the Funding GIC account, the mortgages trustee GIC account and the Funding (Issuer) GIC account for the ninth issuer. The seller will also be appointed as account bank in respect of the Funding (Granite 04-3) GIC account.

    The seller will also be appointed as the issuer cash manager to manage our bank account, determine the amounts of and arrange payments to be made by us and keep certain records on our behalf.

    Citibank, N.A. will be appointed as account bank to provide banking services to us.

    Lloyds TSB Bank plc has also been appointed as account bank to provide banking services to Funding. Lloyds TSB Bank plc Jersey International Branch has been appointed as Jersey account bank to provide banking services to the mortgages trustee. Lloyds TSB Bank plc Jersey International Branch is a branch of Lloyds TSB Bank plc. Its activities currently include currency exchange, fund management, private banking, investment advice and treasury operations. The address of Lloyds TSB Bank plc Jersey International Branch is 25 New Street, St. Helier, Jersey JE4 8ZE.

    The seller has a continuing interest in the mortgage loans as one of the beneficiaries of the mortgages trust.


THE NOTES

CLASSES OF NOTES

    In this prospectus, we are offering the following series of notes:


    $981,400,000 series 1 class A1 floating rate notes due September 2025;


    $1,248,100,000 series 1 class A3 floating rate notes due September 2044;


    $59,200,000 series 1 class B floating rate notes due September 2044;


    $31,400,000 series 1 class M floating rate notes due September 2044;


    $62,700,000 series 1 class C floating rate notes due September 2044; and


    $713,700,000 series 2 class A1 floating rate notes due September 2044.


    In addition, we are issuing the following separate series of notes, which are not being offered by this prospectus:


    [e]494,000,000 series 1 class A2 floating rate notes due September 2028;


    [e]800,150,000 series 2 class A2 floating rate notes due September 2044;


    [e]74,400,000 series 2 class B floating rate notes due September 2044;


    [e]57,900,000 series 2 class M floating rate notes due September 2044;


    [e]139,050,000 series 2 class C floating rate notes due September 2044;

    [GBP]411,250,000 series 3 class A1 floating rate notes due September 2044; [GBP]600,000,000 series 3 class A2 fixed rate notes due September 2044; [GBP]54,350,000 series 3 class B floating rate notes due September 2044; [GBP]42,250,000 series 3 class M floating rate notes due September 2044;
and
    [GBP]99,450,000 series 3 class C floating rate notes due September 2044.

    The series 1 class A1 notes, the series 1 class A2 notes and the series 1 class A3 notes are collectively referred to as the series 1 class A notes. The series 1 class A notes, the series 1 class B notes, the series 1 class M notes and the series 1 class C notes are collectively referred to as the series 1 notes. The series 2 class A1 notes and the series 2 class A2 notes are together referred to as the series 2 class A notes. The series 2 class A notes, the series 2 class B notes, the series 2 class M notes and the series 2 class C notes are collectively referred to as the series 2 notes. The series 3 class

A1 notes and the series 3 class A2 notes are together referred to as the series 3 class A notes. The series 3 class A notes, the series 3 class B notes, the series 3 class M notes and the series 3 class C notes are collectively referred to as the series 3 notes. The series 1 class A notes, the series 2 class A notes and the series 3 class A notes are collectively referred to as the class A notes and you should construe references to the class B notes, class M notes and class C notes in an analogous manner.

    The euro notes and the sterling notes are not being offered to the public in the United States by this prospectus. Instead, they will be offered to institutional investors outside the United States in transactions exempt from the registration requirements of the Securities Act.

    The series 1 notes, the series 2 notes and the series 3 notes collectively represent our mortgage-backed obligations.


RELATIONSHIP BETWEEN THE NOTES AND THE INTERCOMPANY LOAN

    On the closing date we will make an intercompany loan to Funding from the proceeds of the issue of the notes. For more information on the intercompany loan, see "THE INTERCOMPANY LOAN". Subject to the various swap agreements and the payments to be made to us by the various swap providers as described under "THE SWAP AGREEMENTS", we will repay the notes from payments made to us by Funding under the intercompany loan. If Funding does not have enough money to pay amounts due under the intercompany loan to enable us to pay interest or repay principal amounts on the notes, then in certain circumstances Funding may access funds standing to the credit of the issuer reserve fund and/or the issuer liquidity reserve fund, although Funding will only be required to establish the issuer liquidity reserve fund in limited circumstances. For more information on the issuer reserve fund, see "CREDIT STRUCTURE -- ISSUER RESERVE FUND", and for more information on the issuer liquidity reserve fund and the circumstances in which Funding will be required to establish the issuer liquidity reserve fund, see "CREDIT STRUCTURE -- ISSUER LIQUIDITY RESERVE FUND". The ability of Funding to make payments on the intercompany loan will depend on Funding receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the mortgage loans and their related security.


OPERATIVE DOCUMENTS CONCERNING THE NOTES

    We will issue the notes under the trust deed. The notes will also be subject to a paying agent and agent bank agreement. The security for the notes will be created under the issuer deed of charge among us, the note trustee and our other secured creditors. Operative legal provisions relating to the notes will be included in the trust deed, the paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the notes themselves.


PAYMENT PRIORITY AND RANKING OF NOTES

    Payments of interest on the notes will be made from issuer available revenue receipts available to the issuer following payment of amounts owing to the security trustee, the note trustee, the agent bank and paying agents, the transfer agent, the registrar, third party creditors of the issuer, the issuer cash manager and the corporate services provider.

    Among the series 1 notes, payments of interest will be made on the series 1 class A1 notes, the series 1 class A2 notes and the series 1 class A3 notes in no order of priority among them but in proportion to the respective amounts due on the series 1 class A1 notes, the series 1 class A2 notes and the series 1 class A3 notes, payments of interest on the series 1 class A notes will be made ahead of payments of interest on the series 1 class B notes, the series 1 class M notes and the series 1 class C notes, payments of interest on the series 1 class B notes will be made ahead of payments of interest on the series 1 class M notes and the series 1 class C notes and payments of interest on the series 1 class M notes will be made ahead of payments of interest on the series 1 class C notes.

    Among the series 2 notes, payments of interest will be made on the series 2 class A1 notes and the series 2 class A2 notes in no order of priority between them but in proportion to the respective amounts due on the series 2 class A1 notes and the series 2 class A2 notes, payments of interest on the series 2 class A notes will be made ahead of payments of interest on the series 2 class B notes, the series 2 class M notes and the series 2 class C notes, payments of interest on the series 2 class B notes will be made ahead of payments of interest on the series 2 class M notes and the series 2 class C notes and payments of interest on the series 2 class M notes will be made ahead of payments of interest on the series 2 class C notes.

    Among the series 3 notes, payments of interest will be made on the series 3 class A1 notes and the series 3 class A2 notes in no order of priority between them but in proportion to the respective amounts due on the series 3 class A1 notes and the series 3 class A2 notes, payments of interest on the series 3 class A notes will be made ahead of payments of interest on the series 3 class B notes, the series 3 class M notes and the series 3 class C notes, payments of interest on the series 3 class B notes will be made ahead of payments of interest on the series 3 class M notes and the series 3 class C notes and payments of interest on the series 3 class M notes will be made ahead of payments of interest on the series 3 class C notes.

    Among the series 1 notes, the series 2 notes and the series 3 notes, payments of interest on the series 1 class A1 notes, the series 1 class A2 notes, the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes will be made in no order of priority among them but in proportion to the respective amounts due on the class A notes (such payments to be made ahead of payments of interest on the class B notes), payments of interest on the series 1 class B notes, the series 2 class B notes and the series 3 class B notes will be made in no order of priority among them but in proportion to the respective amounts due on the class B notes (such payments to be made ahead of payments of interest on the class M notes), payments of interest on the series 1 class M notes, the series 2 class M notes and the series 3 class M notes will be made in no order of priority among them but in proportion to the respective amounts due on the class M notes (such payments to be made ahead of payments of interest on the class C notes) and payments of interest on the series 1 class C notes, the series 2 class C notes and the series 3 class C notes will be made in no order of priority among them but in proportion to the respective amounts due on the class C notes.

    For more information on the priority of interest payments to you, see "CASHFLOWS".

    If not already paid in full in accordance with the paragraph below or redeemed earlier, the principal amount outstanding of each class of notes will be repaid by the issuer on the final maturity date for that class of notes.

    On each payment date prior to the final maturity date, however, we will be obliged to make payments of principal of the notes to the extent of issuer available principal receipts subject to and in accordance with the relevant issuer priority of payments applicable to us on that date.

    Subject to there being no trigger event and no enforcement of the Funding security and/or the issuer security, no class of notes will be repaid an amount of principal which is greater than the controlled amortization amount in respect of that class of notes for the relevant payment date and, subject also to the satisfaction of certain conditions in relation to the repayment of principal of the class B notes, the class M notes and the class C notes at any time when any class A notes are outstanding as specified below, repayment of principal will be made in accordance with the following priority. Repayment of principal in respect of the series 1 class A1 notes will be made ahead of repayment of principal in respect of the series 1 class A2 notes, the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes. Repayment of principal in respect of the series 1 class A2 notes will be made ahead of repayment of principal in respect of the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes. Repayment of principal in respect of the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes will be made in no order of priority among them but in proportion to the respective amounts due on the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes. However, repayment of principal in respect of the class A notes will be made ahead of repayment of principal in respect of the class B notes. Repayment of principal in respect of the series 1 class B notes, the series 2 class B notes and the series 3 class B notes will be made in no order of priority among them but in proportion to the respective amounts due on the class B note s. However, repayment of principal in respect of the class B notes will be made ahead of repayment of principal in respect of the class M notes. Repayment of principal in respect of the series 1 class M notes, the series 2 class M notes and the series 3 class M notes will be made in no order of priority among them but in proportion to the respective amounts due on the class M notes. However, repayment of principal in respect of the class M notes will be made ahead of repayment of principal in respect of the class C notes. Repayment of principal in respect of the series 1 class C notes, the series 2 class C notes and the series 3 class C notes will be made in no order of priority among them but in proportion to the respective amounts due on the class C notes.

    If any class A note remains outstanding and either the issuer arrears test or the issuer reserve requirement is not satisfied on the relevant payment date, no amount of principal will be payable in respect of the class B notes, the class M notes or the class C notes.

    The controlled amortization amount payable in respect of each class of notes is determined by a schedule that indicates the target balance for that class of notes on the relevant payment date, as set forth under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT". However, you should be aware that not all classes of notes are scheduled to receive payments of principal on each payment date. The controlled amortization amount payable on some classes of notes on certain payment dates will be zero, which means that, despite the principal priority of payments described above, lower ranking classes of notes may nevertheless be repaid principal before higher ranking classes of notes. Payments of principal are expected to be made to each class of notes in scheduled amounts up to the amounts set forth under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT".

    Following the occurrence of a trigger event, the enforcement of the Funding security and/or the enforcement of the issuer security, the above priority of payments will change and we will make repayments of principal in accordance with and subject to the relevant issuer priority of payments as described under "CASHFLOWS".

    The issuer reserve fund provides credit enhancement for the class C notes. The issuer reserve fund and the class C notes provide credit enhancement for the class M notes. The issuer reserve fund, the class C notes and the class M notes provide credit enhancement for the class B notes. The issuer reserve fund, the class C notes, the class M notes and the class B notes provide credit enhancement for the class A notes. You should note, however, that the series 2 notes as a group do not provide credit enhancement for the series 1 notes and the series 3 notes as a group do not provide credit enhancement for the series 1 notes or the series 2 notes.

    For more information on the priority of principal repayments to you, see "CASHFLOWS". For more information on the redemption of the notes, including a description of asset trigger events, non-asset trigger events and seller share events, see "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS" and "CASHFLOWS".

    You should note that Funding has established previous issuers, each of which has made a previous intercompany loan to Funding, and that Funding may establish from time to time new issuers which will make new intercompany loans to Funding, as described under "-- THE PREVIOUS ISSUERS AND NEW ISSUERS" and "THE INTERCOMPANY LOAN AGREEMENT -- OTHER INTERCOMPANY LOAN AGREEMENTS". Each previous issuer made a previous intercompany loan from the proceeds of the previous notes that were issued by that previous issuer, and any new issuer will make a new intercompany loan from the proceeds of new notes that are issued by that new issuer. The previous notes issued by the previous issuers ultimately are, and any new notes issued by a new issuer ultimately will be, secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes issued by us under this prospectus.

    You should also note that payments by Funding to the previous issuers under the previous intercompany loans and to new issuers under any new intercompany loans will rank equally in priority with payments made by Funding to us under our intercompany loan, other than in respect of the priority made in the allocation of principal receipts to an issuer (such as the fifth issuer and the eighth issuer) that issued a money market note, as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS". In other words, subject to the foregoing exception, interest and principal payments under our intercompany loan will not have priority over interest and principal payments on the previous intercompany loans or any new intercompany loans that are made at later dates. Instead, subject to the exception described above, Funding will initially allocate interest and principal to make payments under each outstanding intercompany loan in no order of priority among them but in proportion to each relevant issuer's allocable interest in the Funding share of the trust property (or, if provided under the relevant intercompany loan agreement, will set aside that allocable interest in the Funding share of principal receipts for that issuer). However, prior to the enforcement of the issuer security, the amount and timing of payments under an intercompany loan are determined by the amount and timing of payments on the notes issued by the relevant issuers and by the priorities for payment applicable to those notes. The previous notes (other than the notes issued by the eighth issuer and the ninth issuer) all share the same quarterly payment dates (except for money market notes and fixed rate notes) whereas the notes will, and any new notes may, have different payment dates. The terms of the previous notes issued by the previous issuers and of any new notes issued by a new issuer may therefore result in those previous notes and the related previous intercompany loans or those new notes and the related new intercompany loan being repaid prior to the repayment of the notes issued by us under this prospectus and our related intercompany loan regardless of the ratings of such previous notes or new notes relative to the notes.


OPTIONAL REDEMPTION OF THE NOTES FOR TAX AND OTHER REASONS

    We may redeem all of the notes at their principal amount outstanding in the event of particular tax changes affecting the notes or the intercompany loan which cannot be avoided by us or Funding, as the case may be, taking reasonable measures available to us or Funding if (a) we give not more than 60 nor less than 30 days' notice to you and the note trustee in accordance with the terms and conditions of the notes, and (b) we have, prior to giving that notice, provided all necessary opinions to the note trustee and certified to the note trustee that, among other things, we will have the necessary funds to pay principal and interest due in respect of the notes on the relevant payment date.

    In addition, we may redeem in principally the same manner the notes outstanding:

       * in the case of all of the notes (other than the series 1 class A2 notes), on the payment date falling in September 2011 and on any payment date thereafter. This gives us the option to redeem all of the notes (other than the series 1 class A2 notes) on or after the September 2011 step-up date for interest; or

       * in the case of the series 1 class A2 notes, on the payment date falling in March 2006 and on any payment date thereafter. This gives us the option to redeem the series 1 class A2 notes on or after the March 2006 step-up date for interest in respect of the series 1 class A2 notes; or

       * in the case of all of the notes, on the payment date falling in June 2008 and any payment date thereafter if the New Basel Capital Accord has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, provided that a note enforcement notice has not been served; or

       * in the case of all of the notes, on any payment date on which the aggregate principal amount outstanding of the notes is less than 10% of the aggregate principal amount outstanding of the notes as at the closing date; or

       * in the case of all of the notes, on any payment date after it has become unlawful for us to make, fund or allow to remain outstanding the intercompany loan and we have required Funding to prepay the intercompany loan.

    Any notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued and unpaid interest on that principal amount, provided that in the event of an optional redemption on or after the payment date falling in June 2008 as a result of the implementation in the United Kingdom of the New Basel Capital Accord, any series 3 class A2 notes redeemed may also receive a redemption premium.

    For a detailed description of the circumstances in which the notes may be redeemed see "DESCRIPTION OF THE OFFERED NOTES".


WITHHOLDING TAX

    Payments of interest and principal with respect to the notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES".


THE CLOSING DATE


    We will issue the notes on or about September 22, 2004.



THE NOTE TRUSTEE

    The Bank of New York is the note trustee and is acting through its London branch office at 48th Floor, One Canada Square, London E14 5AL. The note trustee will act as trustee for you under the trust deed.


THE PAYING AGENTS AND AGENT BANK

    Citibank, N.A., is the principal paying agent and is acting through its London branch office at 5 Carmelite Street, London EC4Y 0PA. Citibank, N.A. is the US paying agent and its address is 14th Floor Zone 3, 111 Wall Street, New York, New York 10043. The paying agents will make payments on the notes to you.

    Citibank, N.A., is the agent bank and is acting through its London branch office at 5 Carmelite Street, London EC4Y 0PA. The agent bank will calculate the interest rate on the notes.

THE REGISTRAR AND TRANSFER AGENT

    Citibank, N.A., is the registrar and transfer agent and is acting through its London branch office at 5 Carmelite Street, London EC4Y 0PA. The registrar will maintain a register in respect of the notes. The transfer agent is responsible for administering any transfer of notes.


THE MORTGAGE LOANS

    In describing the characteristics of the mortgage loans, references in this prospectus to:

       * "INITIAL MORTGAGE PORTFOLIO" means the portfolio of mortgage loans, their related security, accrued interest and other amounts derived from such mortgage loans that the seller assigned to the mortgages trustee on March 26, 2001;

       * "FURTHER MORTGAGE PORTFOLIOS" means the portfolios of further mortgage loans, their related security, accrued interest and other amounts derived from such further mortgage loans that the seller has assigned to the mortgages trustee after March 26, 2001 and before August 23, 2004;

       * "ADDITIONAL MORTGAGE PORTFOLIO" means the portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller, as of the cut-off date, anticipated assigning to the mortgages trustee on August 23, 2004;

       * "CUT-OFF DATE MORTGAGE PORTFOLIO" means, as of the cut-off date, the initial mortgage portfolio and the further mortgage portfolios (taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/ or removal of any mortgage loans to or from that portfolio since March 26, 2001) combined with the additional mortgage portfolio;

       * "ADDITIONAL ASSIGNED MORTGAGE PORTFOLIO" means the portfolio of additional assigned mortgage loans, their related security, accrued interest and other amounts derived from such additional assigned mortgage loans that the seller actually assigned to the mortgages trustee on August 23, 2004; and

       * "MORTGAGE PORTFOLIO" means the initial mortgage portfolio, the further mortgage portfolios and the additional assigned mortgage portfolio as it is constituted as of any date of determination since August 23, 2004, taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio.

    The mortgage loans in the mortgage portfolio on the closing date will comprise:

       * mortgage loans which are subject to variable rates of interest set by the seller or by reference to a specified market rate from time to time; and

       * mortgage loans which are subject to fixed rates of interest set by reference to a pre-determined rate or series of rates for a fixed period or periods.

    231,096 mortgage loans in the cut-off date mortgage portfolio (or 80.96% of the aggregate current balance of the mortgage loans as of the cut-off date) are flexible mortgage loans. Flexible mortgage loans that are included in the mortgage portfolio are subject to variable or fixed rates of interest, and generally allow the borrower to make larger repayments than are due on a given monthly payment date (which may reduce the life of the mortgage loan). These flexible mortgage loans may also allow the borrower, in certain circumstances, to make authorized underpayments or take payment holidays under the mortgage loan (collectively referred to in this prospectus as "NON-CASH RE-DRAWS") and to make cash re-draws of amounts previously overpaid (which together with non-cash redraws ultimately may reduce the amount of money available to make payments under the notes and may extend the life of the related mortgage loan). Cash re-draws and non-cash re-draws under flexible mortgage loans are collectively referred to in this prospectus as "RE-DRAWS". Additional features of the mortgage loans in the cut-off date mortgage portfolio are described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS".

    The mortgage portfolio includes personal secured loans. These are loans to borrowers each of whom already has a mortgage loan from the seller and which is secured on the same property that secures the borrower's existing mortgage loan. A personal secured loan is, however, a separate mortgage loan secured by means of a separate mortgage and is governed by separate terms and conditions documented either as a regulated agreement subject to the Consumer Credit Act 1974 (the "CCA") or as an unregulated agreement based on the amount of the personal secured loan or the purpose for which it is used. Some personal secured loans permit the borrower to draw additional amounts in aggregate up to the fixed amount of credit extended under the terms of the mortgage conditions at the inception of the mortgage loan.

    In addition to the mortgage loans in the mortgage portfolio on the closing date, after the closing date the trust property may also include new mortgage loans, including redraws under flexible mortgage loans and further draws under personal secured loans. The mortgage portfolio already includes re-draws under flexible mortgage loans and further draws under personal secured loans. In all cases, re-draws and further draws have been or will be funded solely by the seller. This means that for any cash re-draw under a flexible mortgage loan or further draw under a personal secured loan the seller has paid the amount of that cash re-draw or further draw to the borrower, and both the size of the trust property and the seller share of the trust property has increased by the amount of that cash payment. It also means that for any non-cash re-draw under a flexible mortgage loan, the seller has paid to the mortgages trustee an amount equal to the unpaid interest associated with that non-cash re-draw, and both the size of the trust property and the seller share of the trust property has increased by the amount of that payment. The seller will make the foregoing payments (which will result in a corresponding increase in the overall size and seller share of the trust property described above) for future re-draws under flexible mortgage loans and for further draws under personal secured loans.

    The seller currently intends to purchase from the mortgages trustee mortgage loans that become subject to further advances. If a borrower takes a personal secured loan after that borrower's existing mortgage loan has been assigned to the mortgages trustee, the seller currently intends to purchase that borrower's existing mortgage loan and any personal secured loan previously assigned to the mortgages trustee. However, in the future these mortgage loans may remain within (and the further advances or such personal secured loans may be assigned to and form part of) the trust property.

    New mortgage loans that the seller assigns to the mortgages trustee will be required to comply with specified criteria (see "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY"). These new mortgage loans may include mortgage loans that are currently being offered to borrowers and have some of the characteristics described in this prospectus, but may also include mortgage loans with other characteristics that the seller currently is not offering to borrowers or that the seller has not yet developed. Any new mortgage loans that the seller assigns to the mortgages trustee will increase the total size of the trust property, and will increase the Funding share of the trust property only to the extent that Funding has provided a contribution (excluding any deferred contribution) to the mortgages trustee for those new mortgage loans. To the extent that Funding does not provide a contribution for the new mortgage loans, only the seller share of the trust property will increase by a corresponding amount.

    All of the mortgage loans in the mortgage portfolio (other than personal secured loans) on the closing date, and any new mortgage loans added to the trust property in the future (other than personal secured loans), will be secured by first priority legal charges over freehold or leasehold mortgaged properties located in England or Wales or by first priority standard securities over heritable or long leasehold mortgaged properties located in

Scotland. Personal secured loans will be secured by second or subsequent priority legal charges over freehold or leasehold mortgaged properties located in England and Wales or by second or subsequent priority standard securities over heritable or long leasehold mortgaged properties located in Scotland.

    The mortgage loans have been originated in accordance with the seller's lending criteria applicable at the time each mortgage loan was offered, which lending criteria in the case of each mortgage loan included in the mortgage portfolio were the same as or substantially similar to the criteria described later in this prospectus under "THE MORTGAGE LOANS -- ORIGINATION OF THE MORTGAGE LOANS -- LENDING CRITERIA". The seller has given warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the mortgage loans have been originated in accordance with the seller's lending criteria in effect at the time of origination of the relevant mortgage loan. If a mortgage loan (including any personal secured loans) or its related security does not materially comply with these warranties, then the seller will have 28 days in which to remedy the situation. If the breach cannot be or is not remedied to the satisfaction of Funding and the security trustee within that period, then the seller will be required to repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the trust property. If the seller does not repurchase those mortgage loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the aggregate current balances of those mortgage loans. The size of the seller share of the trust property will be deemed to be reduced by that amount but the size of the Funding share of the trust property will not alter, and the respective percentage shares of the seller and Funding in the trust property will alter accordingly.


ASSIGNMENT OF THE MORTGAGE LOANS

    The seller assigned the initial mortgage portfolio to the mortgages trustee on March 26, 2001, and since March 26, 2001 has assigned further mortgage portfolios and the other further trust property (including the additional assigned mortgage portfolio) to the mortgages trustee, in each case subject to the terms of the mortgage sale agreement. After the closing date, the seller may assign new mortgage loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller also may increase the size of the trust property from time to time in connection with an issue of new notes by any new issuer, the proceeds of which are applied ultimately to fund the assignment of the new mortgage loans and their related security to the mortgages trustee as described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY". Any new issuer will be a wholly-owned subsidiary of Funding.

    The English mortgage loans and their related security were assigned by the seller to the mortgages trustee by way of an English law equitable assignment. The beneficial interests in the Scottish mortgage loans and their related security were transferred by the seller to the mortgages trustee by way of a declaration of trust in favour of the mortgages trustee. In each case this means that the beneficial interest in the mortgage loans and the related security passed to the mortgages trustee in its capacity as trustee for and on behalf of the beneficiaries of the mortgages trust. However, unless certain events have occurred and certain additional steps have been taken (including the execution and (where necessary) registration of certain transfers and assignations and the giving of notices of the assignment to the relevant borrowers), legal title to the mortgage loans and their related security will remain with the seller. More information on equitable and beneficial assignments is described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE".

    The seller may, from time to time, change its lending criteria and any other terms applicable to the new mortgage loans or their related security assigned to the mortgages trust after the closing date so that all new mortgage loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new mortgage loans, those new mortgage loans and their related security may only be assigned to the mortgages trust if those new mortgage loans comply with the seller's representations and warranties set out in the mortgage sale agreement, including a representation that those new mortgage loans were originated in accordance with the seller's lending criteria applicable at the time of their origination.

    When new mortgage loans are assigned to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property and/or the Funding share of the trust property. For a description of how adjustments are made to the seller share of the trust property and the Funding share of the trust property, see "THE MORTGAGES
TRUST".

    Under the terms of the mortgage sale agreement, the amount of any early repayment charges which may become payable on any mortgage loans that have been assigned to the mortgages trustee will be paid by the mortgages trustee to the seller as deferred purchase price. For more information on the mortgage sale agreement, see "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".


THE MORTGAGES TRUST

    The mortgages trust was established on March 26, 2001 among the mortgages trustee, the seller, Funding and Law Debenture Corporate Services Limited. The mortgages trustee holds the trust property on trust for both Funding and the seller. Funding and the seller each has a joint and undivided beneficial interest in the trust property. Unless otherwise expressly provided in the mortgages trust deed, payments of interest and principal arising from the mortgage loans in the trust property are allocated to Funding and the seller as described later in this section. The only beneficiaries of the trust are Funding and the seller.

    The trust property currently consists of, among other things, the mortgage portfolio. After the closing date, the trust property will consist of the mortgage portfolio (including the additional assigned mortgage portfolio) and each new mortgage portfolio, including any permitted replacement mortgage loan in respect of any permitted product switch and any income generated by the mortgage loans or their related security on or after the relevant assignment date (excluding third party amounts). In addition, re-draws that have been made under flexible mortgage loans and further draws that have been made under personal secured loans, in each case that were assigned to the mortgages trustee, also form part of the existing trust property. Future re-draws that are made under flexible mortgage loans and further draws that are made under personal secured loans, in each case that were assigned to the mortgages trustee, will also form part of the trust property. The trust property also includes any contribution paid by either beneficiary to the mortgages trustee (until the relevant funds are applied by the mortgages trustee in accordance with the mortgages trust deed) and includes any money in the mortgages trustee transaction account and the mortgages trustee guaranteed investment contract, or GIC, account. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries.

    The administrator has agreed to ensure that all payments due under the mortgage loans which are included in the trust property will be made by direct debit or, if that payment is late or borrowers choose not to pay by direct debit, by check or other means into collection accounts in the name of the administrator. Amounts standing to the credit of the collection accounts representing receipts or recoveries in respect of the mortgage loans in the mortgage portfolio are transferred by the administrator to the mortgages trustee transaction account for further transfer to the mortgages trustee GIC account in the manner and in the time limits described under "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT -- THE ADMINISTRATION AGREEMENT -- COLLECTION OF PAYMENTS". The administrator may, from time to time, change its administration policy in respect of the mortgage loans.

    If the administrator and the mortgages trustee are notified or are otherwise aware that a borrower has requested a further advance or a product switch and the mortgages trustee has received confirmation of the seller's election to purchase such borrower's mortgage loan(s) and its related security from the mortgages trustee, the mortgages trustee shall sell and the seller shall purchase such mortgage loan(s) together with its related security at any time at a price not less than the current balance(s) as of the date of completion of the purchase together with all unpaid interest (including all accrued interest and arrears of interest) and other sums. The administrator may not itself make any offer of a further advance or a product switch (other than a re-fixed mortgage loan) without first having received confirmation of the seller's election to repurchase the mortgage loan(s). The administrator may, however, agree to a borrower's request for a re-fixed mortgage loan if so required by the terms of that mortgage loan notwithstanding the seller's election not to purchase the relevant mortgage loan. Any such application for a further advance or a product switch may result from a solicitation made by the seller, as the seller may periodically contact borrowers in respect of the seller's total portfolio of mortgage loans in order to offer to a borrower the opportunity to apply for a further advance or switch to an alternative mortgage product.

    Although the seller is entitled, but not obliged, to purchase any mortgage loans that are the subject of a further advance, this arrangement may change if the seller decides at a later date to retain these mortgage loans within the trust property and to assign these further advances to the mortgages trustee. Any further advance made to an existing borrower (in respect of a mortgage loan within the mortgages trust) that the seller at a later date decides to assign to the mortgages trustee will be funded solely by the seller, will comply with the applicable conditions to the assignment of new mortgage loans and their related security to the mortgages trust as described in this prospectus, will be secured by the same mortgaged property securing that borrower's mortgage loan, will form part of the trust property, and will increase only the seller share of the trust property, unless at the time of assignment Funding provides a contribution (excluding any deferred contribution) to the mortgages trustee in respect of that new trust property.

    The seller is solely responsible for funding re-draws under flexible mortgage loans and further draws under personal secured loans. This means that for any cash re-draw under a flexible mortgage loan or further draw under a personal secured loan, the seller will pay the amount of that cash re-draw or further draw to the borrower and both the size of the trust property and the seller share of the trust property will increase by the amount of that cash payment. It also means that for any non-cash re-draw under a flexible mortgage loan, the seller will pay to the mortgages trustee an amount equal to the unpaid interest associated with that non-cash re-draw, and both the size of the trust property and the seller share of the trust property will increase by the amount of that payment.

    The composition of the trust property fluctuates as re-draws under flexible mortgage loans, further draws under personal secured loans, future further advances and new mortgage loans are added to the mortgages trust and as the mortgage loans that are already part of the trust property are repaid or mature, or are purchased by the seller.


    As of the date of this prospectus, the amount of Funding's beneficial interest in the trust property is approximately [GBP]18,490 million, which corresponds to 76.67% of the trust property, and the amount of the seller's beneficial interest in the trust property is approximately [GBP]5,627 million, which corresponds to 23.33% of the trust property.

    On the closing date:


       * immediately following Funding's further contribution to the mortgages trustee in connection with Funding's purchase of an additional beneficial interest in the trust property, Funding's beneficial interest in the trust property is expected to be approximately [GBP]22,077 million, representing approximately 91.54% of the trust property; and



       * immediately following the payment by the mortgages trustee to the seller of the initial consideration (which sum is payable from amounts received by the mortgages trustee from Funding as a further contribution in connection with Funding's purchase of an increased beneficial interest in the trust property), the seller's beneficial interest in the trust property is expected to be approximately [GBP]2,041 million, representing approximately 8.46% of the trust property.


    The amounts of the Funding share of the trust property and the seller share of the trust property as of the closing date are only an approximation and the actual amounts of the Funding share of the trust property and the seller share of the trust property as of the closing date will depend, among other things, on the actual amortization of the mortgage loans in the mortgage portfolio between August 23, 2004 and the closing date. The actual amounts of the Funding share of the trust property and the seller share of the trust property as of the closing date will not be determined until the day before the closing date, which will be after the date of this prospectus.

    The Funding share of the trust property and the seller share of the trust property, and the percentage of the total which each represents, will be recalculated on each distribution date to take into account:

       * principal payments on the mortgage loans distributed to Funding and/or the seller on that distribution date (in general, a principal payment made to a party will reduce that party's share of the trust property);

       *     losses arising on the mortgage loans;

       * a borrower making a re-draw under a flexible mortgage loan, which will be funded by the seller and the seller share of the trust property will increase accordingly;

       * a borrower making a further draw under a personal secured loan, which will be funded by the seller and the seller share of the trust property will increase accordingly;

       *     the capitalization of arrears in respect of any mortgage loan; and

       * the seller making a further advance to an existing borrower and the seller electing to purchase that relevant mortgage loan in accordance with the mortgage sale agreement. Although the seller does not currently intend to assign further advances made in respect of mortgage loans included in the trust property to the mortgages trustee, it may do so in the future.

    The Funding share of the trust property and the seller share of the trust property, and the percentage of the total which each represents, also will be recalculated (1) on each date on which a new mortgage portfolio is assigned by the seller to the mortgages trust to take account of the new mortgage loans and their related security assigned to the mortgages trust on that assignment date, and (2) on any date (including, in connection with the issuance of the notes, the closing date) on which Funding makes a further contribution to the mortgages trustee in connection with Funding's purchase of an increased beneficial interest in the trust property, on which date the mortgages trustee will also pay to the seller an initial consideration equal to the amount of such further contribution, as described under "THE MORTGAGES TRUST -- FUNDING SHARE OF TRUST PROPERTY (ASSIGNMENT DATE RECALCULATION)".

    On each distribution date, income from the trust property (less certain third party payments) is distributed to Funding and the seller in no order of priority between them but in proportion to the respective amounts due to Funding and the seller. This income generally is distributed:

       * to the seller in an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the seller share percentage of the trust property;

       *     to Funding in an amount which is equal to the lesser of:

             (x) the aggregate of the amounts to be applied on the immediately succeeding payment date for group 1 issuers and the immediately succeeding payment date for group 2 issuers as set forth under the Funding pre-enforcement revenue priority of payments or, as the case may be, the Funding post-enforcement priority of payments (but excluding any principal amount due under any intercompany loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any Funding available revenue receipts which are applied by an issuer to credit that issuer's principal deficiency ledgers and thereby reduce the principal payable under that issuer's intercompany loan) and any amount of deferred contribution under item (P) of the Funding pre-enforcement revenue priority of payments and/or item (F) of the Funding post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute Funding available revenue receipts on the immediately succeeding payment date, such amount not to be less than zero; and

             (y) an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding share percentage of the trust property; and

       * to the seller any remaining amount, such amount to be in satisfaction of amounts of deferred purchase price due to the seller.

    For a more detailed description of how the cash manager calculates the distributions to be made on each distribution date, and for a description of how the foregoing calculations may vary on a distribution date following a trust calculation period during which the seller has assigned new mortgage loans to the mortgages trustee or during which Funding has made a further contribution to the mortgages trustee, see "THE MORTGAGES TRUST -- FLUCTUATION OF THE SELLER SHARE/FUNDING SHARE OF THE TRUST PROPERTY".

    Certain excess amounts of income to which Funding is entitled from time to time on distribution dates will be paid by the mortgages trustee to the seller as deferred purchase price for the purchase of the mortgage portfolio, which payments will satisfy Funding's obligation to pay deferred contributions from time to time to the mortgages trustee in respect of the Funding share of the trust property. See "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS" for a detailed description of the distribution of income from the trust property on each distribution date.

    Mortgages trustee principal receipts are distributed on each distribution date (other than a seller share event distribution date) to each of Funding and the seller prior to the occurrence of a trigger event as described under "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT". In general and subject to the provisos referred to in that section dealing with, for example, reductions for amounts recorded on each issuer's principal deficiency ledgers and other matters, prior to the occurrence of a trigger event and/or enforcement of the Funding security and/or enforcement of the issuer security, the mortgages trustee distributes mortgages trustee principal receipts:

       (A) first, to the seller the amount of any initial consideration which is then allocable and payable to the seller in accordance with the mortgages trust deed;

       (B) second, to Funding an amount in respect of each issuer equal to the lesser of:

             (1) (a) prior to the occurrence of an ACA trigger event, the principal amount due on the intercompany loan of such issuer equal to the controlled amortization amounts due, if any, on the payment date immediately succeeding such distribution date (in each case determined on the assumption that each such amount will not be restricted and/or deferred on that payment date in any of the circumstances described under "CASHFLOWS" below); and

                 (b) upon and after the occurrence of an ACA trigger event, (i)
                     in respect of each issuer that is not an ACA issuer, an amount as set forth in (1)(a) above and (ii) in respect of each ACA issuer, up to an amount equal to the ACA limit amount in respect of such ACA issuer; and

             (2) an amount in respect of each issuer equal to:

                           Funding share percentage as        outstanding principal balance
                          calculated on the immediately        of the intercompany loan of
                           preceding distribution date                 such issuer
 mortgages trustee   x    (or, in the case of the first   x      ------------------------
principal receipts        distribution date immediately           aggregate outstanding
                         following the closing date, as          principal balance on all
                              of the closing date)                  intercompany loans

       (C) third, (1) prior to the occurrence of an ACA trigger event, to Funding an amount in respect of each issuer towards any principal amount remaining which will be due and payable (following the payment to Funding set forth in (B) above) on the immediately succeeding payment date under such issuer's intercompany loan (in each case determined on the assumption that each such principal amount will not be restricted and/or deferred on that payment date in any of the circumstances described under "CASHFLOWS" below) plus an amount equal to the amount which Funding will be required to apply on that payment date under item (1)(A) or (2)(A) of the Funding pre-enforcement principal priority of payments, and

             (2) upon and after the occurrence of an ACA trigger event, to Funding (i) in respect of each issuer that is not an ACA issuer, an amount as set forth in (C)(1) above and (ii) in respect of each ACA issuer (following the payment to Funding set forth in (B) above) up to an amount equal to the ACA limit amount in respect of such ACA issuer plus an amount equal to the amount which Funding will be required to apply on that payment date under item (1)(A) or (2)(A) of the Funding pre-enforcement principal priority of payments; and

       (D) last, if such distribution date is not a seller share event distribution date, all remaining mortgages trustee principal receipts to the seller.

    Following the occurrence of a seller share event, the mortgages trustee will not distribute the remaining mortgages trustee principal receipts to the seller and instead the remaining mortgages trustee principal receipts will be deposited in the mortgages trustee GIC account and referred to as the "MORTGAGES TRUSTEE RETAINED PRINCIPAL RECEIPTS".

    See "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" for a detailed description of the distribution of mortgages trustee principal receipts on each distribution date prior to a trigger event.

    Funding is entitled to receive distributions of principal received on the mortgage loans after the occurrence of certain trigger events in the following amounts:

       * following the occurrence of an asset trigger event, mortgages trustee principal receipts will be paid to Funding in proportion to its percentage share of the trust property and to the seller in proportion to its percentage share of the trust property; and

       * following the occurrence of a non-asset trigger event and until the occurrence of an asset trigger event, all principal receipts on the mortgage loans will be distributed to Funding until the Funding share of the trust property is zero.

    In addition, Funding will be entitled on a distribution date to receive all of the mortgages trustee retained principal receipts after the occurrence of an asset trigger event if the immediately preceding distribution date was a seller share event distribution date.

    See "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT" for a detailed description of the distribution of principal received on the mortgage loans on each distribution date following a trigger event.

    Losses on the mortgage loans generally are allocated to each of Funding and the seller in accordance with each of Funding's and the seller's respective percentage share of the trust property calculated on the immediately preceding distribution date (or, in certain circumstances, each of Funding's and the seller's respective weighted average percentage share of the trust property as calculated on the relevant distribution date). However, certain losses related to re-draws and/or set-off by borrowers may, in limited circumstances, be allocated solely to the seller. In addition, losses in respect of personal secured loans will be applied first to reduce the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding share of the trust property. For a detailed description of how losses on the mortgage loans are allocated to the intercompany loan of each issuer, see "THE INTERCOMPANY LOAN AGREEMENT -- ALLOCATION OF LOSSES".


THE INTERCOMPANY LOAN

    On the closing date, we will lend an amount in sterling equal to the proceeds of the issue of the notes to Funding. Funding will use the proceeds of the intercompany loan to pay to the mortgages trustee a further contribution for an increased Funding share of the trust property pursuant to the mortgages trust deed which, upon receipt by the mortgages trustee, will be paid to the seller as initial consideration for Funding increasing its beneficial interest in the trust property. Funding's further contribution to the mortgages trustee will increase the Funding share of the trust property and the initial consideration from the mortgages trustee to the seller will correspondingly decrease the seller share of the trust property.

    Funding will repay the intercompany loan from payments received from the mortgages trustee, as described under "-- THE MORTGAGES TRUST". We will make payments of interest on, and principal of, the notes principally from payments of interest and principal made by Funding to us under the intercompany loan. We do not intend to accumulate surplus cash. Under the terms of the intercompany loan agreement and prior to the occurrence of a trigger event and enforcement of the Funding security and/or the issuer security, Funding is required to distribute to us:

       * an amount up to our allocable share of all of the revenue receipts and other income from the trust property that Funding received from the mortgages trustee prior to the relevant payment date (our allocable share being equal to the outstanding principal balance of our intercompany loan divided by the aggregate outstanding principal balance of our intercompany loan, the previous intercompany loans and any new intercompany loans, after subtracting certain fees and expenses payable by Funding in priority to us); and

       * an amount equal to the principal amount due on our intercompany loan or an amount up to our allocable share (as described in the previous bullet point) of all of the principal receipts from the trust property that Funding received from the mortgages trustee prior to the relevant payment date.

    In certain circumstances, our allocable share may be increased by the amount standing to the credit of the issuer reserve fund and/or the issuer liquidity reserve fund, if any, held by Funding in respect of our intercompany loan. In other circumstances (for example, to the extent of amounts recorded on our issuer principal deficiency ledger) we may receive less than our allocable share.

    For a detailed description of Funding's payments of interest and principal under the intercompany loan, see "THE INTERCOMPANY LOAN AGREEMENT -- PAYMENT OF INTEREST" and "THE INTERCOMPANY LOAN AGREEMENT -- REPAYMENT OF THE INTERCOMPANY LOAN".

    The circumstances under which we can take action against Funding if it does not make a payment under the intercompany loan are limited. In particular, it will not be an event of default in respect of the intercompany loan if Funding does not pay some or all amounts due in respect of the intercompany loan where Funding does not have the money to make the relevant payment. However, the occurrence of an event of default under a previous intercompany loan and/or any new intercompany loan may trigger an acceleration of the intercompany loan between Funding and us, because each previous issuer and any new issuer will share in the same security as us under the Funding deed of charge. For more information on events of default under the intercompany loan generally, see "THE INTERCOMPANY LOAN AGREEMENT".


THE SECURITY TRUSTEE

    The Bank of New York is the security trustee and is acting through its London branch office at 48th Floor, One Canada Square, London E14 5AL.


SECURITY GRANTED BY FUNDING AND THE ISSUER

    To secure its obligations to the previous issuers under the previous intercompany loans and to secure its obligations to its other secured creditors, Funding entered into a Funding deed of charge on March 26, 2001 (with respect to the first issuer) and entered into deeds of accession to the Funding deed of charge on September 28, 2001 (with respect to the second issuer), on March 20, 2002 (with respect to the third issuer), on September 23, 2002 (with respect to the fourth issuer), on January 27, 2003 (with respect to the fifth issuer), on May 21, 2003 (with respect to the sixth issuer), on September 24, 2003 (with respect to the seventh issuer), on January 28, 2004 (with respect to the eighth issuer) and on May 26, 2004 (with respect to the ninth issuer). On the closing date, Funding will enter into a deed of accession with us and the other parties that entered into the original deed of charge on March 26, 2001 to secure its obligations to us under the intercompany loan and to the start-up loan provider under the start-up loan agreement. Together, we refer to the deed of charge and the deeds of accession as the Funding deed of charge. Pursuant to the Funding deed of charge, Funding grants security under English law and (in relation to any property situated in Jersey) Jersey law over all of its assets in favor of the security trustee for itself and on behalf of the Funding secured creditors. Funding will also grant a security interest to the security trustee for our benefit (but not for the benefit of any other Funding secured creditor) in respect of the Funding (Granite 04-3) GIC account. Besides the previous issuers (in relation to the issuance of the previous notes) and ourselves, Funding's secured creditors are the account bank, the Funding GIC provider, the mortgages trustee, the corporate services provider, the security trustee, each start-up loan provider, Northern Rock, in its capacity as cash manager, and any new Funding secured creditor who accedes to the Funding deed of charge from time to time (including any new issuer).

    Save as otherwise provided in relation to any Funding (Issuer) GIC account, the security trustee will hold that security for the benefit of Funding's secured creditors, including us, the previous issuers and, after the closing date, any new issuers or other creditors who accede to the Funding deed of charge. This means that Funding's obligations to us under the intercompany loan and to the other secured creditors will be secured substantially over the same assets. Except in very limited circumstances, only the security trustee will be entitled to enforce the security granted by Funding. For more information on the security granted by Funding, see "SECURITY FOR FUNDING'S OBLIGATIONS". For details of the Funding post-enforcement priority of payments, see "CASHFLOWS".

    As the Funding deed of charge was created prior to September 15, 2003, the prohibition in Section 72A of the Insolvency Act 1986 on the appointment of an administrative receiver under charges created after that date will not apply to any appointment made pursuant to the Funding deed of charge.


    To secure our obligations to you and to our other secured creditors, we will grant security under English law and (in relation to any property situated in Jersey) Jersey law over all of our assets in favor of the note trustee. Our secured creditors are the note trustee, the issuer cash manager, the issuer account bank, the paying agents, the agent bank, the transfer agent, the registrar, the dollar currency swap providers, the euro currency swap provider, the basis rate swap provider, the interest rate swap provider, the corporate services provider and you.


    The note trustee will hold that security for the benefit of our secured creditors. This means that our obligations to our other secured creditors will be secured over the same assets that secure our obligations under the notes. Except in very limited circumstances, only the note trustee will be entitled to enforce the security granted by us, and as the note trustee will not be entitled to assign to a third party its or our rights under the intercompany loan agreement following the service of a note enforcement notice, the most likely consequence of the issuer security becoming enforceable will be that monies received by the note trustee from Funding will be applied by the note trustee (or the issuer cash manager on its behalf) to make payments on the notes in accordance with the issuer post-enforcement priority of payments. For more information on the security granted by us, see "SECURITY FOR THE ISSUER'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

    We expect that an appointment of an administrative receiver by the note trustee under the issuer deed of charge will not be prohibited by Section 72A of the Insolvency Act 1986 as the appointment will fall within the exception set out under Section 72B of the Insolvency Act 1986 (First Exception: Capital Market).

    In addition Funding granted, on January 28, 2004, second ranking fixed and floating security over all of its assets in favor of the security trustee, to secure the same obligations as under the Funding deed of charge (such second ranking security, the "SECOND PRIORITY FUNDING DEED OF CHARGE"). Such second priority Funding deed of charge is principally governed by English law but contains certain Scots law provisions. It is enforceable in the same circumstances as the Funding deed of charge and proceeds of enforcement thereof are applied in the same order as those following enforcement of the Funding deed of charge.


SWAP PROVIDERS


    The basis rate swap provider is Northern Rock plc. Its registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL England. The interest rate swap provider is UBS Limited, acting through its office at 1 Finsbury Avenue, London EC2M 2PP. The dollar currency swap provider in respect of the series 1 notes (other than the series 1 class A2 notes) is Barclays Bank PLC, acting through its office at 54 Lombard Street, London EC3P 3AH, the dollar currency swap provider in respect of the series 2 class A1 notes is Swiss Re Financial Products Corporation of 55 East 52nd Street,

39th Floor, New York, New York 10055 and the eu ro currency swap provider is Citibank, N.A., acting through its London Branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.



    The basis rate swap provider will enter into a basis rate swap agreement with us and the note trustee. The interest rate swap provider will enter into the interest rate swap agreement with us and the note trustee. The dollar currency swap providers will enter into the dollar currency swap agreements with us and the note trustee. The euro currency swap provider will enter into the euro currency swap agreements with us and the note trustee.



SWAP AGREEMENTS

    Borrowers make payments under the mortgage loans in pounds sterling. Some of the mortgage loans carry variable rates of interest, some of the mortgage loans pay interest at a fixed rate or rates of interest and some of the flexible mortgage loans pay interest at variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or pay interest at a rate which tracks the Bank of England base rate. However, these interest rates on the mortgage loans which will fund the interest payable under the intercompany loan will not necessarily match the floating and/or fixed rates on the notes. To deal with this potential mismatch, we will enter into a basis rate swap documented under the basis rate swap agreement. Under the basis rate swap, we will make payments to the basis rate swap provider based on the weighted average of each of the variable rates from several UK mortgage lenders, the different rates of interest payable on the fixed rate mortgage loans and the different rates of interest payable on the seller's flexible mortgage loans, and the basis rate swap provider will make payments to us based on a margin over three-month sterling LIBOR.

    Subject to there being no trigger event and no enforcement of the Funding security and/or the issuer security, under the interest rate swap for the series 3 class A2 notes, up to (and including) the payment date in September 2011, we will make payments to the interest rate swap provider based on a margin over three-month sterling LIBOR, and the interest rate swap provider will make payments to us based on a fixed rate of interest.


    Payments made by the mortgages trustee to Funding under the mortgages trust deed are, and payments made by Funding to us under the intercompany loan and by the basis rate swap provider to us under the basis rate swap will be, made in pounds sterling. So that you can receive payments on the dollar notes in US dollars, we will enter into the dollar currency swap agreements with the dollar currency swap providers and the note trustee. Under the dollar currency swaps, we will pay to the dollar currency swap providers a portion of sterling amounts received on the intercompany loan and the basis rate swap in the same priority as payments on the related class of notes, and the dollar currency swap providers will pay to us amounts in US dollars that are in proportion to the amounts paid by us to fund the payment of the dollar notes.


    Similarly, to enable us to make payments on euro notes in euro, we will enter into the euro currency swap agreements with the euro currency swap provider and the note trustee. Under the euro currency swaps, we will pay to the euro currency swap provider a portion of sterling amounts received on the intercompany loan and the basis rate swap in the same priority as payments on the related class of notes, and the euro currency swap provider will pay to us amounts in euro that are in proportion to the amounts paid by us to fund the payment of the euro notes.


POST-ENFORCEMENT CALL OPTION

    The post-enforcement call option agreement will be entered into between us, the note trustee (as agent for the noteholders) and by a subsidiary of Holdings called GPCH Limited. The terms of the option will require, upon exercise of the option granted to GPCH Limited by the note trustee, the transfer to GPCH
Limited of all (but not some only) of the notes. The option may be exercised upon the earlier of (1) within 20 days following the final maturity date of the latest maturing notes, the note trustee certifying that there is no further amount outstanding under the related intercompany loan, and (2) the enforcement by the note trustee of the security granted by us under the issuer deed of charge as certified by the note trustee (following the note trustee's determination that there are no further assets available to pay amounts due and owing to the noteholders). If the earlier of the foregoing two events is the enforcement of the security under the issuer deed of charge, the option may only be exercised if the note trustee has determined that there is not enough money to pay all amounts due to the noteholders and has distributed to the noteholders their respective shares of the remaining proceeds. The noteholders will be bound by the terms of the notes to transfer the notes to GPCH Limited in these circumstances. The noteholders will not be paid more than a nominal sum for that transfer.

    As the post-enforcement call option may only be exercised in the two situations described above, the economic position of the noteholders will not be further disadvantaged. In addition, exercise of the post-enforcement call option and delivery by the noteholders of the notes to GPCH Limited will not extinguish any other rights or claims that these noteholders may have against us other than the rights to payment of interest and repayment of principal under the notes.


RATINGS OF THE OFFERED NOTES

    The series 1 class A1 notes, the series 1 class A3 notes and the series 2 class A1 notes are expected to be assigned an "AAA" rating by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S"), an "Aaa" rating by Moody's Investors Service Limited ("MOODY'S") and an "AAA" rating by Fitch Ratings ("FITCH") on the closing date. The series 1 class B notes are expected to be assigned an "AA" rating by Standard & Poor's, an "Aa3" rating by Moody's and an "AA" rating by Fitch on the closing date. The series 1 class M notes are expected to be assigned an "A" rating by Standard & Poor's, an "A2" rating by Moody's and an "A" rating by Fitch on the closing date. The series 1 class C notes are expected to be assigned a "BBB" rating by Standard & Poor's, a "Baa2" rating by Moody's and a "BBB" rating by Fitch on the closing date.

    The ratings assigned by Standard & Poor's and Fitch to each class of notes address the likelihood of full and timely payment to you of all payments of interest on each payment date under those classes of notes. Such ratings also address the likelihood of ultimate repayment of principal on or before the final maturity date of each class of notes. The ratings assigned by Moody's to each class of notes address the expected loss in proportion to the initial principal amount of such class posed to investors by the final maturity date. In Moody's opinion, the structure allows for timely payment of interest and ultimate repayment of principal at par on or before the final maturity date. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized on your notes.

    A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organization if, in its judgement, circumstances in the future so warrant.

    Standard & Poor's, Moody's and Fitch are collectively referred to in this document as the "RATING AGENCIES", which term includes any further or replacement rating agency of similar standing in the international market appointed by us to give a credit rating to the notes or any class of the notes.

LISTING


    Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 (the "FSMA") for the notes to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange plc for each class of the notes to be admitted to trading by the London Stock Exchange plc.


THE PREVIOUS ISSUERS AND NEW ISSUERS

    On March 26, 2001, the first issuer, which is a wholly-owned subsidiary of Funding, issued series of notes and from those issue proceeds made an intercompany loan to Funding. The second issuer, the third issuer, the fourth issuer, the fifth issuer, the sixth issuer, the seventh issuer, the eighth issuer and the ninth issuer, each of which is also a wholly-owned subsidiary of Funding, issued separate series of notes and from those issue proceeds each made a separate intercompany loan to Funding between September 28, 2001 and May 26, 2004. Funding's obligations under those previous intercompany loans are secured by the same security that secures our intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Funding will establish additional wholly-owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of your notes will not be downgraded or otherwise adversely affected at the time a new issuer issues new notes. Any new issuers will loan the proceeds of any issue of new notes to Funding pursuant to the terms of a new intercompany loan agreement. Funding will use the proceeds of the new intercompany loan (less any amount utilized to fund any issuer reserve fund for any new issuer) to do one or more of the following:

       * pay to the mortgages trustee Funding's initial contribution for the Funding share in respect of any new mortgage loans to be assigned by the seller to the mortgages trustee (which funds the mortgages trustee will pay to the seller in satisfaction of the initial purchase price payable for the assignment of the new mortgage loans and their related security to the mortgages trustee) and that payment by Funding to the mortgages trustee will result in an increase in the Funding share of the trust property;

       * pay to the mortgages trustee a further contribution to increase the Funding share of the trust property; or

       * refinance an existing intercompany loan or intercompany loans, which will not result in a change in the size of the Funding share of the trust property. In this circumstance (subject to the terms of the relevant notes permitting optional redemption), Funding will use the proceeds of the new intercompany loan to repay an existing intercompany loan, which the relevant issuer will use to repay the relevant noteholders. If our intercompany loan to Funding is refinanced, you could be repaid early.

    Regardless of which of these uses of proceeds is selected, the previous notes issued by the previous issuers and any new notes issued by a new issuer ultimately will be secured by the same trust property (primarily consisting of the mortgage portfolio) as the notes issued by us described in this prospectus.

    Funding will apply amounts it receives from the trust property to pay amounts it owes under the intercompany loan, the previous intercompany loans and any new intercompany loan without regard to when the Funding share of the trust property increased or when the relevant intercompany loan was made. You should note that payments by Funding to the previous issuers under the previous intercompany loans and to new issuers under any new intercompany loans will rank equally in priority with payments made by Funding to us under our intercompany loan, other than in respect of the priority made in the allocation of principal receipts to an issuer (such as the fifth issuer and the eighth issuer) that issued a money market note, as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE

PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS". In other words, subject to foregoing exception, interest and principal payments under our intercompany loan will not have priority over interest and principal payments on the previous intercompany loans or any new intercompany loans that are made at later dates. Instead, subject to the exception described above, Funding will initially allocate principal to repay each outstanding intercompany loan in no order of priority among them but in proportion to each relevant issuer's allocable interest in the Funding share of the trust property (or, if provided under the relevant intercompany loan agreement, will set aside that allocable interest in the Funding share of principal receipts for that issuer). However, the amount and timing of payments on an intercompany loan are determined by the amount and timing of payments on the notes issued by the relevant issuer and by the priorities for payment applicable to those notes. The terms of the previous notes issued by the previous issuers and of any new notes issued by a new issuer may therefore result in those previous notes and the related previous intercompany loan s or those new notes and the related new intercompany loan being repaid prior to the repayment of the notes issued by us under this prospectus and our related intercompany loan regardless of the ratings of such previous notes or new notes relative to the notes.

    Ultimately, our obligations to pay interest and principal to you broadly reflect the corresponding obligations of Funding to us under the intercompany loan.


UNITED KINGDOM TAX STATUS

    Subject to important qualifications and conditions set out under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES", including as to final documentation and assumptions, Sidley Austin Brown & Wood, our UK tax advisers, are of the opinion that:

       * if and for so long as the offered notes are listed on a "recognised stock exchange", no UK withholding tax will be required on interest payments to any offered noteholder. If the notes cease to be so listed at the time of the relevant interest payment, UK withholding tax at the current rate of 20% will be imposed on interest paid on the notes. US residents may be able to reclaim this withholding tax under the double taxation treaty between the US and the UK;

       * US persons who are not and have never been either resident or ordinarily resident in the UK and who are not carrying on a trade, profession or vocation through a branch or agency (or, in the case of a noteholder which is a company, which is not carrying on a trade through a permanent establishment) in the UK will not be subject to UK taxation in respect of payments of principal and interest on the offered notes, except to the extent that any withholding or deduction from interest payments is required, as described in the paragraph above;

       * US resident noteholders will not be liable to UK tax in respect of a disposal of the notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which the notes are attributable;

       * no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of any offered note;

       * Funding and the issuer generally will be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. In respect of Funding, the profit in the profit and loss account will not exceed 0.01% of the Funding available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01% of the interest received under the intercompany loan. Any liability to UK corporation tax will be paid out of the available revenue receipts of Funding and the issuer, respectively; and

       * the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.


UNITED STATES TAX STATUS

    While not free from doubt, in the opinion of Sidley Austin Brown & Wood LLP, our US tax advisers, the dollar notes will be treated as debt for US federal income tax purposes. See "MATERIAL UNITED STATES TAX CONSEQUENCES".

    Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding and the issuer will not be subject to US federal income tax.


JERSEY (CHANNEL ISLANDS) TAX STATUS

    It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee is resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.

    Subject to paying an annual exempt company charge and certain other considerations, Funding will have "EXEMPT COMPANY" status within the meaning of
Article 123A of the Income Tax (Jersey) Law, 1961, for so long as such status is available under Jersey law. As an "EXEMPT COMPANY", Funding will not be liable to Jersey income tax other than on Jersey source income (except bank deposit interest on Jersey bank accounts). The income of Funding will not be Jersey source income insofar as the income of Funding arises only from the trust property and that property is either situated outside Jersey or is interest on bank or building society deposits in Jersey. It is the opinion of Jersey (Channel Islands) tax counsel that for so long as Funding is an "EXEMPT COMPANY", payments in respect of the intercompany loan will not be subject to Jersey taxation and no withholding in respect of taxation will be required on such payments to the issuer under the intercompany loan. See "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSEQUENCES".

    On June 3, 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Although Jersey is not a member of the European Union, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by the end of 2008 with a general zero rate of corporate tax.


ERISA CONSIDERATIONS FOR INVESTORS

    The dollar notes will be eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or
Section 4975 of the Code, subject to consideration of the issues described in this prospectus under "ERISA CONSIDERATIONS". Each purchaser of any such notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United

States should consult  with their counsel to determine whether  an investment in
the  notes   satisfies  the  prudence,  investment   diversification  and  other
applicable requirements of those provisions.


FEES

    The table below sets out the on-going fees to be paid by the issuer, Funding and the mortgages trustee to transaction parties.


TYPE OF FEE                         AMOUNT OF FEE             PRIORITY IN CASHFLOW          FREQUENCY
----------------------------------  ------------------------  ----------------------------  ----------------------
Administration fee                  0.08% per year of the     Ahead of all revenue          Each distribution date
                                    Funding share of trust    amounts payable to
                                    property                  Funding by the mortgages
                                                              trustee

Funding cash management fee         [GBP]100,000 each year    Ahead of all revenue          Each payment date
                                                              amounts payable by
                                                              Funding and allocable to
                                                              an issuer
Previous issuers' cash              Estimated [GBP]1,170,000  Ahead of all interest         Each payment date
management fees, corporate          each year                 payments on the notes
expenses and fees payable to the
note trustee and each previous
issuer's principal paying agent,
paying agent, transfer agent,
registrar and agent bank

Issuer cash management fee          [GBP]117,500 each year    Ahead of all interest         Each payment date
                                                              payments on the notes
Corporate expenses of               Estimated [GBP]13,000     Ahead of all revenue          Each payment date
mortgages trustee                   each year                 amounts payable to
                                                              Funding by the mortgages
                                                              trustee

Corporate expenses of Funding       Estimated [GBP]10,500     Ahead of all revenue          Each payment date
                                    each year                 amounts payable by
                                                              Funding and allocable to
                                                              an issuer
Corporate expenses of issuer        Estimated [GBP]6,000      Ahead of all interest         Each payment date
                                    each year                 payments on the notes

Fee payable by Funding to           Estimated [GBP]6,500      In respect of the security    Each payment date
security trustee, by issuer to the  each year                 trustee, ahead of all
note trustee and by issuer to the                             revenue amounts payable
principal paying agent, paying                                by Funding and allocable to
agent, transfer agent, registrar                              an issuer, and in respect of
and agent bank                                                the note trustee and the
                                                              agents, ahead of all
                                                              interest payments on the
                                                              notes

    Each of the above fees is inclusive of value added tax ("VAT"), which is currently assessed at 17.5%. The VAT-exclusive amount of the fees will be subject to adjustment if the applicable rate of VAT changes so that the actual amount of each fee (inclusive of VAT and regardless of the VAT rate assessed) will be the amount as set out above.

                                  RISK FACTORS

    This section describes the principal risk factors associated with an investment in the notes. If you are considering purchasing our notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.

    The risks and uncertainties described below are not the only ones relating to the notes. Additional risks and uncertainties not presently known to us may also impair your investment. In addition, this prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

YOU CANNOT RELY ON ANY PERSON OTHER THAN US TO MAKE PAYMENTS ON THE NOTES

    We are the only party responsible for making payments on the notes. The notes do not represent an interest in or obligation of, and are not insured or guaranteed by, any of Northern Rock plc, the underwriters, Funding, the previous issuers, the mortgages trustee, the security trustee, the note trustee, any swap provider or any of their respective affiliates or any other party to the transaction other than us.

WE HAVE A LIMITED AMOUNT OF RESOURCES AVAILABLE TO US TO MAKE PAYMENTS ON THE NOTES

    Our ability to make payments of interest on, and principal of, the notes and to pay our operating and administrative expenses will depend primarily on funds being received under the intercompany loan. In addition, we will rely on (i) the basis rate swap to provide payments on all the notes, (ii) the interest rate swap to provide payments on the series 3 class A2 notes and (iii) the dollar currency swaps and the euro currency swaps to provide payments on the notes denominated in US dollars and in euro, respectively.

    We will not have any other significant sources of funds available to meet our obligations under the notes and/or any other payments ranking in priority to the notes. If the resources described above cannot provide us with sufficient funds to enable us to make required payments on the notes, you may incur a loss of interest and/or principal which would otherwise be due and payable on your notes.

FUNDING IS NOT REQUIRED TO MAKE PAYMENTS ON THE INTERCOMPANY LOAN IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENT ON THE NOTES

    Funding's ability to pay amounts due on the intercompany loan will depend upon:

       * Funding receiving enough funds from the Funding share of the trust property, including revenue receipts and principal receipts on the mortgage loans included in the mortgages trust on or before each payment date;

       * on any payment date, Funding's entitlement to access funds standing to the credit of the issuer reserve fund and/or the issuer liquidity reserve fund, if any, subject to certain limitations (as described under "CREDIT STRUCTURE -- ISSUER RESERVE FUND" and "CREDIT STRUCTURE -- ISSUER LIQUIDITY RESERVE FUND"); and

       * (in the case of interest due under the intercompany loan) the amount of funds credited to the Funding reserve fund (as described under "CREDIT STRUCTURE -- FUNDING RESERVE FUND").

    According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding on each distribution date (a) that portion of revenue receipts on the mortgage loans which is payable to Funding in accordance with the terms of the mortgages trust deed and (b) that portion of principal receipts on the mortgage loans which is payable to Funding in accordance with the terms of the mortgages trust deed.

    On each payment date, however, Funding will only be obliged to pay amounts due to us under the intercompany loan to the extent that it has funds available to it after making payments ranking in priority to us, such as payments of certain fees and expenses of Funding. Furthermore, Funding is obliged to make payments to the previous issuers under the previous intercompany loans and, if Funding subsequently enters into a new intercompany loan with a new issuer, Funding will also be obliged to make payments due to such new issuer under such new intercompany loan. These payments will rank equally with payments to us, other than in respect of the priority made in respect of the allocation of principal receipts to an issuer (such as the fifth issuer and the eighth issuer) that issued a money market note, all in accordance with the relevant Funding priority of payments. If Funding does not pay amounts to us under the intercompany loan because it does not have sufficient funds available, those amounts will be due but not payable until funds are available to pay those amounts in accordance with the relevant Funding priority of payments. Funding's failure to pay those amounts to us when due in such circumstances will not constitute an event of default under the intercompany loan.

    If there is a shortfall between the amounts payable by Funding to us under the intercompany loan agreement and the amounts payable by us on the notes, then depending on the other sources of funds available to Funding referred to above, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on the notes.

OUR RECOURSE TO FUNDING UNDER THE INTERCOMPANY LOAN IS LIMITED, WHICH COULD ADVERSELY AFFECT PAYMENT ON THE NOTES

    If, on the final repayment date of the intercompany loan, there is a shortfall between the amount required by us to pay all outstanding interest and/or principal in respect of the notes and the amount available to Funding to pay amounts due under the intercompany loan to fund repayment of such amounts, then Funding shall not be obliged to pay that shortfall to us under the intercompany loan agreement. Any claim that we may have against Funding in respect of that shortfall will then be extinguished. If there is a shortfall in interest and/or principal payments under the intercompany loan agreement, we may not have sufficient funds to make payments on the notes and you may incur a loss on interest and/or principal which would otherwise be due and payable on your notes.

ENFORCEMENT OF THE ISSUER SECURITY IS THE ONLY REMEDY FOR A DEFAULT IN OUR OBLIGATIONS, AND THE NOTE TRUSTEE WILL NOT BE ABLE TO ASSIGN ITS OR OUR RIGHTS UNDER THE INTERCOMPANY LOAN AGREEMENT

    The only remedy for recovering amounts due on the notes is through the enforcement of the issuer security. If Funding does not pay amounts due under the intercompany loan because it does not have sufficient funds available, those amounts will be deemed to be not due and payable, there will not be an event of default under the intercompany loan and we will not have recourse to the assets of Funding in that instance. We will only have recourse to the assets of Funding if Funding has also defaulted on its obligations under the intercompany loan and the security trustee (on our behalf and on behalf of the other Funding secured creditors) has enforced the Funding security.

    As the note trustee will not be entitled to assign to a third party its or our rights under the intercompany loan agreement following the service of a note enforcement notice, the most likely consequence of the issuer security becoming enforceable will be that monies received by the note trustee from Funding will be applied by the note trustee (or the issuer cash manager on its behalf) to make payments on the notes in accordance with the issuer post-enforcement priority of payments. However, the proceeds of that enforcement may be insufficient to pay all interest and principal due on the notes.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF THE VARIOUS CLASSES OF NOTES, AND THE INTERESTS OF OTHER CLASSES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

    The trust deed, the issuer deed of charge and the terms of the notes will provide that the note trustee is to have regard to the interests of the holders of all the classes of notes. There may be circumstances, however, where the interests of one class of the
                                       37
noteholders conflict with the interests of another class or classes of the noteholders. In general, the note trustee will give priority to the interests of the holders of the most senior class of notes such that:

       * the note trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and/or the class M noteholders and/or the class C noteholders on the other hand;

       * (if there are no class A notes outstanding) the note trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class M noteholders and/or the class C noteholders on the other hand; and

       * (if there are no class A notes or class B notes outstanding) the note trustee is to have regard only to the interests of the class M noteholders in the event of a conflict between the interests of the class M noteholders on the one hand and the class C noteholders on the other hand.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF NOTES OF ANY CLASS OF THE SERIES 1 NOTES AND THE HOLDERS OF THE SAME CLASS OF THE SERIES 2 NOTES AND/OR SERIES 3 NOTES, AND THE INTERESTS OF OTHER NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

    There may also be circumstances where the interests of a class of noteholders of one series of notes conflict with the interests of the noteholders of the same class of a different series of notes and/or, in relation to the series 1 class A notes, the interests of the noteholders of the series 1 class A1 notes conflict with the interests of the noteholders of the series 1 class A2 notes and the series 1 class A3 notes, the interests of the noteholders of the series 1 class A2 notes conflict with the interests of the noteholders of the series 1 class A1 notes and series 1 class A3 notes, the interests of the noteholders of the series 1 class A3 notes conflict with the interests of the noteholders of the series 1 class A1 notes and the series 1 class A2 notes and/or, in relation to the series 2 class A notes, the interests of the noteholders of the series 2 class A1 notes conflict with the interests of the noteholders of the series 2 class A2 notes and/or, in relation to the series 3 class A notes, the interests of the noteholders of the series 3 class A1 notes conflict with the interests of the noteholders of the series 3 class A2 notes. In general, the trust deed, the issuer deed of charge and the terms of the notes will require a single meeting of the holders of all series of the relevant class of notes whether or not there is a conflict of interest between the holders of those different series of that class of notes. As there will be no provision for separate meetings of the holders of a class of notes of one series, a resolution may be passed by holders of notes of one series of a relevant class which will bind the holders of each other series of that same class.

THERE MAY BE CONFLICTS BETWEEN US, THE PREVIOUS ISSUERS AND ANY NEW ISSUERS, AND OUR INTERESTS MAY NOT PREVAIL, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

    The security trustee will exercise its rights under the Funding deed of charge only in accordance with directions given by the note trustee. If resolutions of holders of the previous notes and any new notes result in conflicting directions being given to the note trustee (and, ultimately, from the note trustee to the security trustee), the security trustee shall have regard only to the directions of the noteholders of the issuer, each previous issuer or new issuers that has or have the highest ranking class of notes outstanding at such time (meaning the class A notes so long as there are any class A notes outstanding and thereafter the class B notes so long as there are no class A notes outstanding and thereafter the class M notes so long as there are neither class A notes nor class B notes outstanding and thereafter the class C notes so long as there are no class A notes, class B notes or class M notes outstanding and thereafter special repayment notes so long as there are no class A notes, class B notes, class M notes or class C notes outstanding). However, if more than one issuer has notes outstanding that are the highest ranking notes outstanding among all issuers, the note trustee shall instead have regard to the resolutions of the holders of notes of that issuer that has the greatest aggregate principal amount of notes outstanding at such time. If there is a conflict between us and any previous issuer and/or any new issuers and we do not have the highest ranking notes outstanding among all issuers (or the greatest aggregate principal amount of notes outstanding at such time), our interests may not prevail. This could ultimately cause a reduction in the payments that you receive on your notes.

IF FUNDING ENTERS INTO NEW INTERCOMPANY LOANS, THESE NEW INTERCOMPANY LOANS AND ACCOMPANYING NEW NOTES MAY RANK AHEAD OF THE INTERCOMPANY LOAN AND THE NOTES AS TO PAYMENTS

    It is expected that in the future, subject to satisfaction of certain conditions, Funding will establish additional wholly-owned subsidiary companies to issue new notes to investors. The proceeds of each new issue of new notes will be used by the new issuer to make a new intercompany loan to Funding. Funding will use the proceeds of the new intercompany loan (less any amount utilized to fund any applicable reserve fund for any new issuer) to do one or more of the following:

       * pay to the mortgages trustee Funding's initial contribution for the Funding share in respect of any new trust property to be assigned by the seller to the mortgages trustee;

       * pay to the mortgages trustee a further contribution to increase the Funding share of the trust property; and/or

       * refinance an existing intercompany loan or intercompany loans outstanding at that time (and if our intercompany loan to Funding is refinanced, you could be repaid early).

    Funding will apply amounts it receives from the trust property to pay amounts it owes under the intercompany loan, the previous intercompany loans and any new intercompany loan without regard to when the relevant intercompany loan was made. You should note that payments by Funding to the previous issuers under the previous intercompany loans and to new issuers under any new intercompany loans will rank equally in priority with payments made by Funding to us under our intercompany loan, other than in respect of the priority made in the allocation of principal receipts to an issuer (such as the fifth issuer and the eighth issuer) that issued a money market note, as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS". Subject to the foregoing exception, Funding will initially allocate principal to repay each outstanding intercompany loan in no order of priority among them but in proportion to each relevant issuer's allocable interest in the Funding share of the trust property (or, if provided under the relevant intercompany loan agreement, will set aside that allocable interest in the Funding share of principal receipts for that issuer).

    The amount and timing of payments on an intercompany loan are determined by the amount and timing of payments on the notes issued by the relevant issuer and by the priorities for payment applicable to those notes. The terms of the previous notes issued by the previous issuers and of any new notes issued by a new issuer may therefore result in those previous notes and the related previous intercompany loans or those new notes and the related new intercompany loan being repaid prior to the repayment of the notes issued by us under this prospectus and our related intercompany loan.

    If Funding establishes new issuers to make new intercompany loans to Funding, you will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuers of new notes. Similarly, the terms of the Funding transaction documents (including the mortgage sale agreement, the mortgages trust deed, the Funding deed of charge, the definitions of the trigger events and the seller share event and the criteria for the assignment of new loans to the mortgages trustee) may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect the cashflow available to pay amounts due on your notes.

    Before issuing new notes, however, a new issuer will be required to satisfy a number of conditions, including that the ratings of your notes will not be downgraded or otherwise adversely affected at the time a new issuer issues new notes.

NEW ISSUERS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING TO US, AND THIS MAY ULTIMATELY CAUSE A REDUCTION IN THE PAYMENTS YOU RECEIVE ON THE NOTES

    A new issuer will become party to the Funding deed of charge and will be entitled to share, on an equal ranking, in the security granted by Funding for our benefit (and the benefit of the other Funding secured creditors) under the Funding deed of charge. If the Funding security is enforced and there are insufficient funds to make the payments that are due to all issuers, each issuer will only be entitled to its proportionate share of those limited funds. This could ultimately cause a reduction in the payments you receive on your notes.

THE PREVIOUS ISSUERS AND THE OTHER FUNDING SECURED CREDITORS ALREADY SHARE IN THE SAME SECURITY GRANTED BY FUNDING TO US, AND THIS MAY ULTIMATELY CAUSE A REDUCTION IN THE PAYMENTS YOU RECEIVE ON THE NOTES

    Funding has entered into previous intercompany loan agreements and it has also entered into various agreements with other Funding secured creditors in connection with the issuance of the previous intercompany loans. These Funding secured creditors are already parties to the Funding deed of charge and are entitled to share, on an equal ranking, in the security granted by Funding for our benefit. If the Funding security is enforced and there are insufficient funds to make the payments that are due to the previous issuers and to us, we will only be entitled to our proportionate share of those limited funds. This could ultimately cause a reduction in the payments you receive on your notes.

AS NEW MORTGAGE LOANS ARE ASSIGNED TO THE MORTGAGES TRUSTEE AND AS MORTGAGE LOANS ARE IN CERTAIN CIRCUMSTANCES REMOVED FROM THE MORTGAGES TRUST, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE CLOSING DATE, AND THOSE CHANGES MAY DELAY OR REDUCE PAYMENTS ON THE NOTES

    We do not guarantee that the characteristics of any new mortgage loans assigned to the mortgages trustee will have the same characteristics as the mortgage loans in the mortgage portfolio as of the closing date. In particular, new mortgage loans may have different payment characteristics than the mortgage loans in the mortgage portfolio as of the closing date. The ultimate effect of this could be to delay or reduce the payments you receive on your notes or increase the rate of repayment of the notes. However, the new mortgage loans will be required to meet the conditions described under "ASSIGNMENT OF THE NEW MORTGAGE LOANS AND THEIR RELATED SECURITY".

    In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to encourage a borrower to review the seller's other mortgage products and to discuss shifting that borrower to an alternative Northern Rock mortgage product. The seller also may periodically contact borrowers in the same manner in order to offer to a borrower the opportunity to apply for a further advance. The employee of the seller who contacts a borrower will not know whether that borrower's original mortgage loan has been assigned to the mortgages trust. However, if the relevant original mortgage loan made to that borrower happens to have been assigned to the mortgages trust and that borrower decides to switch mortgage products or take a further advance, the seller then has the option of repurchasing that original mortgage loan from the mortgages trust.

    Generally, the borrowers that the seller may periodically contact are those borrowers whose mortgage loans are not in arrears and who are otherwise in good standing. To the extent that these borrowers switch to a different Northern
Rock mortgage product or take a further advance and their original mortgage loans are purchased by the seller, the percentage of fully performing mortgage loans in the mortgage portfolio may decrease, which could delay or reduce payments you receive on your notes. However, as described above, the seller's decision as to which borrowers to target for new mortgage products and/or further advances and the decision whether to approve a new mortgage product and/ or further advance for a particular borrower will be made without regard to whether a borrower's mortgage loan is included in the mortgage portfolio.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO MORTGAGE LOANS WHICH ARE SUBSEQUENTLY ASSIGNED TO THE MORTGAGES TRUSTEE WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY, AND WHICH COULD LEAD TO A DELAY OR A REDUCTION IN THE PAYMENTS RECEIVED ON YOUR NOTES OR COULD INCREASE THE RATE OF REPAYMENT OF THE NOTES

    Each of the mortgage loans was originated in accordance with the seller's lending criteria applicable at the time of origination, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the closing date were the same as or substantially similar to the criteria described later in this prospectus under "THE MORTGAGE LOANS -- ORIGINATION OF THE MORTGAGE LOANS -- LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new mortgage loans and new related security to the mortgages trustee, the seller will warrant to the mortgages trustee, Funding and the security trustee that those new mortgage loans and new related security were originated in accordance with the seller's lending criteria applicable at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any new mortgage loan at the time of origination may not be the same as those set out in the section "THE MORTGAGE LOANS -- ORIGINATION OF THE MORTGAGE LOANS -- LENDING CRITERIA".

    If new mortgage loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on your notes or it could increase the rate of repayment of the notes.

IF PROPERTY VALUES DECLINE PAYMENTS ON THE NOTES COULD BE ADVERSELY AFFECTED

    The security granted by Funding in respect of the intercompany loan, which is the principal source of funding for your notes, consists, among other things, of Funding's interest in the mortgages trust. Since the value of the mortgage portfolio held by the mortgages trustee may increase or decrease, the value of that security may decrease and will decrease if there is a general decline in property values. We cannot guarantee that the value of a mortgaged property will remain at the same level as on the date of origination of the related mortgage loan. If the residential property market in the United Kingdom experiences an overall decline in property values, the value of the security created by the mortgage loans could be significantly reduced and, ultimately, may result in losses to you if the security is required to be enforced.

THE TIMING AND AMOUNT OF PAYMENTS ON THE MORTGAGE LOANS COULD BE AFFECTED BY GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS

    To the extent that specific geographic regions have experienced or may experience in the future weaker regional economic conditions and housing markets than other regions, a concentration of the mortgage loans in such a region may be expected to exacerbate all of the risks relating to the mortgage loans described in this section. We can predict neither when and where such regional economic declines may occur nor to what extent or for how long such conditions may continue. See "THE MORTGAGE LOANS -- THE CUT-OFF DATE MORTGAGE PORTFOLIO".

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THE TIMING AND AMOUNT OF PAYMENTS ON THE MORTGAGE LOANS COULD BE AFFECTED BY
VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

    Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and repayment of principal. These factors include changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' personal or financial circumstances may affect the ability of borrowers to repay mortgage loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay mortgage loans.

    In addition, the ability of a borrower to sell a property given as security for a mortgage loan at a price sufficient to repay the amounts outstanding under the mortgage loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values and the property market in general at the time.

    The intercompany loan is our principal source of income for repayment of the notes. The principal source of income for repayment by Funding of the intercompany loan is its interest in the mortgage loans held on trust by the mortgages trustee for the benefit of Funding and the seller. If the timing and payment of the mortgage loans is adversely affected by any of the risks described above, the payments on your notes could be reduced or delayed.

THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER

    The yield to maturity of the notes of each class will depend mostly on (a) the amount and timing of the repayment of principal on the mortgage loans and
(b) the price paid by the noteholders of each class of notes. The yield to maturity of the notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the mortgage loans.

    The rate of prepayment of mortgage loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the mortgage loans may be due to borrowers refinancing their mortgage loans and sales of mortgaged properties by borrowers (either voluntarily or as a result of enforcement action taken), as well as the receipt of proceeds from buildings insurance and life insurance policies. The rate of prepayment of mortgage loans may also be influenced by the presence or absence of early repayment charges. You should note that certain of the seller's flexible mortgage loan products allow the borrower to make overpayments or repay the entire current balance under the flexible mortgage loan at any time without incurring an early repayment charge. See "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- EARLY REPAYMENT CHARGES".

    Variation in the rate and timing of prepayments of principal on the mortgage loans may affect each class of notes differently depending upon amounts already repaid by Funding to us under the intercompany loan and whether a trigger event has occurred or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the mortgage loans occur less frequently than anticipated, then the actual yields on your notes may be lower than you anticipate and the amortization of the notes may take much longer than is presently anticipated.

    The yield to maturity of the notes may be affected by the purchase by the seller of mortgage loans subject to product switches, further advances or in respect of which personal secured loans are made to the same borrower and secured over the same property or by the repurchase by the seller of mortgage loans for breaches of
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representations and  warranties. If  the seller is  required to  repurchase from the mortgages trustee a mortgage loan or mortgage loans under a mortgage account and their related security because one of the mortgage loans does not comply with the mortgage loan representations and warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans. Because these factors are not within our control or the control of Funding or the mortgages trustee, we cannot give any assurances as to the level of prepayments that the mortgage portfolio may experience.

    In addition, if a mortgage loan is subject to a product switch or a further advance, the seller may purchase the relevant borrower's mortgage loan or mortgage loans and their related security from the mortgages trustee. If a borrower takes a personal secured loan after the borrower's existing mortgage loan(s) has been assigned to the mortgages trustee, the seller currently intends to purchase from the mortgages trustee the mortgage loan(s) of that borrower (including any personal secured loans and any further draws thereunder in respect of that borrower) that were part of the trust property. In the case of any such purchase, the payment received by the mortgages trustee will have the same effect as a prepayment of such mortgage loan or mortgage loans.

    In order to promote the retention of borrowers, the seller may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to encourage a borrower to review the seller's other mortgage products and to discuss shifting that borrower to an alternative Northern Rock mortgage product. The employee of the seller who contacts a borrower will not know whether that borrower's original mortgage loan has been assigned to the mortgages trust. However, if the relevant original mortgage loan made to that borrower happens to have been assigned to the mortgages trust and that borrower decides to switch mortgage loan products, the seller's retention policy may ultimately result in that mortgage loan becoming the subject of a product switch which ultimately may result in a prepayment as described in the preceding paragraph. Furthermore, the seller also may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to offer to a borrower the opportunity to apply for a further advance. If the borrower decides to take a further advance and the seller decides to purchase the mortgage loan subject to that further advance, the mortgage loan will be prepaid.

    As the decision by the seller whether to purchase a mortgage loan subject to a product switch or a further advance, or the mortgage loan(s) of a borrower taking a personal secured loan, is not within our control or the control of Funding or the mortgages trustee, we cannot give any assurance as to the level of effective prepayments that the mortgage portfolio may experience.

THE INCLUSION OF FLEXIBLE MORTGAGE LOANS MAY AFFECT THE YIELD TO MATURITY OF AND THE TIMING OF PAYMENTS ON THE NOTES

    231,096 mortgage loans in the cut-off date mortgage portfolio (or 80.96% of the aggregate current balance of the mortgage loans as of the cut-off date) are flexible mortgage loans. Flexible mortgage loans provide the borrower with a range of options that gives that borrower greater flexibility in the timing and amount of payments made under the mortgage loan. Subject to the terms and conditions of the mortgage loans (which may require in some cases notification to the seller and in other cases the consent of the seller), under a flexible mortgage loan a borrower may "OVERPAY" or prepay principal on any day or make a re-draw in specified circumstances. For a detailed summary of the characteristics of the flexible mortgage loans, see "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- FLEXIBLE MORTGAGE LOANS". In addition, certain of the seller's flexible mortgage loan products allow the borrower to make overpayments or repay the entire current balance under the flexible mortgage loan at any time without incurring an early repayment charge. See "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- EARLY REPAYMENT CHARGES".

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

    The inclusion of Together Connections mortgage loans and Connections mortgage loans, which are another type of flexible mortgage loan, in the mortgages trust may also affect the yield to maturity of and the timing of payments on the notes. Application of the Together Connections Benefit, a feature of Together Connections mortgage loans, and the Connections Benefit, a feature of Connections mortgage loans, will reduce the principal amount outstanding on a Together Connections mortgage loan and a Connections mortgage loan, respectively. As a result, less of a related borrower's contractual monthly payment (which the borrower is nevertheless obligated to continue making in full) will be required to pay interest, and proportionately more of that contractual monthly payment will be allocated as a repayment of principal. This reallocation may lead to amortization of the related mortgage loan more quickly than would otherwise be the case. For a description of the Together Connections mortgage loans and the Together Connections Benefit and the Connections mortgage loans and the Connections Benefit, see "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER".

    If the notes are not repaid on or before the applicable step-up date, then to the extent that borrowers under flexible mortgage loans consistently prepay principal or to the extent that Together Connections mortgage loans and Connections mortgage loans amortize more quickly than otherwise expected, the timing of payments on your notes may be adversely affected.

THE OCCURRENCE OF AN ASSET TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES

    If no trigger event has occurred and the issuer security has not been enforced, then payments of principal of a class of notes on any payment date will not be greater than the controlled amortization amount for that class on that payment date. If an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the mortgage loans to Funding and the seller proportionally based on their percentage shares (or, in certain circumstances, their weighted average percentage shares) of the trust property and Funding will on each payment date apply those principal receipts to repay the previous intercompany loans, our intercompany loan and each new intercompany loan (if any) in proportion to the outstanding principal balance of the relevant intercompany loan.

    Following the occurrence of an asset trigger event or enforcement of the issuer security, we will apply these principal repayments of our intercompany loan which are available for payment to noteholders on each payment date to repay the class A notes, in no order of priority among them but in proportion to the respective amounts due on the class A notes, until their outstanding principal balances have been reduced to zero, without regard to their controlled amortization amounts, then the class B notes, in no order of priority among them but in proportion to the respective amounts due on the class B notes, until their outstanding principal balances have been reduced to zero, without regard to their controlled amortization amounts, then the class M notes, in no order of priority among them but in proportion to the respective amounts due on the class M notes, until their outstanding principal balances have been reduced to zero, without regard to their controlled amortization amounts, and finally, the class C notes, in no order of priority among them but in proportion to the respective amounts due on the class C notes, until their outstanding principal balances have been reduced to zero, without regard to their controlled amortization amounts.

    As the priority of payment in respect of the series 1 class A notes, the series 2 class A notes and the series 3 class A notes rank equally after the occurrence of an asset trigger event or enforcement of the issuer security, and as repayments of principal in these circumstances will not be limited to or controlled by the respective controlled amortization amounts for the relevant class of notes, this may result in certain noteholders being repaid more rapidly than if an asset trigger event or enforcement of the issuer security had not occurred, and may result in other noteholders being repaid less rapidly than if an asset trigger event had not occurred.

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

THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES

    If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding until the Funding share percentage of the trust property is zero. Funding will on each payment date apply these principal receipts to repay the previous intercompany loans, our intercompany loan and each new intercompany loan (if any) equally and in proportion to the outstanding principal balance of the relevant intercompany loan.

    Following the occurrence of a non-asset trigger event, we will apply these principal repayments of the intercompany loan which are available for payment to noteholders on each payment date to repay the series 1 class A1 notes until the outstanding principal balance of the series 1 class A1 notes has been reduced to zero, without regard to their controlled amortization amounts, then the series 1 class A2 notes until the outstanding principal balance of the series 1 class A2 notes has been reduced to zero, without regard to their controlled amortization amounts, then the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes, in no order of priority among them but in proportion to the respective amounts due on the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes, until the outstanding principal balance of each of the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes has been reduced to zero, without regard to their controlled amortization amounts, then the class B notes, in no order of priority among them but in proportion to the respective amounts due on the class B notes, until their outstanding principal balances have been reduced to zero, without regard to their controlled amortization amounts, then the class M notes, in no order of priority among them but in proportion to the respective amounts due on the class M notes, until their outstanding principal balances have been reduced to zero, without regard to their controlled amortization amounts and finally, the class C notes, in no order of priority among them but in proportion to the respective amounts due on the class C notes, until their outstanding principal balances have been reduced to zero, without regard to their controlled amortization amounts.

    As the repayments of principal in these circumstances will not be limited to or controlled by the respective controlled amortization amounts for the relevant class of notes, this may result in certain noteholders being repaid more rapidly than if a non-asset trigger event or enforcement of the issuer security had not occurred, and may result in other noteholders being repaid less rapidly than if a non-asset trigger event had not occurred.

COMPETITION IN THE UK MORTGAGE LOAN INDUSTRY COULD INCREASE THE RISK OF AN EARLY REDEMPTION OF YOUR NOTES

    The mortgage loan industry in the United Kingdom is highly competitive. Both traditional and new lenders use heavy advertising, targeted marketing, aggressive pricing competition and loyalty schemes in an effort to expand their presence in or to facilitate their entry into the market and compete for customers. For example, certain of the seller's competitors have implemented loyalty discounts for long-time customers to reduce the likelihood that these customers would refinance their mortgage loans with other lenders such as the seller.

    This competitive environment may affect the rate at which the seller originates new mortgage loans and may also affect the level of attrition of the seller's existing borrowers. If the rate at which new mortgage loans are originated declines significantly or if existing borrowers refinance their mortgage loans with lenders other than the seller then the risk of a trigger event occurring increases, which could result in an early redemption of your notes.

IF THE SELLER DOES NOT PURCHASE FIXED RATE MORTGAGE LOANS UNDER WHICH THE BORROWER EXERCISES HIS OR HER RE-FIX OPTION THEN WE MAY NEED TO ENTER INTO NEW HEDGING ARRANGEMENTS AND WE MAY NOT FIND A COUNTERPARTY AT THE RELEVANT TIME

    If the seller does not elect within 30 days of the end of the relevant fixed rate period to purchase the relevant mortgage loan from the mortgages trustee if it becomes a re-fixed mortgage loan, then this will necessitate the entry by us into further hedging arrangements with an alternative basis rate swap counterparty satisfactory to the rating agencies. Entering into additional hedging arrangements may increase our obligations on any payment date which may adversely affect payments on your notes. In addition, we cannot provide assurance that an alternative basis rate swap counterparty will be available at the relevant time.


IF THE MORTGAGES TRUSTEE GIC PROVIDER OR THE FUNDING GIC PROVIDER CEASES TO SATISFY CERTAIN CRITERIA, THEN THE MORTGAGES TRUSTEE GIC ACCOUNT OR THE FUNDING GIC ACCOUNT MAY HAVE TO BE TRANSFERRED TO ANOTHER GIC PROVIDER UNDER TERMS THAT MAY NOT BE FAVOURABLE AS THOSE OFFERED BY THE CURRENT GIC PROVIDER



    The mortgages trustee GIC provider and the Funding GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the FSA from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding GIC account, respectively. If either the mortgages trustee GIC provider or the Funding GIC provider ceases to satisfy that criteria, then the relevant account may need to be transferred to another entity which does satisfy that criteria. In these circumstances, the stand-by GIC provider or other bank, as applicable, may not offer a GIC on terms as favourable as those provided by the mortgages trustee GIC provider or the Funding GIC provider.


    The criteria referred to above include a requirement that the short-term, unguaranteed and unsecured ratings ascribed to the mortgages trustee GIC provider or, as the case may be, the Funding GIC provider are at least "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the amount of the Funding share of the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed by Standard & Poor's to the mortgages trustee GIC provider or, as the case may be, the Funding GIC provider shall be at least "A-1".

RATINGS ASSIGNED TO THE NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE NOTES

    The ratings assigned by Standard & Poor's and Fitch to each class of notes address the likelihood of full and timely payment to you of all payments of interest on each payment date under those classes of notes. Such ratings also address the likelihood of ultimate repayment of principal on the final maturity date of each class of notes. The ratings assigned by Moody's to each class of notes address the expected loss in proportion to the initial principal amount of such class posed to investors by the final maturity date. In Moody's opinion, the structure allows for timely payment of interest and ultimate repayment of principal at par on or before the final maturity date. The expected ratings of each class of notes offered by this prospectus on the closing date are set out in "RATINGS OF THE OFFERED NOTES". Any rating agency may lower its rating or withdraw its rating if, in the sole judgement of the rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to the notes is lowered or withdrawn, the market value of the notes may be reduced.

SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS

    Each of the class B notes of each series, the class M notes of each series and the class C notes of each series are subordinated in right of payment of interest to the class A notes of each series. Each of the class M notes of each series and the class C notes of each series are subordinated in right of payment of interest to the class B notes of each series. Each of the class C notes of each series are subordinated in right of payment of interest to the class M notes of each series.

    Each of the class B notes of each series, the class M notes of each series and the class C notes of each series are subordinated in right of payment of principal to the class A notes of each series. Each of the class M notes of each series and the class C notes of each series are subordinated in right of payment of principal to the class B notes of each series. Each of the class C notes of each series are subordinated in right of payment of principal to the class M notes of each series.

    However, the controlled amortization amount payable in respect of each class of notes is determined by a schedule that indicates the target balance for that class of notes on the relevant payment date, as set forth under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT". You should be aware that not all classes of notes are scheduled to receive payments of principal on each payment date. The controlled amortization amount payable on some classes of notes on certain payment dates will be zero, which means that, despite the principal priority of payments described above, lower ranking classes of notes may nevertheless be repaid principal before higher ranking classes of notes. Payments of principal are expected to be made to each class of notes in scheduled amounts up to the amounts set forth under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT".

    There is no assurance that these subordination rules will protect the class A noteholders from all risk of loss, the class B noteholders from all risk of loss or the class M noteholders from all risk of loss. If the losses allocated to the class C notes, the class M notes and the class B notes, as evidenced on each of the class C, class M and class B principal deficiency subledgers, respectively, plus any other debits to each of the class C, class M and class B principal deficiency subledgers, as the case may be, are in an aggregate amount equal to the aggregate outstanding principal balances of the class C notes, the class M notes and the class B notes, then losses on the mortgage loans will thereafter be allocated to the class A notes at which point there will be an asset trigger event. If the losses allocated to the class C notes and the class M notes, as evidenced on each of the class C and class M principal deficiency subledgers, respectively, plus any other debits to each of the class C and class M principal deficiency subledgers, as the case may be, are in an aggregate amount equal to the aggregate outstanding principal balances of the class C notes and the class M notes, then losses on the mortgage loans will thereafter be allocated to the class B notes. Similarly, if the losses allocated to the class C notes as evidenced on the class C principal deficiency subledger plus any other debits to the class C principal deficiency subledger are in an aggregate amount equal to the aggregate outstanding principal balance of the class C notes, then losses on the mortgage loans will thereafter be allocated to the class M notes.

PRINCIPAL PAYMENTS ON THE CLASS B NOTES, THE CLASS M NOTES AND THE CLASS C NOTES WILL BE DEFERRED IN CERTAIN CIRCUMSTANCES

    On any payment date, our obligation to pay principal of the class B notes, the class M notes and the class C notes will be subject to the satisfaction as of the related determination date of the issuer arrears test and the issuer reserve requirement to the extent that any class A notes are outstanding on that date.

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    If any class A note remains outstanding on that date and any of the above conditions is not satisfied on the related determination date, payments of principal which would otherwise have been made to the class B notes and/or the class M notes and/or the class C notes will not be payable on that payment date.

YOU MAY NOT BE ABLE TO SELL THE NOTES

    There currently is no secondary market for the notes. The underwriters expect, but are not obliged, to make a market in the notes. If no secondary market develops, you may not be able to sell the notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.

YOU MAY BE SUBJECT TO EXCHANGE RATE AND INTEREST RATE RISKS

    Repayments of principal and payments of interest on the dollar notes will be made in US dollars and repayments of principal and payments of interest on the euro notes will be made in euro but the intercompany loan to be made by us to Funding and repayments of principal and payments of interest by Funding to us under the intercompany loan will be in sterling. Additionally, payments of interest on the series 3 class A2 notes to be made by the issuer will be made by reference to a fixed rate until the earlier to occur of the payment date falling in September 2011, the occurrence of a trigger event or enforcement of the Funding security and/or the issuer security. However, payments received by the issuer from Funding in relation to the intercompany loan agreement will be calculated by reference to a floating rate.


    To hedge our currency exchange rate exposure, including any interest rate exposure connected with that currency exposure, on the closing date we will enter into the dollar currency swaps for the dollar notes with the dollar currency swap providers and the euro currency swaps for the euro notes with the euro currency swap provider (see "THE SWAP AGREEMENTS -- THE DOLLAR CURRENCY SWAPS" and "-- THE EURO CURRENCY SWAPS").


    To hedge our interest rate exposure, on the closing date we will enter into the interest rate swap with the interest rate swap provider (see "THE SWAP AGREEMENTS -- THE INTEREST RATE SWAP").

    To the extent that it has funds available, on each payment date Funding will pay to us interest and, if applicable, principal due on the intercompany loan agreement. On each payment date up to and including the payment date falling in September 2011 (or if earlier, until the occurrence of a trigger event or enforcement of the Funding security and/or the issuer security), in relation to our obligations under the interest rate swap, we will pay the amount so received to the interest rate swap provider, to the extent that such amount relates to the series 3 class A2 notes.

    If we fail to make timely payments of amounts due under the interest rate swap, then we will have defaulted under the interest rate swap. The interest swap provider is obliged only to make payments under the interest rate swap if and for so long as we make payments under it. If the interest rate swap provider is not obliged to make payments, or if it defaults in its obligations to make payments of amounts equal to the full amount to be paid by it on the payment dates under the interest rate swap we will be exposed to any difference between the floating amount payable to us by Funding under the intercompany loan and the fixed interest amounts payable by us on the series 3 class A2 notes. Unless a replacement interest rate swap is entered into, we may have insufficient funds to make payments of interest due on the notes of any class and any series that are then outstanding.


    Additionally, the interest rate swap provider will not be obliged to make any corresponding swap payments to us until the applicable payment date in respect of the series 3 class A2 notes. This payment date occurs annually up to and including the earliest to occur of (i) the payment date falling in September 2011, (ii) the occurrence of a trigger event and (iii) enforcement of the Funding security and/or the issuer security, and thereafter occurs quarterly on the payment dates falling, as applicable, in March, June,


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September and  December. Therefore, under  the interest  rate swap, the  date on which the interest rate swap provider pays amounts due to us may be as long as nine months after a date on which we pay amounts due to it.


    If we fail to make timely payments of amounts due under a currency swap, then we will have defaulted under that currency swap. Each currency swap provider is obliged only to make payments under a currency swap as long as we make payments under it. If such currency swap provider is not obliged to make payments of, or if it defaults in its obligations to make payments of, amounts in US dollars or euro (as the case may be) equal to the full amount to be paid to us on the payment dates under the currency swap (which are the same dates as the payment dates under the notes), we will be exposed to changes in US dollar/ sterling or euro/sterling currency exchange rates and in the associated interest rates on these currencies. Unless a replacement currency swap is entered into, we may have insufficient funds to make payments due on the notes of any class and any series.

    Further, some of the mortgage loans carry variable rates of interest, some of the mortgage loans pay interest at a fixed rate or rates of interest and some of the flexible mortgage loans pay interest at variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or pay interest at a rate which tracks the Bank of England base rate. However, these interest rates on the mortgage loans which will fund the interest payable under the intercompany loan will not necessarily match the floating and/or fixed rates on the notes. If the basis rate swap provider defaults in its obligation to make payments under the basis rate swap, we will be exposed to the variance between the rates of interest payable on the mortgage loans and the rate of interest payable on the notes. Unless a replacement basis rate swap is entered into, we may have insufficient funds to make payments due on the notes of any class and any series.

TERMINATION PAYMENTS ON THE BASIS RATE SWAP MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE NOTES

    The amount of revenue receipts that Funding receives will fluctuate according to the interest rates applicable to the mortgage loans in the mortgages trust. However, the amount of interest payable to us pursuant to the swap agreements and the intercompany loan agreement (as the case may be) will be calculated by reference to a rate based on three-month LIBOR for sterling deposits or, in the case of the interest rate swap, by reference to a fixed rate.

    To hedge our exposure against the possible variance between the foregoing interest rates, we will enter into the basis rate swap with the basis rate swap provider and the note trustee on the closing date (see "THE SWAP AGREEMENTS -- THE BASIS RATE SWAP").

    If the basis rate swap is terminated, we may be obliged to pay a termination payment to the basis rate swap provider. The amount of the termination payment will be based on the cost of entering into a replacement basis rate swap. Under the intercompany loan agreement, Funding will be required to pay us an amount equal to any termination payment due by us to the basis swap provider. Funding will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

    We cannot give you any assurance that Funding will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under the swap or to make subsequent payments to you in respect of the relevant series and class of notes. Nor can we give you any assurance that we will be able to enter into a replacement swap or, if one is entered into, that the credit rating of the replacement basis rate swap provider will be sufficiently high to prevent a downgrading of the then-current ratings of the notes by the rating agencies.

    Except where the basis rate swap provider has caused the basis rate swap to terminate by its own default, any termination payment due by us will rank equally with payments due on the notes. Any additional amounts required to be paid by us following
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termination of  the basis  rate swap  (including any  extra costs  incurred (for
example,  from  entering   into  "SPOT"  interest  rate  swaps)   if  we  cannot
immediately enter into a basis rate swap) will also rank equally with payments due on the notes.

    Therefore, if we are obliged to make a termination payment to the basis rate swap provider or to pay any other additional amount as a result of the termination of the swap, this may affect the funds which we have available to make payments on the notes of any class and any series.

TERMINATION PAYMENTS ON THE INTEREST RATE SWAP AND ANY OF THE CURRENCY SWAPS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE NOTES

    If the interest rate swap or any of the currency swaps terminate, we may be obliged to pay a termination payment to the interest rate swap provider or the relevant currency rate swap provider, as applicable. The amount of the termination payment will be based on the cost of entering into a replacement swap. Under the intercompany loan agreement, Funding will be required to pay us an amount required by us to pay any termination payment due by us to the relevant swap provider. Funding will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

    We cannot give you any assurance that Funding will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under the interest rate swap or any of the currency swaps or to make subsequent payments to you in respect of the relevant series and class of notes. Nor can we give you any assurance that we will be able to enter into a replacement swap or, if one is entered into, that the credit rating of the replacement swap provider will be sufficiently high to prevent a downgrading of the then--current ratings of the notes by the rating agencies.

    Except where the relevant swap provider has caused the relevant swap to terminate by its own default, any termination payment due by us will rank equally with payments due on the notes. Any additional amounts required to be paid by us following termination of the relevant swap (including any extra costs incurred if we cannot immediately enter into a replacement swap) will also rank equally with payments due on the notes.

    Therefore, if we are obliged to make a termination payment to the relevant swap provider or to pay any other additional amount as a result of the termination of the relevant swap, this may affect the funds which we have available to make payments on the notes of any class and any series.

IF THE BANK OF ENGLAND BASE RATE FALLS BELOW A CERTAIN LEVEL, WE COULD SUFFER A REVENUE SHORTFALL WHICH COULD ADVERSELY AFFECT OUR PAYMENTS ON THE NOTES

    The seller guarantees that for variable rate mortgage loans that are eligible to be charged at the seller's standard variable rate (including fixed rate mortgage loans which become variable after the fixed period), during the period in which the seller may impose an early repayment charge, the actual gross interest rate that the seller charges will be the lower of:

       (a)   the seller's standard variable rate; or

       (b) the Bank of England base rate plus a margin which is determined by Northern Rock.

    If the Bank of England base rate plus the appropriate margin (as described above) falls to a level below the seller's standard variable rate it is possible that there would be a shortfall of income on the mortgage loans and that, as a result, either or both of Funding and we would suffer a revenue shortfall.

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IF BORROWERS BECOME ENTITLED TO THE LOYALTY DISCOUNT OFFERED BY THE SELLER, WE
COULD SUFFER A REVENUE SHORTFALL WHICH COULD ADVERSELY AFFECT OUR PAYMENTS ON THE NOTES

    The seller currently offers a loyalty discount on each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) which currently provides for a reduction of 0.25% (although the seller may in the future allow for a discount of between 0.25% and 0.75%) of the applicable interest rate on that mortgage loan once the borrower has held that mortgage loan for at least seven years, subject to certain conditions. If the loyalty discount becomes applicable to a significant number of borrowers it is possible that there would be a shortfall of income on the mortgage loans and that, as a result, either or both of Funding and we would suffer a revenue shortfall.

WE RELY ON THIRD PARTIES AND YOU MAY BE ADVERSELY AFFECTED IF THEY FAIL TO PERFORM THEIR OBLIGATIONS

    We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the notes. For example, the swap providers have agreed to provide their respective swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the notes. In the event that any relevant third party was to fail to perform its obligations under the respective agreements to which it is a party, you may be adversely affected.

PAYMENTS BY FUNDING TO THIRD PARTIES IN RELATION TO THE PREVIOUS ISSUERS MAY AFFECT PAYMENTS DUE TO US AND ACCORDINGLY OUR ABILITY TO MAKE PAYMENTS ON THE NOTES

    Under the previous intercompany loan agreements, Funding is required to make payments to each previous issuer in respect of that previous issuer's obligations to make payments to the security trustee and its own note trustee, agent bank, paying agents, cash manager, corporate services provider and account bank and to other third parties to whom that previous issuer owes money. These payments, in addition to the payments that we are required to make to our third party creditors, rank in priority to amounts due by Funding to us under the intercompany loan that we may use to make payments under the notes. For further information regarding Funding's payment obligations, see "CASHFLOWS".

    Funding's obligations to make the third-party payments described above to the previous issuers may affect Funding's ability to make payments to us under the intercompany loan. This in turn may affect our ability to make payments on your notes.

EXCESS REVENUE RECEIPTS MAY NOT BE SUFFICIENT TO REPLENISH PRINCIPAL THAT HAS BEEN USED TO PAY INTEREST, WHICH MAY RESULT IN YOUR NOTES NOT BEING REPAID IN FULL

    If, on any payment date, revenue receipts available to us are insufficient to enable us to pay interest on the notes and our other expenses ranking in priority to interest due on notes, then we may use principal receipts from the intercompany loan to make up that revenue shortfall.

    During the term of the transaction, however, it is expected that these principal deficiencies will be recouped from subsequent excess issuer available revenue receipts. However, if subsequent excess issuer available revenue receipts are insufficient to recoup those principal deficiencies, then you may receive later than anticipated, or you may not receive in full, repayment of the principal amount outstanding on your notes.

    For more information on principal deficiencies, see "CREDIT STRUCTURE -- ISSUER PRINCIPAL DEFICIENCY LEDGER".

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THE SELLER SHARE OF THE TRUST PROPERTY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR
THE NOTES

    Subject to certain exceptions as described under "THE MORTGAGES TRUST -- ADJUSTMENTS TO TRUST PROPERTY" and " -- LOSSES", any losses from mortgage loans included in the trust property will be allocated to Funding and the seller on each distribution date in proportion to the then current Funding share percentage and the then current seller share percentage of the trust property.

    The seller share of the trust property does not provide credit enhancement for the Funding share of the trust property. Losses on the mortgage loans in the trust property are generally allocated proportionately between the seller and Funding depending on their respective percentage shares (or, in certain circumstances, their weighted average percentage shares) of the trust property.

WE WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY BY THE SELLER, AND OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO US AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE NOTES

    After an intercompany loan enforcement notice under the intercompany loan, any previous intercompany loan or any new intercompany loan is given (as described under "SECURITY FOR FUNDING'S OBLIGATIONS"), the security trustee may sell the Funding share of the trust property. There is no assurance that a buyer would be found or that such a sale would realize enough money to repay amounts due and payable under the intercompany loan agreement, the previous intercompany loan agreements and any new intercompany loan agreements.

    We will not, and Funding and the mortgages trustee will not, have any recourse to the seller of the mortgage loans, other than in respect of a breach of warranty under the mortgage sale agreement.

    We will not, and the mortgages trustee, Funding and the security trustee will not, undertake any investigations, searches or other actions on any mortgage loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

    If any of the warranties made by the seller is materially untrue on the date on which a mortgage loan (including any personal secured loan) is assigned to the mortgages trustee, then, in the first instance, the seller will be required to remedy the breach within 28 days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

    If the seller fails to remedy the breach within 28 days, then the seller will be required to repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the trust property, in each case at their current balance as of the date of completion of such repurchase together with all interest (whether due or accrued but not due) and arrears of interest payable thereon to the date of repurchase. There can be no assurance that the seller will have the financial resources to repurchase the mortgage loan or mortgage loans and their related security. However, if the seller does not repurchase those mortgage loans and their related security when required, then the seller share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those mortgage loans together with any arrears of interest and accrued and unpaid interest and expenses.

    Other than as described here, none of the mortgages trustee, Funding, you, the holders of the previous notes, the previous issuers or we will have any recourse to the assets of the seller.

THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST-ONLY LOAN (WITH OR WITHOUT A CAPITAL REPAYMENT VEHICLE) OR A COMBINATION LOAN

    Each mortgage loan in the cut-off date mortgage portfolio was advanced on one of the following bases:

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       *     Repayment basis, with principal and interest repaid on a monthly basis through the mortgage term; or

       *     An interest-only basis with or without a capital repayment vehicle;
             or

       * A combination basis, that is, a combination of the repayment and interest-only arrangements where only part of the principal will be repaid by way of monthly payments.

    Of the mortgage loans in the cut-off date mortgage portfolio, 72,538 mortgage loans (or 31.56% of the aggregate current balance of the mortgage loans as of the cut-off date) are interest-only basis with or without a capital repayment vehicle and 224,693 mortgage loans (or 68.43% of the aggregate current balance of the mortgage loans as of the cut-off date) are combination or repayment mortgage loans. Neither the interest-only mortgage loans nor the interest-only portion of any combination mortgage loan includes scheduled amortization of principal. Instead the principal must be repaid by the borrower in a lump sum at maturity of the mortgage loan.

    For interest-only mortgage loans with a capital repayment vehicle or a combination loan with a capital repayment vehicle the borrower is recommended to put in place an investment plan or other repayment mechanism forecast to provide sufficient funds to repay the principal due at the end of the term.

    The ability of a borrower to repay the principal on an interest-only mortgage loan or the final payment of principal on a combination mortgage loan at maturity depends on such borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time. However, there can be no assurance that there will be sufficient funds from any investment plan to repay the principal or (in the case of a combination loan) the part of the principal that it is designed to cover.

    The seller does not (and in certain circumstances cannot) take security over investment plans. Consequently, in the case of a borrower in poor financial condition the investment plan will be an asset available to meet the claims of other creditors. The seller also recommends the borrower to take out term life insurance cover in relation to the mortgage loan, although the seller again does not take security over such policies.

    In the case of interest-only mortgage loans, there can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the mortgage loan and a loss occurs on the mortgage loan, then this may affect payments on the notes if that loss cannot be cured by the application of excess issuer available revenue receipts.

THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

    The assignment by the seller to the mortgages trustee of the benefit of the English mortgage loans and their related security on August 23, 2004 took effect in equity only (and any assignment of the benefit of the English mortgage loans and their related security in the future will take effect in equity only). The sale and assignment by the seller to the mortgages trustee of the Scottish mortgage loans and their related security on August 23, 2004 were given effect by a declaration of trust by the seller by which the beneficial interests in such Scottish mortgage loans and their related security were transferred to the mortgages trustee (and any sale of Scottish mortgage loans and their related security in the future will be given effect by further declaration of trust). In each case this means that legal title to the mortgage loans and their related security in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each mortgage loan and its related security (which rights and benefits are subject to the trust in favor of the beneficiaries). The mortgages trustee has the right to demand the seller to give it legal title to the mortgage loans and the related security in the

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circumstances  described  under "ASSIGNMENT  OF  THE  MORTGAGE LOANS  AND  THEIR
RELATED SECURITY -- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE" and until then the mortgages trustee will not apply to H.M. Land Registry or H.M. Land Charges Registry to register or record its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgage loans and their related security, see "THE MORTGAGE LOANS -- SCOTTISH MORTGAGE LOANS" and "MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS -- SCOTTISH MORTGAGES". In addition, except in the limited circumstances set out in "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE", the seller will not give notice of the assignment of the mortgage loans and related security to any borrower.

    At any time during which the mortgages trustee does not hold the legal title to the mortgage loans and their related security or has not notified its interest in the mortgage loans and their related security to the borrowers, there are risks, as follows:

       * firstly, if the seller wrongly sold to another person a mortgage loan and that mortgage loan has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the mortgage loan and that person notified the borrower of that sale to it of the mortgage loan and its related security or registered its interest in that mortgage, then she or he might obtain good title to the mortgage loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected mortgage loan and its related security and it would not be entitled to payments by a borrower in respect of such a mortgage loan. This may affect our ability to repay the notes;

       * secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of setoff (see in particular "-- THERE ARE RISKS IN RELATION TO FLEXIBLE MORTGAGE LOANS AND PERSONAL SECURED LOANS WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES") which occur in relation to transactions or deposits made between certain borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the mortgage loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the mortgage loans, which may affect our ability to repay the notes; and

       * finally, the mortgages trustee would not be able to enforce any borrower's obligations under a mortgage loan or mortgage itself but would have to join the seller as a party to any legal proceedings.

    However, once notice has been given to a borrower of the transfer of the related mortgage loan and its related security to the mortgages trustee, any independent set-off rights which that borrower has against the seller will crystallize, further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the mortgage loan) will not be affected by that notice.

    Additionally, if a borrower exercises any set-off rights then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only. For more information on the risks of transaction set-off, see "-- THERE ARE RISKS IN RELATION TO FLEXIBLE MORTGAGE LOANS AND PERSONAL SECURED LOANS WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES".

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THERE ARE RISKS IN RELATION TO FLEXIBLE MORTGAGE LOANS AND PERSONAL SECURED
LOANS WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES

    As described under "-- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES", the seller has made an equitable assignment of (or, in the case of the Scottish mortgage loans, a transfer of the beneficial interest in) the relevant mortgage loans and mortgages to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgage loans and the mortgages. Such set-off rights (including analogous rights in Scotland) may occur if the seller fails to advance a cash re-draw to a borrower under a flexible mortgage loan or a further draw to a borrower under a personal secured loan when the borrower is entitled to such cash re-draw or further draw.

    If the seller fails to advance the cash re-draw or further draw in accordance with the relevant mortgage loan, then the relevant borrower may set off any damages claim (or the exercise of analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as equitable assignee of or holder of the beneficial interest in the mortgage loans and the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the flexible mortgage loan or personal secured loan as and when it becomes due. In addition, a borrower under a personal secured loan may attempt to set off any such damages claim (or the exercise of analogous rights in Scotland) against the seller's claim for payment of principal and/or interest under any other mortgage loan which the borrower has with the seller. Such set-off claims will constitute transaction set-off as described in the immediately preceding risk factor.

    The amount of the claim in respect of a cash re-draw or further draw will, in many cases, be the cost to the borrower of finding an alternative source of funds (although in the case of Scottish mortgage loans which are personal secured loans it is possible, though regarded as unlikely, that the borrower's rights of set-off could extend to the full amount of the relevant further draw). The borrower may obtain a mortgage loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative mortgage loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the borrower entered into the mortgage or which otherwise were reasonably foreseeable.

    A borrower may also attempt to set off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or the exercise of analogous rights in Scotland). In that case, the administrator will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgement is obtained.

    The exercise of set-off rights by borrowers would reduce the incoming cash flow to the mortgages trustee during such exercise. However, the amounts set off will be applied to reduce the seller share of the trust property only.

    Further, there may be circumstances in which:

       * a borrower may seek to argue that certain re-draws are unenforceable by virtue of non-compliance with the CCA;

       * a borrower may seek to argue that personal secured loans may be unenforceable or unenforceable without a court order because of non-compliance with the CCA; or

       * certain re-draws or further draws may rank behind liens created by a borrower after the date upon which the borrower entered into its mortgage with the seller.

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    The minimum seller share has been sized in an amount expected to cover these risks, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the notes or that payments may not be made when due.

IF THE ADMINISTRATOR IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE ADMINISTRATOR WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE MORTGAGE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES

    The seller has been appointed by the mortgages trustee and the beneficiaries as administrator to service the mortgage loans. If the administrator breaches the terms of the administration agreement, then the mortgages trustee, Funding and the security trustee will be entitled to terminate the appointment of the administrator and to appoint a substitute administrator.

    There can be no assurance that a substitute administrator would be found who would be willing and able to service the mortgage loans on the terms of the administration agreement. In addition, as described under the third risk factor immediately succeeding this risk factor, any substitute administrator may be required to be authorized under the FSMA once mortgage lending becomes a regulated activity. The ability of a substitute administrator fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute administrator may affect payments on the mortgage loans and hence our ability to make payments when due on the notes.

    You should note that the administrator has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

THE MORTGAGES TRUSTEE MAY NOT RECEIVE THE BENEFIT OF CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE NOTES

    The practice of the seller in relation to buildings insurance is described under "THE MORTGAGE LOANS -- BUILDINGS INSURANCE POLICIES". As described in that section, we cannot provide assurance that the mortgages trustee will always receive the benefit of any claims made under any applicable insurance contracts or that the amount received in the case of a successful claim will be sufficient to reinstate the property. This could reduce the principal receipts received by Funding according to the Funding share and could adversely affect our ability to make payments on the notes. You should note that buildings insurance is normally renewed annually.

THE MORTGAGES TRUSTEE IS NOT REQUIRED TO MAINTAIN MORTGAGE INDEMNITY INSURANCE WITH THE CURRENT INSURER, AND THE SELLER IS NOT REQUIRED TO MAINTAIN THE CURRENT LEVEL OF MORTGAGE INDEMNITY INSURANCE COVERAGE FOR NEW MORTGAGE LOANS THAT IT ORIGINATES IN THE FUTURE, WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES

    The mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer. The mortgages trustee has the discretion to contract for mortgage indemnity guarantee protection from any insurer then providing mortgage indemnity insurance policies or not at all, subject to prior agreement with the rating agencies and their confirmation that this will not affect the then current ratings of the notes.

    In addition, the seller is not required to maintain the same level of coverage under mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trust. See "THE MORTGAGE LOANS -- BUILDINGS INSURANCE POLICIES -- MIG POLICIES".

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POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL
SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITIES MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE ADMINISTRATOR, THE MORTGAGE LOANS AND/OR PERSONAL SECURED LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE NOTES

    In the United Kingdom, the Office of Fair Trading ("OFT") is responsible for the issue of licenses under and the enforcement of the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom.

    Mortgage lending in the United Kingdom is to become a regulated activity under the FSMA on October 31, 2004 ("N(M)").

    The FSMA will apply to a "REGULATED MORTGAGE CONTRACT". A mortgage loan contract (other than personal secured loans) will be a regulated mortgage contract if, at the time it is entered into: (a) the borrower is an individual or trustee, (b) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage on land (other than timeshare accommodation) in the UK, and (c) at least 40% of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in the case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person.

    When mortgage lending becomes a regulated activity at N(m), subject to any exemption, persons carrying on any specified mortgage-related activity by way of business will need to be authorized by the Financial Services Authority (the "FSA") under the FSMA. The specified activities currently are (a) entering into a regulated mortgage contract as lender, (b) administering a regulated mortgage contract (administrating in this context means notifying borrowers of changes in mortgage payments and collecting payments due under the mortgage loan), (c) advising on regulated mortgage contracts, and (d) arranging regulated mortgage contracts. Agreeing to carry on any of these activities will also be a regulated activity.

    The regime under the FSMA regulating financial promotion will cover the content and manner of promotion of regulated mortgage products, and by whom such promotion can be issued or approved.

    If an unauthorized person carries on a regulated activity in respect of a regulated mortgage contract entered into on or after N(m) and/or the requirements as to advertising are not complied with, a criminal offence may be committed and it may render the contract unenforceable against the borrower except with the approval of a court. The mortgages trustee does not need to be an authorised person under the FSMA in order to acquire legal or beneficial title to a regulated mortgage contract. The issuer and mortgages trustee will not carry on the regulated activity of administering in relation to regulated mortgage contracts, where such contracts are administered pursuant to an administration agreement by an entity having the required FSA authorization and permission. If such administration agreement terminates, however, the issuer and mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required FSA authorization and permission. In addition, from N(m) no variations will be made to the mortgage loans and no re-draws or further advances will be made under the mortgage loans, where it will result in the issuer, Funding or the mortgages trustee arranging, advising on, administering or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if it would be required to be authorized under the FSMA to do so.

    Currently in the United Kingdom, self-regulation of mortgage business is under the Mortgage Code (the "CML CODE") issued by the Council of Mortgage Lenders (the "CML"). The seller currently subscribes to the CML Code.
Membership of the CML and compliance with the CML Code are voluntary. The CML Code sets out a minimum standard of good mortgage business practice, from marketing to lending procedures and dealing with borrowers experiencing financial difficulties. Since April 30, 1998, lender-subscribers to the CML Code may not accept mortgage business introduced by intermediaries who were not registered with (before November 1, 2000) the Mortgage Code Register of Intermediaries or (on and after November 1, 2000) the Mortgage Code Compliance Board.

    In March 2001, the European Commission published a Recommendation to member states urging their lenders to subscribe to the code issued by the European Mortgage Federation. On July 26, 2001 the CML decided to subscribe to the code collectively on behalf of its members. Lenders had until September 30, 2002 to implement the code, an important element of which is provision to consumers of a "European Standardised Information Sheet" (an "ESIS") similar to the pre-application illustration proposed by the FSA. Following postponement of the regulation by the FSA of mortgage business from August 2002 to N(m), UK lenders generally cannot begin to provide ESISs to consumers until N(m). The CML has discussed this with the European Commission and the European Mortgage Federation. While compliance with the code is voluntary, if the code is not effective, the European Commission is likely to see further pressure from consumer bodies to issue a Directive on mortgage credit or to extend its proposal for a Directive on consumer credit (as to which, see the paragraph below) to all mortgage credit.

    In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on the harmonization of the laws, regulations and administrative provisions of the member states concerning credit for consumers and surety agreements entered into by consumers. In its original form, the proposal requires specified requirements to be met and restrictions observed in respect of certain mortgage loan products, including new credit agreements for further drawings under certain flexible mortgages and for further advances and amortization tables for repayment mortgages. If the proposal comes into force in its original form, mortgage loans which do not comply with these requirements and restrictions may be subject to penalties, potentially including loss of interest and charges by the mortgagee coupled with continuation of the right of repayment in installments by the borrower. Significantly, in its original form the proposal provides that it does not apply retrospectively (subject to certain exceptions including new drawings or further advances made in respect of existing agreements) and does not apply to residential mortgage loans except those which include an equity release component. There has been significant opposition from the European Parliament to the original form of the proposed directive. On April 20, 2004, the European Parliament voted on its first reading of the proposed directive and has made over 150 amendments. In particular, these amendments provide that (subject to certain exceptions) loans not exceeding [e]100,000 will be regulated, but that the proposed directive will not apply to any loan secured by a mortgage on land or to any loan originated before national implementing legislation comes into force.

    The European Commission will now re-draft the proposed directive in light of the European Parliament resolution. There are differences in opinion as to the extent to which mortgage loans should be included in the scope of the proposed directive, and the directive may be substantially further amended before it is ultimately brought into effect.

    In any event the proposed directive is unlikely to come into force before 2006 as the co-decision procedures of the European Parliament and of the Council, from the publication of the proposal to the coming into force of the new consumer credit directive, are likely to take at least two years and member states will then have a further two years in which to bring national implementing legislation regulations and administrative provisions into force. The UK Department of Trade and Industry (the "DTI") is currently in consultation with consumer and industry organizations in relation to this proposal. As a result of the above, the form and the effect of the ultimately implemented directive on our ability to make payments when due on the notes cannot be fully determined at this stage.

    Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual, (b) the amount of "credit" as defined in the CCA does not exceed the financial limit, which is [GBP]25,000 for credit agreements made on or after May 1, 1998, or lower amounts for credit agreements made before that date, and (c) the credit agreement is not an exempt agreement as specified in or under section 16 of the CCA (for example, certain types of credit to finance the purchase of, or alterations to, homes or business premises). Some of the personal secured loans in the mortgage portfolio might be wholly or partly regulated or treated as such by the CCA. Any such perso nal secured loan has to comply with requirements under the CCA as to content, layout and execution of the personal secured loan agreement. If it does not comply, then to the extent that it is regulated or to be treated as such:

       (a) the personal secured loan is unenforceable if the form to be signed by the borrower is not signed by the borrower or omits or mis-states a "prescribed term"; or

       (b) in other cases, the personal secured loan is unenforceable without a court order and, in exercising its discretion whether to make the order, the court will take into account any prejudice suffered by the borrower and any culpability by the seller.

    If a court order is necessary to enforce some or part of a personal secured loan in the mortgage portfolio to the extent that it is regulated, then in dealing with such an application, the court has the power, if it appears just to do so, to amend the personal secured loan agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared). The CCA contains anti-avoidance provisions. The seller does not believe that these provisions would apply to the mortgage loans, and has represented that no mortgage loan (apart from a personal secured loan) is wholly or partly regulated by the CCA or to be treated as such.

    In November 2002, the DTI announced its intention that a credit agreement will be regulated by the CCA where, for credit agreements made after this change is implemented: (a) the borrower is or includes an individual, save for partnerships of four or more partners, (b) irrespective of the amount of credit (although in July 2003, the DTI announced its intention that the financial limit will remain for certain business-to-business lending), and (c) the credit agreement is not an exempt agreement. If this change is implemented, then any new loan or further advance made after this time, other than a regulated mortgage contract under the FSMA or an exempt agreement under the CCA, will be regulated by the CCA. Such loan or further advance will have to comply with requirements as to the form and content of the credit agreement and, in certain cases, new requirements for pre-contract disclosure of key information. If it does not comply, it will be unenforceable against the borrower. A consumer credit white paper was published by the DTI in December 2003. The white paper was accompanied by a consultation on draft regulations detailing the changes proposed for consumer credit advertising, the form and content of credit agreements, pre-contract disclosure requirements, the early settlement of credit agreements and facilitating the conclusion of credit agreements over the internet.

    Following the consultation process, in June 2004 finalized regulations were laid before Parliament governing consumer credit advertising; the form and content of credit agreements; requirements for pre-contract disclosure; and the rebate of interest charges to which a borrower will be entitled on early settlement. The new regulations relating to advertising are due to come into effect on October 31, 2004. The regulations relating to form and content of credit agreements are due to come into effect on May 31, 2005, or August 31, 2005 for agreements that have been presented, sent or made available to the borrower but have not been executed before May 31, 2005. Regulations on pre-contract disclosure are due to take effect from May 31, 2005. The regulations on early settlement introduce revised formulae for calculating the minimum rebate of interest to which the borrower is entitled on an early settlement, which are anticipated to be more favourable to the borrower than the existing formulae. The new formulae come into force on May 31, 2005 for all agreements entered into on or after that date. For all agreements existing on May 31, 2005 the new formulae will apply from May 31, 2007 for all such agreements which were originally for a term of 10 years or less, and from May 31, 2010 for all such agreements which were originally for a term of more than 10 years.

    The FSA has announced that, to avoid dual regulation once the new regulatory regime applies, all mortgages regulated by the FSA will not be covered by the CCA. This carve-out only affects mortgages entered into on or after N(m).
Before that date, the CCA will continue to be the relevant legislation. For the avoidance of doubt, a mortgage securing a regulated mortgage contract that would (except for the carve-out) be regulated under the CCA or treated as such will, however, be enforceable on an order of the court only pursuant to section 126 of the CCA, notwithstanding regulation under the FSMA.

    No assurance can be given that additional regulations from the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments, in particular, but not limited to, the cost of compliance, may have a material adverse effect on the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full when due on the notes.

REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE MORTGAGE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES

    In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1994 applied to all of the mortgage loans that were entered into between July 1, 1995 and September 30, 1999. These regulations were revoked and re-enacted by the Unfair Terms in Consumer Contracts Regulations 1999 ("UTCCR") on October 1, 1999, which apply to all the mortgage loans as of that date. The UTCCR generally provide that:

       * a borrower may challenge a term in an agreement on the basis that it is an "unfair" term within the regulations and therefore not binding on the borrower; and

       * the OFT and any "qualifying body" (as defined in the regulations, such as the FSA) may seek to prevent a business from relying on unfair terms.

    This will not generally affect "core terms" which set out the main subject matter of the contract, such as the borrower's obligation to repay principal. However, it may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate. For example, if a term permitting a lender to vary the interest rate is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that she or he has paid it, will be able, as against the lender or the mortgages trustee, to claim repayment of the extra interest amounts paid or to set off the amount of such claim against the amount owing by the borrower under the mortgage loan. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the notes such that the payments on your notes could be reduced or delayed.

    On February 24, 2000, the OFT issued a guidance note on what the OFT considers to be fair and unfair terms for interest variation in mortgage contracts. Where the interest variation term does not provide for precise and immediate tracking of an external rate outside the lender's control, and if the borrower is locked in, for example by an early repayment charge that is considered to be a penalty, the term is likely to be regarded as unfair under the UTCCR unless the lender (i) notifies the borrower in writing at least 30 days before the rate change and (ii) permits the borrower to repay the whole loan during the next three months after the rate change, without paying the early repayment charge. The seller has reviewed the guidance note and has concluded that its compliance with it will have no material adverse effect on the mortgage loans or its business. The guidance note has been withdrawn from the OFT website. The FSA has agreed with the OFT to take responsibility for the enforcement of the UTCCR in regulated mortgage contracts. The guidance note is currently under review by the OFT and the FSA, but there is no indication as to when this review is likely to be concluded or what changes, if any may arise from it.

    In August 2002 the Law Commission for England and Wales and the Scottish Law Commission published a Joint Consultation Paper proposing changes to the UTCCR, including harmonizing provisions of the UTCCR and the Unfair Contract Terms Act 1977,
applying the UTCCR to business-to-business contracts and revising the UTCCR to make it "clearer and more accessible". The closing date for comments on this consultation was November 8, 2002 and a final report (together with a Bill) is expected in 2004. No assurances can be given that changes to the UTCCR, if implemented, will not have an adverse effect on the seller, the issuer and/or the administrator.

    Under the FSMA, the Financial Ombudsman Service (the "OMBUDSMAN") is required to make decisions on (among other things) complaints relating to the terms in agreements on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account (among other things) law and guidance. Complaints brought before the Ombudsman for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case would first be adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman. The Ombudsman may make a money award to a borrower, which may adversely affect the value at which mortgage loans could be realized and accordingly our ability to make payments in full when due on the notes.

THE MORTGAGES TRUSTEE'S ENTITLEMENT TO BE INDEMNIFIED FOR LIABILITIES UNDERTAKEN DURING THE ENFORCEMENT PROCESS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO FUNDING TO PAY AMOUNTS DUE UNDER THE INTERCOMPANY LOAN, WHICH MAY IN TURN ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES

    In order to enforce a power of sale in respect of a mortgaged property, the relevant mortgagee (which may be Northern Rock, the mortgages trustee or any receiver appointed by the security trustee) must first obtain possession of the mortgaged property unless the property is vacant. Possession is usually obtained by way of a court order although this can be a lengthy process and the mortgagee must assume certain risks. Each of the mortgages trustee and the security trustee and any receiver appointed by it is entitled to be indemnified to its satisfaction against personal liabilities which it could incur if it were to become a mortgagee in possession before it is obliged to seek possession, provided that it is always understood that the security trustee is never obliged to enter into possession of the mortgaged property.

THE EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME MAY PREVENT YOU FROM RECEIVING INTEREST ON THE NOTES IN FULL

    The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required from July 1, 2005, to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

TAX PAYABLE BY FUNDING AND THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES

    As explained under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES", Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amount of any expenses or losses which are not deductible for the purposes of UK corporation tax. If the tax payable by Funding or the issuer is greater than expected because, for example, expenses or losses which are not so deductible are greater than expected, the funds available to make payments on your notes could be materially reduced and this could have a material adverse effect on our ability to make payments on the notes.

IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION PRIOR TO THE MATURITY OF THE NOTES, WE CANNOT ASSURE YOU THAT THIS WOULD NOT ADVERSELY AFFECT PAYMENTS ON YOUR NOTES

    It is possible that prior to the maturity of the notes the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event, (a) all amounts payable in respect of any notes denominated in pounds sterling may become payable in euro; (b) applicable provisions of law may allow or require us to re-denominate such notes into euro and take additional measures in respect of such notes; and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in pounds sterling used to determine the rates of interest on such notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect a borrower's ability to repay its loan as well as adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the notes.

YOUR INTERESTS MAY BE ADVERSELY AFFECTED BY A CHANGE OF LAW IN RELATION TO UK WITHHOLDING TAX

    In the event that amounts due under the notes are subject to withholding tax, we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax under current English law is discussed under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES".

PROPOSED CHANGES TO THE BASEL CAPITAL ACCORD AND THE RISK WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF YOUR NOTES

    In June 1999, the Basel Committee on Banking Supervision (the "BASEL COMMITTEE") issued proposals for reform of the 1988 Capital Accord and proposed a new capital adequacy framework which places enhanced emphasis on market discipline. Following an extensive consultation period on its proposals, the Basel Committee announced on May 11, 2004 that it had achieved consensus on the framework of the "NEW BASEL CAPITAL ACCORD". The text of the New Basel Capital Accord was published on June 26, 2004 as "International Convergence of Capital Measurement and Capital Standards: A Revised Framework". This text will serve as the basis for national and super national rule-making and approval processes to continue and for banking organizations to complete their preparation for the implementation of the New Basel Capital Accord. The Basel Committee confirmed that it is currently intended that the various approaches under the framework be implemented in stages, some from year-end 2006, and the most advanced at year-end 2007. The New Basel Capital Accord proposals could affect risk weighting of the notes in respect of certain investors if those investors are regulated in a manner which will be affected by the proposals. Consequently, you should consult your own advisers as to the consequences to and effect on you of the potential application of the New Basel Capital Accord proposals. We cannot predict the precise effects of potential changes which might result from the adoption of the New Basel Capital Accord.

YOU WILL NOT RECEIVE PHYSICAL NOTES, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE NOTES

    Unless the global note certificates are exchanged for individual note certificates, which will only occur under a limited set of circumstances, your beneficial ownership of the notes will only be registered in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of physical notes could, among other things:

       * result in payment delays on the notes because we will be sending distributions on the notes to DTC instead of directly to you;

       * make it difficult for you to pledge or otherwise grant security over the notes if physical notes are required by the party demanding the pledge or other security; and

       * hinder your ability to resell the notes because some investors may be unwilling or unable to buy notes that are not in physical form.

IF YOU HAVE A CLAIM AGAINST US IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST US IN ENGLAND TO ENFORCE YOUR RIGHTS

    We have agreed to submit to the non-exclusive jurisdiction of the courts of England, and it may be necessary for you to bring a suit in England to enforce your rights against us.

PROVISIONS OF THE INSOLVENCY ACT 2000 COULD DELAY ENFORCEMENT OF YOUR RIGHTS IN THE EVENT OF OUR INSOLVENCY OR AN INSOLVENCY OF FUNDING

    The Insolvency Act 2000 amended the Insolvency Act 1986 to provide that certain "small" companies (which are defined by reference to certain tests relating to a company's balance sheet, turnover and number of employees) will be able to seek protection from their creditors for a period of up to 28 days with the option for creditors to extend the moratorium for a further two months. The position as to whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that the Issuer or Funding will, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and can make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

    However, the Insolvency Act 1986 (Amendment) (No.3) Regulations 2002 (Statutory Instrument 2002 No. 1990) provides for an exception to the "small" companies moratorium provisions if the company is party to an arrangement which is or forms part of a capital market arrangement under which (i) a party has incurred, or when the arrangement was entered into was expected to incur, a debt of at least [GBP]10 million under the arrangement and (ii) the arrangement involves the issue of a capital market investment. We believe that we will fall within this exception and that the moratorium provisions will not apply to us. However, we take the view that the exception will not cover Funding and there is therefore a risk that it may be the subject of a "small" companies moratorium under the Insolvency Act 2000. It should be borne in mind that the moratorium merely delays the enforcement of security whilst the moratorium is in effect (a maximum of three months), it does not void or in any way negate the security itself.

                                  DEFINED TERMS

    We have provided an index of defined terms at the end of this prospectus under "GLOSSARY". Terms used in this prospectus have the meaning set out in the glossary unless they are defined where they first appear in this prospectus. For purposes of this prospectus, the term "BORROWER" has the meaning set out in the glossary, but generally means a person or persons who have borrowed money under a mortgage loan.

    Because this transaction is related, by virtue of its master trust structure, to previous transactions and because it may be related to future transactions, it is necessary in this prospectus to refer to any or all of these transactions. In respect of notes, intercompany loans, issuers and terms derived from or relating to these terms, we use the word "PREVIOUS" when referring to the Granite Mortgages 01-1 plc transaction that closed on March 26, 2001, the Granite Mortgages 01-2 plc transaction that closed on September 28, 2001, the Granite Mortgages 02-1 plc transaction that closed on March 20, 2002, the Granite Mortgages 02-2 plc transaction that closed on September 23, 2002, the Granite Mortgages 03-1 plc transaction that closed on January 27, 2003, the Granite Mortgages 03-2 plc transaction that closed on May 21, 2003, the Granite Mortgages 03-3 plc transaction that closed on September 24, 2003, the Granite Mortgages 04-1 plc transaction that closed on January 28, 2004 and the Granite Mortgages 04-2 plc transaction that closed on May 26, 2004 and persons and matters connected to those transactions, and "NEW" when referring to future potential transactions. References to "THE ISSUER", "WE" or "US" refer to Granite Mortgages 04-3 plc, and references to "THE NOTES" and "THE INTERCOMPANY LOAN" refer to the notes that we are issuing under this prospectus and the intercompany loan that we will enter into with Funding on the closing date.

                             US DOLLAR PRESENTATION

    Translations of pounds sterling into US dollars, unless otherwise stated in this prospectus, have been made at the rate of [GBP]0.5473 = $1.00, which reflects the noon buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank on August 2, 2004. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

    References throughout this prospectus to "[GBP]", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great
Britain and Northern Ireland.

    References in this prospectus to "US$", "USD", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

    References in this prospectus to "[E]", "EURO" or "EURO" are to the currency of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of March 25, 1957 establishing the European Community, as amended from time to time.

                   STERLING/US DOLLAR EXCHANGE RATE HISTORY*

                                 JANUARY 1, 2004      YEARS ENDED DECEMBER 31
                                         THROUGH  ------------------------------
                                  AUGUST 2, 2004    2003    2002    2001    2000
                                 ---------------  ------  ------  ------  ------
Last(1)                                   1.8271  1.7858  1.6100  1.4546  1.4930
Average(2)                                1.8261  1.6359  1.5038  1.4407  1.5160
High                                      1.9047  1.7858  1.6100  1.5038  1.6537
Low                                       1.7559  1.5541  1.4082  1.3727  1.3977
                                 ---------------  ------  ------  ------  ------

------------
Notes

(1) Last is the closing exchange rate on the last operating business day of each of the years indicated, years commencing from January 1 or the next operating business day.

(2) Average is the average daily exchange rate during the period.

                                            JULY    JUNE     MAY   APRIL   MARCH
                                            2004    2004    2004    2004    2004
                                          ------  ------  ------  ------  ------
High                                      1.8730  1.8431  1.8382  1.8572  1.8694
Low                                       1.8170  1.8073  1.7559  1.7713  1.8027


------------
* Source: Bloomberg

                                   THE ISSUER

INTRODUCTION

    The issuer was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on July 1, 2004 with registered number 5168395. The registered office of the issuer is at Fifth Floor, 100 Wood
Street, London EC2V 7EX. The issuer's authorized share capital as at August 27, 2004 comprised, and as at the date of this prospectus comprises, 50,000 ordinary shares of [GBP]1 each. The issuer's issued share capital as at August 27, 2004 and as at the date of this prospectus comprised 50,000 ordinary shares of [GBP]1 each (of which [GBP]12,500 is paid up), all of which are beneficially owned by Funding (see "FUNDING").

    The issuer is organized as a special purpose company and will be mostly passive. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Funding or the issuer.

    The principal objects of the issuer are set out in its memorandum of association and permit the issuer, among other things, to lend money and give credit, secured or unsecured, to borrow or raise money and to grant security over its property for the performance of its obligations or the payment of money.

    The issuer was established to raise capital by the issue of notes and to use the net proceeds of such issuance to make the intercompany loan to Funding in accordance with the intercompany loan agreement to be entered into between Funding and the issuer.

    Since its incorporation, the issuer has not engaged in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, the authorization and issue of the notes, the matters contemplated in this prospectus, the authorization of the other transaction documents referred to in this prospectus or in connection with the issue of the notes and other matters which are incidental or ancillary to those activities. The issuer has no employees.

    There is no intention to accumulate surplus cash in the issuer except in the circumstances set out under "SECURITY FOR THE ISSUER'S OBLIGATIONS". The current financial period of the issuer will end on December 31, 2005.


DIRECTORS AND SECRETARY

    The directors of the issuer and their respective business addresses and principal activities or business occupations are:

                                                     PRINCIPAL ACTIVITIES/
NAME                            BUSINESS ADDRESS     BUSINESS OCCUPATION
------------------------------  -------------------  -----------------------------
Keith McCallum Currie           Northern Rock House  Treasury Director of
                                Gosforth             Northern Rock plc
                                Newcastle upon Tyne
                                NE3 4PL

L.D.C. Securitisation Director  Fifth Floor          Acting as corporate directors
No. 1 Limited                   100 Wood Street      of special purpose companies
                                London
                                EC2V 7EX

L.D.C. Securitisation Director  Fifth Floor          Acting as corporate directors
No. 2 Limited                   100 Wood Street      of special purpose companies
                                London
                                EC2V 7EX

    Keith McCallum Currie is an employee of the seller.

    The directors of L.D.C. Securitisation Director No. 1 Limited and L.D.C. Securitisation Director No. 2 Limited and their principal activities or business occupations are:

                                                             PRINCIPAL ACTIVITIES/
NAME                          BUSINESS ADDRESS               BUSINESS OCCUPATION
----------------------------  -----------------------------  --------------------------
Law Debenture Securitisation  Fifth Floor, 100 Wood Street,  Provision of directors for
Services Limited              London EC2V 7EX                special purpose vehicles


    The affairs of L.D.C. Securitisation Director No. 1 Limited, L.D.C. Securitisation Director No. 2 Limited and Law Debenture Securitisation Services Limited are represented by its directors Denyse Monique Anderson, Julian Robert Mason-Jebb, Clive Laurence Charles Rakestrow, Richard David Rance and Robert James Williams each of whose business address is at Fifth Floor, 100 Wood Street, London EC2V 7EX and (other than Robert James Williams) each of whose principal activities are as director of The Law Debenture Trust Corporation p.l.c. The principal activity of Robert James Williams is director of The Law Debenture Corporation p.l.c.

    The company secretary of the issuer is:

NAME                                      BUSINESS ADDRESS
----------------------------------------  -----------------------------
Law Debenture Corporate Services Limited  Fifth Floor, 100 Wood Street,
                                          London EC2V 7EX

    In accordance with the corporate services agreement, the seller and the corporate services provider will each provide directors and other corporate services for the issuer in consideration for the payment of an annual fee to the corporate services provider.

    The issuer's activities will principally comprise the issue of the notes, the making of the intercompany loan to Funding pursuant to the intercompany loan agreement, the entering into of all documents relating to such issue and such intercompany loan to which it is expressed to be a party and the exercise of related rights and powers and other activities referred to in this prospectus or reasonably incidental to those activities.


CAPITALIZATION AND BORROWINGS

    The following table shows the unaudited capitalization and borrowings of the issuer as at August 27, 2004 and as adjusted for the issuance of the notes (assuming all of the notes are issued on the closing date):

                                                                AT   AS ADJUSTED
                                                        AUGUST 27,  FOR ISSUANCE
                                                              2004      OF NOTES
                                                             [GBP]         [GBP]
                                                        ----------  ------------
SHARE CAPITAL
Total authorized share capital (ordinary
  shares of [GBP]1 each)                                    50,000        50,000
                                                        ----------  ------------
Total paid up share capital (50,000 ordinary
  shares of [GBP]1 each, partly paid up to 25%)             12,500        12,500
                                                        ==========  ============
BORROWINGS
Series 1 notes                                                   0 1,663,927,423
Series 2 notes                                                   0 1,128,782,391
Series 3 notes                                                   0 1,207,300,000
                                                        ----------  ------------
                                                                 0 4,000,009,814

    The issuer's audited balance sheet is set out in Appendix B to this prospectus. As at August 27, 2004, the issuer had no contingent liabilities and no outstanding guarantees or unsecured loan capital. None of the issuer's borrowings, including loan capital, is guaranteed. There has been no material change to the capitalization, borrowings (including loan capital), guarantees or contingent liabilities of the issuer from August 27, 2004 to the date of this prospectus. The notes issued by this prospectus will not be guaranteed by the issuer or any other party.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

SOURCES OF CAPITAL AND LIQUIDITY

    The issuer's source of capital will be the net proceeds of the offering of the notes. The issuer's primary source of liquidity will be payments of interest and principal on the intercompany loan.

RESULTS OF OPERATIONS

    The issuer does not have an operating history as of the date of this prospectus. Accordingly, this prospectus does not include any historical or pro forma ratio of earnings to fixed charges. The earnings on the intercompany loan, the interest costs of the notes and the related operating expenses will determine the issuer's results of operations in the future. The fee payable by Funding under the intercompany loan agreement will cover the fees and expenses of the issuer in connection with the issuance of the notes. The income generated on the intercompany loan will be used to pay principal and interest on the notes.

                                 USE OF PROCEEDS

     The gross proceeds from the issuance of the offered notes will equal approximately $3,096,500,000 and will be applied (after exchanging the gross US dollar proceeds of the dollar notes for sterling proceeds calculated by reference to the dollar currency swap rates, after exchanging the gross euro proceeds of the euro notes for sterling proceeds calculated by reference to the euro currency swap rates and after including the gross proceeds from the issuance of the sterling notes), in accordance with the intercompany loan agreement, to make the intercompany loan to Funding. Our fees and expenses in connection with the issuance of the notes are expected to be approximately [GBP]7,816,000 (or $14,038,000). These fees and expenses will be paid by us, but will be funded by an amount paid to us by Funding as a fee under the intercompany loan agreement.

                             THE NORTHERN ROCK GROUP

THE SELLER

    The seller was incorporated as a public limited liability company in England and Wales on October 30, 1996 with registered number 03273685. The seller is regulated by the Financial Services Authority. The seller was originally a building society and was converted October 1, 1997 from a mutual form UK building society to a stock form UK bank listed on the London Stock Exchange plc and authorized under the FSMA.

    The registered office of the seller is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL.

    At June 30, 2004, the seller was the ninth largest UK quoted bank by market capitalization. It is a specialized mortgage lender whose core business is the provision of residential mortgages funded in both the retail and wholesale markets. It also provides a range of other services, mainly related to its core activities.

    At June 30, 2004, the seller and its principal subsidiaries (the "GROUP") had total assets under management of approximately [GBP]57.1 billion and employed approximately 4,674 employees. At the date of this prospectus, Northern Rock has a long-term rating of "A" by Standard & Poor's, "A1" by Moody's and "A+" by Fitch. The seller's ordinary shares are listed on the London Stock Exchange plc.


MORTGAGE BUSINESS

    The seller is one of the major mortgage lenders in the UK in terms of mortgage loans outstanding. In the UK mortgage market, the seller's net lending during 2003 and for the six months ended June 30, 2004 (i.e., new mortgage lending during the year/period net of capital repayments and acquisitions) was [GBP]8.5 billion and [GBP]5.1 billion, respectively, and gross mortgage lending during 2003 and for the six months ended June 30, 2004 (i.e., solely on the basis of new mortgage lending during the year/period) was [GBP]17.3 billion and [GBP]10.1 billion, respectively.


SUBSIDIARIES OF THE SELLER

    The seller currently has the following two principal subsidiaries:

    *  NORTHERN ROCK MORTGAGE INDEMNITY COMPANY LIMITED

    Northern Rock Mortgage Indemnity Company Limited, or NORMIC, is a limited liability company incorporated in Guernsey on July 15, 1994 with registered number 28379. NORMIC's core business is the provision of mortgage indemnity insurance. NORMIC provides mortgage indemnity insurance to the seller.

    *  NORTHERN ROCK (GUERNSEY) LIMITED

    Northern Rock (Guernsey) Limited, or NRG, is a limited liability company incorporated in Guernsey on November 17, 1995 with registered number 30224. NRG is a wholly owned subsidiary of the seller and engages in retail deposit taking.

    The issuer believes that additional information relating to Northern Rock, in its capacity as basis rate swap provider and administrator, is not material to an investor's decision to purchase the notes.

                                     FUNDING

INTRODUCTION

    Funding was incorporated as a private limited company in Jersey, Channel Islands on February 14, 2001 with registered number 79308. The registered office of Funding is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Funding has been registered, under Schedule 21A to the Companies Act 1985, as having established a branch in England and Wales on February 19, 2001. Its registered overseas company number is FC022999 and branch number is BR005916. The branch address is at 69 Park Lane, Croydon CR9 1TQ. The authorized share capital of Funding as at December 31, 2003 comprised 100,000 ordinary shares of [GBP]1 each and as at the date of this prospectus comprises 200,000 ordinary shares of [GBP]1 each. The issued share capital of Funding as at December 31, 2003 comprised 100,000 ordinary shares of [GBP]1 each, all of which are beneficially owned by Holdings (see "HOLDINGS"), and the issued share capital of Funding as at the date of this prospectus is comprised of 125,000 ordinary shares of [GBP]1 each, all of which will continue to be beneficially owned by Holdings.

    Funding is organized as a special purpose company and is mostly passive. Funding has no subsidiaries other than the previous issuers and the issuer, although it is expected that, subject to certain conditions, Funding will establish new issuers from time to time to issue new notes. Each new issuer will be a subsidiary of Funding.

    Since its incorporation, Funding has not engaged in any material activities other than those relating to the issue of the previous notes by the previous issuers and those activities incidental to establishing the issuer, authorizing the transaction documents referred to in this prospectus, obtaining a standard license under the Consumer Credit Act 1974, filing a notification under the Data Protection Act 1998 and other matters which are incidental or ancillary to those activities. The current financial period of Funding will end on December 31, 2004.


DIRECTORS AND SECRETARY

    The directors of Funding and their respective business addresses and principal activities or business occupations are:

                                            PRINCIPAL ACTIVITIES/
NAME                   BUSINESS ADDRESS     BUSINESS OCCUPATION
---------------------  -------------------  -----------------------------
Keith McCallum Currie  Northern Rock House  Treasury Director of Northern
                       Gosforth             Rock plc
                       Newcastle upon Tyne
                       NE3 4PL

Robert William Short   69 Park Lane         Director of Onshore
                       Croydon              Administration
                       CR9 1TQ              Mourant International
                                            Finance Administration

Jonathan David Rigby   4 Royal Mint Court   Advocate
                       London
                       EC3N 4HJ


    Keith McCallum Currie is an employee of the seller.

    The company secretary of Funding is:

NAME                                       BUSINESS ADDRESS
-----------------------------------------  -----------------------------
Mourant & Co. Capital Secretaries Limited  69 Park Lane, Croydon CR9 1TQ


    Jonathan Rigby is a partner of Mourant du Feu & Jeune, the legal adviser to Funding as to matters of Jersey law. Robert Short and Jonathan Rigby are employees of the Mourant Group, which is the ultimate owner of Mourant & Co. Capital (SPV) Limited, to which fees are payable for providing corporate administration services to Funding, including the provision of a secretary through its subsidiary company, Mourant & Co. Capital Secretaries Limited. Jonathan Rigby and Robert Short are directors of both Mourant & Co. Capital
(SPV) Limited and Mourant & Co. Capital Secretaries Limited.


CAPITALIZATION AND BORROWINGS

    The following table shows the unaudited capitalization and borrowings of Funding as at December 31, 2003 and as adjusted for the drawing of the intercompany loan and the start-up loan (assuming that the intercompany loan and the start-up loan are drawn on the closing date):

                                                                                       AS ADJUSTED FOR
                                                                                            DRAWING OF
                                                                                          INTERCOMPANY
                                                                       DECEMBER 31,  LOAN AND START-UP
                                                                               2003               LOAN
                                                                              [GBP]              [GBP]
                                                                     --------------  -----------------
SHARE CAPITAL
Total authorized share capital (ordinary shares of [GBP]1 each)             100,000            200,000
Total issued share capital (ordinary shares of [GBP]1 each allotted
and fully paid)                                                             100,000            125,000

LOAN CAPITAL OR BORROWINGS
Secured intercompany loan (Granite Mortgages 01-1 plc)                  992,527,487        878,159,7533
Start-up loan for Granite Mortgages 01-1 plc                              4,447,095          4,447,0953
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 01-2 plc)                1,090,480,769        964,307,6923
Start-up loan for Granite Mortgages 01-2 plc                              8,517,720          8,517,7203
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 02-1 plc)                1,908,801,128      1,688,037,5053
Start-up loan for Granite Mortgages 02-1 plc                             24,431,029         24,431,0293
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 02-2 plc)                2,307,072,298      2,062,614,5263
Start-up loan for Granite Mortgages 02-2 plc                             23,268,501         23,268,5013
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 03-1 plc)                2,580,312,980      2,294,174,9983
Start-up loan for Granite Mortgages 03-1 plc                             26,832,548         26,832,5483
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 03-2 plc)                2,291,019,597      1,964,045,3253
Start-up loan for Granite Mortgages 03-2 plc                             22,625,000         22,625,0002
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 03-3 plc)                2,226,469,523      1,853,684,3823
Start-up loan for Granite Mortgages 03-3 plc                             16,400,000         16,400,0003
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 04-1 plc)                            01     2,987,641,6993
Start-up loan for Granite Mortgages 04-1 plc                                      01        46,650,0003
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 04-2 plc)                            02     3,397,983,4273
Start-up loan for Granite Mortgages 04-2 plc                                      02        61,600,0003
                                                                     --------------  -----------------
Secured intercompany loan (Granite Mortgages 04-3 plc)                            0       4,000,009,814
Start-up loan for Granite Mortgages 04-3 plc                                      0          48,900,000
                                                                     --------------  -----------------
Total Loan Capital or Borrowings                                     13,523,205,6751,2   22,374,331,014
                                                                     ==============  =================

------------
1 Granite Mortgages 04-1 plc commenced trading on January 28, 2004 when it issued [GBP]3,471,661,953 principal amount of mortgage backed notes and made an intercompany loan in the amount of [GBP]3,471,661,953 to Funding. Funding in turn used the proceeds of such intercompany loan to purchase an additional share of the mortgages trust from the mortgages trustee in the amount of [GBP]3,471,661,953. Northern Rock assigned [GBP]4,999,992,263 of mortgage loans to the mortgages trustee on January 26, 2004 and also made available to Funding a start-up loan on January 26, 2004 in the amount of [GBP]46,650,000. No repayment of principal by Funding under the intercompany loan from Granite Mortgages 04-1 plc or under the start-up loan from Northern Rock was due until the payment date occurring in March 2004.

2 Granite Mortgages 04-2 plc commenced trading on May 26, 2004 when it issued
  [GBP]3,650,288,662 principal amount of mortgage backed notes and made an intercompany loan in the amount of [GBP]3,650,288,662 to Funding. Funding in turn used the proceeds of such intercompany loan to purchase an additional share of the mortgages trust from the mortgages trustee in the amount of [GBP]3,650,288,662. Northern Rock assigned [GBP]4,766,405,961 of mortgage loans to the mortgages trustee on April 26, 2004 and also made available to Funding a start-up loan on May 26, 2004 in the amount of [GBP]61,600,000. No repayment of principal by Funding under the intercompany loan from Granite Mortgages 04-2 plc or under the start-up loan from Northern Rock was due until the payment date occurring in September 2004.

3 As adjusted for principal repaid by Funding to the relevant issuer under the relevant intercompany loan and payments made by Funding to the start-up loan provider under the relevant start-up loan on the payment dates occurring in January, March, April, June, July and September of 2004.

    Funding's audited balance sheets, related statements of income, statements of changes in shareholders' equity and statements of cash flows are set out in Appendices E through I to this prospectus. As of December 31, 2003, Funding had no contingent liabilities and no outstanding guarantees or unsecured loan capital or other debt other than as set forth above. None of Funding's borrowings, including loan capital, is guaranteed. Except as disclosed in this prospectus in relation to the issuance of the notes, there has been no material change to the capitalization, borrowings (including loan capital), contingent liabilities or outstanding guarantees of Funding from December 31, 2003 to the date of this prospectus, other than as set forth in the above table and other than with respect to principal repaid by Funding under the intercompany loans on the January, March, April, June, July and September of 2004 payment dates as set forth in the table above. The annual accounts of Funding for the last three financial years have been audited and are unqualified.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF FUNDING

SOURCES OF CAPITAL AND LIQUIDITY

    Funding's principal sources of capital are the previous intercompany loans made to it by the previous issuers and the intercompany loan made to it by the issuer.

    Funding's primary source of liquidity is the earnings on Funding's interest in the trust property and the Funding reserve fund and (in specified circumstances and for specified purposes) each previous issuer's reserve fund and each previous issuer's liquidity reserve fund, if any, and will include after the closing date (in specified circumstances and for specified purposes) earnings on Funding's interest in the issuer reserve fund and the issuer liquidity reserve fund, if any.

RESULTS OF OPERATIONS

    This prospectus does not include any historical or pro forma ratio of Funding's earnings to fixed charges. The earnings on Funding's interest in the trust property, the Funding reserve fund, each previous issuer's and our reserve fund, each previous issuer's and our liquidity reserve fund, if any, each start-up loan and the related operating expenses are the principal components of Funding's results of operations. The income generated on its interest in the trust property will be used to pay principal and interest on the intercompany loan to the issuer, to pay principal and interest on the previous intercompany loans to the previous issuers and to pay principal and interest on any new intercompany loan to any new issuer.

                              THE MORTGAGES TRUSTEE

INTRODUCTION

    The mortgages trustee was incorporated as a private limited company in Jersey, Channel Islands on February 14, 2001 with registered number 79309. The registered office of the mortgages trustee is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. The authorized share capital of the mortgages trustee as at December 31, 2003 comprised 10,000 ordinary shares of [GBP]1 each. The issued share capital of the mortgages trustee as at December 31, 2003 and as at the date of this prospectus comprised 10 ordinary shares of [GBP]1 each, all of which were beneficially owned by Holdings (see "HOLDINGS"). As at the date of this prospectus, the mortgages trustee does not have any borrowings or contingent liabilities. The mortgages trustee is organized as a special purpose company and is mostly passive. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

    Since its incorporation, the mortgages trustee has not engaged in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of the previous notes of the previous issuers, the authorization of the transaction documents referred to in this prospectus to which it is or will be a party, obtaining a standard license under the Consumer Credit Act 1974, filing a notification under the Data Protection Act 1998 and other matters which are incidental or ancillary to those activities. The current financial period of the mortgages trustee will end on December 31, 2004.


DIRECTORS AND SECRETARY

    The directors of the mortgages trustee and their respective business addresses and principal activities or business occupations are:

                                                  PRINCIPAL ACTIVITIES/
NAME                         BUSINESS ADDRESS     BUSINESS OCCUPATION
---------------------------  -------------------  ------------------------
Nicola Claire Davies         22 Grenville Street  Advocate
                             St. Helier
                             Jersey JE4 8PX
                             Channel Islands

Julia Anne Jennifer Chapman  22 Grenville Street  Solicitor
                             St. Helier
                             Jersey JE4 8PX
                             Channel Islands

Richard Gough                22 Grenville Street  Corporate Administration
                             St. Helier           Manager
                             Jersey JE4 8PX
                             Channel Islands

Daniel Le Blancq             22 Grenville Street  Corporate Administration
                             St. Helier           Manager
                             Jersey JE4 8PX
                             Channel Islands


    The company secretary of the mortgages trustee is:

NAME                               BUSINESS ADDRESS
---------------------------------  -------------------
Mourant & Co. Secretaries Limited  22 Grenville Street
                                   St. Helier
                                   Jersey JE4 8PX
                                   Channel Islands


    Each of Nicola Davies and Julia Chapman is a partner of Mourant du Feu & Jeune, the legal adviser to the mortgages trustee as to matters of Jersey law, and each is a partner of the Mourant Group, the ultimate owner of Mourant & Co. Limited, to which fees are payable for providing corporate administration services to the mortgages trustee, including the provision of a secretary through its subsidiary company, Mourant & Co. Secretaries Limited. Each of Nicola Davies and Julia Chapman is a director of Mourant & Co. Limited and Mourant & Co. Secretaries Limited. Each of Richard Gough and Daniel Le Blancq is an employee of the Mourant Group and Richard Gough is an associate director of Mourant & Co. Limited, the parent company of Mourant & Co. Secretaries Limited.

                                    HOLDINGS

INTRODUCTION

    Holdings was incorporated as a private limited company in England and Wales on December 14, 2000 with registered number 4127787. The registered office of Holdings is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

    The authorized share capital of Holdings as at December 31, 2003 comprised 150,018 ordinary shares of [GBP]1 each. The issued share capital of Holdings as at December 31, 2003 was comprised of 100,018 ordinary shares of [GBP]1 each, all of which were held by The Law Debenture Intermediary Corporation p.l.c. under the terms of a trust for the benefit of charitable institutions, and the issued share capital of Holdings as at the date of this prospectus is comprised of 125,018 ordinary shares of [GBP]1 each, all of which will continue to be held by The Law Debenture Intermediary Corporation p.l.c. under the terms of a trust for the benefit of charitable institutions. Holdings is organized as a special purpose company and is mostly passive.

    The principal objects of Holdings are as set out in its memorandum of association and are, among other things, to acquire and hold, by way of investments or otherwise and to deal in or exploit in such manner as may from time to time be considered expedient, all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the mortgages trustee, Funding and the post-enforcement call option holder).

    Since its incorporation, other than subscribing for or otherwise acquiring the issued share capital of the mortgages trustee, Funding and GPCH Limited, Holdings has not engaged in any other activities. Holdings has no employees. The current financial period of Holdings will end on December 31, 2004.


DIRECTORS AND SECRETARY

    The directors of Holdings and their respective business addresses and principal activities or business occupations are:

                                             PRINCIPAL ACTIVITIES/
NAME                    BUSINESS ADDRESS     BUSINESS OCCUPATION
----------------------  -------------------  -----------------------------
Keith McCallum Currie   Northern Rock House  Treasury Director of
                        Gosforth Newcastle   Northern Rock plc
                        upon Tyne NE3 4PL

L.D.C. Securitisation   Fifth Floor 100      Acting as corporate directors
Director No. 1 Limited  Wood Street          of special purpose companies
                        London EC2V 7EX

L.D.C. Securitisation   Fifth Floor          Acting as corporate directors
Director No. 2 Limited  100 Wood Street      of special purpose companies
                        London EC2V 7EX


    Keith McCallum Currie is an employee of the seller.

    The company secretary of Holdings is:

NAME                                      BUSINESS ADDRESS
----------------------------------------  ----------------
Law Debenture Corporate Services Limited  Fifth Floor
                                          100 Wood Street
                                          London EC2V 7EX


    The directors of L.D.C. Securitisation Director No. 1 Limited and L.D.C. Securitisation Director No. 2 Limited are set out on page 67 of this prospectus.

                                  GPCH LIMITED

INTRODUCTION

    GPCH Limited, the post-enforcement call option holder, was incorporated as a private limited company in England and Wales on December 15, 2000 with registered number 4128437. The registered office of the post-enforcement call option holder is at Fifth Floor, 100 Wood Street, London EC2V 7EX.

    The authorized share capital of the post-enforcement call option holder as at December 31, 2002 comprised 100 ordinary shares of [GBP]1 each. The issued share capital of the post-enforcement call option holder as at December 31, 2003 and as at the date of this prospectus comprised 2 ordinary shares of [GBP]1 each, both of which were beneficially owned by Holdings.

    The post-enforcement call option holder is organized as a special purpose company and is mostly passive. The post-enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

    The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among other things, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them.

    Since its incorporation, the post-enforcement call option holder has not engaged in any material activities other than those activities incidental or relating to the issue of the previous notes by the previous issuers and the authorizing of the transaction documents referred to in this prospectus and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

    The current financial period of the post-enforcement call option holder will end on December 31, 2004.


DIRECTORS AND SECRETARY

    The directors of the post-enforcement call option holder and their respective business addresses and principal activities or business occupations are:

                                                             PRINCIPAL ACTIVITIES/
NAME                            BUSINESS ADDRESS             BUSINESS OCCUPATION
------------------------------  ---------------------------  -----------------------------
Keith McCallum Currie           Northern Rock House          Treasury Director of Northern
                                Gosforth Newcastle upon      Rock plc
                                Tyne NE3 4PL

L.D.C. Securitisation Director  Fifth Floor 100 Wood Street  Acting as corporate directors
No. 1 Limited                   London EC2V 7EX              of special purpose companies

L.D.C. Securitisation Director  Fifth Floor 100 Wood Street  Acting as corporate directors
No. 2 Limited                   London EC2V 7EX              of special purpose companies


    Keith McCallum Currie is an employee of the seller.

    The company secretary of the post-enforcement call option holder is:

NAME                                      BUSINESS ADDRESS
----------------------------------------  ----------------
Law Debenture Corporate Services Limited  Fifth Floor
                                          100 Wood Street
                                          London EC2V 7EX


    The directors of L.D.C. Securitisation Director No.1 Limited and L.D.C. Securitisation Director No. 2 Limited are set out on page 67 of this prospectus.

                         THE INTEREST RATE SWAP PROVIDER


    UBS Limited ("UBSL") is the interest rate swap provider in respect of the series 3 class A2 notes. UBSL is a company limited by shares incorporated in Great Britain under the Companies Act 1985 registered in England and Wales with number 2035362 on July 9, 1986 now having its registered office and principal place of business situated at 1 Finsbury Avenue, London EC2M 2PP.



    UBSL is an "authorised institution" under the FSMA regulated by the FSA and is a wholly-owned subsidiary of UBS AG, a company incorporated with limited liability in Switzerland on February 28, 1978 registered at the Commercial Registry Office of the Canton of Zurich and the Commercial Registry Office of the Canton of Basel-City with Identification No: CH-270.3.004.646-4 having its registered offices at Bahnhofstrasse 45, 8001 Zurich and Aeschenvorstadt 1, 4051 Basel, Switzerland. At December 31, 2003 UBSL had an issued share capital of [GBP]21,200,000 divided into 21,200,000 ordinary shares of [GBP]1.00 each fully paid and total shareholders' funds of [GBP]235,168,000. Total Assets were [GBP]163,490,311,000.



    UBS AG is the guarantor for the obligations of UBSL under the interest rate swap. UBS AG was incorporated in Basel under the name SBC AG on February 28, 1978. On December 8, 1997, SBC AG changed its name to UBS AG. UBS AG in its present form was created on June 29, 1998 by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). With headquarters in Zurich and Basel, Switzerland, UBS AG operates in over 50 countries and from all major international centers. As of December 31, 2003, UBS AG had total invested assets of $1,782 billion, a market capitalisation of $77 billion and employed approximately 66,000 people. As at the date of this prospectus, UBS AG has a long-term debt credit rating of "Aa2" from Moody's and "AA+" from S&P.



    UBS AG is publicly owned, and its shares are listed on the SWS Swiss Exchange, New York and Tokyo Stock Exchange. The information contained herein with respect to UBSL and UBS AG relates to and has been obtained from it. The delivery of this prospectus shall not create any implication that there has been no change in the affairs UBSL or UBS AG since the date hereof, or that the information contained or referred to herein is correct as of any time subsequent to its date.



    The information contained in the preceding four paragraphs has been provided by UBSL and UBS AG for use in this prospectus. Except for the foregoing four paragraphs, UBS AG and UBSL and their respective affiliates have not been involved in the preparation of, and do not accept responsibility for, this prospectus as a whole.




                        THE CURRENCY RATE SWAP PROVIDERS


THE DOLLAR CURRENCY SWAP PROVIDERS



SERIES 1 NOTES (OTHER THAN SERIES 1 CLASS A2 NOTES)



    Barclays Bank PLC ("BARCLAYS BANK") is the dollar currency swap provider in respect of the series 1 notes (other than the series 1 class A2 notes). Barclays Bank is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank is limited. It has its registered and head office at 54 Lombard Street, London EC3P 3AH. Barclays Bank was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

    Barclays Bank and its subsidiary undertakings (together, the "BARCLAYS GROUP") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The Barclays Group also operates in many other countries around the world and is leading provider of co-ordinated global services to multinational corporations and financial institutions in the world's main financial centers. The whole of the issued ordinary share capital of Barclays Bank is owned by Barclays PLC, which is the ultimate holding company of the Barclays Group.



    The short term unsecured obligations of Barclays Bank are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch and the long-term obligations of Barclays Bank are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch.



    Except for the information provided in the preceding three paragraphs, Barclays Bank and Barclays Group have not been involved in the preparation of, and do not accept responsibility for, this prospectus.



SERIES 2 CLASS A1 NOTES



    Swiss Re Financial Products Corporation ("SRFP") of 55 East 52nd Street, 39th Floor, New York, New York 10055 is the dollar currency swap provider in respect of the series 2 class A1 notes.



    SRFP is a Delaware corporation and an indirect, wholly-owned subsidiary of Swiss Reinsurance Company ("SWISS RE"), a Swiss corporation. SRFP currently has a long-term counterparty credit rating of "AA (negative outlook)" and a short-term rating of "A-1+" from S&P. The obligations of SRFP under the dollar currency swap in respect of the series 2 class A1 notes will be fully and unconditionally guaranteed by Swiss Re. Swiss Re currently has an insurance financial strength rating of "AA (negative outlook)" and a short-term rating of "A-1+" from S&P and an insurance financial strength rating of "Aa2" and a short-term rating of "Prime-1" from Moody's. In addition, Fitch currently assigns an insurer financial strength rating to Swiss Re of "AA+" based purely on public information.



    Except for the information provided in the preceding two paragraphs, SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus.




THE EURO CURRENCY SWAP PROVIDER



    Citibank, N.A. ("CITIBANK"), acting through its London Branch, is the euro currency swap provider in respect of the euro notes.



    Citibank was originally organised on June 16, 1812, and is now a national banking association organized under the National Bank Act of 1864 of the United States. Citibank is a wholly-owned subsidiary of Citicorp, a Delaware corporation, and is Citicorp's principal subsidiary. Citicorp is an indirect wholly-owned subsidiary of Citigroup Inc. ("CITIGROUP"), a diversified global financial services holding company incorporated in Delaware. As of June 30, 2004 the total assets of Citibank and its consolidated subsidiaries represented approximately 73% of the total assets of Citicorp and its consolidated subsidiaries. As of the date of this prospectus, the unguaranteed, unsecured and unsubordinated long-term debt obligations of Citibank are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch.



    Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world.



    Citibank, N.A., London Branch, was registered in the United Kingdom as a foreign company in July 1920. The principal offices of the London Branch are located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England. The London Branch is primarily regulated by the FSA and operated in the United Kingdom as a fully authorized commercial banking institution offering a wide range of corporate banking products.

    For further information regarding Citibank, reference should be made to Citicorp's Annual Report on Form 10-K for the year ended December 31, 2003 and to any subsequent reports of Citicorp on Forms 10-K, 10-Q and 8-K which are filed with SEC. Copies of such material may be obtained, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports are available at the SEC Web site (http://www.sec.gov).



    In addition, Citibank submits quarterly to the United States Office of the Comptroller of the Currency (the "COMPTROLLER") certain reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" ("CALL REPORTS"). The Call Reports are on file with and publicly available at the Comptroller's offices at 250 E Street, S.W., Washington, D.C. 20219 and are also available on the Web site of the Federal Deposit Insurance Corporation of the United States (http://www.fdic.gov). Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules at the end of and for the period to which the report relates. The Call Reports are prepared in accordance with the regulatory instructions issued by the Federal Financial Institutions Examination Council in the United States. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about Citibank, the reports nevertheless provide important information concerning the financial condition and results of operations of Citibank.



    The obligations of Citibank, N.A., London Branch, under the euro currency swap agreements will not be guaranteed by Citicorp or Citigroup or by any other affiliate.



    The information in the preceding six paragraphs has been provided by Citibank for use in this prospectus. Except for the foregoing six paragraphs, Citibank, Citicorp, Citigroup and their affiliates do not accept responsibility for this prospectus as a whole.



    The issuer believes that additional information relating to UBSL, UBS AG, Barclays Bank, the Barclays Group, SRFP, Swiss Re, Citibank, Citicorp, Citigroup or their affiliates is not material to an investor's decision to purchase the notes.

           DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND
                         THE PREVIOUS INTERCOMPANY LOANS

FIRST ISSUER

    The first issuer, Granite Mortgages 01-1 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on December 18, 2000 with registered number 4129652. The registered office of the first issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The first issuer was organized as a special purpose company whose purpose was to issue the first issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of the issue of such notes to Funding under the first issuer intercompany loan. The first issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the first issuer notes:

                                                                     CLASS OF FIRST ISSUER NOTES
                                              ------------------------------------------------------------------------
                                              SERIES 1      SERIES 1      SERIES 1      SERIES 1      SERIES 2
                                              CLASS A1      CLASS A2      CLASS B       CLASS C       CLASS A
                                              ------------  ------------  ------------  ------------  ----------------
Principal amount as at March 26, 2001:        $760,000,000  $735,000,000  $50,000,000   $67,500,000   [GBP]350,000,000
Interest rate:                                Three-month   Three-month   Three-month   Three-month   Three month
                                              USD LIBOR +   USD LIBOR +   USD LIBOR +    USD LIBOR +  sterling LIBOR
                                              margin        margin        margin         margin       + margin
Margin until payment date falling in          0.12% p.a.    0.21% p.a.    0.40% p.a.    1.40% p.a.    0.24% p.a.
January 2008:
Margin after payment date falling in January  0.24% p.a.    0.42% p.a.    0.80%         2.40% p.a.    0.48% p.a.
2008:
Expected final payment date:                  January 20,   N/A           N/A           N/A           N/A
                                              2004
Final maturity date:                          January 2011  January 2026  January 2041  January 2041  January 2041
Stock Exchange Listing:                       London        London        London        London        London
Rating as at March 26, 2001                   Aaa/AAA/AAA   Aaa/AAA/AAA   Aa3/AA/AA     Baa2/BBB/BBB  Aaa/AAA/AAA
(Moody's/S&P/Fitch):


                                                 CLASS OF FIRST ISSUER NOTES
                                              --------------------------------
                                              SERIES 2         SERIES 2
                                              CLASS B          CLASS C
                                              ---------------  ---------------
Principal amount as at March 26, 2001:        [GBP]10,000,000  [GBP]15,000,000
Interest rate:                                Three month      Three month
                                              sterling LIBOR   sterling LIBOR
                                              + margin         + margin
Margin until payment date falling in          0.40% p.a.       1.40% p.a.
January 2008:
Margin after payment date falling in January  0.80% p.a.       2.40% p.a.
2008:
Expected final payment date:                  N/A              N/A
Final maturity date:                          January 2041     January 2041
Stock Exchange Listing:                       London           London
Rating as at March 26, 2001                   Aa3/AA/AA        Baa2/BBB/BBB
(Moody's/S&P/Fitch):


SECOND ISSUER

    The second issuer, Granite Mortgages 01-2 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on August 14, 2001 with registered number 4270015. The registered office of the second issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The second issuer was organized as a special purpose company whose purpose was to issue the second issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the second issuer intercompany loan. The second issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the second issuer notes:

                                                               CLASS OF SECOND ISSUER NOTES
                                      -----------------------------------------------------------------------------
                                      SERIES 1        SERIES 1      SERIES 1      SERIES 2          SERIES 2
                                      CLASS A         CLASS B       CLASS C       CLASS A           CLASS B
                                      --------------  ------------  ------------  ----------------  ---------------
Principal amount as at                $1,300,000,000  $43,500,000   $58,000,000   [GBP]500,000,000  [GBP]15,000,000
September 28, 2001:
Interest rate:                        Three-month     Three-month   Three-month   Three-month       Three-month
                                      USD LIBOR +     USD LIBOR +   USD LIBOR +   sterling LIBOR    sterling LIBOR
                                      margin          margin        margin        + margin          + margin
Margin until payment date falling in  0.230% p.a.     0.400% p.a.   1.375% p.a.   0.250% p.a.       0.420% p.a.
October 2006:
Margin after payment date falling in  0.460% p.a.     0.800% p.a.   2.375% p.a.   0.500% p.a.       0.840% p.a.
October 2006:
Final maturity date:                  October 2021    October 2041  October 2041  October 2041      October 2041
Stock Exchange Listing:               London          London        London        London            London
Rating as at September 28, 2001       Aaa/AAA/AAA     Aa3/AA/AA     Baa2/BBB/BBB  Aaa/AAA/AAA       Aa3/AA/AA
(Moody's/S&P/Fitch):


                                        CLASS OF SECOND ISSUER NOTES
                                      --------------------------------
                                      SERIES 2         SERIES 2
                                      CLASS C          CLASS D
                                      ---------------  ---------------
Principal amount as at                [GBP]20,000,000  [GBP]10,000,000
September 28, 2001:
Interest rate:                        Three-month      Three-month
                                      sterling LIBOR   sterling LIBOR
                                      + margin         + margin
Margin until payment date falling in  1.400% p.a.      4.600% p.a.
October 2006:
Margin after payment date falling in  2.400% p.a.      5.600% p.a.
October 2006:
Final maturity date:                  October 2041     October 2041
Stock Exchange Listing:               London           London
Rating as at September 28, 2001       Baa2/BBB/BBB     Ba2/BB+/BB+
(Moody's/S&P/Fitch):


THIRD ISSUER

    The third issuer, Granite Mortgages 02-1 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on December 14, 2001 with registered number 4340767. The registered office of the third issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The third issuer was organized as a special purpose company whose purpose was to issue the third issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the third issuer intercompany loan. The third issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the third issuer notes:

                                                             CLASS OF THIRD ISSUER NOTES
                             ------------------------------------------------------------------------------------------
                             SERIES 1      SERIES 1        SERIES 1     SERIES 1      SERIES 1          SERIES 2
                             CLASS A1      CLASS A2        CLASS A3     CLASS B       CLASS C           CLASS A
                             ------------  --------------  -----------  ------------  ----------------  ---------------
Principal amount as at       $704,200,000  $1,274,400,000  $69,700,000  $96,500,000   [GBP]460,000,000  [GBP]16,200,000
March 20, 2002:

Interest rate:               Three-month   Three-month     Three-month  Three-month   Three-month       Three-month
                             USD LIBOR +   USD LIBOR +     USD LIBOR +  USD LIBOR +   sterling LIBOR    sterling LIBOR
                             margin        margin          margin       margin        + margin          + margin

Margin until payment         0.10% p.a.    0.16% p.a.      0.33% p.a.   1.30% p.a.    0.20% p.a.        0.35% p.a.
date falling in April 2007:

Margin after payment         0.20% p.a.    0.32% p.a.      0.66% p.a.   2.30% p.a.    0.40% p.a.        0.70% p.a.
date falling in April 2007:

Final maturity date:         October 2016  July 2019       April 2042   April 2042    April 2042        April 2042

Stock Exchange Listing:      London        London          London       London        London            London

Rating as at March 20,
2002 (Moody's/
S&P/ Fitch):                 Aaa/AAA/AAA   Aaa/AAA/AAA     Aa3/AA/AA    Baa2/BBB/BBB  Aaa/AAA/AAA       Aa3/AA/AA


                                                       CLASS OF THIRD ISSUER NOTES
                             -------------------------------------------------------------------------------

                             SERIES 2         SERIES 2         SERIES 3         SERIES 3       SERIES 3
                             CLASS B          CLASS C          CLASS A          CLASS B        CLASS C
                             ---------------  ---------------  ---------------  -------------  -------------
Principal amount as at       [GBP]22,500,000  [GBP]15,000,000  [e]600,000,000   [e]21,100,000  [e]29,300,000
March 20, 2002:

Interest rate:               Three-month      Three-month      5.15% annually,  Three-month    Three-month
                             sterling LIBOR   sterling LIBOR   until the        EURIBOR +      EURIBOR+
                             + margin         + margin         payment date     margin         margin
                                                               in April 2007,
                                                               and then three-
                                                               month
                                                               EURIBOR +
                                                               margin

Margin until payment         1.30% p.a.       4.50% p.a.       N/A              0.35% p.a.     1.30% p.a.
date falling in April 2007:

Margin after payment         2.30% p.a.       5.50% p.a.       0.42% p.a.       0.70% p.a.     2.30% p.a.
date falling in April 2007:

Final maturity date:         April 2042       April 2042       April 2042       April 2042     April 2042

Stock Exchange Listing:      London           London           London           London         London

Rating as at March 20,
2002 (Moody's/
S&P/ Fitch):                 Baa2/BBB/BBB     Ba2/BB+/BB+      Aaa/AAA/AAA      Aa3/AA/AA      Ba2/BB+/BB+


FOURTH ISSUER

    The fourth issuer, Granite Mortgages 02-2 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on July 11, 2002 with registered number 4482804. The registered office of the fourth issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The fourth issuer was organized as a special purpose company whose purpose was to issue the fourth issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the fourth issuer intercompany loan. The fourth issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the fourth issuer notes:

                                                           CLASS OF FOURTH ISSUER NOTES
                            -----------------------------------------------------------------------------------------
                            SERIES 1      SERIES 1        SERIES 1      SERIES 1      SERIES 2          SERIES 2
                            CLASS A1      CLASS A2        CLASS B       CLASS C       CLASS A           CLASS B
                            ------------  --------------  ------------  ------------  ----------------  -------------
Principal amount as at      $650,000,000  $1,150,000,000  $60,000,000   $88,000,000   [e]1,100,000,000  [e]41,000,000
September 23, 2002:

Interest rate:              Three-month   Three-month     Three-month   Three-month   Three-month       Three-month
                            USD LIBOR     USD LIBOR       USD LIBOR     USD LIBOR     EURIBOR+          EURIBOR+
                            + margin      + margin        + margin      + margin      margin            margin

Margin until payment date   0.11% p.a.    0.18% p.a.      0.37% p.a.    1.25% p.a.    0.19% p.a.        0.37% p.a.
falling in January 2008:

Margin after payment date   0.22% p.a.    0.36% p.a.      0.74% p.a.    2.25% p.a.    0.38% p.a.        0.74% p.a.
falling in January 2008:

Final maturity date:        January 2017  January 2043    January 2043  January 2043  January 2043      January 2043

Stock Exchange Listing:     London        London          London        London        London            London

Rating as at September 23,  Aaa/AAA/AAA   Aaa/AAA/AAA     Aa3/AA/AA     Baa2/BBB/BBB  Aaa/AAA/AAA       Aa3/AA/AA
2002 (Moody's/
S&P/Fitch):



                                               CLASS OF FOURTH ISSUER NOTES
                            -----------------------------------------------------------------
                            SERIES 2       SERIES 3          SERIES 3         SERIES 3
                            CLASS C        CLASS A           CLASS B          CLASS C
                            -------------  ----------------  ---------------  ---------------
Principal amount as at      [e]53,000,000  [GBP]665,000,000  [GBP]25,000,000  [GBP]33,000,000
September 23, 2002:

Interest rate:              Three-month    Three-month       Three-month      Three-month
                            EURIBOR+       sterling LIBOR    sterling LIBOR   sterling LIBOR
                            margin         + margin          + margin         + margin

Margin until payment date   1.25% p.a.     0.19% p.a.        0.37% p.a.       1.25% p.a.
falling in January 2008:

Margin after payment date   2.25% p.a.     0.38% p.a.        0.74% p.a.       2.25% p.a.
falling in January 2008:

Final maturity date:        January 2043   January 2043      January 2043     January 2043

Stock Exchange Listing:     London         London            London           London

Rating as at September 23,  Baa2/BBB/BBB   Aaa/AAA/AAA       Aa3/AA/AA        Baa2/BBB/BBB
2002 (Moody's/
S&P/Fitch):


FIFTH ISSUER

    The fifth issuer, Granite Mortgages 03-1 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on November 22, 2002 with registered number 4598035. The registered office of the fifth issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The fifth issuer was organized as a special purpose company whose purpose was to issue the fifth issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the fifth issuer intercompany loan. The fifth issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the fifth issuer notes:

                                                                      CLASS OF FIFTH ISSUER NOTES
                                        ---------------------------------------------------------------------------------------
                                        SERIES 1      SERIES 1        SERIES 1       SERIES 1      SERIES 1      SERIES 2
                                        CLASS A1      CLASS A2        CLASS A3       CLASS B       CLASS C       CLASS A
                                        ------------  --------------  -------------  ------------  ------------  --------------
Principal amount as at                  $925,000,000  $1,225,000,000  $300,000,000   $42,000,000   $56,000,000   [e]900,000,000
January 27, 2003:

Interest rate:                          One-month     Three-month     Federal funds  Three-month   Three-month   Three-month
                                        USD LIBOR     USD LIBOR       rate + margin  USD LIIBOR    USD LIBOR     EURIBOR
                                        + margin      + margin                       + margin      + margin      + margin

Margin until payment                    (0.01%) p.a.  0.19% p.a.      0.40% p.a.     0.43% p.a.    1.45% p.a.    0.24% p.a.
date falling in April 2008:

Margin after payment                    0.00% p.a.    0.38% p.a.      0.80% p.a.     0.86% p.a.    2.45% p.a.    0.48% p.a.
date falling in April 2008:

Final maturity date:                    January 2004  January 2020    January 2020   January 2043  January 2043  January 2043

Stock Exchange Listing:                 London        London          London         London        London        London

Rating as at                            P-1/A-1+/F1+  Aaa/AAA/AAA     Aaa/AAA/AAA    Aa3/AA/AA     Baa2/BBB/BBB  Aaa/AAA/AAA
January 27, 2003
(Moody's/S&P/ Fitch):



                                                                   CLASS OF FIFTH ISSUER NOTES
                                        --------------------------------------------------------------------------------
                                        SERIES 2       SERIES 2       SERIES 3          SERIES 3         SERIES 3
                                        CLASS B        CLASS C        CLASS A           CLASS B          CLASS C
                                        -------------  -------------  ----------------  ---------------  ---------------
Principal amount as at                  [e]62,000,000  [e]94,500,000  [GBP]665,000,000  [GBP]31,000,000  [GBP]41,000,000
January 27, 2003:

Interest rate:                          Three-month    Three-month    Three-month       Three-month      Three-month
                                        EURIBOR        EURIBOR        sterling LIBOR    sterling LIBOR   sterling LIBOR
                                        + margin       + margin       + margin          + margin         + margin

Margin until payment                    0.43% p.a.     1.45% p.a.     0.24% p.a.        0.43% p.a.       1.45% p.a.
date falling in April 2008:

Margin after payment                    0.86% p.a.     2.45% p.a.     0.48% p.a.        0.86% p.a.       2.45% p.a.
date falling in April 2008:

Final maturity date:                    January 2043   January 2043   January 2043      January 2043     January 2043

Stock Exchange Listing:                 London         London         London            London           London

Rating as at                            Aa3/AA/AA      Baa2/BBB/BBB   Aaa/AAA/AAA       Aa3/AA/AA        Baa2/BBB/BBB
January 27, 2003
(Moody's/S&P/ Fitch):


SIXTH ISSUER

    The sixth issuer, Granite Mortgages 03-2 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on March 3, 2003 with registered number 4684567. The registered office of the sixth issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The sixth issuer was organized as a special purpose company whose purpose was to issue the sixth issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the sixth issuer intercompany loan. The sixth issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the sixth issuer notes:

                                                            CLASS OF SIXTH ISSUER NOTES
                      ------------------------------------------------------------------------------------------------------
                      SERIES 1        SERIES 1        SERIES 1      SERIES 1     SERIES 1      SERIES 2        SERIES 2
                      CLASS A1        CLASS A2        CLASS A3      CLASS B      CLASS C       CLASS A         CLASS B
                      --------------  --------------  ------------  -----------  ------------  --------------  -------------
Principal amount      $1,245,000,000  $1,006,000,000  $500,000,000  $76,500,000  $10,500,000   [e]300,000,000  [e]72,900,000
as at May 21, 2003:

Interest rate:        Three-month     Three-month     Three-month   Three-month  Three-month   Three-month     Three-month
                      USD LIBOR       USD LIBOR       USD LIBOR     USD LIBOR    USD LIBOR     EURIBOR+        EURIBOR+
                      + margin        + margin        + margin      + margin     + margin      margin          margin

Margin until payment  0.08% p.a.      0.16% p.a.      0.25% p.a.    0.49% p.a.   1.55% p.a.    0.25% p.a.      0.49% p.a.
date falling in July
20101:

Margin after payment  0.16% p.a.      0.32% p.a.      0.50% p.a.    0.98% p.a.   2.55% p.a.    0.50% p.a.      0.98% p.a.
date falling in July
2010:

Final maturity date:  July 2017       July 2020       July 2043     July 2043    July 2043     July 2043       July 2043

Stock Exchange        London          London          London        London       London        London          London
Listing:

Rating as at May 21,  Aaa/AAA/AAA     Aaa/AAA/AAA     Aaa/AAA/AAA   Aa3/AA/AA    Baa2/BBB/BBB  Aaa/AAA/AAA     Aa3/AA/AA
2003 (Moody's/S&P/
Fitch):



                                                  CLASS OF SIXTH ISSUER NOTES
                      -----------------------------------------------------------------------------------
                      SERIES 2       SERIES 2            SERIES 2       SERIES 3          SERIES 3
                      CLASS M        CLASS C1            CLASS C2       CLASS A           CLASS C
                      -------------  ------------------  -------------  ----------------  ---------------
Principal amount      [e]52,300,000  [e]16,000,000       [e]65,500,000  [GBP]352,280,000  [GBP]15,000,000
as at May 21, 2003:

Interest rate:        Three-month    5.20% p.a.          Three-month    4.625% p.a.       Three-month
                      EURIBOR+       annually, until     EURIBOR        annually, until   sterling LIBOR
                      margin         the earlier of (a)  + margin       the payment       + margin
                                     the payment                        date in July
                                     date in July                       2010, and then
                                     2010, (b) the                      three-month
                                     occurrence of a                    sterling LIBOR
                                     trigger event or                   + margin
                                     (c) the
                                     enforcement
                                     of the issuer
                                     security, and
                                     then three-
                                     month
                                     EURIBOR +
                                     margin

Margin until payment  0.75% p.a.     N/A                 1.55% p.a.     N/A               1.55% p.a.
date falling in July
20101:

Margin after payment  1.50% p.a.     2.55% p.a.          2.55% p.a.     0.48% p.a.        2.55% p.a.
date falling in July
2010:

Final maturity date:  July 2043      July 2043           July 2043      July 2043         July 2043

Stock Exchange        London         London              London         London            London
Listing:

Rating as at May 21,  A2/A/A         Baa2/BBB/BBB        Baa2/BBB/BBB   Aaa/AAA/AAA       Baa2/BBB/BBB
2003 (Moody's/S&P/
Fitch):


------------
1 If a trigger event occurs or the sixth issuer security is enforced prior to the payment date in July 2010, the margin for the series 2 class C1 notes will be 1.55% p.a. up to and including the interest period ending on the payment date falling in July 2010.

SEVENTH ISSUER

    The seventh issuer, Granite Mortgages 03-3 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on July 7, 2003 with registered number 4823268. The registered office of the seventh issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The seventh issuer was organized as a special purpose company whose purpose was to issue the seventh issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the seventh issuer intercompany loan. The seventh issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the seventh issuer notes:

                                                            CLASS OF SEVENTH ISSUER NOTES
                            --------------------------------------------------------------------------------------------
                            SERIES 1        SERIES 1        SERIES 1        SERIES 1        SERIES 1        SERIES 1
                            CLASS A1        CLASS A2        CLASS A3        CLASS B         CLASS M         CLASS C
                            --------------  --------------  --------------  --------------  --------------  ------------
Principal amount as at      $750,000,000    $750,000,000    $500,000,000    $72,000,000     $27,000,000     $50,000,000
September 24, 2003:

Credit enhancement:         Subordination   Subordination   Subordination   Subordination   Subordination   The issuer
                            of the class B  of the class B  of the class B  of the class M  of the class C  reserve fund
                            notes, the      notes, the      notes, the      notes, the      notes and the
                            class M notes,  class M notes,  class M notes,  class C notes   issuer reserve
                            the class C     the class C     the class C     and the issuer  fund
                            notes and the   notes and the   notes and the   reserve fund
                            issuer reserve  issuer reserve  issuer reserve
                            fund            fund            fund

Interest rate:              Three-month     Three-month     Three-month     Three-month     Three-month     Three-month
                            USD LIBOR       USD LIBOR       USD LIBOR       USD LIBOR       USD LIBOR       USD LIBOR
                            + margin        + margin        + margin        + margin        + margin        + margin
Margin until payment date   0.08% p.a.      0.12% p.a.      0.20% p.a.      0.45% p.a.      0.70% p.a.      1.45% p.a.
falling January 2009:

Margin after payment date   0.16% p.a.      0.24% p.a.      0.40% p.a.      0.90% p.a.      1.40% p.a.      2.45% p.a.
falling in January 2009:

Final maturity date:        January 2019    January 2024    January 2044    January 2044    January 2044    January 2044

Stock Exchange Listing:     London          London          London          London          London          London

Rating as at September 24,  Aaa/AAA/AAA     Aaa/AAA/AAA     Aaa/AAA/AAA     Aa3/AA/AA       A2/A/A          Baa2/BBB/BBB
2003 (Moody's/S&P/Fitch):


                                                              CLASS OF SEVENTH ISSUER NOTES
                            ------------------------------------------------------------------------------------------------
                            SERIES 2        SERIES 2        SERIES 2        SERIES 2       SERIES 3          SERIES 3
                            CLASS A         CLASS B         CLASS M         CLASS C        CLASS A           CLASS B
                            --------------  --------------  --------------  -------------  ----------------  ---------------
Principal amount as at      [e]640,000,000  [e]23,000,000   [e]7,500,000    [e]55,000,000  [GBP]340,000,000  [GBP]28,500,000
September 24, 2003:

Credit enhancement:         Subordination   Subordination   Subordination   The issuer     Subordination     Subordination
                            of the class B  of the class M  of the class C  reserve fund   of the class B    of the class M
                            notes, the      notes, the      notes and the                  notes, the        notes, the
                            class M notes,  class C notes   issuer reserve                 class M notes,    class C notes
                            the class C     and the issuer  fund                           the class C       and the issuer
                            notes and the   reserve fund                                   notes and the     reserve fund
                            issuer reserve                                                 issuer reserve
                            fund                                                           fund

Interest rate:              Three-month     Three-month     Three-month     Three-month    Three-month       Three-month
                            EURIBOR         EURIBOR         EURIBOR         EURIBOR        sterling LIBOR    sterling LIBOR
                            + margin        + margin        + margin        + margin       + margin          + margin

Margin until payment date   0.19% p.a.      0.45% p.a.      0.70% p.a.      1.45%p.a.      0.19% p.a.        0.45% p.a.
falling January 2009:

Margin after payment date   0.38% p.a.      0.90% p.a.      1.40% p.a.      2.45% p.a.     0.38% p.a.        0.90% p.a.
falling in January 2009:

Final maturity date:        January 2044    January 2044    January 2044    January 2044   January 2044      January 2044

Stock Exchange Listing:     London          London          London          London         London            London

Rating as at September 24,  Aaa/AAA/AAA     Aa3/AA/AA       A2/A/A          Baa2/BBB/BBB   Aaa/AAA/AAA       Aa3/AA/AA
2003 (Moody's/S&P/Fitch):




                             CLASS OF SEVENTH ISSUER NOTES
                            -------------------------------
                            SERIES 3         SERIES 3
                            CLASS M          CLASS C

                            ---------------  --------------
Principal amount as at      [GBP]11,500,000  [GBP]7,500,000
September 24, 2003:

Credit enhancement:         Subordination    The issuer
                            of the class C   reserve fund
                            notes and the
                            issuer reserve
                            fund
Interest rate:              Three-month      Three-month
                            sterling LIBOR   sterling LIBOR
                            + margin         + margin

Margin until payment date   0.70% p.a.       1.45% p.a.
falling January 2009:

Margin after payment date   1.40% p.a.       2.45% p.a.
falling in January 2009:

Final maturity date:        January 2044     January 2044

Stock Exchange Listing:     London           London

Rating as at September 24,  A2/A/A           Baa2/BBB/BBB
2003 (Moody's/S&P/Fitch):


EIGHTH ISSUER

    The eighth issuer, Granite Mortgages 04-1 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on November 11, 2003 with registered number 4959572. The registered office of the eighth issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The eighth issuer was organized as a special purpose company whose purpose was to issue the eighth issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the eighth issuer intercompany loan. The eighth issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the eighth issuer notes:

                                                                    CLASS OF EIGHTH ISSUER NOTES

                                ---------------------------------------------------------------------------------------------------
                                SERIES 1        SERIES 1        SERIES 1        SERIES 1             SERIES 1      SERIES 2
                                CLASS A1        CLASS A2        CLASS B         CLASS M              CLASS C       CLASS A1
                                --------------  --------------  --------------  -------------------  ------------  ----------------
Principal amount as at          $1,185,000,000  $1,185,000,000  $52,000,000     $72,000,000          $108,000,000  $1,185,000,000
January 28, 2004:

Credit enhancement:             Subordination   Subordination   Subordination   Subordination        The issuer    Subordination
                                of the class B  of the class B  of the class M  of the class C       reserve fund  of the class B
                                notes, the      notes, the      notes, the      notes and the                      notes, the class
                                class M notes,  class M notes,  class C notes   issuer reserve fund                M notes, the
                                the class C     the class C     and the issuer                                     class C notes
                                notes and the   notes and the   reserve fund                                       and the issuer
                                issuer reserve  issuer reserve                                                     reserve fund
                                fund            fund

Interest rate:                  One-month       Three-month     Three-month     Three-month          Three-month   Three-month
                                USD LIBOR       USD LIBOR       USD LIBOR       USD LIBOR            USD LIBOR     USD LIBOR
                                + margin        + margin        + margin        + margin             + margin      + margin

Margin until payment date       (0.04)% p.a.    0.07% p.a.      0.21% p.a.      0.41% p.a.           0.90% p.a.    0.16% p.a.
falling in March 2009:

Margin after payment date       N/A             0.14% p.a.      0.42% p.a.      0.82% p.a.           1.80% p.a.    0.32% p.a.
falling in March 2009:

Final maturity date:            December 2004   March 2025      March 2044      March 2044           March 2044    March 2044

Stock Exchange Listing:         London          London          London          London               London        London

Ratings as at January 28, 2004  P-1/A-1+/F1+    Aaa/AAA/AAA     Aa3/AA/AA       A2/A/A               Baa2/BBB/BBB  Aaa/AAA/AAA
(Moody's/S&P/Fitch):



                                                               CLASS OF EIGHTH ISSUER NOTES
                                ------------------------------------------------------------------------------------------
                                SERIES 2                   SERIES 2        SERIES 2        SERIES 2       SERIES 3
                                CLASS A2                   CLASS B         CLASS M         CLASS C        CLASS A
                                -------------------------  --------------  --------------  -------------  ----------------
Principal amount as at          [e]900,000,000             [e]91,000,000   [e]45,000,000   [e]60,000,000  [GBP]600,000,000
January 28, 2004:

Credit enhancement:             Subordination              Subordination   Subordination   The issuer     Subordination
                                of the class B notes, the  of the class M  of the class C  reserve fund   of the class B
                                class M notes,             notes, the      notes and the                  notes, the
                                the class C                class C notes   issuer reserve                 class M notes,
                                notes and the              and the issuer  fund                           the class C
                                issuer reserve             reserve fund                                   notes and the
                                fund                                                                      issuer reserve
                                                                                                          fund

Interest rate:                  Three-month                Three-month     Three-month     Three-month    Three-month
                                EURIBOR+                   EURIBOR+        EURIBOR+        EURIBOR+       sterling LIBOR
                                margin                     margin          margin          margin         + margin

Margin until payment date       0.16% p.a.                 0.34% p.a.      0.57% p.a.      1.07% p.a.     0.16% p.a.
falling in March 2009:

Margin after payment date       0.32% p.a.                 0.68% p.a.      1.14% p.a.      2.07% p.a.     0.32% p.a.
falling in March 2009:

Final maturity date:            March 2044                 March 2044      March 2044      March 2044     March 2044

Stock Exchange Listing:         London                     London          London          London         London

Ratings as at January 28, 2004  Aaa/AAA/AAA                Aa3/AA/AA       A2/A/A          Baa2/BBB/BBB   Aaa/AAA/AAA
(Moody's/S&P/Fitch):



                                           CLASS OF EIGHTH ISSUER NOTES
                                --------------------------------------------------
                                SERIES 3          SERIES 3         SERIES 3
                                CLASS B           CLASS M          CLASS C
                                ----------------  ---------------  ---------------
Principal amount as at          [GBP]23,000,000   [GBP]10,000,000  [GBP]20,000,000
January 28, 2004:

Credit enhancement:             Subordination     Subordination    The issuer
                                of the class M    of the class C   reserve fund
                                notes, the class  notes and the
                                C notes and the   issuer reserve
                                issuer reserve    fund
                                fund

Interest rate:                  Three-month       Three-month      Three-month
                                sterling LIBOR    sterling LIBOR   sterling LIBOR
                                + margin          + margin         + margin

Margin until payment date       0.34% p.a.        0.57%p.a.        1.07% p.a.
falling in March 2009:

Margin after payment date       0.68% p.a.        1.14% p.a.       2.07% p.a.
falling in March 2009:

Final maturity date:            March 2044        March 2044       March 2044

Stock Exchange Listing:         London            London           London

Ratings as at January 28, 2004  Aa3/AA/AA         A2/A/A           Baa2/BBB/BBB
(Moody's/S&P/Fitch):


NINTH ISSUER

    The ninth issuer, Granite Mortgages 04-2 plc, was incorporated in England and Wales as a public company limited by shares under the Companies Act 1985 on February 26, 2004 with registered number 5057377. The registered office of the ninth issuer is at Fifth Floor, 100 Wood Street, London EC2V 7EX. The ninth issuer was organized as a special purpose company whose purpose was to issue the ninth issuer notes that represent its mortgage-backed obligations and to lend an amount equal to the proceeds of such notes to Funding under the ninth issuer intercompany loan. The ninth issuer does not engage in any activities that are unrelated to these activities.

    The following table summarizes the principal features of the ninth issuer notes:

                                                              CLASS OF NINTH ISSUER NOTES

                            ----------------------------------------------------------------------------------------------
                            SERIES 1        SERIES 1        SERIES 1        SERIES 1        SERIES 1      SERIES 2
                            CLASS A1        CLASS A2        CLASS B         CLASS M         CLASS C       CLASS A1
                            --------------  --------------  --------------  --------------  ------------  ----------------

Principal amount as at      $1,120,400,000  $1,322,800,000  $40,300,000     $33,200,000     $73,500,000   [e]1,340,000,000
May 26, 2004:

Credit enhancement:         Subordination   Subordination   Subordination   Subordination   The issuer    Subordination
                            of the class B  of the class B  of the class M  of the class C  reserve fund  of the class B
                            notes, the      notes, the      notes, the      notes and the                 notes, the
                            class M notes,  class M notes,  class C notes   issuer reserve                class M notes,
                            the class C     the class C     and the issuer  fund                          the class C
                            notes and the   notes and the   reserve fund                                  notes and the
                            issuer reserve  issuer reserve                                                issuer reserve
                            fund            fund                                                          fund

Interest rate:              Three-month     Three-month     Three-month     Three-month     Three-month   Three-month
                            USD LIBOR       USD LIBOR       USD LIBOR       USD LIBOR       USD LIBOR     EURIBOR
                            + margin        + margin        + margin        + margin        + margin      + margin

Margin until payment date   0.04% p.a.      0.07% p.a.      0.17% p.a.      0.28% p.a.      0.70% p.a.    0.14% p.a.
falling in June 2011:

Margin after payment date   0.08% p.a.      0.14% p.a.      0.34% p.a.      0.56% p.a.      1.40% p.a.    0.28% p.a.
falling in June 2011:

Final maturity date:        June 2025       June 2028       June 2044       June 2044       June 2044     June 2044

Stock Exchange Listing:     London          London          London          London          London        London

Ratings as at May 26, 2004  Aaa/AAA/AAA     Aaa/AAA/AAA     Aa3/AA/AA       A2/A/A          Baa2/BBB/BBB  Aaa/AAA/AAA
(Moody's/S&P/Fitch):


                                                            CLASS OF NINTH ISSUER NOTES
                            ------------------------------------------------------------------------------------------
                            SERIES 2              SERIES 2        SERIES 2             SERIES 2       SERIES 3
                            CLASS A2              CLASS B         CLASS M              CLASS C        CLASS A
                            --------------------  --------------  -------------------  -------------  ----------------
Principal amount as at      [GBP]244,000,000      [e]92,000,000   [e]53,500,000        [e]89,000,000  [GBP]752,100,000
May 26, 2004:

Credit enhancement:         Subordination         Subordination   Subordination        The issuer     Subordination
                            of the class B        of the class M  of the class C       reserve fund   of the class B
                            notes, the            notes, the      notes and the                       notes, the class
                            class M notes,        class C notes   issuer reserve fund                 M notes,
                            the class C           and the issuer                                      the class C
                            notes and the         reserve fund                                        notes and the
                            issuer reserve                                                            issuer reserve
                            fund                                                                      fund

Interest rate:              Three-month Sterling  Three-month     Three-month          Three-month    Three-month
                             LIBOR                EURIBOR+        EURIBOR+             EURIBOR+       sterling LIBOR
                            + margin              margin          margin               margin         + margin

Margin until payment date   0.14% p.a.            0.27% p.a.      0.40% p.a.           0.80% p.a.     0.16% p.a.
falling in June 2011:

Margin after payment date   0.28% p.a.            0.54% p.a.      0.80% p.a.           1.60% p.a.     0.32% p.a.
falling in June 2011:

Final maturity date:        June 2044             June 2044       June 2044            June 2044      June 2044

Stock Exchange Listing:     London                London          London               London         London

Ratings as at May 26, 2004  Aaa/AAA/AAA           Aa3/AA/AA       A2/A/A               Baa2/BBB/BBB   Aaa/AAA/AAA
(Moody's/S&P/Fitch):



                                       CLASS OF NINTH ISSUER NOTES
                            -------------------------------------------------
                            SERIES 3         SERIES 3         SERIES 3
                            CLASS B          CLASS M          CLASS C
                            ---------------  ---------------  ---------------
Principal amount as at      [GBP]38,900,000  [GBP]26,500,000  [GBP]48,500,000
May 26, 2004:

Credit enhancement:         Subordination    Subordination    The issuer
                            of the class M   of the class C   reserve fund
                            notes, the       notes and the
                            class C notes    issuer reserve
                            and the issuer   fund
                            reserve fund

Interest rate:              Three-month      Three-month      Three-month
                            sterling LIBOR   sterling LIBOR   sterling LIBOR
                            + margin         + margin         + margin

Margin until payment date   0.32% p.a.       0.47%p.a.        0.85% p.a.
falling in June 2011:

Margin after payment date   0.64% p.a.       0.94% p.a.       1.70% p.a.
falling in June 2011:

Final maturity date:        June 2044        June 2044        June 2044

Stock Exchange Listing:     London           London           London

Ratings as at May 26, 2004  Aa3/AA/AA        A2/A/A           Baa2/BBB/BBB
(Moody's/S&P/Fitch):


PREVIOUS ISSUERS -- GENERAL

    Each previous issuer's obligations to pay principal and interest on the previous notes issued by such previous issuer are funded primarily from payments of principal and interest received by it from Funding under the related previous intercompany loan. Each previous issuer's primary asset is the related previous intercompany loan. None of the previous issuers nor the previous noteholders have any direct interest in the trust property, although each previous issuer shares with us the security interest under the Funding deed of charge in Funding's share of the trust property.

    Funding used the proceeds of the previous intercompany loans from the previous issuers (less an amount used to fund each previous issuer's reserve fund) to pay the mortgages trustee for Funding's initial contributions to the mortgages trustee for the Funding share of the relevant trust property that the seller assigned to the mortgages trustee pursuant to the mortgages trust deed. Upon receipt of Funding's initial contribution, the mortgages trustee paid those funds to the seller in satisfaction of the mortgages trustee's obligation to pay to the seller the initial purchase price for the assignment to the mortgages trustee of each mortgage portfolio pursuant to the mortgage sale agreement. Funding uses a portion of the amounts received from the Funding share of the trust property to meet its obligations to pay interest and principal due to each previous issuer under each related previous intercompany loan. As mentioned above, Funding's obligations to the previous issuers under the previous intercompany loans will be secured under the Funding deed of charge by, among other things, the Funding share of the trust property. A default by Funding under any previous intercompany loan will cause a default under our intercompany loan.

                               THE MORTGAGE LOANS

INTRODUCTION

    The housing market in the UK primarily consists of owner-occupied housing. The remainder of dwellings are in some form of public, private landlord or social ownership. The mortgage market, in which mortgage loans are provided for the purchase of a property and secured on that property, is the primary source of household borrowings in the UK. At June 30, 2004, mortgage loans outstanding in the UK amounted to approximately [GBP]826 billion. Outstanding mortgage debt grew at an annual average rate of 8.0% between 1994 and June 2004. At June 30, 2004, banks held 64% of outstanding mortgage debt while building societies held 18% of outstanding mortgage debt.

    In describing the characteristics of the mortgage loans, references in this prospectus to:

       * "INITIAL MORTGAGE PORTFOLIO" means the portfolio of mortgage loans, their related security, accrued interest and other amounts derived from such mortgage loans that the seller assigned to the mortgages trustee on March 26, 2001;

       * "FURTHER MORTGAGE PORTFOLIOS" means the portfolios of further mortgage loans, their related security, accrued interest and other amounts derived from such further mortgage loans that the seller has assigned to the mortgages trustee after March 26, 2001 and before August 23, 2004;

       * "ADDITIONAL MORTGAGE PORTFOLIO" means the portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller, as of the cut-off date, anticipated assigning to the mortgages trustee on August 23, 2004;

       * "CUT-OFF DATE MORTGAGE PORTFOLIO" means, as of the cut-off date, the initial mortgage portfolio and the further mortgage portfolios (taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since March 26, 2001) combined with the additional mortgage portfolio;

       * "ADDITIONAL ASSIGNED MORTGAGE PORTFOLIO" means the portfolio of additional assigned mortgage loans, their related security, accrued interest and other amounts derived from such additional assigned mortgage loans that the seller actually assigned to the mortgages trustee on August 23, 2004; and

       * "MORTGAGE PORTFOLIO" means the initial mortgage portfolio, the further mortgage portfolios and the additional assigned mortgage portfolio as it is constituted as of any date of determination since August 23, 2004, taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since August 23, 2004.

    The following is a description of some of the characteristics of the mortgage loans currently or previously offered by the seller and includes details of mortgage loan types, the underwriting process, lending criteria and selected statistical information. Each mortgage loan in the cut-off date mortgage portfolio incorporated one or more of the features referred to in this section. The seller will not assign to the mortgages trust any mortgage loan that was in arrears at any time during the 12 months prior to the assignment date, and will not assign to the mortgages trust any mortgage loan that is a non-performing mortgage loan.

    Each borrower may have more than one mortgage loan incorporating different features, but all mortgage loans secured on the same mortgaged property will be incorporated in a single account with the seller which is called the mortgage account. Each mortgage loan (other than a personal secured loan) is secured by a first legal charge over a residential property in England or Wales (an "ENGLISH MORTGAGE") or a first ranking standard security over a residential property in Scotland (a "SCOTTISH MORTGAGE"). Each personal secured loan will be secured by a legal charge over freehold or leasehold

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mortgaged propert ies located in  England and  Wales or  by a  standard security over heritable or long leasehold mortgaged properties located in Scotland. The priority of the legal charge or (in Scotland) standard security securing a personal secured loan will rank below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A "MORTGAGE" means an English mortgage or, as applicable, a Scottish mortgage. Each mortgage loan secured over a property located in England and Wales (an "ENGLISH MORTGAGE LOAN") is subject to the laws of England and Wales and each mortgage loan secured over a property located in Scotland (a "SCOTTISH MORTGAGE LOAN") is subject to the laws of Scotland. 220,471 of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or 76.93% of the aggregate current balance of the mortgage loans as of the cut-off date) were on freehold properties or heritable properties (being the Scots law equivalent of freehold) and 76,760 of the mortgages securing the mortgage loans in the cut-off date mortgage portfolio (or 23.07% of the aggregate current balance of the mortgage loans as of the cut-off date) are on leasehold properties.

    The seller randomly selected the mortgage loans from the additional mortgage portfolio which were assigned to the mortgages trustee on August 23, 2004. In making its selection, the seller excluded from the additional mortgage portfolio those mortgage loans that had been repaid in full or that did not comply with the terms of the mortgage sale agreement on the August 23, 2004 assignment date. Once such mortgage loans were removed, the seller then randomly selected from the mortgage loans remaining in the additional mortgage portfolio those mortgage loans which were included in the additional assigned mortgage portfolio once a determination had been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the notes.

    We do not expect the characteristics of the mortgage portfolio as of the closing date to differ materially from the characteristics of the cut-off date mortgage portfolio. Unless we indicate otherwise, the following description relates to types of mortgage loans that could be included in the mortgage portfolio as of the closing date or on any subsequent date.

    The cut-off date mortgage portfolio was drawn up as at July 31, 2004 and comprised 297,231 mortgage loans having an aggregate current balance of [GBP]25,480,712,643.90 as at that date. The seller originated the mortgage loans in the cut-off date mortgage portfolio between July 1, 1995 and May 31, 2004. None of the mortgage loans in the additional mortgage portfolio had an aggregate monthly payment that was overdue by one or more months as of the assignment date on August 23, 2004.

    The seller may assign new mortgage loans and their related security to the mortgages trustee after the closing date. The seller reserves the right to amend its lending criteria and to assign to the mortgages trustee new mortgage loans which are based upon mortgage conditions (as defined in the glossary) different from those upon which mortgage loans which formed the cut-off date mortgage portfolio were based. Those new mortgage loans may include mortgage loans which are currently being offered to borrowers and have some of the characteristics described here, but may also include mortgage loans with other characteristics that the seller currently is not offering to borrowers or that the seller has not yet developed. The terms of the mortgage sale agreement require that all new mortgage loans comply with the warranties set out in the mortgage sale agreement. We describe all of the material warranties in the mortgage sale agreement in this prospectus. See "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".


CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER

    The seller offers a variety of fixed rate, variable rate and hybrid mortgage loan products to borrowers. The seller may assign to the mortgages trustee any of the following of its mortgage loan products, which in each case may comprise one or more of the following:

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       *     "FIXED RATE MORTGAGE LOANS": mortgage loans subject to a fixed interest rate for a specified period of time and at the expiration of that period are generally subject to the seller's standard variable rate.

       * "STANDARD VARIABLE RATE MORTGAGE LOANS": mortgage loans subject to the seller's standard variable rate for the life of the mortgage loan.

       * "TOGETHER MORTGAGE LOANS": flexible mortgage loans, which are offered in various product types: Together flexible, Together variable, Together fixed, Together fixed for life, Together discount tracker and Together stepped tracker. These products allow the borrower to obtain a mortgage loan, an unsecured loan and, in some cases, a credit card, each with a variable or a fixed interest rate, depending on the product type, and which in certain circumstances permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "non-cash re-draws"), receive cash re-draws and make overpayments.

       * "TOGETHER CONNECTIONS MORTGAGE LOANS": flexible mortgage loans, which are offered in two product types: Together Connections variable and Together Connections fixed. These products have the same basic features as a Together mortgage loan, but also allow the borrower to link the mortgage loan with certain deposit and/or current accounts that are held with the seller. If a borrower elects to take the Together Connections Benefit (as defined below), the seller will only charge interest on the difference between the total of the outstanding balances on the Together Connections mortgage loan and certain deposit/current accounts held with the seller (the "COMBINED DEBIT BALANCE") and the average monthly cleared credit balance in that borrower's linked deposit account or accounts (the "COMBINED CREDIT BALANCE"). Despite the foregoing, the borrower is nevertheless obligated to make their contractual monthly payment of principal (if any) and interest in full. The "TOGETHER CONNECTIONS BENEFIT" is the difference between (1) the contractual monthly payment due on the combined debit balance and
             (2) the proportion of the payment made on the amount by which the outstanding combined debit balance exceeds the average cleared credit balance in that borrower's linked deposit account or accounts in respect of each month or any part of a month. Where the customer has elected to take Together Connections Benefit, calculations will be made and applied with effect from the first day of the month following the month during which the combined debit balance exceeded such credit balance. Unless the borrower specifies otherwise, the Together Connections Benefit will be apportioned pro rata between the mortgage loan and the unsecured loan in accordance with their respective contractual monthly payments. Any Together Connections Benefit is used to reduce the principal amount outstanding on the mortgage loan and related unsecured loan as described above. The application of the Together Connections Benefit may lead to amortization of the related mortgage loan more quickly than would otherwise be the case, as a higher proportion of the contractual monthly payment could be allocated towards the repayment of principal of the mortgage loan. See "RISK FACTORS -- THE INCLUSION OF FLEXIBLE MORTGAGE LOANS MAY AFFECT THE YIELD TO MATURITY OF AND THE TIMING OF PAYMENTS ON THE NOTES". The borrower is not permitted to make a cash redraw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit.

             Alternatively, customers that have linked their mortgage loan to one or more deposit accounts may simply opt to be paid interest periodically on deposits held in their linked accounts at the same interest rate that is used to calculate interest on their mortgage loan. This option is referred to as "TOGETHER CONNECTIONS INTEREST".

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             The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower may be ended
             (1) by the seller giving the borrower three months notice in writing at any time or (2) immediately by the seller giving the borrower notice in writing at any time where there are serious grounds for ending the connection with immediate effect. The connection between a borrower's mortgage loan and unsecured loan and any linked account or account of the borrower will be ended automatically where the average combined cleared credit balance for the month exceeds the combined debit balance in any month.

       * "CONNECTIONS MORTGAGE LOANS": flexible mortgage loans, which allow the borrower to obtain a mortgage loan with either a variable or fixed rate, depending on the product type, and which, in certain circumstances, permit the borrower to make authorized underpayments and take payment holidays (collectively referred to in this prospectus as "NON CASH RE-DRAWS"), receive cash re-draws and make overpayments. Connections mortgage loans have the same basic features as Together Connections mortgage loans but without the facility for an unsecured loan or credit card. The "CONNECTIONS DEBIT BALANCE" will equal the total outstanding balance on the Connections mortgage loan. In addition, the "CONNECTIONS COMBINED CREDIT BALANCE" will comprise the average monthly cleared credit balance in the borrower's linked Save Direct deposit account (a deposit account operated by a dedicated savings division of the seller) and/or current account with the seller. "CONNECTIONS BENEFIT" and "CONNECTIONS INTEREST" are calculated in the same way as "TOGETHER CONNECTIONS BENEFIT" and "TOGETHER CONNECTIONS INTEREST" taking into account the amended definitions of "CONNECTIONS DEBIT BALANCE" and "CONNECTIONS COMBINED CREDIT BALANCE" as outlined above. For the purposes of calculating Connections Interest, only the average cleared balance in the deposit account will apply.

       * "CAT STANDARD MORTGAGE LOANS": flexible mortgage loans, which can offer either a variable rate equal to the Bank of England base rate plus an additional fixed percentage or can offer initially a fixed rate for a specified period of time followed by a variable rate equal to the Bank of England base rate plus an additional fixed percentage, and which in some cases permit the borrower to make non-cash re-draws and receive cash re-draws.

       * "CAPPED RATE MORTGAGE LOANS": mortgage loans subject to a maximum rate of interest and charge interest at the lesser of the seller's standard variable rate or the specified capped rate.

       * "FLEXIBLE CAPPED RATE MORTGAGE LOANS": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a maximum rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

       * "FLEXIBLE DISCOUNT RATE MORTGAGE LOANS": flexible mortgage loans which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the mortgage loan.

       * "FLEXIBLE FIXED RATE MORTGAGE LOANS": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a fixed rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate.

       * "DISCOUNT RATE MORTGAGE LOANS": mortgage loans which allow the borrower to pay interest at a specified discount to the seller's standard variable rate for a specified period of time or for the life of the loan.

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       *     "TRACKER RATE MORTGAGE LOANS": mortgage loans subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

       * "FLEXIBLE TRACKER RATE MORTGAGE LOANS": flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain a credit card and unsecured loan) which are subject to a variable rate of interest that is linked to the Bank of England base rate plus an additional fixed percentage.

       * "CASHBACK MORTGAGE LOANS": mortgage loans which provide a specified lump sum payment to the borrower at the time that the mortgage loan is advanced to the borrower. The cashback mortgage loan product is sometimes combined with another product (although the seller currently does not combine the cashback feature with Together mortgage loans, Together Connections mortgage loans, Connections mortgage loans and CAT standard mortgage loans). For example, a borrower may have a fixed rate and cashback mortgage loan, or a discounted and cashback mortgage loan.

       * "PERSONAL SECURED LOANS": mortgage loans having a fixed or variable interest rate the proceeds of which may be used by the borrower for unrestricted purposes and which are offered to borrowers who have existing mortgage loans with the seller. A personal secured loan is secured on the same property that secures the borrower's existing mortgage loan. A personal secured loan is, however, secured by means of a separate mortgage and is governed by separate terms and conditions documented either as a regulated agreement subject to the CCA or as an unregulated agreement based on the amount of the personal secured loan or the purposes for which it is used. Some personal secured loans permit the borrower to draw additional amounts in aggregate up to the fixed amount of credit extended under the terms of the mortgage conditions at the inception of such personal secured loan. Such draws under a personal secured loan are collectively referred to as "FURTHER DRAWS".

    For a description of the mortgage loan products which were included in the cut-off date mortgage portfolio, see the table entitled "MORTGAGE LOAN PRODUCTS".

REPAYMENT TERMS

    Borrowers typically make payments of interest on, and repay principal of, their mortgage loans using one of the following methods:

       * "REPAYMENT": the borrower makes monthly payments of both interest and principal so that, when the mortgage loan matures, the borrower will have repaid the full amount of the principal of the mortgage loan.

       * "INTEREST-ONLY" (with a repayment vehicle): the borrower makes monthly payments of interest but not of principal; when the mortgage loan matures, the entire principal amount of the mortgage loan is still outstanding and the borrower must repay that amount in one lump sum. The borrower arranges a separate investment plan which will be administered by a separate organization, which plan provides a lump sum payment to coincide with the end of the mortgage term. Although these investment plans are forecast to provide sufficient sums to repay the principal balance of the mortgage loan upon its maturity, to the extent that the lump sum payment is insufficient to pay the principal amount owing, the borrower will be liable for making up any shortfall. These types of plans include:

       * "ENDOWMENT": the borrower makes regular payments to a life assurance company which invests the premiums; the endowment policy is intended to repay the mortgage loan at maturity;

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       *     "PENSION POLICY": the borrower makes regular payments to a personal pension plan; upon retirement, or plan maturity, the borrower will receive a tax-free lump sum which is intended to repay the mortgage loan;

       * "INDIVIDUAL SAVINGS ACCOUNTS" or "ISAS": the borrower makes contributions to a tax-free ISA account; once the value of the ISA equals or exceeds the outstanding mortgage debt, the borrower may use those amounts to repay the mortgage loan at any time thereafter or may wait to repay the mortgage loan upon its maturity;

       * "PERSONAL EQUITY PLANS" or "PEPS": similarly to ISAs, the borrower makes contributions to a tax-free PEP account and uses these amounts to repay the mortgage loan. Although PEPs have been discontinued in the United Kingdom, some mortgage loans with PEP repayment vehicles may be included in the mortgage portfolio; and

       * "UNIT TRUSTS": the borrower makes regular payments to a unit trust, and the accumulated unit trust is used to repay the mortgage loan by the end of its term.

       * "INTEREST-ONLY" (without a repayment vehicle): similar to the interest-only mortgage loans described above, where the borrower makes monthly payments of interest but not of principal and when the mortgage loan matures, the entire principal amount of the mortgage loan is due. However, the borrower has no formal repayment vehicle in place to repay the mortgage loan in full.

       * "COMBINATION REPAYMENT AND INTEREST-ONLY" (with or without a repayment vehicle): this situation most often occurs when the borrower had an interest-only mortgage loan with a repayment vehicle on a prior mortgaged property, and after selling that mortgaged property the borrower purchased a property with a mortgage loan issued by the seller, where the subsequent home was either more expensive than the prior home or the borrower took out a larger mortgage loan or further advance. The borrower used the existing interest-only repayment vehicle for the new mortgage loan or further advance issued by the seller and made up the difference between the anticipated maturity value of the interest-only repayment vehicle and the higher mortgage loan value with a repayment mortgage.

    The required monthly payment in connection with repayment mortgage loans or interest-only mortgage loans may vary from month to month for various reasons, including changes in interest rates. See "-- ORIGINATION OF THE MORTGAGE LOANS -- MAXIMUM LTV RATIO" for the maximum LTV ratio for the mortgage loans described above.

    The borrowers in respect of 274,536 of the mortgage loans in the cut-off date mortgage portfolio (or 92.74% of the aggregate current balance of the mortgage loans as of the cut-off date) have agreed to have their monthly mortgage payments to the seller directly debited from their bank accounts.

    The seller does not (and in some cases cannot) take security over investment plans. See "RISK FACTORS -- THERE CAN BE NO ASSURANCE THAT A BORROWER WILL
REPAY PRINCIPAL AT THE END OF A TERM ON AN INTEREST-ONLY LOAN (WITH OR WITHOUT
A CAPITAL REPAYMENT VEHICLE) OR A COMBINATION LOAN".

CAPITAL PAYMENTS, OVERPAYMENTS AND UNDERPAYMENTS ON NON-FLEXIBLE MORTGAGE LOANS

    Subject to certain conditions, if a borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater by [GBP]200 or more than the amount due for that month, and the borrower notifies the seller that the overpayment is intended to reduce the capital balance of the related mortgage loan (a "CAPITAL PAYMENT"), then the current balance of the mortgage loan will be immediately reduced, and the capital balance of the mortgage loan will be reduced from the last day of the month in which the capital payment occurs. As interest on the mortgage loans accrues on the capital balance thereof from time to time, any capital payment will affect the amount of interest payable by the

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borrower  from the  first day  of the  month following  the month  in  which the capital payment was made by the borrower. Capital payments may be subject to early repayment charges, as described under "-- EARLY REPAYMENT CHARGES", and may only be made in certain min imum amounts and only if the relevant borrower's account is not in arrears at the time of the capital payment.

    If the borrower makes a monthly payment on a mortgage loan (other than a flexible mortgage loan) that is greater than the amount due for that month, but the borrower (1) does not specify that the additional payment is intended to reduce the capital balance of the related mortgage loan, (2) does not specify any intention or (3) specifies that the payment is intended to repay the capital balance but the additional payment is less than [GBP]200, that overpayment initially will only reduce the current balance of the related mortgage loan and not the capital balance. Any overpayment will be held by the cash manager in the mortgages trustee GIC account and recorded on an overpayments ledger and will not reduce the capital balance of the related mortgage loan until the annual date at the end of each calendar year on which the capital balances of the mortgage loans (other than flexible mortgage loans as described below) are reconciled with the current balances of such mortgage loans. The capital balances of such mortgage loans will only be reduced on such annual date in an amount equal to the aggregate amount of the overpayments made in that calendar year less any amounts that the borrower has underpaid (or has overpaid in error, which amounts may be refunded to the borrower) during the same calendar year of the overpayment. These credits and debits will be recorded on the overpayments ledger during each calendar year. Any underpayments or refunds may be made only up to the net amount of the overpayment standing to the credit of the overpayments ledger during the same calendar year as the underpayment. As interest on the mortgage loans accrues on the capital balance thereof from time to time, an overpayment may only have an effect on the interest accruing on that mortgage loan after the annual date that the current balance and the capital balance of the mortgage loan is reconciled.

    If a borrower under a mortgage loan (other than a flexible mortgage loan) makes a monthly payment which is less than the required monthly payment (an "UNDERPAYMENT"), the current balance of that mortgage loan will remain higher than the expected scheduled current balance, although the capital balance of that mortgage loan will remain unchanged until the annual reconciliation of the current balance and capital balance. As overpayments on non-flexible mortgage loans will be held in the overpayments ledger throughout the calendar year in which the overpayment was made, amounts standing to the credit of the overpayments ledger will be used to fund underpayments that the borrower has made during that same calendar year. See "THE MORTGAGES TRUST -- OVERPAYMENTS". If a borrower makes an unauthorized underpayment but has not made any prior overpayments within that same calendar year, those underpayments are treated by the seller as arrears.

    At the end of a calendar year, if a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is less than its capital balance (because of any overpayments made in that same calendar year which were not used to fund an underpayment), the seller will decrease the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. The borrower then will no longer be able to fund underpayments with amounts overpaid in the prior calendar year. Conversely, if at the end of a calendar year a borrower under a mortgage loan (other than a flexible mortgage loan) has a current balance which is greater than its capital balance (because of any underpayments which were not funded by overpayments made in that same calendar year), the seller will increase the capital balance on that borrower's mortgage loan to equal the current balance on that borrower's mortgage loan. Notwithstanding the year-end reconciliation of the related capital balance and current balance, the borrower will still be considered in arrears for the amount of the underpayment.

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    For a description of the treatment of overpayments and underpayments under the seller's current flexible mortgage loan products, see "-- FLEXIBLE MORTGAGE LOANS".

EARLY REPAYMENT CHARGES

    Borrowers under the seller's non-flexible mortgage products that have received a benefit in the form of a cashback, capped, discounted or fixed rate mortgage loan will be required to pay an early repayment charge if (a) in any one calendar year in addition to the scheduled monthly payments they repay more than a specified percentage (currently 15%) of the initial amount of the mortgage loan, or (b) generally if they make a product switch or a permitted product switch, in each case before a date specified in the offer of advance. Although a borrower under the seller's flexible capped rate mortgage loan, flexible fixed rate mortgage loan, flexible discount rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan or Connections fixed mortgage loan may make overpayments or capital payments at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed or capped rate, as the case may be, on the mortgage loan applies (except in the case of flexible fixed rate mortgage loans with an extended early repayment charge period), to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Connections Base Rate Tracker mortgage loans will be subject to an early repayment charge which is currently three (3) years from completion, to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's flexible fixed rate mortgage loans with an extended early repayment charge period will be subject to an early repayment charge for the remaining period of time during which the fixed rate on the mortgage loan applies plus an additional period of one year to the extent that the borrower repays the entire current balance under that mortgage loan during such period. Borrowers under the seller's Together variable, Together Connections variable and CAT standard mortgage loans are not subject to early repayment charges regardless of whether they make an overpayment or they repay the entire current balance under the relevant mortgage loan. 54,533 mortgage loans in the cut-off date mortgage portfolio (or 13.33% of the aggregate current balance of the mortgage loans as of the cut-off date) were Together variable, Together Connections variable and CAT standard mortgage loans and therefore are not subject to early repayment charges.

    Any early repayment charge will equal a percentage of the amount repaid in excess of the specified percentage limit (except for an early repayment in full, where the early repayment charge will equal a varying percentage of the entire amount repaid). The seller retains absolute discretion to waive or enforce early repayment charges in accordance with the seller's policy from time to time. Under the terms of the mortgage sale agreement, the amount of any early repayment charges which may become payable on any mortgage loans that have been assigned to the mortgages trustee will be paid by the mortgages trustee to the seller as deferred purchase price.

    Cashback mortgage loans offered by the seller provide the borrower with a cash payment that the seller makes to the borrower upon completion of the mortgage loan. The cash payment depends upon the terms of the offer of advance, but is usually calculated as a percentage of the amount borrowed. If a borrower with a cashback mortgage loan makes an unscheduled principal repayment or executes a product switch or a permitted product switch (as described under "-- PRODUCT SWITCHES") in either case before a date specified in the offer of advance, then the borrower must repay to the seller some or all of the cash payment made by the seller.

    All of the seller's mortgage loan products allow for the borrower to avoid early repayment charges and, if applicable, avoid repaying to the seller any of the cash payment described above, by "PORTING" the existing mortgage loan to a new mortgaged property, provided that (1) the new mortgage loan is equal to or greater than the existing mortgage

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loan  and (2)  the  borrower receives  from the  seller  substantially the  same mortgage loan product. The new mortgage loan preserves the borrower's status in that mortgage loan product.

    A prepayment of the entire outstanding balance of a mortgage loan discharges the related mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid charges and any early repayment charges.

INTEREST PAYMENTS AND SETTING OF INTEREST RATES

    Interest on each mortgage loan accrues on the capital balance of that mortgage loan from time to time. Interest is payable by the borrower monthly in advance. Interest on the mortgage loans in the cut-off date mortgage portfolio may be computed on a daily, monthly or annual basis. Each mortgage loan in the cut-off date mortgage portfolio accrues interest at any time at a fixed or a variable rate.

    Fixed rate mortgage loans provide that the borrower pays interest on such mortgage loan at a fixed rate of interest for the period specified in the offer of advance. At the end of that period, the interest rate reverts to the seller's standard variable rate. However, under the terms of certain fixed rate loans, the borrower may exercise a one-time option within three months of the end of the initial fixed rate period to "RE-FIX" the interest rate for a further specified period of time at a new fixed rate that the seller is offering to existing borrowers at that time. Any exercise of an option to "RE-FIX" shall constitute a product switch and shall be dealt with as described under "-- PRODUCT SWITCHES".

    The rate of interest set by the seller for variable rate mortgage loans is the "SELLER'S STANDARD VARIABLE RATE". Interest accrues on these mortgage loans at a rate equal to the seller's standard variable rate, or, for a specified period of time, at a set margin above or below the seller's standard variable rate. The seller's standard variable rate is not directly linked to interest rates in the financial markets although, in general, the seller's standard variable rate follows movements in the markets. At August 1, 2004, the seller's standard variable rate for existing and/or new borrowers was 6.59% per annum.

    The seller's "BASE RATE PLEDGE" guarantees that for variable rate mortgage loans, and for fixed rate mortgage loans upon conversion from a fixed rate to the seller's standard variable rate, the actual gross interest rate that the seller charges will be the lower of:

       *     the seller's standard variable rate; or

       * the Bank of England base rate plus a margin which is determined by Northern Rock.

    This base rate pledge only applies, however, during the period, if any, in which the borrower is subject to an early repayment charge as described under "-- EARLY REPAYMENT CHARGES".

    If the Bank of England's base rate falls to a level of 1.99% below the seller's standard variable rate it is possible that a revenue shortfall would occur. See "RISK FACTORS -- IF THE BANK OF ENGLAND BASE RATE FALLS BELOW A CERTAIN LEVEL, WE COULD SUFFER A REVENUE SHORTFALL".

    Mortgage loans may combine one or more of the features listed in this section. For mortgage loans with an interest rate that lasts for a limited period of time specified in the offer of advance, after the expiration of that period the interest rate adjusts to some other interest rate type or else it reverts to, or remains at, the seller's standard variable rate. The features that may apply to a particular mortgage loan are specified in the offer of advance (and as the seller may vary from time to time).

    118,716 mortgage loans in the cut-off date mortgage portfolio (or 48.21% of the aggregate current balance of the mortgage loans as of the cut-off date) were fixed rate mortgage loans. The remaining 178,515 of the mortgage loans in the cut-off date mortgage portfolio (or 51.79% of the aggregate current balance of the mortgage loans as of the cut-off date) were standard variable rate mortgage loans, discounted variable rate mortgage

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loans,  "TOGETHER", "TOGETHER  CONNECTIONS", "CONNECTIONS"  and flexible  capped rate mortgage loans, as described below. Each mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan and a CAT standard mortgage loan) currently provides for a loyalty discount reduction of 0.25% (although the seller may in the future allow for a discount of between 0.25% and 0.75%) of the applicable interest rate once the borrower has held the mortgage loan for at least seven years, subject to certain conditions.

    Except in limited circumstances as set out in "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT -- THE ADMINISTRATION AGREEMENT -- UNDERTAKINGS BY THE ADMINISTRATOR", the administrator on behalf of the mortgages trustee, Funding and the security trustee is responsible for setting the variable mortgage rate on the mortgage loans in the mortgage portfolio as well as on any new mortgage loans that are assigned to the mortgages trustee. The mortgage conditions applicable to all of the variable rate mortgage loans provide that the seller and its successors may vary the variable mortgage rate only for certain reasons which are specified in the mortgage conditions. These reasons may include:

       * where there has been, or the lender reasonably expects there to be in the near future, a general trend to increase rates on mortgages;

       * where the lender for good commercial reasons needs to fund an increase in the interest rate or rates payable to depositors;

       * where the lender wishes to adjust its interest rate structure to maintain a prudent level of profitability;

       * where there has been, or the lender reasonably expects there to be in the near future, a general increase in the risk of shortfalls on the accounts of mortgage borrowers; and

       * where the lender's administrative costs have increased or are likely to increase in the near future.

    The term "LENDER" in the above five bullet points means the seller and its successors.

    The rate that the borrower is required to pay under the variable rate mortgage loans must not be greater than either the seller's standard variable rate or a set margin above or below the seller's standard variable rate. The seller has given the mortgages trustee, Funding, the administrator and the security trustee the power to set the seller's standard variable rate and other applicable discretionary rates or margins, but that power may only be exercised in limited circumstances.

    In maintaining, determining or setting the variable mortgage rate for mortgage loans within the mortgages trust, the administrator will apply the factors set out here and has undertaken to maintain, determine or set the standard variable rate and other applicable discretionary rates or margins at rates which are not higher than the seller's equivalent rates from time to time.

FLEXIBLE MORTGAGE LOANS

    The "TOGETHER" mortgage loans, the "TOGETHER CONNECTIONS" mortgage loans, the "CONNECTIONS" mortgage loans, the flexible capped rate mortgage loans, the flexible fixed rate mortgage loans, the flexible discount rate mortgage loans, the flexible tracker rate mortgage loans and the "CAT STANDARD" mortgage loans (collectively, the "FLEXIBLE MORTGAGE LOANS") are subject to a range of options selected by the borrower that give the borrower greater flexibility in the timing and amount of payments made under the mortgage loan as well as access to re-draws under the mortgage loan. A mortgage loan that has one or more of these features may be called a flexible mortgage loan. 231,096 of the mortgage loans in the cut-off date mortgage portfolio (or 80.96% of the aggregate current balance of the mortgage loans as of the cut-off date) were flexible mortgage loans, 96,371 mortgage loans (or 24.65% of the aggregate current balance of the mortgage loans as of the cut-of-date) of which were Together mortgage loans. The seller anticipates that an

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increasing percentage  of the mortgage loans  that it originates will  offer the flexible features described below. As a result, mortgage loans assigned to the mortgages trustee in the future may contain a higher proportion of flexible mortgage loans than are in the cut-off date mortgage portfolio. In addition to the flexible mortgage loans that the seller currently offers, the seller in the future may offer flexible mortgage loans that the seller also may assign to the mortgages trustee that have different features than those described below.

    Unlike non-flexible mortgage loans for which separate current balances and capital balances are only reconciled annually (see "-- CAPITAL PAYMENTS, OVERPAYMENTS AND UNDERPAYMENTS ON NON-FLEXIBLE MORTGAGE LOANS"), the flexible mortgage loans that the seller currently offers have separate current balances and capital balances which are reconciled on a daily basis.

    The following options currently are available to a borrower following the issue of a flexible mortgage loan:

       * Overpayments. A borrower may make overpayments or may repay the entire current balance under its Together, Together Connections, Connections and CAT standard mortgage loan at any time without incurring any early repayment charges. Although a borrower may make overpayments under its flexible capped rate mortgage loan, flexible fixed rate mortgage loan, flexible tracker rate mortgage loan, Together fixed mortgage loan, Together Connections fixed mortgage loan, Connections Base Rate Tracker mortgage loan or Connections fixed mortgage loan at any time without incurring any early repayment charge, that borrower will be subject to an early repayment charge for the remaining period of time during which the fixed, tracker or capped rate, as the case may be, on the mortgage loan applies (except in the case of a Connections Base Rate Tracker mortgage loan which has a variable early repayment charge period of approximately three years from completion), to the extent that the borrower repays the entire current balance under that mortgage loan. Any overpayments immediately reduce the current balance of the flexible mortgage loan from the day the seller receives payment. Any overpayment on a flexible mortgage loan will result in the immediate reduction in the amount of interest payable by the relevant borrower.

       * Authorized Underpayments. A borrower may use certain amounts that it has previously overpaid to the seller to fund future underpayments under its mortgage loan (an "AUTHORIZED UNDERPAYMENT"). If a borrower makes an authorized underpayment under its mortgage loan, the current balance of that mortgage loan will be increased at the end of the month in which the authorized underpayment has been made and there will be an immediate effect on the amount of interest payable by the borrower. An authorized underpayment is also called a "NON-CASH RE-DRAW" for the purposes of this prospectus. A borrower under a flexible mortgage loan may offset authorized underpayments up to the aggregate amount of any overpayments previously made (but not yet used to fund an authorized underpayment or redrawn in cash by the borrower) during the lifetime of the mortgage loan. Any authorized underpayment will be funded solely by the seller in an amount equal to the unpaid interest associated with that authorized underpayment. However, any such amounts funded by the seller in connection with an authorized underpayment will form part of the mortgage portfolio and thereby increase the seller share of the trust property.

       * Unauthorized Underpayments. Any underpayment made by a borrower (a) which cannot be funded by prior overpayments and (b) where the borrower is not entitled to a payment holiday (an "unauthorized underpayment"), if any, will be treated by the seller as arrears.

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       *     Payment Holidays. A borrower that has made nine consecutive scheduled monthly payments (or an equivalent sum of payments) on its flexible mortgage loan may apply for a one month payment holiday even if that borrower has not made prior overpayments. A borrower may apply for this payment holiday facility once in each rolling twelve-month period and may accumulate the right to take up to a maximum of three monthly payment holidays in any one calendar year if the borrower has not used the payment holiday facility in a given three-year period. In addition, a flexible mortgage loan borrower may apply for up to a six-month payment holiday in certain limited cases (generally, where the borrower can demonstrate an extenuating circumstance). The mortgage loan will continue to accrue interest and other charges during any payment holiday and accrued interest will be added to the current balance of the related mortgage loans which will increase the amount of interest payable by the borrower. Any payment holiday will be funded solely by the seller in an amount equal to the unpaid interest associated with that payment holiday. However, any such amounts funded by the seller in connection with a payment holiday will form part of the mortgage portfolio and thereby increase the seller share of the trust property. A payment holiday is also called a "non-cash re-draw" for the purposes of this prospectus.

       * Cash re-draws. A borrower may request a cash re-draw of overpayments that the borrower has made on its flexible mortgage loan by requesting that the seller refund some or all of such overpayments in cash, provided that the aggregate amount of all overpayments not yet used to fund an authorized underpayment or otherwise re-drawn in cash by the borrower from the period commencing with the origination of the mortgage loan to the date of the cash re-draw is equal to or greater than [GBP]500, and that the amount of such cash re-draw is equal to or greater than [GBP]500. If the aggregate amount of all overpayments for such period is less than [GBP]500, any borrower wishing to make a cash re-draw in these amounts may instead make an authorized underpayment of the scheduled monthly payment, but is not entitled to a cash re-draw. Notwithstanding the foregoing, a borrower under a Together Connections Benefit mortgage loan or Connections mortgage loan is not permitted to make a cash re-draw of the principal amounts that have been repaid as a result of the application of the Together Connections Benefit or Connections Benefit. Any cash re-draw on a flexible mortgage loan will result in the immediate increase in the related current balance and will increase the amount of interest payable by the borrower. Any cash re-draws will be funded solely by the seller, but will form part of the mortgage portfolio and thereby increase the seller share of the trust property.

    Under the mortgage conditions, a borrower must receive permission from the seller to make an authorized underpayment or take a payment holiday on a flexible mortgage loan. However, the seller occasionally waives the requirement that the borrower first seeks the seller's permission. The seller, however, retains the discretion whether to grant a cash redraw or to provide a further advance (as described under "-- FURTHER ADVANCES" below) to a borrower on a flexible mortgage loan, and also maintains discretion in some cases to grant a payment holiday to a borrower, depending on the facts associated with the borrower's request. Despite the foregoing means by which the seller describes and treats authorized underpayments, payment holidays and cash re-draws, each re-draw technically would be a "FURTHER ADVANCE" as used in the Law of Property Act 1925 (which applies only in England and Wales and which has no statutory or common law equivalent in Scotland).

    For a description of the treatment of overpayments and underpayments in respect of the seller's current non-flexible loan products, see "-- CAPITAL PAYMENTS, OVERPAYMENTS AND UNDERPAYMENTS ON NON-FLEXIBLE MORTGAGE LOANS".

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    In addition to the features described above, the flexible mortgage loans that the seller currently offers under the Together and Together Connections programs may be linked to an unsecured credit facility and a credit card which are made available to a borrower. In 2002, the seller also began offering a linked unsecured credit facility to borrowers under the flexible capped rate mortgage loan, flexible tracker rate mortgage loan and flexible fixed rate mortgage loan products and in 2003 under the flexible discount rate mortgage loans. The unsecured credit facility is a line of credit available to be drawn down by the borrower over and above the amount of the mortgage loan. Amounts drawn under the credit facility (or the credit card in respect of Together and Together Connections mortgage loans) are not secured by a mortgage on the borrower's property. These flexible mortgage loans that offer borrowers a linked unsecured credit facility allow a borrower to make one monthly payment of amounts due under the mortgage loan and under the unsecured credit facility, to the extent the borrower has made a drawing under the unsecured credit facility (any linked credit card payments under the Together and Together Connections programs will be made separately). The seller applies the borrower's regular monthly payments and any overpayments received on a flexible mortgage loan in proportion to the contractual monthly payment due on the mortgage loan and the amount due on the unsecured credit facility, unless the borrower specifies otherwise.

    The amount of a flexible mortgage loan is agreed at origination. Amounts available under the unsecured credit facility (currently a maximum of [GBP]30,000 for Together and Together Connections mortgage loans and [GBP]10,000 for flexible capped rate, flexible tracker rate and flexible fixed rate mortgage loans) and any credit card (in respect of Together and Together Connections mortgage loans) are not secured by the mortgaged property, and the seller will not assign to the mortgages trustee amounts due under the unsecured credit facility or any credit card. This means that only the secured mortgage loan is assigned to the mortgages trustee.

    The seller has originated several types of Together mortgage loans (referred to collectively in this prospectus as "TOGETHER" mortgage loans):

       (1) "TOGETHER VARIABLE" mortgage loans. The interest rate on Together variable mortgage loans offered at any time is set periodically (a) for approximately the first two years of the mortgage loan, at a rate which is below the average standard variable rate offered by a basket of mortgage lenders in the UK or a rate which tracks the Bank of England base rate and (b) after that initial approximate two-year period, at a variable rate which is below the seller's standard variable rate for the seller's then-existing borrowers.

       (2) "TOGETHER FLEXIBLE" mortgage loans. The interest rate on Together flexible mortgage loans is set periodically (a) for approximately the first two years of the mortgage loan, at a rate equal to or lower than the seller's standard variable rate and (b) after that initial period, at a variable rate equal to the lower of (i) the Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

       (3) "TOGETHER FIXED FOR LIFE" mortgage loans. The interest rate on Together fixed for life mortgage loans is fixed by the seller, which rate will remain for the life of the mortgage loan.

       (4) "TOGETHER FIXED" mortgage loans. The initial interest rate on Together fixed mortgage loans is fixed by the seller. After the initial interest rate period, the interest rate will be set periodically at a variable rate equal to the lower of (i) the Bank of England base rate plus a margin or (ii) the seller's then current standard variable rate.

       (5) "TOGETHER DISCOUNT TRACKER" mortgage loans. The initial interest rate on the Together discount tracker mortgage loans is a variable rate and is linked to the Bank of England base rate. The interest rate on the Together discount tracker

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             mortgage  loans is  discounted  for  approximately  the first two years of the mortgage loan and thereafter tracks the Bank of England base rate plus a margin.

       (6) "TOGETHER STEPPED TRACKER" mortgage loans. The interest rate on Together stepped tracker mortgage loans is a fixed rate which steps up after a period of time (currently one or two years) before becoming linked to the Bank of England base rate.

    The seller also began originating Together Connections variable mortgage loans (referred to in this prospectus as "TOGETHER CONNECTIONS VARIABLE" mortgage loans) in May 2001 and Together Connections fixed mortgage loans (referred to in this prospectus as "TOGETHER CONNECTIONS FIXED" mortgage loans) in August 2002 (Together Connections variable mortgage loans and Together Connections fixed mortgage loans are together referred to in this prospectus as "TOGETHER CONNECTIONS" mortgage loans). Together Connections mortgage loans generally share the same characteristics as Together mortgage loans, but have the additional feature of allowing the borrower to link the mortgage loan with one or more deposit accounts that are held with the seller, as described above under "-- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER". The interest rate on Together Connections mortgage loans depends on the LTV ratio of the particular mortgage loan.

    The seller began originating Connections mortgage loans in November 2002. Connections mortgage loans have similar features to Together Connections mortgage loans but allow the customer to connect the mortgage loan with a current account and/or a Save Direct deposit account as described above under "-- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER". Connections mortgage loans do not allow the customer to have an unsecured facility.

    Generally, a prospective borrower applying for a currently offered flexible mortgage loan may borrow up to a maximum of 95% of the lower of the original property value or the purchase price of the mortgaged property. The seller requires a lower LTV ratio where the valuation or purchase price is over [GBP]250,000. In the case of a remortgage, the seller calculates the maximum amount of the loan available by using the then current valuation of the mortgaged property. A borrower may repay amounts owed under a currently offered flexible mortgage loan under any of the repayment terms described above under "-- REPAYMENT TERMS". The current term over which a borrower may repay its flexible mortgage loan (other than a Together mortgage loan, a Together Connections mortgage loan or a Connections mortgage loan) is up to 35 years, and the current term over which a borrower may repay its Together mortgage loan, Together Connections mortgage loan or Connections mortgage loan is up to 30 years.

    The seller currently reviews monthly the interest rate on its variable rate flexible mortgage loans. In addition, the seller will recalculate accrued interest on flexible mortgage loans to take account of the exercise of any overpayment or re-draw, so that (a) interest on any re-draw is charged from the date of the redraw, and (b) borrowers are given the benefit of any overpayment from the date on which the overpayment is paid.

    In addition to the conditions described above, the re-draw options for borrowers with flexible mortgage loans may cease to be available, at the seller's sole discretion, if an event of default (as set out in the applicable terms and conditions) occurs.

PERSONAL SECURED LOANS

    Personal secured loans are offered to borrowers who have an existing mortgage loan with the seller. The proceeds of a personal secured loan may be used for any purpose and such loan is secured by a legal charge or (in Scotland) a standard security on the same property that secures the borrower's existing mortgage loan. The priority of the legal charge or (in Scotland) standard security securing a personal secured loan will rank below the first priority legal charge or standard security securing the related borrower's existing mortgage loan. A borrower may have more than one personal secured loan. A personal

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secured loan may  be in an amount up to [GBP]25,000.  If the borrower's existing mortgage loan is not a flexible mortgage loan then the borrower may be eligible for a "FLEXI PLAN LOAN" which is a personal secured loan under which a fixed amount of credit (up to [GBP]25,000) is extended. The borrower may draw down the flexi plan loan in increments up to the amo unt of credit granted. Draws after the initial advance of funds under a flexi plan loan are referred to as further draws. Flexi plan loans bear interest at the standard variable rate whereas all other personal secured loans bear interest at either the standard variable rate or a fixed rate. For personal secured loans that are not flexi plan loans, the borrower may elect the interest rate applicable to the borrower's existing mortgage loan during the period, if any, when an incentive rate of interest applies to that existing mortgage loan. The seller will not assign to the mortgages trustee the mortgage loans of a borrower where the combined LTV of the personal secured loan(s) and the other mortgage loan secured on the same property that secures the personal secured loan(s) is greater than 95%.

FURTHER ADVANCES

    An existing borrower may apply to the seller for a further amount to be lent to him or her under his or her mortgage loan, which amount will be secured by the same mortgaged property as the mortgage loan. Any such application may result from a solicitation made by the seller, as the seller may periodically contact borrowers in respect of the seller's total portfolio of mortgage loans in order to offer to a borrower the opportunity to apply for a further advance. Any further advance approved by the seller and made to an existing borrower will be added to the outstanding principal balance of that borrower's mortgage loan at the time of the advance under the same terms and conditions as the existing mortgage loan. The aggregate of the outstanding amount of the mortgage loan and the further advance may be greater than the original amount of the mortgage loan.

    In determining whether to make a further advance, the seller will use its lending criteria applicable to further advances at that time in determining, in its sole discretion, whether to approve the application. The seller will calculate a new LTV ratio by dividing the aggregate of the outstanding amount of the mortgage loan and the further advance by the revised valuation of the mortgaged property. Where the aggregate of the initial advance and the further advance is greater than 95% of the indexed value of the mortgaged property, the seller will reassess the property's value, by instructing a valuer, who may physically inspect the property. The seller will not assign to the mortgages trust any mortgage loan where the LTV ratio at the time of origination or further advance is in excess of 95% (excluding capitalized fees and/or charges).

    None of the mortgage loans in the cut-off date mortgage portfolio obliges the seller to make further advances. However, the seller may have made further advances on some mortgage loans in the additional mortgage portfolio prior to their assignment to the mortgages trustee. The administrator is required under the administration agreement not to issue an offer for a further advance to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee unless the seller has elected to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement, although this requirement may change if the seller decides at a later date to retain those mortgage loans within the trust property and to assign such further advances to the mortgages trustee. See "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENT OR REDEMPTIONS ON THE MORTGAGE OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER" and "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".

PRODUCT SWITCHES

    From time to time borrowers may request or the seller may offer, in limited circumstances, a variation in the mortgage conditions applicable to the borrower's mortgage loan. In addition, in order to promote the retention of borrowers, the seller may periodically contact certain borrowers in respect of the seller's total portfolio of outstanding mortgage loans in order to encourage a borrower to review the seller's other mortgage

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products  and to  discuss  shifting  that borrower  to  an alternative  mortgage product. Any such variation, including a change in product type (other than a variation described as a permitted product switch), is called a "PRODUCT SWITCH". The administrator is required under the administration agreement not to issue an offer for a product switch to any borrower in respect of a mortgage loan which has been assigned to the mortgages trustee unless the seller has elected to purchase that mortgage loan in accordance with the terms of the mortgage sale agreement. However, some fixed rate mortgage loans permit the borrower to exercise a one-time option within three months of the end of the initial fixed rate period to "RE-FIX" the interest rate at a new fixed rate that the seller is offering existing borrowers at that time. Although this re-fixing of the borrower's fixed rate mortgage loan is considered by the seller as a product switch, these mortgage loans may or may not be purchased by the seller from the mortgages trustee. See "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENT OR REDEMPTIONS ON THE MORTGAGE OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER" and "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".

ARREARS CAPITALIZATION

    From time to time, where a borrower has demonstrated a regular payment history following previous arrears, the seller may capitalize any outstanding amounts in arrears. In those circumstances, the seller will set the arrears tracking balance to zero and the related mortgage loan will no longer be considered to be in arrears. The outstanding balance will be required to be repaid over the remaining term of such mortgage loan. See "THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT -- ARREARS AND DEFAULT PROCEDURES".


ORIGINATION OF THE MORTGAGE LOANS

    The seller currently derives its mortgage lending business from the following sources:

       * intermediaries that range from mortgage clubs to small independent mortgage advisors;

       *     its branch network throughout the United Kingdom;

       *     its website; and

       * Northern Rock Direct, a centralized telephone-based lending operation.

    In each case, the seller performs all the evaluations of the borrower and determines whether a mortgage loan will be offered. The seller has adopted the Council of Mortgage Lenders' Code of Mortgage Lending Practice, which is a voluntary code observed by most banks, building societies and other residential mortgage lenders in the UK. The Code sets out, among other things, what information loan applicants should be provided with before committing to a mortgage loan, including the repayment method and repayment period, the financial consequences of early repayment, the type of interest rate, insurance requirements, costs and fees associated with the mortgage loan and when an applicant's account details can be given to credit reference agencies. The Code also mandates that the lender, among other things, act fairly and reasonably with its borrowers and assist borrowers in choosing a mortgage that fits the needs of the relevant borrower. See "RISK FACTORS -- POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER AND/OR THE MORTGAGE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE NOTES".

UNDERWRITING

    The decision to offer a mortgage loan to a potential borrower is made by one of the seller's underwriters and/or mandate holders located in its mortgage service centers or head office in Gosforth, who may liaise with the intermediaries. Each underwriter and/or mandate holder must pass the seller's formal training program to gain the authority to approve mortgage loans. The seller has established various levels of authority for its underwriters who approve mortgage loan applications. The levels are differentiated by,

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among other things, degree  of risk, value of the property and  LTV ratio in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

    The decision to offer a mortgage loan to a potential borrower also may be made by one of the seller's mandate holders located in a regional mortgage service center or the seller's head office. "MANDATE HOLDERS" are employees of the seller who are not underwriters but who have participated in a formal training program, and who have been given a mandate by the seller to approve a mortgage loan for which the potential borrower has attained a specified minimum credit score on the seller's initial credit review.

    The seller continually reviews the way in which it conducts its mortgage origination business in order to ensure that it remains up-to-date and cost effective in a competitive market. The seller may therefore change its origination processes from time to time. However, the seller will retain exclusive control over the underwriting polices and lending criteria to be applied to the origination of each mortgage loan. The seller's underwriting and processing of mortgage loans are independent from the process by which the seller's mortgage loans are originated.

LENDING CRITERIA

    Each mortgage loan was originated according to the seller's lending criteria applicable at the time the mortgage loan was offered, which lending criteria in the case of each mortgage loan included in the mortgage portfolio as of the closing date were the same as or substantially similar to the criteria described in this section. New mortgage loans may only be included in the mortgage portfolio if they are originated in accordance with the lending criteria applicable at the time the mortgage loan is offered and if the conditions contained in "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new mortgage loans may not be the same as those currently used.

    To obtain a mortgage loan, each prospective borrower completes an application form which includes information about the applicant's income, current employment details, bank account information, if any, current mortgage information, if any, and certain other personal information. The seller completes a credit reference agency search in all cases against each applicant at their current address and, if necessary, former addresses, which gives details of public information including any county court judgements and details of any bankruptcy. Some of the factors currently used in making a lending decision are as follows:

(1) Employment details

    The seller operates the following policy in respect of the verification of a prospective borrower's income details. Under this policy, the seller categorizes prospective borrowers as either "EMPLOYED" or "SELF-EMPLOYED".
Proof of income for employed prospective borrowers applying for mortgage loans in an amount less than [GBP]500,000 may be established by:

       * last three monthly bank statements and/or three monthly payslips from the six month period prior to the date of the loan application; and

       * a form P60 or accountants' certificate certifying the borrower's income.

              Proof of income for self-employed prospective borrowers may be established by:

       * a letter from the prospective borrower's accountant in acceptable form; or

       * acceptable confirmation of self-employment which might include any of a tax return, accountant's letter or a trade invoice, together with a certificate from the prospective borrower as to income.

    In May 2001 the seller introduced its fast track program to prospective borrowers for certain mortgage loan products. If a mortgage loan is judged appropriate for the fast track program, income is accepted as stated by the prospective borrower without further proof once positive identification of the borrower is provided and the borrower has passed the seller's credit scoring test. The seller does, nevertheless, reserve the right to request income verification from prospective borrowers. In order to qualify, the prospective borrower must have attained a specified minimum credit score on the seller's initial credit review. From May 2001 through January 2002, a prospective borrower eligible for the fast track program must have had a property value of at least [GBP]150,000, applied for a mortgage loan with an LTV ratio no greater than 60% and must have had a valuation made on the mortgaged property. From January 2002 to August 2002, a prospective borrower eligible for the fast track program must have had a property value of at least [GBP]100,000, applied for a mortgage loan with an LTV ratio no greater than 75% and must have had a valuation made on the mortgaged property. From August 2002, a prospective borrower eligible for the fast track program must have a property value of at least [GBP]100,000, applied for a mortgage loan with an LTV ratio no greater than 80% and must have a valuation made on the mortgaged property. From July 2003, a prospective borrower eligible for the fast track program must have a property value of at least [GBP]100,000, be applying for a mortgage loan with an LTV ratio no greater than 85% and must have a valuation made on the mortgaged property. An existing borrower may also be eligible for the fast track program in respect of a further advance under a mortgage loan provided that the LTV ratio of the combined mortgage loan and further advance does not exceed 95% and that prior to the request for a further advance the mortgage loan was not subject to the seller's fast track program procedure. Further, an existing borrower may also be eligible for the fast track program if the borrower is moving from one property (for which the seller is the mortgagee) to another property and either (a) the borrower has had a mortgage loan with the seller for at least two years prior to the date on which the borrower applies for the new mortgage loan and the LTV ratio for the new mortgage loan is no greater than 80%, or (b) the amount of the new mortgage loan is equal to or less than the amount of the original mortgage loan, and the borrower's personal circumstances (for example, income and employment) have not changed since the date of the original mortgage loan. In all cases, the seller reserves the right to obtain proof of income references. Together mortgage loans and Together Connections mortgage loans are excluded from the seller's fast track program. As of March 2004 the seller no longer originates mortgage loans under the fast track program.

    Since March 2004 the seller has adopted a new set of procedures under which verification of a borrower's income is not required in certain circumstances. For mortgage loans with an LTV ratio of 85% or less (80% or less for mortgage loans greater than [GBP]500,000) a borrower receiving a medium to high credit score does not need to provide proof of income. First time buyers, borrowers employed less than six months and borrowers of Together mortgage loans and Together Connections mortgage loans are ineligible for a non-verified income mortgage loan. In addition, mortgage loans for non owner-occupied properties must have an LTV ratio no greater than 70% to qualify as a non-verified mortgage loan. Notwithstanding these procedures, the seller retains the right to require proof of income or other credit-related information in any case it deems necessary.

(2) Valuation

    The seller requires that a valuation of the property be obtained either from its in-house valuation department or from an independent firm of professional valuers selected from a panel of approved valuers. The seller retains details of professional indemnity insurance held by panel valuers. The person underwriting the mortgage loan and/or the valuation team reviews the valuation of each property securing the mortgage loans. For more information on the valuation process and criteria used for a further advance, including the use of desktop valuations, see "-- CHARACTERISTICS OF THE MORTGAGE LOANS -- FURTHER ADVANCES".

(3) Property types

    The seller applies the criteria set out below in determining the eligibility of properties to serve as security for mortgage loans. Under these criteria, eligible property types include freehold and leasehold houses, leasehold flats and mixed commercial and residential use properties where there is a separate entrance for the residential part of the property. In the case of a mortgage loan secured by a leasehold property, the seller requires that the unexpired term of the lease be at least 30 years from the end of the agreed mortgage loan term.

    The seller may consider some property types that do not meet its usual lending criteria on a case-by-case basis. However, some property types will not be considered for the purposes of providing security for a mortgage loan. The types of property falling within this category comprise freehold flats in England or Wales, shared ownership or shared equity schemes and properties of non-standard construction of a type considered to be defective.

(4) Loan amount

    Generally, the maximum loan amount is [GBP]1,000,000, but this may vary according to the application in question. The amount borrowed may exceed this limit in exceptional cases. The seller has represented and warranted in the mortgage sale agreement that, as of the date of assignment, no mortgage loan in the mortgage portfolio has a current balance greater than [GBP]500,000. The largest mortgage loan in the mortgage portfolio as of the cut-off date had a current balance of [GBP]499,970.77.

(5) Term

    Each mortgage loan must have an initial term of between 7 and 30 years (in the case of a Together mortgage loan, a Together Connections mortgage loan and a Connections mortgage loan) or between 7 and 35 years in the case of all other mortgage loans.

(6) Age of applicant

    The first named borrower in respect of a Together mortgage loan or a Together Connections mortgage loan must be aged 21 or over. All borrowers in respect of all other mortgage loans must be aged 18 or over. There are no maximum age limits.

(7) Status of applicant(s)

    The maximum loan amount of the mortgage loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary along with performance or profit-related pay, allowances, mortgage subsidies, pensions, annuities, overtime, bonus and commission. The seller will deduct the annual cost of existing commitments of twelve months or more from the applicant's gross income. Positive proof of the applicant's identity and address is obtained in all cases.

    In cases where an applicant requests that the seller takes a secondary income into account, the seller will consider the sustainability of the applicant's work hours, the similarity of the jobs and/or skills, the commuting time and distance between jobs, the length of employment at both positions and whether the salary is consistent with the type of employment. The seller will determine, after assessing the above factors, if it is appropriate to use both incomes. If so, a portion of the secondary income will be used as part of the normal income calculation.

    Where there are two applicants, the seller adds joint incomes together for the purposes of calculating the applicants' total income. In determining the loan amount available to the applicants the seller may use the higher of the joint income multiplied by the appropriate income multiple or the highest of the two incomes multiplied by the appropriate income mult iple plus the lower income. The seller may at its discretion consider the income of one additional applicant as well, but only at a maximum income multiple of 1.

    The seller may exercise discretion within its lending criteria in applying those factors that are used to determine the maximum amount an applicant can borrow. Accordingly, these parameters may vary for some mortgage loans. The seller may take the following into account when applying discretion: credit score result, existing customer relationship, LTV and total income needed to support the mortgage loan.

(8) Credit history

      (a)    Credit search

             A credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgement (or the Scottish equivalent), default or bankruptcy notice) is revealed.

      (b)    Existing lender's reference

             In some cases the seller may seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists. The seller may substitute the reference with the bureau record obtained as a result of the credit search.

(9) Scorecard

    The seller uses some of the criteria described here and various other criteria to produce an overall score for the application that reflects the statistical analysis of the risk of advancing the mortgage loan. The scorecard has been developed using the seller's own data and experience of its own mortgage accounts. The lending policies and processes are determined centrally to ensure consistency in the management and monitoring of credit risk exposure. Full use is made of software technology in credit scoring new applications. Credit scoring applies statistical analysis to publicly available data and customer-provided data to assess the likelihood of an account going into arrears. The seller also uses behavioural scoring, which uses customer data on existing accounts to make further lending decisions and to prioritize action in case of arrears.

    The seller reserves the right to decline an application that has achieved a passing score. The seller does have an appeals process if an applicant believes that his/her application has been unfairly declined. It is the seller's policy to allow only authorised individuals to exercise discretion in granting variances from the scorecard.

SELLER'S DISCRETION TO LEND OUTSIDE OF ITS LENDING CRITERIA

    On a case-by-case basis, and within approved limits as detailed in the seller's lending criteria, the seller may have determined that, based upon compensating factors, a prospective borrower that did not strictly qualify under its lending criteria at that time warranted an underwriting exception. The seller may take into account compensating factors including, but not limited to, a low LTV ratio, stable employment and time in residence at the applicant's current residence. New mortgage loans and further advances (made prior to their assignment to the mortgages trustee or if the seller decides at a later date to retain such mortgage loans subject to further advances within the mortgages trust, after their assignment to the mortgages trustee) that the seller has originated under lending criteria that are different than the lending criteria set out here may be assigned to the mortgages trustee.

MAXIMUM LTV RATIO

    The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to [GBP]250,000 is 95% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued up to [GBP]1,000,000 is 90% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio permitted for prospective borrowers applying for mortgage loans secured by mortgaged properties valued over [GBP]1,000,000 is 85% of the lower of the purchase price or valuation of the mortgaged property determined by the relevant valuation. The maximum LTV ratio for prospective borrowers applying for mortgage loans secured by the seller's currently offered flexible mortgage loans is as described under "-- CHARACTERISTICS OF THE MORTGAGE LOANS -- FLEXIBLE MORTGAGE LOANS".

    In the case of a purchase of a mortgaged property, the seller will determine the current market value of that mortgaged property (which will be used to determine the maximum amount of the mortgage loan permitted to be made by the seller) to be the lower of:

       * the valuation made by an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller; or

       * the purchase price for the mortgaged property paid by the prospective borrower.

    If a borrower or a prospective borrower has applied to remortgage its current mortgaged property, the seller will determine the current market value of the mortgaged property (for the purpose of determining the maximum amount of the loan available) by using the then current valuation of the mortgaged property as determined using the process described under "-- LENDING CRITERIA -- (2) VALUATION".

    If the borrower has applied for a further advance or a personal secured loan, the seller will determine the current market value of the mortgaged property by using either an indexed valuation figure provided by a UK pricing index, a desktop valuation by an employee valuer of the seller or the then current valuation of the mortgaged property as determined using the process described under "-- LENDING CRITERIA -- (2) VALUATION".


BUILDINGS INSURANCE POLICIES

INSURANCE ON THE PROPERTY

    A borrower is required to arrange for insurance on the mortgaged property for an amount equal to the full rebuilding cost of the property. The borrower may either purchase the insurance through an insurer arranged by the seller (a "SELLER ARRANGED INSURER"), or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower or landlord-arranged insurance fails or (without the knowledge of the seller) no insurance is arranged, a contingency insurance policy exists to protect the seller (but not the borrower) up to the amount of the seller's insurable interest in the property (subject to aggregate limits of indemnity) and the seller can make a claim under the contingency insurance policy. The policy has a [GBP]50,000 deductible in the aggregate in any one period of insurance.

SELLER ARRANGED BUILDINGS INSURANCE POLICIES

    The solicitor, licensed or qualified conveyancer acting for the seller is required to ensure that buildings insurance cover is taken out by the relevant borrower prior to the completion of each mortgage loan. If a borrower asks the seller to arrange insurance on its behalf, a policy will be issued by a seller arranged insurer, which currently is AXA General Insurance Ltd., a member of the AXA Group of Companies ("AXA"). AXA's registered number is 141 885 and its address is 107 Cheapside, London EC2V 6DU. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost. Standard policy conditions apply, which are renegotiated periodically by the seller with the seller arranged insurer. Under seller arranged insurance policies, the seller will assign its rights under those policies to the mortgages trustee. Amounts paid under the insurance policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan(s).

    In the administration agreement, the seller, acting in its capacity as administrator, has agreed to deal with claims under the seller arranged insurance policies in accordance with its normal procedures and also has agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

BORROWER OR LANDLORD-ARRANGED BUILDINGS INSURANCE POLICIES AND THE CONTINGENCY INSURANCE POLICY

    If a borrower elects not to take up a seller arranged insurance policy, or if a borrower who originally had a seller arranged insurance policy confirms that he or she no longer requires such insurance, that borrower is sent an "alternative insurance requirements" form. The borrower is required to acknowledge that it is responsible for arranging an alternative insurance policy which covers the rebuilding cost of the property and to request joint insured status for the seller.

    Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements. If it transpires that the borrower has not complied with those requirements and if the property is damaged while uninsured or partially insured because of under insurance, the seller is entitled to make a claim under the contingency insurance policy provided the seller has no prior knowledge of the deficiency. The contingency insurance policy is an insurance policy currently provided to the seller by AXA that insures the seller against loss relating to mortgaged properties where borrowers have failed to make their own property insurance arrangements. The contingency insurance policy provides cover for the mortgages trustee. The administrator will make claims in accordance with the contingency insurance policy and hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

    In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "GENERAL INSTRUCTIONS TO SOLICITORS" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the contingency insurance policy.

    If a borrower who originally had seller arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires seller arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is added to the balance of the relevant mortgage loan.

    The seller may not be insured under any insurance policy which is not arranged by the seller, and it may not have the benefit of any security over such policies. The mortgages trustee therefore may not have an interest in policies that were not arranged through the seller. See "RISK FACTORS -- THE MORTGAGES TRUSTEE MAY NOT RECEIVE THE BENEFIT OF CLAIMS MADE ON THE BUILDINGS INSURANCE".

PROPERTIES IN POSSESSION POLICY

    If the seller takes possession of a property from a borrower in default, the seller has coverage through a properties in possession policy from AXA. The policy provides the seller with rebuilding insurance up to an amount equal to the actual rebuilding cost. The seller will assign its rights under this policy to the mortgages trustee for any mortgage loan which is in a mortgage portfolio and is a property in possession. Amounts paid under the properties in possession policy are generally utilized to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the mortgage loan. This policy is subject to a [GBP]50,000 deductible in the aggregate in any one period of insurance.

MIG POLICIES

    A mortgage indemnity guarantee, or MIG, policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage loan which exceeds a specified LTV ratio. Although since January 1, 2003 the seller is no longer required to take out a MIG policy with respect to any mortgage loan originated on or after January 1, 2003, each mortgage loan originated prior to January 1, 2003, that had an LTV ratio in excess of 75% contains a condition that the seller take out mortgage indemnity insurance with Northern Rock Mortgage Indemnity Company Limited ("NORMIC"). However, under the terms of these MIG policies, the MIG coverage for a mortgage loan will be cancelled in the event a further advance is granted with respect to such mortgage loan on or after January 1, 2003.

    This insurance is intended to provide only limited cover in the event of losses being incurred in excess of the relevant LTV ratio following repossession and sale of a mortgaged property from a borrower, and is further limited in that such insurance is subject to certain caps on claims that may be made under the MIG policy by the seller and/or its relevant subsidiary. Firstly, each mortgage loan that is subject to a MIG policy is subject to a cap on claims made in respect of that mortgage loan, regardless of whether or not that mortgage loan is included in the mortgage portfolio. In addition, all mortgage loans that were originated in any one year and that are subject to a MIG policy are also subject to an aggregate cap on claims that can be made in respect of that group of mortgage loans. However, the aggregate cap in respect of mortgage loans originated in any one year is proportioned between mortgage loans that are included in the mortgage portfolio and mortgage loans that are not included in the mortgage portfolio. As each proportionate aggregate cap is applicable either to mortgage loans included in the mortgage portfolio or mortgage loans that are not included in the mortgage portfolio, any losses on mortgage loans outside of the mortgage portfolio will not reduce the amount of MIG coverage remaining on those mortgage loans included in the mortgage portfolio which continue to have MIG coverage. The MIG policy will not cover all losses suffered in relation to the mortgage loans which continue to have MIG coverage and each such mortgage loan is only covered for a ten year period following completion of the mortgage loan or further advance. In addition, the mortgages trustee is not required to maintain a mortgage indemnity policy with the current insurer, and the seller is not required to maintain the same level of coverage under the mortgage indemnity insurance policies for mortgage loans that it may originate in the future and assign to the mortgages trust. See "RISK FACTORS -- THE MORTGAGES TRUSTEE IS NOT REQUIRED TO MAINTAIN MORTGAGE INDEMNITY INSURANCE WITH THE CURRENT INSURER, AND THE SELLER IS NOT REQUIRED TO MAINTAIN THE SAME LEVEL OF MORTGAGE INDEMNITY INSURANCE COVERAGE FOR NEW MORTGAGE LOANS THAT IT ORIGINATES IN THE FUTURE, WHICH MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO PAY THE NOTES".

    The insured under each MIG policy is the seller and/or its relevant subsidiary. The related borrower has no interest in this policy. The seller will formally assign its interest in each MIG policy to the mortgages trustee to the extent that it relates to the mortgage loans from time to time comprised in the mortgage portfolio. Practically speaking, this will have little effect on the way in which claims are made and paid under the policies as they will continue to be administered by the seller acting in its capacity as administrator. To the extent that claims relate to mortgage loans in the mortgage portfolio, their proceeds will be paid by the seller into the mortgages trustee transaction account and all other claims will be paid into the seller's account.

    NORMIC is a Guernsey limited liability company and a wholly-owned insurance subsidiary of the seller. NORMIC's registered number in Guernsey is 28379, and its address is P.O. Box 384, The Albany, South Esplanade, St. Peter Port, Guernsey, Channel Islands. NORMIC does not have a public credit rating by any of Moody's, Standard & Poor's or Fitch. The seller does not guarantee the liabilities of NORMIC and is under no legal obligation to support NORMIC in the discharge of those liabilities. The seller however, contingently liable to NORMIC to pay up any unpaid amount in respect of the seller's shareholding in NORMIC. The unpaid share capital is immaterial in relation to NORMIC's overall exposure.

    The seller has warranted that each of the mortgage indemnity policies relating to a mortgaged property is in force and all premiums thereon have been paid. The seller also has warranted that, so far as the seller is aware, there has been no breach of any term of the mortgage indemnity policies which would entitle the relevant insurer to avoid the same. Management of the seller believes that financial information relating to NORMIC is not material to an investor's decision to purchase the notes.


SCOTTISH MORTGAGE LOANS

    A portion of the mortgage loans in the additional assigned mortgage portfolio are secured over properties in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to the Scottish mortgage loans, references in this prospectus to a "MORTGAGE" are to be read as references to such standard security and references to a "MORTGAGEE" are to be read as references to the security holder (under Scots law, termed the "HERITABLE CREDITOR").

    In practice, the seller has advanced and intends to advance mortgage loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realization of Scottish mortgages, the seller does not consider that these differences make Scottish mortgages significantly different from or less effective than the English mortgages. For further information on Scottish mortgages, see "MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE RELATED SECURITY -- SCOTTISH MORTGAGES".


THE CUT-OFF DATE MORTGAGE PORTFOLIO

    The statistical and other information contained in this prospectus has been compiled by reference to the mortgage loans in the cut-off date mortgage portfolio. The US dollar figures set forth in the tables below have been rounded to the nearest cent following their conversion from pounds sterling. Columns stating percentage amounts may not add up to 100% due to rounding. A mortgage loan will have been removed from the additional mortgage portfolio (which comprised a portion of the cut-off date portfolio) if in the period up to (and including) the assignment date on August 23, 2004 the mortgage loan was repaid in full or if the mortgage loan did not comply with the terms of the mortgage sale agreement on the August 23, 2004 assignment date. Once such mortgage loans were removed, the seller then randomly selected from the mortgage loans remaining in the additional mortgage portfolio those mortgage loans which were included in the additional assigned mortgage portfolio once the determination had been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the notes. We do not expect the characteristics of the mortgage portfolio as of the closing date to differ materially from the characteristics of the cut-off date mortgage portfolio. The US dollar numbers in the following tables have been calculated based on the currency exchange rate set forth on page 65 under "US DOLLAR PRESENTATION".

TYPES OF PROPERTY


                        AGGREGATE CURRENT  AGGREGATE CURRENT            NUMBER OF
                                  BALANCE            BALANCE    % OF     MORTGAGE    % OF
TYPE OF PROPERTY                  ([GBP])                US$   TOTAL        LOANS   TOTAL
----------------------  -----------------  -----------------  ------  -----------  ------
Detached Bungalow          802,911,296.82   1,467,040,556.95    3.15        8,073    2.72
Detached House           6,450,217,385.52  11,785,524,183.30   25.31       52,588   17.69
Flat                     2,942,644,368.33   5,376,656,985.80   11.55       35,783   12.04
Masionette                 374,911,667.32     685,020,404.39    1.47        3,820    1.29
Not Known                  263,508,270.01     481,469,523.13    1.03        2,920    0.98
New Property                11,638,346.28      21,265,021.52    0.05          100    0.03
Other Use                   65,473,357.74     119,629,741.90    0.26          636    0.21
Purpose Built Flat          66,485,883.62     121,479,780.05    0.26        1,189    0.40
Semi Detached Bungalow     337,789,902.97     617,193,318.05    1.33        4,659    1.57
Semi Detached House      6,782,410,597.28  12,392,491,498.78   26.62       84,357   28.38
Terraced House           7,382,721,568.01  13,489,350,571.92   28.97      103,106   34.69
                        -----------------  -----------------  ------  -----------  ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00      297,231  100.00
                        =================  =================  ======  ===========  ======




EXPECTED SEASONING OF MORTGAGE LOANS AT CLOSING

    The following table shows length of time since the mortgage loans were originated as of the closing date.

                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
AGE OF MORTGAGE LOANS             BALANCE            BALANCE    % OF    MORTGAGE     % OF
 (MONTHS)                         ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
0 to 6                   2,196,699,512.73   4,013,702,745.72    8.62      20,649     6.95
6 to 12                  5,065,798,740.11   9,255,981,619.06   19.88      49,456    16.64
12 to 18                 5,656,880,431.82  10,335,977,401.46   22.20      59,738    20.10
18 to 24                 3,818,421,431.51   6,976,834,334.94   14.99      42,742    14.38
24 to 30                 2,562,873,673.18   4,682,758,401.57   10.06      32,947    11.08
30 to 36                 1,448,002,852.97   2,645,720,542.61    5.68      19,750     6.64
36 to 42                 1,112,518,376.24   2,032,739,587.50    4.37      16,006     5.39
42 to 48                   698,634,004.28   1,276,510,148.51    2.74      10,370     3.49
48 to 54                   499,961,434.58     913,505,270.56    1.96       7,736     2.60
54 to 60                   469,923,661.93     858,621,710.09    1.84       7,073     2.38
60 to 66                   421,545,689.58     770,227,826.75    1.65       6,217     2.09
66 to 72                   259,137,875.69     473,484,150.72    1.02       3,955     1.33
72 to 78                   487,411,304.93     890,574,282.72    1.91       6,599     2.22
78 to 84                   252,107,051.10     460,637,769.23    0.99       3,819     1.28
84 to 90                   159,647,193.37     291,699,604.18    0.63       2,682     0.90
90 to 96                   114,308,240.91     208,858,470.51    0.45       2,242     0.75
96 to 102                  130,992,186.87     239,342,566.91    0.51       2,576     0.87
102 to 108                  79,919,821.21     146,025,618.87    0.31       1,679     0.56
108 to 114                  45,929,160.89      83,919,533.88    0.18         995     0.33
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00     297,231   100.00
                        =================  =================  ======   =========   ======


    The weighted average seasoning of mortgage loans as of the closing date is expected to be 24.28 months and the maximum seasoning of mortgage loans as of the closing date is expected to be 110.76 months. The minimum seasoning of the mortgage loans as of the closing date is expected to be 3.85 months.

YEARS TO MATURITY AT CLOSING


                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
                                  BALANCE            BALANCE    % OF    MORTGAGE     % OF
YEARS TO MATURITY                 ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
0 to 5                     156,996,720.85     286,856,789.42    0.62       3,515     1.18
5 to 10                  1,434,149,485.53   2,620,408,341.91    5.63      21,482     7.23
10 to 15                 2,801,644,087.53   5,119,028,115.35   11.00      36,432    12.26
15 to 20                 4,847,343,265.31   8,856,830,376.96   19.02      56,510    19.01
20 to 25                15,184,992,048.82  27,745,280,556.95   59.59     168,772    56.78
25 to 30                   896,676,924.67   1,638,364,561.79    3.52       9,103     3.06
30 to 35                   158,910,111.19     290,352,843.39    0.62       1,417     0.48
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00     297,231   100.00
                        =================  =================  ======   =========   ======


    The weighted average remaining term of the mortgage loans as of the closing date is expected to be 20.32 years and the maximum remaining term as of the closing date is expected to be 34.77 years. The minimum remaining term as of the closing date is expected to be less than one month.



GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

    The following table shows the spread of mortgaged properties securing the mortgage loans throughout England, Wales and Scotland as of the cut-off date. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.

                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
                                  BALANCE            BALANCE    % OF    MORTGAGE     % OF
REGION                            ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
East Anglia                515,226,962.45     941,397,702.27    2.02       5,975     2.01
East Midlands            1,616,067,920.41   2,952,800,877.78    6.34      21,097     7.10
Greater London           5,041,950,222.09   9,212,406,764.28   19.79      35,686    12.01
North                    1,992,047,042.04   3,639,771,682.88    7.82      34,994    11.77
North West               2,777,087,955.71   5,074,160,342.97   10.90      40,591    13.66
Scotland                 2,026,995,216.68   3,703,627,291.58    7.96      31,915    10.74
South East (excluding
 London)                 5,159,698,115.68   9,427,550,001.24   20.25      43,824    14.74
South West               1,821,597,444.59   3,328,334,450.19    7.15      19,041     6.41
Wales                      844,053,326.75   1,542,213,277.45    3.31      12,523     4.21
West Midlands            1,573,607,981.32   2,875,220,137.62    6.18      19,624     6.60
Yorkshire                2,112,380,456.18   3,859,639,057.52    8.29      31,961    10.75
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00     297,231   100.00
                        =================  =================  ======   =========   ======


CURRENT LOAN-TO-VALUE RATIOS

    The following table shows the range of current loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the cut-off date divided by the value of the mortgaged property securing that mortgage loan at the same date. The seller has not revalued any of the mortgaged properties since the date of the origination of the related mortgage loan, other than in respect of a mortgaged property of a related borrower that has remortgaged its property or to which the seller has made a further advance, as described under "-- MAXIMUM LTV RATIO".


                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
                                  BALANCE            BALANCE    % OF    MORTGAGE     % OF
CURRENT LTV                       ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
0% to 25%                  374,179,691.47     683,682,973.63    1.47       9,312     3.13
25% to 50%               2,464,357,511.97   4,502,754,452.71    9.67      33,530    11.28
50% to 55%                 918,662,044.60   1,678,534,706.01    3.61      10,507     3.53
55% to 60%               1,078,544,063.40   1,970,663,371.83    4.23      11,716     3.94
60% to 65%               1,274,468,208.68   2,328,646,462.05    5.00      13,354     4.49
65% to 70%               1,502,273,035.54   2,744,880,386.52    5.90      15,471     5.21
70% to 75%               2,072,759,745.79   3,787,246,018.25    8.13      21,858     7.35
75% to 80%               2,518,979,452.26   4,602,557,011.26    9.89      22,976     7.73
80% to 85%               3,506,138,640.17   6,406,246,373.41   13.76      33,654    11.32
85% to 90%               3,685,340,658.17   6,733,675,604.18   14.46      43,648    14.68
90% to 95%               4,619,694,979.77   8,440,882,477.20   18.13      61,089    20.55
95% to 100%              1,455,188,303.12   2,658,849,448.42    5.71      19,933     6.71
   > 100%                   10,126,308.96      18,502,300.31    0.04         183     0.06
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00     297,231   100.00
                        =================  =================  ======   =========   ======


    The weighted average current loan-to-value ratio of the mortgage loans at the cut-off date was 75.48%.

CURRENT INDEXED LOAN-TO-VALUE RATIOS

    The following table shows the range of current indexed loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as of the cut-off date divided by the indexed value of the mortgaged property securing that mortgage loan as of the same date (calculated using the Halifax House Price Index).


                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
CURRENT                           BALANCE            BALANCE    % OF    MORTGAGE     % OF
INDEXED LTV                       ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
0% to 25%                1,098,672,470.70   2,007,441,020.83    4.31      23,404     7.87
25% to 50%               5,813,855,695.28  10,622,794,984.98   22.82      81,455    27.40
50% to 55%               1,622,128,391.56   2,963,874,276.56    6.37      19,140     6.44
55% to 60%               1,729,225,965.37   3,159,557,766.07    6.79      19,164     6.45
60% to 65%               2,096,474,047.14   3,830,575,638.85    8.23      22,935     7.72
65% to 70%               2,279,151,498.67   4,164,355,013.10    8.94      23,253     7.82
70% to 75%               2,896,967,584.12   5,293,198,582.35   11.37      29,087     9.79
75% to 80%               2,763,403,951.42   5,049,157,594.41   10.85      27,908     9.39
80% to 85%               2,552,741,641.31   4,664,245,644.64   10.02      24,360     8.20
85% to 90%               1,580,472,762.97   2,887,763,133.51    6.20      15,685     5.28
90% to 95%                 692,567,239.33   1,265,425,250.01    2.72       6,734     2.27
95% to 100%                337,613,926.06     616,871,781.58    1.32       3,911     1.32
   > 100%                   17,437,469.97      31,860,898.90    0.07         195     0.07
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00     297,231   100.00
                        =================  =================  ======   =========   ======


    The weighted average current indexed loan-to-value ratio of the mortgage loans as of the cut-off date was 61.94%.

OUTSTANDING CURRENT BALANCES


                              AGGREGATE CURRENT  AGGREGATE CURRENT          NUMBER OF
RANGE OF CURRENT PRINCIPAL              BALANCE            BALANCE    % OF   MORTGAGE    % OF
 BALANCE                                ([GBP])                US$   TOTAL      LOANS   TOTAL
----------------------------  -----------------  -----------------  ------  ---------  ------
[GBP]0 to [GBP]25,000            233,715,109.17     427,032,905.48    0.92     12,208    4.11
[GBP]25,000 to [GBP]50,000     2,866,996,340.65   5,238,436,580.76   11.25     74,346   25.01
[GBP]50,000 to [GBP]75,000     4,856,954,592.28   8,874,391,727.17   19.06     78,486   26.41
[GBP]75,000 to [GBP]100,000    4,352,109,533.39   7,951,963,335.26   17.08     50,469   16.98
[GBP]100,000 to [GBP]125,000   3,343,214,811.78   6,108,559,860.73   13.12     29,979   10.09
[GBP]125,000 to [GBP]150,000   2,477,217,463.38   4,526,251,531.85    9.72     18,152    6.11
[GBP]150,000 to [GBP]175,000   1,768,834,615.66   3,231,928,769.71    6.94     10,969    3.69
[GBP]175,000 to [GBP]200,000   1,305,929,559.90   2,386,131,116.21    5.13      6,996    2.35
[GBP]200,000 to [GBP]225,000     992,339,658.91   1,813,154,867.37    3.89      4,708    1.58
[GBP]225,000 to [GBP]250,000     709,150,012.95   1,295,724,489.22    2.78      3,000    1.01
[GBP]250,000 to [GBP]275,000     550,670,657.22   1,006,158,701.30    2.16      2,108    0.71
[GBP]275,000 to [GBP]300,000     426,933,249.44     780,071,714.67    1.68      1,489    0.50
[GBP]300,000 to [GBP]325,000     357,076,469.44     652,432,796.35    1.40      1,149    0.39
[GBP]325,000 to [GBP]350,000     257,108,502.36     469,776,178.26    1.01        762    0.26
[GBP]350,000 to [GBP]375,000     241,166,077.22     440,646,952.71    0.95        668    0.22
[GBP]375,000 to [GBP]400,000     187,154,112.96     341,958,912.77    0.73        485    0.16
[GBP]400,000 to [GBP]425,000     184,919,334.41     337,875,633.86    0.73        452    0.15
[GBP]425,000 to [GBP]450,000     131,469,793.99     240,215,227.46    0.52        301    0.10
[GBP]450,000 to [GBP]475,000     130,232,909.54     237,955,252.22    0.51        283    0.10
[GBP]475,000 to [GBP]500,000     107,519,839.25     196,455,032.43    0.42        221    0.07
                              -----------------  -----------------  ------  ---------  ------
TOTAL                         25,480,712,643.90  46,557,121,585.78  100.00    297,231  100.00
                              =================  =================  ======  =========  ======


    The largest mortgage loan had a current balance as of the cut-off date of [GBP]499,970.77 or $913,522.09. The average current balance as of the cut-off date was approximately [GBP]85,726.97 or $156,636.12.



MORTGAGE LOAN PRODUCTS


                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
                                  BALANCE            BALANCE    % OF    MORTGAGE     % OF
MORTGAGE LOAN PRODUCTS            ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
Tracker                    938,950,224.79   1,715,604,284.29    3.68       8,471     2.85
Standard Variable Rate   3,981,823,047.45   7,275,393,837.84   15.63      56,659    19.06
Discount                 1,749,847,426.85   3,197,236,299.74    6.87      13,487     4.54
Fixed                   12,283,521,224.46  22,443,853,872.57   48.21     118,716    39.94
Capped                     244,388,843.83     446,535,435.47    0.96       3,527     1.19
Together                 5,949,257,966.54  10,870,195,444.07   23.35      90,809    30.55
Together Connections       332,923,909.98     608,302,411.80    1.31       5,562     1.87
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00     297,231   100.00
                        =================  =================  ======   =========   ======



EMPLOYMENT STATUS


                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
                                  BALANCE            BALANCE    % OF    MORTGAGE     % OF
EMPLOYMENT STATUS                 ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
Full Time               21,149,663,198.61  38,643,638,221.47   83.00     261,432    87.96
Part Time                  225,282,440.05     411,625,141.70    0.88       3,700     1.24
Retired                     18,150,026.07      33,162,846.83    0.07         544     0.18
Self Employed            3,942,945,685.99   7,204,359,009.67   15.47      28,637     9.63
Other                      144,671,293.18     264,336,366.12    0.57       2,918     0.98
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   25,480,712,643.90  46,557,121,585.78  100.00     297,231   100.00
                        =================  =================  ======   =========   ======


    Approximately 34.45% of the aggregate current balance of the mortgage loans as of the cut-off date were made to borrowers under the seller's non-verified income program as described under "-- CHARACTERISTICS OF THE MORTGAGE LOANS -- LENDING CRITERIA".



DISTRIBUTION OF FIXED RATE MORTGAGE LOANS

    Fixed rate mortgage loans remain at the relevant fixed rate for a period of time as specified in the offer of advance, after which they move to the seller's standard variable rate or some other rate as specified in the offer of advance.

                        AGGREGATE CURRENT  AGGREGATE CURRENT           NUMBER OF
                                  BALANCE            BALANCE    % OF    MORTGAGE     % OF
FIXED RATE %                      ([GBP])                US$   TOTAL       LOANS    TOTAL
----------------------  -----------------  -----------------  ------   ---------   ------
0.00 -- 2.99               965,230,020.47   1,763,621,451.62    7.86       8,960     7.55
3.00 -- 3.99             3,997,015,109.86   7,303,152,037.02   32.54      28,638    24.12
4.00 -- 4.99             5,264,715,220.32   9,619,432,158.45   42.86      54,580    45.98
5.00 -- 5.99             2,018,046,840.41   3,687,277,252.71   16.43      25,920    21.83
6.00 -- 6.99                35,037,834.03      64,019,429.98    0.29         560     0.47
7.00 -- 7.99                 3,222,295.63       5,887,622.20    0.03          57     0.05
8.00 -- 8.99                   253,903.74         463,920.59    0.00           1     0.00
                        -----------------  -----------------  ------   ---------   ------
TOTAL                   12,283,521,224.46  22,443,853,872.57  100.00     118,716   100.00
                        =================  =================  ======   =========   ======


MONTH/YEAR IN WHICH FIXED RATE PERIOD ENDS


MONTH/YEAR IN                   AGGREGATE CURRENT  AGGREGATE CURRENT          NUMBER OF
 WHICH FIXED RATE                         BALANCE            BALANCE    % OF   MORTGAGE    % OF
 PERIOD ENDS                              ([GBP])                US$   TOTAL      LOANS   TOTAL
------------------------------  -----------------  -----------------  ------  ---------  ------
September-04                        27,809,631.20      50,812,408.55    0.23        380    0.32
October-04                         261,032,207.69     476,945,382.22    2.13      2,760    2.32
November-04                         14,471,851.39      26,442,264.55    0.12        216    0.18
December-04                      1,381,384,084.69   2,523,997,962.16   11.25     11,774    9.92
January-05                         510,756,539.69     933,229,562.74    4.16      5,017    4.23
February-05                        123,983,039.60     226,535,793.17    1.01      1,504    1.27
March-05                           769,576,801.91   1,406,133,385.55    6.27      7,012    5.91
April-05                           177,884,648.86     325,022,197.81    1.45      2,085    1.76
May-05                           1,311,447,678.70   2,396,213,555.09   10.68     10,977    9.25
June-05                            779,555,723.08   1,424,366,386.04    6.35      6,972    5.87
July-05                                159,821.52         292,018.13    0.00          5    0.00
August-05                          552,168,458.93   1,008,895,411.89    4.50      4,788    4.03
September-05                       611,001,590.69   1,116,392,455.13    4.97      5,004    4.22
October-05                         854,736,878.90   1,561,733,745.48    6.96      6,902    5.81
November-05                        106,119,514.69     193,896,427.35    0.86        940    0.79
December-05                         42,385,426.10      77,444,593.64    0.35        635    0.53
January-06                         357,038,905.24     652,364,160.86    2.91      3,182    2.68
February-06                             40,965.44          74,850.06    0.00          1    0.00
March-06                           171,966,766.37     314,209,330.11    1.40      1,676    1.41
April-06                           395,243,873.53     722,170,424.87    3.22      3,247    2.74
May-06                             389,301,815.67     711,313,385.11    3.17      4,098    3.45
June-06                            857,270,758.09   1,566,363,526.57    6.98      7,561    6.37
July-06                              6,251,899.80      11,423,167.92    0.05         94    0.08
August-06                          239,269,492.24     437,181,604.68    1.95      2,581    2.17
September-06                       116,523,894.47     212,906,805.17    0.95      1,461    1.23
October-06                          66,319,582.89     121,175,923.42    0.54        847    0.71
November-06                         22,953,753.09      41,939,983.72    0.19        336    0.28
January-07                          55,831,602.80     102,012,795.18    0.45        736    0.62
February-07                         21,477,104.98      39,241,923.95    0.17        276    0.23
March-07                            12,666,691.41      23,143,963.84    0.10        160    0.13
April-07                           145,652,018.33     266,128,299.52    1.19      1,720    1.45
May-07                               9,408,349.88      17,190,480.32    0.08        137    0.12
June-07                             96,296,809.28     175,948,856.71    0.78      1,190    1.00
July-07                                 90,295.53         164,983.61    0.00          4    0.00
August-07                           77,620,691.03     141,824,759.78    0.63      1,005    0.85
September-07                         2,879,666.98       5,261,587.76    0.02         37    0.03
October-07                          24,173,149.54      44,168,005.74    0.20        338    0.28
December-07                        108,056,529.33     197,435,646.50    0.88      1,290    1.09
January-08                          51,369,962.68      93,860,702.87    0.42        677    0.57
February-08                         29,292,246.50      53,521,371.28    0.24        421    0.35
March-08                            88,839,413.59     162,323,065.21    0.72      1,156    0.97
May-08                             153,686,077.36     280,807,742.30    1.25      1,835    1.55
June-08                             69,267,228.52     126,561,718.47    0.56        817    0.69
July-08                              6,819,557.78      12,460,365.03    0.06        102    0.09
August-08                           81,990,166.69     149,808,453.66    0.67      1,029    0.87
September-08                        74,005,268.66     135,218,835.48    0.60      1,061    0.89
October-08                          90,113,846.93     164,651,647.96    0.73        993    0.84
November-08                         32,456,033.99      59,302,090.24    0.26        421    0.35
January-09                          76,332,263.52     139,470,607.56    0.62        938    0.79
February-09                         30,294,686.59      55,352,981.16    0.25        403    0.34
March-09                             6,576,118.07      12,015,563.80    0.05         84    0.07
April-09                            78,002,866.17     142,523,051.65    0.64      1,001    0.84
May-09                               3,108,750.19       5,680,157.48    0.03         43    0.04
June-09                             40,850,998.80      74,640,962.54    0.33        532    0.45
August-09                           42,351,491.46      77,382,589.91    0.34        553    0.47

                                      120

                                AGGREGATE CURRENT  AGGREGATE CURRENT          NUMBER OF
MONTH/YEAR IN WHICH FIXED RATE            BALANCE            BALANCE    % OF   MORTGAGE    % OF
 PERIOD ENDS                              ([GBP])                US$   TOTAL      LOANS   TOTAL
------------------------------  -----------------  -----------------  ------  ---------  ------
September-09                         5,157,553.76       9,423,631.94    0.04         56    0.05
October-09                          13,212,981.85      24,142,119.22    0.11        199    0.17
December-09                        191,835,087.56     350,511,762.40    1.56      2,234    1.88
January-10                          68,454,710.60     125,077,125.16    0.56        829    0.70
March-10                            22,932,871.29      41,901,829.51    0.19        285    0.24
May-10                             110,507,306.09     201,913,586.86    0.90      1,310    1.10
June-10                             53,940,676.96      98,557,787.25    0.44        643    0.54
August-10                           20,927,950.76      38,238,536.01    0.17        259    0.22
September-10                        19,767,559.28      36,118,325.01    0.16        278    0.23
October-10                          34,022,591.97      62,164,428.96    0.28        403    0.34
November-10                          9,053,352.41      16,541,846.17    0.07        118    0.10
January-11                          23,613,962.00      43,146,285.40    0.19        292    0.25
March-11                             6,127,162.01      11,195,253.08    0.05         82    0.07
April-11                             5,113,128.61       9,342,460.46    0.04         68    0.06
May-11                               2,208,740.48       4,035,703.42    0.02         29    0.02
June-11                              6,489,497.05      11,857,294.08    0.05         76    0.06
August-11                            2,568,017.96       4,692,157.79    0.02         32    0.03
September-11                           466,275.70         851,956.33    0.00          8    0.01
November-12                            135,830.54         248,182.97    0.00          3    0.00
December-12                            418,580.44         764,809.87    0.00          8    0.01
January-13                           2,225,470.91       4,066,272.45    0.02         42    0.04
February-13                             23,143.98          42,287.56    0.00          1    0.00
March-13                             1,884,262.18       3,442,832.41    0.02         36    0.03
May-13                               1,402,917.16       2,563,342.15    0.01         24    0.02
June-13                                752,416.10       1,374,778.18    0.01         15    0.01
August-13                              210,974.21         385,481.84    0.00          5    0.00
September-13                           335,762.77         613,489.44    0.00          6    0.01
October-13                             820,754.70       1,499,643.16    0.01         14    0.01
April-14                             1,046,195.18       1,911,557.06    0.01         16    0.01
May-14                                 761,675.34       1,391,696.22    0.01         10    0.01
June-14                              2,659,990.65       4,860,205.83    0.02         33    0.03
August-14                              743,263.23       1,358,054.50    0.01         11    0.01
September-14                           366,664.46         669,951.51    0.00          5    0.00
January-17                             115,158.41         210,411.86    0.00          3    0.00
November-17                            181,543.94         331,708.28    0.00          2    0.00
December-17                            268,751.90         491,050.43    0.00          4    0.00
January-18                           2,973,306.94       5,432,682.15    0.02         58    0.05
February-18                            110,442.63         201,795.41    0.00          4    0.00
March-18                             2,145,366.67       3,919,909.87    0.02         40    0.03
May-18                               2,845,153.17       5,198,525.80    0.02         58    0.05
June-18                              1,777,051.29       3,246,941.88    0.01         26    0.02
September-18                           100,289.41         183,243.94    0.00          2    0.00
October-18                             151,294.02         276,437.09    0.00          3    0.00
April-19                               693,791.57       1,267,662.29    0.01          7    0.01
May-19                                 322,217.97         588,741.04    0.00          6    0.01
June-19                              3,008,211.68       5,496,458.40    0.02         32    0.03
August-19                            1,251,876.92       2,287,368.76    0.01         14    0.01
September-19                         1,223,948.69       2,236,339.65    0.01         13    0.01
                                -----------------  -----------------  ------  ---------  ------
TOTAL                           12,283,521,224.46  22,443,853,872.57  100.00    118,716  100.00
                                =================  =================  ======  =========  ======

REPAYMENT TERMS


                                AGGREGATE CURRENT  AGGREGATE CURRENT          NUMBER OF
                                          BALANCE            BALANCE    % OF   MORTGAGE    % OF
TYPE OF REPAYMENT PLAN                    ([GBP])                US$   TOTAL      LOANS   TOTAL
------------------------------  -----------------  -----------------  ------  ---------  ------
Endowment                        2,457,527,312.64   4,490,274,643.96    9.64     31,931   10.74
Interest Only                    5,402,317,318.27   9,870,852,034.11   21.20     38,469   12.94
Pension Policy                      76,636,963.13     140,027,339.90    0.30        732    0.25
Personal Equity Plan               107,757,149.60     196,888,634.39    0.42      1,406    0.47
Repayment                       17,436,473,900.26  31,859,078,933.42   68.43    224,693   75.60
                                -----------------  -----------------  ------  ---------  ------
TOTAL                           25,480,712,643.90  46,557,121,585.78  100.00    297,231  100.00
                                =================  =================  ======  =========  ======


          CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET

    The housing market in the UK is primarily one of owner-occupied housing. The remaining occupants are in some form of public/private landlord or social ownership.

    At June 30, 2004, mortgage loans outstanding in the UK amounted to approximately [GBP]826 billion, with banks and building societies holding 64% and 18% of the total respectively, according to the Council of Mortgage Lenders. During the first six months of 2004, outstanding mortgage debt grew by 14.9%, well above the long term average of 8.0% between 1994 and June 2004.

    Set out in the following tables are certain characteristics of the United Kingdom mortgage market.


CPR RATES

    The quarterly constant payment rate ("CPR") data presented below was calculated by dividing the amount of scheduled and unscheduled repayments of mortgage loans in a quarter by the quarterly balance of mortgage loans outstanding for building societies in the UK. These quarterly scheduled and unscheduled repayment rates were then annualized using standard methodology. You should note that the CPR data presented below understates the seller's historical CPR data for mortgage loans originated by the seller (and therefore the expected CPR for mortgage loans included in the mortgages trust) as the data presented below is based upon a percentage of the total UK residential mortgage market which has been increasing over time, and as the seller's CPR data (which calculates the amount of scheduled and unscheduled repayments on a monthly basis) includes the effect of product switches, which results in a higher CPR.

    The following table shows the actual annualized CPR experience of the mortgage loans that have been assigned to the mortgages trust between March 26, 2001 and July 31, 2004. You should note that the table covers a relatively short period of time and that the actual annualized CPR experience of the seller may differ over time from the data presented below. Since the seller may assign new mortgage loans and their related security to the mortgages trustee after the closing date, you should note that the actual annualized CPR experience of any new mortgage loans assigned to the mortgages trustee after the closing date may also differ from the data presented below.

MONTH                    ANNUALIZED CPR  MONTH                    ANNUALIZED CPR
-----------------------  --------------  -----------------------  --------------
April 2001                       25.94%  December 2002                    43.42%
May 2001                         27.72%  January 2003                     37.28%
June 2001                        28.23%  February 2003                    48.30%
July 2001                        32.05%  March 2003                       44.60%
August 2001                      31.87%  April 2003                       44.77%
September 2001                   28.84%  May 2003                         49.23%
October 2001                     29.28%  June 2003                        48.24%
November 2001                    28.40%  July 2003                        44.96%
December 2001                    27.76%  August 2003                      42.03%
January 2002                     31.34%  September 2003                   38.12%
February 2002                    33.33%  October 2003                     44.14%
March 2002                       27.52%  November 2003                    42.70%
April 2002                       41.78%  December 2003                    45.04%
May 2002                         41.90%  January 2004                     35.49%
June 2002                        33.57%  February 2004                    37.16%
July 2002                        44.13%  March 2004                       54.19%
August 2002                      44.89%  April 2004                       46.85%
September 2002                   38.65%  May 2004                         44.67%
October 2002                     42.50%  June 2004                        49.41%
November 2002                    44.26%  July 2004                        44.04%


    Over the past 40.5 years, quarterly CPR experienced in respect of residential mortgage loans made by building societies have been between 9.5% and 14.0% for approximately 70.6% of that time.

           AGGREGATE            AGGREGATE           AGGREGATE           AGGREGATE
            QUARTERS             QUARTERS            QUARTERS            QUARTERS                 AGGREGATE
           OVER 40.5                 OVER           OVER 40.5           OVER 40.5                  QUARTERS
  CPR (%)      YEARS  CPR (%)  40.5 YEARS  CPR (%)      YEARS  CPR (%)      YEARS  CPR (%)  OVER 40.5 YEARS
---------  ---------  -------  ----------  -------  ---------  -------  ---------  -------  ---------------
      7.0          0     10.5          17     14.0          6     17.5          1     21.0                0
      7.5          0     11.0          18     14.5          2     18.0          1     21.5                2
      8.0          4     11.5          16     15.0          3     18.5          1     22.0                1
      8.5          1     12.0          19     15.5          2     19.0          1     22.5                2
      9.0          6     12.5          13     16.0          4     19.5          2     23.0                0
      9.5          9     13.0          10     16.5          2     20.0          3     23.5                0
     10.0         10     13.5           4     17.0          1     20.5          1     24.0                0


----------
Source of repayment and outstanding mortgage information: Bank of England

    Over the past 40.5 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41%. The lowest level was 7.94% in June and March of 1974. The highest four quarter rolling average CPR over the same 40.5 year period was 21.13%. The lowest was 8.84%.

                                FOUR QUARTER                                 FOUR QUARTER
                CPR FOR THE  ROLLING AVERAGE                 CPR FOR THE  ROLLING AVERAGE
DATE            QUARTER (%)              (%)  DATE           QUARTER (%)              (%)
--------------  -----------  ---------------  -------------  -----------  ---------------
March 1964            11.29              N/A  June 1964            12.30              N/A
September 1964        12.68              N/A  December 1964        12.82              N/A
March 1965            11.12            12.23  June 1965            10.80            11.86
September 1965        10.66            11.35  December 1965        11.51            11.02
March 1966            10.45            10.86  June 1966            11.39            11.00
September 1966        11.71            11.27  December 1966        10.60            11.04
March 1967             9.49            10.80  June 1967            10.95            10.69
September 1967        11.65            10.67  December 1967        11.51            10.90
March 1968            10.18            11.07  June 1968            10.57            10.98
September 1968        10.91            10.79  December 1968        10.24            10.48
March 1969             9.15            10.22  June 1969            10.23            10.13
September 1969        10.65            10.07  December 1969        10.01            10.01
March 1970             8.92             9.95  June 1970            10.68            10.07
September 1970        11.60            10.30  December 1970        11.46            10.67
March 1971             9.33            10.77  June 1971            11.44            10.96
September 1971        12.17            11.10  December 1971        12.30            11.31
March 1972            10.72            11.66  June 1972            11.81            11.75
September 1972        12.24            11.77  December 1972        11.74            11.63
March 1973            10.11            11.48  June 1973            10.54            11.16
September 1973        11.06            10.86  December 1973        10.55            10.57
March 1974             7.94            10.02  June 1974             7.94             9.37
September 1974         9.58             9.00  December 1974        10.83             9.07
March 1975             9.96             9.58  June 1975            12.23            10.65
September 1975        12.76            11.45  December 1975        12.21            11.79
March 1976            10.10            11.83  June 1976            11.48            11.64
September 1976        11.86            11.41  December 1976        11.70            11.29
March 1977             8.00            10.76  June 1977             9.84            10.35
September 1977        12.13            10.42  December 1977        12.66            10.66
March 1978            11.30            11.48  June 1978            12.19            12.07
September 1978        11.71            11.97  December 1978        11.19            11.60
March 1979             9.33            11.11  June 1979            10.12            10.59
September 1979        11.36            10.50  December 1979        11.07            10.47
March 1980             8.03            10.15  June 1980             8.66             9.78

                                      124

                                FOUR QUARTER                                 FOUR QUARTER
                CPR FOR THE  ROLLING AVERAGE                 CPR FOR THE  ROLLING AVERAGE
DATE            QUARTER (%)              (%)  DATE           QUARTER (%)              (%)
--------------  -----------  ---------------  -------------  -----------  ---------------
September 1980         9.87             9.41  December 1980        10.48             9.26
March 1981             9.97             9.75  June 1981            11.78            10.53
September 1981        12.53            11.19  December 1981        11.82            11.53
March 1982             9.63            11.44  June 1982            12.91            11.72
September 1982        13.96            12.08  December 1982        14.20            12.68
March 1983            12.55            13.41  June 1983            12.76            13.37
September 1983        12.48            13.00  December 1983        11.86            12.41
March 1984            10.40            11.88  June 1984            12.13            11.72
September 1984        12.40            11.70  December 1984        11.87            11.70
March 1985            10.02            11.61  June 1985            11.67            11.49
September 1985        13.46            11.76  December 1985        13.68            12.21
March 1986            11.06            12.47  June 1986            15.53            13.43
September 1986        17.52            14.45  December 1986        15.60            14.93
March 1987            10.57            14.81  June 1987            14.89            14.65
September 1987        16.79            14.46  December 1987        16.18            14.61
March 1988            13.55            15.35  June 1988            16.03            15.64
September 1988        18.23            16.00  December 1988        12.60            15.10
March 1989             8.85            13.93  June 1989            13.04            13.18
September 1989        11.53            11.51  December 1989        10.38            10.95
March 1990             8.91            10.97  June 1990             9.37            10.05
September 1990         9.66             9.58  December 1990        10.58             9.63
March 1991             9.07             9.67  June 1991            10.69            10.00
September 1991        11.57            10.48  December 1991        10.24            10.39
March 1992             9.14            10.41  June 1992             9.12            10.02
September 1992         9.75             9.56  December 1992         7.96             8.99
March 1993             8.53             8.84  June 1993             9.97             9.05
September 1993        10.65             9.28  December 1993        10.01             9.79
March 1994             8.97             9.90  June 1994            10.48            10.03
September 1994        11.05            10.13  December 1994        10.68            10.30
March 1995             9.15            10.34  June 1995            10.51            10.35
September 1995        11.76            10.53  December 1995        11.61            10.76
March 1996            10.14            11.01  June 1996            11.32            11.21
September 1996        13.20            11.57  December 1996        12.58            11.81
March 1997             9.75            11.71  June 1997            15.05            12.65
September 1997        12.18            12.39  December 1997        11.17            12.04
March 1998            10.16            12.14  June 1998            12.05            11.39
September 1998        13.79            11.79  December 1998        13.42            12.36
March 1999            11.14            12.60  June 1999            14.39            13.19
September 1999        15.58            13.63  December 1999        14.94            14.01
March 2000            13.82            14.68  June 2000            13.87            14.55
September 2000        14.90            14.38  December 2000        15.57            14.54
March 2001            15.49            14.96  June 2001            17.39            15.84
September 2001        19.17            16.91  December 2001        19.04            17.77
March 2002            18.70            18.58  June 2002            19.91            19.21
September 2002        22.41            20.02  December 2002        22.16            20.80
March 2003            19.52            21.00  June 2003            20.19            21.07
September 2003        21.66            20.88  December 2003        21.34            20.68
March 2004            20.00            20.80  June 2004            21.50            21.13

----------
Source of repayment and outstanding mortgage information: Bank of England

    You should also note that the prior two CPR tables present the historical CPR experience only of building societies in the UK. During the late 1990's, a number of former building societies (including Northern Rock) converted to stock form UK banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data. According to the Council of Mortgage Lenders, the four quarter rolling average

CPR experience of banks during 1998 was 14.85%, during 1999 was 16.08%, during 2000 was 15.34%, during 2001 was 18.69%, during 2002 was 21.81% and during 2003 was 23.82%.


REPOSSESSION RATE

    The repossession rate of residential mortgaged properties in the UK has steadily declined since 1991:

YEAR        REPOSSESSIONS (%)  YEAR   REPOSSESSIONS (%)  YEAR  REPOSSESSIONS (%)
----------  -----------------  -----  -----------------  ----  -----------------
1982                     0.11  1989                0.17  1996               0.40
1983                     0.12  1990                0.47  1997               0.31
1984                     0.17  1991                0.77  1998               0.31
1985                     0.25  1992                0.69  1999               0.27
1986                     0.30  1993                0.58  2000               0.20
1987                     0.32  1994                0.47  2001               0.15
1988                     0.22  1995                0.47  2002               0.11
                                                         2003               0.07


----------
Source: Council of Mortgage Lenders

    In January 2004, the Council of Mortgage Lenders published arrears figures for the year ended 2003, which showed that repossessions in the United Kingdom had fallen to a 22-year low. In 2003, the repossession rate in the United Kingdom was 0.07%. No assurance can be given as to whether, or for how long, this downward trend will continue.


ARREARS INFORMATION

    The percentage of mortgage loans in arrears in the UK has steadily declined since 1993:

                ARREARS 6-12    ARREARS 12            ARREARS 6-12    ARREARS 12
YEAR              MONTHS (%)  MONTHS + (%)  YEAR        MONTHS (%)  MONTHS + (%)
--------------  ------------  ------------  --------  ------------  ------------
1985                    0.74          0.17  1994              1.28          1.12
1986                    0.64          0.16  1995              1.20          0.81
1987                    0.67          0.18  1996              0.95          0.63
1988                    0.50          0.12  1997              0.69          0.42
1989                    0.73          0.15  1998              0.68          0.32
1990                    1.31          0.38  1999              0.52          0.27
1991                    1.87          0.93  2000              0.43          0.19
1992                    2.07          1.48  2001              0.38          0.18
1993                    1.62          1.50  2002              0.30          0.15
                                            2003              0.25          0.11


----------
Source: Council of Mortgage Lenders

    The arrears table above shows the number of mortgage loans in arrears at the end of the period as a percentage of the total number of mortgage loans outstanding at the end of the period.


HOUSE PRICE TO EARNINGS RATIO

    The following table shows the ratio for any one year of the average annual value of houses (sourced prior to and including 1993 from the DETR/BSA 5% Sample Survey of Building Society Mortgage Completions and sourced from and including 1994 from the DETR/CML Survey of Mortgage Lenders) compared to the average annual salary in the UK as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

YEAR       HOUSE PRICE TO EARNINGS RATIO  YEAR     HOUSE PRICE TO EARNINGS RATIO
---------  -----------------------------  -------  -----------------------------
1988                                5.22  1996                              3.40
1989                                4.72  1997                              3.62
1990                                4.24  1998                              3.86
1991                                3.79  1999                              4.08
1992                                3.48  2000                              4.44
1993                                3.46  2001                              4.51
1994                                3.42  2002                              5.09
1995                                3.37  2003                              5.64


----------
Source: Council of Mortgage Lenders


HOUSE PRICE INDEX

    UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

    The housing market has been through three economic cycles since 1976. High year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with greatest decrease in the early 1990s. The Housing Indices have generally increased since 1996.

                                                   NATIONWIDE
                                  UK RETAIL          HOUSE        HALIFAX HOUSE
                                 PRICE INDEX      PRICE INDEX      PRICE INDEX
                               ---------------  ---------------  ---------------
                                      % ANNUAL         % ANNUAL         % ANNUAL
TIME IN QUARTERS               INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
-----------------------------  -----  --------  -----  --------  -----  --------
1973 Q4                        24.87      10.1   19.5       N/A    N/A       N/A
1974 Q1                        26.01      12.6   19.8       N/A    N/A       N/A
1974 Q2                        27.55      15.3   20.0       N/A    N/A       N/A
1974 Q3                        28.14      15.8   20.2       N/A    N/A       N/A
1974 Q4                        29.63      17.5   20.4       4.4    N/A       N/A
1975 Q1                         31.5      19.2   20.7       4.5    N/A       N/A
1975 Q2                         34.8      23.2   21.4       6.8    N/A       N/A
1975 Q3                         35.6      23.5   21.9       7.9    N/A       N/A
1975 Q4                         37.0      22.2   22.5      10.1    N/A       N/A
1976 Q1                         38.2      19.2   23.0      10.3    N/A       N/A
1976 Q2                         39.5      12.9   23.4       9.0    N/A       N/A
1976 Q3                         40.7      13.4   23.9       8.9    N/A       N/A
1976 Q4                         42.6      14.0   24.4       7.8    N/A       N/A
1977 Q1                         44.6      15.5   24.8       7.4    N/A       N/A
1977 Q2                         46.5      16.3   25.3       7.8    N/A       N/A
1977 Q3                         47.1      14.5   25.9       7.8    N/A       N/A
1977 Q4                         47.8      11.5   26.2       7.4    N/A       N/A
1978 Q1                         48.6       8.7   27.6      10.8    N/A       N/A
1978 Q2                         50.0       7.2   28.9      13.3    N/A       N/A
1978 Q3                         50.8       7.5   31.7      20.4    N/A       N/A
1978 Q4                         51.8       8.0   33.6      24.6    N/A       N/A
1979 Q1                         53.4       9.3   35.5      25.3    N/A       N/A
1979 Q2                         55.7      10.8   38.1      27.5    N/A       N/A
1979 Q3                         59.1      15.2   40.9      25.3    N/A       N/A
1979 Q4                         60.7      15.9   43.8      26.7    N/A       N/A
1980 Q1                         63.9      18.0   45.2      24.3    N/A       N/A
1980 Q2                         67.4      19.0   46.6      20.2    N/A       N/A
1980 Q3                         68.5      14.7   47.1      14.3    N/A       N/A
1980 Q4                         69.9      14.1   46.9       6.7    N/A       N/A
1981 Q1                         72.0      11.9   47.3       4.5    N/A       N/A
1981 Q2                         75.0      10.7   48.1       3.2    N/A       N/A

                                      127

                                                   NATIONWIDE
                                  UK RETAIL          HOUSE        HALIFAX HOUSE
                                 PRICE INDEX      PRICE INDEX      PRICE INDEX
                               ---------------  ---------------  ---------------
                                      % ANNUAL         % ANNUAL         % ANNUAL
TIME IN QUARTERS               INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
-----------------------------  -----  --------  -----  --------  -----  --------
1981 Q3                         76.3      10.8   48.3       2.3    N/A       N/A
1981 Q4                         78.3      11.4   47.5       1.3    N/A       N/A
1982 Q1                         79.4       9.8   48.2       1.9    N/A       N/A
1982 Q2                         81.9       8.8   49.2       2.4    N/A       N/A
1982 Q3                         81.9       7.0   49.8       3.2    N/A       N/A
1982 Q4                         82.5       5.3   51.0       7.2    N/A       N/A
1983 Q1                         83.1       4.5   52.5       8.4   97.1       N/A
1983 Q2                         84.8       3.6   54.6      10.4   99.4       N/A
1983 Q3                         86.1       5.0   56.2      12.1  101.5       N/A
1983 Q4                         86.9       5.2   57.1      11.2  102.3       N/A
1984 Q1                         87.5       5.1   59.2      12.0  104.1       7.0
1984 Q2                         89.2       5.0   61.5      11.9  106.0       6.4
1984 Q3                         90.1       4.6   62.3      10.4  108.4       6.6
1984 Q4                         90.9       4.5   64.9      12.8  111.0       8.2
1985 Q1                         92.8       5.9   66.2      11.2  113.5       8.6
1985 Q2                         95.4       6.7   68.2      10.3  115.4       8.5
1985 Q3                         95.4       5.7   69.2      10.5  116.8       7.5
1985 Q4                         96.1       5.5   70.7       8.5  120.6       8.3
1986 Q1                         96.7       4.1   71.1       7.1  124.0       8.8
1986 Q2                         97.8       2.5   73.8       8.0  128.1      10.4
1986 Q3                         98.3       3.0   76.3       9.7  132.2      12.4
1986 Q4                         99.6       3.6   79.0      11.1  136.8      12.6
1987 Q1                        100.6       3.9   81.6      13.7  142.3      13.8
1987 Q2                        101.9       4.1   85.8      15.0  146.7      13.6
1987 Q3                        102.4       4.1   88.6      15.0  151.5      13.6
1987 Q4                        103.3       3.6   88.5      11.4  158.0      14.4
1988 Q1                        104.1       3.4   90.0       9.8  167.0      16.0
1988 Q2                        106.6       4.5   97.6      13.0  179.4      20.1
1988 Q3                        108.4       5.7  108.4      20.1  197.4      26.5
1988 Q4                        110.3       6.6  114.2      25.5  211.8      29.3
1989 Q1                        112.3       7.6  118.8      27.8  220.7      27.9
1989 Q2                        115.4       7.9  124.2      24.1  226.1      23.1
1989 Q3                        116.6       7.3  125.2      14.4  225.5      13.3
1989 Q4                        118.8       7.4  122.7       7.2  222.5       4.9
1990 Q1                        121.4       7.8  118.9       0.1  223.7       1.4
1990 Q2                        126.7       9.3  117.7      -5.4  223.3      -1.2
1990 Q3                        129.3      10.3  114.2      -9.2  222.7      -1.2
1990 Q4                        129.9       8.9  109.6     -11.3  223.0       0.2
1991 Q1                        131.4       7.9  108.8      -8.8  223.1      -0.3
1991 Q2                        134.1       5.7  110.6      -6.2  221.9      -0.6
1991 Q3                        134.6       4.0  109.5      -4.2  219.5      -1.4
1991 Q4                        135.7       4.4  107.0      -2.4  217.7      -2.4
1992 Q1                        136.7       4.0  104.1      -4.4  213.2      -4.5
1992 Q2                        139.3       3.8  105.1      -5.1  208.8      -6.1
1992 Q3                        139.4       3.5  104.2      -5.0  206.9      -5.9
1992 Q4                        139.2       2.5  100.1      -6.7  199.5      -8.7
1993 Q1                        139.3       1.9  100.0      -4.0  199.6      -6.6
1993 Q2                        141.0       1.2  103.6      -1.4  201.7      -3.5
1993 Q3                        141.9       1.8  103.2      -1.0  202.6      -2.1
1993 Q4                        141.9       1.9  101.8       1.7  203.5       2.0
1994 Q1                        142.5       2.3  102.4       2.4  204.6       2.5
1994 Q2                        144.7       2.6  102.5      -1.1  202.9       0.6
1994 Q3                        145.0       2.2  103.2       0.0  202.7       0.0
1994 Q4                        146.0       2.8  104.0       2.1  201.9      -0.8
1995 Q1                        147.5       3.4  101.9      -0.5  201.8      -1.4

                                       128


                                                   NATIONWIDE
                                  UK RETAIL          HOUSE        HALIFAX HOUSE
                                 PRICE INDEX      PRICE INDEX      PRICE INDEX
                               ---------------  ---------------  ---------------
                                      % ANNUAL         % ANNUAL         % ANNUAL
TIME IN QUARTERS               INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
-----------------------------  -----  --------  -----  --------  -----  --------
1995 Q2                        149.8       3.5  103.0       0.5  199.3      -1.8
1995 Q3                        150.6       3.8  102.4      -0.8  197.8      -2.4
1995 Q4                        150.7       3.2  101.6      -2.3  199.2      -1.3
1996 Q1                        151.5       2.7  102.5       0.6  202.1       0.1
1996 Q2                        153.0       2.1  105.8       2.7  206.7       3.6
1996 Q3                        153.8       2.1  107.7       5.1  208.8       5.4
1996 Q4                        154.4       2.4  110.1       8.0  213.9       7.1
1997 Q1                        155.4       2.5  111.3       8.3  216.7       7.0
1997 Q2                        157.5       2.9  116.5       9.6  220.2       6.3
1997 Q3                        159.3       3.5  121.2      11.8  222.6       6.4
1997 Q4                        160.0       3.6  123.3      11.4  225.4       5.2
1998 Q1                        160.8       3.4  125.5      12.0  228.4       5.3
1998 Q2                        163.4       3.7  130.1      11.0  232.1       5.3
1998 Q3                        164.4       3.2  132.4       8.8  234.8       5.3
1998 Q4                        164.4       2.7  132.3       7.0  237.2       5.1
1999 Q1                        164.1       2.0  134.6       7.0  238.6       4.4
1999 Q2                        165.6       1.3  139.7       7.1  245.5       5.6
1999 Q3                        166.2       1.1  144.4       8.6  255.5       8.4
1999 Q4                        167.3       1.7  148.9      11.8  264.1      10.7
2000 Q1                        168.4       2.6  155.0      14.1  273.1      13.5
2000 Q2                        171.1       3.3  162.0      14.8  272.8      10.5
2000 Q3                        171.7       3.3  161.5      11.2  275.9       7.7
2000 Q4                        172.2       2.9  162.8       9.0  278.6       5.3
2001 Q1                        172.2       2.2  167.5       7.8  281.7       3.1
2001 Q2                        174.4       1.9  174.8       7.6  293.2       7.2
2001 Q3                        174.6       1.7  181.6      11.8  302.4       9.2
2001 Q4                        173.4       0.7  184.6      12.5  311.8      11.3
2002 Q1                        174.5       1.3  190.2      12.7  327.3      15.0
2002 Q2                        176.2       1.0  206.5      16.6  343.7      15.9
2002 Q3                        177.6       1.7  221.1      19.7  366.1      19.1
2002 Q4                        178.5       2.9  231.3      22.6  392.1      22.9
2003 Q1                        179.9       3.0  239.3      22.9  405.6      21.4
2003 Q2                        181.3       2.9  250.1      19.2  419.8      20.0
2003 Q3                        182.5       2.7  258.9      15.8  435.3      17.3
2003 Q4                        183.5       2.8  267.1      14.4  455.2      14.9
2004 Q1                        184.6       2.6  279.7      15.6  480.4      16.9
2004 Q2                        186.8       3.0  298.7      17.8  508.9      19.2

----------
1 The percentage annual change is calculated in accordance with the following formula:

  In (x/y) where "X" is equal to the current quarter's index value and "Y" is equal to the index value of the previous year's corresponding quarter.

Source: Office for National Statistics, Nationwide, Halifax.

               THE ADMINISTRATOR AND THE ADMINISTRATION AGREEMENT

THE ADMINISTRATOR

    The mortgages trustee, the seller and Funding have appointed Northern Rock plc under the terms of the administration agreement as the initial administrator of the mortgage loans. The administrator performs the day-to-day servicing of the mortgage loans through its retail branches, mortgage service centers and telephone banking and operations centers. The administrator will continue to administer other mortgage loans in addition to those mortgage loans included in the mortgage portfolio. The administrator's registered office is Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, United Kingdom.

    This section describes the administrator's procedures in relation to mortgage loans generally. A description of the administrator's obligations under the administration agreement follows in the next section. The administrator is continually reviewing the way in which it conducts its mortgage loan administration business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the administrator may therefore change its administration processes from time to time.


ADMINISTRATION OF MORTGAGE LOANS

    Administration procedures include monitoring compliance with and administering the mortgage loan features and facilities applicable to the mortgage loans, responding to customer inquiries and management of mortgage loans in arrears. See "-- THE ADMINISTRATION AGREEMENT".

    Under the terms and conditions of the mortgage loans, borrowers generally must pay the monthly payment required under the terms and conditions of the mortgage loans on each monthly payment due date. Interest accrues in accordance with the terms and conditions of each mortgage loan and is collected from borrowers monthly.

    In the case of variable rate mortgage loans, the administrator determines the standard variable rate from time to time. In the case of variable rate mortgage loans which are assigned to the mortgages trustee, except in certain limited circumstances, the administrator will continue to determine the standard variable rate applicable to such mortgage loans on behalf of the mortgages trustee, Funding and/or the security trustee. The administrator will take all necessary steps under the mortgage loans to notify borrowers of any change in the interest rates applicable to the mortgage loans (whether or not due to a change in the standard variable rate) and will continue to notify borrowers of any such change under the terms of the administration agreement.

    Payments of interest and, in the case of repayment mortgage loans, principal, are payable monthly in advance. Where a borrower defaults in the payment of interest and/or principal under a mortgage loan, the administrator will follow the usual arrears procedures described under "-- ARREARS AND DEFAULT PROCEDURES" below.


ARREARS AND DEFAULT PROCEDURES

    The administrator collects all payments due under or in connection with mortgage loans in accordance with its administration procedures in force from time to time, but having regard to the circumstances of the relevant borrower in each case. In accordance with standard market practice in the UK mortgage loan servicing business, the administrator identifies a mortgage loan as being "IN ARREARS" when, on any due date, the overdue amounts which were due on previous due dates equal, in the aggregate, one or more full monthly payments. In making an arrears determination, the administrator calculates as of the date of determination the difference between:

       * the sum of all monthly payments that were due and payable by a borrower on any due date up to that date of determination (less the aggregate amount of all authorized underpayments made by such borrower up to such date of determination); and

       * the sum of all payments actually made by that borrower up to that date of determination.

    The administrator will determine that a mortgage loan is in arrears if the result arrived at by dividing that difference (if any) by the amount of the required monthly payment equals or exceeds 1. A mortgage loan will continue to be in arrears for each calendar month in which the result of the foregoing arrears calculation equals or exceeds 1, which result means that the borrower has missed payments that in the aggregate equal or exceed one monthly payment, and subsequent payments by that borrower (if any) have not reduced the amount of missed payments to less than one monthly payment. As the administrator determines its arrears classification based upon the number of full monthly payments that have been missed by a borrower, a borrower that has missed payments that in the aggregate equal or exceed 2 monthly payments (but for which the aggregate of missed payments is less than 3 monthly payments) would be classified by the administrator as being between 2-3 months in arrears, and so on. For example, suppose a borrower has made four monthly payments (either in consecutive months or throughout any period of time) each in an amount less than the required monthly amount, and the difference, for the purposes of arrears calculation, between the sum of the payments due and payable by that borrower and the sum of the payments actually made by that borrower (that difference then divided by that borrower's required monthly payment) is less than 1. The administrator would not classify that borrower as being in arrears. However, if that borrower makes another payment (for the purposes of our example, on the payment date in June 2003) that is less than the required monthly amount and which deficient payment, when aggregated with that borrower's prior deficient payments, results in the foregoing arrears calculation equaling or exceeding 1, that borrower will be classified as being one month in arrears as of July 1, 2003. Furthermore, if the result of the foregoing arrears calculation continues to equal or exceed 1 (but remains less than 2) until August 2003, that borrower will continue to be classified as being one month in arrears during that time period. The administrator will not classify the borrower as being two months in arrears until the beginning of the month following the monthly payment date in which the result of the arrears calculation equals or exceeds 2.

    This formula that the administrator uses to determine arrears means that there may be mortgage loans in the mortgage portfolio on which borrowers have paid less than the monthly payment due, but which have not been classified as being in arrears, as the aggregate of the amount of deficient payments does not equal or exceed one monthly payment. This also means that there may be a significant period of time between the due date on which a borrower pays less than the monthly payment due on that due date and the date that the aggregate amount of those deficient payments equals or exceeds one monthly payment, at which time the administrator will classify that mortgage loan as being in arrears. In addition, there may be a significant period of time between the classification of a borrower as being, for example, one month in arrears, and (assuming the borrower continues to make deficient monthly payments) the time at which those deficient payments in the aggregate result in the administrator classifying the borrower as being two months in arrears.

    The arrears are reported at each calendar month end. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The administrator will continue to contact the borrower asking for payment of the arrears. The administrator classifies a mortgage loan that is in arrears as "NON-PERFORMING" if the related borrower has not made any payment within any of the three consecutive calendar months prior to the date of determination.

    In the case of any flexible and non-flexible mortgage loan and subject to the terms and conditions of the mortgage loan arrears are capitalized upon receipt of three consecutive full monthly payments.

    In seeking to control and manage arrears, the administrator from time to time enters into arrangements with borrowers regarding the arrears, including:

       * arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

       * arrangements to pay only a portion of each monthly payment as it falls due; and

       * a deferment for a period of time of all payments, including interest and principal or parts of any of them.

    The administrator may vary any of these arrangements from time to time at its discretion, the primary aim being to rehabilitate the borrower and recover the arrears.

    Legal proceedings do not usually commence until the arrears are equal to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the administrator may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The administrator may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may adjourn a court hearing. If the administrator applies to the court for an order for possession following a default of the borrower, the court has discretion as to whether it will grant the order requiring the borrower to vacate the mortgaged property, and discretion as to the terms upon which the order is granted. If after the possession order has been granted the borrower does not voluntarily vacate the property, then the administrator will be required to request a warrant for execution by a court officer of the possession order. On average, the equivalent of 12 monthly payments may have been missed prior to the administrator obtaining possession, assuming no prior mortgage or the imposition of defenses. Where a court order for possession is deferred to allow time for payment and the borrower subsequently defaults in making the payment, the administrator may take any action it considers appropriate, including entering into an arrangement with the borrower. In all cases, the administrator has a duty of care to the borrower to act reasonably.

    The administrator has discretion to deviate from these arrears procedures. In particular, the administrator may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

    After the administrator has been granted possession, the administrator may take any action it considers appropriate, subject to any fiduciary duties which the administrator may owe to the borrower, including but not limited to:

       * securing, maintaining or protecting the property and putting it into a suitable condition for sale;

       * creating (other than in Scotland) any estate or interest on the property, including a leasehold;

       * disposing of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and

       *     letting the property for any period of time.

    Subject as provided above, the administrator has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The administrator may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

    The period between the administrator obtaining possession and sale of a mortgaged property is generally between three and nine months. However, you should note that the administrator's ability to exercise its power of sale in respect of a mortgaged property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the administrator's control, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the administrator's decision to exercise its power of sale and final completion of the sale.

    The administrator will apply the net proceeds of sale of the mortgaged property against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. Where those proceeds are insufficient to cover all amounts owing under the mortgage loan, the administrator will make a claim under the MIG policy, if appropriate. Where the funds arising from application of these procedures are insufficient to pay all amounts owing in respect of a mortgage loan, the funds are applied first in paying principal, and secondly in paying interest and costs.

    At this point the administrator will close the borrower's account. However, the borrower remains liable for any deficit remaining after the mortgaged property is sold but before the proceeds of any MIG insurance are applied. The administrator may pursue the borrower to the extent of any deficiency resulting from the sale if the administrator deems it appropriate to do so.

    These arrears and security enforcement procedures may change over time as a result of a change in the administrator's business practices, legislative or regulatory changes or business codes of practice.


ARREARS EXPERIENCE

    The following table summarizes, in respect of Northern Rock's overall mortgage portfolio, Northern Rock's experience administering mortgage loans in arrears and its repossession experience for residential mortgage loans that were originated by the seller. The information set forth below includes information in respect of Northern Rock's experience in administering mortgage loans secured by mortgaged properties located in England, Wales and Scotland.

    The mortgage loans used for statistical purposes in the table below are administered in accordance with Northern Rock's administration policies. You should note the method by which Northern Rock classifies mortgage loans as being in arrears, which is described under "-- ARREARS AND DEFAULT PROCEDURES", and which is important in helping you to understand Northern Rock's arrears and repossession experience as set forth in the following table.

                            DECEMBER 31, 1996(1)    DECEMBER 31, 1997(1)    DECEMBER 31, 1998(1)    DECEMBER 31, 1999(1)
                          -----------------------  ----------------------  ----------------------  ----------------------
                            [GBP]       US$     %    [GBP]      US$     %    [GBP]      US$     %    [GBP]      US$     %
                            (MLS)     (MLS)          (MLS)    (MLS)          (MLS)    (MLS)          (MLS)    (MLS)

Current balance            10,515    19,212   n/a   12,119   22,143   n/a   13,720   25,069   n/a   15,524   28,365   n/a
Number of mortgage loans  292,222   292,222   n/a  315,184  315,184   n/a  327,088  327,088   n/a  338,149  338,149   n/a
  outstanding
Current balance of loans
  in
  arrears
  1 to 2 months             231.3    422.62  2.20    283.4   517.81  2.34    244.4   446.56  1.78    247.5   452.22  1.59
  2 to 3 months              82.0    149.83  0.78     71.2   130.09  0.59    101.8   186.00  0.74     62.5   114.20  0.40
  3 to 6 months              93.5    170.84  0.89     78.1   142.70  0.64     93.7   171.20  0.68     71.7   131.01  0.46
  6 to 12 months             83.5    152.57  0.79     56.3   102.87  0.46     51.2    93.55  0.37     36.0    65.78  0.23
  Over 12 months             96.9    177.05  0.92     45.1    82.40  0.37     37.5    68.52  0.27     21.3    38.92  0.14
Total current balance of    587.2  1,072.90  5.58    534.1   975.88  4.41    528.6   965.83  3.85    439.0   802.12  2.83
  mortgage loans in
  arrears
Number of mortgage loans
  outstanding in arrears
  1 to 2 months             6,136     6,136  2.10    6,922    6,922  2.20    6,040    6,040  1.85    5,428    5,428  1.61
  2 to 3 months             2,247     2,247  0.77    1,793    1,793  0.57    2,579    2,579  0.79    1,470    1,470  0.43
  3 to 6 months             2,485     2,485  0.85    1,911    1,911  0.61    2,269    2,269  0.69    1,749    1,749  0.52
  6 to 12 months            2,005     2,005  0.69    1,322    1,322  0.42    1,174    1,174  0.36      870      870  0.26
  Over 12 months            2,104     2,104  0.72      940      940  0.30      756      756  0.23      447      447  0.13
Total number of mortgage   14,977    14,977  5.13   12,888   12,888  4.09   12,818   12,818  3.92    9,964    9,964  2.95
  loans outstanding in
  arrears
Repossessions during        1,133     1,133  0.39      956      956  0.30      875      875  0.27      763      763  0.23
  year
Amount of mortgage loan        14     25.58   n/a       14    25.58   n/a     10.8    19.73   n/a      8.5    15.53   n/a
  losses
Mortgage loan losses as     0.13%     0.13%   n/a    0.12%    0.12%   n/a    0.08%    0.08%   n/a    0.05%    0.05%   n/a
  % of total current
  balance


                           DECEMBER 31, 2000(1)    DECEMBER 31, 2001(1)    DECEMBER 31, 2002(1)     DECEMBER 31, 2003(1)
                          ----------------------  ----------------------  ----------------------  -----------------------
                            [GBP]      US$     %    [GBP]      US$     %    [GBP]      US$     %    [GBP]       US$     %
                            (MLS)    (MLS)          (MLS)    (MLS)          (MLS)    (MLS)          (MLS)     (MLS)


Current balance            17,858   32,629   n/a   21,639   39,538   n/a   28,955   52,905   n/a   36,875    67,376   n/a
Number of mortgage loans  367,963  367,963   n/a  414,023  414,023   n/a  489,690  489,690   n/a  531,403   531,403   n/a
  outstanding
Current balance of loans
  in arrears
  1 to 2 months             218.2   398.68  1.22   231.98   423.86  1.07   271.07   495.29  0.94   349.77    639.08  0.95
  2 to 3 months              77.1   140.87  0.43    78.08   142.66  0.36   104.94   191.74  0.36   123.18    225.07  0.33
  3 to 6 months              69.3   126.62  0.39    74.11   135.41  0.34    96.55   176.41  0.33   101.42    185.31  0.28
  6 to 12 months             34.8    63.58  0.19    36.17    66.08  0.17    32.60    59.57  0.11    36.86     67.35  0.10
  Over 12 months             13.2    24.12  0.07     9.27    16.95  0.04     7.39    13.50  0.03     5.96     10.89  0.02
Total current balance of    412.6   753.88  2.31   429.60   784.95  1.99   512.55   936.51  1.77   617.19  1,127.70  1.67
  mortgage loans in
  arrears
Number of mortgage loans
  outstanding in arrears
  1 to 2 months             5,104    5,104  1.39    4,861    4,861  1.17    4,557    4,557  0.93    5,260     5,260  0.99
  2 to 3 months             1,896    1,896  0.52    1,694    1,694  0.41    2,150    2,150  0.44    1,965     1,965  0.37
  3 to 6 months             1,601    1,601  0.44    1,598    1,598  0.39    1,946    1,946  0.40    1,674     1,674  0.32
  6 to 12 months              800      800  0.22      736      736  0.18      658      658  0.13      634       634  0.12
  Over 12 months              290      290  0.08      191      191  0.05      133      133  0.03      106       106  0.02
Total number of mortgage    9,691    9,691  2.63    9,080    9,080  2.19    9,444    9,444  1.93    9,639     9,639  1.81
  loans outstanding in
  arrears
Repossessions during          620      620  0.17      658      658  0.16      573      573  0.06      509       509  0.09
  year
Amount of mortgage loan         7    12.79   n/a     5.27     9.63   n/a     3.72     6.80   n/a     1.00      1.83   n/a
  losses
Mortgage loan losses as     0.04%    0.04%   n/a    0.03%    0.03%   n/a    0.01%    0.01%   n/a    0.00%     0.00%   n/a
  % of total current
  balance


                                                             JUNE 30, 2004(1)
                                                          ----------------------
                                                            [GBP]      US$     %
                                                            (MLS)    (MLS)
Current balance                                            41,144   75,176   n/a
Number of mortgage loans outstanding                      548,426  548,426   n/a
Current balance of loans in arrears
  1 to 2 months                                            400.53   731.83  0.97
  2 to 3 months                                            138.01   252.17  0.34
  3 to 6 months                                            110.77   202.39  0.27
  6 to 12 months                                            31.24    57.08  0.08
  Over 12 months                                             3.55     6.49  0.01
Total current balance of mortgage loans in arrears         684.10     0.00  0.00
Number of mortgage loans outstanding in arrears
  1 to 2 months                                             5,285    5,285  0.96
  2 to 3 months                                             1,979    1,979  0.36
  3 to 6 months                                             1,591    1,591  0.29
  6 to 12 months                                              501      501  0.09
  Over 12 months                                               49       49  0.01
Total number of mortgage loans outstanding in arrears       9,405    9,405  1.71
Repossessions during year                                     309      309  0.06
Amount of mortgage loan losses                               0.47     0.86   n/a
Mortgage loan losses as % of total current balance           0.00%    0.00%  n/a


----------
Provided by Northern Rock plc

(1) Year ended December 31 or six months ended June 30, as applicable

    Repossessions expresses the number of mortgaged properties that the administrator has taken into possession during the period, as a percentage of the number of mortgage loans outstanding at the end of the period.

    There can be no assurance that the arrears and repossession experience with respect to the mortgage loans comprising the trust property will correspond to the experience of the administrator's overall mortgage portfolio as set forth in the foregoing table. The statistics in the preceding table represent only the arrears and repossession experience for the years presented, whereas the arrears and repossession experience on the mortgage loans in the trust property will depend on results obtained over the life of the mortgage loans in the trust property. The foregoing statistics include mortgage loans with a variety of payment type, product type and other characteristics that may not correspond to those of the mortgage loans in the trust property. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the trust falls below the current balances of the mortgage loans comprising the overall pool, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by the administrator. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the mortgage loans in the trust property. You should note that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding tables. If interest rates were to rise, it is likely that the rate of arrears and repossessions likewise would rise.

    Northern Rock's level of mortgage arrears has been on a downward trend since the recession in the UK in the early 1990s. Between June 1996 and December
2000, interest rate increases, and the reduction (and ultimate elimination) of benefits offered by the Mortgage Interest Relief At Source scheme, have contributed to slowing that downward trend.

    House price inflation has indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. Recently, house price inflation has broken through its historical upward trend line and is expected to moderate. If it does not, then there is potential for a boom-bust situation similar to that which occurred in the period from 1988 to 1990, where housing prices rose substantially faster than inflation as housing turnover increased to record levels. At that time, the UK economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "LOCKING IN" sterling to the European Exchange Rate Mechanism and higher interest rates), the pace of economic activity first slowed and then turned into recession. Rising unemployment combined with high interest rates led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property) in relation to their mortgage.

    In January, 2004, the Council of Mortgage Lenders published arrears figures for the year ended 2003, which showed that repossessions in the United Kingdom had fallen to a 22-year low. No assurance can be given as to whether, or for how long, this downward trend will continue. See "RISK FACTORS -- THE TIMING AND AMOUNT OF PAYMENTS ON THE MORTGAGE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES".

    The performance of Northern Rock's new business and the arrears profiles are monitored monthly against various triggers. Whenever arrears rise and a trigger is exceeded the cause is reviewed and acted upon. In a continuing effort to reduce the level of mortgage arrears and to improve collection performance, Northern Rock has developed behavioral scoring systems to target differing groups of customers in arrears according to risk.


THE ADMINISTRATION AGREEMENT

    The following section describes, in summary, the material terms of the administration agreement. The description does not purport to be complete and is subject to the provisions of the administration agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


APPOINTMENT

    On March 26, 2001, each of the mortgages trustee, Funding and the seller appointed Northern Rock under the administration agreement to be their agent to exercise their respective rights, powers and discretions in relation to the mortgage loans and their related security and to perform their respective duties in relation to the mortgage loans and their related security. The security trustee is a party to the administration agreement and has consented to the appointment. The administrator will continue to administer mortgage loans which have not been assigned to the mortgages trustee. The administrator has agreed to administer the mortgage loans assigned to the mortgages trustee in the same manner as it administers mortgage loans which have not been assigned to the mortgages trustee but remain on the books of the seller.

    Subject to the provisions of the administration agreement, the mortgage loans, the mortgages and the transaction documents, the administrator has the power to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the mortgage loans and their related security or the exercise of such rights, powers and discretions.

    The administrator has agreed to comply with any reasonable directions, orders and instructions which any of the mortgages trustee, Funding or the seller may from time to time give to it in accordance with the provisions of the administration agreement (and, in the event of any conflict, those of the mortgages trustee shall prevail).

    The administrator has agreed to administer and service the mortgage loans and their related security in accordance with:

       *      the terms and conditions of the mortgage loans and the mortgages;

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

       * the administrator's administration procedures. The administrator's administration procedures are the administration, arrears and enforcement policies and procedures from time to time pursuant to which the administrator administers and enforces mortgage loans and their related security which are beneficially owned by the seller; and

       *      the terms and provisions of the administration agreement.

UNDERTAKINGS BY THE ADMINISTRATOR

    Under the administration agreement, the administrator has undertaken, among other things:

       (A) to determine and set the interest rates applicable to the mortgage loans which have been assigned to the mortgages trustee including the standard variable rate, except in the limited circumstances set out in the administration agreement when the mortgages trustee, Funding and/or the security trustee will be entitled to do so. The administrator may not at any time, without the prior consent of the mortgages trustee, Funding and the security trustee, set or maintain the standard variable rate and other discretionary rates or margins for mortgage loans which form part of the mortgages trust at rates which are higher than the then prevailing rates for mortgage loans which are beneficially owned by the seller outside the mortgages trust;

       (B) to determine on each payment date, having regard to the aggregate of:

              (1) the income which Funding would expect to receive during the next succeeding interest period;

              (2) the standard variable rate for mortgage loans forming part of the mortgages trust and the variable mortgage rates in respect of such mortgage loans which the administrator proposes to set under the administration agreement; and

              (3) all other resources available to Funding including the Funding reserve fund and amounts standing to the credit of each issuer's reserve fund and each issuer's liquidity reserve fund, if any, whether Funding would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of (a) the amount of interest which will be payable by Funding in order to fund (whether by payment to a swap provider or otherwise) the amount of interest payable in respect of the class A notes of the issuer and the highest rated class of the previous notes issued by each previous issuer (and the highest rated class of notes issued by each new issuer, if any) and all amounts ranking higher in priority to such amounts on the payment date falling at the end of that loan interest period and (b) all other amounts payable by Funding which rank equally with or in priority to interest due on the intercompany loan in respect of interest which is payable by the issuer on the class A notes of the issuer and interest due on each previous intercompany loan in respect of interest which is payable by each previous issuer on the highest rated class of previous notes issued by each previous issuer (and any new intercompany loan (if any) in respect of interest which is payable by any new issuer on the highest rated class of notes issued by each new issuer, if any). If the administrator determines that there will be a revenue shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding and the security trustee, within one London business day of such determination, of the amount of the revenue shortfall and recommend the standard variable rate and the other discretionary rates or margins which would, in the administrator's opinion, need to be set in relation to the mortgage loans within the mortgages trust in order for no revenue shortfall to arise, having regard to the obligations of Funding. If the mortgages trustee, Funding and/or the security trustee notify the administrator that, having regard to the obligations of Funding, the standard variable rate and the other discretionary rates or margins for mortgage loans within the mortgages trust should be increased, the administrator will take all steps which are necessary including publishing any notice required under the mortgage conditions to effect such increase in those rates or margins. The mortgages trustee, Funding and/or the security trustee may terminate the authority of the administrator to set the standard variable rate and the other discretionary rates or margins applicable to mortgage loans included in the mortgages trust in certain limited circumstances set out in the administration agreement including upon the occurrence of any administrator termination event (as described below), in which case the mortgages trustee shall set such standard variable rate and the other discretionary rates or margins;

       (C) except as provided in relation to re-fixed mortgage loans, not to issue to any borrower an offer for a further advance or a product switch without having received confirmation that the seller has elected to purchase the relevant mortgage loan(s) together with its related security from the seller in accordance with the terms of the mortgage sale agreement;

       (D) sixty days prior to the end of the relevant fixed rate period in respect of any fixed rate mortgage loan included in the mortgages trust and on behalf of the mortgages trustee, to offer to re-sell to the seller all fixed rate mortgage loans which become "RE-FIXED" during the three month period immediately following the end of the then current fixed rate period. Where any "RE-FIX" takes place this will constitute a product switch as described above and if the seller does not purchase such mortgage loans and their related security, the administrator will take all steps to set the existing borrowers' re-fix rate at the higher of the rate recommended by the administrator (having regard to Funding's obligations), the rate notified to it by the mortgages trustee and Funding and the rates notified to it by the trustee or trustees of any other securitizations of the seller which include fixed rate mortgage loans;

       (E) to take all steps necessary under the mortgage conditions and applicable law to notify borrowers of each change in interest rates, whether due to a change in the standard variable rate (including any such change effected at the request of the mortgages trustee, Funding and/or the security trustee) or as a consequence of the mortgage conditions. The administrator will also notify the mortgages trustee, Funding and the security trustee of any change in the standard variable rate;

       (F) to maintain such records as are necessary to enforce each mortgage loan and its related security and to keep and maintain, on a loan by loan basis, records and accounts on behalf of the mortgages trustee in relation to the mortgage loans;

       (G) to keep or cause to be kept the mortgage loan files and title deeds in safe custody and to the order of the mortgages trustee, Funding and/or the security trustee and in such a manner that they are readily identifiable and accessible;

       (H) to provide the mortgages trustee, Funding and the security trustee and their agents with access to the title deeds and mortgage loan files at all reasonable times;

       (I) to assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears. The administrator will regularly give to the mortgages trustee and the beneficiaries written details of mortgage loans that are in arrears;

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

       (J) to take all reasonable steps to collect and recover payments due under or in respect of the mortgage loans and the related security, including instituting proceedings and enforcing any relevant mortgage loan, mortgage or any other related security in accordance with the seller's administration procedures but having regard to the circumstances of the relevant borrower in each case; and

       (K) to not knowingly fail to comply with any legal requirements in the performance of its obligations under the administration agreement.

COLLECTION OF PAYMENTS

    The administrator has undertaken to ensure that all payments due under the mortgage loans which are included in the trust property will be made by the relevant borrower by direct debit or, if such payment is late or borrowers choose not to pay by direct debit, by check or other means into accounts in the name of the administrator held with Barclays Bank plc, City Group Office, Percy Street, Newcastle upon Tyne NE99 1JP and Lloyds TSB Bank plc, City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS (each a "COLLECTION BANK") and other accounts (each a "COLLECTION ACCOUNT") which the administrator may utilize from time to time in accordance with the collection bank agreement and the administration agreement, all of which will be held on trust by the seller.

    The administrator has agreed to use its reasonable endeavors to credit any monthly payment made by a borrower to the relevant collection account within the following time limits:

       * in the case of direct debit payment, by close of business on the London business day which immediately follows the day on which such amounts are received;

       * in the case of standing order, by close of business on the second London business day following the day on which such amounts are received;

       * in the case of payment by cash, transfer payment from another account of the seller or check where reference to the relevant borrower is provided or payment made by way of paying-in book, by close of business on the London business day which immediately follows the day on which such amounts are received; and

       * in the case of any payment by check where a reference to the relevant borrower is not provided, by close of business on the next London business day after notification from the relevant collection bank of the identity of the borrower, provided, however, that in any event the administrator has agreed to credit monthly payments made by a borrower to the relevant collection account within three London business days of receiving that monthly payment.

    Payments from borrowers under mortgage loans originated by the seller which are not intended to be assigned to the mortgages trustee are also paid into and flow through the collection accounts.

    Amounts paid into the collection accounts are held on trust by the administrator for the relevant beneficiaries including the mortgages trustee. The trusts in favor of the mortgages trustee are in respect of all amounts credited to the collection accounts which represent receipts in respect of mortgage loans which are assigned to the mortgages trustee and included in the trust property.

    The collection accounts are operated by the administrator in accordance with the collection bank agreement. Under the collection bank agreement, until the collection banks receive notice from the security trustee that an intercompany loan enforcement notice has been served or that the appointment of the administrator has been terminated, each collection bank has agreed to operate the collection accounts in accordance with the instructions of the administrator. If the short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays Bank plc or Lloyds TSB Bank plc are not rated at least "A-1+" by Standard & Poor's, "P-1" by Moody's and "F1+" by Fitch, the administrator will arrange for the transfer of the credit balance on such accounts to another bank which has the required ratings. The long term and short term, unsecured, unguaranteed and unsubordinated debt obligations of Barclays Bank plc and Lloyds TSB Bank plc are rated as of the cut-off date "AA" and "A-1+" and "AA" and "A-1+", respectively, by Standard & Poor's, "Aa1" and "P-1" and "Aaa" and "P-1", respectively, by Moody's and "AA+" and "F1+" and "AA+" and "F1+", respectively, by Fitch. Amounts standing to the credit of the collection accounts that represent amounts collected in respect of mortgage loans that have been assigned to the mortgages trust are transferred by the administrator to the mortgages trustee transaction account every three London business days.

    Amounts standing to the credit of the mortgages trustee transaction account are transferred (subject to retaining a minimum balance of [GBP]1 in such account) on a weekly basis by the cash manager to the mortgages trustee GIC account or, at the cash manager's option, invested in authorized investments, provided that the yield on those authorized investments expressed as an annual percentage rate of return is not less than the interest rate on the mortgages trustee GIC account at the time the investment decision is made. Any amounts invested in authorized investments, including the interest accrued on such amounts, are transferred to the mortgages trustee GIC account on the related distribution date.

    In the case of monthly payments which are made by direct debit, the administrator initially credits the applicable collection account with the full amount of the direct debit. If an unpaid direct debit is returned in circumstances where the administrator has credited to the mortgages trustee transaction account the amount of the monthly payment, the administrator is permitted to reclaim from the mortgages trustee transaction account the corresponding amounts previously credited.

    Any amount standing to the credit of the mortgages trustee GIC account accrues interest at a margin below LIBOR for three-month sterling deposits.

REDEMPTION

    Under the administration agreement, the administrator is responsible for handling the procedures connected with the redemption of mortgage loans and is authorized to release the relevant title deeds to the person or persons entitled thereto upon redemption.

FEES

    The administrator is entitled to receive a fee for servicing the mortgage loans. On each distribution date the mortgages trustee pays to the administrator an administration fee of 0.08% per annum (inclusive of VAT) on the amount of the Funding share of the trust property as determined on that distribution date in respect of the then current trust calculation period, but only to the extent that the mortgages trustee has sufficient funds to pay such amount in accordance with the mortgages trust allocation of revenue receipts. The unpaid balance (if any) is carried forward until the next succeeding distribution date and, if not paid before such time, is payable on the latest occurring final repayment date of the intercompany loans, or on their earlier repayment in full by Funding. The administration agreement also provides for the administrator to be reimbursed for all reasonable out-of-pocket expenses and charges properly incurred by the administrator in the performance of its services under the administration agreement.

REMOVAL OR RESIGNATION OF THE ADMINISTRATOR

    The appointment of the administrator may be terminated by the mortgages trustee, Funding or the security trustee immediately upon written notice to the administrator, on the occurrence of certain events (each an "ADMINISTRATOR TERMINATION EVENT") including:

       * the administrator fails to pay any amount due and payable by it and such failure is not remedied for a period of 5 London business days after the administrator becomes aware of the default;

       * subject as provided further in the transaction documents, the administrator fails to comply with any of its other material obligations under the administration agreement which in the opinion of the security trustee is materially prejudicial to the interests of the holders of the notes, the previous notes and any new notes and such failure is not remedied for a period of 20 days after the administrator becomes aware of the default;

       * if at any time required under any UK mortgage regulatory regime the administrator fails to obtain or maintain the necessary license or regulatory approval enabling it to continue administering mortgage loans; or

       *      the  occurrence  of  an  insolvency   event  in  relation  to  the
              administrator.

    Upon termination of the administrator, the security trustee will agree to use its reasonable endeavors to appoint a substitute administrator.

    In addition, subject to the fulfillment of certain conditions including, without limitation, that a substitute administrator has been appointed by the mortgages trustee, Funding and the security trustee (and in the event of failure to agree, by the security trustee), the administrator may voluntarily resign by giving not less than 12 months' notice of termination to the mortgages trustee, Funding and the seller.

    Any such substitute administrator (whether appointed upon a termination of the appointment of, or the resignation of, the administrator) is required to:

       *      if possible, have experience  administering mortgage loans secured
              on  residential   mortgaged  properties  in  England,   Wales  and
              Scotland; and

       * enter into an agreement on substantially the same terms as the provisions of the administration agreement.

    In addition, the then current ratings (if any) of the notes, the previous notes or any new notes may not adversely be affected as a result of the appointment of the substitute administrator, unless otherwise agreed by an extraordinary resolution of the holders of the relevant class of notes.

    Forthwith upon termination of the appointment of the administrator, the administrator must deliver the title deeds, the mortgage loan files and all books of account and other records maintained by the administrator relating to the mortgage loans and/or the related security to, or at the direction of, the mortgages trustee.

    The administration agreement will terminate automatically upon a termination of the mortgages trust when Funding no longer has any interest in the trust property.

DELEGATION BY THE ADMINISTRATOR

    The administrator may, in some circumstances including with the prior written consent of the mortgages trustee and Funding and after consultation with the security trustee, delegate or subcontract the performance of any of its obligations or duties under the administration agreement. Upon the appointment of any such delegate or sub-contractor the administrator will nevertheless remain responsible for the performance of those duties to Funding, the mortgages trustee and the security trustee.

DELEGATION BY THE SECURITY TRUSTEE TO AN AUTHORIZED THIRD PARTY

    Subject as provided in the transaction documents, the security trustee is entitled pursuant to the administration agreement to delegate certain of its functions and rights under the transaction documents to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the security trustee and the issuer will not result in the ratings on the notes being downgraded, qualified or withdrawn. The security trustee is obliged to use reasonable endeavors to procure the appointment of an authorized third party and in the event of any such appointment is not required to monitor or supervise the third party's performance and is not responsible for any act or omission of such third party or for any loss caused thereby.

GOVERNING LAW

    The administration agreement is governed by English law.

              ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY

    The following section describes, in summary, the material terms of the mortgage sale agreement. The description does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


THE MORTGAGE SALE AGREEMENT

    Under the mortgage sale agreement dated March 26, 2001 entered into between the seller, the mortgages trustee, the security trustee and Funding, the seller assigned the initial mortgage portfolio together with all related security to the mortgages trustee. The mortgage sale agreement has been amended and restated on certain dates subsequent to the initial closing date, and the seller assigned the further mortgage portfolios and the additional assigned mortgage portfolio with all related security to the mortgages trustee pursuant to such amended and restated mortgage sale agreement. In addition to providing for the assignment of the initial mortgage portfolio, the further mortgage portfolios and the additional assigned mortgage portfolio and related security, the mortgage sale agreement also sets out or provides for the following:

       * the representations and warranties given by the seller in relation to the mortgage loans and the related security (and the representations and warranties to be given by the seller as of each assignment date in relation to any new mortgage loans and the related security assigned to the mortgages trustee on that assignment date);

       * the assignment of other mortgage loans and their related security to the mortgages trust;

       * (i) the purchase of mortgage loans together with their related security which are subject to a product switch or in respect of which a further advance is made or where the borrower takes a personal secured loan or (ii) the repurchase of mortgage loans together with their related security where the seller has breached any of its representations and warranties in respect of such mortgage loans or their related security (the repurchase to include all mortgage loans of a borrower included in the trust property, including personal secured loans, if such a breach occurs in respect of any mortgage loan of such borrower);

       * the making of re-draws in respect of flexible mortgage loans contained in the trust property; and

       * the circumstances for the transfer of legal title to the mortgage loans to the mortgages trustee.

    In relation to Scottish mortgage loans, the mortgage sale agreement provides for the transfer and assignment of the beneficial interest in such mortgage loans in the additional assigned mortgage portfolio and their related security to be effected by a declaration of trust by the seller in favour of the mortgages trustee and for the transfer and assignment of the beneficial interest in any other Scottish mortgage loans and their related security to be effected by further declarations of trust (and in relation to Scottish mortgage loans, references in this prospectus to the "ASSIGNMENT" of mortgage loans are to be read as references to the transfer of the beneficial interest therein by the making of such declarations of trust and the terms "ASSIGN" and "ASSIGNED" shall in that context be construed accordingly) (see "-- TRANSFER OF LEGAL
TITLE TO THE MORTGAGES TRUSTEE").


THE ADDITIONAL ASSIGNED MORTGAGE PORTFOLIO

    The seller assigned to the mortgages trustee on the August 23, 2004 assignment date the additional assigned mortgage portfolio and related security. The assignment of the English mortgage loans and their related security was an equitable assignment only and the transfer of the Scottish mortgage loans and their related security was a transfer of the

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beneficial interest therein only by way  of a declaration of trust. The transfer of legal title to the additional assigned mortgage loans and their related security may not occur or, if it does occur, will not occur until a later date, as described under "-- TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE".

    The consideration for the assignment of the additional assigned mortgage portfolio together with its related security consisted of:

       * the corresponding increase in the seller share of the trust property;

       * the covenant of the mortgages trustee to pay or procure the payment to the seller of amounts of deferred purchase price in accordance with the provisions of the mortgage sale agreement and the mortgages trust deed, which payment also satisfies Funding's obligation to make deferred contributions to the mortgages trustee for the Funding share of the trust property; and

       * the covenant of the mortgages trustee to hold the additional assigned trust property on trust for Funding (as to the Funding share) and the seller (as to the seller share) in accordance with the terms of the mortgages trust deed.

    Under the terms of the mortgage sale agreement, the amount of any early repayment charges which may become payable on any mortgage loans that have been assigned to the mortgages trustee will be paid by the mortgages trustee to the seller as deferred purchase price.


REPRESENTATIONS AND WARRANTIES

    The mortgage sale agreement contains representations and warranties given by the seller to the mortgages trustee, Funding and the security trustee in relation to each mortgage loan assigned, or to be assigned, to the mortgages trustee pursuant to that agreement (except as otherwise provided below). None of the mortgages trustee, Funding, the security trustee or the issuer have carried out or will carry out any searches, inquiries or independent investigations of the type which a prudent purchaser or mortgagee would normally be expected to carry out. Each is relying entirely on the seller's representations and warranties under the mortgage sale agreement. The seller's material warranties under the mortgage sale agreement include, among others, substantially the following:

       * subject to completion of any registration which may be pending at H.M. Land Registry or the Registers of Scotland, the seller is the absolute legal and beneficial owner of the mortgage loans, the related security and all property to be sold by the seller pursuant to the mortgage sale agreement;

       * each related mortgage secures the repayment of all advances, interest, costs and expenses payable by the relevant borrower to the seller under the relevant mortgage loan in priority to any other charges registered against the relevant property;

       * subject to completion of any registration which may be pending at H.M. Land Registry (in England and Wales) or the Registers of Scotland (in Scotland), each mortgage (other than a mortgage in respect of a personal secured loan) either constitutes, or will constitute, following registration at H.M. Land Registry or the Registers of Scotland, (in England and Wales) a first ranking charge by way of legal mortgage or (in Scotland) a first ranking standard security over the relevant mortgaged property;

       * each relevant mortgaged property is located in England, Wales or Scotland;

       * prior to making each mortgage loan, the seller instructed or required to be instructed on its behalf solicitors to carry out all investigations, searches and other actions in relation to the relevant mortgaged property that would have been undertaken by the seller acting in accordance with standards consistent with those of a reasonable and prudent mortgage lender, lending to borrowers in

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              England and Wales or Scotland, as applicable, when advancing money in an amount equal to such advance to an individual to be secured on a mortgaged property of the kind permitted under the lending criteria;

       * the seller's lending criteria are consistent with the criteria that would be used by a reasonable and prudent mortgage lender;

       * in relation to each mortgage loan, the borrower has a good and marketable title to the relevant mortgaged property;

       * prior to making a mortgage loan, an independent valuer from the panel of valuers appointed by the seller or an employee valuer of the seller valued the relevant mortgaged property, and the results of such valuation would be acceptable to a reasonable and prudent mortgage lender;

       * prior to making a mortgage loan, the nature and amount of such mortgage loan, the circumstances of the relevant borrower and nature of the relevant mortgaged property satisfied the lending criteria in force at that time in all material respects;

       * no payment of interest (or in the case of repayment mortgage loans, principal and interest) equivalent to an amount in excess of one month's installment at the applicable rate in respect of a mortgage loan was at any time during the 12 months before the relevant closing or assignment date, as the case may be, in arrears;

       * so far as the seller is aware, no borrower is in material breach of its mortgage loan;

       * the first payment due has been paid by the relevant borrower in respect of each mortgage loan and each mortgage loan is fully performing;

       * each insurance contract arranged by the seller in respect of any mortgaged property is in full force and effect and all premiums due on or before the date of the mortgage sale agreement have been paid in full and the seller is not aware of any circumstances giving the insurer under any such insurance contract the right to avoid or terminate such policy in so far as it relates to the mortgaged properties or the mortgage loans;

       * where the lending criteria required that a mortgage loan was covered by a MIG insurance contract with NORMIC, that mortgage loan is covered by such an insurance contract;

       * the seller has procured that full and proper accounts, books and records have been kept showing clearly all material transactions, payments, receipts and proceedings relating to that mortgage loan and its mortgage;

       * each borrower is a natural person, and no borrower is, as of the assignment date, an employee or an officer of the seller;

       * all formal approvals, consents and other steps necessary to permit a legal or an equitable or beneficial transfer or a transfer of the servicing away from the seller of the mortgage loans and their related mortgages to be sold under the mortgage sale agreement have been obtained or taken and there is no requirement in order for such transfer to be effective to notify the borrower before, on or after any such equitable or beneficial transfer or before any legal transfer of the mortgage loans and their related mortgages;

       * in relation to any cashback mortgage loan, the seller paid to the relevant borrower the full amount of the cashback payment either upon completion of the relevant mortgage loan or, if subsequent to completion, prior to the assignment of such mortgage loan to the mortgages trustee;

       *      no mortgage loan has a current balance of more than [GBP]500,000;

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       *      in respect of any  mortgage  loan  where the  borrower  also has a personal secured loan or in respect of any personal secured loan, the combined LTV of the maximum amount of credit provided under such personal secured loan and other mortgage loans secured on the same property is not greater than 95 per cent.;

       * in relation to the mortgage loans in the mortgage portfolio as of the closing date, each English mortgage loan was made not earlier than July 1, 1995 and each Scottish mortgage loan was made not earlier than July 1, 2001; and

       * each mortgage loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated and is denominated in euro at any time when the euro has been adopted as the lawful currency of the UK) and is currently repayable in pounds sterling.

    Notwithstanding the foregoing, the above representations and warranties in respect of each mortgage loan will not apply in their entirety to personal secured loans.


REPURCHASE BY THE SELLER

    The seller has agreed in the mortgage sale agreement to repurchase any mortgage loan together with its related security in the circumstances described below.

    If a mortgage loan (including any personal secured loan) and its related security do not materially comply on the date of its assignment with the representations and warranties given by the seller under the mortgage sale agreement and the seller does not remedy such breach within 28 days of receiving written notice of such breach from any of the mortgages trustee, Funding or the security trustee, then, at the direction of Funding or the security trustee, the seller must repurchase from the mortgages trustee (i) the relevant mortgage loan and its related security and (ii) any other mortgage loans (including any personal secured loans) of the relevant borrower and their related security that are included in the trust property.

    For so long as the seller is the administrator it must notify the mortgages trustee, Funding and the security trustee of any material breach of a warranty as soon as the administrator becomes aware of such breach.

    The repurchase price payable upon the repurchase of any mortgage loan and its related security is an amount (not less than zero) equal to the current balance on such mortgage loan as of the date of completion of such repurchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable thereon to the date of repurchase. If the seller fails to pay the consideration due for any repurchase or otherwise fails to complete such repurchase in accordance with the terms of the mortgage sale agreement, then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration. If on any date on which the seller is obliged to repurchase any mortgage loan or mortgage loans pursuant to the mortgage sale agreement, the seller assigns new mortgage loans together with their related security to the mortgages trustee in accordance with the terms of the mortgage sale agreement (as described below), the seller shall be entitled to set-off against the repurchase price payable by it on such repurchase the amount of any initial purchase price payable for any such new mortgage loans and shall pay or be paid a net amount.


PRODUCT SWITCHES, FURTHER ADVANCES AND PERSONAL SECURED LOANS

    Except as described below with respect to re-fixed mortgage loans, under the mortgage sale agreement, the mortgages trustee has agreed not to (and has agreed to procure that the administrator does not) issue to a borrower an offer for a further advance or a product switch without having received confirmation from the seller that it has elected to purchase the relevant mortgage loan together with its related security in accordance with the terms of the mortgage sale agreement. Upon receipt of such confirmation the mortgages trustee (or the administrator on behalf of the mortgages trustee) may then issue

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an  offer for a  further advance  or a  product switch  and accept  the mortgage documentation duly completed by the borrower. The mortgages trustee may not itself make any further advance or product switch (other than in relation to a re-fixed mortgage loan).

    A mortgage loan will be subject to a "PRODUCT SWITCH" if there is any variation of the financial terms and conditions of the mortgage loan other than:

       * a variation in the financial terms and conditions of the mortgage loan involving a permitted product switch (as described below);

       *      a change between interest-only and repayment mortgage loans;

       *      a transfer of equity;

       * a release of a party to a mortgage loan or a release of part of the land subject to the mortgage;

       * any variation agreed with borrowers to control or manage arrears on a mortgage loan;

       * any variation which extends the maturity date of the mortgage loan unless, while any intercompany loan is outstanding, it is extended beyond January 2039;

       *      any variation imposed by statute; and

       * any variation of the interest rate payable where that rate is offered to the borrowers of more than 10% by current balance of the mortgage loans in the trust property in any interest period.

    A "PERMITTED PRODUCT SWITCH" is a variation in the financial terms and conditions of a mortgage loan in which a borrower exchanges its then current mortgage loan product for a different mortgage loan product offered by the seller, provided that the related borrower has made at least one monthly payment on its then current mortgage loan product, and provided further that the new mortgage loan for which the prior mortgage loan is to be exchanged is a permitted replacement mortgage loan. A "PERMITTED REPLACEMENT MORTGAGE LOAN" is a mortgage loan:

       *      that is subject to a variable rate of interest; and

       *      that has a maturity date prior to January 2039.

    In addition, each of the conditions for the assignment of new mortgage loans and their related security as set forth under "-- ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY" must be satisfied in order for a permitted product switch to occur, provided that conditions (a), (c), (k), (n) and (o) in that section will only be required to have been satisfied on the date of the most recent assignment of mortgage loans to the mortgages trust. The purchase obligations of the seller set forth under "-- REPURCHASE BY THE SELLER" will continue to apply to any permitted replacement mortgage loan.

    A mortgage loan will be subject to a "FURTHER ADVANCE", for the purposes of this prospectus, if an existing borrower requests further monies to be advanced to him or her under a mortgage loan either in circumstances which do not amount to a re-draw under a flexible loan or where such mortgage loan is not a flexible mortgage loan, and in either case such request is granted.

    Except as provided below with respect to re-fixed mortgage loans, if the administrator and the mortgages trustee are notified or are otherwise aware that a borrower has requested a further advance or a product switch and the mortgages trustee has received confirmation of the seller's election to purchase the mortgage loan and its related security, the mortgages trustee shall at any time upon notice from the seller assign to the seller and the seller shall purchase such mortgage loan together with its related security in accordance with the mortgage sale agreement at a price not less than the current balance on such mortgage loan as of the date of completion of such purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses payable on such mortgage loan to the date of purchase.

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    In the case of fixed rate mortgage loans, a borrower may have the right, under the terms of such fixed rate mortgage loan, to elect to "RE-FIX" such fixed rate mortgage loan at the applicable fixed rate then being offered to the seller's existing borrowers for the applicable requested period within three months following the end of the fixed rate period. Sixty days prior to the end of the relevant fixed rate period, the mortgages trustee may offer to re-sell to the seller all fixed rate mortgage loans which become "RE-FIXED" during the three month period immediately following the end of the then current fixed rate period. The seller may accept this offer by payment to the mortgages trustee on the date on which the relevant mortgage loan becomes a re-fixed mortgage loan of the purchase price payable for that re-fixed mortgage loan as described below.

    If such fixed rate mortgage loan becomes re-fixed during the relevant three month period and the seller pays the purchase price for that re-fixed mortgage loan, the mortgages trustee shall assign to the seller and the seller shall purchase such re-fixed mortgage loan and its related security in accordance with the mortgage sale agreement. The price payable on such purchase shall be at least equal to the current balance on the relevant mortgage loan as at the date of completion of the purchase plus all unpaid interest (including all accrued interest and arrears of interest) and expenses in respect of such mortgage loan.

    If the seller does not pay to the mortgages trustee the purchase price to purchase any mortgage loan which becomes re-fixed during such three month period, the administrator may agree to a borrower's request to re-fix any such mortgage loan if required by the terms of the mortgage. In any event the seller has agreed under the mortgage sale agreement to set the existing borrowers' re-fix rate for the three month period immediately following expiry of the relevant fixed rate period at a rate not less than that notified from time to time to the seller by the mortgages trustee, Funding or the administrator as being required by the mortgages trustee or Funding.

    Upon a fixed rate mortgage loan becoming re-fixed as stated above without having been purchased by the seller:

       (1) the notional amount of the basis rate swap of the issuer, the previous issuers and of each new issuer (if any) will automatically be reduced by the current balance of such re-fixed mortgage loan;

       (2) the issuer, the previous issuers and each new issuer (if any) will be obliged to enter into a new hedging arrangement in respect of such mortgage loans with either an existing swap counterparty, in which case such hedging will be fixed at such fixed rate as such swap counterparty, on the basis of fixed rates being offered in the swap market, determines to be the fixed rate applicable to the relevant fixed rate period of the relevant mortgage loans (which may be different from the fixed rate being offered to the seller's existing borrowers) or at an issuer's option, another counterparty whose rating will not affect the then current ratings of the notes; and

       (3) if required, the seller will set the existing borrowers' re-fix rate at the rate notified to it by the mortgages trustee, Funding or the administrator as being required by the mortgages trustee or Funding.

    The seller currently intends to purchase from the mortgages trustee mortgage loans that become subject to further advances. If a borrower takes a personal secured loan after that borrower's existing mortgage loan has been assigned to the mortgages trustee, the seller currently intends to purchase that borrower's existing mortgage loan and any personal secured loan previously assigned to the mortgages trustee. However, in the future these mortgage loans may remain within (and the further advances or such personal secured loans may be assigned to and form part of) the trust property.

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RE-DRAWS UNDER FLEXIBLE MORTGAGE LOANS

    Only the seller is responsible for funding all future re-draws in respect of flexible mortgage loans contained in the trust property. The seller share of the trust property increases by the amount of any re-draw.


FURTHER DRAWS UNDER PERSONAL SECURED LOANS

    Only the seller is responsible for funding all further draws in respect of personal secured loans contained in the trust property. The seller share of the trust property increases by the amount of any further draw.


ASSIGNMENT OF NEW MORTGAGE LOANS AND THEIR RELATED SECURITY

    The seller is entitled under the terms of the mortgage sale agreement to assign new mortgage loans and their related security to the mortgages trustee subject to the fulfillment of certain conditions (which may be varied or waived by the mortgages trustee with the prior approval of the rating agencies or their confirmation that there will be no adverse effect on the previous notes) on or as at the relevant assignment date as follows:

       (a) the aggregate arrears of interest in respect of all the mortgage loans in the mortgages trust, as a percentage of the aggregate gross interest due on all mortgage loans during the previous 12 months, does not exceed 2% or such other percentage as is then acceptable to the then current rating agencies at such time ("ARREARS OF INTEREST" for the purpose of this clause, in respect of a mortgage loan on any date, shall mean the aggregate amount overdue on that date, but only where such aggregate amount overdue equals or exceeds an amount equal to the monthly payment then due on the mortgage loan and such amount has been overdue for an entire calendar month);

       (b) the long term, unsecured, unsubordinated and unguaranteed debt obligations of the seller are rated no lower than "A3" by Moody's and "A-" by Fitch (at the time of and immediately following the assignment of the new mortgage loans to the mortgages trustee);

       (c) on the relevant assignment date, the aggregate current balance of the mortgage loans in the mortgages trust which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgages trust on such date, unless the rating agencies have confirmed that the then current ratings of the notes will not be adversely affected;

       (d) the seller originated the new mortgage loans in accordance with its lending criteria in force at the time of origination of the relevant mortgage loan or with material variations from such lending criteria provided that the then current rating agencies have been notified of any such material variation;

       (e) no new mortgage loan has on the relevant assignment date an aggregate amount in arrears which is greater than the amount of the monthly payment then due;

       (f) the rating agencies have not provided written confirmation to the mortgages trustee, the security trustee and the issuer that the assignment to the mortgages trustee of new mortgage loans on the assignment date will adversely affect the then current ratings of the existing notes of any issuer (provided that at a time when a new issuer issues new notes the rating agencies will have provided written confirmation that the then current ratings of the existing notes have not been downgraded or otherwise adversely affected);

       (g) the aggregate current balance of new mortgage loans transferred in any one interest period does not exceed 10% of the aggregate current balance of the mortgage loans in the mortgages trust as at the beginning of that interest period;

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       (h)    each  issuer   reserve  fund  is  fully  funded  on  the  relevant
              assignment date up to the relevant required amount (or, if any issuer reserve fund is not so fully funded on such relevant assignment date, no payments have been made from such issuer reserve fund);

       (i) no intercompany loan enforcement notice has been served in respect of any intercompany loan;

       (j) the assignment of new mortgage loans does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the mortgage loans in the mortgages trust after such purchase, calculated on such assignment date in the same way as for the initial mortgage portfolio (or as agreed by the administrator and the rating agencies from time to time), exceeding the product of the WAFF and WALS for the mortgage loans in the mortgages trust calculated on the most recent preceding closing date, plus 0.35%;

       (k) new mortgages loans may only be assigned to the mortgages trustee if (to the extent necessary) each issuer has entered into appropriate hedging arrangements in respect of such mortgage loans;

       (l) no event of default under the transaction documents shall have occurred which is continuing at the relevant assignment date;


       (m) the weighted average yield on the mortgage loans in the mortgages trust together with the new mortgage loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.50%, taking into account the weighted average yield on the mortgage loans and the margins on the basis rate swaps as at the relevant assignment date;


       (n) the assignment of new mortgage loans on the relevant assignment date does not result in the weighted average LTV ratio of the mortgage loans and the new mortgage loans, after application of the LTV test on the relevant assignment date, exceeding the LTV ratio (based on the LTV test), as determined in relation to the mortgage loans in the mortgages trust on the most recent preceding closing date, plus 0.25%;

       (o)    each new mortgage loan has a maturity date prior to January 2039;

       (p) the related borrower under each new mortgage loan has made at least one monthly payment;

       (q) for so long as any notes issued by the issuer, any previous issuer or any new issuer that have a final maturity date earlier than January 2041 are outstanding, the assignment of new mortgage loans to the mortgages trustee may only occur if, following such assignment, the aggregate number of repayment mortgage loans in the mortgage portfolio is greater than or equal to 25% of the aggregate number of mortgage loans in the mortgage portfolio;

       (r) the rating agencies have provided written confirmation that the then current ratings on the notes would not be adversely affected by the assignment to the mortgages trustee of a new mortgage loan in respect of a mortgage loan product having characteristics and/or features that differ materially from the characteristics and/or features of the mortgage loans in the initial mortgage portfolio; and

       (s) each new mortgage loan and its related security must comply at the relevant assignment date with the representations and warranties set out in the mortgage sale agreement, which are described earlier in this section under "-- REPRESENTATIONS AND WARRANTIES";

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PROVIDED THAT, if an initial purchase price for the new mortgage loans is payable to the seller by the mortgages trustee on the relevant assignment date, only the conditions set out in paragraphs (e), (f), (i), (k), (l), (m), (o),
(p), (q), (r) and (s) are required to be satisfied to effect an assignment of the new mortgage loans.

    In addition, no assignment of new mortgage loans may occur after a step-up date in respect of an issuer's notes if the option to redeem such issuer's notes on such step-up date pursuant to the terms and conditions of such notes is not exercised.

    Any new mortgage loans and related security so assigned will be held by the mortgages trustee on trust for Funding and the seller in accordance with the terms of the mortgages trust deed.

    The mortgage sale agreement provides that the seller may not assign new mortgage loans to the mortgages trustee during any trust calculation period prior to the distribution date occurring in that trust calculation period, and that the seller may only make one assignment of new mortgage loans to the mortgages trustee during any trust calculation period.

    To the extent that Funding makes an initial contribution on an assignment date to increase the Funding share of the trust property, the consideration for the assignment of the new mortgage loans and their related security to the mortgages trustee will consist of:

       * the payment by the mortgages trustee to the seller of the initial purchase price for the assignment to the mortgages trustee of the new mortgage loans. The initial purchase price will be paid by the mortgages trustee out of funds received by the mortgages trustee in respect of Funding's initial contribution for the Funding share of the new trust property pursuant to the mortgages trust deed, which initial contribution will be funded out of the proceeds of any new intercompany loan paid by any new issuer to Funding;

       * the covenant of the mortgages trustee to pay or procure the payment to the seller of amounts of deferred purchase price in accordance with the provisions of the mortgage sale agreement and the mortgages trust deed, which payment also satisfies Funding's obligation to make deferred contributions to the mortgages trustee for the Funding share of the trust property. Amounts of deferred purchase price will be payable to the seller to the extent of available funds only after paying or providing for prior ranking claims and only out of excess income to which Funding is entitled in accordance with and subject to the priority of payments set out in "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS"; and/or

       * the covenant of the mortgages trustee to hold the trust property on trust for Funding (as to the Funding share) and the seller (as to the seller share of the trust property) in accordance with the terms of the mortgages trust deed.

    In the mortgage sale agreement, the seller has undertaken to use reasonable efforts to assign to the mortgages trustee, and the mortgages trustee has undertaken to use reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the payment date falling in July 2010 (or such later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new mortgage loans and their related security so that the overcollateralization test is not breached on three consecutive distribution dates. However, the seller shall not be obliged to assign to the mortgages trustee, and the mortgages trustee shall not be obliged to acquire, new mortgage loans and their related security if, in the opinion of the seller, such assignment would adversely affect the business of the seller. If Funding enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate current balance of mortgage loans in the mortgages trust at a certain level prior to a trigger event may be extended.

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    The overcollateralization test shall be calculated on each distribution date and shall be breached on any distribution date where the aggregate current balance of mortgage loans in the mortgage portfolio on such distribution date is less than an amount equal to the product of 1.05 and the principal amount outstanding of all notes of all issuers on such distribution date provided that where the notes outstanding are controlled amortization notes, the principal amount outstanding of such notes will be calculated on a straight-line basis by applying the appropriate constant payment rate applicable to each series of notes on a monthly, rather than quarterly, basis.


TRANSFER OF LEGAL TITLE TO THE MORTGAGES TRUSTEE

    The English mortgage loans in the mortgage portfolio and their related security have been assigned to the mortgages trustee by way of equitable assignment. The transfer by the seller to the mortgages trustee of the beneficial interest in the Scottish mortgage loans in the mortgage portfolio and their related security has been given effect by a declaration of trust by the seller. In each case this means that legal title to the mortgage loans and their related security will remain with the seller until such time as certain additional steps have been taken including the giving of notices of the assignment to the borrowers.

    In relation to mortgages of registered land in England and Wales and any land in Scotland, until such time as transfers and assignations of such mortgages in favor of the mortgages trustee have been completed and registered at H.M. Land Registry and the Registers of Scotland (as applicable), the assignment of the mortgages to the mortgages trustee takes effect in equity (in England and Wales only) and transfers beneficial title only (in England, Wales and Scotland). In the case of mortgages of unregistered land in England and Wales, in order for legal title to pass to the mortgages trustee, conveyances of the relevant mortgages would have to be completed in favor of the mortgages trustee.

    Under the mortgage sale agreement none of the seller, the mortgages trustee, Funding or the security trustee will require notification of such assignments to the borrowers or the execution and completion of such transfers, assignations and conveyances in favor of the mortgages trustee or the registration of such transfers in order to effect the transfer of legal title to the mortgage loans and their related security (including, where appropriate, their registration), except in the limited circumstances described below.

    The execution of transfers and assignations of the mortgages to the mortgages trustee and the notifications of assignments of mortgage loans to the borrowers will be required to be completed within 20 business days of receipt of written notice from the mortgages trustee, Funding and/or the security trustee upon the occurrence of any of:

       * the valid service of an intercompany loan enforcement notice or (unless the sole reason for service of any note enforcement notice is default by a currency rate swap provider or interest rate swap provider of any issuer) a note enforcement notice;

       * unless otherwise agreed by the rating agencies, the termination of the seller's role as administrator under the administration agreement and failure of any substitute administrator to assume the duties of the administrator;

       * the seller being required, by an order of a court of competent jurisdiction, or by a change in law occurring after the closing date, or by a regulatory authority or organization whose members include mortgage lenders of which the seller is a member or with whose instructions it is customary for the seller to comply, to perfect the transfer of legal title to the mortgage loans and related security in favor of the mortgages trustee;

       * the security under the Funding deed of charge or any material part of such security being in jeopardy and it being necessary to perfect the transfer of legal title to the mortgage loans in favor of the mortgages trustee in order to reduce such jeopardy materially;

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       *      the  occurrence of an insolvency  event in relation to the seller;
              or

       * notice in writing from the seller to the mortgages trustee and Funding (with a copy to the security trustee) requesting such transfer.

    If the seller ceases to have a long term unsecured, unsubordinated and unguaranteed credit rating by Standard & Poor's of at least "BBB-", by Moody's of at least "Baa3" and by Fitch of at least "BBB-" (unless Standard & Poor's, Moody's and Fitch confirm that the then current ratings of the notes will not be adversely affected) the seller will be obliged to give notice only of the transfer of the equitable and beneficial interest in the mortgage loans to the borrowers but will not be required to complete any other steps necessary to perfect legal title to the mortgage loans in favor of the mortgages trustee.


TITLE DEEDS

    The title deeds and mortgage loan files relating to the mortgage loans are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the mortgage loans and their related security. Under the administration agreement the administrator has undertaken that all the title deeds and mortgage loan files at any time in its possession or under its control or held to its order relating to the mortgage loans which are at any time assigned to the mortgages trustee will be held to the order of the mortgages trustee. The administrator will keep, or cause to be kept, the title deeds and mortgage loan files relating to each mortgage loan and each mortgaged property in safe custody and shall not part with possession, custody or control of them except in the limited circumstances specified in the administration agreement.


GOVERNING LAW

    The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish mortgage loans and their related security which will be governed by Scots law).

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                               THE MORTGAGES TRUST

    The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


GENERAL LEGAL STRUCTURE

    The mortgages trust is a trust formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. The mortgages trust was formed on March 26, 2001 in connection with the issuance of the previous notes, the issuance of our notes and the issuances of any new notes. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding and the seller.

    Under the terms of the mortgages trust deed, the mortgages trustee has agreed to hold all of the trust property on trust absolutely for Funding (as to the Funding share) and for the seller (as to the seller share). The "TRUST PROPERTY" consists of:

       * the sum of [GBP]100 settled by Law Debenture Corporate Services Limited on trust on the date of the mortgages trust deed;

       * the mortgage portfolio, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

       * any new mortgage portfolio that is assigned to the mortgages trustee by the seller after the closing date, including the mortgage loans and their related security, the rights under any MIG policies and the other seller arranged insurance policies;

       * any permitted replacement mortgage loan and its related security (including the rights under any related MIG policy and other seller arranged insurance policies) relating to any permitted product switch effected in relation to any mortgage loan and assigned to the mortgages trustee in accordance with the mortgage sale agreement and thereby included in the trust property;

       * any interest and principal paid by borrowers on their mortgage loans on or after the relevant assignment date;

       * any other amounts received under the mortgage loans and related security on or after the relevant assignment date excluding third party amounts;

       * any re-draws under flexible mortgage loans included in the trust property;

       * any further draws under personal secured loans included in the trust property;

       * any further advances made by the seller to existing borrowers which are assigned to the trust in accordance with the mortgage sale agreement;

       * any contribution paid by either Funding or the seller to the mortgages trustee for application in accordance with the terms of the mortgages trust but only up to the time of such application;

       * amounts on deposit (and interest earned on such amounts) in the mortgages trustee transaction account and the mortgages trustee GIC account; and

       * the proceeds of sale of any mortgage loan and its related security pursuant to the mortgage sale agreement or other proceeds of sale of any trust property;

       less

       * any actual losses in relation to the mortgage loans and any actual reductions occurring in respect of the mortgage loans as described in paragraph (1) in "-- ADJUSTMENTS TO TRUST PROPERTY" below; and

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       *      distributions   of  principal  made  from  time  to  time  to  the
              beneficiaries of the mortgages trust.

    In the case of Scottish mortgage loans and their related security, the interest of the mortgages trustee therein comprises its beneficial interest under the relevant declaration of trust over such Scottish mortgage loans and their related security, as described under "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY -- THE MORTGAGE SALE AGREEMENT".

    In addition, the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit and Connections Benefit applied to those Together Connections mortgage loans or Connections mortgage loans, respectively, as described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER".

    Funding is not entitled to particular mortgage loans and their related security separately from the seller. Instead, each of the beneficiaries has an undivided interest in all of the mortgage loans and their related security constituting the trust property.


    As of the date of this prospectus, the amount of Funding's beneficial interest in the trust property is approximately [GBP]18,490 million, which corresponds to 76.67% of the trust property, and the amount of the seller's beneficial interest in the trust property is approximately [GBP]5,627 million, which corresponds to 23.33% of the trust property.



    At the closing date and immediately following Funding's further contribution to the mortgages trustee in connection with Funding's purchase of an additional beneficial interest in the trust property, the amount of Funding's beneficial interest in the trust property is expected to be approximately [GBP]22,077 million, which corresponds to 91.54% of the trust property. The amount of the Funding share of the trust property as of the closing date is only an approximation and the actual amount of the Funding share of the trust property as of the closing date will depend, among other things, on the actual amortization of the mortgage loans in the mortgage portfolio between August 23, 2004 and the closing date. The actual share of Funding's beneficial interest in the trust property on the closing date will not be determined until the day prior to the closing date.



    At the closing date and immediately following the payment by the mortgages trustee to the seller of the initial consideration (which sum is payable from amounts received by the mortgages trustee from Funding as a further contribution in connection with Funding's purchase of an increased beneficial interest in the trust property), the amount of the seller's beneficial interest in the trust property is expected to be approximately [GBP]2,041 million, which corresponds to 8.46% of the trust property. The amount of the seller share of the trust property as of the closing date is only an approximation and the actual amount of the seller share of the trust property as of the closing date will depend, among other things, on the actual amortization of the mortgage loans in the mortgage portfolio between August 23, 2004 and the closing date. The actual share of the seller's beneficial interest in the trust property on the closing date will not be determined until the day prior to the closing date.


    Following the final repayment date of the latest maturing intercompany loan of any issuer and provided that there are no further claims under any intercompany loan, or on such earlier date on which there are no claims outstanding under any intercompany loan, Funding will make a final deferred contribution to the mortgages trustee. This final deferred contribution will be in an amount equal to the aggregate amount standing to the credit of the Funding bank accounts (including any account established by Funding for the purpose of any issuer reserve fund and/or any issuer liquidity reserve fund of any issuer) after making any payments ranking in priority, subject to and in accordance with the relevant Funding priority of payments. On receipt of such amount, the mortgages trustee will be

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

obliged to pay such amount to the seller in satisfaction of the mortgages trustee's obligation to make a final payment of deferred purchase price to the seller under the mortgage sale agreement.


FLUCTUATION OF THE SELLER SHARE/FUNDING SHARE OF THE TRUST PROPERTY

    The Funding share and the seller share of the trust property fluctuates depending on a number of factors including:

       * the allocation of principal receipts from the mortgage loans to Funding and/or the seller on each distribution date;

       *      losses arising on the mortgage loans;

       * the assignment of new mortgage loans and their related security to the mortgages trustee;

       * Funding increasing its beneficial interest in, and the Funding share of, the trust property by making contributions (excluding any deferred contribution) to the mortgages trustee in accordance with the mortgages trust deed;

       * the seller increasing its beneficial interest in, and the seller share of, the trust property by making contributions to the mortgages trustee in accordance with the mortgages trust deed;

       *      a borrower making a re-draw under a flexible mortgage loan;

       *      a borrower making a further draw under a personal secured loan;

       *      the capitalization of arrears in respect of any mortgage loan; and

       * the seller making a further advance to an existing borrower. Although the seller does not currently intend either to assign to the mortgages trustee further advances made in respect of a mortgage loan following the assignment of that mortgage loan to the mortgages trustee or to retain mortgage loans subject to such further advances within the mortgages trust, it may do so in the future.

    The Funding share of the trust property may not be reduced below zero. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until the Funding share of the trust property has been reduced to zero or following the occurrence of an asset trigger event.

    The cash manager will recalculate the Funding share and the seller share:

       *      on each distribution date;

       * on any date (including, in connection with the issuance of the notes, the closing date) on which Funding makes a further contribution to the mortgages trustee in connection with Funding's purchase of an increased beneficial interest in the trust property, on which date the mortgages trustee will also pay to the seller an initial consideration equal to the amount of such further contribution (each such date, a "FUNDING CONTRIBUTION DATE"); and

       * on the date of each assignment of any new mortgage portfolio to the mortgages trustee (each such date, an "ASSIGNMENT DATE").

    The reason for the recalculation on a Funding contribution date is to determine the percentage shares of Funding and the seller in the trust property which will reflect Funding's further contribution to the mortgages trust (which will increase the Funding share of the trust property) and to reflect the mortgages trustee's payment of initial consideration to the seller (which will decrease the seller share of the trust property) on that same date. The reason for the recalculation on an assignment date is to determine the percentage shares of Funding and the seller in the trust property which will reflect the assignment of

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the new  mortgage loans to  the trust property  (which, unless Funding  makes an initial contribution to the mortgages trustee on the assignment date, will only increase the seller share of the trust property).

    When the cash manager recalculates the Funding share, Funding share percentage, seller share and seller share percentage on a distribution date, that recalculation will apply for the then current trust calculation period. However, if during that trust calculation period the seller assigns a new mortgage portfolio to the mortgages trustee and/or if Funding makes a further contribution to the mortgages trustee, the recalculation made by the cash manager on that distribution date will only apply from the beginning of that then current trust calculation period to (but excluding) the relevant assignment date or Funding contribution date, as applicable. The new recalculation made by the cash manager on that relevant assignment date or Funding contribution date will (in the case of the assignment of a new mortgage portfolio) apply from (and including) that assignment date to the end of that then current trust calculation period or (in the case of Funding making a further contribution to the mortgages trust) from (and including) that Funding contribution date to the end of that then current trust calculation period. The portion of a trust calculation period that is less than a full trust calculation period during which any single calculation of the Funding share, Funding share percentage, seller share and seller share percentage applies is called an "INTERIM CALCULATION PERIOD".

    The percentage shares that each of Funding and the seller has in the trust property will determine their entitlement to interest and principal receipts from the mortgage loans in the trust property and also the allocation of losses arising on the mortgage loans for each trust calculation period or interim calculation period, as applicable. The method for determining those new percentage shares is set out in the next three sections.


FUNDING SHARE OF TRUST PROPERTY (DISTRIBUTION DATE RECALCULATION)

    On each distribution date (also referred to in this section as the "RELEVANT DISTRIBUTION DATE") the interest of Funding in the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

       * The current Funding share of the trust property will be an amount equal to:

                                A -- B -- C + D

       * The current Funding share percentage of the trust property will be an amount equal to:

                             A -- B -- C + D
                             --------------- x 100
                                     G

       expressed as a percentage and rounded upwards to five decimal places,

       where,

       A = the amount of the Funding share of the trust property as determined on the later of the distribution date, or the assignment date or Funding contribution date (if any), immediately preceding the relevant distribution date;

       B = the amount of any principal receipts on the mortgage loans distributed to Funding on the relevant distribution date (as described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" and "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT");

       C = the amount of losses sustained on the mortgage loans during the immediately preceding trust calculation period and the amount of any reductions occurring in respect of the mortgage loans as described in paragraphs (1) to (5) in "-- ADJUSTMENTS TO TRUST PROPERTY" below, in each case allocated to Funding in the trust calculation period ending on the relevant distribution date;

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       D      = the amount of any capitalized  arrears which have been allocated to Funding in the immediately preceding trust calculation period; and

       G = the amount of the mortgages trustee retained principal receipts (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the last day of the immediately preceding trust calculation period after making the distributions, allocations and additions referred to in "B", "C" and "D" above (or, if applicable, on the relevant assignment date or Funding contribution date) and after taking account of the following (being "TRUST PROPERTY CALCULATION ADJUSTMENTS"):

              (i) any distribution of principal receipts to the seller and Funding,

              (ii) the amount of any losses or capitalized arrears allocated to the seller and Funding,

              (iii) the adjustments referred to in paragraphs (1) to (5) in "-- ADJUSTMENTS TO TRUST PROPERTY" below,

              (iv) the amount of any other additions to or removals from the trust property (including any additions to the trust property resulting from re-draws and further draws made by borrowers but excluding the addition of mortgage loans on an assignment date and any initial contributions or further contributions made by Funding), and

              (v) any reduction in the outstanding principal balances of Together Connections mortgage loans and Connections mortgage loans resulting from borrowers being allocated a portion of the related Together Connections Benefit and Connections Benefit, respectively, under such mortgage loans.


FUNDING SHARE OF TRUST PROPERTY (ASSIGNMENT DATE RECALCULATION)

    On each assignment date which is not also a Funding contribution date (also referred to in this section as the "RELEVANT ASSIGNMENT DATE"), the interest of Funding in the trust property will be recalculated for the related interim calculation period, for the sole purposes of calculating the distributions to be made from the trust property and determining the amount of losses to be allocated to Funding on the immediately succeeding distribution date, in accordance with the following formula:

       * The current Funding share of the trust property will be an amount equal to:


                                     A + E

       * The current Funding share percentage of the trust property will be an amount equal to:


                                      A + E
                                      ----- x 100
                                        H

       where,

       A = the amount of the Funding share of the trust property as determined on the distribution date immediately preceding the relevant assignment date;

       E = the amount of any initial contribution paid by Funding to the mortgages trustee on that relevant assignment date in respect of the Funding share of any new trust property; and

       H = the amount of the mortgages trustee retained principal receipts (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the immediately preceding distribution date (after making the distributions, allocations and additions on that preceding distribution date) plus the aggregate

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              current  balance  of  the  new  mortgage  loans  assigned  to  the mortgages trustee on that relevant assignment date and after taking account of trust property calculation adjustments.


FUNDING SHARE OF TRUST PROPERTY (FUNDING CONTRIBUTION DATE RECALCULATION)

    On each Funding contribution date (also referred to in this section as the "RELEVANT FUNDING CONTRIBUTION DATE"), the interest of Funding in the trust property will be recalculated for the related interim calculation period, for the sole purposes of calculating the distributions to be made from the trust property and determining the amount of losses to be allocated to Funding on the immediately succeeding distribution date, in accordance with the following formula:

       * The current Funding share of the trust property will be an amount equal to:



                                   A + E + F


       * The current Funding share percentage of the trust property will be an amount equal to:


                                A + E + F
                                --------- x 100
                                    J

       where,

       A = the amount of the Funding share of the trust property as determined on the distribution date immediately preceding the relevant Funding contribution date;

       E = (1) if that relevant Funding contribution date is also an assignment date, the amount of any initial contribution paid by Funding to the mortgages trustee on that Funding contribution date in respect of the Funding share of any new trust property, and (2) in all other cases, zero;

       F = the amount of any further contribution paid by Funding to the mortgages trustee on that relevant Funding contribution date to increase Funding's beneficial interest in the trust property; and

       J = the amount of the mortgages trustee retained principal receipts (if any) plus the aggregate current balance of all of the mortgage loans in the trust property as at the immediately preceding distribution date (after making the distributions, allocations and additions on that preceding distribution date) plus the aggregate current balance of the new mortgage loans assigned to the mortgages trustee on that relevant assignment date and after taking account of trust property calculation adjustments.


ADJUSTMENTS TO TRUST PROPERTY

    If any of the following events occurs during a trust calculation period, then the aggregate current balance of the mortgage loans in the trust property will be reduced or deemed to be reduced for the purposes of making the trust property calculation adjustments:

       (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a mortgage loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate current balance of the mortgage loans in the trust property will be reduced by an amount equal to the amount of such set-off; and/or

       (2) a mortgage loan or its related security is (i) in breach of the loan warranties contained in the mortgage sale agreement or (ii) the subject of a product switch, further advance or the subject of an offer by the seller to the borrower of a personal secured loan in respect of which the seller has elected to purchase the

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

              relevant mortgage loan or mortgage loans and their related security, and in the case of (i) above the seller fails to repurchase and in the case of (ii) above the seller fails to purchase, the mortgage loan or mortgage loans under the relevant mortgage account and their related security (including any personal secured loans and any further draws made thereunder secured over the same property) as required by the terms of the mortgage sale agreement. In this event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan or mortgage loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

       (3) the security trustee is notified that a flexible mortgage loan or part thereof has been determined by a court judgment on the point or a determination by a relevant regulatory authority (whether or not in relation to an analogous flexible mortgage loan product of another UK mortgage lender):

              (a)    to be unenforceable; and/or

              (b) not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property, in which event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to that portion of the current balance of the flexible mortgage loan which is so determined to be unenforceable or not to fall within the first ranking charge by way of legal mortgage or first ranking standard security over the relevant mortgaged property; and/or

       (4) (i) in respect of breaches of the loan warranties contained in the mortgage sale agreement, the seller would be required to repurchase a mortgage loan and its related security and (ii) in respect of a mortgage loan subject to a product switch, further advance or in respect of which the seller has offered to the borrower a personal secured loan, the seller elects to purchase the relevant mortgage loan and its related security (including any personal secured loans and any further draws made thereunder secured over the same property), in each case as required by the terms of the mortgage sale agreement, but the mortgage loan is not capable of being repurchased or purchased, as applicable. In this event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced, for the purposes of making the trust property calculation adjustments, by an amount equal to the current balance of the relevant mortgage loan (together with arrears of interest and accrued interest); and/or

       (5) the seller breaches any other material warranty under the mortgage sale agreement and/or (for so long as the seller is the administrator) the administration agreement, which will also be grounds for terminating the appointment of the administrator. In this event, the aggregate current balance of the mortgage loans in the trust property will be deemed to be reduced by an amount equal to the resulting loss incurred by Funding and the seller.

    The reductions set out in paragraphs (1) to (5) (as well as any resulting loss in respect thereof) and any losses arising in respect of any personal secured loans will be made on the relevant date on which the cash manager makes the relevant trust property calculation adjustments first to the seller's share (including the minimum seller share) of the trust property only, and thereafter will be made to the Funding share of the trust property. Any subsequent recoveries on mortgage loans which have been subject to a setoff or in respect of which the seller share of the trust property has otherwise been reduced or deemed reduced pursuant to paragraphs (1) to (5) above or any recovery in respect of any personal secured loan will constitute a revenue receipt under the relevant mortgage loan. Such revenue receipt will belong to Funding (but only if and to the extent

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that the  related reductions were applied  against Funding's share of  the trust property) and thereafter will belong to the seller (and to the extent received by the mortgages trustee will be returned to the seller).

    The trust property (and the seller share of the trust property) will also be adjusted to account for the allocation of any Together Connections Benefit to a Together Connections mortgage loan and any Connections Benefit to a Connections mortgage loan, as described below under "-- ADDITIONS TO, AND REDUCTIONS FROM, THE TRUST PROPERTY" and "-- INCREASING AND DECREASING THE SELLER SHARE OF THE TRUST PROPERTY".


WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE

    On any distribution date with respect to which (i) the seller had assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding had made a further contribution to the mortgages trustee in connection with Funding's purchase of an increased beneficial interest in the trust property during the immediately preceding trust calculation period, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current Funding share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period. The calculation will be based on the relative lengths of the foregoing interim calculation periods. The "WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE" for any such distribution date will be equal to:

       * in respect of the distribution of revenue receipts to be made on that distribution date, the formula set forth below:

                                 (AxB) + (CxD)

       where,

              A = the related current Funding share percentage for interim calculation period 1;

              B = the number of days in interim calculation period 1 divided by the number of days in the trust calculation period;

              C      =  the  related   Funding  share   percentage  for  interim
                     calculation period 2; and

              D = the number of days in interim calculation period 2 divided by the number of days in the trust calculation period;

       * in respect of the distribution of principal receipts to be made on that distribution date, the formula set forth below:

                                 (AxB) + (CxD)

       where,

              A= the related current Funding share percentage for that interim calculation period 1;

              B=     the  number  of  days in  interim  calculation  period  1
                     divided by the number of days in the trust calculation period;

              C=     the  related   Funding  share   percentage  for  interim
                     calculation period 2; and

              D= the number of days in interim calculation 2 period divided by the number of days in the trust calculation period; and

       * in respect of the allocation of losses to be made on that distribution date, the formula set forth below:

                                 (AxB) + (CxD)

       where,

       A= the related current Funding share percentage for interim calculation period 1;

       B= the number of days in interim calculation period 1 divided by the number of days in the trust calculation period;

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

       C= the related Funding share percentage for interim calculation period 2; and

       D= the number of days in interim calculation period 2 divided by the number of days in the trust calculation period.


SELLER SHARE OF TRUST PROPERTY (DISTRIBUTION DATE RECALCULATION)

    On each relevant distribution date, the current seller share of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

       * the aggregate amount of the trust property as at the relevant distribution date minus the current Funding share,

    where "CURRENT FUNDING SHARE" has the meaning given in "-- FUNDING SHARE OF TRUST PROPERTY (DISTRIBUTION DATE RECALCULATION)" above.

    On each relevant distribution date, the current seller share percentage of the trust property will be recalculated for the then current trust calculation period or related interim calculation period, as applicable, in accordance with the following formula:

       *      100% minus the current Funding share percentage,

    where "CURRENT FUNDING SHARE PERCENTAGE" has the meaning given in "-- FUNDING SHARE OF TRUST PROPERTY (DISTRIBUTION DATE RECALCULATION)" above.

    Seller share of trust property (assignment date recalculation)On each relevant assignment date, the current seller share of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

       * the aggregate amount of the trust property as at the relevant assignment date minus the current Funding share,

    where "CURRENT FUNDING SHARE" has the meaning given in "-- FUNDING SHARE OF TRUST PROPERTY (ASSIGNMENT DATE RECALCULATION)" above.

    On each relevant assignment date, the current seller share percentage of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

       *      100% minus the current Funding share percentage,

    where "CURRENT FUNDING SHARE PERCENTAGE" has the meaning given in "-- FUNDING SHARE OF TRUST PROPERTY (ASSIGNMENT DATE RECALCULATION)" above.


SELLER SHARE OF TRUST PROPERTY (FUNDING CONTRIBUTION DATE RECALCULATION)

    On each relevant Funding contribution date, the current seller share of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

       * the aggregate amount of the trust property as at the relevant Funding contribution date minus the current Funding share,

    where "CURRENT FUNDING SHARE" has the meaning given in "-- FUNDING SHARE OF TRUST PROPERTY (FUNDING CONTRIBUTION DATE RECALCULATION)" above.

    On each relevant Funding contribution date, the current seller share percentage of the trust property will be recalculated for the related interim calculation period in accordance with the following formula:

       *      100% minus the current Funding share percentage,

    where "CURRENT FUNDING SHARE PERCENTAGE" has the meaning given in "-- FUNDING SHARE OF TRUST PROPERTY (FUNDING CONTRIBUTION DATE RECALCULATION)" above.

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

WEIGHTED AVERAGE SELLER SHARE PERCENTAGE

    On any distribution date with respect to which (i) the seller had assigned new mortgage loans to the mortgages trustee during the immediately preceding trust calculation period, or (ii) Funding had made a further contribution to the mortgages trustee in connection with Funding's purchase of an increased beneficial interest in the trust property during the immediately preceding trust calculation period, the cash manager will calculate (for the sole purpose of making the distributions to be made on that distribution date) the weighted average of the current seller share percentages that were calculated previously in respect of each interim calculation period occurring in that immediately preceding trust calculation period and will be a percentage equal to:

       * in respect of the distribution of revenue receipts to be made on that distribution date:

    100% minus the weighted average Funding share percentage,

where the weighted average Funding share percentage is as calculated on that distribution date in respect of revenue receipts under "-- WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE" above;

       * in respect of the distribution of principal receipts to be made on that distribution date:

    100% minus the weighted average Funding share percentage,

where the weighted average Funding share percentage is as calculated on that distribution date in respect of principal receipts under "-- WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE" above; and

       * in respect of the allocation of losses to be made on that distribution date:

    100% minus the weighted average Funding share percentage,

where the weighted average Funding share percentage is as calculated on that distribution date in respect of losses under "-- WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE" above.


MINIMUM SELLER SHARE


    The seller share of the trust property includes an amount known as the "MINIMUM SELLER SHARE". As at the closing date, the minimum seller share will be approximately [GBP]1,203 million but the amount of the minimum seller share will fluctuate depending on changes to the characteristics of the mortgage loans in the trust property. The amount of the minimum seller share as of the closing date is only an approximation and the actual amount of the minimum seller share as of the closing date will depend, among other things, on the actual amortization of the mortgage loans in the mortgage portfolio between August 23, 2004 and the closing date. The seller will not be entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until the Funding share of the trust property has been reduced to zero or following the occurrence of an asset trigger event. The minimum seller share will be the amount determined on each distribution date in accordance with the following formula:


                                 W + X + Y + Z

       where,

       W = 100% of the sum of the average cleared credit balance of all applicable accounts linked to Together Connections mortgage loans and Connections mortgage loans in respect of each calendar month or part of any such calendar month;

       X = 2.0% of the aggregate current balance of mortgage loans in the trust property;

       Y =    the product of: p x q x r where:

              p=     8.0%;

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

              q= the sum of (i) the "FLEXIBLE CASH RE-DRAW CAPACITY", being an amount equal to the difference between (1) the maximum amount of cash re-draws that borrowers may make under flexible mortgage loans included in the trust property (whether or not drawn) as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of cash re-draws which form part of the trust property as at the last day of the immediately preceding trust calculation period; and (ii) the "FURTHER DRAW CAPACITY" being an amount equal to the difference between (1) the maximum amount of credit extended to borrowers under personal secured loans which are flexi-plan loans included in the trust property as at the last day of the immediately preceding trust calculation period and (2) the aggregate current balance of personal secured loans which are flexi-plan loans which form part of the trust property as at the last day of the immediately preceding trust calculation period; and

              r=     3.0; and

       Z = the aggregate current balance of (1) re-draws and (2) personal secured loans in the trust property as at the last day of the immediately preceding trust calculation period.

    The purpose of "W" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are linked to Together Connections mortgage loans and Connections mortgage loans, and the purpose of "X" is to mitigate the risks relating to borrowers holding deposits in Northern Rock bank accounts that are not linked to Together Connections mortgage loans and Connections mortgage loans (see "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES"). The purpose of the calculation in "Y" is to mitigate the risk of the seller failing to fund a re-draw under a flexible mortgage loan or a further draw under a personal secured loan in the trust property. The purpose of "Z" is to mitigate enforceability and priority risks relating to (a) re-draws under the flexible mortgage loans and (b) further draws under personal secured loans in the trust property.


CASH MANAGEMENT OF TRUST PROPERTY -- REVENUE RECEIPTS

    Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING".


MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS

    "MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS" will be calculated by the cash manager on each distribution date and will be an amount equal to the sum of (in each case in the period prior to the end of the immediately preceding trust calculation period):

       * revenue receipts on the mortgage loans (which shall include, in respect of any non-flexible mortgage loan only, the amount of any overpayment made by the borrower in respect of such mortgage loan as is equal to the amount of any underpayment of interest made by such borrower in respect of such mortgage loan in the immediately preceding trust calculation period provided that such underpayment of interest is made prior to December 31 in the year in which such overpayment is received from the borrower);

       * interest payable to the mortgages trustee on the mortgages trustee transaction account and the mortgages trustee GIC account; and

       * payments made by the seller to the mortgages trustee to fund any non- cash redraw in respect of any flexible mortgage loan;

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

       less

       * amounts due to third parties (also known as "THIRD PARTY AMOUNTS") including:

              (1) payments of insurance premiums, if any, due to the seller in respect of any seller arranged insurance policy and/or to the MIG provider to the extent not paid or payable by the seller (or to the extent such insurance premiums have been paid by the seller in respect of any further advance which is not purchased by the seller to reimburse the seller);

              (2) amounts under an unpaid direct debit which are repaid by the administrator to the bank making such payment if such bank is unable to recoup that amount itself from its customer's account;

              (3)    other charges which are due to the seller; and/or

              (4) recoveries in respect of amounts deducted from mortgage loans as described in paragraphs (1) to (5) under "-- ADJUSTMENTS TO TRUST PROPERTY" above, which will belong to and be paid to Funding and/or the seller as described therein, which amounts may be paid daily from monies on deposit in the mortgages trustee transaction account or the mortgages trustee GIC account; and

       *      amounts   distributed  on  each  previous   distribution  date  in
              accordance  with  the  mortgages   trust   allocation  of  revenue
              receipts.

    On each distribution date, the cash manager will apply mortgages trustee available revenue receipts in the following order of priority (the "MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS"):

       (A) in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

              (1) the mortgages trustee under the provisions of the mortgages trust deed;

              (2) to third parties from the mortgages trustee in respect of the mortgages trust but only if:

                     (a) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

                     (b)    payment has not already been provided for elsewhere;

       (B) in payment of amounts (inclusive of VAT) due to the administrator or the cash manager or to become due to the administrator or the cash manager prior to the next following distribution date under the provisions of the administration agreement or the cash management agreement, as the case may be; and

       (C) in no order of priority between them but in proportion to the respective amounts due, and subject to the proviso below, to allocate and pay mortgages trustee available revenue receipts to:

              (1) the seller in an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the seller share percentage of the trust property; and

              (2)    Funding in an amount which is equal to the lesser of:

                     (i) the aggregate of the amounts to be applied on the immediately succeeding payment date for group 1 issuers and the immediately succeeding payment date for group 2 issuers as set forth under the Funding pre-enforcement revenue priority of payments or, as the case may be, the Funding post-enforcement priority of payments (but excluding any principal amount due under any intercompany loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any Funding available revenue receipts which are applied by an issuer to credit that issuer's principal deficiency ledger and thereby

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

                            reduce the principal payable under that issuer's intercompany loan) and any amount of deferred contribution under item (P) of the Funding pre-enforcement revenue priority of payments and/or item (F) of the Funding post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute Funding available revenue receipts on the immediately succeeding payment date, such amount not to be less than zero, and

                     (ii) an amount determined by multiplying the total amount of the remaining mortgages trustee available revenue receipts by the Funding share percentage of the trust property; and

       (D) to allocate to Funding but pay at the direction of Funding to the seller an amount equal to YY -- ZZ, where "YY" is the amount of the mortgages trustee available revenue receipts and "ZZ" is the amount of such mortgages trustee available revenue receipts applied and/or allocated under (A) to (C) above, such amount to be in satisfaction of amounts of deferred purchase price due to the seller under the terms of the mortgage sale agreement;

       provided that, if an assignment date or a Funding contribution date has occurred during the trust calculation period immediately preceding that distribution date, then the cash manager will use (i) the weighted average seller share percentage (instead of the seller share percentage) in respect of revenue receipts in determining the amount of mortgages trustee available revenue receipts to distribute to the seller on that distribution date, and (ii) the weighted average Funding share percentage (instead of the Funding share percentage) in respect of revenue receipts in determining the amount of mortgages trustee available revenue receipts to distribute to Funding on that distribution date.

    Amounts due to the mortgages trustee and the administrator will include VAT, if applicable, payable under United Kingdom tax law. At the date of this prospectus, VAT is calculated at the rate of 17.5% of the amount to be paid. Payment of VAT will reduce the amounts ultimately available to pay interest on the notes.


CASH MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS

    Under the cash management agreement, the cash manager is also responsible for distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. To understand how the cash manager will distribute principal receipts on the mortgage loans on each distribution date (the "MORTGAGES TRUSTEE PRINCIPAL PRIORITY OF PAYMENTS") you need to understand the following definitions:

    The "FINAL REPAYMENT DATE" means, in respect of the intercompany loan, the payment date in September 2044, being the final maturity date of the latest maturing series 1 notes, series 2 notes and series 3 notes.

    A "TRIGGER EVENT" means an asset trigger event and/or a non-asset trigger event.

    An "ASSET TRIGGER EVENT" is the event that occurs when an amount is debited to the principal deficiency sub-ledger established for any issuer with respect to class A notes of that issuer. For more information on the issuer principal deficiency ledger, see "CREDIT STRUCTURE".

    A "NON-ASSET TRIGGER EVENT" means any of the following events:

       *      an insolvency event occurs in relation to the seller;

       * the seller's role as administrator is terminated and a new administrator is not appointed within 60 days; or

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

       * on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "-- MORTGAGES TRUSTEE ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT").

    A "SELLER SHARE EVENT" will occur if, on a distribution date, (i) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of mortgages trustee principal receipts due on that distribution date on the basis that the cash manager assumes that those mortgages trustee principal receipts are distributed in the manner described under "-- MORTGAGES TRUSTEE ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"), and (ii) a seller share event has not occurred on the immediately preceding distribution date).

    A "SELLER SHARE EVENT DISTRIBUTION DATE" is a distribution date on which a seller share event occurs.

    The rating agencies may require the relevant parties to amend the foregoing non-asset trigger events should a new issuer issue "BULLET" notes as described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" below.


    MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

    Prior to the occurrence of a trigger event (and whether or not there has been any enforcement of the Funding security or any issuer security) the cash manager on behalf of the mortgages trustee will allocate and distribute mortgages trustee principal receipts on each distribution date (or, in respect of any initial consideration, on any Funding contribution date) as follows:

       (A) first, to the seller the amount of any initial consideration which is then allocable and payable to the seller in accordance with the mortgages trust deed;

       (B) second, to Funding an amount in respect of each issuer equal to the lesser of:

              (1)    (a)    prior to the occurrence of an ACA trigger event, the
                            principal amount due on the intercompany loan of such issuer equal to the controlled amortization amounts due, if any, on the payment date immediately succeeding such distribution date (in each case determined on the assumption that each such amount will not be restricted and/or deferred on that payment date in any of the circumstances described under "CASHFLOWS" below); and

                     (b) upon and after the occurrence of an ACA trigger event, (i) in respect of each issuer that is not an ACA issuer, an amount as set forth in (1)(a) above and (ii) in respect of each ACA issuer, up to an amount equal to the ACA limit amount in respect of such ACA issuer; and

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

              (2)    an amount in respect of each issuer equal to:

                           Funding share percentage as        outstanding principal balance
                          calculated on the immediately        of the intercompany loan of
                           preceding distribution date                 such issuer
 mortgages trustee   X    (or, in the case of the first   X        ____________________
principal receipts        distribution date immediately           aggregate outstanding
                         following the closing date, as          principal balance on all
                              of the closing date)                  intercompany loans



       (C) third, (1) prior to the occurrence of an ACA trigger event, to Funding an amount in respect of each issuer towards any principal amount remaining which will be due and payable (following the payment to Funding set forth in (B) above) on the immediately succeeding payment date under such issuer's intercompany loan (in each case determined on the assumption that each such principal amount will not be restricted and/or deferred on that payment date in any of the circumstances described under "CASHFLOWS" below) plus an amount equal to the amount which Funding will be required to apply on that payment date under item (1)(A) or (2)(A) of the Funding pre-enforcement principal priority of payments, and

              (2) upon and after the occurrence of an ACA trigger event, to Funding (i) in respect of each issuer that is not an ACA issuer, an amount as set forth in (C)(1) above and (ii) in respect of each ACA issuer (following the payment to Funding set forth in (B) above) up to an amount equal to the ACA limit amount in respect of such ACA issuer plus an amount equal to the amount which Funding will be required to apply on that payment date under item (1)(A) or (2)(A) of the Funding pre- enforcement principal priority of payments; and

       (D) last, if such distribution date is not a seller share event distribution date, all remaining mortgages trustee principal receipts to the seller,

    PROVIDED THAT in relation to (A) through (D) above the following rules shall apply:

       (1) If the notes of any issuer have become immediately due and payable as a result of the service of a note enforcement notice or if the intercompany loan of any issuer (and the other intercompany loans of any other issuer) have become immediately due and payable as a result of the service of an intercompany loan enforcement notice, principal payments in respect of the intercompany loan of that issuer may be made in excess of any controlled amortization amount and paragraph (B)(1) above shall no longer apply in relation to that issuer, and, except following a non-asset trigger event, the amount of principal receipts to be distributed to Funding in respect of that issuer on that distribution date may not exceed the amount determined under paragraph (B)(2) above.

       (2) If the notes of any issuer have become immediately due and payable as a result of the service of a note enforcement notice or if the intercompany loan of any issuer (and the other intercompany loans of any other issuers) have become immediately due and payable as a result of the service of an intercompany loan enforcement notice, then for the purpose of calculating the amount in respect of that issuer under paragraph (B)(2) above, that amount will be reduced to the extent of any remaining amounts standing to the credit of the issuer reserve ledger and/or the issuer liquidity reserve ledger (if any) for that issuer which are to be utilized on the immediately succeeding payment date to repay principal on that issuer's intercompany loan, but only to the extent that those amounts would not otherwise be payable on that intercompany loan on that payment date.

       (3) The amount of principal receipts payable to Funding in respect of each issuer on a distribution date will be reduced in proportion to the aggregate of the issuer available revenue receipts of that issuer which are to be applied on the

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

              immediately succeeding payment date in reduction of deficiencies recorded on the issuer principal deficiency ledger of that issuer, but only to the extent that the issuer available revenue receipts which are to be so applied on that payment date would not otherwise be payable as principal of the relevant notes on that payment date.

       (4) On a seller share event distribution date, the cash manager shall deposit all mortgages trustee principal receipts remaining after
              (C) above (the "MORTGAGES TRUSTEE RETAINED PRINCIPAL RECEIPTS") in the mortgages trustee GIC account and make a corresponding credit to the principal ledger.

       (5) For the purpose of determining the principal receipts to be distributed to Funding in respect of the amount due on the intercompany loan of any issuer under (B) and (C) above, the outstanding principal balance of that intercompany loan shall be deemed to be reduced by the amount of: (a) any deficiency recorded on the issuer principal deficiency ledger of that issuer as at that distribution date, but only to the extent that such deficiency has arisen as a result of (i) losses on the mortgage loans allocated by Funding to that issuer and/or (ii) the application of Funding available principal receipts to fund the issuer liquidity reserve fund of that issuer but not as a result of any other principal deficiency of that issuer; and (b) the outstanding principal balance as at such distribution date of any special repayment notes issued by that issuer.

       (6) Funding will not be entitled to receive and the cash manager shall procure that Funding does not receive any amount of principal receipts from the mortgages trustee on a distribution date which is not required by Funding to repay principal falling due on any intercompany loan on the immediately succeeding payment date in order to fund payments of principal falling due on any notes of any issuer on that payment date.

       (7) The mortgages trustee will not distribute any overpayment (other than a capital payment) in respect of any non-flexible mortgage loans until the first distribution date following December 31 of the year in which such overpayment is received; provided that if a borrower has made an underpayment of principal on such non-flexible mortgage loan following the overpayment then the mortgages trustee will distribute principal in an amount up to the amount of such underpayment (but not exceeding the amount of the overpayment previously made) on the next-occurring distribution date.

       (8) If an assignment date or a Funding contribution date has occurred during the trust calculation period immediately preceding the relevant distribution date, then the cash manager shall use the weighted average Funding share percentage (instead of the current Funding share percentage) in respect of principal receipts in determining the amount of mortgages trustee principal receipts to be distributed to Funding in respect of each issuer pursuant to clause (B)(2) above.

    A new issuer may enter into a new intercompany loan with Funding as described under "THE INTERCOMPANY LOAN AGREEMENT -- NEW INTERCOMPANY LOANS", and may issue "BULLET" notes that are scheduled to be repaid in full on a single payment date. As Funding's corresponding repayment of such new intercompany loan to the new issuer also would be scheduled to be repaid in full on a single payment date, Funding would need to accumulate a large proportion of the principal receipts distributed by the mortgages trustee over a certain period of time. Any accumulation of principal receipts may require the consent of the rating agencies and the security trustee if an amendment to the foregoing mortgages trustee principal priority of payments is required.

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUSTEE PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A TRIGGER EVENT

    On each distribution date on or after the occurrence of a non-asset trigger event and until the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts to Funding until the Funding share of the trust property is zero. Following the occurrence of a non-asset trigger event, the notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). See "RISK FACTORS -- THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES".

    On each distribution date on or after the occurrence of an asset trigger event, the cash manager will allocate and distribute all mortgages trustee principal receipts as follows:

       (A) if the immediately preceding distribution date was a seller share event distribution date, all of the mortgages trustee retained principal receipts to Funding; and then

       (B) with no order of priority between them but in proportion to the respective amounts due, to Funding and the seller according to the Funding share percentage of the trust property and the seller share percentage of the trust property, respectively, until the Funding share of the trust property is zero, even though those payments may reduce the seller share of the trust property to an amount less than the minimum seller share. Notwithstanding the foregoing, if an assignment date or a Funding contribution date has occurred during the trust calculation period immediately preceding any such distribution date, the cash manager will apply all mortgages trustee principal receipts remaining after (A) above between Funding and the seller in no order of priority between them but in proportion to the weighted average Funding share percentage and weighted average seller share percentage, each in respect of mortgages trustee principal receipts, for that distribution date until the Funding share of the trust property is zero.

    Following the occurrence of an asset trigger event, the notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). See "RISK FACTORS -- THE OCCURRENCE OF AN ASSET TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY MAY ACCELERATE THE REPAYMENT OF CERTAIN NOTES AND/OR DELAY THE REPAYMENT OF OTHER NOTES".


OVERPAYMENTS

    An overpayment in respect of any non-flexible mortgage loan which does not constitute a capital payment in respect of any mortgage loan will not become available for distribution to the beneficiaries as principal receipts until the first distribution date following December 31 of the year in which such overpayment is received, save to the extent that any such overpayment by a borrower is applied in reduction of an underpayment by such borrower in respect of such mortgage loan prior to such date. Any such overpayment shall be retained in the mortgages trustee GIC account and the cash manager will maintain a separate ledger to record its receipt and subsequent payment from time to time. Where any such overpayment has been made in error the administrator will be authorized to refund the amount of such overpayment to the relevant borrower at any time prior to December 31 of the year in which such overpayment was made.

    An overpayment in respect of any flexible mortgage loan will not be retained by the mortgages trustee but will be distributed to the beneficiaries on the immediately succeeding distribution date as principal receipts.


LOSSES

    All losses arising on the mortgage loans (other than any personal secured loans) will, save as otherwise provided, be applied in reducing proportionately the Funding share of the trust property and the seller share of the trust property. Save as otherwise provided, the Funding share of losses will be determined on any distribution date by multiplying the amount of losses in the immediately preceding trust calculation period by the Funding share percentage (as determined on the immediately preceding distribution  date) until the Funding  share of the trust  property is zero. However, if an assignment date or a Funding contribution date has occurred during the trust calculation period immediately preceding a distribution date, then the amount of losses shall be multiplied by the weighted average Funding share percentage (as calculated on that distribution date) in respect of losses rather than the current Funding share percentage. The remainder of the losses shall be allocated to the seller.

    Losses arising on any personal secured loans in the trust property will be applied first to reduce the seller's share of the trust property (including the minimum seller share) until the seller's share is reduced to zero, and only thereafter to reduce the Funding share of the trust property.

    For a description of how losses on the mortgage loans that have been allocated to Funding on any date will be allocated to the intercompany loan of each issuer, see "THE INTERCOMPANY LOAN AGREEMENT -- ALLOCATION OF LOSSES".


DISPOSAL OF TRUST PROPERTY

    The trust property is held on trust for the benefit of Funding and the seller. Subject as provided otherwise in the mortgages trust deed and the other transaction documents, the mortgages trustee will not be entitled to dispose of the trust property or create any security interest over the trust property.

    If an event of default occurs under any intercompany loan agreement (an "INTERCOMPANY LOAN EVENT OF DEFAULT") and the security trustee enforces the security granted by Funding over its assets under the Funding deed of charge and/or the second priority Funding deed of charge, including its share of the trust property, then the security trustee will be entitled, among other things, to sell the Funding share of the trust property. For further information on the security granted by Funding over its assets, see "SECURITY FOR FUNDING'S OBLIGATIONS".


ADDITIONS TO, AND REDUCTIONS FROM, THE TRUST PROPERTY

    The trust property may be increased from time to time by the assignment of new mortgage loans and their related security to the mortgages trustee. The mortgages trustee will hold the new mortgage loans and their related security on trust for Funding and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new mortgage loans and their related security to the mortgages trustee, see "ASSIGNMENT OF THE MORTGAGE LOANS AND RELATED SECURITY".

    If a borrower makes a re-draw under a flexible mortgage loan included in the mortgages trust, then the seller will be solely responsible for funding that re-draw. As a result, the size of the trust property and the seller share of the trust property will increase by, in the case of a cash re-draw, the principal amount of such cash re-draw and, in the case of a non-cash re-draw, the amount of any further contribution made by the seller to the mortgages trustee of the unpaid interest element in respect of such non-cash re-draw. However, if an insolvency event occurs in respect of the seller, then the seller may continue to make payments to the mortgages trustee in an amount equal to the unpaid interest element in respect of such non-cash re-draw in the same manner and for the same purposes as described above, but it is not obliged to do so.

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

    If at any time the administrator agrees to a further advance being made under a mortgage loan included in the mortgages trust, then the seller will be solely responsible for funding that further advance. If at some future date the seller decides to assign such further advance to the mortgages trustee or not purchase the mortgage loan that is subject to such further advance from the mortgages trustee, the trust property and the seller share of the trust property will increase by the principal amount of the further advance made by the seller.

    In addition to the reductions or deemed reductions to the trust property described above under "-- ADJUSTMENTS TO TRUST PROPERTY", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgages trust will also reduce the size of the trust property (and, as described below under
"-- INCREASING AND DECREASING THE SELLER SHARE OF THE TRUST PROPERTY", the seller share of the trust property only). This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER".


ARREARS

    The aggregate current balance of the mortgage loans in the mortgages trust will be increased at any time by the amount in which the mortgage loans that have been assigned to the mortgages trust are in arrears and those arrears have been capitalized. Such increase shall be allocated to Funding and the seller at any time in proportion to their respective percentage shares in the trust property as determined in respect of the trust calculation period or interim calculation period, as the case may be, in which the arrears occur.


INCREASING AND DECREASING THE SELLER SHARE OF THE TRUST PROPERTY

    If a borrower makes a non-cash re-draw in respect of any flexible mortgage loan under the mortgages trust deed the seller as beneficiary has agreed under the mortgages trust to fund such non-cash re-draw in the mortgages trust by making a further contribution to the mortgages trustee of an amount equal to the unpaid interest element in respect of such non-cash re-draw. Accordingly, the size of the trust property and the seller share of the trust property will increase by an amount equal to the further contribution made by the seller. Any such payment received by the mortgages trustee will be treated as revenue receipts in the mortgages trust and will be distributed on the immediately succeeding distribution date among the beneficiaries in accordance with the mortgages trust allocation of revenue receipts.

    The seller will also fund cash re-draws in respect of flexible mortgage loans and further draws under personal secured loans held in the mortgages trust by payment of the amount of the cash re-draw or further draw to the relevant borrower. Accordingly, the size of the trust property and the seller share of the trust property will automatically increase by the amount of any cash re-draw or further draw so made.

    In addition to the reductions or deemed reductions to the seller share of the trust property described above under "-- ADJUSTMENTS TO TRUST PROPERTY", the application of any Together Connections Benefit in relation to Together Connections mortgage loans and any Connections Benefit in relation to Connections mortgage loans included in the mortgages trust that reduces the size of the trust property will also reduce the seller share of the trust property. This will occur because the outstanding principal balances of any Together Connections mortgage loans and Connections mortgage loans included in the trust property (and therefore the aggregate amount of the trust property) will be reduced from time to time by the amount of any Together Connections Benefit applied to those Together Connections mortgage loans and any Connections Benefit applied to those Connections mortgage loans, as described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- MORTGAGE LOAN PRODUCTS OFFERED BY THE SELLER". The amount of any such reduction will be applied against the seller share of the trust property only.


INCREASING THE FUNDING SHARE OF THE TRUST PROPERTY

    If Funding enters into a new intercompany loan, then it may apply the proceeds of that intercompany loan as a further contribution to the mortgages trust to increase its beneficial interest in, and the Funding share of, the trust property. Funding will be permitted to do this only if it meets certain conditions, including among others:

       * that no intercompany loan enforcement notice has been served under any intercompany loan;

       * that as at the most recent payment date no deficiency was recorded on the issuer principal deficiency ledger of any issuer;

       * that no event of default under the transaction documents shall have occurred which is continuing;

       * that the rating agencies have not confirmed in writing to the security trustee or the issuer that the proposed increase in the Funding share would adversely affect the then current ratings by the rating agencies of the existing notes of any issuer; and

       * that, as of the last day of the immediately preceding trust calculation period, the aggregate current balance of mortgage loans in the mortgages trust which were then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans in the mortgages trust as of such date, unless the rating agencies have confirmed that the then current ratings of the notes will not be adversely affected.

    Under the mortgages trust deed, Funding and the seller have agreed that principal receipts held by the mortgages trustee on any date in respect of any further contribution paid by Funding to the mortgages trustee on that date will be allocated and paid by the mortgages trustee to the seller as initial consideration (an "INITIAL CONSIDERATION") from the mortgages trust on such date whether or not such date is a distribution date. The payment of any such initial consideration will reduce the seller share of the trust property.


TERMINATION OF THE MORTGAGES TRUST

    The mortgages trust will terminate on the date on which there is no remaining trust property or, if earlier, such date as may be requested in writing by the seller to the mortgages trustee being on or after the date on which all of the intercompany loans have been repaid in full or there is no further claim under any intercompany loan or the Funding share of the trust property has been reduced to zero or such other date which may be agreed between the mortgages trustee, Funding and the seller so long as all amounts due from Funding to the Funding secured creditors have been repaid in full.


RETIREMENT OF MORTGAGES TRUSTEE

    The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding cannot replace the mortgages trustee.


GOVERNING LAW

    The mortgages trust deed is governed by English law.

                         THE INTERCOMPANY LOAN AGREEMENT

    The following section describes, in summary, the material terms of the intercompany loan agreement. The description does not purport to be complete and is subject to the provisions of the intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


THE FACILITY

    Under the terms of the intercompany loan agreement, the issuer will make a loan to Funding on the closing date in an aggregate amount in sterling equal to the proceeds of the issue of the notes. For this purpose, the dollar proceeds of the dollar notes and the euro proceeds of the euro notes will be converted into sterling at the relevant dollar currency swap rate or euro currency swap rate, as applicable. Funding will then pay the proceeds of the intercompany loan to the mortgages trustee in satisfaction of Funding's further contribution to the mortgages trustee for the additional Funding share of the trust property pursuant to the mortgages trust deed. Upon receipt of Funding's further contribution, the mortgages trustee will pay such funds to the seller as initial consideration for Funding increasing its beneficial interest in the trust property, which will reduce the seller share of the trust property. The intercompany loan agreement is governed by English law.


CONDITIONS PRECEDENT TO DRAWDOWN

    The issuer will not be obliged to make the intercompany loan available to Funding unless on the closing date certain conditions have been met, including:

       * that the notes have been issued and the proceeds have been received by or on behalf of the issuer;

       * that one or more deeds of accession relating to the Funding deed of charge have been executed by the parties to the Funding deed of charge;

       * that each of the transaction documents has been executed by the relevant parties to those documents; and

       * that Funding has delivered a solvency certificate to the security trustee in form and substance satisfactory to the security trustee.


THE INTERCOMPANY LOAN

    Subject to the satisfaction of the conditions precedent to drawdown, the intercompany loan will be made available by the issuer to Funding on the closing date.

    The final repayment date of the intercompany loan will be the final maturity date of the latest maturing class of notes issued by the issuer.

    None of the parties to the intercompany loan agreement may assign its rights thereunder to any third party, except that the issuer may assign to the note trustee by way of security its right, title and interest under the intercompany loan agreement. The note trustee will not be entitled to assign to a third party its or the issuer's right, title and interest under the intercompany loan agreement following the service of a note enforcement notice.


REPRESENTATIONS, WARRANTIES AND COVENANTS

    Under the intercompany loan agreement, Funding will make standard representations and warranties to the issuer.

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

    In addition to standard covenants, Funding will give the following undertakings:

       * it will not create or permit to subsist any security interest over or in respect of any of its assets (unless arising by operation of law) other than as provided for pursuant to the transaction documents;

       * it will not sell, assign, transfer, lease or otherwise dispose of or grant any option over all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit to or in such assets, properties or undertakings other than as provided for pursuant to the transaction documents;

       * it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents;

       * except as provided or contemplated under the transaction documents it will not incur any indebtedness or give any guarantee or indemnity in respect of any obligation of any other person;

       * it will not pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding deed of charge, or issue any new shares or alter any rights attaching to its issued shares as at the date of the intercompany loan agreement;

       * it will not carry on any business or engage in any activity other than as contemplated by the transaction documents or which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding will engage; and

       * save for the previous issuers, the issuer and any other issuer, it will not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985 (as amended).


PAYMENT OF INTEREST

    Payment of interest and fees on the intercompany loan will be made only from and to the extent of distributions received by Funding in respect of the Funding share of the trust property representing issuer allocable revenue receipts which are payable to the issuer on each payment date, subject to and in accordance with the Funding priority of payments and the rules for the application of Funding available revenue receipts described under "CASHFLOWS" below.

    Subject as provided above and to the limited recourse provisions described below, interest will be payable by Funding on each payment date on the outstanding principal balance of the intercompany loan. The interest due on the intercompany loan on each payment date will be in an amount equal to the amount required by the issuer on that payment date to fund (by payment to any swap provider or otherwise) the payment of interest on the notes on payment dates, as set forth in the items under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" or in the relevant items under such other issuer priority of payments as may apply on that payment date.

    Subject as provided above and to the limited recourse provisions described below, in addition, on each payment date or as and when required Funding will pay an additional fee to the issuer. This fee will be equal to the amount required by the issuer to pay or provide for all other amounts (but excluding interest and principal due on the notes and tax that can be met out of the issuer's profits) if any, falling due on that payment date as set forth in the items under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" or in the relevant items under such other issuer priority of payments as may apply on that payment date.

REPAYMENT OF THE INTERCOMPANY LOAN

    Payment of principal on the intercompany loan on any payment date will be made only from and to the extent of distributions received by Funding in respect of the Funding share of the trust property representing issuer allocable principal receipts which are payable to the issuer on that payment date subject to and in accordance with the Funding priority of payments and the rules for the application of Funding available principal receipts described under "CASHFLOWS" below.

    Subject as provided above and subject to the limited recourse provisions described below, on each payment date Funding will repay to the issuer principal on the intercompany loan in amounts sufficient to fund (by payment to any swap provider or otherwise) the payments of principal of the notes in the amounts and in the priorities described under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT" or in the relevant amounts and priorities described in any other issuer priority of payments as may apply on that payment date.

    A "CONTROLLED AMORTIZATION AMOUNT" will be due under the intercompany loan on any payment date equal to the aggregate of the controlled amortization amounts due on such date under the notes.

    At the option of the issuer, Funding may be required to prepay the intercompany loan in specified circumstances, including funding any optional redemption of the notes.


ALLOCATION OF LOSSES

    Losses on the mortgage loans that have been allocated to Funding on any date (as described under "THE MORTGAGES TRUST -- LOSSES") shall be allocated to the intercompany loan of each issuer on such date according to the following formula:


                                   outstanding principal balance of the
amount of losses allocated           intercompany loan of such issuer
        to Funding          x    ----------------------------------------
                                  aggregate outstanding principal balance
                                 of the intercompany loans of all issuers



PROVIDED THAT, for the purposes of the foregoing calculation, the outstanding principal balance of the intercompany loan of any issuer shall be reduced by the principal amount outstanding on such date of any special repayment notes of that issuer.


LIMITED RECOURSE

    Funding will only be obliged to pay amounts to the issuer under the intercompany loan to the extent that it has funds to do so subject to and in accordance with the relevant Funding priority of payments, the rules for the application of Funding available revenue receipts and the rules for the application of Funding available principal receipts described under "CASHFLOWS" below.

    If, on the final repayment date of the intercompany loan, there is a shortfall between the amount required to pay all outstanding interest on and/or principal of the notes and the amount available to Funding to pay amounts due under the intercompany loan in respect thereof, then Funding will not be obliged to pay that shortfall to the issuer under the intercompany loan agreement and any claim that the issuer may have against Funding in respect of that shortfall will be extinguished.

    Following enforcement of the Funding security and distribution of the proceeds in accordance with the terms of the Funding deed of charge all outstanding claims of any issuer will be extinguished.

INTERCOMPANY LOAN EVENTS OF DEFAULT

    Each intercompany loan agreement will contain events of default (each, an "INTERCOMPANY LOAN EVENT OF DEFAULT") including, among others, the following events:

       * Funding does not pay any amount payable under the intercompany loan agreement for a period of 5 London business days after such amount has become due and payable in accordance with the terms of the intercompany loan agreement (subject always to the limited recourse provisions set out in the intercompany loan agreement); or

       * Funding does not comply in any material respect with any of its obligations under the transaction documents (except for its payment obligations under the intercompany loan agreement) and, if capable of remedy, such non-compliance is not remedied within 20 London business days of Funding becoming aware of it or of receiving notice from the security trustee requiring it to be remedied; or

       * a representation or warranty of Funding made or repeated in connection with any of the transaction documents is incorrect in any material respect when made or deemed to be made or repeated; or

       *      an insolvency event occurs in relation to Funding; or

       * it is, or becomes, unlawful for Funding to perform its obligations under any of the transaction documents; or

       * the Funding deed of charge is no longer binding or enforceable against Funding or is no longer effective to create the security intended to be created by it.

    If an intercompany loan event of default occurs and is continuing under the intercompany loan agreement or any other intercompany loan agreement, then the security trustee may, by delivery of an intercompany loan enforcement notice to Funding, declare the intercompany loan and each other intercompany loan to be immediately due and payable and/or declare the intercompany loan and each other intercompany loan to be due and payable on demand of the security trustee.

    You should be aware that the non-payment by Funding of any amount due under the intercompany loan agreement in circumstances where Funding does not have sufficient funds available to make the relevant payment to the issuer will not be an intercompany loan event of default. The ability of the issuer to repay the notes will depend, among other things, upon payments received by the issuer from Funding under the intercompany loan agreement. See "RISK FACTORS -- FUNDING IS NOT REQUIRED TO MAKE PAYMENTS ON THE INTERCOMPANY LOAN IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT THE PAYMENT ON THE NOTES" and "-- OUR RECOURSE TO FUNDING UNDER THE INTERCOMPANY LOAN IS LIMITED, WHICH COULD ADVERSELY AFFECT THE PAYMENT ON THE NOTES".


OTHER INTERCOMPANY LOAN AGREEMENTS

    Funding has entered into a previous intercompany loan with each of the previous issuers. In addition, new issuers may be established by Funding for the purpose of issuing new notes to investors. The intercompany loan agreement will permit Funding, by written notice to the security trustee and the rating agencies, to enter into a new intercompany loan agreement with a new issuer at any time and to borrow additional money under such new intercompany loan agreement. The drawdown of any new intercompany loan will be financed by the issue of new notes by the new issuer, and will only be permitted if certain conditions precedent are satisfied, including among others:

       *      that the proceeds of the new intercompany loan are used by Funding
              (1) to pay Funding's initial contribution to the mortgages trustee for the Funding share in respect of any new trust property (which amount will be paid to the seller by the mortgages trustee in satisfaction of the initial purchase price for the assignment to the mortgages trustee of new mortgage loans and related security to be assigned to the mortgages trustee pursuant to the mortgage sale agreement) and/ or (2) to fund a further contribution to the mortgages trustee in order to increase the Funding share of the trust property and/or (3) to refinance the existing debts of Funding, including the intercompany loan which is funding payments on the notes; and

       * any conditions for such assignment of new loans or such increase in the funding share of the existing trust property or such refinancing (if any) have been or will be satisfied prior to drawdown.

    The previous intercompany loan agreements were, and each new intercompany loan agreement will be, on substantially the same terms as the intercompany loan agreement, except as to the amount advanced, the date that monies were, or are, drawn and the terms for repayment. Each intercompany loan is repayable by Funding from the issuer allocable principal receipts which are allocated to the relevant new issuer. You should note that each intercompany loan agreement is subject to the same general terms and conditions, which are then supplemented by a separate intercompany loan confirmation to provide for the specific terms and conditions of that related intercompany loan. If Funding enters into a new intercompany loan agreement, then the provisions of the intercompany loan agreement that we have entered into with Funding may be varied without our consent to the extent necessary to reflect the terms of that new intercompany loan, provided that no variation shall be made to certain fundamental terms of the intercompany loan, including the payment dates and the limited recourse nature of the intercompany loan, without the prior written consent of the Funding secured creditors and the rating agencies.


FUNDING'S BANK ACCOUNTS

    Funding currently maintains the "FUNDING GIC ACCOUNT" in its name with Northern Rock. A separate "FUNDING RESERVE LEDGER" is maintained to record amounts standing to the credit of the Funding reserve fund from time to time. Among other things, Funding may use amounts credited to the Funding reserve ledger from time to time to fund issuer reserve funds, if any, in respect of new issuers, to pay the start-up costs in connection with new issuers and to cover losses and shortfalls of any issuers as part of fees payable under the relevant intercompany loan agreement.

    On each distribution date the Funding share of each of the mortgages trustee available revenue receipts and mortgages trustee available principal receipts payable to Funding under the mortgages trust will initially be deposited in the Funding GIC account. On each payment date, amounts required to meet Funding's obligations to its various creditors will, with the consent of the security trustee, be transferred from the Funding GIC account to the "FUNDING
TRANSACTION ACCOUNT" and applied by the cash manager in accordance with the relevant Funding priority of payments. Amounts representing Funding's profits will be retained in the Funding transaction account.

    Funding will also establish accounts from time to time to which the reserve funds it holds in respect of the issuer or any new issuer may be credited.

    On the closing date, Funding will establish a reserve account for our benefit (the "FUNDING (GRANITE 04-3) GIC ACCOUNT") in its name with Northern Rock. On the closing date, the issuer reserve fund will be credited to the Funding (Granite 04-3) GIC account, and a separate "ISSUER RESERVE LEDGER" will be maintained to record amounts standing to the credit of the issuer reserve fund from time to time. If at any time an issuer liquidity reserve fund is required to be established, the issuer liquidity reserve fund will also be credited to the Funding (Granite 04-3) GIC account and a separate "ISSUER LIQUIDITY RESERVE LEDGER" will be maintained to record amounts standing to the credit of the issuer liquidity reserve fund from time to time. Pursuant to the Funding deed of charge, Funding will grant a security interest to the security trustee in respect of its rights and interest in, and all monies standing to the credit of, the Funding (Granite 04-3) GIC account as security for its obligations to the issuer under the intercompany loan. Subject to certain limitations, Funding will be entitled to utilize monies credited to the issuer reserve ledger and the issuer liquidity reserve ledger to meet certain of its payment obligations to the issuer under the intercompany loan in circumstances where there would otherwise be a deficit as described under "CREDIT STRUCTURE -- ISSUER RESERVE FUND" and "CREDIT STRUCTURE -- ISSUER LIQUIDITY RESERVE FUND".


    The Funding GIC account referred to above will be maintained with Northern Rock but may be required to be transferred to the stand-by GIC provider or other bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the amount of the Funding share of the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern Rock by Standard & Poor's shall be at least "A-1".

                                    CASHFLOWS

FUNDING ALLOCATION OF MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS

    On each distribution date the cash manager, on behalf of Funding, will allocate all mortgages trustee available revenue receipts received from the mortgages trustee on such distribution date as follows:

       (A) an amount equal to all amounts to be applied on the immediately succeeding payment dates for group 1 issuers and group 2 issuers set forth under items (A)-(D) of the Funding pre-enforcement revenue priority of payments or, as the case may be, items (A)-(C) of the Funding post-enforcement priority of payments, to be recorded on the Funding expense sub-ledger; and

       (B)    in no order of priority:

              (1) an amount to be recorded on the group 1 revenue sub-ledger in respect of all group 1 issuers which is equal to the lesser of:

                     (a) in respect of all group 1 issuers an amount equal to the aggregate of the amounts to be applied on the immediately succeeding payment date for group 1 issuers as set forth under items (E)-(Q) of the Funding pre-enforcement revenue priority of payments or, as the case may be items (D)-(G) of the Funding post-enforcement priority of payments (but excluding any principal amount due under any intercompany loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any group 1 available revenue receipts which are applied by any group 1 issuer to credit that issuer's principal deficiency ledgers and thereby reduce the principal payable under that issuer's intercompany loan) and any amount of deferred contribution under item (P) of the Funding pre-enforcement revenue priority of payments and/or item (F) of the Funding post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute group 1 available revenue receipts on the immediately succeeding payment date; and

                     (b)    an amount (not less than zero) equal to:

            remaining mortgages trustee available
            revenue receipts allocated to Funding  x    group 1 share percentage


              (2) an amount to be recorded on the group 2 revenue sub-ledger in respect of all group 2 issuers which is equal to the lesser of:

                     (a) in respect of all group 2 issuers an amount equal to the aggregate of the amounts to be applied on the immediately succeeding payment date for group 2 issuers as set forth under items (E)-(Q) of the Funding pre-enforcement revenue priority of payments or, as the case may be, items (D)-(G) of the Funding post-enforcement priority of payments (but excluding any principal amount due under any intercompany loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any group 2 available revenue receipts which are applied by any group 2 issuer to credit that issuer's principal deficiency ledgers and thereby reduce the principal payable under that issuer's intercompany loan) and any amount of deferred contribution under item (P) of the Funding pre-enforcement revenue priority of payments and/or item (F) of the Funding post-enforcement priority of payments), less all other amounts (not derived from the distribution of mortgages trustee available revenue receipts under the mortgages trust) which will constitute group 2 available revenue receipts on the immediately succeeding payment date; and

                     (b)    an amount (not less than zero) equal to:

            remaining mortgages trustee available
            revenue receipts allocated to Funding  x    group 2 share percentage


       (C)    either:

              (1) an amount to be recorded on the group 1 revenue sub-ledger in respect of all group 1 issuers towards any remaining revenue amounts which will be due and payable (following the allocation set forth in (B) above) on the immediately succeeding payment date for group 1 issuers under such issuers' intercompany loans; or

              (2) an amount to be recorded on the group 2 revenue sub-ledger in respect of all group 2 issuers towards any remaining revenue amounts which will be due and payable (following the allocation set forth in (B) above) on the immediately succeeding payment date for group 2 issuers under such issuers' intercompany loans.


DISTRIBUTIONS OF FUNDING AVAILABLE REVENUE RECEIPTS

DEFINITIONS

    "FUNDING AVAILABLE REVENUE RECEIPTS" in respect of any payment date will be calculated by the cash manager on the distribution date immediately preceding such payment date and will be an amount equal to the sum of:

       (1) all mortgages trustee available revenue receipts distributed to Funding during the interest period ending on the relevant payment date and recorded on the group 1 revenue sub-ledger, the group 2 revenue sub-ledger and the Funding expense sub-ledger;

       (2) other net income of Funding including all amounts of interest received on the Funding GIC account and the Funding transaction account, and/or all income from authorized investments, as allocated by Funding between group 1 and group 2 in proportion to the group 1 share percentage and group 2 share percentage and recorded on the group 1 revenue sub-ledger and the group 2 revenue sub-ledger on each distribution date during the interest period ending on such payment date, in each case to be received on or prior to such payment date; and

       (3)    the amount standing to the credit of the Funding reserve ledger,

    PROVIDED THAT

       * "GROUP 1 AVAILABLE REVENUE RECEIPTS" in respect of any payment date for group 1 issuers, as calculated on the immediately preceding distribution date, will be an amount equal to the sum of
              (a) amounts recorded on the group 1 revenue subledger during the related interest period as set forth in item (1) above, (b) amounts recorded on the group 1 revenue sub-ledger during the related interest period as set forth in item (2) above and (c) the product of the amount standing to the credit of the Funding reserve ledger multiplied by the group 1 share percentage, in each case as on such distribution date (unless the related payment date for group 1 issuers is also a Funding reserve adjustment date, in which case the product of the amount standing to the credit of the Funding reserve ledger multiplied by the group 1 share percentage, in each case as on the distribution date immediately preceding the immediately preceding payment date for group 2 issuers).

       * "GROUP 2 AVAILABLE REVENUE RECEIPTS" in respect of any payment date for group 2 issuers as calculated on the immediately preceding distribution date, will be an amount equal to the sum of
              (a) amounts recorded on the group 2 revenue sub-ledger during the related interest period as set forth in item (1) above, (b) amounts recorded on the group 2 revenue sub-ledger during the related interest period as set forth in item (2) above and (c) the product of the amount standing to the credit of the Funding reserve ledger multiplied by the group 2 share percentage, in each case as on such distribution date (unless the related payment date for group 2 issuers is also a Funding reserve adjustment date, in which case the product of the amount standing to the credit of the Funding reserve ledger multiplied by the group 2 share percentage, in each case as on the distribution date immediately preceding the immediately preceding payment date for group 1 issuers);

PROVIDED FURTHER THAT for the purpose only of the payments to be made to any group 1 issuer or group 2 issuer on the relevant payment date in respect of the intercompany loan made by that issuer (but not for the purpose of any other payment to be made by Funding on the relevant payment date including any payment in respect of any other intercompany loan made by any other issuer), group 1 available revenue receipts and group 2 available revenue receipts, as applicable, shall also include the sum of:

       * the amount standing to the credit of the issuer reserve ledger in respect of that issuer (but not in respect of any other issuer), subject to any limits or conditions on the purposes for which that reserve may be utilized as set out in the Funding deed of charge; and

       * the amount standing to the credit of the issuer liquidity reserve ledger, if any, in respect of that issuer (but not in respect of any other issuer), subject to any limits or conditions on the purposes for which that reserve may be utilized as set out in the Funding deed of charge; and

PROVIDED FURTHER THAT, as set forth in Rule (3) under "-- RULES FOR APPLICATION OF FUNDING AVAILABLE REVENUE RECEIPTS", on the payment date following the repayment in full of the intercompany loan of any issuer and provided that Funding has no further liability under the relevant intercompany loan agreement, subject to any limits or conditions on the purposes for which the related issuer reserve fund or issuer liquidity reserve fund, if any, may be utilized as set out in the Funding deed of charge, any remaining amounts standing to the credit of the issuer reserve ledger and the issuer liquidity reserve ledger, if any, of that issuer will constitute additional Funding available revenue receipts for the purpose of items (N) through (Q) of the Funding pre-enforcement priority of payments and may be utilized by Funding in paying any other liability of Funding (including, without limitation, payment of interest and principal amounts due to each start-up loan provider under the relevant start-up loan agreement and payment of any deferred contribution due to the mortgages trustee under the mortgages trust deed), in each case, subject to and in accordance with the relevant Funding priority of payments.

    In the case of the issuer, the limits and conditions on the utilization of the issuer reserve fund and the issuer liquidity reserve fund, if any, are described under "CREDIT STRUCTURE -- ISSUER RESERVE FUND" and "CREDIT STRUCTURE -- ISSUER LIQUIDITY RESERVE FUND".

    "ISSUER ALLOCABLE REVENUE RECEIPTS"

       (1) On the distribution date immediately preceding a payment date for group 1 issuers, the cash manager will calculate the issuer allocable revenue receipts for each such group 1 issuer in respect of the relevant payment date which will be an amount (not less than zero) for each issuer equal to the sum of:

              (A) the amount calculated by reference to the following formula:

                                         outstanding principal balance on such
    group 1 available revenue             group 1 issuer's intercompany loan
 receipts (excluding all group 1       -----------------------------------------
ssuer reserve funds and group 1   x        aggregate outstanding principal
 issuer liquidity reserve funds)       balance of all intercompany loans of all
                                                    group 1 issuers


              (B) the amount standing to the credit of the issuer reserve ledger in respect of that group 1 issuer (but not in respect of any other issuer), subject to any limits or conditions on the purposes for which that reserve may be utilized; and

              (C) the amount standing to the credit of the issuer liquidity reserve ledger, if any, in respect of that group 1 issuer (but not in respect of any other issuer), subject to any limits or conditions on the purposes for which that reserve may be utilized.

       (2) On the distribution date immediately preceding a payment date for group 2 issuers, the cash manager will calculate the issuer allocable revenue receipts for each such group 2 issuer in respect of the relevant payment date which will be an amount (not less than zero) for each issuer equal to the sum of:

              (A) the amount calculated by reference to the following formula:

                                         outstanding principal balance on such
    group 2 available revenue             group 2 issuer's intercompany loan
 receipts (excluding all group 2       -----------------------------------------
issuer reserve funds and group 2   x        aggregate outstanding principal
 issuer liquidity reserve funds)       balance of all intercompany loans of all
                                                    group 2 issuers


              (B) the amount standing to the credit of the issuer reserve ledger in respect of that group 2 issuer (but not in respect of any other issuer), subject to any limits or conditions on the purposes for which that reserve may be utilized; and

              (C) the amount standing to the credit of the issuer liquidity reserve ledger, if any, in respect of that group 2 issuer (but not in respect of any other issuer), subject to any limits or conditions on the purposes for which that reserve may be utilized.

    As of the closing date the only group 1 issuers will be the first issuer, the second issuer, the third issuer, the fourth issuer, the fifth issuer, the sixth issuer and the seventh issuer. As of the closing date the only group 2 issuers will be the eighth issuer, the ninth issuer and Granite Mortgages 04-3 plc.

RULES FOR APPLICATION OF FUNDING AVAILABLE REVENUE RECEIPTS

    The Funding deed of charge sets out certain rules for the application by Funding, or the cash manager on its behalf, of Funding available revenue receipts on each payment date. The principal rules are as follows:

       (1)    (A)    Subject as provided in rules (2) through (9) below, the
                     portion of issuer allocable revenue receipts for all group
                     1 issuers remaining after item (M) of the Funding pre-enforcement revenue priority of payments, together with any additional Funding available revenue receipts under rule (3) below, shall constitute "GROUP 1 SHARED
                     ISSUER REVENUE RECEIPTS". Group 1 shared issuer revenue receipts will be reallocated by the cash manager on a payment date for group 1 issuers in accordance with item
                     (N) of the Funding pre-enforcement revenue priority of payments and will continue to be distributed on such payment date in accordance with items (E) through (M) of the Funding pre-enforcement revenue priority of payments until there are no remaining amounts of group 1 shared issuer revenue receipts to be reallocated and distributed on such payment date. Any limitation restricting a payment to an issuer to the amount up to that issuer's issuer allocable revenue receipts shall not apply for the purpose of the reall ocation of group 1 shared issuer revenue receipts by the cash manager on a payment date in accordance with this rule. If there is more than one group 1 issuer that is entitled to group 1 shared issuer revenue receipts, then each such group 1 issuer will be reallocated a portion of group 1 shared issuer revenue receipts equal to:

                                  outstanding principal balance of the
                                intercompany loan of such group 1 issuer
amount of group 1 shared   x   -------------------------------------------
 issuer revenue receipts       aggregate outstanding principal balance of
                                  the intercompany loans of all group 1
                                                 issuers



              (B) Subject as provided in rules (2) through (4) below, the portion of issuer allocable revenue receipts for all group 2 issuers remaining after item (M) of the Funding pre-enforcement revenue priority of payments, together with any additional Funding available revenue receipts under rule (3) below, shall constitute "GROUP 2 SHARED ISSUER REVENUE RECEIPTS". Group 2 shared issuer revenue receipts will be reallocated by the cash manager on a payment date for group 2 issuers in accordance with item (N) of the Funding pre-enforcement revenue priority of payments and will continue to be distributed on such payment date in accordance with items (E) through (M) of the Funding pre-enforcement revenue priority of payments until there are no remaining amounts of group 2 shared issuer revenue receipts to be reallocated and distributed on such payment date. Any limitation restricting a payment to an issuer to the amount up to that issuer's issuer allocable revenue receipts shall not apply for the purpose of the reallocation of group 2 shared issuer revenue receipts by the cash manager on a payment date in accordance with this rule. If there is more than one group 2 issuer that is entitled to group 2 shared issuer revenue receipts, then each such group 2 issuer will be reallocated a portion of group 2 shared issuer revenue receipts equal to:

                                  outstanding principal balance of the
                                intercompany loan of such group 2 issuer
amount of group 2 shared   x
 issuer revenue receipts       aggregate outstanding principal balance of
                                  the intercompany loans of all group 2
                                                 issuers


       (2) No issuer shall be entitled to or shall receive any amount of issuer allocable revenue receipts from Funding on a payment date on which such issuer is not required by that issuer to make a payment on that date in accordance with the relevant issuer pre-enforcement revenue priority of payments or other relevant issuer priority of payments which applies to that issuer on that date, and the cash manager will take account of all of the funds which are or will become available to that issuer on that payment date and which constitute issuer available revenue receipts (including any payments due under any swap agreement and any interest or other income received or to be received) for that issuer for the purpose of making this determination.

       (3) Unless and until the intercompany loan of any issuer has been repaid in full and Funding has no further liability under the relevant intercompany loan agreement, amounts standing to the credit of the issuer reserve ledger and the issuer liquidity reserve ledger, if any, established by Funding for that issuer may only be utilized by Funding in making payments due under that issuer's intercompany loan and may not be used in or towards the payment of any other liability of Funding. On the payment date following the repayment in full of the intercompany loan of that issuer and provided that Funding has no further liability in respect of the relevant intercompany loan agreement, any remaining amounts standing to the credit of the issuer reserve ledger and the issuer liquidity reserve ledger, if any, of that issuer will constitute additional Funding available revenue receipts for the purpose of items (N) through (Q) of the Funding pre-enforcement revenue priority of payments and may be utilized by Funding in paying any other liability of Funding subject to and in accordance with the relevant Funding priority of payments.

       (4) If on any payment date any issuer allocable revenue receipts and/or any group 1 shared issuer revenue receipts or group 2 shared issuer revenue receipts, as applicable, are paid to an issuer and are applied by that issuer in reducing any deficiency recorded on the issuer principal deficiency ledger of that issuer (but only to the extent of any deficiency which has arisen as a result of (i) losses on the mortgage loans allocated by Funding to the issuer and/or (ii) the application of Funding available principal receipts to fund the issuer liquidity reserve fund of the issuer but not as a result of any other principal deficiency of the issuer), then the issuer allocable revenue receipts and/or group 1 shared issuer revenue receipts or group 2 shared issuer revenue receipts, as applicable, so applied shall constitute repayments of principal under the relevant intercompany loan and shall reduce the outstanding principal balance of that intercompany loan accordingly.

              To the extent that (a) an amount payable to an issuer pursuant to the Funding pre-enforcement revenue priority of payments on any payment date would, in accordance with the issuer pre-enforcement revenue priority of payments relating to that issuer, be credited by that issuer to its issuer principal deficiency ledger, and (b) the amount to be treated as principal as a result of making such credit would result in the issuer available principal receipts of that issuer on that payment date being in excess of the principal amount to be repaid by that issuer in respect of its notes on that payment date, then an amount equal to that excess shall be reapplied by Funding as group 1 available principal receipts or group 2 available principal receipts, as applicable.

       (5) The cash manager will distribute group 1 available revenue receipts only on each payment date for group 1 issuers and group 2 available revenue receipts only on each payment date for group 2 issuers. Group 1 available revenue receipts and group 2 available revenue receipts will be applied (subject to rule (7) below) to pay amounts set forth in paragraphs (E)-(R) of the FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS and (D)-(G) of the FUNDING POST- ENFORCEMENT PRIORITY OF PAYMENTS.

       (6) All references to an "ISSUER" or "ISSUERS" in the Funding pre-enforcement revenue priority of payments below shall be construed to refer to an issuer or issuers in group 1 on a payment date for group 1 issuers and in group 2 on a payment date for group 2 issuers.

       (7) On payment dates for both group 1 issuers and group 2 issuers the cash manager will apply amounts standing to the credit of the Funding expense subledger on the immediately preceding distribution date to pay the amounts set forth in paragraphs (A)-(D) of the FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS and paragraphs (A)-(C) of the FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS.

       (8) To the extent that on any payment date for group 1 issuers or payment date for group 2 issuers amounts standing to the credit of the Funding expense subledger distributed pursuant to paragraph
              (7) above are insufficient to pay all amounts described in such paragraph (7), then the cash manager will apply amounts standing to the credit of the Funding reserve ledger to meet such a shortfall. To the extent that on any payment date amounts standing to the credit of the Funding reserve ledger and applied pursuant to the preceding sentence are insufficient to pay all amounts described in paragraph (7) above, then the cash manager will apply on the payment date for group 1 issuers, group 1 available revenue receipts or on the payment date for group 2 issuers, group 2 available revenue receipts, as applicable, to pay such amounts. To the extent that amounts standing to the credit of the Funding reserve ledger are applied to pay any amounts described in paragraph (7) above then the amounts standing to the credit of the Funding reserve ledger as at the relevant date described in paragraph (c) of "GROUP 1 AVAILABLE REVENUE RECEIPTS" and "GROUP 2 AVAILABLE REVENUE RECEIPTS" above shall be deemed to have been reduced by the amount applied to pay amounts described in paragraph (7) above.

       (9) Group 1 available revenue receipts may not be used to make payments to group 2 issuers and group 2 available revenue receipts may not be used to make payments to group 1 issuers.


DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

    This section sets out the order of priority of payments of Funding available revenue receipts as at the closing date.

    On each payment date or, in respect of amounts due to third parties by Funding under item (B), when due, prior to enforcement of the Funding security, the cash manager will, subject to the rules for application of Funding available revenue receipts, apply group 1 available revenue receipts, group 2 available revenue receipts and amounts standing to the credit of the funding expense sub-ledger, as applicable, in the following order of priority (the "FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

       (A) first, to pay amounts due to the security trustee (together with interest and (to the extent not already inclusive) VAT on those amounts) and to provide for any amounts due or to become due during the following interest period to the security trustee, under the Funding deed of charge or any other transaction document;

       (B) second, to pay amounts due to any third party creditors of Funding (other than those referred to later in this order of priority of payments or in the Funding pre-enforcement principal priority of payments) of which the cash manager has notice prior to the relevant payment date, which amounts have been incurred without breach by Funding of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by Funding during the following interest period and to pay or discharge any liability of Funding for corporation tax on any chargeable income or gain of Funding;

       (C) third, towards payment of amounts due to the cash manager under the cash management agreement (together with (to the extent not already inclusive) VAT on those amounts);

       (D) fourth, in no order of priority among them, but in proportion to the respective amounts due, towards payment of amounts, if any, due to (i) the account bank under the terms of the bank account agreement, (ii) the stand-by account bank under the terms of the stand-by bank account agreement and (iii) the corporate services provider under the terms of the corporate services agreement;

       (E) fifth, to pay, in no order of priority among them, to each issuer an amount up to its issuer allocable revenue receipts in respect of interest and fees due on that issuer's intercompany loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the issuer pre-liquidity payments for that issuer. "ISSUER PRE-LIQUIDITY PAYMENTS" means, in the case of the issuer, the payments set out in items (A) through (G) under "-- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" (or the relevant payments in the equivalent items under such other issuer priority of payments as may apply to the issuer on that payment date) and, in the case of any other issuer, the payment(s) identified as such for that other issuer;

       (F) sixth, to pay, in no order of priority among them, such amount for each issuer up to its issuer allocable revenue receipts as is necessary to replenish the issuer liquidity reserve fund, if any, established in respect of that issuer up to the issuer liquidity reserve required amount (in the case of the issuer, as defined in "CREDIT STRUCTURE -- ISSUER LIQUIDITY RESERVE FUND") (but only to the extent that monies have been drawn from the relevant issuer liquidity reserve fund to pay interest and fees due under the relevant intercompany loan and only to replenish the issuer liquidity reserve fund of an issuer to the extent that there are class A notes issued by such issuer outstanding on such payment date);

       (G) seventh, to pay, in no order of priority among them, to each issuer an amount up to its issuer allocable revenue receipts in respect of interest and fees due on that issuer's intercompany loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the issuer post-liquidity payments for that issuer. "ISSUER POST-LIQUIDITY PAYMENTS" means, in the case of the issuer, the payments set out in items (H) through (L) under "-- DISTRIBU-TION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" (or the relevant payments in the equivalent items under such other issuer priority of payments as may apply to the issuer on that payment date) and in the case of any new issuer the payment(s) identified as such for that new issuer;

       (H) eighth, to pay in no order of priority among them, such amount for each issuer up to its issuer allocable revenue receipts as is necessary to fund the issuer reserve fund established in respect of that issuer up to the issuer reserve required amount (in the case of the issuer, as defined in "CREDIT STRUCTURE -- ISSUER RESERVE FUND") or to replenish such issuer reserve fund up to the related issuer reserve required amount (to the extent that monies have been drawn from such issuer reserve fund to pay interest and fees under the relevant intercompany loan) or if an arrears or step-up trigger event has occurred, to credit the issuer reserve ledger with such additional amounts as set out in "CREDIT STRUCTURE -- ISSUER RESERVE FUND";

       (I) ninth, to pay, in no order of priority among them, to each issuer an amount up to its issuer allocable revenue receipts in respect of interest, principal (in the case of the special repayment notes) and fees due on that issuer's intercompany loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the issuer pre-reserve payments for that issuer. "ISSUER PRE-RESERVE PAYMENTS" means the relevant payments identified as such in the

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              items under such issuer priority of payments as may apply to that issuer on that payment date and in the case of any new issuer the payment(s) identified as such for that new issuer;

       (J) tenth, in no order of priority among them from each issuer's allocable revenue receipts, to credit the Funding reserve ledger in an amount up to the Funding reserve required amount (as defined in "CREDIT STRUCTURE -- FUNDING RESERVE FUND") or if a Funding step-up trigger event has occurred, to credit the Funding reserve ledger with such additional amount as set out in "CREDIT STRUCTURE -- FUNDING RESERVE FUND";

       (K) eleventh, to pay, to each issuer in no order of priority among them, but in proportion to the respective amounts due, an amount up to its issuer allocable revenue receipts in respect of interest and fees due on that issuer's intercompany loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the issuer post-reserve payments for that issuer. "ISSUER POST-RESERVE PAYMENTS" means, in the case of the issuer, the payments set out in items (M) and (N) under "-- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" (or the relevant payments in the equivalent items under such other issuer priority of payments as may apply to the issuer on that payment date) and in the case of any new issuer the payment(s) identified as such for that issuer;

       (L) twelfth, in no order of priority among them, but in proportion to the respective amounts due, from issuer allocable revenue receipts, towards payment of interest and principal amounts due to each start-up loan provider under the relevant start-up loan agreement;

       (M) thirteenth, to pay each issuer, in no order of priority among them, but in proportion to the respective amounts due, an amount up to its issuer allocable revenue receipts in respect of interest and fees and any other amount (if any) due on that issuer's intercompany loan but not exceeding the aggregate amount of, and to be applied in the amounts and priorities set forth in, the issuer post start-up payments for that issuer. "ISSUER POST START-UP PAYMENTS" means, in the case of the issuer, the payments set out in items (O) and (P) under "-- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY" (or the relevant payments in the equivalent items under such other issuer priority of payments as may apply to the issuer on that payment date) and in the case of any new issuer the payment(s) identified as such for that issuer;

       (N) fourteenth, to apply on the payment date for group 1 issuers, to the extent required group 1 available revenue receipts remaining or on the payment date for group 2 issuers, to the extent required group 2 available revenue receipts remaining, as applicable, in the priorities set forth in items (E) through (M) above;

       (O) fifteenth, towards payment to Funding of an amount equal to 0.01% per annum of the Funding available revenue receipts (excluding, for this purpose, amounts standing to the credit of the Funding reserve ledger), which amount will be retained by Funding as profit, less corporation tax in respect of those profits provided for or paid at item (B) above;

       (P) sixteenth, towards payment of any deferred contribution due to the mortgages trustee pursuant to the terms of the mortgages trust deed; and

       (Q) last, towards payment to the shareholders of Funding of any dividend declared by Funding,

PROVIDED THAT no amount will be applied in replenishing any of the reserve funds held by Funding in respect of an issuer under items (F) and/or (H) above following an enforcement of the issuer security relating to that issuer.

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    For the avoidance of doubt, references to the issuer allocable revenue receipts for a particular issuer in items (E) through (M) (inclusive) above shall be reduced by any amounts already allocated to that issuer in the above priority of payments on that payment date.


DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY


DEFINITION OF ISSUER AVAILABLE REVENUE RECEIPTS

    "ISSUER AVAILABLE REVENUE RECEIPTS" for the issuer in respect of any payment date will be calculated by the issuer cash manager on the distribution date immediately preceding that payment date and will be an amount equal to the sum of:

       * interest, fees and any other amount (excluding principal) paid by Funding on the relevant payment date in respect of the intercompany loan;

       * amounts received by the issuer under or in accordance with the basis rate swap agreement (excluding swap collateral excluded amounts) and any early termination amounts (other than such early termination amounts applied or to be applied by the issuer in the purchase of one or more replacement hedge transactions) received by the issuer under the swap agreements;

       * interest payable on the issuer transaction account and any income from authorized investments made with funds standing to the credit of the issuer transaction account, in each case which has been or will be received on or before the relevant payment date; and

       * (only to the extent required after making the calculation set out below) the aggregate of all principal amounts (if any) repaid by Funding to the issuer under the intercompany loan on the relevant payment date which are to be applied on the relevant payment date to pay items (A) through (E), (G), (I) and/or (K) of the issuer pre-enforcement revenue priority of payments.

    On each distribution date the issuer cash manager will calculate whether there will be an excess or a deficit of issuer available revenue receipts to pay items (A) through (P) of the issuer pre-enforcement revenue priority of payments (after taking account of group 1 shared issuer revenue receipts or group 2 shared issuer revenue receipts, if any, available therefor).

    Subject as provided below, if there is a deficit in the amount of issuer available revenue receipts to pay items (A) through (E), (G), (I) and (K) of the issuer pre-enforcement revenue priority of payments, then the issuer cash manager shall pay or provide for that deficit by applying amounts which constitute issuer allocable principal receipts, if any, paid to the issuer and the issuer cash manager shall make a corresponding entry in the issuer principal deficiency ledger, as described under "CREDIT STRUCTURE". Issuer allocable principal receipts may not, however, be used to pay interest to any class of notes if the application of that interest by the relevant issuer would create or increase a principal deficiency in respect of a higher-ranking class of notes issued by such issuer.

DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

    The issuer cash management agreement sets out the order of priority of distribution by the issuer cash manager, prior to the enforcement of the issuer security, of issuer available revenue receipts on each payment date. As at the closing date, the order of priority will be as described in this section.

    As used in this prospectus, "DOLLAR CURRENCY SWAP PROVIDER DEFAULT" means the occurrence of an event of default or downgrade termination event (as defined in the relevant dollar currency swap agreement) where the dollar currency swap provider is the defaulting party or the affected party (as defined in the relevant dollar currency swap

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agreement). The term "EURO CURRENCY  SWAP PROVIDER DEFAULT" means the occurrence of an event of default or downgrade termination event (as defined in the relevant euro currency swap agreement) where the euro currency swap provider is the defaulting party or the affected party (as defined in the relevant euro currency swap agreement). The term "BASIS RATE SWAP PROVIDER DEFAULT" means the occurrence of an event of default or downgrade termination event (as defined in the basis rate swap agreement) where the basis rate swap provider is the defaulting party or the affected party (as defined in the basis rate swap agreement). The term "INTEREST RATE SWAP PROVIDER DEFAULT" means the occurrence of an event of default or downgrade termination event (as defined in the interest rate swap agreement) where the interest rate swap provider is the defaulting party or the affected party (as defined in the interest rate swap agreement).

    On (i) each payment date or (ii) the date when due in respect of amounts due to third parties under paragraph (C) below, the issuer cash manager will apply issuer available revenue receipts in the following order of priority (the "ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

       (A) first, to pay amounts due to the note trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee, under the trust deed, the issuer deed of charge or any other transaction document;

       (B) second, in no order of priority among them but in proportion to the respective amounts due, to pay amounts due to the agent bank, the paying agents, the transfer agent and the registrar together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any costs, charges, liabilities and expenses due or to become due during the following interest period to the agent bank, the paying agents, the transfer agent and the registrar, under the paying agent and agent bank agreement;

       (C) third, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments or in the issuer pre-enforcement principal priority of payments), of which the issuer cash manager has notice prior to the relevant payment date, which amounts have been incurred without breach by the issuer of the transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any such amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

       (D) fourth, in no order or priority among them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager under the issuer cash management agreement, the corporate services provider under the corporate services agreement and the issuer account bank under the issuer bank account agreement together with (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due, or to become due in the immediately succeeding interest period, to the issuer cash manager under the issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account bank under the issuer bank account agreement;

       (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts (including such part of any termination payment) due to the basis rate swap provider (except for any termination payment or any part thereof due and payable to the basis rate swap provider as a result of a basis rate swap provider default, save to the extent such termination payment may be

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                     satisfied by any swap replacement payment received by the
                     issuer following a downgrade termination event in respect of the basis rate swap and applied in accordance with this order of priority of payments);

              * amounts due in respect of interest and such part of any termination payment due to the series 1 class A1 dollar currency swap provider under the series 1 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 1 class A1 dollar currency swap provider to pay on such payment date interest due or overdue on the series 1 class A1 notes to the holders of the series 1 class A1 notes;

              * amounts due in respect of interest and such part of any termination payment due to the series 1 class A2 euro currency swap provider under the series 1 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 1 class A2 euro currency swap provider to pay on such payment date interest due or overdue on the series 1 class A2 notes to the holders of the series 1 class A2 notes;

              * amounts due in respect of interest and such part of any termination payment due to the series 1 class A3 dollar currency swap provider under the series 1 class A3 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A3 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 1 class A3 dollar currency swap provider to pay on such payment date interest due or overdue on the series 1 class A3 notes to the holders of the series 1 class A3 notes;

              * amounts due in respect of interest and such part of any termination payment due to the series 2 class A1 dollar currency swap provider under the series 2 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 2

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                     class A1 dollar currency swap provider to pay on such
                     payment date interest due or overdue on the series 2 class A1 notes to the holders of the series 2 class A1 notes;

              * amounts due in respect of interest and such part of any termination payment due to the series 2 class A2 euro currency swap provider under the series 2 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 2 class A2 euro currency swap provider to pay on such payment date interest due or overdue on the series 2 class A2 notes to the holders of the series 2 class A2 notes;

              * amounts due to pay on each payment date interest due or overdue on the series 3 class A1 notes to the holders of the series 3 class A1 notes; and



              *      (i) on any payment date up to and including the earlier of
                     (a) the payment date in September 2011, (b) the occurrence of a trigger event or (c) the enforcement of the Funding security and/or the issuer security, amounts due in respect of interest and such part of any termination payment due to the interest rate swap provider under the interest rate swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of an interest rate swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the interest rate swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the interest rate swap provider to pay on such payment date interest due or overdue on the series 3 class A2 notes to the holders of the series 3 class A2 notes, and (ii) thereafter, amounts due in respect of interest and such part of any termination payment due to the interest rate swap provider under the interest rate swap, to the extent not already paid (except for any termination payment or any part thereof due and payable to that swap provider as a result of an interest rate swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the interest rate swap and applied in accordance with this order of priority of payments) and amounts due to pay on such payment date interest due or overdue on the series 3 class A2 notes to the holders of the series 3 class A2 notes;


       (F) sixth, towards a credit to the principal deficiency sub-ledger for the class A notes in an amount up to the amount necessary to eliminate any debit on that ledger;

       (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts due in respect of interest and such part of any termination payment due to the series 1 class B dollar currency swap provider under the series 1 class B dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in

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                     respect of the series 1 class B dollar currency swap and
                     applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 1 class B dollar currency swap provider to pay on such payment date interest due or overdue on the series 1 class B notes to the holders of the series 1 class B notes;

              * amounts due in respect of interest and such part of any termination payment due to the series 2 class B euro currency swap provider under the series 2 class B euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class B euro currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 2 class B euro currency swap provider to pay on such payment date interest due or overdue on the series 2 class B notes to the holders of the series 2 class B notes; and

              * amounts due to pay on each payment date interest due or overdue on the series 3 class B notes to the holders of the series 3 class B notes;

       (H) eighth, towards a credit to the principal deficiency sub-ledger for the class B notes in an amount up to the amount necessary to eliminate any debit on that ledger;

       (I) ninth, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts due in respect of interest and such part of any termination payment due to the series 1 class M dollar currency swap provider under the series 1 class M dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class M dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 1 class M dollar currency swap provider to pay on such payment date interest due or overdue on the series 1 class M notes to the holders of the series 1 class M notes;

              * amounts due in respect of interest and such part of any termination payment due to the series 2 class M euro currency swap provider under the series 2 class M euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class M euro currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 2 class M euro currency swap provider to pay on such payment date interest due or overdue on the series 2 class M notes to the holders of the series 2 class M notes; and

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              *      amounts due to pay on each payment date interest due or
                     overdue on the series 3 class M notes to the holders of the series 3 class M notes;

       (J) tenth, to credit the principal deficiency sub-ledger for the class M notes in an amount up to the amount necessary to eliminate any debit on that ledger;

       (K) eleventh, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts due in respect of interest and such part of any termination payment due to the series 1 class C dollar currency swap provider under the series 1 class C dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class C dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 1 class C dollar currency swap provider to pay on such payment date interest due or overdue on the series 1 class C notes to the holders of the series 1 class C notes;

              * amounts due in respect of interest and such part of any termination payment due to the series 2 class C euro currency swap provider under the series 2 class C euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class C euro currency swap and applied in accordance with this order of priority of payments) and from amounts received on each payment date in respect of interest from the series 2 class C euro currency swap provider to pay on such payment date interest due or overdue on the series 2 class C notes to the holders of the series 2 class C notes; and

              * amounts due to pay on each payment date interest due or overdue on the series 3 class C notes to the holders of the series 3 class C notes;

       (L) twelfth, towards a credit to the principal deficiency sub-ledger for the class C notes in an amount up to the amount necessary to eliminate any debit on that ledger;

       (M) thirteenth, on the payment date falling in December of each year, to pay to the issuer account bank an amount equal to the amount of any debit balance in the issuer transaction account as permitted by the issuer account bank and outstanding as at such payment date;

       (N) fourteenth, in no order of priority among them but in proportion to the respective amounts due, to pay any termination payment to:

              * the basis rate swap provider following a basis rate swap provider default;

              * the interest rate swap provider following an interest rate swap provider default;

              * any dollar currency swap provider following a dollar currency swap provider default; and

              * the euro currency swap provider following a euro currency swap provider default;

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       (O)    fifteenth, to pay to the issuer an amount equal to 0.01% per annum of the interest received under the intercompany loan, which will be retained by the issuer as profit, less corporation tax in respect of those profits provided for or paid at item (C) above; and

       (P) last, to pay to shareholders of the issuer any dividend declared by the issuer.

    If any swap collateral available revenue amounts (as defined in the glossary) are received by the issuer on a payment date, such swap collateral available revenue amounts shall be applied by the issuer cash manager on that payment date in the same manner as it would have applied the receipts which such swap collateral available revenue amounts replace.


FUNDING ALLOCATION OF MORTGAGES TRUSTEE AVAILABLE PRINCIPAL RECEIPTS

    On each distribution date the cash manager, on behalf of Funding, will allocate all mortgages trustee available principal receipts received from the mortgages trustee on such distribution date and amounts standing to the credit of the Funding principal ledger (taking into account amounts already standing to the credit of the group 1 principal sub-ledger and the group 2 principal sub-ledger) as follows:

       (A)    (1)    for each issuer, an amount to be recorded on the group 1
                     principal subledger or group 2 principal sub-ledger, as the case may be, equal to the amount by which the issuer liquidity reserve fund relating to that issuer will be less than the issuer liquidity reserve required amount, in each case prior to the distribution of group 1 issuer available principal receipts or group 2 issuer available principal receipts, as applicable, on the payment date for such issuer immediately succeeding such distribution date;
                     and

              (2) for each issuer, an amount to be recorded on the group 1 principal subledger or the group 2 principal sub-ledger, as the case may be, equal to the amount payable to such issuer on the payment date for that issuer in respect of money market notes of that issuer having controlled amortisation amounts due on such payment dates; and

       (B)    in no order of priority between them:

              (1) an amount to be recorded on the group 1 principal sub-ledger in respect of all group 1 issuers which is equal to the lesser of:

                     (a) the principal amount due on the intercompany loans of all such group 1 issuers equal to the controlled amortization amounts due for non-money market notes, if any, on the payment date for group 1 issuers immediately succeeding such distribution date (in each case determined on the assumption that each such amount will not be restricted and/or deferred on that payment date in any of the circumstances described under this section "CASHFLOWS"); and

                     (b)    an amount equal to:

                     mortgages trustee principal
                     receipts plus any amounts
                     standing to the credit of the
                     Funding principal ledger (less x group 1 share percentage any amounts applied in paragraph (A) above)


              (2) an amount to be recorded on the group 2 principal sub-ledger in respect of all group 2 issuers which is equal to the lesser of:

                     (a) the principal amount due on the intercompany loans of all such group 2 issuers equal to the controlled amortization amounts due for non-money market notes, if any, on the payment date for group 2 issuers immediately succeeding such distribution date (in each case determined on the assumption that each such amount will not be restricted and/or deferred on that payment date in any of the circumstances described under this section "CASHFLOWS"); and



                     (b)    an amount equal to:


                     mortgages trustee principal
                     receipts plus any amounts
                     standing to the credit of the
                     Funding principal ledger (less x group 2 share percentage any amounts applied in paragraph (A) above)



       (C)    either:

              (1) an amount to be recorded on the group 1 principal sub-ledger in respect of all group 1 issuers towards any principal amounts remaining which will be due and payable (following the allocation to Funding set forth in (A)(2) and (B) above) on the immediately succeeding payment date under such issuers' intercompany loans (in each case determined on the assumption that each such amount will not be restricted and/or deferred on that payment date in any of the circumstances described under this section "CASHFLOWS"); or

              (2) an amount to be recorded on the group 2 principal sub-ledger in respect of all group 2 issuers towards any principal amounts remaining which will be due and payable (following the allocation to Funding set forth in (A)(2) and (B) above) on the immediately succeeding payment date under such issuers' intercompany loans (in each case determined on the assumption that each such amount will not be restricted and/or deferred on that payment date in any of the circumstances described under this section "CASHFLOWS"); and

       (D)    to credit any remaining amounts to the Funding principal ledger,

PROVIDED that if on any distribution date mortgages trustee principal receipts are allocable to both group 1 principal sub-ledger and group 2 principal sub-ledger pursuant to paragraph (A)(2) above, then the cash manager shall record such amounts on the group 1 principal sub-ledger and group 2 principal sub-ledger, respectively, in priority corresponding to the final maturity dates of the money market notes of the related issuers, beginning with the earliest such final maturity date.

    For purposes of calculating the group 1 share percentage and the group 2 share percentage in paragraphs (B)(1)(b) and (B)(2)(b) above, respectively, the outstanding principal balance of the relevant intercompany loan shall be deemed to be reduced by the amount of: (a) any deficiency recorded on the issuer principal deficiency ledger of that issuer as at the relevant payment date, but only to the extent that such deficiency has arisen as a result of (i) losses on the mortgage loans allocated by Funding to that issuer and/or (ii) the application of Funding available principal receipts to fund the issuer liquidity reserve fund of that issuer but not as a result of any other principal deficiency of that issuer; and (b) the outstanding principal balance as of such payment date of any special repayment notes issued by that issuer.


DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO THE ENFORCEMENT OF THE FUNDING SECURITY

DEFINITION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS

    "FUNDING AVAILABLE PRINCIPAL RECEIPTS" in respect of a payment date for group 1 issuers or for group 2 issuers will be calculated by the cash manager or otherwise on behalf of Funding (or, following enforcement of the Funding security, the security trustee) on the distribution date immediately preceding that payment date and will be an amount equal to all mortgages trustee principal receipts received by Funding from the mortgages
trustee (and recorded on the group 1 principal sub-ledger or the group 2 principal subledger, as applicable) during the interest period ending on the relevant payment date plus amounts transferred from the Funding principal ledger to the group 1 principal sub-ledger or the group 2 principal sub-ledger during the interest period ending on the relevant payment date provided that, subject as provided otherwise, for the purpose only of determining the amount of Funding available principal receipts which may be allocated following an enforcement of the issuer security relating to that issuer, it may also include the aggregate of any amounts standing to the credit of the issuer liquidity reserve ledger, if any, and the issuer reserve ledger of that issuer remaining on that payment date after the application of such reserve funds in accordance with the Funding pre-enforcement revenue priority of payments. The amounts recorded on the group 1 principal sub-ledger or the group 2 principal sub-ledger in respect of the related payment date, together with any other amounts described in the preceding sentence, constitute Funding available principal receipts and are separately referred to as the "GROUP 1 AVAILABLE PRINCIPAL RECEIPTS" (available for payment to group 1 issuers) and the "GROUP 2 AVAILABLE PRINCIPAL RECEIPTS" (available for payment to group 2 issuers), respectively.

RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS

    The Funding deed of charge sets out certain rules for the application by Funding, or the cash manager on its behalf, of Funding available principal receipts on each payment date. The principal rules are as follows:

       (1)    (A)    On the distribution date immediately preceding a payment
                     date for group 1 issuers, the cash manager will calculate the "ISSUER ALLOCABLE PRINCIPAL RECEIPTS" for each such issuer in respect of the relevant payment date which, subject as provided in paragraphs (2) through (8) below, is an amount that is equal to the sum of:

                     (a)    the aggregate of:

                            (i) for any group 1 issuer, the amount, if any, by which the issuer liquidity reserve fund relating to that issuer will be less than the issuer liquidity reserve required amount in each case prior to the distribution of group 1 available principal receipts on the payment date for group 1 issuers immediately succeeding such distribution date; and

                            (ii) for any group 1 issuer which has a money market note still outstanding, up to the amount equal to the controlled amortization amount due on such money market note, if any, on the payment date for group 1 issuers immediately succeeding such distribution date; and

                     (b) for any group 1 issuer, an amount equal to the lesser of:

                            (i) (only if relevant) the principal amount due on the intercompany loan of such issuer which is an amount equal to the controlled amortization amount due, if any, on the payment date for group 1 issuers immediately succeeding such distribution date (excluding any amount calculated in accordance with paragraph 1(A)(a)); and

                            (ii)   an amount equal to:

                                              outstanding principal balance on
           group 1 available principal       such group 1 issuer's intercompany
                receipts minus the                          loan
              aggregate amount under     x  ------------------------------------
            (1)(A)(a) above in respect         aggregate outstanding principal
            of the relevant issuer on         balance all intercompany loans of
                such payment date                      group 1 issuers

              (B) On the distribution date immediately preceding a payment date for group 2 issuers, the cash manager will calculate the "ISSUER ALLOCABLE PRINCIPAL RECEIPTS" for each such issuer in respect of the relevant payment date which, subject as provided in paragraphs (2) through (8) below, is an amount which is equal to the sum of:

                     (a)    the aggregate of:

                            (i) for any group 2 issuer, the amount, if any, by which the issuer liquidity reserve fund relating to that issuer will be less than the issuer liquidity reserve required amount in each case prior to the distribution of group 2 available principal receipts on the payment date for group 2 issuers immediately succeeding such distribution date; and

                            (ii) for any group 2 issuer which has a money market note still outstanding, up to the amount equal to the controlled amortization amount due on such money market note, if any, on the payment date for group 2 issuers immediately succeeding such distribution date; and

                     (b) for any group 2 issuer, an amount equal to the lesser of:

                            (i) (only if relevant) the principal amount due on the intercompany loan of such issuer which is an amount equal to the controlled amortization amount due, if any, on the payment date immediately succeeding such distribution date (excluding any amount calculated in accordance with paragraph 1(B)(a)); and

                            (ii)   an amount equal to:

                                               outstanding principal balance on
            group 2 available principal       such group 2 issuer's intercompany
                 receipts minus the                          loan
               aggregate amount under     x   ----------------------------------
             (1)(B(a)) above in respect         aggregate outstanding principal
             of the relevant issuer on         balance all intercompany loans of
                 such payment date                      group 2 issuers


       PROVIDED THAT:

       * subject as provided in paragraphs (2) through (8) below, for the purpose only of determining the amount of issuer allocable principal receipts which may be allocated and paid to the relevant group 1 issuer or group 2 issuer (but not to any other issuer) in accordance with this paragraph (1), following an enforcement of the issuer security relating to that issuer the amount so determined may be increased to the extent of the aggregate of any amounts standing to the credit of the issuer liquidity reserve ledger, if any, and the issuer reserve ledger of that issuer remaining on the relevant payment date after the application of such reserve funds in accordance with the Funding pre-enforcement revenue priority of payments; and

       * for the purpose of determining the amount of group 1 shared issuer principal receipts and group 2 shared issuer principal receipts in accordance with paragraph (6) below, issuer allocable principal receipts (in respect of a group 1 issuer) shall be an amount equal to the amount calculated in accordance with paragraphs (1)(A)(a) and (1)(A)(b)(ii) and paragraph (1)(A)(b)(i) above shall not apply, and (in respect of a group 2 issuer) shall be an amount equal to the amount calculated in accordance with paragraphs
              (1)(B)(a) and (1)(B)(b)(ii) above and paragraphs (1)(A)(b)(i) and
              (1)(B)(b)(i) above shall not apply.

       (2) If the notes of any issuer have become immediately due and payable as a result of the service of a note enforcement notice or if the intercompany loan of any issuer and the other intercompany loans of any other issuers have become immediately due and payable as a result of the service of an intercompany loan enforcement notice or otherwise on any payment date following the occurrence of any asset trigger event, principal payments in respect of any intercompany loan may be made in excess of any controlled amortization amount and paragraphs (1)(A)(a) and (1)(A)(b)(i) (in respect of a group 1 issuer), or paragraphs (1)(B)(a) and
              (1)(B)(b)(i) above (in respect of a group 2 issuer) shall no longer apply in relation to that issuer and the amount of issuer allocable principal receipts payable to that issuer on the relevant payment date may not exceed the amount determined under paragraphs (1)(A)(b)(ii) and (1)(B)(b)(ii) above (save that no deduction shall be made from Funding available principal receipts) but subject always to any increase in that amount as a result of the utilization of the issuer reserve fund and the issuer liquidity reserve fund (if any) following enforcement of the issuer security relating to that issuer as provided in that paragraph. Following the occurrence of any non-asset trigger event (but prior to the occurrence of an asset trigger event), (1) the reference in paragraphs (1)(A)(a)(ii) and (1)(B)(a)(ii) above to the "CONTROLLED AMORTIZATION AMOUNT DUE ON SUCH MONEY MARKET NOTE" shall be deemed to refer to the "OUTSTANDING PRINCIPAL BALANCE OF SUCH MONEY MARKET NOTE", and (2) paragraph (1)(A)(b)(i) above (in respect of a group 1 issuer), or paragraph (1)(B)(b)(i) above (in respect of a group 2 issuer) shall no longer apply in relation to the relevant issuer and the amount of issuer allocable principal receipts payable to that issuer on the relevant payment date may not exceed the amount determined under paragraph (1)(A)(b)(ii) (in respect of a group 1 issuer) and (1)(B)(b)(ii) above (in respect of a group 2 issuer), subject to the same qualifications set forth in the immediately preceding paragraph.


       (3) For the purpose of determining the amount of issuer allocable principal receipts and/or shared issuer principal receipts which may be paid to any issuer on a payment date pursuant to paragraph
              (1) above or paragraph (6) below, the outstanding principal balance of the relevant intercompany loan shall be deemed to be reduced by the amount of: (a) any deficiency recorded on the issuer principal deficiency ledger of that issuer as at the relevant payment date, but only to the extent that such deficiency has arisen as a result of (i) losses on the mortgage loans allocated by Funding to that issuer and/or (ii) the application of Funding available principal receipts to fund the issuer liquidity reserve fund of that issuer but not as a result of any other principal deficiency of that issuer; and (b) the outstanding principal balance as of such payment date of any special repayment notes issued by that issuer. Further, issuer allocable principal receipts, which may be paid to any issuer on a payment date, will be reduced and held in the Funding principal ledger to the extent the application of that principal by the relevant issuer would create or increase a deficit on the relevant issuer principal deficiency ledger in respect of a higher-ranking class of notes issued by such issuer.


       (4) The amount of Funding available principal receipts payable to each issuer on a payment date will be reduced by an amount equal to the aggregate of the issuer available revenue receipts of that issuer which are to be applied on that payment date in reducing deficiencies recorded on the issuer principal deficiency ledgers, but only to the extent that the issuer available revenue receipts which are to be so applied on that payment date would not otherwise be payable as principal of the relevant notes on such payment date.

       (5) No issuer shall be entitled to, or shall receive on a payment date, any amount of issuer allocable principal receipts from Funding which is not required by that issuer to make a payment on that date in accordance with the relevant issuer pre-enforcement principal priority of payments or otherwise to make a payment of principal of the notes.

       (6)    (A)    The portion of issuer allocable principal receipts
                     (calculated in accordance with paragraph (1)(A)(b)(ii) above), if any, not required to be applied by a group 1 issuer to pay principal of the notes on a payment date for group 1 issuers together with the portion of issuer allocable principal receipts relating to all other group 1 issuers not required to be so applied by such other group 1 issuers (or otherwise required to be set aside by Funding for any group 1 issuer) on that payment date
                     (excluding the amount of any group 1 issuer reserve fund or issuer liquidity reserve fund (if any) of any issuer) shall constitute "GROUP 1 SHARED ISSUER PRINCIPAL
                     RECEIPTS". Group 1 shared issuer principal receipts will be reallocated by the cash manager and distributed on such payment date among the group 1 issuers until there are no remaining amounts of group 1 shared issuer principal receipts to be reallocated and distributed on such payment date. Save as provided in paragraph (2) above, if there is more than one group 1 issuer that is entitled to group 1 shared issuer principal receipts, then each such group 1 issuer will be reallocated a portion of the group 1 shared issuer principal receipts equal to:


                                         outstanding principal balance of the
                                       intercompany loan of such group 1 issuer
       amount of group 1 shared   x   ------------------------------------------
        issuer revenue receipts       aggregate outstanding principal balance of
                                         the intercompany loans of all group 1
                                                        issuers




              (B) The portion of issuer allocable principal receipts (calculated in accordance with paragraph (1)(B)(b)(ii) above), if any, not required to be applied by a group 2 issuer to pay principal of the notes on a payment date for group 2 issuers together with the portion of issuer allocable principal receipts relating to all other group 2 issuers not required to be so applied by such other group 2 issuers (or otherwise required to be set aside by Funding for any group 2 issuer) on that payment date (excluding the amount of any issuer reserve fund or issuer liquidity reserve fund (if any) of any group 2 issuer) shall constitute "GROUP 2 SHARED ISSUER PRINCIPAL RECEIPTS". Group 2 shared issuer principal receipts will be reallocated by the cash manager and distributed on such payment date among the group 2 issuers until there are no remaining amounts of group 2 shared issuer principal receipts to be reallocated and distributed on such payment date. Save as provided in paragraph (2) above, if there is more than one group 2 issuer that is entitled to group 2 shared issuer principal receipts, then each such group 2 issuer will be reallocated a portion of the group 2 shared issuer principal receipts equal to:



                                         outstanding principal balance of the
                                       intercompany loan of such group 2 issuer
       amount of group 2 shared   x   ------------------------------------------
        issuer revenue receipts       aggregate outstanding principal balance of
                                         the intercompany loans of all group 2
                                                        issuers


       (7) The repayment of any intercompany loan prior to the occurrence of a trigger event, enforcement of the issuer security by the note trustee under the issuer deed of charge or enforcement of the Funding security by the security trustee under the Funding deed of charge will be made in accordance with the terms of the relevant intercompany loan agreement.

       (8) The cash manager will distribute only group 1 available principal receipts on each payment date for group 1 issuers and only group 2 available principal receipts on each payment date for group 2 issuers. No payment may be made to group 1 issuers from group 2 available principal receipts and no payment may be made to group 2 issuers from group 1 principal receipts.

DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

    This section sets out the order of priority of payments of Funding available principal receipts as at the closing date.

    On each payment date prior to enforcement of the Funding security, the cash manager will, subject to the rules for application of Funding available principal receipts, apply group 1 available principal receipts or group 2 available principal receipts, as applicable, as follows (the "FUNDING PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS"):

       (1) on each payment date for group 1 issuers, group 1 available principal receipts to each group 1 issuer in the following order of priority:

              (A) first, to fund (either initially or to replenish, as the case may be) the issuer liquidity reserve fund, if any, of each group 1 issuer up to the issuer liquidity reserve required amount but only from and to the extent of the issuer allocable principal receipts for that issuer;

              (B) second, to pay to (or, if required under that issuer's intercompany loan, set aside for) each group 1 issuer an amount up to its issuer allocable principal receipts in respect of principal due (or, if required under that issuer's intercompany loan, to become due) on that issuer's intercompany loan, which shall be an amount up to the aggregate amount of, and shall be applied in the amounts and priorities set forth in, the issuer principal payments for that issuer. "ISSUER PRINCIPAL PAYMENTS" means, in relation to the issuer, the payments set forth in items (A) through (F) under "-- DISTRI-BUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT" or the relevant payments set forth in the equivalent items in such other issuer priority of payments as may be applicable to that group 1 issuer on that payment date and in relation to any new group 1 issuer the payment(s) identified as such for that new group 1 issuer;

              (C) third, to pay to (or, if required under that issuer's intercompany loan, set aside for) each group 1 issuer an amount up to its allocable portion of group 1 shared issuer principal receipts in respect of principal due (or, if required under that issuer's intercompany loan, to become due) on that issuer's intercompany loan, which in the case of that group 1 issuer shall be an amount up to the aggregate amount of, and shall be applied in the amounts and priorities set forth in, the issuer principal payments for that issuer until there are no remaining group 1 available principal receipts on such payment date; and

              (D) last, to credit any remaining amounts to the Funding principal ledger,

       (2) on each payment date for group 2 issuers, group 2 available principal receipts to each group 2 issuer in the following order of priority:

              (A) first, to fund (either initially or to replenish, as the case may be) the issuer liquidity reserve fund, if any, of each group 2 issuer up to the issuer liquidity reserve required amount but only from and to the extent of the issuer allocable principal receipts for that issuer;

              (B) second, to pay to (or, if required under that issuer's intercompany loan, set aside for) each group 2 issuer an amount up to its issuer allocable principal receipts in respect of principal due (or, if required under that issuer's intercompany loan, to become due) on that issuer's intercompany loan, which shall be an amount up to the aggregate amount of, and shall be applied in the amounts and priorities set forth in, the issuer principal payments for that issuer. "ISSUER PRINCIPAL PAYMENTS" means, in relation to that group 2 issuer, the payments set forth in items (A) through (F) under "-- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT" or the relevant payments set forth in the equivalent items in such other issuer priority of payments as may be applicable to that group 2 issuer on that payment date and in relation to any new group 2 issuer the payme nt(s) identified as such for that new group 2 issuer;

              (C) third, to pay to (or, if required under that issuer's intercompany loan, set aside for) each group 2 issuer an amount up to its allocable portion of group 2 shared issuer principal receipts in respect of principal due (or, if required under that issuer's intercompany loan, to become due) on that issuer's intercompany loan, which in the case of that group 2 issuer shall be an amount up to the aggregate amount of, and shall be applied in the amounts and priorities set forth in, the issuer principal payments for that issuer until there are no remaining group 2 available principal receipts on such payment date; and

              (D) last, to credit any remaining amounts to the Funding principal ledger,

PROVIDED THAT no amount will be applied in replenishing the issuer liquidity reserve fund held by the Funding in respect of an issuer under paragraphs
(1)(A) or (2)(A) above following an enforcement of the issuer security relating to that issuer.


DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS

DEFINITION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS

    Prior to enforcement of the issuer security, "ISSUER AVAILABLE PRINCIPAL RECEIPTS" for the issuer in respect of any payment date will be calculated by the issuer cash manager on the distribution date immediately preceding that payment date and will be an amount equal to the sum of:

       * all principal amounts repaid by Funding to the issuer under the intercompany loan during the period from (but excluding) the immediately preceding payment date to (and including) that payment date; and

       * all issuer available revenue receipts which are to be applied on that payment date to credit the issuer principal deficiency ledger for any class of notes issued by the issuer,

       less

       * the aggregate of all principal amounts (if any) repaid by Funding to the issuer under the intercompany loan on the relevant payment date which are to be applied on the relevant payment date to pay items (A) through (E), (G), (I) or (K) of the issuer pre-enforcement revenue priority of payments.

    Following enforcement of the issuer security, "ISSUER AVAILABLE PRINCIPAL RECEIPTS" for the issuer in respect of any payment date will be the sum calculated by or on behalf of the note trustee on the distribution date immediately preceding that payment date as the amount to be repaid to the issuer under the intercompany loan during the relevant interest period and/or the sum otherwise recovered by the note trustee (or any receiver appointed on its behalf) representing the principal amount outstanding of the notes.

DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR THE OCCURRENCE OF A TRIGGER EVENT

    Prior to enforcement of the issuer security, and/or the occurrence of a trigger event, the issuer, or the issuer cash manager on its behalf, will apply any issuer available principal receipts on each payment date in the following manner (the "ISSUER PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS"):

       (A) first, amounts due in respect of principal and such part of any termination payment due to the series 1 class A1 dollar currency swap provider under the series 1 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 1 class A1 dollar currency swap provider to pay up to the series 1 class A1 controlled amortization amount to the holders of the series 1 class A1 notes;

       (B) second, amounts due in respect of principal and such part of any termination payment due to the series 1 class A2 euro currency swap provider under the series 1 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 1 class A2 euro currency swap provider to pay up to the series 1 class A2 controlled amortization amount to the holders of the series 1 class A2 notes;

       (C) third, in no order of priority between them but in proportion to the respective amounts due, to pay:

              * amounts due in respect of principal and such part of any termination payment due to the series 1 class A3 dollar currency swap provider under the series 1 class A3 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A3 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 1 class A3 dollar currency swap provider to pay up to the series 1 class A3 controlled amortization amount to the holders of the series 1 class A3 notes;

              * amounts due in respect of principal and such part of any termination payment due to the series 2 class A1 dollar currency swap provider under the series 2 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 2 class A1 dollar currency swap provider to pay up to the series 2 class A1 controlled amortization amount to the holders of the series 2 class A1 notes;

              * amounts due in respect of principal and such part of any termination payment due to the series 2 class A2 euro currency swap provider under the series 2 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 2 class A2 euro currency swap provider to pay up to the series 2 class A2 controlled amortization amount to the holders of the series 2 class A2 notes;

              * up to the series 3 class A1 controlled amortization amount to the holders of the series 3 class A1 notes; and

              * up to the series 3 class A2 controlled amortization amount to the holders of the series 3 class A2 notes;

       (D) fourth, provided that the issuer reserve requirement and the issuer arrears test are satisfied on such payment date (or, if either the issuer reserve requirement or the issuer arrears test is not satisfied on such payment date, but the class A notes have been repaid in full), in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts due in respect of principal and such part of any termination payment due to the series 1 class B dollar currency swap provider under the series 1 class B dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class B dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 1 class B dollar currency swap provider to pay up to the series 1 class B controlled amortization amount to the holders of the series 1 class B notes;

              * amounts due in respect of principal and such part of any termination payment due to the series 2 class B euro currency swap provider under the series 2 class B euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class B euro currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 2 class B euro currency swap provider to pay up to the series 2 class B controlled amortization amount to the holders of the series 2 class B notes; and

              * up to the series 3 class B controlled amortization amount to the holders of the series 3 class B notes;

       (E) fifth, provided that the issuer reserve requirement and the issuer arrears test are satisfied on such payment date (or, if either the issuer reserve requirement or the issuer arrears test is not satisfied on such payment date, but the class A notes have been repaid in full), in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts due in respect of principal and such part of any termination payment due to the series 1 class M dollar currency swap provider under the series 1 class M dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class M dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 1 class M dollar currency swap provider to pay up to the series 1 class M controlled amortization amount to the holders of the series 1 class M notes;

              * amounts due in respect of principal and such part of any termination payment due to the series 2 class M euro currency swap provider under the series 2 class M euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class M euro currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 2 class M euro currency swap provider to pay up to the series 2 class M controlled amortization amount to the holders of the series 2 class M notes; and

              * up to the series 3 class M controlled amortization amount to the holders of the series 3 class M notes; and

       (F) last, provided that the issuer reserve requirement and the issuer arrears test are satisfied on such payment date (or, if either the issuer reserve requirement or the issuer arrears test is not satisfied on such payment date, but the class A notes have been repaid in full), in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts due in respect of principal and such part of any termination payment due to the series 1 class C dollar currency swap provider under the series 1 class C dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class C dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 1 class C dollar currency swap provider to pay up to the series 1 class C controlled amortization amount to the holders of the series 1 class C notes;

              * amounts due in respect of principal and such part of any termination payment due to the series 2 class C euro currency swap provider under the series 2 class C euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class C euro currency swap and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the series 2 class C euro currency swap provider to pay up to the series 2 class C controlled amortization amount to the holders of the series 2 class C notes; and

              * up to the series 3 class C controlled amortization amount to the holders of the series 3 class C notes.

    If any swap collateral available principal amounts (as defined in the glossary) are received by the issuer on a payment date, such swap collateral available principal amounts shall be applied by the issuer cash manager on that payment date in the same manner as it would have applied the receipts which such swap collateral available principal amounts replace.

    The "ISSUER ARREARS TEST" is satisfied on a payment date if the issuer or the issuer cash manager on its behalf calculates on the distribution date immediately preceding that payment date that, as of the last day of the trust calculation period immediately preceding that distribution date (i) the aggregate current balance of the mortgage loans which are then in arrears for at least 3 months is less than 4% of the aggregate current balance of all mortgage loans, unless the rating agencies have confirmed that the then current ratings of the notes will not be adversely affected by the issuer arrears test not having been met; and (ii) the aggregate interest arrears in respect of all the mortgage loans in the mortgages trust as a percentage of the aggregate gross interest due on all mortgage loans during the previous 12 months does not exceed 2%, or such other percentage as is then acceptable to the then current rating agencies at such time.

    The "ISSUER RESERVE REQUIREMENT" is satisfied on a payment date if, after taking account of the application of any Funding available revenue receipts to the credit of the issuer reserve ledger, the amount of funds in the issuer reserve fund is equal to the issuer reserve required amount.

    The "CONTROLLED AMORTIZATION AMOUNT" for each series and/or class of notes of the issuer for any payment date set forth below is an amount equal to the amount which the issuer would be required to repay in respect of such class of notes so that on that payment date the aggregate principal amount outstanding of such class of notes has been reduced to (but is not less than) the stated amount or "TARGET BALANCE" set out in the following table:


                                                                                                                      [GBP]($*)
                                                                                                                       TARGET
                                                                        [GBP]($*) TARGET        [GBP]($*) TARGET       BALANCE
               [GBP]($*) TARGET BALANCE   [GBP]($*) TARGET BALANCE           BALANCE                 BALANCE         FOR SERIES
PAYMENT DATE     FOR SERIES 1 CLASS A1      FOR SERIES 1 CLASS A3     FOR SERIES 1 CLASS B    FOR SERIES 1 CLASS M    1 CLASS C
OCCURRING IN:            NOTES                      NOTES                     NOTES                   NOTES             NOTES
-------------  ------------------------  --------------------------  ----------------------  ----------- ----------  ----------
                   ([GBP])            $      ([GBP])              $     ([GBP])           $     ([GBP])           $     ([GBP])
               -----------  -----------  -----------  -------------  ----------  ----------  ----------  ----------  ----------

Dec 04         334,095,041  600,034,693  694,933,185  1,248,100,000  32,962,138  59,200,000  17,483,296  31,400,000  34,910,913
Mar 05         128,582,251  230,933,723  694,933,185  1,248,100,000  32,962,138  59,200,000  17,483,296  31,400,000  34,910,913
Jun 05                   0            0  694,933,185  1,248,100,000  32,962,138  59,200,000  17,483,296  31,400,000  34,910,913
Sep 05                   0            0  694,933,185  1,248,100,000  32,962,138  59,200,000  17,483,296  31,400,000  34,910,913
Dec 05                   0            0  618,129,471  1,110,160,529  29,319,177  52,657,242  15,551,050  27,929,686  31,052,574
Mar 06                   0            0  471,704,174    847,180,697  22,373,918  40,183,557  11,867,247  21,313,576  23,696,700
Jun 06                   0            0  333,223,679    598,469,728  15,805,498  28,386,674   8,383,321  15,056,445  16,739,944
Sep 06                   0            0  202,256,913    363,253,416   9,593,469  17,229,871   5,088,428   9,138,817  10,160,651
Dec 06                   0            0   78,396,193    140,799,562   3,718,496   6,678,418   1,972,310   3,542,269   3,938,339
Mar 07                   0            0            0              0           0           0           0           0           0
Jun 07                   0            0            0              0           0           0           0           0           0
Sep 07                   0            0            0              0           0           0           0           0           0
Dec 07                   0            0            0              0           0           0           0           0           0
Mar 08                   0            0            0              0           0           0           0           0           0
Jun 08                   0            0            0              0           0           0           0           0           0
Sep 08                   0            0            0              0           0           0           0           0           0
Dec 08                   0            0            0              0           0           0           0           0           0
Mar 09                   0            0            0              0           0           0           0           0           0
Jun 09                   0            0            0              0           0           0           0           0           0
Sep 09                   0            0            0              0           0           0           0           0           0
Dec 09                   0            0            0              0           0           0           0           0           0
Mar 10                   0            0            0              0           0           0           0           0           0
Jun 10                   0            0            0              0           0           0           0           0           0
Sep 10                   0            0            0              0           0           0           0           0           0
Dec 10                   0            0            0              0           0           0           0           0           0
Mar 11                   0            0            0              0           0           0           0           0           0
Jun 11                   0            0            0              0           0           0           0           0           0
Sep 11                   0            0            0              0           0           0           0           0           0


                [GBP]($*)
                 TARGET
                 BALANCE
               FOR SERIES  [GBP]($*) TARGET BALANCE
PAYMENT DATE    1 CLASS C    FOR SERIES 2 CLASS A1
OCCURRING IN:     NOTES              NOTES
-------------  ----------  ------------------------
                        $      ([GBP])            $
               ----------  -----------  -----------

Dec 04         62,700,000  397,383,073  713,700,000
Mar 05         62,700,000  397,383,073  713,700,000
Jun 05         62,700,000  397,383,073  713,700,000
Sep 05         62,700,000  397,383,073  713,700,000
Dec 05         55,770,423  397,383,073  713,700,000
Mar 06         42,559,274  397,383,073  713,700,000
Jun 06         30,064,940  397,383,073  713,700,000
Sep 06         18,248,529  397,383,073  713,700,000
Dec 06          7,073,257  397,383,073  713,700,000
Mar 07                  0  382,068,080  686,194,272
Jun 07                  0  338,276,515  607,544,621
Sep 07                  0  296,861,010  533,162,375
Dec 07                  0  257,692,644  462,815,989
Mar 08                  0  220,649,490  396,286,485
Jun 08                  0  185,616,239  333,366,765
Sep 08                  0  152,483,835  273,860,967
Dec 08                  0  121,149,142  217,583,859
Mar 09                  0   91,514,619  164,360,255
Jun 09                  0   63,488,017  114,024,479
Sep 09                  0   36,982,094   66,419,841
Dec 09                  0   11,914,340   21,398,154
Mar 10                  0            0            0
Jun 10                  0            0            0
Sep 10                  0            0            0
Dec 10                  0            0            0
Mar 11                  0            0            0
Jun 11                  0            0            0
Sep 11                  0            0            0






* The target balances for the dollar notes which are stated in US dollars in the above table have been calculated based upon the dollar currency swap rate under the dollar currency swaps for the dollar notes of [GBP]1 = $1.796.

                                                                                                                     [GBP]([E]*)
                                                                                                                       TARGET
                                                                      [GBP]([E]*) TARGET       [GBP]([E]*) TARGET     BALANCE
             [GBP]([E]*) TARGET BALANCE  [GBP]([E]*) TARGET BALANCE          BALANCE                 BALANCE         FOR SERIES
PAYMENT DATE     FOR SERIES 1 CLASS A2      FOR SERIES 2 CLASS A2     FOR SERIES 2 CLASS B    FOR SERIES 2 CLASS M    2 CLASS C
OCCURRING IN:            NOTES                      NOTES                     NOTES                   NOTES             NOTES
-------------  ------------------------  ------------------------  ----------------------  ----------------------  ----------
                   ([GBP])          [E]      ([GBP])          [E]     ([GBP])         [E]     ([GBP])         [E]     ([GBP])
               -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------  ----------

Dec 04         337,201,365  494,000,000  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Mar 05         337,201,365  494,000,000  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Jun 05         271,421,620  397,632,674  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Sep 05          87,605,393  128,341,901  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Dec 05                   0            0  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Mar 06                   0            0  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Jun 06                   0            0  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Sep 06                   0            0  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Dec 06                   0            0  546,177,475  800,150,000  50,784,983  74,400,000  39,522,184  57,900,000  94,914,676
Mar 07                   0            0  525,128,001  769,312,521  48,827,749  71,532,652  37,999,014  55,668,556  91,256,700
Jun 07                   0            0  464,939,312  681,136,092  43,231,250  63,333,781  33,643,675  49,287,983  80,797,115
Sep 07                   0            0  408,016,364  597,743,974  37,938,408  55,579,768  29,524,648  43,253,610  70,905,050
Dec 07                   0            0  354,181,964  518,876,578  32,932,748  48,246,476  25,629,114  37,546,652  61,549,712
Mar 08                   0            0  303,268,532  444,288,400  28,198,686  41,311,075  21,944,945  32,149,345  52,701,980
Jun 08                   0            0  255,117,581  373,747,256  23,721,487  34,751,979  18,460,674  27,044,887  44,334,312
Sep 08                   0            0  209,579,223  307,033,562  19,487,214  28,548,768  15,165,453  22,217,388  36,420,660
Dec 08                   0            0  166,511,703  243,939,645  15,482,685  22,682,134  12,049,025  17,651,822  28,936,390
Mar 09                   0            0  125,780,957  184,269,102  11,695,436  17,133,814   9,101,690  13,333,976  21,858,204
Jun 09                   0            0   87,260,196  127,836,188   8,113,677  11,886,537   6,314,273   9,250,410  15,164,070
Sep 09                   0            0   50,829,510   74,465,232   4,726,258   6,923,968   3,678,096   5,388,411   8,833,148
Dec 09                   0            0   16,375,494   23,990,098   1,522,635   2,230,661   1,184,954   1,735,958   2,845,732
Mar 10                   0            0            0            0           0           0           0           0           0
Jun 10                   0            0            0            0           0           0           0           0           0
Sep 10                   0            0            0            0           0           0           0           0           0
Dec 10                   0            0            0            0           0           0           0           0           0
Mar 11                   0            0            0            0           0           0           0           0           0
Jun 11                   0            0            0            0           0           0           0           0           0
Sep 11                   0            0            0            0           0           0           0           0           0


               [GBP]([E]*)
                  TARGET
                 BALANCE
                FOR SERIES
PAYMENT DATE    2 CLASS C
OCCURRING IN:     NOTES
-------------  -----------
                       [E]
               -----------

Dec 04         139,050,000
Mar 05         139,050,000
Jun 05         139,050,000
Sep 05         139,050,000
Dec 05         139,050,000
Mar 06         139,050,000
Jun 06         139,050,000
Sep 06         139,050,000
Dec 06         139,050,000
Mar 07         133,691,066
Jun 07         118,367,773
Sep 07         103,875,898
Dec 07          90,170,328
Mar 08          77,208,401
Jun 08          64,949,767
Sep 08          53,356,267
Dec 08          42,391,811
Mar 09          32,022,269
Jun 09          22,215,362
Sep 09          12,940,562
Dec 09           4,168,997
Mar 10                   0
Jun 10                   0
Sep 10                   0
Dec 10                   0
Mar 11                   0
Jun 11                   0
Sep 11                   0




* The target balances for the euro notes which are stated in euro in the above table have been calculated based upon the euro currency swap rate under the euro currency swaps for the euro notes of [GBP]1 = [e]1.465.

               [GBP] TARGET BALANCE  [GBP] TARGET BALANCE  [GBP] TARGET BALANCE  [GBP] TARGET BALANCE  [GBP] TARGET BALANCE
PAYMENT DATE           FOR SERIES 3          FOR SERIES 3          FOR SERIES 3          FOR SERIES 3          FOR SERIES 3
OCCURRING IN:        CLASS A1 NOTES        CLASS A2 NOTES         CLASS B NOTES         CLASS M NOTES         CLASS C NOTES
-------------  --------------------  --------------------  --------------------  --------------------  --------------------
Dec 04                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Mar 05                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Jun 05                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Sep 05                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Dec 05                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Mar 06                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Jun 06                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Sep 06                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Dec 06                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Mar 07                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Jun 07                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Sep 07                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Dec 07                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Mar 08                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Jun 08                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Sep 08                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Dec 08                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Mar 09                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Jun 09                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Sep 09                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Dec 09                  411,250,000           600,000,000            54,350,000            42,250,000            99,450,000
Mar 10                  383,190,576           600,000,000            52,841,936            41,077,678            96,690,534
Jun 10                  329,844,237           600,000,000            49,974,818            38,848,869            91,444,261
Sep 10                  279,392,385           600,000,000            47,263,264            36,740,992            86,482,643
Dec 10                  231,677,969           600,000,000            44,698,836            34,747,485            81,790,234
Mar 11                  186,552,460           600,000,000            42,273,549            32,862,142            77,352,427
Jun 11                  143,875,389           600,000,000            39,979,854            31,079,095            73,155,409
Sep 11                  103,513,907           600,000,000            37,810,611            29,392,794            69,186,114


    Notwithstanding the foregoing, on the payment date immediately following the step-up date in September 2011 in respect of the issuer and on each payment date thereafter:

       (1) the target balance for the series 1 class A1 notes and the series 1 class A2 notes will be zero; and

       (2) the target balances for each other class of notes will be an amount equal to the greater of:

              (a)    zero, and

              (b) the aggregate principal amount outstanding on that class of notes as at the immediately preceding payment date for group 2 issuers (after taking into account principal payments on such payment date) less an amount equal to the product of:

                     (i) the sum of (1) the product of (A) the sum of the mortgages trustee principal receipts for each distribution date since the immediately preceding payment date for group 2 issuers, and (B) the Funding share percentage or, as applicable, the weighted average Funding share percentage applicable as at the later to occur of the immediately preceding assignment date, the immediately preceding Funding contribution date and the immediately preceding distribution date, and (2) the amount standing to the credit of the Funding principal ledger as at the end of the preceding payment date for group 2 issuers (after application of Funding available principal receipts on that preceding payment date); and

                     (ii) the quotient of (A) the outstanding principal balance of the issuer's intercompany loan as at the immediately preceding payment date for group 2 issuers (after taking into account principal payments on such payment date) less the aggregate of amounts recorded on the principal deficiency ledger of the issuer, divided by (B) the aggregate outstanding principal balance on all intercompany loans as at the immediately preceding payment date for group 2 issuers (after taking into account principal payments on such payment date) less the sum of (1) the aggregate outstanding principal balance of all special repayment notes and (2) the aggregate of amounts recorded on the principal deficiency ledgers of all issuers; and

                     (iii)  either:

                            (1) if the class A notes have not been repaid in full on that payment date and either the issuer arrears test or the issuer reserve requirement has not been satisfied on such payment date:

                                   (a)    in relation to class A notes, the
                                          quotient of (A) the aggregate
                                          principal amount outstanding on the
                                          relevant class of notes as at the
                                          immediately preceding payment date for
                                          group 2 issuers (after taking into
                                          account principal payments on such
                                          payment date), divided by (B) the
                                          aggregate principal amount outstanding
                                          on all class A notes of the issuer as
                                          at the immediately preceding payment
                                          date for group 2 issuers (after taking
                                          into account principal payments); and

                                   (b)    in relation to any other class of
                                          notes, zero; or

                            (2) in any other case, the quotient of (A) the aggregate principal amount outstanding on the relevant class of notes as at the immediately preceding payment date for group 2 issuers (after taking into account principal payments on such payment date), divided by (B) the aggregate principal amount outstanding on all notes of the issuer as at the immediately preceding payment date for group 2 issuers (after taking into account principal payments on such payment date).

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    Notwithstanding the foregoing, upon and after the occurrence of an ACA trigger event in respect of an ACA issuer the target balance for each class of notes of such ACA issuer will be zero.

    To the extent not repaid earlier, the full principal amount outstanding on a class of notes will become due and payable on the final maturity date of that class of notes.


DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT AND PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT

    Following the occurrence of a non-asset trigger event but prior to the enforcement of the Funding security under the Funding deed of charge and/or the issuer security under the issuer deed of charge, the issuer cash manager will apply issuer available principal receipts in the following order of priority:

       (A) first, to pay amounts (including such part of any termination payment) due to the series 1 class A1 dollar currency swap provider under the series 1 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A1 dollar currency swap provider to repay the series 1 class A1 notes until the series 1 class A1 notes have been repaid in full;

       (B) second, to pay amounts (including such part of any termination payment) due to the series 1 class A2 euro currency swap provider under the series 1 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A2 euro currency swap provider to repay the series 1 class A2 notes until the series 1 class A2 notes have been repaid in full;

       (C) third, in no order of priority between them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class A3 dollar currency swap provider under the series 1 class A3 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A3 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A3 dollar currency swap provider to repay the series 1 class A3 notes until the series 1 class A3 notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class A1 dollar currency swap provider under the series 2 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2

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

                     class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class A1 dollar currency swap provider to repay the series 2 class A1 notes until the series 2 class A1 notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class A2 euro currency swap provider under the series 2 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class A2 euro currency swap provider to repay the series 2 class A2 notes until the series 2 class A2 notes have been repaid in full;

              * to repay the series 3 class A1 notes until the series 3 class A1 notes have been repaid in full; and

              * to repay the series 3 class A2 notes until the series 3 class A2 notes have been repaid in full;

       (D) fourth, in no order of priority among them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class B dollar currency swap provider under the series 1 class B dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class B dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class B dollar currency swap provider to repay the series 1 class B notes until the series 1 class B notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class B euro currency swap provider under the series 2 class B euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class B euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class B euro currency swap provider to repay the series 2 class B notes until the series 2 class B notes have been repaid in full; and

              * to repay the series 3 class B notes until the series 3 class B notes have been repaid in full;

       (E) fifth, in no order of priority among them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class M dollar currency swap provider under the series 1 class M dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class M dollar currency swap and applied in accordance with this order of

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

                     priority of payments) and from amounts received from the series 1 class M dollar currency swap provider to repay the series 1 class M notes until the series 1 class M notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class M euro currency swap provider under the series 2 class M euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class M euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class M euro currency swap provider to repay the series 2 class M notes until the series 2 class M notes have been repaid in full; and

              * to repay the series 3 class M notes until the series 3 class M notes have been repaid in full; and

       (F) last, in no order of priority among them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class C dollar currency swap provider under the series 1 class C dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class C dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class C dollar currency swap provider to repay the series 1 class C notes until the series 1 class C notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class C euro currency swap provider under the series 2 class C euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class C euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class C euro currency swap provider to repay the series 2 class C notes until the series 2 class C notes have been repaid in full; and

              * to repay the series 3 class C notes until the series 3 class C notes have been repaid in full.

    If any swap collateral available principal amounts (as defined in the glossary) are received by the issuer on a payment date, such swap collateral available principal amounts shall be applied by the issuer cash manager on that payment date in the same manner as it would have applied the receipts which such swap collateral available principal amounts replace.


DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY AND/OR THE ISSUER SECURITY

    Following the occurrence of an asset trigger event but prior to enforcement of the Funding security under the Funding deed of charge and/or the issuer security under the issuer deed of charge, the issuer cash manager will apply issuer available principal receipts in the following order of priority:

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

       (A) first, in no order of priority among them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class A1 dollar currency swap provider under the series 1 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A1 dollar currency swap provider to repay the series 1 class A1 notes until the series 1 class A1 notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 1 class A2 euro currency swap provider under the series 1 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A2 euro currency swap provider to repay the series 1 class A2 notes until the series 1 class A2 notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 1 class A3 dollar currency swap provider under the series 1 class A3 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A3 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A3 dollar currency swap provider to repay the series 1 class A3 notes until the series 1 class A3 notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class A1 dollar currency swap provider under the series 2 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class A1 dollar currency swap provider to repay the series 2 class A1 notes until the series 2 class A1 notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class A2 euro currency swap provider under the series 2 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A2 euro currency swap and applied in accordance with this order of

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

                     priority of payments) and from amounts received from the series 2 class A2 euro currency swap provider to repay the series 2 class A2 notes until the series 2 class A2 notes have been repaid in full; and

              * to repay the series 3 class A1 notes until the series 3 class A1 notes have been repaid in full; and

              * to repay the series 3 class A2 notes until the series 3 class A2 notes have been repaid in full;

       (B) second, in no order of priority among them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class B dollar currency swap provider under the series 1 class B dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class B dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class B dollar currency swap provider to repay the series 1 class B notes until the series 1 class B notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class B euro currency swap provider under the series 2 class B euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class B euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class B euro currency swap provider to repay the series 2 class B notes until the series 2 class B notes have been repaid in full; and

              * to repay the series 3 class B notes until the series 3 class B notes have been repaid in full;

       (C) third, in no order of priority among them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class M dollar currency swap provider under the series 1 class M dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class M dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class M dollar currency swap provider to repay the series 1 class M notes until the series 1 class M notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class M euro currency swap provider under the series 2 class M euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class M euro currency swap and applied in accordance with this order of

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

                     priority of payments) and from amounts received from the series 2 class M euro currency swap provider to repay the series 2 class M notes until the series 2 class M notes have been repaid in full; and

              * to repay the series 3 class M notes until the series 3 class M notes have been repaid in full; and

       (D) last, in no order of priority among them, but in proportion to the amounts due:

              * to pay amounts (including such part of any termination payment) due to the series 1 class C dollar currency swap provider under the series 1 class C dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class C dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class C dollar currency swap provider to repay the series 1 class C notes until the series 1 class C notes have been repaid in full;

              * to pay amounts (including such part of any termination payment) due to the series 2 class C euro currency swap provider under the series 2 class C euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class C euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class C euro currency swap provider to repay the series 2 class C notes until the series 2 class C notes have been repaid in full; and

              * to repay the series 3 class C notes until the series 3 class C notes have been repaid in full.

    If any swap collateral available principal amounts (as defined in the glossary) are received by the issuer on a payment date, such swap collateral available principal amounts shall be applied by the issuer cash manager on that payment date in the same manner as it would have applied the receipts which such swap collateral available principal amounts replace.


DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY

    The Funding deed of charge sets out the order of priority of distribution by the security trustee, following service of an intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf.

    The security trustee (or the cash manager on its behalf) will apply amounts received or recovered following enforcement of the Funding security on each payment date in accordance with the following order of priority (known as the "FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS"):

       (A) first, from amounts standing to the credit of the Funding expense sub-ledger in respect of such payment date, to pay amounts due to the security trustee and any receiver appointed by the security trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding deed of charge or any other transaction document;

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

       (B) second, from amounts standing to the credit of the Funding expense sub-ledger in respect of such payment date, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with (to the extent not already inclusive) VAT on those amounts;

       (C) third, from amounts standing to the credit of the Funding expense sub-ledger in respect of such payment date, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due to (i) the account bank under the terms of the bank account agreement, (ii) the stand-by account bank under the terms of the stand-by bank account agreement and (iii) the corporate services provider under the terms of the corporate services agreement;

       (D) fourth, (1) from group 1 available revenue receipts and group 1 available principal receipts in respect of each payment date for group 1 issuers, in no order of priority among them but in proportion to the respective amounts due, to each group 1 issuer its issuer allocable revenue receipts and issuer allocable principal receipts towards payment of amounts of interest, principal and fees due to such group 1 issuer under such issuer's intercompany loan agreement, which in the case of the issuer shall be up to the aggregate of the amounts, and shall be applied in the amounts and priorities, as set forth in "-- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY" below;

       (2) from group 2 available revenue receipts and group 2 available principal receipts in respect of each payment date for group 2 issuers, in no order of priority among them but in proportion to the respective amounts due, to each group 2 issuer its issuer allocable revenue receipts and issuer allocable principal receipts, respectively, towards payment of amounts of interest, principal and fees due to such group 2 issuer under such issuer's intercompany loan agreement, which in the case of the issuer shall be up to the aggregate of the amounts, and shall be applied in the amounts and priorities, as set forth in "-- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY" below;

       (E) fifth, (1) from group 1 available revenue receipts and group 1 available principal receipts in respect of each payment date for group 1 issuers, towards payment of amounts due to each start-up loan provider under the relevant start-up loan agreement for each group 1 issuer; (2) from group 2 available revenue receipts and group 2 available principal receipts in respect of each payment date for group 2 issuers, towards the payment of amounts due to each start-up loan provider under the relevant start-up loan agreement for each group 2 issuer;

       (F) sixth, from any remaining Funding available revenue receipts (being the remaining group 1 available revenue receipts, the group 1 available principal receipts, the group 2 available revenue receipts and the group 2 available principal receipts) in respect of such payment date, towards payment of any deferred contribution due to the mortgages trustee under the mortgages trust deed; and

       (G) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (F) above, to Funding;

PROVIDED THAT, to the extent that there is a shortfall in the amounts standing to the credit of the Funding expense sub-ledger, amounts payable under (A) through (C) above may also be paid from group 1 available revenue receipts or group 2 available revenue receipts as applicable to the relevant payment date.

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

DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY

    Following enforcement of the issuer security, "ISSUER AVAILABLE PRINCIPAL RECEIPTS" for the issuer in respect of any payment date means the sum calculated by or on behalf of the note trustee on the distribution date immediately preceding such payment date as the amount to be repaid by Funding to the issuer under the intercompany loan during the relevant interest period and/or the sum otherwise recovered by the note trustee (or the receiver appointed on its behalf) representing the outstanding principal balance of the notes.

    The issuer deed of charge sets out the order of priority of distribution by or on behalf of the note trustee, following enforcement of the issuer security, of amounts received or recovered by the note trustee (or a receiver appointed on its behalf) pursuant to the issuer deed of charge. If the Funding security is enforced under the Funding deed of charge, then there will be an event of default in respect of the issuer security under each issuer deed of charge.

    On each payment date the note trustee (or the issuer cash manager on its behalf) will apply amounts received or recovered following enforcement of the issuer security as follows:

       (A) first, to pay amounts due to the note trustee (and any receiver appointed by the note trustee) together with the interest and VAT on those amounts and to provide for any amounts then due or to become due and payable to the note trustee and the receiver under the provisions of the trust deed, the issuer deed of charge and any other transaction document;

       (B) second, to pay, in no order of priority among them but in proportion to the respective amounts due, the agent bank, the paying agents, the transfer agent and the registrar, together with interest and VAT on those amounts and to provide for any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the paying agent and agent bank agreement;

       (C) third, in no order of priority among them but in proportion to the respective amounts due, towards payment of amounts (together with VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement, to the corporate services provider under the corporate services agreement and to the issuer account bank under the issuer bank account agreement;

       (D) fourth, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts (including such part of any termination payment) due to the basis rate swap provider (except for any termination payment or any part thereof due and payable to the basis rate swap provider as a result of a basis rate swap provider default, save to the extent such termination payment may be satisfied by any swap replacement payment made to the issuer following a downgrade termination event in respect of the basis rate swap and applied in accordance with this order of priority of payments);

              * amounts (including such part of any termination payment) due to the series 1 class A1 dollar currency swap provider under the series 1 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A1 dollar currency swap provider to pay interest due or overdue and to repay principal of the series 1 class A1 notes until the series 1 class A1 notes have been repaid in full;

              * amounts (including such part of any termination payment) due to the series 1 class A2 euro currency swap provider under the series 1 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A2 euro currency swap provider to pay interest due or overdue and to repay principal of the series 1 class A2 notes until the series 1 class A2 notes have been repaid in full;

              * amounts (including such part of any termination payment) due to the series 1 class A3 dollar currency swap provider under the series 1 class A3 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class A3 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class A3 dollar currency swap provider to pay interest due or overdue and to repay principal of the series 1 class A3 notes until the series 1 class A3 notes have been repaid in full;

              * amounts (including such part of any termination payment) due to the series 2 class A1 dollar currency swap provider under the series 2 class A1 dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A1 dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class A1 dollar currency swap provider to pay interest due or overdue and to repay principal of the series 2 class A1 notes until the series 2 class A1 notes have been repaid in full;

              * amounts (including such part of any termination payment) due to the series 2 class A2 euro currency swap provider under the series 2 class A2 euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class A2 euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class A2 euro currency swap provider to pay interest due or overdue and to repay principal of the series 2 class A2 notes until the series 2 class A2 notes have been repaid in full;

              * interest due or overdue and to repay principal of the series 3 class A1 notes until the series 3 class A1 notes have been repaid in full; and

              * principal of the series 3 class A2 notes until the series 3 class A2 notes have been repaid in full and (i) on any payment date up to and including the earlier of (a) the payment date in September 2011, (b) the occurrence of a trigger event or (c) the enforcement of the Funding security and/or the issuer security, amounts (including such part of any termination payment) due to the interest rate swap provider under the interest rate swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of an interest rate swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the interest rate swap and applied in accordance with this order of priority of payments) and from amounts received from the interest rate swap provider to pay interest due or overdue and (ii) thereafter, amounts (including such part of any termination payment) due to the interest rate swap provider under the interest rate swap, to the extent not already paid (except for any termination payment or any part thereof due and payable to that swap provider as a result of an interest rate swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the interest rate swap and applied in accordance with this order of priority of payments) and to pay interest due or overdue on the series 3 class A2 notes to the holders of the series 3 class A2 notes;


       (E) fifth, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts (including such part of any termination payment) due to the series 1 class B dollar currency swap provider under the series 1 class B dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class B dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class B dollar currency swap provider to pay interest due or overdue and to repay principal of the series 1 class B notes until the series 1 class B notes have been repaid in full;

              * amounts (including such part of any termination payment) due to the series 2 class B euro currency swap provider under the series 2 class B euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class B euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class B euro currency swap provider to pay interest due or overdue and to repay principal of the series 2 class B notes until the series 2 class B notes have been repaid in full; and

              * interest due or overdue and to repay principal of the series 3 class B notes until the series 3 class B notes have been repaid in full;

       (F) sixth, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts (including such part of any termination payment) due to the series 1 class M dollar currency swap provider under the series 1 class M dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class M dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class M dollar currency swap provider to pay interest due or overdue and to repay principal of the series 1 class M notes until the series 1 class M notes have been repaid in full;

              * amounts (including such part of any termination payment) due to the series 2 class M euro currency swap provider under the series 2 class M euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class M euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class M euro currency swap provider to pay interest due or overdue and to repay principal of the series 2 class M notes until the series 2 class M notes have been repaid in full; and

              * interest due or overdue and to repay principal of the series 3 class M notes until the series 3 class M notes have been repaid in full;

       (G) seventh, in no order of priority among them but in proportion to the respective amounts due, to pay:

              * amounts (including such part of any termination payment) due to the series 1 class C dollar currency swap provider under the series 1 class C dollar currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a dollar currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 1 class C dollar currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 1 class C dollar currency swap provider to pay interest due or overdue and to repay principal of the series 1 class C notes until the series 1 class C notes have been repaid in full;

              * amounts (including such part of any termination payment) due to the series 2 class C euro currency swap provider under the series 2 class C euro currency swap (except for any termination payment or any part thereof due and payable to that swap provider as a result of a euro currency swap provider default by that swap provider, save to the extent such termination payment may be satisfied by any swap replacement payment received by the issuer following a downgrade termination event in respect of the series 2 class C euro currency swap and applied in accordance with this order of priority of payments) and from amounts received from the series 2 class C euro currency swap provider to pay interest due or overdue and to repay principal of the series 2 class C notes until the series 2 class C notes have been repaid in full; and

              * interest due or overdue and to repay principal of the series 3 class C notes until the series 3 class C notes have been repaid in full;

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

       (H) eighth, on the payment date falling in December of each year, to pay to the issuer account bank an amount equal to the amount of any debit balance in the issuer transaction account as permitted by the issuer account bank and outstanding as at such payment date;

       (I) ninth, in no order of priority among them but in proportion to the respective amounts due, to pay any termination payment to:

              * the basis rate swap provider following a basis rate swap provider default;

              * the interest rate swap provider following an interest rate swap provider default;

              * any dollar currency swap provider following a dollar currency swap provider default; and

              * any euro currency swap provider following a euro currency swap provider default; and

       (J) last, to pay any amount remaining following the application of principal and revenue set forth in items (A) through (I) above, to the issuer.

                                CREDIT STRUCTURE

    The notes will be an obligation of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are ten main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

       * mortgages trustee available revenue receipts remaining after payment to the seller of the seller share of the trust property are expected to exceed interest and fees payable to the issuers under the intercompany loans;

       * a revenue shortfall in issuer available revenue receipts may be met from issuer available principal receipts;

       * an issuer reserve fund will be established by Funding for the issuer to meet revenue shortfalls in Funding available revenue receipts to pay fees and interest due on the intercompany loan;

       * each of the series 1, series 2 and series 3 payments on the class C notes will be subordinated to payments on the class A notes, the class B notes and the class M notes;

       * each of the series 1, series 2 and series 3 payments on the class M notes will be subordinated to payments on the class A notes and the class B notes;

       * each of the series 1, series 2 and series 3 payments on the class B notes will be subordinated to payments on the class A notes;

       * the mortgages trustee GIC account, the Funding GIC account and the Funding (Granite 04-3) GIC account each earn interest at a specified rate (expected to be 0.15% below LIBOR for three-month sterling deposits);

       * a reserve fund will be available to Funding to meet revenue shortfalls in fees and interest due on the intercompany loan and any other intercompany loans;

       * Funding will be obliged to establish an issuer liquidity reserve fund for the issuer if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least "A3" or at least "A-" by Fitch (unless the relevant rating agency confirms that the then current ratings of the notes will not be adversely affected by the ratings downgrade of the seller); and

       * a start-up loan will be provided to Funding to meet the costs of setting up the structure and to partially fund the issuer reserve fund.

    Each of these factors is considered more fully in the remainder of this section.


CREDIT SUPPORT FOR THE NOTES PROVIDED BY MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS

    The interest rates charged on the mortgage loans vary according to product type. It is anticipated, however, that during the life of the notes, the revenue receipts received from borrowers on the mortgage loans remaining after payment to the seller of the seller share of such revenue receipts will, assuming that all of the mortgage loans are fully performing, be greater than the sum of the interest which Funding is required to pay on the intercompany loans in order to fund (by payment to a swap provider or otherwise) the interest payments due on the notes and the notes of all other issuers and the other costs and expenses of the structure and the structures relating to all other issuers. Based on the same assumption, issuer allocable revenue receipts are expected to be sufficient to pay the amounts payable under items (A) through (E), (G), (I) and (K) of the issuer pre-enforcement revenue priority of payments.

    The actual amount of any excess will vary during the life of the notes. The key factors determining such variation are as follows:

       *      the weighted average interest rate on the mortgage portfolio; and

       *      the level of arrears experienced.

    On any distribution date, any excess will be available to meet the payments referred to in the mortgages trust allocation of revenue receipts and the payment of amounts of deferred contribution to the mortgages trustee which, in turn, will fund the payment of deferred purchase price to the seller. Any deferred contribution so paid to the mortgages trustee cannot subsequently be reclaimed by Funding.

INTEREST RATE ON THE MORTGAGE PORTFOLIO

    The weighted average interest rate on the mortgage portfolio will depend on:

       * the standard variable rate or other interest rate payable on, and the aggregate current balance of, the variable rate mortgage loans included in the trust property from time to time; and

       * the fixed rates of interest payable on, and the aggregate current balance of, the fixed rate mortgage loans included in the trust property from time to time.

    The issuer will enter into a basis rate swap agreement to hedge against the variances on the rates payable on the mortgage loans. See "THE SWAP AGREEMENTS".

    Scheduled and unscheduled repayments will also affect the weighted average interest rate on the mortgage portfolio. For historical data on the level of scheduled and unscheduled repayments in the UK housing market, see "CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET -- CPR RATES".

LEVEL OF ARREARS EXPERIENCED

    If the level of arrears of interest payments made by the borrowers results in Funding experiencing an income deficit on any payment date, then the issuer reserve fund and the issuer liquidity reserve fund, if any, established by Funding in respect of the issuer may be utilized by Funding in making payments of interest (or, in limited circumstances, payments of principal following the enforcement of the issuer security) to the issuer under the intercompany loan on that payment date. However, no issuer reserve fund or issuer liquidity reserve fund established by Funding in respect of any other issuer may be utilized by Funding in making any payments to the issuer under the intercompany loan.

    In addition (but only if there are no amounts standing to the credit of the relevant issuer reserve ledger and issuer liquidity reserve ledger, if any, of the issuer) Funding will be able to apply the issuer's share of any amounts standing to the credit of the Funding reserve ledger, as described under "-- FUNDING RESERVE FUND", against that income deficit.

    Funding available revenue receipts which are paid to the issuer on a payment date may be applied on that payment date by the issuer to extinguish amounts standing to the credit of the issuer principal deficiency ledger in accordance with the issuer pre-enforcement revenue priority of payments.

    Funding available revenue receipts which are not paid to the issuer also may be utilized to replenish the issuer reserve fund in accordance with the issuer pre-enforcement revenue priority of payments to the extent of the issuer's allocable share.


FUNDING RESERVE FUND

    The Funding reserve fund has been established:

       * to be allocated among issuers and between groups to help meet any deficit in Funding available revenue receipts and thereby to help meet any deficit recorded on the issuer principal deficiency ledgers; and

       * to fund initial reserves and other expenses in connection with the issuance of notes by the issuer and any other issuers.

    The Funding reserve fund is funded from Funding available revenue receipts which are distributed to Funding from the mortgages trust and deposited in the Funding GIC account. The Funding reserve ledger is maintained by the cash manager to record the balance from time to time of the Funding reserve fund.

    On each payment date funds standing to the credit of the Funding reserve fund will be added to certain other income of Funding in calculating Funding available revenue receipts which are available to make payments of interest and fees on the intercompany loan and any other intercompany loan.

    Prior to enforcement of the Funding security, amounts standing to the credit of the Funding reserve fund may be utilized through their inclusion in the calculation of Funding available revenue receipts to meet, and thereby to satisfy, any deficit on each issuer principal deficiency ledger.

    The Funding reserve fund will be funded and replenished from:

       (1) Funding available revenue receipts up to and including an amount equal to the "FUNDING RESERVE REQUIRED AMOUNT", being the amount from time to time equal to the product of 1% and the greater of
              (a) the aggregate principal amount outstanding of the notes outstanding of all issuers on the relevant determination date and
              (b) the aggregate outstanding principal balance of the intercompany loans of all issuers on the relevant determination date, or such other amount as may be agreed from time to time with the rating agencies; and



       (2) following the occurrence of a Funding step-up trigger event, any Funding available revenue receipts to be paid in accordance with item (J) of the Funding pre-enforcement revenue priority of payments up to and including an additional amount, being an amount equal to the sum of the Funding reserve required amount and [GBP]22,100,000.



    As at the closing date, the Funding reserve required amount will be approximately [GBP]221,000,000. All amounts currently in the Funding reserve fund as of the closing date may be used to partially fill the issuer reserve fund and/or to pay a portion of the costs and expenses in connection with the issuance of the notes. The balance of the Funding reserve fund as of July 31, 2004 was [GBP]23,965,350. Funding available revenue receipts will only be applied to replenish the Funding reserve fund after paying interest due on each intercompany loan (which, in turn, is funding interest due on the notes and any new notes (if any) and reducing any deficiency on the issuer principal deficiency ledgers) as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY".


    The seller, Funding, the rating agencies and the security trustee may agree to increase the Funding reserve required amount and any additional amount by which the Funding reserve required amount is increased from time to time.


ISSUER RESERVE FUND


    On the closing date, an issuer reserve fund will be established by Funding. The issuer reserve fund will be initially funded to an amount of [GBP]41,000,000 from a portion of the start-up loan and a portion of the Funding reserve fund and will be deposited into the Funding (Granite 04-3) GIC account, which will be a separate GIC account in the name of Funding. The issuer reserve ledger will be maintained by the cash manager to record the balance from time to time of the issuer reserve fund. Funding will grant to the security trustee a security interest in respect of the Funding (Granite 04-3) GIC account as security for its obligations to the issuer under the intercompany loan agreement.


    On each payment date prior to the enforcement of the issuer security, funds standing to the credit of the issuer reserve fund will be added to certain other income of Funding in calculating the Funding available revenue receipts which are to be allocated to the issuer to make payments of interest and fees due under the intercompany loan. Once received by the issuer those revenue receipts may be utilized by the issuer in meeting, and thereby satisfying, any deficit on the issuer principal deficiency ledger. Funding is not entitled to utilize the issuer reserve fund to meet any deficit in Funding available revenue receipts which are allocated to any other issuer to make payments due under any other intercompany loan agreement unless and until the intercompany loan of the issuer has been repaid in full and Funding has no further liability under the intercompany loan agreement. Following the repayment in full of the intercompany loan and provided Funding has no further liability under the intercompany loan agreement, any remaining amounts standing to the credit of the issuer reserve fund may be utilized by Funding in paying any other liability of Funding subject to and in accordance with the relevant Funding priority of payments. Further, Funding will be entitled to establish a separate reserve fund which will be deposited into a separate GIC account in the name of Funding to help meet that deficit allocated to any new issuer and has established issuer reserve funds with respect to the previous issuers.

    The cash manager will apply funds available in the issuer reserve fund and the issuer liquidity reserve fund, if any, prior to applying funds available in the Funding reserve fund in calculating the Funding available revenue receipts to be allocated to the issuer. In addition, prior to utilizing any amounts credited to the issuer reserve fund or the issuer liquidity reserve fund, if any, the cash manager will apply other Funding available revenue receipts in making payments of interest and fees under any intercompany loan.

    The issuer reserve fund will be funded and, if necessary, replenished from:



       (1) excess Funding available revenue receipts which are allocated to the issuer up to and including an amount equal to the "ISSUER RESERVE REQUIRED AMOUNT", being an amount equal to [GBP]48,000,000; and




       (2) following the occurrence of an arrears or step-up trigger event, any Funding available revenue receipts to be paid in accordance with item (H) of the Funding pre-enforcement revenue priority of payments up to and including an amount, being an amount equal to the sum of the issuer reserve required amount and (a) if an arrears or step-up trigger event has occurred under item (i) only of the arrears or step-up trigger event definition, [GBP]7,200,000, (b) if an arrears or step-up trigger event has occurred under item (ii) only of the arrears or step-up trigger event definition, [GBP]10,800,000, or (c) if an arrears or step-up trigger event has occurred under both items (i) and (ii) of the arrears or step-up trigger event definition, [GBP]18,000,000.


    Funding available revenue receipts will only be applied to replenish the issuer reserve fund after paying interest due under the intercompany loan to fund interest due on the notes on the relevant payment date, after paying such fees under the intercompany loan as will be sufficient to reduce any deficiency on the issuer principal deficiency subledgers and after application of Funding available revenue receipts to pay certain expenses of Funding and to fund the issuer liquidity reserve fund up to the issuer liquidity reserve required amount, all as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY".

    Following enforcement of the issuer security, amounts standing to the credit of the issuer reserve ledger may be applied in making payments of principal due under the intercompany loan of the issuer (but not in respect of any other intercompany loan of any other issuer).


    The seller, Funding, the rating agencies and the security trustee may agree to increase the issuer reserve required amount and any additional amounts as set out above from time to time. If an arrears or step-up trigger event under item (i) only of the arrears or step-up trigger event definition is cured after its occurrence, the issuer reserve required amount will be reduced by [GBP]7,200,000.



ISSUER LIQUIDITY RESERVE FUND

    Funding will be required to establish a liquidity reserve fund for the issuer if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the notes will not be adversely affected by the ratings downgrade).

    Prior to enforcement of the issuer security, the issuer liquidity reserve fund may be used:

       * to help meet any deficit in Funding available revenue receipts which are allocated to the issuer to pay amounts due on the intercompany loan, but only to the extent that such amounts are necessary to fund the payment by the issuer of interest and fees due on the relevant payment date in respect of the class A notes and/or the class B notes and to help meet any deficit recorded on the issuer principal deficiency ledger in respect of the class A notes; and

       * (provided that there are no class A notes outstanding) to help meet any deficit in Funding available revenue receipts which are allocated to the issuer to pay all interest and fees due on the intercompany loan.

    The issuer liquidity reserve fund, if any, will be funded initially from Funding available principal receipts which are allocated to the issuer in accordance with the Funding pre-enforcement principal priority of payments. The issuer liquidity reserve fund will be funded up to the "ISSUER LIQUIDITY RESERVE REQUIRED AMOUNT", being an amount as of any payment date equal to the excess, if any, of 3% of the aggregate outstanding balance of the notes on that payment date over amounts standing to the credit of the issuer reserve fund on that payment date.

    The issuer liquidity reserve fund will be deposited in Funding's name in the Funding (Granite 04-3) GIC account into which the issuer reserve fund also will be deposited. All interest or income accrued on the amount of the issuer liquidity reserve fund while on deposit in the Funding (Granite 04-3) GIC account will belong to Funding. The cash manager will maintain a separate issuer liquidity reserve ledger to record the balance from time to time of the issuer liquidity reserve fund.

    On each payment date prior to enforcement of the issuer security, funds standing to the credit of the issuer liquidity reserve fund will be added to certain other income of Funding in calculating Funding available revenue receipts which are allocated to the issuer to make payments due under the intercompany loan. Funding will not be entitled to utilize the issuer liquidity reserve fund to meet any deficit in Funding available revenue receipts which are allocated to any other issuer to make payments due under any other intercompany loan unless and until the intercompany loan of the issuer has been repaid in full and Funding has no further liability under the intercompany loan agreement. Following the repayment in full of the intercompany loan and provided Funding has no further liability under the intercompany loan agreement, any remaining amounts standing to the credit of the issuer liquidity reserve fund may be utilized by Funding in paying any other liability of Funding subject to and in accordance with the relevant Funding priority of payments. Further, Funding will be entitled to establish a separate liquidity reserve fund for each new issuer which will be deposited into a separate GIC account in the name of Funding to help meet that deficit allocated to any new issuer.

    Once it has been initially funded, the issuer liquidity reserve fund will be replenished from any Funding available revenue receipts or Funding available principal receipts. Funding available revenue receipts will only be applied to replenish the issuer liquidity reserve fund after paying amounts due on the intercompany loan to the extent that such amounts will fund the payment of interest due on the class A notes, the class B notes and the reduction of any deficiency on the principal deficiency subledger for the class A notes (but not to fund any payment which would reduce any deficiency on the principal deficiency subledgers for the class B notes, the class M notes or the class C notes as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE
REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY"). Funding available principal receipts will be applied, if necessary, on any payment date to replenish the issuer liquidity reserve fund as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF
THE FUNDING SECURITY".

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    Following enforcement of the issuer security, amounts standing to the credit of the issuer liquidity reserve ledger may be applied in making payments of principal due under the intercompany loan of the issuer (but not in respect of any other intercompany loan of any previous issuer or any new issuer).


ISSUER PRINCIPAL DEFICIENCY LEDGER

    An issuer principal deficiency ledger will be established for the issuer on the closing date to record:

       * any principal losses on the mortgage loans allocated by Funding to the intercompany loan of the issuer;

       * the application of issuer allocable principal receipts to meet any deficiency in issuer available revenue receipts as described under "-- USE OF PRINCIPAL RECEIPTS TO PAY ISSUER INCOME DEFICIENCY"; and

       * the application of Funding available principal receipts which are allocated to the issuer to fund the issuer liquidity reserve fund as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY".

    On the closing date, the issuer principal deficiency ledger will be divided into four subledgers which will correspond to each of the class A notes, class B notes, class M notes and class C notes, respectively. The subledger for each class will show separate entries for each class of notes.

    The allocation of losses on the mortgage loans to the intercompany loan of the issuer or the application of issuer available principal receipts to pay interest on the notes or the application by Funding of issuer allocable principal receipts to fund the issuer liquidity reserve fund will be recorded as follows:

       * first, on the class C principal deficiency subledger until the balance of that subledger is equal to the aggregate outstanding balance of the series 1 class C notes, the series 2 class C notes and the series 3 class C notes;

       * second, on the class M principal deficiency subledger, until the balance of that subledger is equal to the aggregate outstanding balance of the series 1 class M notes, the series 2 class M notes and the series 3 class M notes;

       * third, on the class B principal deficiency subledger, until the balance of that subledger is equal to the aggregate outstanding balance of the series 1 class B notes, the series 2 class B notes and the series 3 class B notes; and

       * last, on the class A principal deficiency subledger, at which point there will be an asset trigger event.

    Losses on the mortgage loans that have been allocated to Funding on any date shall be allocated to the intercompany loan of each issuer as described under "THE INTERCOMPANY LOAN AGREEMENT -- ALLOCATION OF LOSSES".

    Each time that the issuer credits issuer available revenue receipts to the principal deficiency ledger of the issuer, it shall be deemed to cure the relevant deficiencies in the following order:

       * first, deficiencies which have resulted from the application of issuer available principal receipts to meet any deficiency in issuer available revenue receipts;

       * second, deficiencies which have arisen from principal losses on the mortgage loans being allocated by Funding to the intercompany loan of such issuer; and

       * last, deficiencies which have arisen from the application by Funding of Funding allocable principal receipts to fund the issuer liquidity reserve fund, and

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              accordingly, each time a record is made on the principal
              deficiency ledger of the issuer, the issuer cash manager will describe the source of such deficiency as being one of the above categories (as appropriate).

    As described under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY", issuer available revenue receipts may, on each payment date, be applied as follows:

       * first, provided that interest due on the series 1 class A1 notes, the series 1 class A2 notes, the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes has been paid, in an amount necessary to reduce to zero the balances in respect of the series 1 class A1 notes, the series 1 class A2 notes, the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes (in no order of priority but in proportion to their outstanding balances) on the class A principal deficiency subledger;

       * second, provided that interest due on the series 1 class B notes, the series 2 class B notes and the series 3 class B notes has been paid, in an amount necessary to reduce to zero the balances in respect of the series 1 class B notes, the series 2 class B notes and the series 3 class B notes (in no order of priority but in proportion to their outstanding balances) on the class B principal deficiency subledger;

       * third, provided that interest due on the series 1 class M notes, the series 2 class M notes and the series 3 class M notes has been paid, in an amount necessary to reduce to zero the balance in respect of the series 1 class M notes, the series 2 class M notes and the series 3 class M notes on the class M principal deficiency subledger; and

       * last, provided that interest due on the series 1 class C notes, the series 2 class C notes and the series 3 class C notes has been paid, in an amount necessary to reduce to zero the balances in respect of the series 1 class C notes, the series 2 class C notes and the series 3 class C notes (in no order of priority but in proportion to their outstanding balances) on the class C principal deficiency subledger.

    To the extent that on any payment date, any Funding available revenue receipts are applied as Funding available principal receipts pursuant to rule 4 under "RULES FOR APPLICATION OF FUNDING AVAILABLE REVENUE RECEIPTS", then on such payment date (for the limited purposes set out in this paragraph) the issuer shall be deemed to have received such amounts as issuer available revenue receipts to be applied to reduce the balances on the issuer principal deficiency ledger in the manner described above. Any such adjustment to the issuer principal deficiency ledger shall be completed prior to the application of the issuer pre-enforcement revenue priority of payments on such payment date.


FUNDING PRINCIPAL DEFICIENCY LEDGER

    A principal deficiency ledger has been established for Funding to record any principal losses on the mortgage loans allocated to Funding pursuant to the terms of the mortgages trust, and to record the application of Funding available principal receipts to any issuer to fund the issuer liquidity reserve fund of that issuer. As to principal losses on the mortgage loans and the application of Funding available principal receipts to fund issuer liquidity reserve funds, the Funding principal deficiency ledger will reflect the aggregate positions of the issuer principal deficiency ledgers of the issuers.

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

    On each occasion on which an issuer principal deficiency ledger is credited (and the related principal deficiencies are thereby reduced), the cash manager on behalf of Funding will credit the Funding principal deficiency ledger and thereby record a similar reduction in aggregate principal deficiencies.


USE OF PRINCIPAL RECEIPTS TO PAY ISSUER INCOME DEFICIENCY

    On the distribution date immediately preceding each payment date, the issuer cash manager will calculate whether there will be an excess or a deficit of issuer available revenue receipts to pay items (A) through (P) of the issuer pre-enforcement revenue priority of payments (after taking account of any group 1 shared issuer revenue receipts or group 2 shared issuer revenue receipts, if any, available therefor).

    If there is a deficit in the amount of issuer available revenue receipts to pay items (A) through (E), (G), (I) and (K) of the issuer pre-enforcement revenue priority of payments, then the issuer shall pay or provide for that deficit by the application of funds which constitute issuer allocable principal receipts, if any, paid to the issuer and the issuer cash manager shall make a corresponding debit entry in the relevant issuer principal deficiency subledger, as described under "-- ISSUER PRINCIPAL DEFICIENCY LEDGER".

    Issuer available principal receipts may not be used to pay interest on any class of notes if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a principal deficiency subledger relating to a higher ranking class of notes, and may not be used to make up any deficit other than in respect of items (A) through (E), (G), (I) and/or (K) of the issuer pre-enforcement revenue priority of payments. Principal therefore may not be used to pay interest on a class of notes if the balance on the relevant principal deficiency subledger for such class of notes is equal to the principal amount outstanding on such class of notes.

    The issuer shall apply any excess issuer available revenue receipts to extinguish any balance on the issuer principal deficiency ledger, as described under "-- ISSUER PRINCIPAL DEFICIENCY LEDGER".


ISSUER BASIS, INTEREST RATE AND CURRENCY SWAPS

    On the closing date, the issuer will enter into the basis rate swap agreement with the basis rate swap provider and the note trustee, which will hedge against the rate of interest applicable to payments to be made by Funding in respect of the intercompany loan (which will be related to the interest rates applicable to the mortgage loans in the trust property) and the rates of interest at which the issuer is obliged to make payments in respect of the notes.


    On the closing date, the issuer also will enter into the dollar currency swaps with the dollar currency swap providers and the note trustee to hedge against the possible variance between:


       * the interest received by the issuer in respect of the basis rate swap agreement, which will be related to sterling LIBOR for three month sterling deposits, and the interest which the issuer is obliged to pay in respect of the dollar notes, which will be related to US dollar LIBOR for three-month dollar deposits; and

       * fluctuations in the exchange rate in respect of principal received on the intercompany loan, which will be received in sterling, and principal which the issuer is obliged to repay in respect of the dollar notes, which must be repaid in dollars.

    On the closing date, the issuer also will enter into the euro currency swaps with the euro currency swap provider and the note trustee to hedge against the possible variance between:

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

       * the interest received by the issuer in respect of the basis rate swap agreement, which will be related to sterling LIBOR for three month sterling deposits, and the interest which the issuer is obliged to pay in respect of the euro notes, which will be related to EURIBOR for three-month euro deposits; and

       * fluctuations in the exchange rate in respect of principal received on the intercompany loan, which will be received in sterling, and principal which the issuer is obliged to repay in respect of the euro notes, which must be repaid in euro.

    On the closing date, the issuer also will enter into the interest rate swap with the interest rate swap provider and the note trustee to hedge against the possible variance between the interest received by the issuer in respect of the basis rate swap agreement, which will be related to sterling LIBOR for three month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 3 class A2 notes, which will be related to a fixed rate of interest up to and including the earlier of (a) the interest period ending on or immediately before the payment date in September 2011, (b) the occurrence of a trigger event or (c) the enforcement of the Funding security and/or the issuer security. The interest rate swap will terminate upon the earlier of (a) the payment date in September 2011, (b) the occurrence of a trigger event, (c) the enforcement of the Funding security and/or the issuer security and (d) the date on which all of the series 3 class A2 notes are redeemed in full.


PRIORITY OF PAYMENTS AMONG THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS M NOTES AND THE CLASS C NOTES

    The order of payments of interest to be made on the classes of notes will be prioritized so that interest payments on the class C notes will be subordinated to interest payments on the class M notes, the class B notes and the class A notes, interest payments on the class M notes will be subordinated to interest payments on the class B notes and the class A notes and interest payments on the class B notes will be subordinated to interest payments on the class A notes, in each case in accordance with the issuer priority of payments.

    Any revenue shortfall in payments of interest due on the class B notes, the class M notes or the class C notes on any payment date will be deferred until the immediately succeeding payment date. On that immediately succeeding payment date, the amount of interest due on the relevant class of notes will be increased to take account of any deferred interest. If on that payment date there is still a revenue shortfall, that revenue shortfall will be deferred again. This deferral process will continue until the final repayment date of the notes, at which point if there is insufficient money available to us to pay interest on the class B notes, the class M notes or the class C notes, then you may not receive all interest amounts payable on those classes of notes.

    We are not able to defer payments of interest due on any payment date in respect of the class A notes. The failure to pay interest on the class A notes will be an event of default under the notes.

    The class A notes, the class B notes, the class M notes and the class C notes will be constituted by the trust deed and will share the same security. Upon enforcement of that security or the occurrence of a trigger event, the class A notes of each series will rank in priority to each series of class B notes, each series of class M notes and each series of class C notes, the class B notes of each series will rank in priority to each series of class M notes and each series of class C notes and each series of class M notes will rank in priority to each series of class C notes.

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MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT/FUNDING (GRANITE 04-3) GIC
ACCOUNT

    All amounts held by the mortgages trustee which are not invested in authorized investments will be deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. The mortgages trustee GIC account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider has agreed to pay a variable rate of interest on funds in the mortgages trustee GIC account of 0.15% per annum below LIBOR for three-month sterling deposits.

    The mortgages trustee GIC account is currently maintained with Northern Rock but may be required to be transferred to the stand-by GIC provider or other bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to Northern Rock fall below "A-1+" (or in the circumstances described below, "A-1") by Standard & Poor's, "F1" by Fitch and "P-1" by Moody's, provided that where the relevant deposit amount is less than 20% of the amount of the Funding share in the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to Northern
Rock by Standard & Poor's shall be at least "A-1".

    Save as provided below, all amounts held by Funding which are not invested in authorized investments will be deposited in the Funding GIC account. The Funding GIC account is maintained with the Funding GIC provider. The Funding GIC account is subject to a guaranteed investment contract such that the Funding GIC provider has agreed to pay a variable rate of interest on funds in the Funding GIC account of 0.15% per annum below LIBOR for three-month sterling deposits.

    All amounts held by Funding in respect of the issuer and standing at any time to the credit of the issuer reserve ledger or the issuer liquidity reserve ledger, if any, and which are not invested in authorized investments will be deposited in the Funding (Granite 04-3) GIC account. The Funding (Granite 04-3) GIC account will be maintained with the Funding GIC provider. This account will be subject to a guaranteed investment contract such that the Funding GIC provider will agree to pay a variable rate of interest on funds in the Funding (Granite 04-3) GIC account of 0.15% per annum below LIBOR for three-month sterling deposits.


START-UP LOAN

    The following section contains a summary of the material terms of the start-up loan agreement. The summary does not purport to be complete and is subject to the provisions of the start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL DESCRIPTION

    On the closing date, Northern Rock plc (the "START-UP LOAN PROVIDER") will make available to Funding a start-up loan under the start-up loan agreement in an amount of approximately [GBP]48,900,000, a portion of which will be used to partially fund the issuer reserve fund, and the other portion of which will be used to meet the costs and expenses incurred by Funding in connection with the acquisition by Funding of the additional Funding share of the trust property and the fees payable under the intercompany loan agreement which will enable the issuer to meet its costs in relation to the issuance of the notes.

INTEREST ON THE START-UP LOAN

    The start-up loan will bear interest at the rate of three-month sterling LIBOR plus 0.90% per annum until repaid. Any unpaid interest will be added to the principal amount owed and will bear interest. Interest is payable by Funding on each payment date.

REPAYMENT OF START-UP LOAN

    Funding will repay the start-up loan only to the extent that it has Funding available revenue receipts after making payments ranking in priority to payments to the start-up loan provider as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE

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receipts  prior  to  enforcement  of  the Funding  security"  or  "CASHFLOWS  --
DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY". Amounts due to the start-up loan provider are payable on any payment date after amounts of interest due to the issuer on the intercompany loan and to any other issuers on the related intercompany loans. Funding will have no further recourse to the start-up loan provider after it has repaid the start-up loan.

EVENT OF DEFAULT

    It will be an event of default under the start-up loan agreement if Funding has available funds to pay amounts due to the start-up loan provider and it does not pay them.

ACCELERATION

    Subject to the Funding deed of charge, the start-up loan will become immediately due and payable upon service of an intercompany loan enforcement notice.

GOVERNING LAW

    The start-up loan will be governed by English law.

EXISTING AND FUTURE START-UP LOANS

    The start-up loan provider has in the past made available to Funding start-up loans in connection with the making of the previous intercompany loans which were used by Funding for meeting the costs and expenses incurred by Funding in connection with the acquisitions by Funding of the Funding share of the initial and further mortgage portfolios and the fees payable under the previous intercompany loan agreements. In the future, Funding may enter into new start-up loan agreements, the proceeds of which may be used to help fund any relevant issuer reserve fund and/or to meet the costs and expenses incurred in the acquisition of additional assigned mortgage loans and their related security and in the payment of fees under any new intercompany loan agreements. Each previous start-up loan agreement was, and each new start-up loan agreement will be, on substantially the same terms as the start-up loan agreement, except as to the amount advanced, the date that monies were, are, or will be drawn and the terms for repayment. Each start-up loan is repayable by Funding from Funding available revenue receipts after making payments ranking in priority to payments to the start-up loan provider.

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                               THE SWAP AGREEMENTS

    The following section describes, in summary, the material terms of the swap agreements. The description does not purport to be complete and is subject to the provisions of each of the swap agreements, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.


GENERAL


    The issuer will enter into the basis rate swap with Northern Rock plc, in its capacity as the basis rate swap provider, and the note trustee. The issuer will also enter into dollar currency swaps with the dollar currency swap providers and the note trustee, euro currency swaps with the euro currency swap provider and the note trustee and the interest rate swap with the interest rate swap provider and the note trustee. In general, the basis rate swap, the interest rate swap and the currency swaps are designed to do the following:


       * basis rate swap: to protect the issuer against the possible variance between the seller's standard variable rate payable on the variable rate mortgage loans, the rates of interest payable on the flexible mortgage loans which pay variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or a rate which tracks the Bank of England base rate, and the fixed rates of interest payable on the fixed rate mortgage loans and a LIBOR based rate for three-month sterling deposits;

       * dollar currency swaps: to protect the issuer against changes in the sterling to dollar exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and a LIBOR based rate for three-month dollar deposits applicable to the dollar notes;

       * euro currency swaps: to protect the issuer against changes in the sterling to euro exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and a EURIBOR based rate for three-month euro deposits applicable to the euro notes; and

       * interest rate swap: to protect the issuer against changes in the possible variance between a LIBOR based rate for three-month sterling deposits and a fixed rate of interest applicable to the series 3 class A2 notes up to and including the earlier of (i) the interest period ending on or immediately before the payment date in September 2011, (ii) the occurrence of a trigger event or (iii) the enforcement of the Funding security and/or the issuer security.

    In addition to the foregoing, the issuer may from time to time enter into additional swap arrangements or add additional features to the swap arrangements described above in order to hedge against interest rate risks that may arise in connection with new mortgage loan products that the seller assigns into the mortgages trust at a later date.


THE BASIS RATE SWAP

    Some of the mortgage loans in the mortgage portfolio pay a variable rate of interest for a period of time which may either be linked to the seller's standard variable rate or linked to an interest rate other than the seller's standard variable rate, such as a variable rate offered by a basket of UK mortgage lenders or a rate that tracks the Bank of England base rate. Other mortgage loans pay a fixed rate of interest for a period of time.

    The amount of revenue receipts that Funding receives will fluctuate according to the interest rates applicable to the mortgage loans in the mortgages trust. The amount of interest payable by Funding to the issuer under the intercompany loan, from which the issuer will fund, inter alia, its payment obligations under the currency swaps and the notes, will be made in sterling.

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    However, for each interest period the issuer will be required to pay interest (1) on the dollar notes in dollars, based upon a LIBOR based rate for three-month dollar deposits, (2) on the euro notes in euro, based upon a EURIBOR based rate for three-month euro deposits and (3) on the sterling notes in sterling, based upon either (a) a fixed rate of interest applicable to the series 3 class A2 notes up to and including the earlier of (i) the interest period ending on or immediately before the payment date in September 2011, (ii) the occurrence of a trigger event or (iii) the enforcement of the Funding security and/or the issuer security, and thereafter a LIBOR based rate for three-month sterling deposits applicable to the series 3 class A2 notes or (b) a LIBOR based rate for three-month sterling deposits applicable to all series 3 notes (other than the series 3 class A2 notes).

    Under the dollar currency swaps, the euro currency swaps and the interest rate swap (each as described below), the issuer will be required to pay to the applicable currency rate swap provider or the interest rate swap provider, as the case may be, certain amounts based upon a LIBOR based rate for three-month sterling deposits in return for the US dollar, euro and sterling amounts it needs to pay the interest on the dollar notes, the euro notes and the series 3 class A2 notes, respectively. The amounts payable by the issuer to a dollar currency swap provider under the dollar currency swaps, to the euro currency swap provider under the euro currency swaps and to the interest rate swap provider under the interest rate swap will be paid in sterling.

    To provide a hedge against the possible variance between:

       (1) the seller's standard variable rate payable on the variable rate mortgage loans, the rates of interest payable on the flexible mortgage loans which pay variable rates of interest no higher than the rate offered by a basket of UK mortgage lenders or a rate which tracks the Bank of England base rate and the fixed rates of interest payable on the fixed rate mortgage loans; and

       (2) a margin over the LIBOR based rate for three-month sterling deposits,

the issuer will enter into the basis rate swap with the basis rate swap provider and the note trustee.

    Under the basis rate swap, the following amounts will be calculated in respect of each calculation period:

       * the amount (known as the "CALCULATION PERIOD SWAP PROVIDER AMOUNT") produced by applying, on set monthly dates during the relevant period, LIBOR for three-month sterling deposits (which is set at the beginning of each applicable quarter) plus a spread to the notional amount of the basis rate swap as defined later in this section; and

       * the amount (known as the "CALCULATION PERIOD ISSUER AMOUNT") produced by applying, on set monthly dates during the relevant period, a rate equal to the weighted average of:

              (1) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, Alliance & Leicester plc, Bradford & Bingley, HBOS plc, Lloyds TSB Bank plc, National Westminster Bank plc and Woolwich plc;

              (2) in respect only of any flexible mortgage loans the difference between (a) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Abbey National plc, Alliance & Leicester plc, Bradford & Bingley, HBOS plc, Lloyds TSB Bank plc, National Westminster Bank plc and Woolwich plc, and (b) the weighted average of the discount to the average interest rate calculated in (a) above in respect of the flexible mortgage loans; and

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              (3)    the weighted average of the rates of interest payable on
                     the fixed rate mortgage loans, other than fixed rate mortgage loans which have become re-fixed mortgage loans since the immediately preceding payment date,

to the notional amount of the basis rate swap.

    After these two amounts are calculated in relation to a payment date, the following payments will be made on that payment date:

       * if the calculation period swap provider amount is greater than the calculation period issuer amount, then the basis rate swap provider will pay the difference (after such difference is adjusted to take account of amounts payable by the basis rate swap provider and the issuer under the basis rate swap (as described below)) to the issuer;

       * if the calculation period issuer amount is greater than the calculation period swap provider amount, then the issuer will pay the difference (after such difference is adjusted to take account of amounts payable by the basis rate swap provider and the issuer under the basis rate swap) to the basis rate swap provider; and

       * if the calculation period swap provider amount is equal to the calculation period issuer amount, neither party will make any payment to the other party.

    If a payment is to be made by the basis rate swap provider, once received by the issuer that payment will be included in the issuer available revenue receipts and will be applied on the relevant payment date according to the relevant issuer priority of payments. If a payment is to be made by the issuer, it will be made according to the relevant issuer priority of payments.

    The "NOTIONAL AMOUNT OF THE BASIS RATE SWAP" in respect of any applicable date will be an amount in sterling equal to:

       * the aggregate principal amount outstanding of the notes on the immediately preceding payment date;

       less

       * the balance of the principal deficiency ledger on such immediately preceding payment date;

       less

       * the aggregate outstanding principal balance on such immediately preceding payment date of fixed rate mortgage loans which have become re-fixed mortgage loans since that payment date.

    In the event that the basis rate swap is terminated prior to the service of a note enforcement notice or the final redemption of any class of notes, the issuer shall use its best efforts to enter into a replacement basis rate swap on terms acceptable to the rating agencies and the note trustee and with a swap provider whom the rating agencies have previously confirmed in writing to the issuer and the note trustee will not cause the then current ratings of the issuer's notes to be downgraded, withdrawn or qualified.


THE DOLLAR CURRENCY SWAPS


    The dollar notes will be denominated in US dollars and investors will receive payments of interest on, and principal of, these notes in US dollars. However, the repayments of principal and payments of interest by Funding to the issuer under the intercompany loan will be made in sterling. In addition, the dollar notes will bear interest at a rate based on LIBOR for three-month US dollar deposits but the payment to be made by the basis rate swap provider to the issuer will be based on LIBOR for three-month sterling deposits. To hedge the variance between the US dollar LIBOR rate and the sterling LIBOR rate and its currency exchange rate exposure in respect of these notes, the issuer will enter into six dollar currency swaps relating to the dollar notes with the applicable dollar currency swap provider and the note trustee.

    Under each dollar currency swap, the issuer will pay to each dollar currency swap provider:


       * on the closing date, an amount in US dollars equal to the net proceeds of the issue of the relevant class of dollar notes;

       * on each payment date, an amount in sterling equal to the dollar amount of principal payments to be made on the relevant class of dollar notes on that payment date, such dollar amount to be converted into sterling at the relevant dollar currency swap rate; and

       * on each payment date, an amount in sterling based on LIBOR for three-month sterling deposits (or based on an interpolated sterling LIBOR rate, as applicable), which the dollar currency swap provider in respect of such notes will then exchange for an amount in US dollars based on LIBOR for three-month US dollar deposits (or based on an interpolated US dollar LIBOR rate, as applicable) in order to pay to the issuer on each payment date the interest amounts set forth below.


    Under each dollar currency swap, each dollar currency swap provider will pay to the issuer, as applicable:


       * on the closing date, an amount in sterling equal to the net dollar proceeds of the issue of the relevant class of dollar notes, such dollar proceeds to be converted into sterling at the relevant dollar currency swap rate;

       * on each payment date, an amount in US dollars equal to the amount of principal payments to be made on the relevant class of dollar notes on such payment date; and

       * on each payment date, an amount in dollars equal to the interest to be paid in US dollars on the relevant class of dollar notes on such payment date.

    As defined in this prospectus, "DOLLAR CURRENCY SWAP RATE" means the rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars, under the relevant dollar currency swap.

    In the event that any dollar currency swap is terminated prior to the service of a note enforcement notice or the final redemption of the relevant class of dollar notes, the issuer shall use its best efforts to enter into a replacement dollar currency swap in respect of the notes or that class of notes to hedge against fluctuations in the exchange rate between dollars and sterling and/or the possible variance between LIBOR for three-month sterling deposits and LIBOR for three-month US dollar deposits in respect of the dollar notes. Any replacement dollar currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the note trustee and with a replacement dollar currency swap provider that the rating agencies have previously confirmed in writing to the issuer and the note trustee will not cause the then current ratings of the notes to be downgraded, withdrawn or qualified.


THE EURO CURRENCY SWAPS

    The euro notes will be denominated in euro and investors will receive payments of interest on, and principal of, these notes in euro. However, the repayments of principal and payments of interest by Funding to the issuer under the intercompany loan will be made in sterling. In addition, the euro notes will bear interest at a rate based on EURIBOR, but the payment to be made by the basis rate swap provider to the issuer will be based on sterling LIBOR. To hedge the variance between the LIBOR rate and the relevant EURIBOR rate and its currency exchange rate exposure in respect of these notes, the issuer will enter into five euro currency swaps relating to the euro notes with the euro currency swap provider and the note trustee.

    Under each euro currency swap, the issuer will pay to the euro currency swap provider:

       * on the closing date, an amount in euro equal to the net proceeds of the issue of the relevant class of euro notes;

       * on each payment date, an amount in sterling equal to the euro amount of principal payments to be made on the relevant class of euro notes on that payment date, such euro amount to be converted into sterling at the relevant euro currency swap rate; and

       * on each payment date, an amount in sterling based upon a LIBOR based rate for three-month sterling deposits (or based on an interpolated sterling LIBOR rate, as applicable), which the euro currency swap provider will then exchange for an amount in euro based upon a EURIBOR based rate for three-month euro deposits (or based on an interpolated EURIBOR rate, as applicable) with respect to the euro notes in order to pay to the issuer on such payment date the interest amounts set forth below.

    Under each euro currency swap, the euro currency swap provider will pay to the issuer:

       * on the closing date, an amount in sterling equal to the net euro proceeds of the issue of the relevant class of euro notes, such euro proceeds to be converted into sterling at the relevant euro currency swap rate;

       * on each payment date, an amount in euro equal to the amount of principal payments to be made on the relevant class of euro notes on such payment date; and

       * on each payment date, an amount in euro equal to the interest to be paid in euro on the relevant class of euro notes on such payment date.

    As defined in this prospectus, "EURO CURRENCY SWAP RATE" means the rate at which euro are converted to sterling or, as the case may be, sterling is converted to euro, under the relevant euro currency swap.

    In the event that any euro currency swap is terminated prior to the service of a note enforcement notice or the final redemption of the relevant class of euro notes, the issuer shall use its best efforts to enter into a replacement euro currency swap in respect of the notes or that class of notes to hedge against fluctuations in the exchange rate between euro and sterling and/or the possible variance between LIBOR for three-month sterling deposits and EURIBOR for three-month euro deposits with respect to the euro notes. Any replacement euro currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the note trustee and with a replacement euro currency swap provider that the rating agencies have previously confirmed in writing to the issuer and the note trustee will not cause the then current ratings of the notes to be downgraded, withdrawn or qualified.


THE INTEREST RATE SWAP

    The series 3 class A2 notes will bear interest initially at a fixed rate up to and including the earlier of (a) the interest period ending on or immediately prior to the payment date in September 2011, (b) the occurrence of a trigger event or (c) the enforcement of the Funding security and/or the issuer security, but the payment to be made by the basis rate swap provider to the issuer will be based on sterling LIBOR. To hedge the variance between the LIBOR rate and the fixed rate in respect of the series 3 class A2 notes, the issuer will enter into an interest rate swap relating to the series 3 class A2 notes with the interest rate swap provider and the note trustee. The interest rate swap will terminate upon the earlier to occur of (a) the payment date in September 2011,

(b) the occurrence of a trigger event, (c) the enforcement of the Funding security and/or the issuer security and (d) the date on which all of the series 3 class A2 notes are redeemed in full.

    Under the interest rate swap, the issuer will pay to the interest rate swap provider on each payment date up to and including the earlier of (i) the payment date in September 2011, (ii) the occurrence of a trigger event or (iii) the enforcement of the Funding security and/or the issuer security, an amount in sterling based on three-month sterling LIBOR, which the interest rate swap provider will then exchange for an amount in sterling based upon a fixed rate of interest with respect to the series 3 class A2 notes (up to and including the interest period ending on or immediately prior to the payment date in September 2011 or, if earlier, the occurrence of a trigger event or enforcement of the Funding security and/or the issuer security).

    Under the interest rate swap, the interest rate swap provider will pay to the issuer on each payment date up to and including the payment date in September 2011, an amount in sterling equal to the fixed rate of interest to be paid in sterling on the series 3 class A2 notes on such payment date.

    In the event that the interest rate swap is terminated prior to the earlier of (i) the payment date in September 2011, (ii) the occurrence of a trigger event or (iii) the enforcement of the Funding security and/or the issuer security, the issuer shall use its best efforts to enter into a replacement interest rate swap in respect of the series 3 class A2 notes to hedge against the possible variance between LIBOR for three-month sterling deposits and a fixed rate of interest with respect to the series 3 class A2 notes up to and including the earlier of (i) the interest period ending on or immediately prior to the payment date in September 2011, (ii) the occurrence of a trigger event or (iii) the enforcement of the Funding security and/or the issuer security. Any replacement interest rate swap must be entered into on terms acceptable to the rating agencies, the issuer and the note trustee and with a replacement interest rate swap provider that the rating agencies have previously confirmed in writing to the issuer and the note trustee will not cause the then-current ratings of the notes to be downgraded, withdrawn or qualified.


RATINGS DOWNGRADE OF SWAP PROVIDERS

    Each swap agreement includes provisions relating to a "RATING DOWNGRADE EVENT" which will occur on each occasion where:

       (a) the relevant debt rating (being the rating of the short-term or long-term, as applicable, unsecured and unsubordinated debt obligations) of the swap provider or any credit support provider, as applicable, is either downgraded below an initial required rating or below a secondary required rating, each as indicated in the table below; and

       (b) where such downgrade is made by Standard & Poor's and/or Fitch, as a result of such downgrade, the then-current ratings of the notes may, in the reasonable opinion of Standard & Poor's and/or Fitch, as applicable, be downgraded or placed under review for possible downgrade.

    The initial required ratings and the secondary required ratings for each swap provider are as follows:


                                                                                INITIAL REQUIRED RATINGS
                                               -------------------------------------------------------------------------------------
                                                        S&P        MOODY'S         FITCH             S&P       MOODY'S         FITCH
                                               ------------  -------------  ------------  --------------  ------------  ------------

                                                               P-1 (short-                                 P-2 (short-
                                                        A-1   term) and A2            F1                  term) and A3            F2
basis rate swap agreement                      (short-term)    (long-term)  (short-term)  Not applicable   (long-term)  (short-term)
                                               ------------  -------------  ------------  --------------  ------------  ------------
                                                               P-1 (short-                                 P-2 (short-
                                                        A-1   term) and A1            F1            BBB-  term) and A3            F2
interest rate swap agreement                   (short-term)    (long-term)  (short-term)     (long-term)   (long-term)  (short-term)
                                               ------------  -------------  ------------  --------------  ------------  ------------
dollar currency swap agreements
                                                               P-1 (short-                                 P-2 (short-
 (1) series 1 notes (other than                       A-1+    term) and A1            F1            BBB-  term) and A3            F2
     series 1 class A2 notes)                  (short-term)    (long-term)  (short-term)     (long-term)   (long-term)  (short-term)
                                               ------------  -------------  ------------  --------------  ------------  ------------
                                                               P-1 (short-                                 P-2 (short-
                                                        AA-   term) and A1            A+            BBB-  term) and A3          BBB+
 (2) series 2 class A1 notes                    (long-term)    (long-term)   (long-term)     (long-term)   (long-term)   (long-term)
                                               ------------  -------------  ------------  --------------  ------------  ------------
                                                               P-1 (short-                                P-2 (short-
                                                       A-1+    term) and A1           F1                  term) and A3            F2
euro currency swap agreements                  (short-term)     (long-term) (short-term)  Not applicable   (long-term)  (short-term)
                                               ------------  -------------  ------------  --------------  ------------  ------------




    Following the occurrence of a rating downgrade event in respect of a swap provider, the relevant swap provider may be required, within specified periods of time, to take certain remedial measures in accordance with the relevant swap agreement. These remedial measures and periods of time differ according to the minimum ratings required or secondary required rating to which the rating downgrade event relates and depending on whether it is an S&P, a Moody's or a Fitch rating downgrade event. Such remedial measures may include the relevant swap provider arranging for its obligations under the swap agreement to be transferred to a third party with the minimum ratings required by the relevant rating agency, procuring another third party with the relevant initial required ratings to become co-obligor in respect of its obligations under the relevant swap agreement and/or taking such other action as it may agree with the relevant rating agency. In relation to Moody's, such third party must have the initial required ratings of P-1 (short-term) and A1 (long-term) as specified above or such other rating as agreed with Moody's (save in the case of the basis rate swap agreement, where the long-term initial required rating of the basis rate swap provider must be A2). In addition, the relevant swap provider shall provide collateral (as specified in the relevant swap agreement) for its obligations under the swap agreement either in place of or pending (depending upon the initial required rating or secondary required rating to which the rating downgrade event relates) taking those other steps.



    A failure to take such steps will allow the issuer to terminate the relevant swap agreement; provided, however, that in respect of a downgrade termination event, in the event that the issuer designates an early termination date (as defined in the relevant swap agreement) and there is a payment due to the relevant swap provider, the issuer may only designate such an early termination date if the relevant swap provider has found a replacement swap provider.



TERMINATION OF THE SWAPS

       * The basis rate swap will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the notes are redeemed in full;

       * The dollar currency swap for the series 1 class A1 notes will terminate on the earlier of the payment date falling in September 2025 and the date on which all of the series 1 class A1 notes are redeemed in full;

       * The euro currency swap for the series 1 class A2 notes will terminate on the earlier of the payment date falling in September 2028 and the date on which all of the series 1 class A2 notes are redeemed in full;

       * The dollar currency swap for the series 1 class A3 notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 1 class A3 notes are redeemed in full;

       * The dollar currency swap for the series 1 class B notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 1 class B notes are redeemed in full;

       * The dollar currency swap for the series 1 class M notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 1 class M notes are redeemed in full;

       * The dollar currency swap for the series 1 class C notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 1 class C notes are redeemed in full;

       * The dollar currency swap for the series 2 class A1 notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 2 class A1 notes are redeemed in full;

       * The euro currency swap for the series 2 class A2 notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 2 class A2 notes are redeemed in full;

       * The euro currency swap for the series 2 class B notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 2 class B notes are redeemed in full;

       * The euro currency swap for the series 2 class M notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 2 class M notes are redeemed in full;

       * The euro currency swap for the series 2 class C notes will terminate on the earlier of the payment date falling in September 2044 and the date on which all of the series 2 class C notes are redeemed in full; and

       * The interest rate swap for the series 3 class A2 notes will terminate on the earlier to occur of (a) the payment date in September 2011, (b) the occurrence of a trigger event, (c) the enforcement of the Funding security and/or the issuer security and
              (d) the date on which all of the series 3 class A2 notes are redeemed in full.


    A swap could also terminate in the circumstances set out in the relevant currency swap agreement or interest rate swap agreement, which include the following circumstances, each referred to as a "SWAP EARLY TERMINATION EVENT":

       * at the option of one party to the swap, if there is a failure by the other party to pay any amounts due and payable in accordance with the terms of that swap. Certain amounts may be due but not payable in accordance with the terms of the swap as described below under "-- LIMITED RECOURSE AND SWAP PAYMENT OBLIGATION";

       * if an event of default under the notes occurs and the note trustee serves a note enforcement notice;

       * if withholding taxes are imposed on a swap provider's payments due to a change in law;

       * if a material misrepresentation is made by a swap provider, or a swap provider breaches any of its obligations, and in each case it is not remedied within the applicable grace period, or there is any failure by a relevant guarantor to comply with its obligations under any relevant guarantee;

       * upon the occurrence of certain insolvency events in respect of one of the parties or its guarantor, if applicable, or the merger of the relevant swap provider or its guarantor, if applicable, without an assumption of the obligations under the swaps, or changes in law resulting in the obligations of one of the parties becoming illegal;

       * if the relevant swap provider is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement and described above under "-- RATINGS DOWNGRADE OF SWAP PROVIDERS" or if its guarantor, if applicable, is downgraded; and

       * if any notes outstanding are redeemed at the option of the issuer on and after the payment date falling in June 2008 and any payment date thereafter in the event the New Basel Capital Accord is implemented in the United Kingdom.


    Upon the occurrence of a swap early termination event, the issuer or the relevant swap provider may be liable to make a termination payment to the other. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such termination payment could be substantial.


    If any termination payment is due by the issuer to a swap provider, then pursuant to its obligations under the intercompany loan, Funding shall pay to the issuer the amount required by the issuer to pay the termination payment due to the relevant swap provider. Any such termination payment will be made by the issuer to the swap provider only after paying interest amounts due on the notes, and after providing for any debit balance on the issuer principal deficiency ledger to the extent that a default was caused by the swap provider. However, if the issuer causes a default to occur or a swap early termination event (other than a downgrade termination event (as defined in the relevant swap agreement)) occurs, in each case that results in a termination payment becoming due from the issuer to a swap provider, such payment will be made by the issuer in the same priority as it pays the relevant interest and principal amounts (as applicable) due on the notes. The issuer shall apply amounts received from Funding under the intercompany loan in respect of termination payments in accordance with the issuer pre-enforcement revenue priority of payments, the pre-enforcement principal priority of payments, the relevant priority of payments following the occurrence of a trigger event, or, as the case may be, the issuer post-enforcement priority of payments. The application by the issuer of termination payments due to a swap provider may affect the funds available to pay amounts due to the noteholders (see "RISK FACTORS -- YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS").


    If the issuer receives a termination payment from the dollar currency swap providers and/or the euro currency swap provider, then the issuer shall use those funds towards meeting its costs in effecting currency exchanges at the spot rate of exchange until a new dollar currency swap and/or a new euro currency swap is entered into and/or to acquire a new dollar currency swap and/ or a new euro currency swap. You will not receive extra amounts (over and above interest and principal payable on the notes) as a result of the issuer receiving a termination payment.



TAXATION

    The issuer is not obliged under any of the swaps to gross up payments made by it if withholding taxes are imposed on payments made under the swaps.

    A swap provider is always obliged to gross up payments made by it to the issuer if withholding taxes are imposed on payments made under the swaps.

    If such withholding taxes are imposed due to a change in tax law, a swap provider may have the right to terminate the relevant swap. In the event that such swap provider would be obliged to gross up payments made to the issuer only as a result of the issuer's failure to comply with any obligation to provide certain tax related documentation, such swap provider will not be required to gross up.



LIMITED RECOURSE AND SWAP PAYMENT OBLIGATION


    On any payment date the issuer will only be obliged to pay an amount to a swap provider to the extent that the issuer has received from Funding sufficient funds under the intercompany loan to pay that amount to that swap provider, subject to and in accordance with the relevant issuer priority of payments. On any payment date, each of the dollar currency swap providers and the euro currency swap provider will only be obliged to pay to the issuer an amount that is proportionate to the amount of the payment that it has received from the issuer on that payment date.




              CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING

    The material terms of the cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the provisions of the cash management agreement. A form of the cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    Northern Rock has been appointed by the mortgages trustee, Funding and the security trustee to provide cash management services in relation to the mortgages trustee and Funding.


CASH MANAGEMENT SERVICES TO BE PROVIDED IN RELATION TO THE MORTGAGES TRUST

    The cash manager's duties in relation to the mortgages trust include, but are not limited to:

       (A) determining the current shares and share percentages of Funding and the seller in the trust property (including the relevant weighted average Funding share percentage and the relevant weighted average seller share percentage, as applicable) in accordance with the terms of the mortgages trust deed;

       (B) maintaining the following ledgers on behalf of the mortgages trustee:

              * the Funding share/seller share ledger, which will record the current shares of the seller and Funding in the trust property;

              * the losses ledger, which will record losses on the mortgage loans;

              * the principal ledger, which will record principal receipts on the mortgage loans received by the mortgages trustee, payments of principal from the mortgages trustee GIC account to Funding and the seller and any mortgages trustee retained principal receipts;

              * the revenue ledger, which will record revenue receipts on the mortgage loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller;

              * the overpayments ledger, which will record each revenue receipt and/ or principal receipt paid by a borrower in excess of the amount required under the terms of the relevant mortgage loan (and in the case of any non-flexible mortgage loan by an amount equal to or less than [GBP]199.99), and which will be sub- divided into subledgers to record overpayments made on non- flexible mortgage loans and flexible mortgage loans;

              * the non-flexible underpayments ledger, which will record underpayments on non-flexible mortgage loans;

              * the re-draws ledger, which will record re-draws on the flexible mortgage loans and which will be sub-divided into subledgers to record cash re-draws and non-cash re-draws;

              * the contributions ledger, which will record the making by Funding and the seller of contributions to the mortgages trust and the application of such contributions in accordance with the terms of the mortgages trust deed; and

              * the further draw ledger which will record further draws on personal secured loans.

       (C) distributing the mortgages trustee available revenue receipts and the mortgages trustee available principal receipts to Funding and the seller in accordance with the terms of the mortgages trust deed;

       (D) providing the mortgages trustee, Funding, the security trustee and the rating agencies with a quarterly report in relation to the trust property; and

       (E) providing the mortgages trustee and Funding with quarterly management accounts.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO FUNDING

    The cash manager's duties in relation to Funding include, but are not limited to:

       (A) determining no later than the distribution date immediately preceding the relevant payment date:

              * the amount of Funding available revenue receipts to be applied to pay interest and fees in relation to the intercompany loan and any other intercompany loan on that relevant payment date; and

              * the amount of Funding available principal receipts to be applied to repay the intercompany loan and any other intercompany loan on that relevant payment date;

       (B)    maintaining the following ledgers on behalf of Funding:

              * any issuer reserve ledger(s), which will record the amount credited to the issuer reserve fund of the issuer and of any other issuer from time to time, and subsequent withdrawals and deposits in respect of such issuer reserve fund(s);

              * any issuer liquidity reserve fund ledger(s), which will record the amount credited to the issuer liquidity reserve fund from time to time of the issuer and any other issuer, and subsequent withdrawals and deposits in respect of such issuer liquidity reserve fund(s);

              * the Funding principal ledger, which will record the amount of principal receipts received by Funding on each distribution date;

              * the Funding revenue ledger, which will record all other amounts received by Funding on each distribution date;

              * the Funding reserve ledger, which will record the amount credited to the Funding reserve fund from time to time, and subsequent withdrawals and deposits in respect of the Funding reserve fund; and

              * the intercompany loan ledger(s), which will record payments of interest and repayments of principal made under the intercompany loan and any other intercompany loan;

       (C) investing sums standing to the credit of the Funding GIC account, the Funding (Issuer) GIC accounts, or any other Funding bank account in short-term authorized investments (as defined in the glossary) on behalf of Funding or the security trustee (as the case may be);

       (D) making withdrawals from the Funding reserve account as and when required;

       (E)    making withdrawals from the issuer reserve fund(s), if required;

       (F) making any required withdrawals under the issuer liquidity reserve fund(s), if any;

       (G) applying the Funding available revenue receipts and Funding available principal receipts in accordance with the relevant order of priority of payments for Funding contained in the Funding deed of charge;

       (H) providing Funding, each issuer, the security trustee and the rating agencies with a quarterly report in relation to Funding;

       (I) making all returns and filings in relation to Funding and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them; and

       (J)    maintaining the Funding principal deficiency ledger.

    For the definitions of Funding available revenue receipts, Funding available principal receipts and the Funding pre-enforcement priorities of payments, see "CASHFLOWS".


COMPENSATION OF CASH MANAGER

    The cash manager is paid an annual fee of [GBP]100,000 for its services which is paid in four equal installments quarterly in arrears on each payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

    In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by the mortgages trustee and Funding proportionately in accordance with and subject to the terms of the mortgages trust deed and the relevant Funding priority of payments, prior to amounts due to any issuer under any intercompany loan.


RESIGNATION OF CASH MANAGER

    The cash manager may resign only on giving 12 months notice to the security trustee, Funding and the mortgages trustee and provided the security trustee, Funding and the mortgages trustee each consent in writing to the cash manager's resignation and provided that:

       * a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding; and

       * the then current ratings of each issuer's notes would not be adversely affected as a result of that replacement.


TERMINATION OF APPOINTMENT OF CASH MANAGER

    The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

       * the cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving a written notice from the security trustee;

       * the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee, acting at the direction of the note trustee, is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving written notice from the security trustee; or

       *      the cash manager suffers an insolvency event.

    Upon termination of the appointment of the cash manager, the security trustee has agreed to use its reasonable endeavors to appoint a substitute cash manager. Any such substitute cash manager will be required to enter into an agreement on substantially the

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same  terms  as  the  provisions  of  the  cash  management  agreement  and  any termination is conditional upon the rating agencies having previously confirmed in writing to each issuer and the security trustee that the then current ratings of each issuer's notes will not be downgraded, withdrawn or qualified.

    If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the mortgage loans to or at the direction of the mortgages trustee, Funding or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding has no further interest in the trust property and the intercompany loan and all other intercompany loans have been repaid or otherwise discharged.


GOVERNING LAW

    The cash management agreement is governed by English law.

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                         CASH MANAGEMENT FOR THE ISSUER

    The material terms of the issuer cash management agreement are summarized in this section. The summary does not purport to be complete and it is subject to the terms of the issuer cash management agreement. A form of the issuer cash management agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    On the closing date, the issuer and the note trustee will appoint Northern Rock to provide cash management services to the issuer.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUER

    The issuer cash manager's duties will include, but are not limited to:

       (A) determining no later than the distribution date immediately preceding the relevant payment date:

              * the issuer available revenue receipts to be applied to pay interest on the notes on that relevant payment date to the applicable swap provider or to the noteholders, as applicable, and to pay amounts due to other creditors of the issuer;

              * the issuer available principal receipts to be applied to repay principal of the notes on that relevant payment date; and

              * such other amounts as are expressed to be calculations and determinations made by the issuer cash manager under the conditions of the notes;

       (B) applying issuer available revenue receipts and issuer available principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement;

       (C) maintaining the issuer principal deficiency ledger, which will record principal deficiencies arising from losses on the mortgage loans which have been allocated to the intercompany loan of the issuer, the use of issuer available principal receipts to meet any deficiency in issuer available revenue receipts and the use of Funding available principal receipts to fund the issuer liquidity reserve fund, if any;

       (D) providing the issuer, Funding, the note trustee and the rating agencies with quarterly reports in relation to the issuer;

       (E) making all returns and filings required of the issuer and procuring the provision of company secretarial and administration services to the issuer;

       (F) arranging payment of all fees to the London Stock Exchange plc or, as applicable, the Financial Services Authority; and

       (G) performing, if necessary, all currency and interest rate conversions free of charge, cost or expense at the relevant exchange rate, whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa.


ISSUER'S BANK ACCOUNT

    On the closing date, the issuer will maintain a bank account with the issuer account bank (the "ISSUER TRANSACTION ACCOUNT"). The issuer may, with the prior written consent of the note trustee, open additional or replacement bank accounts.

    If the short-term, unguaranteed and unsubordinated ratings of the issuer account bank cease to be rated "A-1+" by Standard & Poor's, "P-1" by Moody's or "F1+" by Fitch, then the issuer transaction account will be closed and a new issuer transaction account opened with a bank that has the requisite ratings.

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

COMPENSATION OF ISSUER CASH MANAGER

    The issuer cash manager will be paid for its services an annual fee of [GBP]117,500 which will be paid in four equal installments quarterly in arrears on each payment date. The fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

    In addition, the issuer cash manager will be entitled to reimbursement for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the notes.


RESIGNATION OF ISSUER CASH MANAGER

    The issuer cash manager may resign only on giving 12 months notice to the note trustee and the issuer provided that we and the note trustee consent in writing to the issuer cash manager's resignation and provided that:

       * a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the note trustee and the issuer; and

       * that replacement would not adversely affect the then current ratings of the notes.


TERMINATION OF APPOINTMENT OF ISSUER CASH MANAGER

    The issuer or the note trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:

       * the issuer cash manager defaults in the payment of any amount due and fails to remedy such default for a period of 5 London business days after the earlier of becoming aware of the default and receiving written notice from us or the note trustee;

       * the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the note trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the note trustee; or

       *      the issuer cash manager suffers an insolvency event.

    Upon termination of the appointment of the issuer cash manager, the note trustee will agree to use its reasonable endeavors to appoint a substitute issuer cash manager. Any such substitute issuer cash manager will be required to enter into an agreement on substantially the same terms as the provisions of the issuer cash management agreement and any termination is conditional upon the rating agencies having previously confirmed in writing to the issuer and the note trustee that the then current ratings of the issuer's notes will not be downgraded, withdrawn or qualified.

    If the appointment of the issuer cash manager is terminated or the issuer cash manager resigns, the issuer cash manager must deliver its books of account relating to the notes to or at the direction of the note trustee. The issuer cash management agreement will terminate automatically when the notes have been fully redeemed.


GOVERNING LAW

    The issuer cash management agreement will be governed by English law.

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                       SECURITY FOR FUNDING'S OBLIGATIONS

    To provide security for its obligations under the previous intercompany loan agreements and the other transaction documents relating to the previous issuers, Funding has entered into the Funding deed of charge with the Funding secured creditors. The issuer, Funding and the other Funding secured creditors will enter into the Funding deed of charge to enable the issuer to share in the Funding security with the existing Funding secured creditors with respect to Funding's obligations to the issuer under the intercompany loan agreement and the other transaction documents. If Funding enters into new intercompany loan agreements with new issuers, then each new issuer (and any new start-up loan provider (if any)) will enter into one or more deeds of accession or a supplemental deed in relation to the Funding deed of charge and share in the Funding security with the existing Funding secured creditors with respect to Funding's obligations to any such new issuer under any new intercompany loan agreement and related transaction documents. A summary of the material terms of the Funding deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the Funding deed of charge. This prospectus forms part of the registration statement and a form of the Funding deed of charge has been filed as an exhibit to that registration statement.


COVENANT TO PAY

    Funding has covenanted in favor of the security trustee for the benefit of the Funding secured creditors (including the security trustee) that Funding will pay all amounts due to each of the Funding secured creditors as they become due and payable (subject to the limited recourse provisions of the intercompany loan and of the other transaction documents) and that Funding will comply with its other obligations under the transaction documents.


FUNDING SECURITY

    Subject as provided in the following paragraph, Funding has granted the following security to be held by the security trustee for itself and on trust for the benefit of the Funding secured creditors:

       * a first fixed charge over the Funding share of the trust property, save to the extent that any of the trust property is situated in Jersey. Funding's share of the trust property that is situated in Jersey will be assigned to the security trustee for the purpose of creating a security interest in accordance with Jersey law;

       * an assignment by way of first fixed security of all of Funding's right, title, interest and benefit in the transaction documents (including for the avoidance of doubt rights against the mortgages trustee under the mortgages trust deed, but excluding all of Funding's right, title, interest and benefit in the Funding deed of charge) to which Funding is a party from time to time, save to the extent that such right, title, interest and benefit are situated in Jersey. To the extent that the same are situated in Jersey, Funding will assign such right, title, interest and benefit to the security trustee for the purpose of creating a security interest in those rights, title, interest and benefit in accordance with Jersey law;

       * an assignment by way of first fixed security over Funding's right, title, interest and benefit in the Funding GIC account, the Funding transaction account, and each other account (if any) of Funding (other than the Funding (Issuer) GIC accounts, and any other account established to hold the issuer reserve fund of any new issuer), all amounts standing to the credit of those accounts (including all interest accrued on such amounts);

       * a first fixed charge (which may take effect as a floating charge) of Funding's right, title, interest and benefit in all authorized investments purchased from the Funding GIC account, the Funding transaction account and each other account (if

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

              any) of Funding (other than the Funding (Issuer) GIC accounts, and any other account established to hold the issuer reserve fund and issuer liquidity reserve fund (if any) of any new issuer) and all income on such investments; and

       * a first floating charge over all the assets and the undertaking of Funding which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs or as described in the following paragraph (and also extending over all assets and undertaking of Funding situated in or governed by the law of Scotland whether or not effectively charged or assigned by way of security as aforesaid).

    Security which is expressed to be fixed in nature may take effect as floating security depending on the degree of control which the secured party is given over the relevant assets and the degree to which the secured party actually exercises such control.

    Funding has granted a security interest to be held by the security trustee on trust for the benefit of the relevant previous issuer over Funding's right, title, interest and benefit in the Funding (Issuer) GIC account for that issuer. In addition, Funding will grant a security interest to be held by the security trustee on trust for the benefit of the issuer (and will grant a separate security interest to be held by the security trustee on trust for the benefit of each new issuer) over Funding's right, title, interest and benefit in the Funding (Granite 04-3) GIC account established for the issuer (or, in the case of any new issuer, in the relevant Funding bank account established to hold any issuer reserve fund and issuer liquidity reserve fund (if any) of that new issuer), and all amounts standing to the credit of such account or accounts (including all interest accrued on such amounts).

    In addition pursuant to the second priority Funding deed of charge Funding granted, on January 28, 2004, second ranking fixed and floating security over all of its assets in favor of the security trustee, to secure the same obligations as under the Funding deed of charge. Such second priority Funding deed of charge is principally governed by English law but contains certain Scots law provisions. It is enforceable in the same circumstances as the Funding deed of charge and proceeds of enforcement thereof are applied in the same order as those following enforcement of the Funding deed of charge.


NATURE OF SECURITY -- FIXED CHARGE OR FLOATING CHARGE

    Funding may not deal with those of its assets which are subject to a fixed charge without the consent of the security trustee. Accordingly, Funding will not be permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "FIX" over those assets which are expressed to be subject to a fixed charge.

    Unlike fixed charges, a floating charge does not attach to specific assets but "FLOATS" over a class of assets which may change from time to time. Funding is able to deal with assets which are subject to a floating charge only and to give third parties title to those assets free from the floating charge in the event of sale, discharge or modification, provided that such dealings and transfers of title are in the ordinary course of Funding's business. Assets which are acquired by Funding after the closing date (including assets acquired upon the disposition of any other asset) and which are not subject to any fixed charge mentioned in the section above will be subject to the floating charge created by the Funding deed of charge.

    The Funding deed of charge was created prior to September 15, 2003, and therefore the prohibition in Section 72A of the Insolvency Act 1986 on the appointment of an administrative receiver under charges created after that date will not apply to any appointment made pursuant to the Funding deed of charge.

    The existence of the floating charge may allow the security trustee to appoint a receiver of Funding. Whether such a receiver would be deemed to be an administrative receiver under the United Kingdom insolvency legislation is unclear as Funding is incorporated in Jersey. However, as the receiver will be given wide powers in the Funding

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

deed of charge, the main advantage of the receiver being an administrative receiver is that a person entitled to appoint an administrative receiver can prevent the appointment of an administrator, ensuring that in the event of enforcement proceedings commenced in respect of amounts due and owing by Funding, the security trustee will be able to control those proceedings in the best interest of the Funding secured creditors. If an administrator of Funding were appointed this would prevent the appointment of a receiver and freeze the enforcement of rights and remedies without the consent of the administrator or leave of the court. The interest of the Funding secured creditors in property and assets over which there is a floating charge only will rank behind the claims of certain preferential creditors on enforcement of the Funding security -- for example, any amounts due to the UK tax authorities. This means that amounts due to preferential creditors will be paid ahead of amounts due to the issuer under the intercompany loan agreement.

    The floating charge created by the Funding deed of charge may "CRYSTALLIZE" and become a fixed charge over the relevant class of assets owned by Funding at the time of crystallization. Crystallization will occur automatically following the occurrence of specific events set out in the Funding deed of charge, including, among other events, notice to Funding from the security trustee following an intercompany loan event of default. A crystallized floating charge will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding security.


FUNDING PRE-ENFORCEMENT AND POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The Funding deed of charge also sets out the order of priority, as at the closing date, for the application by the cash manager, prior to the service of an intercompany loan enforcement notice, of amounts standing to the credit of the Funding transaction account on each payment date. This order of priority is described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY".

    The Funding deed of charge sets out the order of priority, as at the closing date, for the application by the security trustee (or the cash manager on behalf of the security trustee), following service of an intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described under "CASHFLOWS -- DISTRIBUTION OF MONIES FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY".

    As new issuers are established to issue new notes and accordingly to make new advances to Funding, those new issuers (together with the new start-up loan providers (if any)) will enter into deeds of accession or supplemental deeds in relation to the Funding deed of charge which may, depending on the type of notes to be issued, require amendments to any of the Funding pre-enforcement revenue priority of payments, the Funding pre-enforcement principal priority of payments, and the Funding post-enforcement priority of payments.


ENFORCEMENT

    The Funding deed of charge sets out the circumstances upon which and the procedures by which the security trustee may take steps to enforce the Funding security.

    The Funding security will become enforceable upon the service on Funding by the security trustee of an intercompany loan enforcement notice (see "THE INTERCOMPANY LOAN AGREEMENT -- INTERCOMPANY LOAN EVENTS OF DEFAULT") provided that, if the Funding security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of any intercompany loan which would be utilized to fund the payment of any class A notes of any issuer under any intercompany loan, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding security unless either:

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

       * a sufficient amount would be realized to allow a full and immediate discharge of such amount under each intercompany loan as would be sufficient to fund the payment in full of all amounts owing in respect of the class A notes of any issuer series and all prior ranking amounts due by Funding; or

       * the security trustee is of the opinion (which shall be binding on the Funding secured creditors), reached after considering the advice of any financial or professional advisers selected by the security trustee (and if the security trustee is unable to obtain such advice having made reasonable efforts to do this, this proviso shall not apply), that the cash flow expected to be received by Funding will not, or that there is a significant risk that it will not, be sufficient (as certified to it by Funding), having regard to any other relevant actual, contingent or prospective liabilities of Funding, to discharge in full over time such amount under each intercompany loan as would be sufficient to fund the payment in full of all amounts owing in respect of the class A notes of each issuer and all prior ranking amounts due by Funding; and

       * the security trustee shall not be bound to make the determination set out above unless it shall have been indemnified and/or secured to its satisfaction against all liabilities to which it may thereby become liable or which it may incur by so doing.

    In respect of property which is secured in accordance with Jersey law, the security will not be enforceable until the security trustee serves a Jersey enforcement notice on Funding. Enforcement must take place in accordance with Jersey security law, which provides that the Jersey enforcement notice must specify the event of default and, if the event of default is remediable, require the assignor to remedy the default within 14 days of receiving the notice. Thereafter enforcement may take place, and in order to enforce the Jersey security interest, the security trustee is required to take all reasonable steps to ensure that the property secured by Funding is sold within a reasonable time and for a price corresponding to the value on the open market at the time that the collateral is sold.


CONFLICTS

    The Funding deed of charge provides that, when exercising its discretion and/or when exercising the rights, benefits, powers, trusts, authorities, directions and obligations expressed to be granted by the Funding deed of charge, the security trustee shall act only at the request or direction of the note trustee. The authority of the note trustee to direct the security trustee to act derives from the issuer's (and each other issuer's) assignment to the note trustee of its rights under the relevant intercompany loan made by such issuer to Funding. If notes are outstanding that have been issued by the issuer and one or more other issuers, and resolutions of holders of such notes result in conflicting directions being given to the note trustee (and, ultimately, from the note trustee to the security trustee), the note trustee shall have regard only to the directions of the noteholders of the issuer or other issuers that has or have the highest ranking class of notes outstanding at such time (meaning the class A notes for so long as there are any class A notes outstanding and thereafter the class B notes so long as there are no class A notes outstanding and thereafter the class M notes so long as there are neither class A notes nor class B notes outstanding and thereafter the class C notes so long as there are no class A notes, class B notes or class M notes outstanding and thereafter special repayment notes so long as there are no class A notes, class B notes, class M notes or class C notes outstanding). However, if more than one issuer has notes outstanding that are the highest ranking notes outstanding among all issuers, the note trustee shall instead have regard to the resolutions of the holders of notes of that issuer that has the greatest aggregate principal amount of notes of the highest rank outstanding at such time. In all cases, the note trustee and the security trustee will only be obligated to act if they are indemnified to their satisfaction.

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DELEGATION BY THE SECURITY TRUSTEE TO AN AUTHORIZED THIRD PARTY

    Subject as provided further in the transaction documents, the security trustee shall be entitled to delegate certain of its functions and rights under the transaction documents pursuant to the administration agreement to one or more authorized third parties whom the rating agencies have previously confirmed in writing to the security trustee and the issuer will not result in the ratings on the notes being downgraded, qualified or withdrawn. The security trustee shall be obliged to use reasonable endeavors to procure the appointment of an authorized third party and in the event of any such appointment shall not be required to monitor or supervise the third party's performance and shall not be responsible for any act or omission of such third party or for any loss caused thereby.


NO ENFORCEMENT BY FUNDING SECURED CREDITORS

    Each of the Funding secured creditors (other than the security trustee and any receiver) has agreed under the Funding deed of charge that only the security trustee may enforce the security created by the Funding deed of charge.


MODIFICATION AND WAIVER, FEES, RETIREMENT AND RESPONSIBILITIES OF THE SECURITY TRUSTEE

MODIFICATION AND WAIVER

    Without the consent of any of the Funding secured creditors, the security trustee (at the direction of the note trustee) may:

       * agree to modifications to the transaction documents provided that the security trustee is of the opinion that any such modification would not materially harm the interests of the noteholders or that such modification is of a formal, minor or technical nature or is required by the rating agencies in respect of any new issuer or new start-up loan provider or other person which accedes to the Funding deed of charge. Any such modification will be binding on the Funding secured creditors; and

       * authorize or waive a proposed or actual breach of any provisions of the transaction documents provided that the security trustee is of the opinion that such breach would not materially harm the interests of the noteholders. Any such authorization or waiver will be binding on the Funding secured creditors.

FEES, EXPENSES AND INDEMNITY

    Funding shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee (including but not limited to the cost of using its reasonable endeavors to appoint and maintain an authorized third party). In addition, Funding shall pay to the security trustee a fee of such amount and on such dates as will be agreed from time to time by the security trustee and Funding. Funding shall indemnify the security trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, willful default or breach of the terms of the Funding deed of charge by the security trustee or any of its officers or employees.

RETIREMENT AND REMOVAL

    Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding. If within 60 days of having given notice of its intention to retire, Funding has failed to appoint a replacement security trustee, the outgoing security trustee will be entitled to appoint its successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the Funding deed of charge). Funding may remove the security trustee or appoint a new security trustee at any time provided that it has the approval, which must not be

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

unreasonably withheld or delayed, of each of the Funding secured creditors. In addition, the security trustee may, subject to conditions specified in the Funding deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE FUNDING DEED OF CHARGE

    The Funding deed of charge contains a range of provisions limiting the scope of the security trustee's duties and liabilities. These provisions include, among others, that the security trustee:

       * may rely on instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the trust deed and on the advice of any lawyer, banker, accountant or other expert;

       * is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the Funding deed of charge or any other transaction document;

       * may rely on documents believed by it to be genuine provided by any of the mortgages trustee, Funding or the cash manager and on the advice of any lawyer, banker, accountant or other expert;

       * may assume that no intercompany loan event of default has occurred unless it has received notice from a Funding secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

       * is not required to monitor or supervise the functions of the account bank or of any other person under any transaction document;

       * has the power to determine all questions arising in relation to the Funding deed of charge or other transaction document and every determination made shall bind all of the Funding secured creditors;

       * each Funding secured creditor must make its own independent appraisal, without reliance on the security trustee, as to the financial condition and affairs of Funding;

       * the security trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the Funding deed of charge or any other transaction document unless caused by the security trustee's fraud, negligence, willful default or breach of the terms of the Funding deed of charge;

       * the security trustee may accept such title as Funding has to the Funding charged property and will not be required to investigate or make inquiry into Funding's titles to such property; and

       * the security trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the Funding charged property or the proceeds of such property.

    The security trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.


GOVERNING LAW

    The Funding deed of charge is governed by English law, except for the provisions which relate to security interests created in property situated in Jersey, which are governed by Jersey law and any terms of the second priority Funding deed of charge which are particular to the law of Scotland, which are governed by and construed in accordance with Scots law.

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                      SECURITY FOR THE ISSUER'S OBLIGATIONS

    To provide security for its obligations under the notes and the other transaction documents, the issuer will enter into the issuer deed of charge with the issuer secured creditors. A summary of the material terms of the issuer deed of charge is set out below. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge. This prospectus is a part of the registration statement, and a form of the issuer deed of charge has been filed as an exhibit to that registration statement.


COVENANT TO PAY

    The issuer will covenant in favor of the note trustee for the benefit of the issuer secured creditors (including the note trustee) that the issuer will pay all amounts due to each of the issuer secured creditors as they become due and payable and that the issuer will comply with its other obligations under the transaction documents.


ISSUER SECURITY

    The issuer will grant the following security to be held by the note trustee for itself and on trust for the benefit of the issuer secured creditors (which definition includes the noteholders):

       * an assignment by way of first fixed security of the issuer's rights and claims in respect of all security and other rights held on trust by the security trustee pursuant to the Funding deed of charge, save to the extent that any of those issuer's rights and claims derive from property that is situated in Jersey, which will be assigned to the note trustee for the purpose of creating a security interest in accordance with Jersey law;

       * an assignment by way of first fixed security of the issuer's right, title, interest and benefit in the transaction documents to which it is a party, including the intercompany loan agreement, the Funding deed of charge, any swap agreement, the paying agent and agent bank agreement, the subscription agreement, the underwriting agreement, the corporate services agreement, the issuer bank account agreement, the issuer cash management agreement, the trust deed, save to the extent that such right, title, interest and benefit derive from property that is situated in Jersey. To the extent that the same are derived from property situated in Jersey, the issuer will assign such right, title, interest and benefit to the note trustee for the purpose of creating a security interest in those rights, title, interest and benefit in accordance with Jersey law;

       * an assignment by way of first fixed security over the issuer's right, title, interest and benefit in the issuer transaction accounts, any swap collateral account and each other account (if any) of the issuer, and all amounts or securities standing to the credit of those accounts (including all interest or other income or distributions earned on such amounts or securities);

       * a first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in all authorized investments made by or on behalf of the issuer, including all monies and income payable under those investments; and

       * a first floating charge over all the assets and undertaking of the issuer which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in the preceding paragraphs.

NATURE OF SECURITY -- FIXED CHARGE OR FLOATING CHARGE

    For a description of the nature and certain consequences of taking fixed charges and floating charges see "SECURITY FOR FUNDING'S OBLIGATIONS -- FUNDING SECURITY -- NATURE OF SECURITY -- FIXED CHARGE OR FLOATING CHARGE". However, unlike Funding, the issuer is incorporated in England and an English court may, in certain circumstances, appoint an

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administrator of the issuer. However, the  existence of the floating charge will allow the note trustee to appoint an administrative receiver of the issuer and thereby prevent the appointment of an administrator. We expect that an appointment of an administrative receiver by the note trustee under the issuer deed of charge will not be prohibited by Section 72A of the Insolvency Act 1986 as the appointment will fall within the exception set out under Section 72B of the Insolvency Act 1986 (First Exception: Capital Market).


ISSUER PRE-ENFORCEMENT AND POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The issuer cash management agreement sets out the order of priority for the application of cash by the issuer cash manager prior to the service of a note enforcement notice. This payment order of priority is described under "CASHFLOWS".

    The issuer deed of charge will also set out the order of priority for the application by the note trustee (or the issuer cash manager on its behalf), following service of a note enforcement notice, of amounts received or recovered by the note trustee or a receiver appointed on its behalf. This order of priority is described under "CASHFLOWS".


ENFORCEMENT

    The issuer deed of charge will set out the circumstances in which and the procedures by which the note trustee may take steps to enforce the issuer security.

    The issuer security will become enforceable upon either (1) the enforcement of the Funding security or (2) the occurrence of a note event of default which is not waived by the note trustee. However, as the note trustee will not be entitled to assign to a third party its or the issuer's rights under the intercompany loan agreement following the service of a note enforcement notice, the most likely consequence of the issuer security becoming enforceable will be that monies received by the note trustee from Funding will be applied in accordance with the issuer post-enforcement priority of payments.

    In respect of property which is secured in accordance with Jersey law, the security will not be enforceable until the note trustee serves a Jersey enforcement notice on the issuer. Enforcement must take place in accordance with Jersey security law, which provides that the Jersey enforcement notice must specify the event of default and, if the event of default is remediable, require the assignor to remedy the default within 14 days of receiving the notice.


CONFLICTS

    The issuer deed of charge will contain provisions which require the note trustee to consider the interests of the noteholders as to the exercise of its powers, trusts, authorities, duties and discretions. In the event of a conflict between the interests of the noteholders and the interests of any other issuer secured creditor, the note trustee is required to consider only, unless stated otherwise, the interests of the noteholders. If, in the sole opinion of the note trustee, there may be a conflict as among noteholders, the note trustee will have regard to the interests of the class of noteholders with the highest-ranking notes only. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or conflict between the class B noteholders of one series and the class B noteholders of another series, or conflict between the class M noteholders of one series and the class M noteholders of another series, or conflict between the class C noteholders of one series and the class C noteholders of another series then a resolution directing the note trustee to take any action must be passed at a single meeting comprising the holders of each series of the class A notes or, as applicable, each series of the class B notes, each series of the class M notes or each series of the class C notes subject to the conflict. In all cases, the note trustee will only be obliged to act if it is indemnified to its satisfaction. For more information on how the note trustee will resolve conflicts between noteholders, see "DESCRIPTION OF THE OFFERED NOTES -- 11. MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER".

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NO ENFORCEMENT BY ISSUER SECURED CREDITORS

    Each of the issuer secured creditors (other than the note trustee acting on behalf of the noteholders) will agree under the issuer deed of charge that only the note trustee may enforce the security created by the issuer deed of charge and it will not take steps directly against the issuer to recover amounts owing to it by the issuer unless the note trustee has become bound to enforce the issuer security but has failed to do so within 30 days of becoming so bound.


MODIFICATION AND WAIVER, FEES, RETIREMENT AND RESPONSIBILITIES OF THE NOTE
TRUSTEE

MODIFICATION AND WAIVER

    Without the consent of any of the issuer secured creditors, the note trustee may:

       * agree to modifications to the transaction documents provided that the note trustee is of the opinion that such modification will not materially harm the interests of the noteholders or that such modification is of a formal, minor or technical nature. A proposed modification will not materially harm the interest of any noteholders solely because new issuers accede to the Funding deed of charge. Any such modification will be binding on the issuer secured creditors; and

       * authorize or waive a proposed or actual breach of any provisions of the notes or of any other transaction documents provided that the note trustee is of the opinion that such breach will not materially harm the interests of the noteholders. Any such authorization or waiver will be binding on the noteholders and the other issuer secured creditors.

FEES, EXPENSES AND INDEMNITY

    The issuer will reimburse the note trustee for all costs and expenses properly incurred in acting as note trustee. In addition, the issuer shall pay to the note trustee a fee of such amount and on such dates as will be agreed from time to time by the note trustee and the issuer. The issuer shall indemnify the note trustee from and against all proceedings, claims, demands, losses, costs, charges, expenses and liabilities incurred by it or to which it may become liable in connection with the exercise of its trusts, powers, authorities and discretions, or otherwise in respect of any matter done or not done relating to the transaction documents, except where the same is caused by the fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge by the note trustee or any of its officers or employees.

RETIREMENT AND REMOVAL

    Subject to the appointment of a successor note trustee, the note trustee may retire after giving three months' notice in writing to the issuer. If within 60 days of having given notice of its intention to retire, the issuer has failed to appoint a replacement note trustee, the outgoing note trustee will be entitled to appoint a successor (provided that such successor is acceptable to the rating agencies and agrees to be bound by the terms of the issuer deed of charge). The issuer may remove the note trustee or appoint a new note trustee at any time provided that it has the approval, which must not be unreasonably withheld or delayed, of the issuer secured creditors. In addition, the note trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE ISSUER DEED OF CHARGE

    The issuer deed of charge will contain a range of provisions regulating the scope of the note trustee's duties and liabilities. These include the following:

       * the note trustee is not responsible for the legality, admissibility in evidence, adequacy or enforceability of the issuer deed of charge or any other transaction document;

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

       * the note trustee may assume that no note event of default has occurred unless the note trustee has received notice from an issuer secured creditor stating that a note event of default has occurred and describing that note event of default;

       * the note trustee is not required to monitor or supervise the functions of the account bank or of any other person under any transaction document;

       * the note trustee has the power to determine all questions arising in relation to the issuer deed of charge or other transaction document entered into by the issuer and every determination made shall bind the note trustee and all of the issuer secured creditors;

       * each issuer secured creditor must make its own independent appraisal, without reliance on the note trustee, as to the financial condition and affairs of the issuer;

       * the note trustee will not be liable for any loss, cost, damage or expense which may be caused by anything done or not done by it under the issuer deed of charge or any other transaction document unless caused by the note trustee's fraud, gross negligence, willful default or breach of the terms of the issuer deed of charge;

       * the note trustee may accept such title as the issuer has to the issuer charged property and will not be required to investigate or make inquiry into the issuer's title to such property;

       * the note trustee will not be responsible for any shortfall which may arise because it is liable to tax in respect of the issuer charged property or the proceeds of such property; and

       * the note trustee is not required to take steps or action in connection with the transaction documents (including enforcing the issuer security) unless (1) it has been directed or instructed to do so by an extraordinary resolution of a class of noteholders or in writing by the holders of at least 25% of the aggregate principal amount of the notes of a class then outstanding or (if there are no remaining notes outstanding) by any other issuer secured creditor provided that:

              (1) the note trustee will not act at the direction or request of the class B noteholders unless either to do so would not, in its opinion, be materially prejudicial to the interests of the class A noteholders or such action is sanctioned by an extraordinary resolution of the class A noteholders;

              (2) the note trustee will not act at the direction or request of the class M noteholders unless either to do so would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or such action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be;

              (3) the note trustee will not act at the direction or request of the class C noteholders unless either to do so would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders and/or the class M noteholders or such action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders and/or the class M noteholders, as the case may be; and

              (4) it has been indemnified to its satisfaction against all costs, liabilities and claims which it may incur or in respect of which it may become liable.

    The note trustee makes no statement or representation in this prospectus, has not authorized or caused the issue of any part of it and takes no responsibility for any part of it. The note trustee does not guarantee the performance of the notes or the payment of principal or interest on the notes.

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

GOVERNING LAW

    The issuer deed of charge will be governed by English law, except for the provisions which relate to security interests created in property situated in Jersey, which will be governed by Jersey law.

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

                          DESCRIPTION OF THE TRUST DEED

    The principal agreement governing the notes will be the trust deed dated on or about the closing date and made between the issuer and the note trustee. A summary of the material terms of the trust deed is set out below. The summary does not purport to be complete and it is subject to the provisions of the trust deed. A form of the trust deed has been filed as an exhibit to the registration statement and this prospectus forms part of the registration statement.

    The trust deed sets out the forms of the global note certificates and the individual note certificates. It also sets out the terms and conditions of the notes, and the conditions for the issue of individual note certificates and/or the cancellation of any notes. The paying agent and agent bank agreement contains detailed provisions regulating the appointments of the paying agents and other agents.

    The trust deed also contains covenants made by the issuer in favor of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal of each of the notes when due. Some of the covenants also appear in the terms and conditions of the notes (see "DESCRIPTION OF THE OFFERED NOTES"). The issuer also covenants that it will do all things necessary to maintain the listing on the official list of the UK Listing Authority and to maintain trading of the notes on the London Stock Exchange plc and to keep in place a common depository, paying agents and an agent bank, and further covenants with the note trustee that it will comply with and perform and observe all its obligations in the trust deed. The trust deed provides for delivery to the note trustee of an annual statement signed by an officer of the issuer to the effect that the issuer has fulfilled its material obligations under the trust deed throughout the preceding financial year, except as specified in such statement.

    The trust deed provides that the class A noteholders' interests take precedence for so long as the class A notes are outstanding and thereafter the interests of class B noteholders take precedence for so long as the class B notes are outstanding and thereafter the interests of class M noteholders take precedence for so long as the class M notes are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C notes are outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note and the consent of the majority of the holders of the other classes of notes outstanding (see "DESCRIPTION OF THE OFFERED NOTES").

    The trust deed sets out the terms under which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed sets out the circumstances in which the note trustee may resign or retire.

    The trust deed includes certain provisions required by the US Trust Indenture Act of 1939. These provisions include, but are not limited to:

       (a)    maintenance of a noteholder list by the note trustee;

       (b) provision of annual reports and other information by the issuer to the note trustee;

       (c) ability of noteholders to waive certain past defaults of the issuer;

       (d) duty of the note trustee (following a note event of default) to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

       (e) duty of the note trustee to notify all noteholders of any note event of default of which it has actual knowledge; and

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

       (f) right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.

    Finally, the trust deed provides that until the notes have been paid in full, they shall be entitled to the benefit of and be bound by the terms and conditions of the trust deed. The trust deed will be discharged with respect to the collateral securing the notes upon the delivery to the note trustee for cancellation of all the notes or, with certain limitations, upon deposit with the note trustee of funds sufficient for the payment in full of all the notes.


TRUST INDENTURE ACT PREVAILS

    The trust deed contains a stipulation that, if any provision of the trust deed limits, qualifies or conflicts with another provision which is required to be included in the trust deed by, and is not subject to a contractual waiver under, the US Trust Indenture Act of 1939, as amended, the required provision of that Act shall be deemed to be incorporated into the trust deed and shall prevail.


GOVERNING LAW

    The trust deed will be governed by English law.

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                                    THE NOTES

    The issue of the notes will be authorized by a resolution of the board of directors of the issuer passed prior to the closing date. The notes will be constituted by a trust deed to be dated the closing date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

    The material terms of the notes are described in this prospectus. However, the statements set out in this section with regard to the notes and the global note certificates representing the notes are subject to the detailed provisions of the trust deed. The trust deed will include the forms of the global note certificates and the forms of the individual note certificates. A paying agent and agent bank agreement between the issuer, the note trustee, Citibank, N.A. in London as "PRINCIPAL PAYING AGENT", the other paying agents (together with the principal paying agent, called the "PAYING AGENTS"), the transfer agent, the registrar and the agent bank, regulates how payments will be made on the notes and how determinations and notifications will be made. It will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

    Each class of each series of notes will be represented initially by a global note certificate in registered form without interest coupons attached. The dollar notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the SEC. The euro notes and the sterling notes, which are not being offered by this prospectus, will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the Securities Act. The global note certificates representing the dollar notes offered by this prospectus (the "OFFERED GLOBAL NOTE CERTIFICATES") will be deposited with Citibank, N.A., as the custodian for, and registered in the name of Cede & Co., as nominee of The Depository Trust Company, referred to in this prospectus as "DTC". On confirmation from the custodian that it holds the offered global note certificates, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant offered global note certificates.

    The amount of notes represented by each global note certificate is evidenced by the register maintained for that purpose by the registrar. Together, the notes represented by the global note certificates and any outstanding individual note certificates will equal the aggregate principal amount of the notes outstanding at any time. However, except as described under "--
INDIVIDUAL NOTE CERTIFICATES", individual note certificates shall not be issued.

    Beneficial owners may hold their interests in the global note certificates only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organizations that are participants in any of those systems. Ownership of these beneficial interests in a global note certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global note certificate will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of the notes, beneficial owners of notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of notes only at the direction of one or more participants to whose account the interests in

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

a global note certificate is credited and only in respect of that portion of the aggregate principal amount of notes as to which that participant or those participants has or have given that direction.

    Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed and the paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York, London Branch and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the notes are finally redeemed.


PAYMENT

    Principal and interest payments on the offered notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global note certificates. DTC's practice is to credit its participants' accounts on the applicable payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

    Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "STREET NAME". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. None of the issuer, the note trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to or payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global note certificates or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.


CLEARANCE AND SETTLEMENT

THE CLEARING SYSTEMS

    DTC has advised us and the underwriters that it intends to follow the following procedures:

    DTC will act as securities depository for the offered global note certificates. The offered notes represented by the offered global note certificates will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

    DTC has advised us that it is a:

       *      limited-purpose trust company organized under New York Banking
              Law;

       *      "BANKING ORGANIZATION" within the meaning of New York Banking Law;

       *      member of the Federal Reserve System;

       * "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code; and

       * "CLEARING AGENCY" registered under the provisions of Section 17A of the Exchange Act.

    DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including

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securities brokers and dealers, banks and  trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants in the Euroclear system will occur under their rules and operating procedures.

    Purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in notes unless use of the book-entry system for the notes described in this section is discontinued.

    To facilitate subsequent transfers, all offered global note certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global note certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

    Redemption notices for the offered notes represented by the offered global note certificates will be sent to DTC. If less than all of those notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those notes to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote on behalf of the offered notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

    The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the trust deed, DTC generally will give or take that action, or authorize the relevant participants to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

    Clearstream, Luxembourg and Euroclear each hold securities for their participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream,

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Luxembourg  and  Euroclear  provide   various  services  including  safekeeping,
administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships.

    Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars and euro. Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.

    Euroclear participants include banks -- including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    As the holders of book-entry interests, beneficial owners will not have the right under the trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

    No beneficial owner of an interest in a note represented by a global note certificate will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in a note represented by a global note certificate. See "RISK FACTORS -- YOU WILL NOT RECEIVE PHYSICAL NOTES, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE NOTES".

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CLEARANCE AND SETTLEMENT

Initial settlement

    The offered global note certificates will be delivered on the closing date to Citibank, N.A., as custodian for DTC. Customary settlement procedures will be followed for participants of each system on the closing date. Notes will be credited to investors' securities accounts on the closing date against payment in same-day funds.

Secondary trading

    Secondary market sales of book-entry interests in offered notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described in this prospectus.

INDIVIDUAL NOTE CERTIFICATES

    Beneficial owners of offered notes will only be entitled to receive individual note certificates under the following limited circumstances:

       * as a result of any amendment to, or change in, the laws or regulations of the United Kingdom (or any political subdivision thereof) or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which becomes effective on or after the closing date, the issuer or any paying agent is or will be required to make any deduction or withholding from any payment on the notes that would not be required if the notes were represented by individual note certificates; or

       * DTC notifies the issuer that it is unwilling or unable to hold the offered global note certificates or is unwilling or unable to continue as, or has ceased to be, a clearing agency registered under the Exchange Act and, in each case, the issuer cannot appoint a successor within 90 days of such notification.


    In no event will individual note certificates in bearer form be issued. Any individual note certificate will be issued in registered form in minimum denominations of $100,000 and increments of $1,000 thereafter in the case of individual note certificates representing the dollar notes. Any individual note certificates will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose names any individual note certificate is registered as the absolute owner thereof. The paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the notes and other provisions customary for a registered debt security.


    Any person receiving individual note certificates will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any individual note certificates.

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                        DESCRIPTION OF THE OFFERED NOTES

    The following is a summary of the material terms and conditions of the offered notes, numbered 1 to 15. This summary does not need to be read with the actual terms and conditions of the offered notes in order to learn all the material terms and conditions of the offered notes. The complete terms and conditions of the offered notes are set out in the trust deed, a form of which has been filed as an exhibit to the registration statement, and in the event of a conflict, the terms and conditions of the notes set out in the trust deed will prevail.

    References in this section to the "OFFERED NOTES" mean the dollar notes offered by this prospectus. References in this section to the "NOTES" mean collectively the series 1 notes, the series 2 notes and the series 3 notes. Furthermore, this section, as elsewhere in this prospectus, provides information on the euro notes and sterling notes that are not being offered to the public in the United States by this prospectus. This information is provided only to enhance your understanding of the offered notes. You should be aware that, as explained elsewhere in this prospectus, the series 2 notes and the series 3 notes as a group do not provide credit support for the series 1 notes, the series 3 notes as a group do not provide credit support for the series 2 notes or the series 1 notes and the series 2 notes as a group do not provide credit support for the series 3 notes.

    The notes are the subject of the following documents:

       * a trust deed dated the closing date between the issuer and the note trustee;

       * a paying agent and agent bank agreement dated the closing date between the issuer, the principal paying agent, the agent bank, the other paying agents, the transfer agent, the registrar and the note trustee;

       * an issuer deed of charge dated the closing date between the issuer, the note trustee, the swap providers and certain other parties;

       * the dollar currency swap agreements dated the closing date between the issuer, the dollar currency swap providers and the note trustee;

       * the euro currency swap agreements dated the closing date between the issuer, the euro currency swap provider and the note trustee;

       * the interest rate swap agreement dated the closing date between the issuer, the interest rate swap provider and the note trustee; and

       * the basis rate swap agreement dated the closing date between the issuer, the basis rate swap provider and the note trustee.

    When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

    Initially the parties will be as follows:

       *      Granite Mortgages 04-3 plc, as issuer;

       * Citibank, N.A., as principal paying agent, US paying agent, agent bank, transfer agent and registrar;

       *      The Bank of New York, as security trustee and note trustee;


       * Barclays Bank PLC and Swiss Re Financial Products Corporation, as dollar currency swap providers;

       * Citibank, N.A., acting through its London Branch, as euro currency swap provider;

       *      UBS Limited, as interest rate swap provider; and


       *      Northern Rock plc, as basis rate swap provider.

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

    The noteholders are bound by and deemed to have notice of all of the provisions of the trust deed, the issuer deed of charge, the intercompany loan agreement, the Funding deed of charge, the issuer cash management agreement, the paying agent and agent bank agreement, the basis rate swap agreement, the interest rate swap agreement, the dollar currency swap agreements and the euro currency swap agreements which are applicable to them. Noteholders can view drafts of those documents at the specified office of any of the paying agents after the closing date.

    There is no English law which prohibits US residents from holding notes solely because of their residence outside the UK.

    There are no UK governmental laws or regulations other than in relation to withholding tax, as described under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES -- WITHHOLDING TAX", that restrict payments made to non-UK resident noteholders.


1.  FORM, DENOMINATION, REGISTER, TITLE AND TRANSFERS

    The offered notes are being offered and sold to the public in the United States and to institutional investors outside the United States.


    The offered notes are in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in notes represented by global note certificates are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable. The offered notes are being offered in minimum denominations of $100,000 and increments of $1,000 thereafter ("AUTHORIZED HOLDINGS").


    Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

    The registrar will maintain a register in respect of the offered notes in accordance with the provisions of the paying agent and agent bank agreement. References in this section to a "HOLDER" of an offered note means the person in whose name such offered note is for the time being registered in the register (or, in the case of a joint holding, the first named thereof) and "NOTEHOLDER" shall be construed accordingly. A "NOTE CERTIFICATE" will be issued to each noteholder in respect of its registered holding. Each note certificate will be numbered serially with an identifying number which will be recorded in the register.

    The holder of each offered note shall (except as otherwise required by law) be treated as the absolute owner of such offered note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such note certificate) and no person shall be liable for so treating such holder.

    Subject to the provisions below, an offered note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the offices of the registrar or any transfer agent specified in the paying agent and agent bank agreement, together with such evidence as the registrar or (as the case may be) such transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that an offered note may not be transferred unless the principal amount of offered notes transferred and (where not all of the offered notes held by a holder are being transferred) the principal amount of the balance of offered notes not transferred are authorized holdings. Where not all the offered notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the offered notes will be issued to the transferor.

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

    Within five business days of such surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the offered notes transferred to each relevant holder at its office or (as the case may be) the office of any transfer agent specified in the paying agent and agent bank agreement or (at the request and risk of any such relevant holder) by uninsured first class mail (and by airmail if the holder is overseas) to the address specified for the purpose by such relevant holder. In this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the registrar or (as the case may be) the relevant transfer agent has its specified office.

    The transfer of an offered note will be effected without charge by or on behalf of the issuer, the registrar or any transfer agent but against such indemnity as the registrar or (as the case may be) such transfer agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

    Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the offered notes.

    All transfers of offered notes and entries on the register are subject to the detailed regulations concerning the transfer of offered notes scheduled to the paying agent and agent bank agreement. The regulations may be changed by the issuer with the prior written approval of the note trustee and the registrar. A copy of the current regulations will be mailed (free of charge) by the registrar to any noteholder who requests in writing a copy of such regulations.


2.  STATUS, SECURITY AND PRIORITY

    The class A notes, the class B notes, the class M notes and the class C notes are direct, secured and unconditional obligations of the issuer and are all secured by the same security. Payments on each class of notes will be made equally amongst all notes of that class.

(A) Interest

    Among the series 1 notes, payments of interest on the series 1 class A notes will be made ahead of payments of interest on the series 1 class B notes, the series 1 class M notes and the series 1 class C notes, payments of interest on the series 1 class B notes will be made ahead of payments of interest on the series 1 class M notes and the series 1 class C notes, and payments of interest on the series 1 class M notes will be made ahead of payments of interest on the series 1 class C Notes.

    Among the series 2 notes, payments of interest on the series 2 class A notes will be made ahead of payments of interest on the series 2 class B notes, the series 2 class M notes and the series 2 class C notes, payments of interest on the series 2 class B notes will be made ahead of payments of interest on the series 2 class M notes and the series 2 class C notes, and payments of interest on the series 2 class M notes will be made ahead of payments of interest on the series 2 class C notes.

    Among the series 3 notes, payments of interest on the series 3 class A notes will be made ahead of payments of interest on the series 3 class B notes, the series 3 class M notes and the series 3 class C notes, payments of interest on the series 3 class B notes will be made ahead of payments of interest on the series 3 class M notes and the series 3 class C notes, and payments of interest on the series 3 class M notes will be made ahead of payments of interest on the series 3 class C notes.

    As among the series 1 notes, the series 2 notes and the series 3 notes:

       * payments of interest on the series 1 class A1 notes, the series 1 class A2 notes, the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes will be made

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

              in no order of priority among them but in proportion to the respective amounts due on the class A notes. These payments of interest will be made ahead of payments of interest on each series of class B notes, each series of class M notes and each series of class C notes;

       * payments of interest on the series 1 class B notes, the series 2 class B notes and the series 3 class B notes will be made in no order of priority among them but in proportion to the respective amounts due on the class B notes. These payments of interest will be made ahead of payments of interest on each series of class M notes and each series of class C notes;

       * payments of interest on the series 1 class M notes, the series 2 class M notes and the series 3 class M notes will be made in no order of priority among them but in proportion to the respective amounts due on the class M notes. These payments of interest will be made ahead of payments of interest on each series of the class C notes; and

       * payments of interest on the series 1 class C notes, the series 2 class C notes and the series 3 class C notes will be made in no order of priority among them but in proportion to the respective amounts due on the class C notes.

(B) Principal

    Subject to there being no trigger event and no enforcement of the Funding security and/or the issuer security, no class of notes will be repaid an amount of principal which is greater than the controlled amortization amount in respect of that class of notes for the relevant payment date and, subject also to the satisfaction of certain conditions in relation to the payment of principal of the class B notes, the class M notes and the class C notes at any time when class A notes are outstanding as specified below, payments of principal will be made in accordance with the following priority.

    Repayment of principal in respect of the controlled amortization amount on the series 1 class A1 notes will be made ahead of repayment of principal in respect of the controlled amortization amount on each of the series 1 class A2 notes, the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes. Repayment of principal in respect of the controlled amortization amount on the series 1 class A2 notes will be made ahead of repayment of principal in respect of the controlled amortization amount on each of the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes. Repayment of principal in respect of the controlled amortization amount on the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes will be made in no order of priority among them but in proportion to the respective controlled amortization amounts due on the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes and will be made ahead of repayment of principal in respect of the controlled amortization amount on the class B notes. Repayment of principal in respect of the controlled amortization amount on the series 1 class B notes, series 2 class B notes and the series 3 class B notes will be made in no order of priority among them but in proportion to the respective controlled amortization amounts due on the class B notes. However, repayment of principal in respect of the controlled amortization amount on the class B notes will be made ahead of repayment of principal in respect of the controlled amortization amount on the class M notes. Repayment of principal in respect of the controlled amortization amount on the series 1 class M notes, the series 2 class M notes and the series 3 class M notes will be made in no order of priority among them but in proportion to the respective controlled amortization amounts due on the class M notes. However, repayment of principal in respect of the class M notes will be made ahead of repayment of principal in respect of the controlled amortization amount on the class C notes. Repayment of principal in respect of the controlled amortization amount on the series 1 class C notes, series 2

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class  C notes  and the  series 3  class C  notes will  be made  in no  order of priority among them but in proportion to the respective controlled amortization amounts due on the class C notes.

    The above priority of payments will change and the issuer will make repayments of principal in accordance with and subject to the relevant issuer priority of payments as set out in the issuer cash management agreement or, as the case may be, the issuer deed of charge (1) following the occurrence of a trigger event, and/or (2) following the enforcement of the Funding security and/or the enforcement of the issuer security.

    If any class A notes remain outstanding and either the issuer arrears test or the issuer reserve requirement is not satisfied on the relevant payment date, no amount of principal will be payable in respect of the class B notes, the class M notes or the class C notes.

    Notwithstanding the foregoing priorities, the controlled amortization amount payable in respect of each class of notes is determined by a schedule that indicates the target balance for that class of notes on the relevant payment date and not all classes of notes are scheduled to receive payments of principal on each payment date, with some lower ranking classes of notes being repaid principal before higher ranking classes of notes. The controlled amortization amount payable on the series 3 class A2 notes will also be zero.

    The issuer reserve fund provides credit enhancement for the class C notes. The issuer reserve fund and the class C notes provide credit enhancement for the class M notes. The issuer reserve fund, the class C notes and the class M notes provide credit enhancement for the class B notes. The issuer reserve fund, the class C notes, the class M notes and the class B notes provide credit enhancement for the class A notes. You should note, however, that the series 3 notes as a group do not provide credit enhancement for either the series 1 notes or the series 2 notes, and the series 2 notes and the series 3 notes as a group do not provide credit enhancement for the series 1 notes.

    For more information on the priority of principal repayments to you, see "CASHFLOWS". For more information on the redemption of the notes, including a description of asset trigger events, non-asset trigger events and seller share events, see "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS" and "CASHFLOWS".

    The note trustee is required to have regard to the interests of all classes of noteholders equally. However, if there are any class A notes outstanding and if there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class M noteholders and/or the class C noteholders, then the note trustee will have regard to the interests of the class A noteholders only. If there are no class A notes outstanding and there are any class B notes outstanding, and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class M noteholders and/or the class C noteholders, then the note trustee will have regard to the interests of the class B noteholders only. If there are no class A notes outstanding and no class B notes outstanding and there are any class M notes outstanding, and if there is or may be a conflict between the interests of the class M noteholders and the interests of the class C noteholders, then the note trustee will have regard to the interests of the class M noteholders only.

    Except in certain limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders, the class M noteholders and the class C noteholders. As described in number 11 there are provisions limiting the power of the class B noteholders, the class M noteholders and the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Likewise, except in the limited circumstances described in number 11, there is no limitation on the power of class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class M noteholders and the class C noteholders. As

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described in  number 11 there are provisions  limiting the power of  the class M noteholders and the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders. Likewise, except  in  the limited  circumstances  described  in  number  11, there  is  no
limitation  on  the   power  of  class  M  noteholders  to   pass  an  effective
extraordinary resolution the exercise of which is binding on the class C noteholders. As described in number 11 there are provisions limiting the power of the class C noteholders to pass an effective extraordinary resolution, depending on its effect on the class M noteholders.

    The note trustee is entitled to assume that any exercise by it of any power, discretion or duty under the transaction documents will not be materially prejudicial to the interests of the noteholders (or any series and/or class of noteholders) if the rating agencies have confirmed that the current ratings of the notes will not be adversely affected by that exercise.

    The security for the payment of amounts due under the notes is created by the issuer deed of charge. The security is created by the issuer in favor of the note trustee who will hold it for itself and on behalf of the issuer secured creditors (which definition includes the noteholders). The security consists of the following:

       (1) an assignment by way of first fixed security of the issuer's rights and claims in respect of all security and other rights held on trust by the security trustee pursuant to the Funding deed of charge, save to the extent that any of those issuer's rights and claims derive from property that is situated in Jersey, which will be assigned to the note trustee for the purpose of creating a security interest in accordance with Jersey law;

       (2) an assignment by way of first fixed security of the issuer's rights, title, interest and benefit in and to the transaction documents to which it is a party, including the intercompany loan agreement, the funding deed of charge, the basis rate swap agreement, the interest rate swap agreement, the dollar currency swap agreements, the euro currency swap agreements, any swap collateral ancillary document, the paying agent and agent bank agreement, the subscription agreement, the underwriting agreement, the corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the trust deed, save to the extent that such rights, title, interest and benefit derive from property that is situated in Jersey. To the extent that the same are derived from property situated in Jersey, the issuer will assign such rights, title, interest and benefit to the note trustee for the purpose of creating a security interest in those rights, title, interest and benefit in accordance with Jersey law;

       (3) an assignment by way of first fixed security of the issuer's right, title, interest and benefit in the issuer transaction account, any swap collateral account and each other account (if any of the issuer), and all amounts or securities standing to the credit of those accounts (including all interest or other income or distributions accrued on such amounts or securities);

       (4) a first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in all authorized investments made by or on behalf of the issuer, including all monies and income payable under those investments; and

       (5) a first ranking floating charge over all the assets and undertaking of the issuer which are not otherwise effectively subject to a fixed charge or assignment by way of security as described in (1), (2), (3) or (4) above.


3.  COVENANTS

    If any note is outstanding, the issuer will not, unless it is provided in or permitted by the terms of the transaction documents to which the issuer is a party or by the written consent of the note trustee:

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

       * create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

       * sell, assign, transfer, lease or otherwise dispose of or grant any option or right to acquire over, all or any of its assets, properties or undertakings or any interest or benefit in its assets or undertakings;

       * permit any other person other than itself and the note trustee (as to itself and on behalf of the issuer secured creditors) to have any equitable or beneficial interest in any of its assets or undertakings;

       * have an interest in any bank account other than the bank accounts of the issuer maintained pursuant to the transaction documents;

       * carry on any business other than as described in this prospectus or as contemplated in the transaction documents relating to the issue of the notes and the making of the intercompany loan;

       * incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person;

       * consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

       * waive or consent to the modification or waiver of any of the obligations relating to the security;

       *      have any employees, premises or subsidiaries;

       * pay any dividend or make any other distributions to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the issuer deed of charge;

       *      purchase or otherwise acquire any notes; or

       * engage in any activities in the United States (directly or through agents), or derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged in a trade or business within the United States as determined under United States income tax principles.


4.  INTEREST

    Each note bears interest on its principal amount outstanding from, and including, the closing date. Interest will stop accruing on the principal amount outstanding of any note from the date it is due for redemption unless, when it is presented, payment of principal is improperly withheld or refused. If this happens it will continue to bear interest on the unpaid amount both before and after any judgement is given, up to (but excluding) whichever is the earlier of the following:

       * the day on which all sums due in respect of that note, up to that day, are paid; and

       * the day which is seven days after the principal paying agent or other paying agent has notified the relevant noteholder or class of noteholders, either in accordance with number 14 or individually, that such payment will be made, provided that subsequently on presentation of the note payment is in fact made.

    Interest on the offered notes will be paid in arrears on each payment date for such note. Each period (i) with respect to the first payment date, from and including the closing date to but excluding such first payment date and (ii) thereafter, with respect to each payment date, from and including the preceding payment date to but excluding such

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

current payment date is called an interest period. The first interest payment for the offered notes will be made on the payment date occurring in December 2004 for the interest period from and including the closing date to but excluding that payment date.

    The order of payments of interest to be made on the classes of notes will be prioritized so that interest payments due and payable on the class C notes will be subordinated to interest payments due and payable on the class M notes, the class B notes and the class A notes, interest payments due and payable on the class M notes will be subordinated to interest payments due and payable on the class B notes and the class A notes and interest payments due and payable on the class B notes will be subordinated to interest payments due and payable on the class A notes, in each case in accordance with the issuer priority of payments.

    Any revenue shortfall in payments of interest on the class B notes and/or the class M notes and/or the class C notes (for the reason that the issuer has not received sufficient interest payments from Funding under the intercompany loan to fund such payments) will not be an event of default and the unpaid interest will be deferred until the first payment date after such date when funds are available (after allowing for liabilities of the issuer having a higher priority and subject to and in accordance with the relevant issuer priority of payments), to the issuer to pay such interest. Any interest so deferred will bear interest at the rate of interest applicable to the relevant class of notes from time to time and payment of such additional interest will also be deferred until the first payment date after such date when funds are available (after allowing for liabilities of the issuer having a higher priority) to the issuer to pay such additional interest. Neither deferred interest nor additional interest shall be deferred beyond the final maturity date of the relevant class of notes when such amounts will be due and payable, at which point, if the issuer has not received sufficient interest payments from Funding under the intercompany loan to pay interest on the class B notes and/or the class M notes and/or the class C notes, as the case may be, then noteholders may never receive all interest amounts payable on those classes of notes.

    Payments of interest due on a payment date in respect of the class A notes will not be deferred. In the event of the delivery of a class A note enforcement notice (as described in number 9), the amount of interest that was due but not paid on any payment date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

    The rate of interest applicable to the offered notes for each interest period will be determined by the agent bank on the following basis:

       (1) on the interest determination date for each class of the offered notes, the agent bank will determine the offered quotation to leading banks for US dollar deposits for a period equal to the relevant interest period. This will be determined by reference to the display as quoted on the Dow Jones/Telerate Monitor at Telerate Page No. 3750. If the Telerate Page No. 3750 stops providing these quotations, the replacement page for the purposes of displaying this information will be used. If the replacement page stops displaying the information, another service as determined by the issuer (with the approval of the note trustee, in its sole discretion) will be used. In each of these cases, the determination will be made as at or about 11:00 a.m., London time, on that date. This is called the "SCREEN RATE" for the respective classes of the offered notes. The "INTEREST DETERMINATION DATE" for the offered notes means the second London business day before the first day of an interest period;

       (2) if, on any interest determination date, the screen rate is unavailable, the agent bank will:

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              *      request the principal London office of each of four major
                     banks -- the reference banks -- in the London interbank market to provide the agent bank with its offered quotation to leading banks of the equivalent of the screen rate on that interest determination date in an amount that represents a single transaction in that market at that time; and

              * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

       (3) if on any interest determination date the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
              (2); and

       (4) if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed or such banks do not provide a quotation then the relevant rate for that interest period will be the rate in effect for the immediately preceding interest period for which
              (1) or (2) was applicable (taking account of any relevant change in margin).

    The rate of interest for each interest period for the:

       * series 1 class A1 notes will be the sum of 0.06% per annum up to and including the interest period ending on the payment date in September 2011 (and thereafter 0.12% per annum) and the screen rate or rate calculated to replace the screen rate;

       * series 1 class A3 notes will be the sum of 0.10% per annum up to and including the interest period ending on the payment date in September 2011 (and thereafter 0.20% per annum) and the screen rate or rate calculated to replace the screen rate;

       * series 1 class B notes will be the sum of 0.16% per annum up to and including the interest period ending on the payment date in September 2011 (and thereafter 0.32% per annum) and the screen rate or rate calculated to replace the screen rate;

       * series 1 class M notes will be the sum of 0.27% per annum up to and including the interest period ending on the payment date in September 2011 (and thereafter 0.54% per annum) and the screen rate or rate calculated to replace the screen rate;

       * series 1 class C notes will be the sum of 0.59% per annum up to and including the interest period ending on the payment date in September 2011 (and thereafter 1.18% per annum) and the screen rate or rate calculated to replace the screen rate; and

       * series 2 class A1 notes will be the sum of 0.14% per annum up to and including the interest period ending on the payment date in September 2011 (and thereafter 0.28% per annum) and the screen rate or rate calculated to replace the screen rate.

    The agent bank will, as soon as practicable after 11:00 a.m. (London time) on each interest determination date, calculate (i) the amount of interest payable on each offered note and (ii) the rate of interest applicable to each class of offered notes, in each case for that interest period. The amount of interest in respect of each class of offered notes will be calculated by applying the relevant rate of interest for that interest period to the aggregate principal amount outstanding of the relevant class of notes during that interest period and, in the case of the offered notes, multiplying the product by the actual number of days in that interest period divided by 360 and rounding the resultant figure to the

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nearest cent,  amounts equal to or above  half a cent being  rounded upwards and amounts below half a cent being rounded downwards. The amount of interest in respect of each offered note in respect of an interest period shall be the proportion of the relevant amount of interest in relation to the relevant class of offered notes on such date e qual to the proportion that the principal amount outstanding of the relevant offered note bears to the aggregate principal amount outstanding of the relevant class of offered notes rounding the resulting figure to the nearest cent, amounts equal to or above half a cent being rounded upwards and amounts below half a cent being rounded downwards.

    The rates and amounts determined by the agent bank will be notified to the issuer, the issuer cash manager, the note trustee and the paying agents. The agent bank will also notify such rates and amount, to each stock exchange on which the notes are listed and to the relevant class of noteholders in accordance with number 14 as soon as possible.

    If the agent bank fails to make a required determination or calculation as described, the note trustee will make this determination or calculation as it shall in its sole discretion deem fair and reasonable or as described in this number 4. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

    The issuer, the issuer cash manager, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made as described above.

    The agent bank will ensure that there will be four reference banks with offices in London and an agent bank while there are notes outstanding.


5.  REDEMPTION, PURCHASE AND CANCELLATION

(A) Final Redemption

    If the offered notes have not previously been redeemed in full as described in this number 5, the issuer will redeem each class of notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of such class of notes.

(B) Mandatory Redemption of the Notes in Part

    On each payment date, other than a payment date on which the notes are to be redeemed under numbers 5(A), (D), (E) or (F), the issuer shall repay principal in respect of the notes in accordance with and subject to the relevant issuer priority of payments applicable to the issuer on such payment date and then only to the extent of issuer available principal receipts on such payment date in the manner described in and subject to the issuer cash management agreement and/or, as applicable, the issuer deed of charge. See "CASHFLOWS --
DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS".

(C) Note Principal Payments, Principal Amount Outstanding and Pool Factor

    On the distribution date immediately preceding each payment date (the "NOTE DETERMINATION DATE"), the issuer or the issuer cash manager will determine the following:

       * the amount of each principal payment payable on each offered note, called the "NOTE PRINCIPAL PAYMENT";

       * the principal amount outstanding of each offered note of that class on the note determination date which is the principal amount outstanding of that offered note as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

       * the fraction, or pool factor, obtained by dividing the principal amount outstanding of each offered note by the original principal amount outstanding of each note as at the closing date.

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    The issuer will notify the amounts and dates determined to the agent bank, paying agents, note trustee, the registrar and each stock exchange on which the notes are listed and the agent bank shall publish such amounts and dates in accordance with number 14 by no later than the business day after the relevant payment date or as soon as reasonably practicable thereafter in the case of individual note certificates.

    If the issuer or issuer cash manager fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this paragraph (C) in the manner the note trustee in its discretion considers fair and reasonable in the circumstances, having regard to paragraph (C) above, and each of these determinations or calculations will be deemed to have been made by the issuer. If this happens, the issuer, the issuer cash manager and the noteholders will be bound by the determinations made.

(D) Optional Redemption in Full

    The issuer may by giving not less than thirty and not more than sixty days prior notice to the note trustee and the noteholders redeem the notes specified below at the principal amount outstanding together with any accrued interest on the following dates:

       * in the case of all of the notes (other than the series 1 class A2 notes), the payment date falling in September 2011 and on any payment date thereafter. This gives the issuer the option to redeem the notes (other than the series 1 class A2 notes) on or after the September 2011 step-up date for interest;

       * in the case of the series 1 class A2 notes, on the payment date falling in March 2006 and on any payment date thereafter. This gives us the option to redeem the series 1 class A2 notes on or after the March 2006 step-up date for interest in respect of the series 1 class A2 notes; or

       * in the case of all of the notes, any payment date on which the aggregate principal amount outstanding of the notes is less than 10% of the aggregate principal amount outstanding of the notes as at the closing date.

    The issuer may only redeem the notes as described above if it has prior to the date of such redemption provided to the note trustee a certificate to the effect that it will have funds available to it to make the required payment of principal and interest due in respect of the notes on the relevant payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer cash management agreement, and the note trustee is satisfied in accordance with the transaction documents that such funds are available.

(E) Optional Redemption for Tax and Other Reasons

    If the issuer satisfies the note trustee that on the next payment date either:

       (i) the issuer would be required to withhold or deduct from amounts due on the notes, any amount on account of any present or future taxes or duties or governmental charges; or

       (ii) Funding would be required to withhold or deduct from amounts due on the intercompany loan, any amount on account of any present or future taxes or duties or governmental charges; and

       (iii) such obligation of the issuer or Funding, as the case may be, cannot be avoided by the issuer or Funding, as the case may be, taking reasonable measures available to it,

then the issuer will use reasonable endeavors to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that the issuer will not be required to do so if that would require registration of any new security under US securities laws or would materially increase the disclosure requirements under US law or the costs of issuance.

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

    If the issuer is unable to arrange a substitution as described above, then the issuer may, by giving not less than thirty and not more than sixty days' prior notice to the note trustee and the noteholders, redeem all (but not some only) of the notes at their principal amount outstanding together with any accrued interest on the next following payment date, provided that, prior to giving any such notice, the issuer shall deliver to the note trustee (1) a certificate signed by two directors of the issuer stating that the circumstances referred to in (i) or (ii) and (iii) above prevail and setting out details of such circumstances, and (2) an opinion in form and substance satisfactory to the note trustee of independent legal advisers of recognised standing to the effect that the issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. The note trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in (i) or (ii) and (iii) above, in which event they shall be conclusive and binding on the noteholders. The issuer may only redeem the notes as described above if the note trustee is satisfied in accordance with the transaction documents that the issuer will have funds available to it to make the required payment of principal and interest due in respect of the notes on the relevant payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer pre-enforcement priority of payments.

    In addition to the foregoing, if at any time it becomes unlawful for the issuer to make, fund or allow to remain outstanding the intercompany loan, then the issuer may require Funding upon giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to the issuer and the note trustee, to prepay the intercompany loan on any payment date subject to and in accordance with the provisions of the intercompany loan agreement to the extent necessary to cure such illegality. Such monies received by the issuer shall be used to prepay the notes in full on that payment date.

(F) Optional Redemption for Implementation of New Basel Capital Accord

    If the New Basel Capital Accord has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, then on the payment date falling in June 2008 and any payment date thereafter, the issuer may, by giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior notice to the note trustee and the noteholders, redeem all (but not some only) of the notes at their principal amount outstanding together with any accrued interest on the next following payment date, provided that a note enforcement notice has not been served. The issuer may only redeem the notes as described above if the note trustee is satisfied in accordance with the transaction documents that the issuer will have funds available to it to make the required payment of principal, interest and redemption premium, if any, due in respect of the notes on the relevant payment date, including any amounts required to be paid in priority to or in the same priority as the notes outstanding in accordance with the issuer pre-enforcement priority of payments.


6.  PAYMENTS

    Payments of principal and interest in respect of the notes will be made to the persons in whose names the global note certificates are registered on the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment. Such date is called the "RECORD DATE". Payments shall be made by wire transfer of immediately available funds, if such registered holder shall have provided wiring instructions no less than five business days prior to the record date, or otherwise by check mailed to the address of such registered holder as it appears in the register at the opening of business on the record date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those global note certificates to the registrar.

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

    All payments on the offered notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

    If the due date for payment of any amount on the offered notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

    If a paying agent makes a partial payment on an offered note, the registrar will endorse on that offered global note certificate a statement indicating the amount and date of that payment.

    If a noteholder holds individual note certificates with respect to offered notes, payments of principal and interest on an offered note (except in the case of a final payment that pays off the entire principal of the offered note) will be made by US dollar check and mailed to the noteholder at the address shown in the register. In the case of final redemption, payment will be made only when the offered note certificate is surrendered. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

    If payment of principal of an offered note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

    The issuer can, at any time, vary or terminate the appointment of any paying agent and can appoint successor or additional paying agents, registrar or transfer agent. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuer will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

    Subject as described earlier in relation to the deferral of interest, if payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.


7.  PRESCRIPTION

    Claims against the issuer for payment of interest and principal on redemption will become void if the relevant note certificates are not surrendered for payment within the time limit for payment. That time limit is ten years from the due date of such notes. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.


8.  TAXATION

    Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the issuer or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for such withholding or deduction.


9.  EVENTS OF DEFAULT

(A) Class A noteholders

    The note trustee in its absolute discretion may give notice to the issuer of a class A note event of default (as defined below) in respect of the class A notes (a "CLASS A NOTE ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

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       *      requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the class A notes; or

       * directed to do so by an extraordinary resolution passed at a meeting of the class A noteholders.


    If any of the following events occurs and is continuing it is called a "CLASS A NOTE EVENT OF DEFAULT":


       * the issuer fails to pay for a period of seven business days any amount of principal of the class A notes when such payment is due and payable in accordance with the conditions or the issuer fails to pay for a period of fifteen business days any amount of interest on the class A notes when such payment is due and payable in accordance with the conditions; or

       * the issuer fails to perform or observe any of its other obligations under the class A notes, the trust deed, the issuer deed of charge or any other transaction document, and (except where the note trustee certifies that, in its opinion, such failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 30 days after the note trustee has given notice of it to the issuer requiring the same to be remedied; and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders; or

       * except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuer ceases or threatens to cease carrying on all or a substantial part of its business or the issuer is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or becomes unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

       * an order is made or an effective resolution is passed for the winding up of the issuer except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the note trustee in writing or by an extraordinary resolution (as defined in the trust deed) of the class A noteholders; or

       * proceedings are otherwise initiated against the issuer under any applicable liquidation, insolvency, composition, reorganization or other similar laws (including, but not limited to, presentation of a petition for administration or the filing of documents with the court for an administration) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the opinion of the note trustee, being disputed in good faith with a reasonable prospect of success, a formal notice is given of intention to appoint an administrator in relation to the issuer or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to the issuer or in relation to the whole or any substantial part of the undertaking or assets of the issuer, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of the issuer, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the issuer and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or the issuer initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganization or other similar laws or making a conveyance or assignment for the benefit of its creditors generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of its indebtedness, including without limitation, the filing of documents with the court; or

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       *      if an intercompany loan enforcement notice is served in respect of any intercompany loan agreement while any of the class A notes are outstanding.

(B) Class B noteholders

    The terms described in this number 9(B) will have no effect so long as any of the class A notes are outstanding. Subject thereto, for so long as any class B notes are outstanding, the note trustee may in its absolute discretion give notice of a class B note event of default (as defined below) in respect of the class B notes (a "CLASS B NOTE ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       * requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the class B notes; or

       * directed to do so by an extraordinary resolution passed at a meeting of the class B noteholders.

    If any of the following events occurs and is continuing it is called a "CLASS B NOTE EVENT OF DEFAULT":

       * the issuer fails to pay for a period of seven business days any amount of principal of the class B notes when such payment is due and payable in accordance with the conditions or the issuer fails to pay for a period of fifteen business days any amount of interest on the class B notes when such payment is due and payable in accordance with the conditions; or

       * the occurrence of any of the events in number 9(A) described above but so that any reference to the class A notes and the class A noteholders shall be read as references to the class B notes and the class B noteholders.

(C) Class M noteholders

    The terms described in this number 9(C) will have no effect so long as any of the class A notes or the class B notes are outstanding. Subject thereto, for so long as any class M notes are outstanding, the note trustee may in its absolute discretion give notice of a class M note event of default (as defined below) in respect of the class M notes (a "CLASS M NOTE ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       * requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the class M notes; or

       * directed to do so by an extraordinary resolution passed at a meeting of the class M noteholders.

    If any of the following events occurs and is continuing it is called a "CLASS M NOTE EVENT OF DEFAULT":

       * the issuer fails to pay for a period of seven business days any amount of principal of the class M notes when such payment is due and payable in accordance with the conditions or the issuer fails to pay for a period of fifteen business days any amount of interest on the class M notes when such payment is due and payable in accordance with the conditions; or

       * the occurrence of any of the events in number 9(A) described above but so that any reference to the class A notes and the class A noteholders shall be read as references to the class M notes and the class M noteholders.

(D) Class C noteholders

    The terms described in this number 9(D) will have no effect so long as any of the class A notes, the class B notes or the class M notes are outstanding. Subject thereto, for so long as any class C notes are outstanding, the note trustee may in its absolute

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discretion give notice of a class C  note event of default (as defined below) in respect of the class C notes (a "CLASS C NOTE ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:

       * requested to do so in writing by the holders of at least one quarter of the aggregate principal amount outstanding of the class C notes; or

       * directed to do so by an extraordinary resolution passed at a meeting of the class C noteholders.

    If any of the following events occurs and is continuing it is called a "CLASS C NOTE EVENT OF DEFAULT":

       * the issuer fails to pay for a period of seven business days any amount of principal of the class C notes when such payment is due and payable in accordance with the conditions or the issuer fails to pay for a period of fifteen business days any amount of interest on the class C notes when such payment is due and payable in accordance with the conditions; or

       * the occurrence of any of the events in number 9(A) described above but so that any reference to the class A notes and the class A noteholders shall be read as references to the class C notes and the class C noteholders.

    The security created under the issuer deed of charge will become enforceable on the occurrence of a class A note event of default, a class B note event of default, a class M note event of default or, as the case may be, a class C note event of default.

    A class A note enforcement notice, a class B note enforcement notice, a class M note enforcement notice and a class C note enforcement notice are alone or together referred to in this prospectus as a "NOTE ENFORCEMENT NOTICE". A note enforcement notice is a written notice from the note trustee to the issuer and the security trustee declaring the notes to be immediately due and payable. When it is given, all notes will become immediately due and payable at their principal amount outstanding together with accrued and unpaid interest without further action or formality.


10. ENFORCEMENT OF NOTES

    The note trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against the issuer or any other person as it may think fit to enforce the provisions of the notes, the trust deed, the issuer deed of charge or any of the other transaction documents. The note trustee may, at its discretion and without notice, at any time after the issuer security has become enforceable, take such steps as it may think fit to enforce the issuer security. The note trustee shall not be bound to take any such proceedings or steps unless:

       * (subject in all cases to restrictions contained in the trust deed or, as the case may be, the issuer deed of charge to protect the interests of any higher ranking class of noteholders) it shall have been so directed by an extraordinary resolution (as described in number 11) of the class A noteholders, the class B noteholders, the class M noteholders or the class C noteholders or so requested in writing by the holders of at least 25% in principal amount outstanding of the class A notes, the class B notes, the class M notes or the class C notes (as the case may be); and

       *      it shall have been indemnified to its satisfaction.

    Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

    No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the notes or the trust deed unless (1) the note trustee has become bound to institute proceedings and has failed to do so within 30 days of becoming so bound and (2) such failure is continuing; provided that, notwithstanding the foregoing and notwithstanding any other provision of the trust deed, the right of any noteholder to receive

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payment of principal of  and interest on its notes on or  after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder, class M noteholder or class C noteholder will be entitled to commence proceedings for the winding up or administration of the issuer unless there are no outstanding notes of a class with higher priority, or if notes of a class with higher priority are outstanding, there is consent of noteholders of at least 25% of the aggregate principal amount of the class or classes of notes outstanding (as defined in the trust deed) with higher priority.

    In the event that (a) the issuer security is enforced and the proceeds of that enforcement (such proceeds having been distributed) are insufficient, after payment of all other claims ranking in priority, to pay in full any amount due on the notes and any claims ranking equally with such claims, or (b) within 20 days following the final maturity date of the latest maturing note the note trustee certifies that there is no further amount outstanding under the related intercompany loan, the noteholders are required and the note trustee is required on their behalf, at the request of GPCH Limited, to transfer or (as the case may be) to procure the transfer of all of the notes to GPCH Limited pursuant to the option granted by the note trustee to GPCH Limited. The option is granted to acquire all of the notes plus accrued interest on the notes. This is called the post enforcement call option. The noteholders will not be paid for that transfer. Each noteholder acknowledges that the note trustee has the authority and the power to bind it in accordance with the terms and conditions set out in the post enforcement call option and, by subscribing for or acquiring the notes, it agrees to be bound in this way.


11. MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

(1) MEETINGS OF NOTEHOLDERS

    The trust deed contains provisions for convening meetings of each class of noteholders to consider any matter affecting their interests, including the sanctioning by extraordinary resolution of a modification of any provision of the terms and conditions of the notes or the provisions of any of the transaction documents.

    In respect of the class A notes the trust deed provides that:

       * a single meeting of the holders of all series of the class A notes may be held whether or not there is a conflict of interest between the holders of such series of the class A notes; there shall be no provision for meetings of the holders of one series only of the class A notes; and

       * as the class A notes are not all denominated in the same currency, the principal amount outstanding of any class A note denominated in US dollars or euro shall be converted into sterling at the dollar currency swap rate or the euro currency swap rate, as the case may be.

    In respect of the class B notes the trust deed provides that:

       * a single meeting of the holders of all series of the class B notes may be held whether or not there is a conflict of interest between the holders of such series of the class B notes; there shall be no provision for meetings of the holders of one series only of the class B notes; and

       * as the class B notes are not all denominated in the same currency, the principal amount outstanding of any class B note denominated in US dollars or euro shall be converted into sterling at the dollar currency swap rate or the euro currency swap rate, as the case may be.

    In respect of the class M notes the trust deed provides that:

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

       * a single meeting of the holders of all series of the class M notes may be held whether or not there is a conflict of interest between the holders of such series of the class M notes; there shall be no provision for meetings of the holders of one series only of the class M notes; and

       * as the class M notes are not all denominated in the same currency, the principal amount outstanding of any class M note denominated in US dollars or euro shall be converted into sterling at the dollar currency swap rate or the euro currency swap rate, as the case may be.

    In respect of the class C notes the trust deed provides that:

       * a single meeting of the holders of all series of the class C notes may be held whether or not there is a conflict of interest between the holders of such series of the class C notes; there shall be no provision for meetings of the holders of one series only of the class C notes; and

       * as the class C notes are not all denominated in the same currency, the principal amount outstanding of any class C note denominated in US dollars or euro shall be converted into sterling at the dollar currency swap rate or the euro currency swap rate, as the case may be.

    Subject as provided in the following paragraph, the quorum for any meeting of the noteholders of any class convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the notes of that class or, at any adjourned meeting, two or more persons representing noteholders of that class, whatever the total principal amount of the outstanding notes so represented.

    Certain terms including the alteration of the amount, rate or timing of payments on the notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of two or more persons holding or representing in total not less than three quarters of the total principal amount outstanding of the notes of that class or, at any adjourned meeting, at least one quarter of the total principal amount of the notes outstanding of such class. These modifications are called "BASIC TERMS MODIFICATIONS".

    A resolution signed by or on behalf of all the noteholders of the relevant class who for the time being are entitled to receive notice of a meeting under the issuer trust deed shall for all purposes be as valid and effective as an extraordinary resolution passed at a meeting of such class of noteholders.

    Subject as provided below in relation to an extraordinary resolution concerning a basic terms modification, no extraordinary resolution of the class B noteholders shall take effect while any class A notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders.

    Subject as provided below in relation to an extraordinary resolution concerning a basic terms modification, no extraordinary resolution of the class M noteholders shall take effect while any class A notes or class B notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and an extraordinary resolution of the class B noteholders, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders and the class B noteholders.

    Subject as provided below in relation to an extraordinary resolution concerning a basic terms modification, no extraordinary resolution of the class C noteholders shall take effect while any class A notes, class B notes or class M notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders and an extraordinary resolution of the class M

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

noteholders, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders, the class B noteholders and the class M noteholders.

    Furthermore, an extraordinary resolution of the class A noteholders concerning a basic terms modification will not be effective unless it is also sanctioned by extraordinary resolutions of the class B noteholders, the class M noteholders and the class C noteholders. An extraordinary resolution of the class B noteholders concerning a basic terms modification will not be effective unless it is also sanctioned by extraordinary resolutions of the class A noteholders, the class M noteholders and the class C noteholders. An extraordinary resolution of the class M noteholders concerning a basic terms modification will not be effective unless it is also sanctioned by extraordinary resolutions of the class A noteholders, the class B noteholders and the class C noteholders. An extraordinary resolution of the class C noteholders concerning a basic terms modification will not be effective unless it is also sanctioned by extraordinary resolutions of the class A noteholders, the class B noteholders and the class M noteholders.

(2) MODIFICATIONS AND WAIVER

    The note trustee may agree, without the consent of the relevant class of noteholders, (1) to any modification (other than a basic terms modification) of, or to the waiver or authorization of any breach or proposed breach of, the terms and conditions of the notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the relevant class or classes of noteholders or (2) to any modification of any of the terms and conditions or any of the transaction documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error.

    For the avoidance of doubt (in the context of deciding material prejudice in respect of the above provisions), if the note trustee considers in its sole opinion that the noteholders of the same class of one or more series to which the modification or waiver relates are materially prejudiced, the note trustee will not be able to sanction such modification or waiver itself, and will instead require an extraordinary resolution of the noteholders of the notes of such class outstanding to be passed by means of a meeting. In accordance with the general provisions contained herein, such extraordinary resolution must also be ratified by the noteholders of the notes of the higher class or classes in order for the extraordinary resolution which seeks approval of the modification or waiver to be valid and effective.

    Any of these modifications, authorizations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number
14 as soon as practicable thereafter.

    Where the note trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of one class of any series, it shall have regard to the interests of such noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the consequences of such exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, the note trustee shall not be entitled to require, and no noteholder shall be entitled to claim, from the issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12. INDEMNIFICATION OF THE NOTE TRUSTEE

    The note trustee is entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions, among others, relieving them from taking enforcement proceedings unless indemnified to its satisfaction. The note trustee is also entitled to be paid its costs and expenses in priority to any interest payments to noteholders.

    The note trustee and its related companies are entitled to enter into business transactions with the issuer, Northern Rock plc or related companies of either of them and to act as note trustee for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

    The note trustee will not be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee.

    Furthermore, the note trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the issuer security. The note trustee does not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related issuer security. The note trustee will not be obliged to take any action which might result in its incurring personal liabilities. The note trustee is not obliged to monitor or investigate the performance of any other person under the issuer related documents or the documents relating to the intercompany loan and the mortgages trust and is entitled to assume, until it has actual knowledge to the contrary, that all such persons are properly performing their duties, unless it receives express notice to the contrary.

    The note trustee will not be responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of any security.

    Similar provisions in respect of the indemnification of the security trustee are set out in the transaction documents.


13. REPLACEMENT OF NOTES

    If individual note certificates are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the issuer's, registrar's and paying agent's reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated note certificates before replacements will be issued.

    If a global note certificate is lost, stolen, mutilated, defaced or destroyed, the issuer will deliver a replacement global note certificate to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global note certificate. Replacement will only be made upon payment of the expenses for a replacement and compliance with the issuer's, registrar's and paying agents' reasonable requests as to evidence and indemnity.


14. NOTICE TO NOTEHOLDERS

    Notices to noteholders will be sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the register. Any such notice shall have been deemed to have been given on the fourth day after the date of mailing. In addition, so long as amounts are outstanding on the offered notes, notices to noteholders will be published on the date of such mailing in a daily newspaper of general circulation in New York (which is expected to be The New York Times) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in the United States; provided that if, at any time, the issuer procures that the information concerned in such notice shall appear on a page of the Reuters screen, or any other medium for electronic display of data as may be previously approved in writing by the note trustee and notified to noteholders (in each case a "RELEVANT SCREEN"), publication in the newspapers set out above or such other newspaper or newspapers shall not be required with respect to such information, provided however, that in the case that any notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange plc, notices of noteholder meetings shall continue to be published as set forth above. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which (or on the relevant screen on which) publication is required.

    So long as any notes are represented by global note certificates, and such global note certificates are held by or on behalf of DTC, Euroclear, Clearstream, Luxembourg or any other clearing system (an "ALTERNATIVE CLEARING SYSTEM"), notices to holders of the notes represented by such global note certificates may be given by delivery of the relevant notice to DTC, Euroclear, Clearstream, Luxembourg or (as the case may be) such alternative clearing system. Any notice delivered to DTC, Euroclear, Clearstream, Luxembourg or (as the case may be) such alternative clearing system shall be deemed to have been given on the day of delivery.

    The note trustee shall be at liberty to sanction some other method of giving notice to noteholders or any class or category of noteholders if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the stock exchanges on which the notes are then listed and provided that notice of such other method is given to the noteholders in such manner as the note trustee shall require.


15. GOVERNING LAW

    The transaction documents and the notes will be governed by English law, except for those provisions in which security is taken over property situated in Jersey, to which Jersey law shall apply, and certain provisions relating to property situated in Scotland, to which Scots law shall apply. The courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the transaction documents and the notes. The issuer and the other parties to the transaction documents irrevocably submit to the non-exclusive jurisdiction of the courts of England.

                          RATINGS OF THE OFFERED NOTES

    The offered notes are expected to be issued with the following ratings assigned by Moody's, Standard & Poor's and Fitch. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organization if, in its judgement, circumstances (including, without limitation, a reduction in the credit rating of the mortgages trustee GIC provider and/or the Funding GIC provider and/or the swap providers) in the future so warrant.

                                                            EXPECTED RATINGS
                                                        ------------------------
                                                                 STANDARD
CLASS OF NOTES                                          MOODY'S  & POOR'S  FITCH
------------------------------------------------------  -------  --------  -----
Series 1 class A1                                           Aaa       AAA    AAA
Series 1 class A3                                           Aaa       AAA    AAA
Series 2 class A1                                           Aaa       AAA    AAA
Series 1 class B                                            Aa3        AA     AA
Series 1 class M                                             A2         A      A
Series 1 class C                                           Baa2       BBB    BBB


    The ratings assigned by Standard & Poor's and Fitch to each class of the offered notes address the likelihood of full and timely payment to you of all payments of interest on each payment date under those classes of notes. Such ratings also address the likelihood of ultimate repayment of principal on or before the final maturity date of each class of notes. The ratings assigned by Moody's to each class of notes address the expected loss in proportion to the initial principal amount of such class posed to investors by the final maturity date. In Moody's opinion, the structure allows for timely payment of interest and ultimate repayment of principal at par on or before the final maturity date. The ratings do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized on your notes.

    Assignment of the expected ratings to the notes of each class will be a condition to issue of the offered notes.

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

                      MATURITY AND REPAYMENT CONSIDERATIONS

    The average lives of the dollar notes cannot be stated, because the actual rate of repayment of the mortgage loans and redemption of the mortgage loans and a number of other relevant factors are unknown. Calculations of the possible average lives of the dollar notes can be made, however, based on certain assumptions. The assumptions used to calculate the possible average lives of the dollar notes in the following table include that:

       (1)    each class of notes is repaid in full by its final maturity date;

       (2) neither the issuer security nor the Funding security has been enforced;

       (3) the aggregate current balance of mortgage loans in the mortgages trust will not fall below an amount equal to the product of 1.05 and the principal amount outstanding of all notes of all issuers at any time;

       (4)    no asset trigger event or non-asset trigger event occurs;

       (5) no event occurs that would cause payments on the notes to be deferred;

       (6) the issuer exercises its option to redeem the notes on the payment date falling in (in the case of all of the notes (other than the series 1 class A2 notes)) September 2011 and (in the case of the series 1 class A2 notes only) March 2006, and each previous issuer exercises its option to redeem the previous notes on the step-up date relating to such issuer;

       (7)    the notes are issued on September 22, 2004;

       (8) each payment made by the issuer to the noteholders is paid on the 20th day of the relevant month in which such payment is payable, regardless of whether such date is a business day;

       (9) no interest or fees are paid from mortgages trustee principal receipts, Funding available principal receipts or issuer available principal receipts;

       (10) the mortgage loans are not subject to any defaults or losses, and no mortgage loan falls into arrears; and

       (11) the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller continue to be rated at least "A2" by Moody's, "A+" by Fitch and "A" by Standard & Poor's.

    Assumptions (1), (6) and (7) reflect the issuer's current expectations, although no assurance can be given that repayment of the notes will occur as described. Assumptions (2) through (5) and (9) through (11) relate to unpredictable circumstances.

    Based upon the foregoing assumptions, the approximate average lives of the dollar notes, at various constant payment rates for the mortgage loans, would be as follows:

                       POSSIBLE     POSSIBLE     POSSIBLE     POSSIBLE     POSSIBLE     POSSIBLE
                        AVERAGE      AVERAGE      AVERAGE      AVERAGE      AVERAGE      AVERAGE
                    LIFE OF THE  LIFE OF THE  LIFE OF THE  LIFE OF THE  LIFE OF THE  LIFE OF THE
                       SERIES 1     SERIES 1     SERIES 1     SERIES 1     SERIES 1     SERIES 2
CONSTANT PAYMENT       CLASS A1     CLASS A3      CLASS B      CLASS M      CLASS C     CLASS A1
RATE (% PER ANNUM)        NOTES        NOTES        NOTES        NOTES        NOTES        NOTES
------------------  -----------  -----------  -----------  -----------  -----------  -----------
                        (YEARS)      (YEARS)      (YEARS)      (YEARS)      (YEARS)      (YEARS)
                    -----------  -----------  -----------  -----------  -----------  -----------
5%                         0.88         4.50         7.00         7.00        7.00         5.48
10%                        0.55         2.75         5.14         5.26        5.57         4.26
15%                        0.46         1.92         2.74         2.96        3.12         3.85
20%                        0.45         1.86         1.86         1.86        1.86         3.85
25%                        0.45         1.86         1.86         1.86        1.86         3.85
30%                        0.45         1.86         1.86         1.86        1.86         3.85


    The average lives of the notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates are realistic and they must therefore be viewed with considerable caution. For more information relating to the risks involved in the use of these estimated average lives, see "RISK FACTORS -- THE YIELD TO MATURITY OF THE NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE MORTGAGE LOANS OR REPURCHASES OF MORTGAGE LOANS BY THE SELLER".

      MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE RELATED SECURITY

    The following discussion describes, in summary, the material legal aspects in respect of the assignment of the mortgage loans and related security and of English and Scottish residential property and mortgages. It is a brief summary and not an exhaustive analysis of the relevant law.


ENGLISH MORTGAGE LOANS

GENERAL

    The parties to a mortgage are the mortgagor, who is the borrower and homeowner and who grants the mortgage over its property, and the mortgagee, who is the lender. Each mortgage loan is secured by a mortgage on the property (the mortgaged property). Since the most common form of creating a mortgage on residential property, namely, by means of a legal charge by deed, means that a mortgagor does not cease to be the owner of the property, generally a mortgagor will be free to create further mortgages on the mortgaged property (subject to any restrictions imposed by the mortgagee in the mortgage deed). Each mortgage loan to be assigned to the mortgages trustee will be secured by a mortgage which has a first ranking priority (except in the case of a personal secured loan) over all other mortgages secured on the mortgaged property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, such as the rights of the Inland Revenue, which are granted statutory priority. There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold estates.

REGISTERED TITLE

    Title to registered land is registered at H.M. Land Registry. The registrar allocates a unique title number. Consequently if there are freehold and leasehold registered interests then there will be more than one register of title and more than one title number to a particular property. Each individual register consists of three parts: the property register, the proprietorship register and the charges register.

    The property register describes the land and the type of estate, freehold or leasehold. In some instances it may also refer to third party rights that burden the property although these may also be mentioned in the charges register as practice varies between the various District Land Registries around the country.

    The proprietorship register details the following:

       * The class of registered title. There are three classes of registered title for freehold and four classes for leasehold. The most common title (and the best grade of title available) is title absolute. A person registered with title absolute owns the estate in the land free from all interests other than those entered on the register, those classified as overriding interests or minor interests (referred to below) and (in the case of leasehold land) all express and implied covenants, obligations and liabilities imposed by the lease or incidental to the land.

       * Restrictions on the ability of the registered proprietor to deal with the property e.g. a restriction imposed by a mortgagee prohibiting registration of subsequent mortgagees.

    The charges register details security interests and encumbrances registered against the property.

    The property is also identified by a plan retained at H.M. Land Registry indicating the location of the related land (the "FILED PLAN"). However, the filed plan is not conclusive as to matters such as the location of boundaries.

    The Land Registration Act 2002 provides that some interests in land will bind the land even though they are not capable of registration at H.M. Land Registry. These fall into two categories:

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

       *      Overriding interests; and

       *      adverse rights affecting the title to the estate or charge.

    Title to registered land is established and evidenced by the entries on the register and the title plan recorded at H.M. Land Registry containing official copies of the entries on the register relating to that land.

UNREGISTERED TITLE

    All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events. The most common trigger event is a sale of the land, but since April 1998 the triggers have also included the creation of a first priority legal mortgage over unregistered land. However, an increasingly small but still significant proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights or interests, including a legal mortgage where the mortgagee has taken possession of the title deeds, can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other interests, including equitable charges, must be registered at H.M. Land Charges Registry in order to be effective against a subsequent purchaser or mortgagee of the land.

TAKING SECURITY OVER LAND

    A legal mortgage of registered land may only be effected once the charge has been registered with H.M. Land Registry. Prior to registration, it will take effect only as an equitable mortgage or charge. A registered legal mortgage is subject to pre-existing registered legal charges but has priority over pre-existing charges which are not registered and mortgages registered subsequent to it. Where land is registered therefore, a mortgagee must register its mortgage at H.M. Land Registry in order to secure priority over any subsequent mortgagee. Priority of mortgages (whether legal or equitable) over registered land is generally governed by the date of registration of the mortgage rather than the date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register its mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by H.M. Land Registry during this priority period.

    In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the mortgaged property. Without the title deeds to the mortgaged property, the borrower is unable to establish the necessary chain of ownership, and is therefore prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land depends on a number of factors including, whether the mortgagee has taken possession of the title deeds, whether the interest is registerable and whether it has been registered at H.M. Land Charges Registry and the date of creation of the charge. Generally speaking where all else is equal between two competing mortgages, the priority will be determined by the date of creation of the charge.

THE SELLER AS MORTGAGEE

    The sale to the mortgages trustee of the mortgage loans together with their related security will take effect in equity only and the mortgages trustee will not apply to H.M. Land Registry or H.M. Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES".

ENFORCEMENT OF MORTGAGES

    If a borrower breaches the mortgage conditions of its mortgage loan, the mortgage loan generally provides that all monies under the mortgage loan will become immediately due and payable. The mortgagee would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained expressly or impliedly in the mortgage deed to pay or repay those amounts. In addition, the mortgagee would then be entitled to enforce its mortgage in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following:

       * The mortgagee may enter into possession of the mortgaged property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the mortgaged property and to third parties as occupier of the mortgaged property.

       *      The mortgagee may lease the mortgaged property to third parties.

       * The mortgagee may foreclose on the mortgaged property. Under foreclosure procedures, the mortgagor's title to the mortgaged property is extinguished so that the mortgagee becomes the owner of the mortgaged property. The remedy is, because of procedural constraints, rarely used.

       * The mortgagee may appoint a receiver to deal with income from the mortgaged property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters into possession of the mortgaged property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the mortgaged property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it. Similar duties of care will apply to a sale by a receiver as set out below in relation to a sale by a mortgagee.

       * The mortgagee may sell the mortgaged property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a mortgaged property sold pursuant to a mortgagee's power of sale becomes the owner of the mortgaged property.

    Notwithstanding the above, in order to enforce a power of sale in respect of a mortgaged property, the mortgagee must generally obtain possession of the mortgaged property (to sell the mortgaged property with vacant possession) either voluntarily or by a court order. Actions for possession are regulated by statute and the courts have certain powers to adjourn possession proceedings, to stay any possession order or postpone the date for delivery of possession. The court will exercise such powers in favor of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to remedy any other breach of obligation under the mortgage loan or its related security. If a possession order in favor of the mortgagee is granted it may be suspended to allow the borrower more time to pay. Once possession is obtained the mortgagee has a duty to the borrower to take reasonable care to obtain a proper price for the mortgaged property. Failure to do so will put the mortgagee at risk of an action by the borrower for breach of such duty, although it is for the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant mortgagee to sell the property within a reasonable time.


SCOTTISH MORTGAGE LOANS

GENERAL

    A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 ACT"). There are two parties to a standard security. The first party is the grantor, who is the borrower and

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homeowner.  The grantor  grants the  standard  security over  the property  (the
"SECURED PROPERTY ") and is generally the only party to execute the standard security. The second party, who is the lender, is termed the heritable creditor. As the grantor of a standard security remains the owner of the secured property, generally the grantor will be free to grant further standard securities over the secured property (subject to any restriction imposed by the heritable creditor in the standard security). Each Scottish mortgage loan (other than any personal secured loan) in the mortgage portfolio will be secured by a standard security which has a first ranking priority over all other standard securities granted over the secured property and which will also rank in priority to all unsecured creditors of the borrower.

    The 1970 Act automatically imports a statutory set of "STANDARD CONDITIONS" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures required as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

    While title to all land in Scotland is registered there are currently two possible forms of registration namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

    This system of registration was established by the Land Registration (Scotland) Act 1979. Since that time it has been introduced on a county by county basis, and with effect from 1 April 2003 has applied to the whole of Scotland. Once a county has been designated as falling within the system, the first sale of any parcel of land (including a long leasehold) therein or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Land Register, those classified as overriding interests and any other interests implied by law.

    The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

SASINE REGISTER

    Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register falls to be recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

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TAKING SECURITY OVER LAND

    A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and to secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the secured property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration (being the date of creation) rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

    The sale of the Scottish mortgage loans by the seller to the mortgages trustee will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgage loans in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgage loans will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGE LOANS AND THEIR RELATED SECURITY WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE NOTES".

ENFORCEMENT OF MORTGAGES

    If a borrower defaults under a mortgage loan, the Scottish mortgage conditions provide that all monies under the mortgage loan will become immediately due and payable. The seller would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller as heritable creditor may enforce its standard security in relation to the defaulted mortgage loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

       (i) the heritable creditor may enter into possession of the secured property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the secured property and to third parties as occupier of the secured property;

       (ii) the heritable creditor may lease the secured property to third parties;

       (iii) the heritable creditor may sell the secured property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property; and

       (iv) the heritable creditor may, in the event that a sale cannot be achieved, foreclose on the secured property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. This remedy is however rarely used.

    In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

    Notwithstanding the above, in order to enforce its security in respect of a secured property, the heritable creditor must generally obtain possession of the secured property (for example, in order to sell the secured property with vacant possession) either voluntarily or by a court order. Actions for possession are regulated by statute (in particular the 1970 Act and the Mortgage Rights (Scotland) Act 2001 (the "2001 ACT")) and, since the coming into effect of the 2001 Act on December 3, 2001, the courts have certain powers to suspend the enforcement of the security. The court will exercise such powers in favour of a borrower broadly where it appears to the court that the borrower is likely to be able, within a reasonable time period, to pay any sums due under the mortgage loan or to

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remedy any  other breach of  obligation under the  mortgage loan or  its related security, or to permit the borrower time to find alternative accommodation. Once possession is obtained the heritable creditor has a duty to the borrower to obtain the best price that can reasonably be obtained for the secured property. Failure to do so will put the heritable creditor at risk of an action by the borrower for breach of such duty, although it is for the borrower to prove breach of such duty. There is also a risk that a borrower may also take court action to force the relevant heritable creditor to sell the secured property within a reasonable time.

BORROWER'S RIGHT OF REDEMPTION

    Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

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                    MATERIAL UNITED KINGDOM TAX CONSEQUENCES

    The following section summarizes the material UK tax consequences of the purchase, ownership and disposition of the notes based on current law and practice in the UK. Sidley Austin Brown & Wood, UK tax advisers to the issuer ("UK TAX COUNSEL"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that the representations made by each of Funding and the issuer, respectively, to UK tax counsel that the profit in Funding's profit and loss account will not exceed 0.01% of the Funding available revenue receipts and that the profit in the issuer's profit and loss account will not exceed 0.01% of the interest on the intercompany loan are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arms' length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of the notes. It relates to the position of persons who are the absolute beneficial owners of notes such as individuals, partnerships and non- financial trade corporate entities, and may not apply to certain classes of persons such as financial trade corporate entities (such as banks, securities dealers and securities brokers), investment managers, insurance companies, pension funds and UK unit and investment trusts. You should consult your own tax adviser if you are uncertain of your current tax position.


TAXATION OF US RESIDENTS

    As discussed in more detail under "-- WITHHOLDING TAX" below, UK tax counsel is of the opinion that a noteholder who is resident in the US for US tax purposes may obtain payment of interest on his notes without deduction of UK tax if and for so long as the notes are listed on a "RECOGNISED STOCK
EXCHANGE". If the notes cease to be listed on a recognised stock exchange, an amount must generally be withheld on account of UK income tax at the lower rate (currently 20%) from interest paid on them subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

    Residents of the US are generally not subject to tax in the UK on payments of interest on the notes under the double taxation treaty between the US and the UK, subject to completion of administrative formalities, except where the notes are effectively connected with a permanent establishment or a fixed base of the noteholder situated in the UK. The benefit of the double taxation treaty between the US and the UK is excluded in respect of any interest paid under, or as part of, a conduit arrangement and is also subject to comprehensive limitation on benefits provisions.

    In addition, UK tax counsel is of the opinion that, as discussed in more detail under "-- DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF NOTES TO UK TAX ON INTEREST" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax (other than any withholding tax, as regards which see above) in respect of any payments on the notes unless they are held by or for a trade, profession or vocation carried on by him through a branch or agency (or, in the case of a noteholder which is a company, for a trade carried on by it through a permanent establishment) in the UK.

    It is the opinion of UK tax counsel that US resident noteholders will not be liable to UK tax in respect of a disposal of the notes provided they are not within the charge to UK corporation tax and (i) are not resident or ordinarily resident in the UK, and (ii) do not carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest is received or to which the notes are attributable.

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     It is the opinion of UK tax counsel that, as discussed in more detail below under "-- UK TAXATION OF FUNDING AND THE ISSUER", Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

     It is the opinion of UK tax counsel that, as discussed in more detail below under "-- UK TAXATION OF THE MORTGAGES TRUSTEE", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

     Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to the notes, the parties to the transaction, or any aspects of the transaction.


WITHHOLDING TAX

    For so long as the notes are and continue to be listed on a "RECOGNISED STOCK EXCHANGE" within the meaning of section 841 of the Income and Corporation Taxes Act 1988 (the London Stock Exchange plc is such a recognised stock exchange for this purpose) interest payments on each of the notes will be treated as a "PAYMENT OF INTEREST ON A QUOTED EUROBOND" within the meaning of section 349 of the Income and Corporation Taxes Act 1988. Under an Inland Revenue interpretation, securities will be regarded as listed on a recognised stock exchange if they are listed by a competent authority in a country which is a member state of the European Union or which is part of the European Economic Area and are admitted to trading on a recognised stock exchange in that country. In these circumstances, payments of interest on the notes may be made without withholding or deduction for or on account of UK income tax irrespective of whether the notes are in global form or in definitive form.

    If the notes cease to be listed on a recognised stock exchange, an amount must be withheld on account of UK income tax at the lower rate (currently 20%) from interest paid on them, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to the persons (including companies within the charge to UK corporation tax) and in the circumstances specified in sections 349A to 349D of the Income and Corporation Taxes Act 1988.

    The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required from July 1, 2005, to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

    Payments of interest and principal with respect to the notes will be subject to any applicable withholding taxes and the issuer will not be obliged to pay additional amounts in relation thereto.


DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF NOTES TO UK TAX ON INTEREST

    Interest on the notes constitutes UK source income and, as such, may be subject to income tax by direct assessment even where paid without withholding, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty.

    However, interest with a UK source received without deduction or withholding on account of UK tax will not be chargeable to UK tax in the hands of a noteholder (other than certain trustees) who is not resident for tax purposes in the UK unless that noteholder carries on a trade, profession or vocation through a branch or agency (or, in the case of a

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noteholder which  is a  company, which  carries on a  trade through  a permanent establishment) in the UK in connection with which the interest is received or to which the notes are attributable. There are exemptions for interest received by certain categories of agent (such as some brokers and investment managers).

    Where interest has been paid under deduction of UK income tax, noteholders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision under an applicable double taxation treaty.


TAXATION OF RETURNS: COMPANIES WITHIN THE CHARGE TO UK CORPORATION TAX

    In general, noteholders which are within the charge to UK corporation tax in respect of notes will be charged to tax and obtain relief as income on all returns, profits or gains on, and fluctuations in value of the notes (whether attributable to currency fluctuations or otherwise) broadly in accordance with their statutory accounting treatment.


TAXATION OF RETURNS: OTHER NOTEHOLDERS

    Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the notes is received or to which the notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of the notes.

    As the dollar notes are denominated in US dollars and the euro notes are denominated in euro, the series 1 notes and the series 2 notes will not be regarded by the Inland Revenue as constituting "QUALIFYING CORPORATE BONDS" within the meaning of Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any of these notes may give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

    It is expected that the sterling notes will be regarded by the Inland Revenue as constituting "QUALIFYING CORPORATE BONDS" within the meaning of
Section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, a disposal of any of these notes is not expected to give rise to a chargeable gain or an allowable loss for the purposes of the UK taxation of chargeable gains.

    There are provisions to prevent any particular gain (or loss) from being charged (or relieved) at the same time under these provisions and also under the provisions of the "ACCRUED INCOME SCHEME" described below.

    On a disposal of notes by a noteholder, any interest which has accrued since the last payment date may be chargeable to tax as income under the rules of the "ACCRUED INCOME SCHEME" if that noteholder is resident or ordinarily resident in the UK or carries on a trade in the UK through a branch or agency to which the notes are attributable.

    The notes are likely to constitute variable rate securities for the purposes of the accrued income scheme. Under the accrued income scheme, upon a disposal of notes by a noteholder who is resident or ordinarily resident in the United Kingdom or who carries on a trade in the United Kingdom through a branch or agency to which the notes are attributable, the noteholder may be charged to income tax on an amount of interest which is just and reasonable in the circumstances. The purchaser of such a note will not be entitled to any equivalent tax credit under the accrued income scheme to set against any actual interest received by the purchaser in respect of the notes (which may therefore be taxable in full).


STAMP DUTY AND STAMP DUTY RESERVE TAX

    No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the offered notes, whether such offered note is in global or definitive form.

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UK TAXATION OF FUNDING AND THE ISSUER

    It is the opinion of UK tax counsel that Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30%, on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. In respect of Funding, the profit in the profit and loss account will not exceed 0.01% of the Funding available revenue receipts. In respect of the issuer, the profit in the profit and loss account will not exceed 0.01% of the interest on the intercompany loan. Any liability to UK corporation tax will be paid out of the available revenue receipts of Funding and the issuer, respectively.


UK TAXATION OF THE MORTGAGES TRUSTEE

    It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

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                     MATERIAL UNITED STATES TAX CONSEQUENCES

GENERAL

    The following section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the dollar notes that may be relevant to a holder of dollar notes that is a "UNITED STATES PERSON" (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a dollar note (any such United States person or holder, a "US HOLDER"). In general, the summary assumes that a holder acquires a dollar note at original issuance and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the dollar notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a dollar note as part of a hedge or straddle or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "CODE"); and subsequent purchasers of dollar notes. In addition, this summary does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

    This summary is based on the US tax laws, regulations, rulings and decisions in effect or available as of the date of this prospectus. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary.

    Sidley Austin Brown & Wood LLP, US tax advisers to the issuer ("US TAX COUNSEL"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "-- TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding, and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "-- CHARACTERIZATION OF THE DOLLAR NOTES", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the dollar notes, and while not free from doubt, the dollar notes will be treated as debt for US federal income tax purposes. Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the notes or the parties to the transaction.

    An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. ACCORDINGLY, THE ISSUER SUGGESTS THAT PERSONS CONSIDERING THE PURCHASE OF DOLLAR NOTES CONSULT THEIR OWN TAX ADVISORS AS TO THE US FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DOLLAR NOTES, INCLUDING THE POSSIBLE APPLICATION OF STATE, LOCAL, NON-US OR OTHER TAX LAWS, AND OTHER US TAX ISSUES AFFECTING THE TRANSACTION.

    As used in this section the term "UNITED STATES PERSON" means (a) an individual who is a citizen or resident of the United States, (b) an entity treated as a corporation or partnership for United States federal income tax purposes that is organized or created under the law of the United States, a State thereof, or the District of Columbia, (c) any estate the income of which is subject to taxation in the United States regardless of source, and (d) any trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a United States person despite not meeting those requirements.

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TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST

    Under the transaction documents, each of the issuer, Funding, and the mortgages trustee, acting in its capacity as trustee of the mortgages trust, covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any mortgaged property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuer, Funding or the mortgages trustee, acting in its capacity as trustee of the mortgages trust, will be subject to US federal income tax. No elections will be made to treat the issuer, Funding, or the mortgage trust or any of their assets as a REMIC or a FASIT (two types of securitization vehicles having a special tax status under the Code).


CHARACTERIZATION OF THE DOLLAR NOTES

    Although there is no authority regarding the treatment of instruments that are substantially similar to the dollar notes, and while not free from doubt, it is the opinion of US tax counsel that the dollar notes will be treated as debt for US federal income tax purposes. The issuer intends to treat the dollar notes as indebtedness of the issuer for all purposes, including US tax purposes. The discussion in the next section assumes this result.

    The dollar notes will not be qualifying real property mortgage loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c) or 860G(a)(3) of the Code, respectively.


TAXATION OF US HOLDERS OF THE DOLLAR NOTES

    Qualified Stated Interest and Original Issue Discount ("OID"). The issuer intends to treat interest on the dollar notes as "QUALIFIED STATED INTEREST" under United States Treasury regulations relating to original issue discount (hereafter, the "OID REGULATIONS"). As a consequence, discount on the dollar notes arising from an issuance at less than par will only be required to be accrued under the OID regulations if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting. De minimis OID is included in income on a pro rata basis as principal payments are made on the dollar notes. It is possible that interest on the dollar notes could be treated as OID because such interest is subject to deferral in certain limited circumstances.

    A US holder of a dollar note issued with OID must include OID in income over the term of such dollar note under a constant yield method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortize premium. Here, prepayment of the mortgage loans is not expected to alter the scheduled principal payments on the dollar notes and accordingly, the issuer intends to assume that the dollar notes will have their principal repaid according to the schedule for purposes of accruing any OID. No representation is made that the mortgage loans will pay on the basis of such prepayment assumption or in accordance with any other prepayment scenario.

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    As an alternative to the above treatments, US holders may elect to include in gross income all interest with respect to the dollar notes, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

    Sales and Retirement. In general, a US holder of a dollar note will have a basis in such note equal to the cost of the note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale or exchange of the note, a US holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the holder's tax basis in the note. Such gain or loss will be long-term capital gain or loss if the US holder has held the note for more than one year at the time of disposition. In certain circumstances, US holders that are individuals may be entitled to preferential treatment for net long-term capital gains. The ability of US holders to offset capital losses against ordinary income is limited.

    Alternative Characterization of the dollar Notes. The proper characterization of the arrangement involving the issuer and the holders of the dollar notes is not clear because there is no authority on transactions comparable to that contemplated herein. The issuer intends to treat the dollar notes as debt of the issuer for all US federal income tax purposes. Prospective investors should consult their own tax advisors with respect to the potential impact of an alternative characterization of the dollar notes for US tax purposes. One possible alternative characterization is that the IRS could assert that the series 1 class C notes or any other class of notes should be treated as equity in the issuer for US federal income tax purposes. If the series 1 class C notes or any other class of notes were treated as equity, US holders of such notes would be treated as owning equity in a passive foreign investment company ("PFIC") which, depending on the level of ownership of such US holder and certain other factors, might also constitute an interest in a controlled foreign corporation for such US holder. This would have certain timing and character consequences for US holders and could require certain elections and disclosures that would need to be made shortly after acquisition to avoid potentially adverse US tax consequences.

    If the issuer was treated as a PFIC, unless a United States person makes a "QEF ELECTION" or "MARK TO MARKET ELECTION", such person will be subject to a special tax regime (i) in respect of gains realized on the sale or other disposition of its dollar notes, and (ii) in respect of distributions on its dollar notes held for more than one taxable year to the extent those distributions constitute "EXCESS DISTRIBUTIONS". Although not free from doubt, the PFIC rules should not apply to gain realized in respect of any dollar notes disposed of during the same taxable year in which such dollar notes are acquired. An excess distribution generally includes dividends or other distributions received from a PFIC in any taxable year to the extent the amount of such distributions exceeds 125% of the average distributions for the three preceding years (or, if shorter, the investor's holding period). Because the dollar notes pay interest at a floating rate, it is possible that a United States person will receive "EXCESS DISTRIBUTIONS" as a result of fluctuations in the rate of three-month US dollar LIBOR over the term of the dollar notes. In general, under the PFIC rules, a United States person will be required to allocate such excess distributions and any gain realized on a sale of its dollar notes to each day during the such person's holding period for the dollar notes, and will be taxable at the highest rate of taxation applicable to the dollar notes for the year to which the excess distribution or gain is allocable (without regard to the such person's other items of income and loss for such taxable year) (the "DEFERRED TAX"). The deferred tax (other than the tax on amounts allocable to the year of disposition or receipt of the distribution) will then be increased by an interest charge computed by reference to the rate generally applicable to underpayments of tax (which interest charge generally will be non-deductible interest expense for individual taxpayers).

BACKUP WITHHOLDING

    Backup withholding of US federal income tax may apply to payments made in respect of the notes to registered owners who are not "EXEMPT RECIPIENTS" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the dollar notes to a United States person must be reported to the IRS, unless such person is an exempt recipient or establishes an exemption. With respect to non-United States persons investing in the dollar notes, to ensure they qualify for an exemption, the paying agent will require such beneficial holder to provide a statement from the individual or corporation that:

       * is signed under penalties of perjury by the beneficial owner of the note,

       *      certifies that such owner is not a United States person, and

       *      provides the beneficial owner's name and address.

    Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. The noteholder must inform the paying agent within 30 days of such change and furnish a new W-8BEN. A noteholder that is not an individual or an entity treated as a corporation for US federal income tax purposes or that is not holding the notes on its own behalf may have substantially increased reporting requirements. For example, a non-US partnership or non- US trust generally must provide the certification from each of its partners or beneficiaries along with certain additional information. Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the paying agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

    In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withholding on the entire purchase price, unless (i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies (as described above) that such seller is a non-United States person and certain other conditions are met or
(iii) the broker has the taxpayer identification number of the recipient properly certified as correct.

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's US federal income tax provided the required information is furnished to the IRS.

    Prospective investors should consult their own tax advisors with respect to the foregoing withholding tax requirements.

    THE US FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN OWNER'S PARTICULAR SITUATION. HOLDERS OF DOLLAR NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF DOLLAR NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

              MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS

TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST

    It is the opinion of Jersey (Channel Islands) tax counsel that the mortgages trustee will be resident in Jersey for taxation purposes and will be liable to income tax in Jersey at a rate of 20% in respect of the profits it makes from acting as trustee of the mortgages trust. The mortgages trustee will not be liable for any income tax in Jersey in respect of any income it receives in its capacity as mortgages trustee on behalf of the beneficiaries of the mortgages trust.


TAX STATUS OF FUNDING

    Funding has "EXEMPT COMPANY" status within the meaning of Article 123A of the Income Tax (Jersey) Law, 1961, as amended, for the calendar year ending December 31, 2004. Funding will be required to pay an annual exempt company charge (currently [GBP]600) in respect of each calendar year during which it wishes to retain exempt company status. The retention of exempt company status (for as long as such status is available under Jersey law) is conditional upon the exempt company charge being paid, Funding disclosing its beneficial ownership within the required time limits and the Comptroller of Income Tax in Jersey being satisfied that no Jersey resident has a beneficial interest in Funding, except as permitted by concessions granted by the Comptroller of Income Tax. As at the date of this prospectus no Jersey resident person has or is anticipated to have any beneficial interest in Funding, and therefore such concessions are not expected to be relied upon.

    As an exempt company, Funding will not be liable to Jersey income tax other than on Jersey source income (except bank deposit interest on Jersey bank accounts). It is the opinion of Jersey (Channel Islands) tax counsel that, for so long as Funding is an exempt company, payments in respect of the intercompany loan will not be subject to Jersey taxation and no withholding in respect of taxation will be required on such payments to the issuer under the intercompany loan.

    It is the opinion of Jersey (Channel Islands) tax counsel that the income of Funding will not be Jersey source income insofar as the income of Funding arises only from the mortgages trust property and that property is either situated outside Jersey or is interest on bank or building society deposits in Jersey.

    On June 3, 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Although Jersey is not a member of the European Union, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by the end of 2008 with a general zero rate of corporate tax.

                              ERISA CONSIDERATIONS

    The dollar notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "EMPLOYEE BENEFIT PLANS" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA PLANS") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    The seller, the issuer, the administrator, the mortgages trustee, Funding or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the dollar notes are acquired or held by a Plan with respect to which the issuer, the administrator, the mortgages trustee, Funding or any other party to such transactions, is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

    Each purchaser and subsequent transferee of any dollar note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not an ERISA Plan or other Plan, an entity whose underlying assets include the assets of any such ERISA Plan or other Plan, or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section

406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

    In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "EQUITY INTEREST" of an entity that is neither a "PUBLICLY-OFFERED SECURITY" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an "EQUITY INTEREST" if it has "SUBSTANTIAL EQUITY FEATURES". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the dollar notes, such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Investors should note that concerns in respect of the foregoing may be magnified here, particularly in the case of the series 1 class C notes. In addition, in analyzing these issues with their own counsel, prospective purchasers of notes should consider, among other things, that, although special tax counsel has concluded that the notes are debt for federal income tax purposes, see "MATERIAL UNITED STATES TAX CONSEQUENCES", it is not clear whether the debt would be treated for tax purposes as issued by the issuer. If the underlying assets of the issuer are deemed to be Plan assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of parties in interest and disqualified persons, under parts 1 and 4 of subtitle B of title I of ERISA and section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the issuer, and any other parties with authority or control with respect to the issuer, could be deemed to be Plan fiduciaries or otherwise parties in interest or disqualified persons by virtue of their provision of such services.

    Any insurance company proposing to purchase any of the dollar notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the regulations thereunder.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the dollar notes should determine whether, under the documents and instruments governing the Plan, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment mortgage portfolio. Any Plan proposing to invest in such notes (including any governmental plan) should consult with its counsel to confirm, among other things, that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

    The sale of any notes to a Plan is in no respect a representation by the seller, the issuer, the administrator, the mortgages trustee, Funding or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

    The issuer is a UK public company incorporated with limited liability in England and Wales.

    Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by England or Wales in respect of an obligation of the issuer in respect of the notes for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re- examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court.

    This will be the case unless the following occurs:

       * the proceedings in the New York State or the United States Federal Court in which the judgment was obtained were contrary to the principles of natural or substantive justice;

       * enforcement of the judgment is contrary to the public policy of England or Wales;

       * the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

       * the judgment is of a public nature (for example, a penal or revenue judgment);

       * there has been a prior judgment in another court concerning the same issues between the same parties as are dealt with in the judgment of the New York State or the United States Federal Court;

       * the enforcement would contravene section 5 of the Protection of Trading Interests Act 1980; or

       * the enforcement proceedings are not instituted within six years after the date of the judgment.

    The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering. A judgment by a court may be given in some cases only in sterling.

    All of the directors and executive officers of the issuer reside outside the United States. Substantially all of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for the noteholders to effect service of process within the United States upon such persons with respect to matters arising under the federal securities laws of the United States or to enforce against them judgments obtained in United
States courts predicated upon the civil liability provisions of such laws.

    The issuer has been advised by Sidley Austin Brown & Wood, its English counsel, that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States based on the restrictions referred to above.

                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

    None of the notes is a "MORTGAGE RELATED SECURITY" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

    The appropriate characterization of the notes under various legal investment restrictions and, consequently, the ability of investors subject to these restrictions to purchase such notes, is subject to significant interpretative uncertainties. These uncertainties may adversely affect the liquidity of, and the creation of any secondary market for, the notes. Accordingly, investors should consult their own legal advisors in determining whether and the extent to which the notes constitute legal investments or are subject to investment, capital or other restrictions.



                                     EXPERTS

    The financial statements of Granite Finance Funding Limited for the period from February 14, 2001 to December 31, 2001 and for the years ended December 31, 2003 and December 31, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

    The balance sheet of Granite Mortgages 04-3 plc as at August 27, 2004 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.



                                  LEGAL MATTERS

    Certain matters of English law and United States law regarding the notes, including matters relating to the validity of the issuance of the notes, will be passed upon for the issuer by Sidley Austin Brown & Wood, London. Certain matters of United States law regarding matters of United States federal income tax law with respect to the dollar notes will be passed upon for the issuer by Sidley Austin Brown & Wood LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London.

    Certain matters of Jersey (Channel Islands) law regarding the mortgages trustee and Funding will be passed upon for the mortgages trustee and Funding, respectively, by Mourant du Feu & Jeune, London.

                                  UNDERWRITING

UNITED STATES

    The issuer has agreed to sell, and Deutsche Bank Securities Inc., Lehman Brothers Inc. and UBS Limited (the "LEAD UNDERWRITERS") and the other underwriters for the dollar notes listed in the following table have agreed to purchase, the principal amount of those notes listed in that table (also called the "OFFERED NOTES"). The terms of these purchases are governed by an underwriting agreement among the issuer, the lead underwriters and the underwriters. The underwriters or affiliates of certain of the underwriters have also agreed to pay and subscribe for the other classes of notes not being offered pursuant to this prospectus on the closing date.

                                                  PRINCIPAL
                                              AMOUNT OF THE
                                             SERIES 1 CLASS
UNDERWRITERS OF THE SERIES 1 CLASS A1 NOTES        A1 NOTES
-------------------------------------------  --------------
Barclays Capital Inc.                         USD32,932,996
Citigroup Global Markets Limited              USD32,932,996
Deutsche Bank Securities Inc.                USD272,245,007
HSBC Bank plc                                 USD32,932,996
J.P. Morgan Securities Inc.                   USD32,932,996
Lehman Brothers Inc.                         USD272,245,006
Merrill Lynch, Pierce, Fenner & Smith         USD32,932,996
            Incorporated
UBS Limited                                  USD272,245,007
                                             --------------

Total                                        USD981,400,000
                                             ==============

                                                    PRINCIPAL
                                                AMOUNT OF THE
                                               SERIES 1 CLASS
UNDERWRITERS OF THE SERIES 1 CLASS A3 NOTES          A3 NOTES
-------------------------------------------  ----------------
Barclays Capital Inc.                           USD31,412,018
Citigroup Global Markets Limited                USD31,412,018
Deutsche Bank Securities Inc.                  USD363,679,970
HSBC Bank plc                                   USD31,412,018
J.P. Morgan Securities Inc.                     USD31,412,018
Lehman Brothers Inc.                           USD363,679,970
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                        USD31,412,018
UBS Limited                                    USD363,679,970
                                             ----------------

Total                                        USD1,248,100,000
                                             ================





                                                 PRINCIPAL
                                             AMOUNT OF THE
                                            SERIES 1 CLASS
UNDERWRITERS OF THE SERIES 1 CLASS B NOTES         B NOTES
------------------------------------------  --------------
Deutsche Bank Securities Inc.                USD19,733,333
Lehman Brothers Inc.                         USD19,733,334
UBS Limited                                  USD19,733,333
                                            --------------

Total                                        USD59,200,000
                                            ==============


                                                 PRINCIPAL
                                             AMOUNT OF THE
                                            SERIES 1 CLASS
UNDERWRITERS OF THE SERIES 1 CLASS M NOTES         M NOTES
------------------------------------------  --------------
Deutsche Bank Securities Inc.                USD10,466,667
Lehman Brothers Inc.                         USD10,466,666
UBS Limited                                  USD10,466,667
                                            --------------

Total                                        USD31,400,000
                                            ==============



                                                 PRINCIPAL
                                             AMOUNT OF THE
                                            SERIES 1 CLASS
UNDERWRITERS OF THE SERIES 1 CLASS C NOTES         C NOTES
------------------------------------------  --------------
Deutsche Bank Securities Inc.                USD20,900,000
Lehman Brothers Inc.                         USD20,900,000
UBS Limited                                  USD20,900,000
                                            --------------

Total                                        USD62,700,000
                                            ==============



                                                  PRINCIPAL
                                                  AMOUNT OF
                                                        THE
                                                   SERIES 2
                                                   CLASS A1
UNDERWRITERS OF THE SERIES 2 CLASS A1 NOTES           NOTES
-------------------------------------------  --------------

Barclays Capital Inc.                         USD10,103,799
Citigroup Global Markets Limited              USD10,103,799
Deutsche Bank Securities Inc.                USD221,060,335
HSBC Bank plc                                 USD10,103,799
J.P. Morgan Securities Inc.                   USD10,103,799
Lehman Brothers Inc.                         USD221,060,335
Merrill Lynch, Pierce, Fenner & Smith
Merrill LyncIncorporated                      USD10,103,799
UBS Limited                                  USD221,060,335
                                             --------------
Total                                        USD713,700,000
                                             ==============


    The price to the public as a percentage of the principal balance of the offered notes will be 100%.

    The issuer has agreed to pay to the underwriters of the series 1 class A1 notes a selling commission of 0.0304% of the aggregate principal amount of the series 1 class A1 notes and a management and underwriting fee of 0.0203% of the aggregate principal amount of the series 1 class A1 notes. The issuer has also agreed to pay to the underwriters of the series 1 class A3 notes a selling commission of 0.0405% of the aggregate principal amount of the series 1 class A3 notes and a management and underwriting fee of 0.0270% of the aggregate principal amount of the series 1 class A3 notes. The issuer has also agreed to pay to the underwriters of the series 1 class B notes a selling commission of 0.1013% of the aggregate principal amount of the series 1 class B notes and a management and underwriting fee of 0.0675% of the aggregate principal amount of the series 1 class B notes. The issuer has also agreed to pay to the underwriters of the series 1 class M notes a selling commission of 0.1406% of the aggregate principal amount of the series 1 class M notes and a management and underwriting fee of 0.0938% of the aggregate principal amount of the series 1 class M notes. The issuer has also agreed to pay to the underwriters of the series 1 class C notes a selling commission of 0.1800% of the aggregate principal amount of the series 1 class C notes and a management and underwriting fee of 0.1200% of the aggregate principal amount of the series 1 class C notes. The issuer has agreed to pay to the underwriters of the series 2 class A1 notes a selling commission of 0.0720% of the aggregate principal amount of the series 2 class A1 notes and a management and underwriting fee of 0.0480% of the aggregate principal amount of the series 2 class A1 notes.

    The lead underwriters of the offered notes have advised the issuer that the underwriters propose initially to offer the offered notes to the public at the offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession not in excess of 0.0304% per series 1 class A1 note, 0.0405% per series 1 class A3 note, 0.1013% per series 1 class B note, 0.1406% per series 1 class M note, 0.1800% per series 1 class C note and 0.0720% per series 2 class A1 note. The underwriters may allow, and those dealers may re-allow, a concession not in excess of 0.0203% per series 1 class A1 note, 0.0270% per series 1 class A3 note, 0.0675% per series 1 class B note, 0.0938% per series 1 class M note, 0.1200% per series 1 class C note and 0.0480% per series 2 class A1 note to certain other brokers and dealers.

    Additional out-of-pocket expenses (other than underwriting discounts and commissions stated above) solely in relation to the offered notes are estimated to be approximately $5,078,668.

    The issuer and Northern Rock have agreed to indemnify the underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended.

    The underwriters or their affiliates may engage in over-allotment transactions (also known as short sales), stabilizing transactions, syndicate covering transactions and penalty bids for the notes under Regulation M under the United States Securities Exchange Act of 1934, as amended.

       * Over-allotment transactions involve sales by an underwriter in excess of the total offering size, which creates what is known as a naked short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.

       * Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

       * Short covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover naked short positions.

       * Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

    Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, these transactions may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

    The offered notes will be registered under the United States Securities Act of 1933, as amended. The underwriters of the offered notes have agreed that they will offer and sell the offered notes within the United States through their US registered broker-dealers.

    The offered notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus in that format.


UNITED KINGDOM

    Each underwriter will represent and agree that:

       * it has not offered or sold, and will not offer or sell any notes to persons in the United Kingdom prior to admission of the notes to listing in accordance with Part VI of the FSMA, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the FSMA;

       * it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

       * it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.


ITALY

    Each underwriter will represent and agree that the offering of the notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered by it, nor may copies of this prospectus or of any other document relating to the notes be distributed by it in the Republic of Italy, except:

       (i)    to professional investors (operatori qualificati), as defined in
              Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended; or

       (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the "FINANCIAL SERVICES ACT") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

    Any offer, sale or delivery of the notes or distribution of copies of this prospectus or any other document relating to the notes made by it in the Republic of Italy under (i) or (ii) above must be:

       (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of September 1, 1993 (the "BANKING ACT");

       (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

       (c)    in accordance with any other applicable laws and regulations.

SPAIN

    Each underwriter will acknowledge that the notes may not be offered or sold in Spain by means of a public offer as defined and construed by Spanish law unless such public offer is made in compliance with the requirements of Law 24/ 1988 of July 28 (as amended by Law 37/1998 of November 16), on the Spanish Securities Market and the Royal Decree 291/1992 of March 27 (as amended by Royal Decree 2590/1998 of December 7 and Royal Decree 705/2002 of July 19), on issues and public offers for the sale of securities.

IRELAND

    Each underwriter will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Ireland any notes other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent.

THE NETHERLANDS

    Each underwriter will represent to and agree it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer and sell any offered notes in The Netherlands.

GENERAL

    The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver offered notes or possess them or distribute the prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of offered notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any offered notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of offered notes by it will be made on the same terms.

    Neither the issuer nor the underwriters represent that offered notes may at any time lawfully be sold in compliance with any application, registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

    The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell offered notes a copy of the prospectus as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorized to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of offered notes to which the prospectus relates.

    This prospectus may be used by Deutsche Bank Securities Inc., Lehman Brothers Inc. and UBS Limited for offers and sales related to market-making transactions in the offered notes. Deutsche Bank Securities Inc., Lehman Brothers Inc. and UBS Limited may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. Deutsche Bank Securities Inc., Lehman Brothers Inc. and UBS Limited have no obligation to make a market in the offered notes, and any market-making may be discontinued at any time without notice. Deutsche Bank Securities Inc., Lehman Brothers Inc. and UBS Limited are among the underwriters participating in the initial distribution of the offered notes.


    Citibank, N.A., which is acting as the euro currency swap provider, is an affiliate of Citigroup Global Markets Limited, one of the underwriters for the dollar notes. UBS Limited, which is acting as the interest rate swap provider, is also one of the lead underwriters for the dollar notes.

                             REPORTS TO NOTEHOLDERS

    The administrator will prepare quarterly and annual reports that will contain information about the notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. The reports will be sent to Cede & Co. and Citivic, as applicable, as the holder of the notes, unless and until individual note certificates are issued. Reports will not be sent to investors by the administrator.


                    WHERE INVESTORS CAN FIND MORE INFORMATION

    The issuer has filed a registration statement with the SEC for the offered notes. This prospectus is one portion of the registration statement, which also includes additional information.

    The administrator will file with the SEC all required periodic and special SEC reports and other information about the offered notes.

    Investors may read and copy any reports, statements or other information filed at the SEC's public reference room in Washington, D.C. and may receive copies of these documents upon writing to the SEC and paying a duplicating fee. Investors can call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. The SEC filings are also available to the public on the SEC's Internet site at http:// www.sec.gov.

                         LISTING AND GENERAL INFORMATION


AUTHORIZATION

    The issue of the notes will be authorized by resolution of the board of directors of the issuer passed on or about September 15, 2004.


LISTING OF NOTES

    Application has been made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the FSMA for the notes to be admitted to the official list maintained by the UK Listing Authority. Application has also been made to the London Stock Exchange plc for each class of the notes to be admitted to trading by the London Stock Exchange plc. It is expected that listing of the notes on the official list of the UK Listing Authority and the admission to trading of the notes by the London Stock Exchange plc will be granted on or about September 22, 2004, subject only to the issue of the notes in global form and assignment of the expected ratings of the notes by the rating agencies.


    This prospectus has been prepared in compliance with the listing rules made under Section 74 of the FSMA by the UK Listing Authority. Copies have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 83 of that Act.

    The issuer and the directors of the issuer, whose names appear on page 66 of this prospectus, accept responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer and the directors of the issuer (who have taken all reasonable care to ensure that such is the case), the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuer and the directors of the issuer accept responsibility accordingly.


CLEARING AND SETTLEMENT

    Transactions will normally be effected for settlement in US dollars (in respect of the dollar notes), euro (in respect of the euro notes) and sterling (in respect of the sterling notes) and for delivery on the third working day after the date of the transaction. Prior to listing, however, dealings will be permitted by the London Stock Exchange plc in accordance with its rules.

    The dollar notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear under the following CUSIP numbers, common codes and
ISINs:

                                               COMMON
CLASS OF NOTES         CUSIP          ISIN       CODE
-----------------  ---------  ------------  ---------
series 1 class A1  38741SAA0  US38741SAA06  020139480
series 1 class A3  38741SAB8  US38741SAB88  020139927
series 1 class B   38741SAC6  US38741SAC61  020139951
series 1 class M   38741SAD4  US38741SAD45  020139978
series 1 class C   38741SAE2  US38741SAE28  020140003
series 2 class A1  38741SAF9  US38741SAF92  020140038




LITIGATION

    None of the issuer, Funding, the previous issuers (together with the issuer and Funding, the "FUNDING GROUP"), Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved since its incorporation in any legal or arbitration proceedings which may have, or have had since its incorporation, a significant effect upon the financial position of the issuer, the Funding Group, Holdings, the post-enforcement call option holder or the mortgages trustee (as the case may be) nor, so far as the issuer, the

Funding Group, Holdings, the post-enforcement call option holder or the mortgages trustee (respectively) is aware, are any such legal or arbitration proceedings pending or threatened.


ACCOUNTS

    No statutory or non-statutory accounts within the meaning of Section 240(5) of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the notes are listed on the official list of the UK Listing Authority and are trading by the London Stock Exchange plc the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the UK principal paying agent in London. The issuer does not publish interim accounts.

    Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business other than the underwriting agreement and the subscription agreement.


CONSENTS

    PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose address is 89 Sandyford Road, Newcastle upon Tyne, NE99 1PL, has given and has not withdrawn its consent to the inclusion in this prospectus of its reports on the issuer and Funding and the references to their name in the form and context in which they appear, and has authorized the contents of that part of the listing particulars containing their report for the purposes of
Article 6(1)(e) of the UK Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.


SIGNIFICANT OR MATERIAL CHANGE

    Other than as described in this prospectus, since the date of incorporation of the issuer (July 1, 2004), the date of incorporation of each previous issuer, the date of the most current financial reports of Funding (December 31, 2003), the date of incorporation of Holdings (December 14, 2000), the date of incorporation of the mortgages trustee (February 14, 2001), and the date of incorporation of the post-enforcement call option holder (December 15, 2000), there has been:

       * no material adverse change in the financial position or prospects of the issuer, Funding Group, Holdings, the post-enforcement call option holder or the mortgages trustee; and

       * no significant change in the financial or trading position of the issuer, Funding Group, Holdings, the post-enforcement call option holder or the mortgages trustee.


DOCUMENTS AVAILABLE

    Copies of the following documents may be inspected at the offices of Sidley Austin Brown & Wood, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA during usual business hours, on any weekday (public holidays excepted) for 14 days from the date of this prospectus:

       (A) the Memorandum and Articles of Association of each of the issuer, Funding, Holdings, the mortgages trustee and the post-enforcement call option holder;

       (B) the balance sheet of the issuer as at August 27, 2004 and the independent registered public accounting firm's report thereon;

       (C) the financial statements of Funding for the years ended December 31, 2003 and December 31, 2002 and for the period from February 14, 2001 to December 31, 2001 and the independent registered public accounting firm's reports thereon;

       (D) prior to the closing date, drafts (subject to minor amendment), and after the closing date, copies, of the following documents:

              *      the underwriting agreement;

              *      the subscription agreement;

              *      the intercompany loan agreement;

              *      the mortgages trust deed;

              *      the mortgage sale agreement;

              *      the issuer deed of charge;

              *      the deed(s) of accession to the Funding deed of charge;

              *      the second priority Funding deed of charge;

              *      the basis rate swap agreement;

              *      the interest rate swap agreement;

              *      the dollar currency swap agreements;

              *      the euro currency swap agreements;

              *      the trust deed;

              *      the paying agent and agent bank agreement;

              *      the administration agreement;

              *      the cash management agreement;

              *      the issuer cash management agreement;

              *      the Funding guaranteed investment contract;

              *      the Funding (Granite 04-3) guaranteed investment contract;

              *      the mortgages trustee guaranteed investment contract;

              *      the post-enforcement call option agreement;

              *      the bank account agreement;

              *      the stand-by bank account agreement;

              *      the Funding (Granite 04-3) bank account agreement;

              *      the issuer bank account agreement;

              *      the collection bank agreement;

              *      the master definitions schedule;

              *      the start-up loan agreement;

              *      the corporate services agreement;

              * any other deeds of accession or supplemental deeds relating to any such documents;

              * documents relating to the issuance of the previous notes to the previous issuers; and

       (E)    independent registered public accounting firm's consent letter.

                                    GLOSSARY

    All of the defined terms that are used in this prospectus are defined in the following glossary. These terms are defined as follows:

"$", "US$", "USD", "US DOLLARS" and "DOLLARS"

                  The lawful currency for the time being of the United States of America

"[E]" or "EURO"

                  The currency of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of March 25, 1957, establishing the European Community, as amended from time to time

"[GBP]", "STERLING" or "POUNDS STERLING"

                  The lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland

"ACA ISSUER"

                  The ninth issuer, Granite Mortgages 04-3 plc and any new issuer designated as such

"ACA LIMIT AMOUNT"

                  In respect of an ACA issuer, an amount equal to the greater of:

                  (A)    the product of:

                         (i) the product of (a) the mortgages trustee principal receipts for that distribution date, and (b) the Funding share percentage or, as applicable, the weighted average Funding share percentage applicable as at the later to occur of the immediately preceding assignment date, the immediately preceding Funding contribution date and the immediately preceding distribution date; and

                         (ii) the quotient of (a) the outstanding principal balance of such ACA issuer's intercompany loan as at the immediately preceding payment date (after taking into account principal payments on such payment date) less the aggregate of amounts recorded on the principal deficiency ledger of such ACA issuer (but only to the extent of losses on the mortgage loans allocated to such ACA issuer and application of Funding available principal receipts to fund such ACA issuer's liquidity reserve fund), divided by (b) the aggregate outstanding principal balance on all intercompany loans as at the immediately preceding payment date (after taking into account principal payments on such payment date) less the sum of (1) the aggregate
                                outstanding principal balance of all special repayment notes and (2) the aggregate of amounts recorded on the principal deficiency ledgers of all issuers (but only to the extent of losses on the mortgage loans allocated to an issuer and application of Funding available principal receipts to fund the issuer liquidity reserve fund of that issuer); and

                  (B) in respect of such ACA issuer's notes, the controlled amortization amount for each class of notes of such ACA issuer as if an ACA trigger event had not occurred

"ACA TRIGGER EVENT"

                  In respect of any ACA issuer, an ACA trigger event occurs when any issuer fails to exercise its option to redeem its notes on the relevant step-up date pursuant to the terms and conditions of its notes

"ACCOUNT BANK"

                  In respect of the issuer, Citibank, N.A.; in respect of Funding (excluding in respect of the Funding GIC account, the Funding (Issuer) GIC account for the ninth issuer and the Funding (Granite 04-3) GIC account), Lloyds TSB Bank plc; in respect of the mortgages trustee (excluding in respect of the mortgages trustee GIC account), Lloyds TSB Bank plc, Jersey International Branch; and in respect of the Funding GIC account, the mortgages trustee GIC account, the Funding (Issuer) GIC account for the ninth issuer and the Funding (Granite 04-3) GIC account, Northern Rock

"ACCRUED INTEREST"

                  In respect of a mortgage loan as at any date (the "RELEVANT DATE"), the aggregate of all interest accrued but not yet due and payable on that mortgage loan from (and including) the monthly payment date immediately preceding the relevant date until (but excluding) the relevant date

"ADDITIONAL ASSIGNED MORTGAGE LOAN"

                  Any mortgage loan which was assigned by the seller to the mortgages trustee on August 23, 2004 under the terms of the mortgage sale agreement and referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that mortgage loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"ADDITIONAL ASSIGNED MORTGAGE PORTFOLIO"

                  The portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller actually assigned to the mortgages trustee on August 23, 2004

"ADDITIONAL ASSIGNED TRUST PROPERTY"

                  The additional assigned mortgage portfolio assigned to the mortgages trustee by the seller on August 23, 2004, including the additional assigned mortgage loans and their related security, the rights under the MIG policies and the other seller arranged insurance policies

"ADDITIONAL MORTGAGE LOAN"

                  Any mortgage loan (being an English mortgage loan or a Scottish mortgage loan, as applicable) which the seller anticipated assigning to the mortgages trustee on August 23, 2004 under the terms of the mortgage sale agreement and referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that mortgage loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"ADDITIONAL MORTGAGE PORTFOLIO"

                  The portfolio of additional mortgage loans, their related security, accrued interest and other amounts derived from such additional mortgage loans that the seller, as of the cut-off date, anticipated assigning to the mortgages trustee on August 23, 2004

"ADMINISTRATION AGREEMENT"

                  The agreement dated March 26, 2001, as amended from time to time, among the administrator, the mortgages trustee, the security trustee, Funding and the seller under which the administrator has agreed to administer the mortgage loans and their related security comprised in the mortgage portfolio, as described further under "THE ADMINISTRATION AGREEMENT"

"ADMINISTRATION FEE"

                  The fee payable by the mortgages trustee to the administrator on each distribution date in payment for the administering of the mortgage loans by the administrator. The administration fee equals 0.08% per annum (inclusive of VAT) on the amount of the Funding share of the trust property as determined on that distribution date in respect of the then current trust calculation period, but is payable on each distribution date only to the extent that the mortgages trustee has sufficient funds available to pay that amount in accordance with the mortgages trust allocation of revenue receipts

"ADMINISTRATION PROCEDURES"

                  The administration, arrears and enforcement policies and procedures forming part of the seller's policy from time to time or, at any time when the administrator is not also the seller, the policies and procedures from time to time which would be adopted by a reasonable, prudent mortgage lender

"ADMINISTRATOR"

                  Northern Rock or such other person as may from time to time be appointed as administrator of the mortgage portfolio under the administration agreement


"ADMINISTRATOR TERMINATION EVENT"

                  The meaning given to it on page 140


"AGENT BANK"

                  Citibank, N.A, acting through its London branch at 5 Carmelite Street, London EC4Y 0PA, or such other person for the time being acting as agent bank under the paying agent and agent bank agreement


"ALTERNATIVE CLEARING SYSTEM"

                  The meaning given to it on page 285


"ALTERNATIVE INSURANCE REQUIREMENTS"

                  Requirements which vary the insurance provisions of the mortgage conditions

"ARREARS OF INTEREST"

                  As at any date and for any mortgage loan, interest (other than capitalized interest or accrued interest) on that mortgage loan which is currently due and payable on that date

"ARREARS OR STEP-UP TRIGGER EVENT"

                  An arrears or step-up trigger event occurs when (i) the outstanding principal balance of the mortgage loans in arrears for more than 90 days divided by the outstanding principal balance of all of the mortgage loans in the mortgages trust (expressed as a percentage) exceeds 2% or (ii) if any issuer fails to exercise its option to redeem its notes on the relevant step-up date pursuant to the terms and conditions of its notes


"ASSET TRIGGER EVENT"

                  The meaning given to it on page 166


"ASSIGNMENT DATE"

                  The date of assignment of any new mortgage portfolio to the mortgages trustee


"AUTHORIZED HOLDINGS"

                  In respect of the offered notes, $100,000 and increments of $1,000 thereafter


"AUTHORIZED INVESTMENTS"

                  (a)    sterling gilt-edged securities; and

                  (b) sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) (which may include deposits into any account which earns a rate of interest related to LIBOR) provided that in all cases these investments have a maturity date of 90 days or less and mature on or before the next following payment date or, in relation to any mortgages trustee bank account, the next following distribution date and the short- term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being an authorized institution under the FSMA) are rated at least equal to "A-1+" by Standard & Poor's, "P-1" by Moody's and "F1+" by Fitch or which are otherwise acceptable to the rating agencies (if they are notified in advance) to maintain the then current rating of the notes


"AUTHORIZED UNDERPAYMENT"

                  The meaning given to it on page 101


"AXA"

                  The AXA Group of Companies

"BANK ACCOUNT AGREEMENT"

                  The agreement dated March 26, 2001, as amended from time to time, among the account bank, the cash manager, the mortgages trustee, Funding and the security trustee which governs the operation of the mortgages trustee bank accounts and the Funding bank accounts (other than the Funding (Issuer) GIC accounts)


"BANKING ACT"

                  The meaning given to it on page 312


"BANK OF ENGLAND BASE RATE"

                  The Bank of England's official dealing rate (the repo rate) as set by the UK Monetary Policy Committee, and in the event that this rate ceases to exist or becomes inappropriate as an index for the base rate pledge, such alternative rate or index, which is not controlled by the seller, that the seller considers to be the most appropriate in the circumstances

"BARCLAYS"

                  Barclays Bank plc, acting through its office at City Group Office, Percy Street, Newcastle upon Tyne NE99 1JP


"BARCLAYS BANK"

                  Barclays Bank PLC, acting through its office at 54 Lombard Street, London EC3P 3AH

"BARCLAYS GROUP"

                  Barclays Bank and its subsidiary undertakings


"BARCLAYS COLLECTION ACCOUNT"

                  The account of the administrator held at Barclays as may be utilized from time to time for the purpose of collecting amounts which are paid to the seller on the mortgage loans and/or the related security

"BASE RATE PLEDGE"

                  The meaning given to it on page 99


"BASEL COMMITTEE"

                  The meaning given to it on page 62


"BASIC TERMS MODIFICATIONS"

                  The meaning given to it on page 282


"BASIS RATE SWAP"

                  The swap documented under the basis rate swap agreement, as described further under "THE SWAP AGREEMENTS -- THE BASIS RATE SWAP"

"BASIS RATE SWAP AGREEMENT"

                  The ISDA master agreement, the schedule thereto and the confirmation thereunder to be entered into on or before the closing date, and any credit support annex entered into at any time, as amended from time to time, among the issuer, the basis rate swap provider and the note trustee, which includes any additional and/or replacement basis rate swap agreement entered into by the issuer from time to time in connection with the notes

"BASIS RATE SWAP PROVIDER"

                  Northern Rock and/or, as applicable, any other basis rate swap provider appointed from time to time in accordance with the transaction documents


"BASIS RATE SWAP PROVIDER DEFAULT"

                  The meaning given to it on page 190


"BENEFICIARIES"

                  Funding and the seller together as beneficiaries of the mortgages trust

"BENEFIT PLAN INVESTORS"

                  An investor in a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans, as described further in "ERISA CONSIDERATIONS"

"BORROWER"

                  For each mortgage loan, the person or persons who is or are named and defined as such in the relevant mortgage deed, or the other person or persons (other than a guarantor) who shall become legally obligated to comply with the borrower's obligations under the related mortgage

"BUSINESS DAY"

                  A day that is a London business day, a New York business day and a TARGET business day


"CALCULATION PERIOD ISSUER AMOUNT"

                  The meaning given to it on page 233

"CALCULATION PERIOD SWAP PROVIDER AMOUNT"

                  The meaning given to it on page 233


"CALENDAR YEAR"

                  A year from the beginning of January 1 to the end of December
                  31


"CALL REPORTS"

                  The meaning given to it on page 80


"CAPITAL BALANCE"

                  For any mortgage loan at any date, the principal balance of that mortgage loan to which the seller applies the relevant interest rate at which interest on that mortgage loan accrues


"CAPITAL PAYMENT"

                  The meaning given to it on page 96


"CAPITALIZED"

                  In respect of a fee, an interest amount or any other amount, means that amount which is added to the capital balance of a mortgage loan

"CAPITALIZED ARREARS"

                  For any mortgage loan at any date, interest or other amounts which are overdue in respect of that mortgage loan and which as at that date have been added to the capital balance of that mortgage loan either in accordance with the mortgage conditions or otherwise by arrangement with the relevant borrower

"CAPITALIZED INTEREST"

                  For any mortgage loan at any date, interest which is overdue in respect of that mortgage loan and which as at that date has been added to the capital balance of that mortgage loan in accordance with the mortgage conditions or otherwise by arrangement with the relevant borrower (excluding for the avoidance of doubt any arrears of interest which have not been so capitalized on that date)

"CAPPED RATE MORTGAGE LOANS"

                  Mortgage loans that are subject to a maximum rate of interest and charge interest at the lesser of the seller's standard variable rate or the specified capped rate

"CASH MANAGEMENT AGREEMENT"

                  The cash management agreement dated March 26, 2001, as amended from time to time, among the cash manager, the mortgages trustee, Funding and the security trustee, as described further under "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING"

"CASH MANAGER"

                  Northern Rock or such other person or persons for the time being acting, under the cash management agreement, as agent for the mortgages trustee, Funding and (following enforcement of the Funding security) the security trustee for the purposes of, inter alia, managing all cash transactions and maintaining certain ledgers on behalf of the mortgages trustee, Funding and (following enforcement of the Funding security) the security trustee


"CASH RE-DRAW"

                  The meaning given to it on page 102


"CASHBACK"

                  An amount agreed by the seller to be paid to the relevant borrower on the completion of the relevant mortgage loan


"CASHBACK MORTGAGE LOAN"

                  A type of mortgage loan, the primary characteristics of which are described on page 95

"CAT STANDARD MORTGAGE LOAN"

                  A type of flexible mortgage loan, the primary characteristics of which are described on page 94


"CCA"

                  The Consumer Credit Act 1974


"CITIBANK"

                  The meaning given to it on page 79



"CITIBANK, N.A."

                  Citibank, N.A., acting through its London branch at 5 Carmelite Street, London EC4Y 0PA


"CITIGROUP"

                  Citigroup Inc.


"CLASS"

                  Any of the series 1 class A1 notes, the series 1 class A2 notes, the series 1 class A3 notes, the series 1 class B notes, the series 1 class M notes, the series 1 class C notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 2 class B notes, the series 2 class M notes, the series 2 class C notes, the series 3 class A1 notes, the series 3 class A2 notes, the series 3 class B notes, the series 3 class M notes and the series 3 class C notes


"CLASS A NOTE ENFORCEMENT NOTICE"

                  The meaning given to it on page 276

"CLASS A NOTE EVENT OF DEFAULT"

                  The meaning given to it on page 278

"CLASS A NOTES"

                  The series 1 class A1 notes, the series 1 class A2 notes, the series 1 class A3 notes, the series 2 class A1 notes, the series 2 class A2 notes, the series 3 class A1 notes and the series 3 class A2 notes and, in relation to any previous issuer or any new issuer, such previous notes or new notes as may be identified as such for that issuer

"CLASS A NOTEHOLDERS"

                  The holders of the class A notes


"CLASS A PRINCIPAL DEFICIENCY SUBLEDGER"

                  For any issuer, the subledger of the issuer principal deficiency ledger of that issuer corresponding to the class A notes issued by that issuer

"CLASS B NOTE ENFORCEMENT NOTICE"

                  The meaning given to it on page 279


"CLASS B NOTE EVENT OF DEFAULT"

                  The meaning given to it on page 279



"CLASS B NOTES"

                  The series 1 class B notes, the series 2 class B notes and the series 3 class B notes and, in relation to the previous issuers or any new issuer, such previous notes or new notes as may be identified as such for that issuer

"CLASS B NOTEHOLDERS"

                  The holders of the class B notes

"CLASS B PRINCIPAL DEFICIENCY SUBLEDGER"

                  For any issuer, the subledger of the issuer principal deficiency ledger of that issuer corresponding to the class B notes issued by that issuer


"CLASS C NOTE ENFORCEMENT NOTICE"

                  The meaning given to it on page 280


"CLASS C NOTE EVENT OF DEFAULT"

                  The meaning given to it on page 280


"CLASS C NOTES"

                  The series 1 class C notes, the series 2 class C notes and the series 3 class C notes and, in relation to the previous issuers or any new issuer, such previous notes or new notes as may be identified as such for that issuer

"CLASS C NOTEHOLDERS"

                  The holders of the class C notes

"CLASS C PRINCIPAL DEFICIENCY SUBLEDGER"

                  For any issuer, the subledger of the issuer principal deficiency ledger of that issuer corresponding to the class C notes issued by that issuer


"CLASS M NOTE ENFORCEMENT NOTICE"

                  The meaning given to it on page 279



"CLASS M NOTE EVENT OF DEFAULT"

                  The meaning given to it on page 279


"CLASS M NOTES"

                  The series 1 class M notes, the series 2 class M notes and the series 3 class M notes and, in relation to the previous issuers or any new issuer, such previous notes or new notes as may be identified as such for that issuer

"CLASS M NOTEHOLDERS"

                  The holders of the class M notes

"CLASS M PRINCIPAL DEFICIENCY SUBLEDGER"

                  For any issuer, the subledger of the issuer principal deficiency ledger of that issuer corresponding to the class M notes issued by that issuer

"CLEARING AGENCY"

                  An agency registered under the provisions of section 17A of the Exchange Act

"CLEARING CORPORATION"

                  A corporation within the meaning of the New York Uniform Commercial Code

"CLEARSTREAM, LUXEMBOURG"

                  Clearstream Banking, societe anonyme


"CLOSING DATE"

                  On or about September 22, 2004


"CML"

                  The Council of Mortgage Lenders of which the seller is a member

"CML CODE"

                  The meaning given to it on page 57

"CODE"

                  United States Internal Revenue Code of 1986, as amended

"COLLECTION ACCOUNT"

                  The Barclays collection account, the Lloyds TSB collection account and each other account in the name of the administrator which is from time to time used for the purpose of collecting, directly or indirectly, monies due in respect of mortgage loans and/or the related security

"COLLECTION BANKS"

                  Barclays Bank plc acting through its branch at Percy Street, Newcastle upon Tyne NE99 1JP and Lloyds TSB Bank plc acting through its branch at City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS and each other bank as may be appointed as such under and in accordance with the transaction documents

"COLLECTION BANK AGREEMENT"

                  The agreement dated March 26, 2001, as amended from time to time, among the mortgages trustee, Funding, the seller, the administrator, the security trustee and the collection banks

"COMBINATION MORTGAGE LOAN"

                  A mortgage loan that combines the features of a repayment mortgage loan and an interest-only loan in that only part of the principal of the mortgage loan will be repaid by way of monthly payments


"COMBINED CREDIT BALANCE"

                  The meaning given to it on page 93


"COMBINED DEBIT BALANCE"

                  The meaning given to it on page 93


"COMPTROLLER"

                  The United States Office of the Comptroller of the Currency

"CONNECTIONS BENEFIT"

                  The meaning given to it on page 94


"CONNECTIONS COMBINED CREDIT BALANCE"

                  The meaning given to it on page 94


"CONNECTIONS DEBIT BALANCE"

                  The meaning given to it on page 94


"CONNECTIONS INTEREST"

                  The meaning given to it on page 94


"CONNECTIONS MORTGAGE LOAN"

                  A type of flexible mortgage loan, the primary characteristics of which are described on page 94


"CONTRIBUTION"

                  The consideration in the form of cash provided to the mortgages trustee by any beneficiary in respect of the share of that beneficiary in the trust property under the mortgages trust deed, being any of an initial contribution, a further contribution or a deferred contribution


"CONTRIBUTIONS LEDGER"

                  The ledger on which contributions to the mortgages trust made by Funding and the seller to the mortgages trustee and the application of such contributions in accordance with the terms of the mortgages trust deed shall be recorded

"CONTROLLED AMORTIZATION AMOUNT"

                  On any payment date before the occurrence of a trigger event or the enforcement of the issuer security in respect of any issuer:

                  (a) for any note or class of notes issued by an issuer which is a controlled amortization note or class of such notes, the maximum aggregate principal amount which may be repaid by such issuer to the relevant noteholder or noteholders of such class on that payment date in accordance with the relevant note; or

                  (b) for an intercompany loan, the maximum aggregate principal amount which may be repaid by Funding to an issuer in respect of the related intercompany loan on that payment date (which will be equal to the aggregate of the controlled amortization amounts due on that payment date under the notes issued by such issuer)


"CONTROLLED AMORTIZATION NOTE"

                  Any note where, before the occurrence of a trigger event or the enforcement of the issuer security, the conditions of that note impose a limit on the amount of principal which may be repaid by the issuer of such note to the relevant noteholder for that note on any payment date. All of the notes issued by the issuer and the previous issuers are controlled amortization notes

"CORE TERMS"

                  The main subject matter of the contract

"CORPORATE SERVICES AGREEMENT"

                  With respect to any issuer, the corporate services agreement, as amended from time to time, entered into on or before the closing date of the issue of the relevant notes among, inter alios, the corporate services provider, Holdings, the post enforcement call option holder and such issuer, for the provision by the corporate services provider of certain corporate services, and with respect to Funding and the mortgages trustee, the corporate services agreement entered into on March 26, 2001, as amended from time to time, among, inter alios, the corporate services provider, Funding and the mortgages trustee for the provision by the corporate services provider of certain corporate services

"CORPORATE SERVICES PROVIDER"

                  With respect to the issuer, Law Debenture Corporate Services Limited, and with respect to Funding, Mourant & Co. Capital
                  (SPV) Limited, and with respect to the mortgages trustee, Mourant & Co. Limited, or any other person or persons for the time being acting as corporate services provider under the corporate services agreement

"CPR" or "CONSTANT PAYMENT RATE"

                  Unless otherwise defined in this prospectus, represents a constant rate of scheduled and unscheduled repayments on the mortgage loans in the mortgage portfolio each month relative to the aggregate principal amount outstanding of those mortgage loans

"CRYSTALLIZE"

                  When a floating charge becomes a fixed charge


"CURRENCY RATE SWAP PROVIDER"

                  Either of the dollar currency swap providers and/or the euro currency swap provider

"CURRENCY SWAP AGREEMENTS"

                  The dollar currency swap agreements and the euro currency swap agreements


"CURRENCY SWAPS"

                  The dollar currency swaps and the euro currency swaps



"CURRENT BALANCE"

                  For any mortgage loan as at any given date, the aggregate (but avoiding double counting) of:

                  (1) the original principal amount advanced to the relevant borrower and any further amount advanced on or before the given date to the relevant borrower secured or intended to be secured by the related mortgage; and


                  (2) the amount of any re-draw under any flexible mortgage loan or any further draw under any personal secured loan secured or intended to be secured by the related mortgage; and

                  (3) any interest, disbursement, legal expense, fee, charge, rent, service charge, premium or payment which has been properly capitalized in accordance with the relevant mortgage conditions or with the relevant borrower's consent and added to the amounts secured or intended to be secured by that mortgage loan (including interest capitalized on any re-draw under a flexible mortgage loan); and

                  (4) any other amount (other than unpaid interest) which is due or accrued (whether or not due) and which has not been paid by the relevant borrower and has not been capitalized in accordance with the relevant mortgage conditions or with the relevant borrower's consent but which is secured or intended to be secured by that mortgage loan as at the end of the London business day immediately preceding that given date less any repayment or payment of any of the foregoing made on or before the end of the London business day immediately preceding that given date and excluding any retentions made but not released and any further advances committed to be made but not made by the end of the London business day immediately preceding that given date

"CURRENT FUNDING SHARE"

                  The amount of trust property beneficially owned by Funding from time to time, as described further in "THE MORTGAGES TRUST"

"CURRENT FUNDING SHARE PERCENTAGE"

                  The percentage share of Funding's interest in the trust property from time to time, as described further in "THE MORTGAGES TRUST"

"CURRENT SELLER SHARE"

                  The amount of trust property beneficially owned by the seller from time to time, as described further in "THE MORTGAGES TRUST"

"CURRENT SELLER SHARE PERCENTAGE"

                  The percentage share of the seller's interest in the trust property from time to time, as described further in "THE MORTGAGES TRUST"

"CUT-OFF DATE"

                  July 31, 2004

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

"CUT-OFF DATE MORTGAGE PORTFOLIO"

                  As of the cut off date, the initial mortgage portfolio and the further mortgage portfolios (taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or removal of any mortgage loans to or from that portfolio since March 26, 2001) combined with the additional mortgage portfolio


"DEFERRED CONTRIBUTION"

                  The consideration in the form of cash payable by Funding to the mortgages trustee from time to time in respect of the Funding share of the trust property pursuant to and in accordance with the mortgages trust deed and/or the Funding deed of charge, which contribution will fund the payment by the mortgages trustee to the seller of the deferred purchase price payable by the mortgages trustee to the seller from time to time pursuant to and in accordance with the mortgage sale agreement



"DEFERRED PURCHASE PRICE"

                  That portion of the purchase price for the initial mortgage portfolio and of the purchase price (if any) of any other mortgage portfolio assigned to the mortgages trustee which was not paid to the seller on the initial closing date or (in the case of any other mortgage portfolio) the relevant assignment date and which is to be paid by the mortgages trustee from time to time to the seller from deferred contributions received by the mortgages trustee from Funding and otherwise in accordance with the mortgage sale agreement

"DIRECT DEBIT"

                  A payment made directly by a borrower from its bank account to a collection account


"DISCOUNT RATE MORTGAGE LOAN"

                  A type of mortgage loan, the primary characteristics of which are described on page 94


"DISTRIBUTION DATE"

                  The date on which the mortgages trust terminates and the London business day determined by the cash manager falling no later than 6 business days after each trust determination date

"DOLLAR CURRENCY SWAP AGREEMENTS"

                  The ISDA master agreements, schedules thereto and confirmations thereunder relating to the dollar currency swaps to be entered into on or about the closing date, and any credit support annexes or other credit support documents entered into at any time, as amended from time to time, among the issuer, the dollar currency swap providers and the note trustee and/or any credit support provider and includes any additional and/or replacement dollar currency swap agreement entered into by the issuer from time to time in connection with the notes

"DOLLAR CURRENCY SWAP PROVIDERS"

                  Barclays Bank PLC and Swiss Re Financial Products Corporation and/or, as applicable, any other dollar currency swap provider appointed from time to time in accordance with the transaction documents

"DOLLAR CURRENCY SWAP PROVIDER DEFAULT"

                  The meaning given to it on page 189



"DOLLAR CURRENCY SWAP RATE"

                  The rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars under the relevant dollar currency swap

"DOLLAR CURRENCY SWAPS"

                  The sterling-dollar currency swaps which enable the issuer to receive and pay amounts under the intercompany loan in sterling and to receive and pay amounts under the dollar notes in dollars, as described further under "THE SWAP AGREEMENTS -- THE DOLLAR CURRENCY SWAPS"

"DOLLAR NOTES"

                  The meaning given to it on page 10

"DTC"

                  The Depository Trust Company

"DTI"

                  The UK Department of Trade and Industry

"EARLY REPAYMENT CHARGE"

                  Any charge or fee for which the mortgage conditions applicable to a mortgage loan require the relevant borrower to pay in the event that all or part of that mortgage loan is repaid before a certain date, including repayment of any cashback

"EIGHTH ISSUER"

                  Granite Mortgages 04-1 plc

"EIGHTH ISSUER NOTES"

                  The notes issued by the eighth issuer on January 28, 2004

"EIGHTH ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on January 28, 2004 between the eighth issuer and Funding

"ENCUMBRANCE"

                  The same meaning as "SECURITY INTEREST"

"ENFORCEMENT PROCEDURES"

                  The procedures for the enforcement of mortgages undertaken by the administrator from time to time in accordance with the administration procedures

"ENGLISH MORTGAGE"

                  For any mortgage loan in the mortgage portfolio, the charge by way of legal mortgage over a residential property in England or Wales

"ENGLISH MORTGAGE LOAN"

                  Each mortgage loan secured over a property located in England or Wales

"ERISA"

                  The United States Employee Retirement Income Security Act of 1974, as amended. See further "ERISA CONSIDERATIONS"

"ESIS"

                  The meaning given to it on page 58

"EURIBOR"

                  EURIBOR will be determined by the agent bank on the following basis:

                  (1) on the applicable interest determination date the agent bank will determine the offered quotation to leading banks for deposits in euro for a period equal to the relevant interest period.

                         This will be determined by reference to the display as quoted on the Dow Jones/Telerate Page No. 248. If the Dow Jones/Telerate Page No. 248 stops providing these quotations, the replacement service for the purposes of displaying this information will be used.

                         If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                         In each of these cases, the determination will be made as at or about 11:00 a.m., Brussels time, on that date. This is called the screen rate for the euro notes;

                  (2) if, on any of these interest determination dates, the screen rate is unavailable, the agent bank will:

                         request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to prime banks for euro deposits of the equivalent amount, and for a time equal to the relevant interest period, in the Eurozone inter-bank market as at or about 11:00 a.m. (Brussels time); and

                         calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                  (3) if on any of these interest determination dates the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in
                         (2);

                         and

                  (4) if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide these quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If none of these banks agree, then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable


"EURO CURRENCY SWAP AGREEMENTS"

                  The ISDA master agreements, schedules thereto and confirmations thereunder relating to the euro currency swaps to be entered into on or about the closing date, and any credit support annexes or other credit support documents entered into at any time, as amended from time to time, between the issuer, the euro currency swap provider and the note trustee and/or any credit support provider and includes any additional and/or replacement euro currency swap agreement entered into by the issuer from time to time in connection with the notes



"EURO CURRENCY SWAP PROVIDER"

                  Citibank, N.A., acting through its London Branch and/or, as applicable, any other euro currency swap provider appointed from time to time in accordance with the transaction documents


"EURO CURRENCY SWAP PROVIDER DEFAULT"

                  The meaning given to it on page 190


"EURO CURRENCY SWAP RATE"

                  The rate at which euro are converted to sterling or, as the case may be, sterling is converted to euro, under the relevant euro currency swap

"EURO CURRENCY SWAPS"

                  The sterling-euro currency swaps which enable the issuer to receive and pay amounts under the intercompany loan in sterling and to receive and pay amounts under the euro notes in euro, as described further in "THE SWAP AGREEMENTS -- THE EURO CURRENCY SWAPS"

"EURO NOTES"

                  The meaning given to it on page 10

"EUROCLEAR"

                  The Euroclear system

"EUROCLEAR OPERATOR"

                  Euroclear Bank S.A./N.V., as operator of the Euroclear system


"EUROZONE"

                  The region comprised of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of March 25, 1957, establishing the European Community, as amended from time to time




"EVENT OF DEFAULT"

                  as the context requires, any of the following:

                  (a) for any notes, an event of default under the terms and condition of those notes; or

                  (b) for an intercompany loan agreement, the occurrence of an event of default under the terms and conditions of that intercompany loan

"EXCHANGE ACT"

                  The United States Securities Exchange Act of 1934, as amended

"EXISTING BORROWERS' RE-FIX RATE"

                  At any date, the fixed rate then being offered to those of the seller's existing borrowers who at that date are seeking to fix the rate of interest payable under their existing fixed rate mortgage loans

"FIFTH ISSUER"

                  Granite Mortgages 03-1 plc

"FIFTH ISSUER NOTES"

                  The notes issued by the fifth issuer on January 27, 2003

"FIFTH ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on January 27, 2003 between the fifth issuer and Funding

"FILED PLAN"

                  With respect to the identification of a property, a plan retained at H.M. Land Registry indicating the location of the related land

"FINAL DEFERRED CONTRIBUTION"

                  An amount equal to the aggregate amount standing to the credit of the Funding bank accounts (including any account established by Funding for the purpose of any issuer reserve fund and/or any issuer liquidity reserve fund of any issuer) after making any payments ranking in priority, subject to and in accordance with the relevant Funding priority of payments

"FINAL MATURITY DATE"

                  For the series 1 class A1 notes, the payment date falling in September 2025;



                  For the series 1 class A2 notes, the payment date falling in September 2028;



                  For the series 1 class A3 notes, the payment date falling in September 2044;



                  For the series 1 class B notes, the payment date falling in September 2044;



                  For the series 1 class M notes, the payment date falling in September 2044;



                  For the series 1 class C notes, the payment date falling in September 2044;



                  For the series 2 class A1 notes, the payment date falling in September 2044;



                  For the series 2 class A2 notes, the payment date falling in September 2044;

                  For the series 2 class B notes, the payment date falling in September 2044;



                  For the series 2 class M notes, the payment date falling in September 2044;



                  For the series 2 class C notes, the payment date falling in September 2044;



                  For the series 3 class A1 notes, the payment date falling in September 2044;



                  For the series 3 class A2 notes, the payment date falling in September 2044;



                  For the series 3 class B notes, the payment date falling in September 2044;



                  For the series 3 class M notes, the payment date falling in September 2044;



                  For the series 3 class C notes, the payment date falling in September 2044;



                  and, in relation to any series and class of notes of a previous issuer or a new issuer, such final maturity date as may be identified as such for that series and class of notes of that issuer

"FINAL REPAYMENT DATE"

                  For the intercompany loan, the payment date falling in September 2044; for the intercompany loan made by the first issuer, the payment date falling in January 2041; for the intercompany loan made by the second issuer, the payment date falling in October 2041; for the intercompany loans made by the third issuer and the fourth issuer, the payment date falling in April 2042; for the intercompany loan made by the fifth issuer, the payment date falling in January 2043; for the intercompany loan made by the sixth issuer, the payment date falling in July 2043; for the intercompany loan made by the seventh issuer, the payment date falling in January 2044; for the intercompany loan made by the eighth issuer, the payment date falling in March 2044; and for the intercompany loan made by the ninth issuer, the payment date falling in June 2044

"FINANCIAL SERVICES ACT"

                  The Legislative Decree No.58 of February 24, 1998 of the Republic of Italy

"FIRST ISSUER"

                  Granite Mortgages 01-1 plc

"FIRST ISSUER NOTES"

                  The notes issued by the first issuer on March 26, 2001

"FIRST ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on March 26, 2001 between the first issuer and Funding

"FITCH"

                  Fitch Ratings Ltd., including any successor to its ratings business

"FIXED RATE MORTGAGE LOAN"

                  A mortgage loan which is subject to a fixed rate of interest set by reference to a predetermined rate or series of rates for a fixed period or periods

"FIXED RATE PERIOD"

                  For any fixed rate mortgage loan or other mortgage loan offered with a fixed rate, the period agreed between the borrower and the seller as set out under the mortgage conditions, during which the interest rate applicable to that mortgage loan will remain fixed and after which the borrower may be entitled to apply for a new fixed rate of interest

"FIXED SECURITY"

                  A form of security which means that the chargor is not allowed to deal with the assets subject to the charge without the consent of the chargee

"FLEXIBLE CAPPED RATE MORTGAGE LOANS"

                  Flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain an unsecured loan) which are subject to a maximum rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate



"FLEXIBLE CASH RE-DRAW CAPACITY"

                  The meaning given to it on page 164


"FLEXIBLE FIXED RATE MORTGAGE LOAN"

                  Flexible mortgage loans with the same basic features as a Together mortgage loan (other than allowing the borrower to obtain an unsecured loan) which are subject to a fixed rate of interest for a specified period of time, and at the expiration of that period are generally subject to the seller's standard variable rate

"FLEXIBLE MORTGAGE LOAN"

                  A type of mortgage loan product that typically incorporates features that give the borrower options (which may be subject to certain conditions) to, among other things, make further drawings on the mortgage loan account, and/or to overpay or underpay interest and principal in a given month and/or to take a payment holiday. The types of flexible mortgage loan products currently offered by the seller are described under "THE MORTGAGE LOANS -- CHARACTERISTICS OF THE MORTGAGE LOANS -- FLEXIBLE MORTGAGE LOANS"


"FLEXIBLE TRACKER RATE MORTGAGE LOANS"

                  A type of flexible mortgage loan, the primary characteristics of which are described on page 95


"FLOATING SECURITY"

                  A form of security which is not attached to specific assets but which "FLOATS" over a class of them and which allows the chargor to deal with those assets in the every day course of its business, up until the point that the floating security is enforced if other specified events occur (most often a default), at which point it crystallizes into a fixed security

"FOURTH ISSUER"

                  Granite Mortgages 02-2 plc

"FOURTH ISSUER NOTES"

                  The notes issued by the fourth issuer on September 23, 2002

"FOURTH ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on September 23, 2002 between the fourth issuer and Funding

"FSA"

                  The UK Financial Services Authority

"FSMA"

                  The UK Financial Services and Markets Act 2000

"FUNDING"

                  Granite Finance Funding Limited


"FUNDING AVAILABLE PRINCIPAL RECEIPTS"

                  The meaning given to it on page 196


"FUNDING AVAILABLE REVENUE RECEIPTS"

                  The meaning given to it on page 181

"FUNDING BANK ACCOUNTS"

                  The Funding GIC account, the Funding (Granite 04-3) GIC account, the Funding (Issuer) GIC accounts for all previous issuers and the Funding transaction account, each as further described under "FUNDING'S BANK ACCOUNTS" and each other bank account (if any) opened in the name of Funding


"FUNDING CHARGED PROPERTY"

                  The property, assets and undertaking of Funding which from time to time are or are expressed to be mortgaged, charged, assigned, pledged or otherwise encumbered to, or in favor of the security trustee for itself and for the Funding secured creditors under the Funding deed of charge



"FUNDING CONTRIBUTION DATE"

                  Any date (including, in connection with the issuance of the notes, the closing date) on which Funding makes a further contribution to the mortgages trustee in connection with Funding's purchase of an increased beneficial interest in the trust property, on which date the mortgages trustee will also pay to the seller an initial consideration equal to the amount of such further contribution

"FUNDING DEED OF CHARGE"

                  The deed of charge entered into on March 26, 2001, as amended and restated from time to time, among Funding, the security trustee, and the Funding secured creditors as at the closing date including any deeds of accession or supplements thereto (including, where the context admits and for the avoidance of doubt, the second priority Funding deed of charge)

"FUNDING EXPENSE SUB-LEDGER"

                  The ledger on which receipts and payments of Funding revenue receipts allocable to the payment of expenses will be recorded by the cash manager

"FUNDING GIC ACCOUNT"

                  The account in the name of Funding held at Northern Rock and maintained subject to the terms of the Funding guaranteed investment contract, the bank account agreement and the Funding deed of charge, or any additional or replacement account as may for the time being be in place with the prior consent of the security trustee

"FUNDING GIC PROVIDER"

                  Northern Rock or any other person or persons as are for the time being the Funding GIC provider under the applicable Funding guaranteed investment contract and any applicable Funding (Issuer) guaranteed investment contract

"FUNDING (GRANITE 04-3) BANK ACCOUNT AGREEMENT"

                  The agreement to be entered into on or about the closing date, as amended from time to time, among Northern Rock, Funding and others which governs the operation of the Funding (Granite 04-3) GIC account

"FUNDING (GRANITE 04-3) GIC ACCOUNT"

                  The account in the name of Funding into which is deposited amounts in respect of the related issuer reserve fund and the issuer liquidity reserve fund, if any, established for the benefit of the issuer, which account is held at the account bank and maintained subject to the terms of the related Funding (Granite 04-3) guaranteed investment contract, the related Funding (Granite 04-3) bank account agreement and the Funding deed of charge, or any additional or replacement account as may for the time being be in place with the prior consent of the security trustee

"FUNDING (GRANITE 04-3) GUARANTEED INVESTMENT CONTRACT"

                  The guaranteed investment contract to be entered into on or about the closing date with respect to the issuer among Funding, the Funding GIC provider and others, as amended from time to time, under which the Funding GIC provider agrees to pay Funding a guaranteed rate of interest on the balance from time to time of the Funding (Granite 04-3) GIC account

"FUNDING GROUP"

                  Collectively, the issuer, the previous issuers and Funding

"FUNDING GUARANTEED INVESTMENT CONTRACT"

                  (i) Until (and including) the July 2004 payment date, the guaranteed investment contract entered into on March 21, 2001, as amended, restated, supplemented or otherwise modified from time to time, among Funding, the previous Funding GIC provider and others and (ii) following the July 2004 payment date, the guaranteed investment contract entered into on May 26, 2004, as amended, restated supplemented or otherwise modified from time to time, among Funding, the Funding GIC provider and others, in each case under which the previous Funding GIC provider or the Funding GIC provider, as applicable, agrees to pay Funding a guaranteed rate of interest on the balance from time to time of the Funding GIC account

"FUNDING (ISSUER) BANK ACCOUNT AGREEMENT"

                  In respect of any issuer, the agreement, as amended from time to time, entered into among Lloyds TSB Bank plc or Northern Rock, as applicable, Funding and others which governs the operation of the Funding (Issuer) GIC account for the related issuer

"FUNDING (ISSUER) GIC ACCOUNT"

                  In respect of any issuer, the account in the name of Funding and identified by reference to the related issuer into which amounts in respect of the related issuer reserve fund and the related issuer liquidity reserve fund will be deposited, if any, which account is held at Lloyds TSB Bank plc or Northern Rock, as applicable, and maintained subject to the terms of the related Funding (Issuer) guaranteed investment contract, the related Funding (Issuer) bank account agreement and the Funding deed of charge, or any additional or replacement account as may for the time being be in place with the prior consent of the security trustee

"FUNDING (ISSUER) GUARANTEED INVESTMENT CONTRACT"

                  In respect of any issuer, the guaranteed investment contract entered into with respect to that issuer, each among Funding, the previous Funding GIC provider or the Funding GIC provider, as applicable, and others under which the previous Funding GIC provider and the Funding GIC provider, as applicable, agree to pay Funding a guaranteed rate of interest on the balance from time to time of the Funding (Issuer) GIC account for the related issuer

"FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS"

                  The provisions and the order of priority set out in a schedule to the Funding deed of charge in which Funding available revenue receipts, Funding available principal receipts and all other monies, income, receipts and recoveries of Funding or the security trustee or any receiver of Funding and the proceeds of enforcement of the Funding security are to be applied following service of an intercompany loan enforcement notice or otherwise following an enforcement of the Funding security, as described under "CASHFLOWS --

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

                  DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY"

"FUNDING PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS"

                  The provisions and the order of priority of payments set out in a schedule to the Funding deed of charge in which Funding available principal receipts will be applied until enforcement of the Funding security, which is as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY"

"FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"

                  The provisions and the order of priority of payments set out in a schedule to the Funding deed of charge in which Funding available revenue receipts will be applied until enforcement of the Funding security, which is as described under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS"

"FUNDING PRINCIPAL LEDGER"

                  The ledger on which receipts and payments of Funding principal receipts will be recorded by the cash manager

"FUNDING PRINCIPAL RECEIPTS"

                  The mortgage trustee principal receipts paid by the mortgages trustee to Funding on each distribution date

"FUNDING PRIORITY OF PAYMENTS"

                  As the context requires, any of the Funding pre-enforcement revenue priority of payments, the Funding pre-enforcement principal priority of payments and/or the Funding post-enforcement priority of payments

"FUNDING RESERVE ADJUSTMENT DATE"

                  A payment date in respect of which (i) a Funding reserve decrease has occurred on the immediately preceding payment date and (ii) such immediately preceding payment date was not also a Funding reserve adjustment date; provided, that a Funding reserve adjustment date shall not occur on any payment date for group 1 issuers or payment date for group 2 issuers if only notes of group 1 issuers or group 2 issuers, respectively, are outstanding

"FUNDING RESERVE DECREASE"

                  A reduction in the amount standing to the credit of the Funding reserve ledger resulting from the application of such amount to the payment of items in accordance with the Funding pre-enforcement revenue priority of payments (except items
                  (A)-(D)) or the Funding post-enforcement priority of payments (except items (A)-(C))

"FUNDING RESERVE FUND"

                  The reserve fund established in the name of Funding on March 26, 2001 up to an amount not exceeding the Funding reserve required amount as further described under "CREDIT STRUCTURE -- FUNDING RESERVE FUND"

"FUNDING RESERVE LEDGER"

                  The ledger maintained by the cash manager in the name of Funding to record the amount credited to the Funding reserve fund on the initial closing date, and subsequent withdrawals from and deposits into the Funding reserve fund


"FUNDING RESERVE REQUIRED AMOUNT"

                  As of any date of determination an amount calculated in accordance with the formula set out on page 223


"FUNDING REVENUE LEDGER"

                  The ledger on which the cash manager records all monies received and paid out by Funding during an interest period other than the Funding principal receipts

"FUNDING SECURED CREDITORS"

                  The security trustee (and any receiver of Funding appointed under the Funding deed of charge), the issuer, the previous issuers, the corporate services provider in respect of Funding, the account bank, the Funding GIC provider, the mortgages trustee, the start-up loan provider, the cash manager and any new Funding secured creditor who accedes to the Funding deed of charge from time to time under a deed of accession or supplemental deed


"FUNDING SECURITY"

                  The mortgages, charges, assignments, pledges and/or any other security created by Funding under or pursuant to the Funding deed of charge in favor of the security trustee for the benefit of the Funding secured creditors

"FUNDING SHARE"

                  The current Funding share of the trust property calculated in accordance with the formula set out on pages 157, 158 and 159


"FUNDING SHARE PERCENTAGE"

                  The current Funding share percentage of the trust property calculated in accordance with the formula set out on pages 161 and 162


"FUNDING SHARE/SELLER SHARE LEDGER"

                  The ledger maintained by the cash manager, on behalf of the mortgages trustee and the beneficiaries, to record the current Funding share, the current Funding share percentage, the current seller share and the current seller share percentage of the trust property

"FUNDING STEP-UP TRIGGER EVENT"

                  A Funding step-up trigger event occurs if any issuer fails to exercise its option to redeem its notes on the relevant step-up date pursuant to the terms and conditions of its notes

"FUNDING TRANSACTION ACCOUNT"

                  The account in the name of Funding held with the account bank and maintained subject to the terms of the bank account agreement and the Funding deed of charge, or any additional or replacement account as may, for the time being, be in place with the prior consent of the security trustee

"FUNDING TRANSACTION DOCUMENTS"

                  Each of the following documents:

                  (a)   the mortgages trust deed;

                  (b)   the mortgage sale agreement;

                  (c)   the administration agreement;

                  (d)   the Funding deed of charge;

                  (e)   the second priority Funding deed of charge;

                  (f)   the corporate services agreement;

                  (g)   the bank account agreement;

                  (h)   each Funding (Issuer) bank account agreement;

                  (i)   Funding (Issuer) guaranteed investment contracts;

                  (j)   the Funding guaranteed investment contract;

                  (k)   the cash management agreement;

                  (l)   the start-up loan agreements;

                  (m)   the collection bank agreement;

                  (n)   the intercompany loan agreement;

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

                  (o)    each previous intercompany loan agreement;

                  (p) each new intercompany loan agreement to be entered into by Funding; and

                  (q) each other deed, document, agreement, instrument or certificate entered into or to be entered into by Funding under or in connection with any of the documents set out in paragraphs (a) through (p) above or the transactions contemplated in them

"FURTHER ADVANCE"

                  For any mortgage loan, any advance of further money to the relevant borrower following the making of the initial advance of monies under the mortgage and which is secured by the same mortgage, excluding the amount of any retention in respect of the initial advance and excluding any re-draw in respect of any flexible mortgage loan or further draw in respect of any personal secured loan

"FURTHER CONTRIBUTION"

                  The consideration in the form of cash payable by any beneficiary to the mortgages trustee to increase the Funding share or, as the case may be, the seller share of the trust property pursuant to and in accordance with the terms of the mortgages trust deed, but excluding any initial contribution or deferred contribution paid by Funding


"FURTHER DRAW"

                  The meaning given to it on page 95


"FURTHER DRAW CAPACITY"

                  The meaning given to it on page 164


"FURTHER DRAW LEDGER"

                  The ledger on which further draws under personal secured loans will be recorded by the cash manager

"FURTHER MORTGAGE LOAN"

                  Any mortgage loan which was assigned by the seller to the mortgages trustee after March 26, 2001 and before the assignment date on August 23, 2004 under the terms of the mortgage sale agreement and referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that mortgage loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"FURTHER MORTGAGE PORTFOLIOS"

                  The portfolios of further mortgage loans, their related security, accrued interest and other amounts derived from such further mortgage loans that the seller assigned to the mortgages trustee after March 26, 2001 and before August 23, 2004

"GLOBAL NOTE CERTIFICATES"

                  The note certificates representing the notes in global form

"GROUP"

                  Either of group 1 or group 2

"GROUP 1"

                  All group 1 issuers

"GROUP 2"

                  All group 2 issuers



"GROUP 1 AVAILABLE PRINCIPAL RECEIPTS"

                  The meaning given to it on page 197


"GROUP 2 AVAILABLE PRINCIPAL RECEIPTS"

                  The meaning given to it on page 197

"GROUP 1 AVAILABLE REVENUE RECEIPTS"

                  The meaning given to it on page 181


"GROUP 2 AVAILABLE REVENUE RECEIPTS"

                  The meaning given to it on page 182


"GROUP 1 ISSUER"

                  Any of the first issuer, the second issuer, the third issuer, the fourth issuer, the fifth issuer, the sixth issuer and the seventh issuer

"GROUP 2 ISSUER"

                  Any of the eighth issuer, the ninth issuer or Granite Mortgages 04-3 plc

"GROUP 1 PRINCIPAL SUBLEDGER"

                  The ledger on which receipts and payments of Funding principal receipts allocable to group 1 are recorded by the cash manager

"GROUP 2 PRINCIPAL SUBLEDGER"

                  The ledger on which receipts and payments of Funding principal receipts allocable to group 2 are recorded by the cash manager

"GROUP 1 REVENUE SUBLEDGER"

                  The ledger on which receipts and payments of Funding revenue receipts allocable to group 1 are recorded by the cash manager

"GROUP 2 REVENUE SUBLEDGER"

                  The ledger on which receipts and payments of Funding revenue receipts allocable to group 2 are recorded by the cash manager

"GROUP 1 SHARE PERCENTAGE"

                        Aggregate outstanding principal balance of all group 1
                                        intercompany loans
                  --------------------------------------------------------------
                  aggregate outstanding principal balance of all intercompany loans

                  PROVIDED THAT on any distribution date with respect to which Funding has made a further contribution to the mortgages trustee in connection with Funding's purchase of an increased beneficial interest in the trust property during the immediately preceding trust calculation period, the outstanding principal balance of any intercompany loan entered into during such trust calculation period shall be deemed to be (only for the purposes of the numerator and denominator of the formula above) the outstanding principal balance of such intercompany loan multiplied by the number of days during which such intercompany loan was outstanding during such trust calculation period divided by the number of days in such trust calculation period.

"GROUP 2 SHARE PERCENTAGE"

                       Aggregate outstanding principal balance of all group 2
                                        intercompany loans
                  --------------------------------------------------------------
                  aggregate outstanding principal balance of all intercompany loans

                  PROVIDED THAT on any distribution date with respect to which Funding has made a further contribution to the mortgages trustee in connection with Funding's purchase of an increased beneficial interest in the trust property during the immediately preceding trust calculation period, the outstanding principal balance of any intercompany loan entered into during such trust calculation period shall be deemed to be (only for the purposes of the numerator and denominator of the formula above) the outstanding principal balance of such intercompany loan multiplied by the number of days during which such intercompany loan was outstanding during such trust calculation period divided by the number of days in such trust calculation period.


"GROUP 1 SHARED ISSUER REVENUE RECEIPTS"

                  The meaning given to it on page 183


"GROUP 2 SHARED ISSUER REVENUE RECEIPTS"

                  The meaning given to it on page 184


"GROUP 1 SHARED ISSUER PRINCIPAL RECEIPTS"

                  The meaning given to it on page 200


"GROUP 2 SHARED ISSUER PRINCIPAL RECEIPTS"

                  The meaning given to it on page 200


"HERITABLE CREDITOR"

                  The meaning given to it on page 114


"HOLDER"

                  In respect of the issuer, each person in whose name an offered note is for the time being registered in the register or, in respect of any previous issuer or any new issuer, the persons in whose name the notes issued by such issuer are for the time being registered in the register

"HOLDINGS"

                  Granite Finance Holdings Limited

"HOUSING INDICES"

                  The UK Nationwide House Price Index and Halifax Price Index

"IN ARREARS"

                  For a mortgage account, occurs when one or more monthly payments on that mortgage account have become due and unpaid by a borrower

"INDIVIDUAL NOTE CERTIFICATES"

                  The note certificates representing the notes in definitive form

"INITIAL CLOSING DATE"

                  March 26, 2001

"INITIAL CONSIDERATION"

                  A payment made by the mortgages trustee to the seller from principal receipts held by the mortgages trustee for the purpose of increasing Funding's beneficial interest in the trust property as of the closing date in respect of any further contribution paid by Funding to the mortgages trustee, which payment may be made on any date, including any payment date, as further described under "THE MORTGAGES TRUST -- INCREASING THE FUNDING SHARE OF THE TRUST PROPERTY"

"INITIAL CONTRIBUTION"

                  The consideration in the form of cash paid by Funding to the mortgages trustee in respect of the Funding share of the trust property pursuant to and in accordance with the mortgages trust deed, which contribution is to fund the payment to the seller by the mortgages trustee of (and is equal to) the initial purchase price in respect of the initial mortgage portfolio or, as the case may be, the further mortgage portfolio, the additional assigned mortgage portfolio or (if any is payable) any new mortgage portfolio assigned to the mortgages trustee and is to be funded from the proceeds of the intercompany loan, each previous intercompany loan or any new intercompany loan, as the case may be

"INITIAL MORTGAGE PORTFOLIO"

                  The portfolio of mortgage loans, their related security, accrued interest and other amounts, proceeds, powers, rights, benefits and interests derived from such mortgage loans that the seller assigned to the mortgages trustee on March 26, 2001

"INITIAL PURCHASE PRICE"

                  That portion of the purchase price paid by the mortgages trustee to the seller on the initial closing date in consideration for the assignment to the mortgages trustee of the initial mortgage portfolio or that portion of the purchase price (if any) payable by the mortgages trustee to the seller on the relevant assignment date in consideration for the assignment to the mortgages trustee of the further mortgage portfolios or any new mortgage portfolio, in each case in accordance with the provisions of the mortgage sale agreement

"INITIAL TRUST PROPERTY"

                  The sum of [GBP]100 that the corporate services provider settled on trust and held on trust absolutely as to both capital and income by the mortgages trustee for the benefit of the beneficiaries

"INSOLVENCY EVENT"

                  For the seller, the administrator, the cash manager or the issuer cash manager (each, for the purposes of this definition, a "RELEVANT ENTITY"):

                  (a) an order is made or an effective resolution passed for the winding up of the relevant entity or the appointment of an administrator over the relevant entity (except, in any such case, a winding-up or dissolution for the purpose of a reconstruction or amalgamation the terms of which have been previously approved by the security trustee);

                  (b) the relevant entity ceases or threatens to cease to carry on its business or a substantial part of its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended, modified or re-enacted) or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent;

                  (c)    (i)    proceedings are initiated against the relevant
                                entity under any applicable liquidation, insolvency, composition, reorganization (other than a reorganization where the relevant entity is solvent) or other similar laws (including, but not limited to, application or pending application for an administration order or presentation of a petition for a winding up order), except where these proceedings are being contested in good faith; or

                         (ii) an administration order being granted or an administrative or other receiver, administrator, liquidator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity; or

                         (iii) a distress, execution or diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within 30 London business days; or

                         (iv) if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, reorganization or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally; and



                  in respect of Funding or the issuer (each, for the purposes of this definition, a "RELEVANT ENTITY") means:

                  (a) except for the purposes of an amalgamation or restructuring as described under the point immediately following, the relevant entity ceases or threatens to cease to carry on all or a substantial part of its business or the relevant entity is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or becomes unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

                  (b) an order is made or an effective resolution is passed for the winding up of the relevant entity or the appointment of an administrator over the relevant entity (except for the purposes of or pursuant to an amalgamation, restructuring or merger previously approved by the note trustee or the security trustee, as the case may be, or as approved in writing by an extraordinary resolution (as defined in the trust deed) of the class A noteholders); or

                  (c)    (i)    proceedings are otherwise initiated against the
                                relevant entity under any applicable
                                liquidation, insolvency, composition,
                                reorganization or other similar laws (including, but not limited to, application or pending application for an administration order or presentation of a petition for a winding up order) and (except in the case of application or pending application for an administration order) such proceedings are not, in the opinion of the note trustee or the security trustee (as the case may be), being disputed in good faith with a reasonable prospect of success; or

                         (ii) an administration order being granted or an administrative receiver or other receiver, administrator, liquidator or other similar official being appointed in relation to the relevant entity or in relation to the whole or any substantial part of the undertaking or assets of the relevant entity; or

                         (iii) an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of the relevant entity, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the relevant entity and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days; or

                         (iv) the relevant entity initiating or consenting to judicial proceedings relating to itself under applicable liquidation, administration, insolvency, composition, reorganization or other similar laws or making a conveyance or assignment for the benefit of its creditors generally

"INTERCOMPANY LOAN"

                  The loan to be made by the issuer to Funding on the closing date under the intercompany loan agreement (or, if the context requires, a previous intercompany loan made by a previous issuer to Funding or any new intercompany loan made by any new issuer under any new intercompany loan agreement)

"INTERCOMPANY LOAN AGREEMENT"

                  The intercompany loan agreement to be entered into on the closing date, as amended from time to time, between, among others, Funding, the issuer and the note trustee (or, if the context requires, the first intercompany agreement entered into on March 26, 2001, as amended from time to time, among Funding, the first issuer and the note trustee, the second intercompany loan agreement entered into on September 28, 2001, as amended from time to time, among Funding, the second issuer and the note trustee, the third intercompany loan agreement entered into on March 20, 2002, as amended from time to time, among Funding, the third issuer and the note trustee, the fourth intercompany loan agreement entered into on September 23, 2002, as amended from time to time, among Funding, the fourth issuer and the note trustee, the fifth intercompany loan agreement entered into on January 27, 2003, as amended from time to time, among Funding, the fifth issuer and the note trustee, the sixth intercompany loan agreement entered into on May 21, 2003, as amended from time to time, among Funding, the sixth issuer and the note trustee, the seventh intercompany loan agreement entered into on September 24, 2003, as amended from time to time, among Funding, the seventh issuer and the note trustee, the eighth intercompany loan agreement entered into on January 28, 2004, as amended from time to time, among Funding, the

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

                  eighth issuer and the note trustee, the ninth intercompany loan agreement entered into on May 26, 2004, as amended from time to time, among Funding, the ninth issuer and the note trustee and any new intercompany loan agreement entered into from time to time, among Funding, a new issuer and the note trustee)

"INTERCOMPANY LOAN AGREEMENTS"

                  The intercompany loan agreement, each previous intercompany loan agreement and any new intercompany loan agreements


"INTERCOMPANY LOAN ENFORCEMENT NOTICE"

                  An enforcement notice served by the security trustee on Funding for the enforcement of the Funding security following the occurrence of an intercompany loan event of default



"INTERCOMPANY LOAN EVENT OF DEFAULT"

                  An event of default under the intercompany loan agreement and/or under any previous intercompany loan agreement and/ or under any new intercompany loan agreement

"INTERCOMPANY LOAN LEDGER"

                  A ledger maintained by the cash manager to record payments of interest and fees and repayments of principal made under the intercompany loan, each previous intercompany loan or any new intercompany loan

"INTEREST DETERMINATION DATE"

                  (a) in respect of the dollar notes and any interest period for which the applicable rate of interest shall apply, means the date which is two London business days before the first day of such interest period;

                  (b) in respect of the euro notes and any interest period for which the applicable rate of interest shall apply, means the date which is two TARGET business days before the first day of such interest period; and

                  (c) in respect of the sterling notes and any interest period for which the applicable rate of interest shall apply, means in respect of the first interest period, the closing date, and in respect of each subsequent interest period, the first day of such interest period

"INTEREST PERIOD" (i)    in respect of interest payments made in respect
                         of the notes (other than the series 3 class A2 notes), the period from (and including) a payment date (or in respect of the first interest period the closing date) to (but excluding) the next following (or first) payment date;

                    (ii) subject to  paragraph  (iii),  in  respect of  interest payments made in respect of the series 3 class A2 notes, (a) the period from (and including) the closing date to (but excluding) the 20th day of September 2005;
                         (b) on and after 20th September 2005, the annual period from (and including) the 20th of September in each year to (but excluding) the 20th of September in the following year; and (c) on and from the payment date in respect of the series 3 class A2 notes falling in September 2011, the interest period for the series 3 class A2 notes will be the period from (and including) the immediately

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

                         preceding payment date (or in respect of the first such interest period, September 20, 2011) to (but excluding) the next following payment date;

                   (iii) in  relation  to the series 3 class A2 notes, where a trigger event occurs and/or the Funding security and/or the issuer security is enforced prior to the payment date in September 2011:

                    (a) the then current interest period for the series 3 class A2 notes shall be the period from (and including) the immediately preceding 20th day of September (or, if applicable, the closing date) to (but excluding), if a trigger event has occurred, the next payment date, or, if the Funding security and/or the issuer security has been enforced, the date of such enforcement, and

                    (b) thereafter, the interest period for the series 3 class A2 notes shall be the period from (and including) the end of the current interest period to (but excluding) the next following payment date and, thereafter, each quarterly period calculated in accordance with paragraph (i) above

"INTEREST RATE SWAP"

                  The swap documented under the interest rate swap agreement in respect of the series 3 class A2 notes as described further under "THE SWAP AGREEMENTS -- THE INTEREST RATE SWAP"


"INTEREST RATE SWAP AGREEMENT"

                  The ISDA master agreement, schedule thereto and confirmation thereunder relating to the interest rate swap to be entered into on or about the closing date, and any credit support annex or other credit support document entered into at any time, as amended from time to time, among the issuer, the interest rate swap provider and the note trustee and/or any credit support provider and includes any additional and/or replacement interest rate swap agreement entered into by the issuer from time to time in connection with the notes


"INTEREST RATE SWAP PROVIDER"

                  UBS Limited and/or, as applicable, any other interest rate swap provider appointed from time to time in accordance with the transaction documents


"INTEREST RATE SWAP PROVIDER DEFAULT"

                  The occurrence of an event of default or a downgrade termination event (as defined in the interest rate swap agreement) where the interest rate swap provider is the defaulting party or the affected party (as defined in the interest rate swap agreement)


"INTERIM CALCULATION PERIOD"

                  The meaning given to it on page 157


"INVESTMENT PLAN"

                  For an interest-only loan, a repayment mechanism selected by the borrower and intended to provide sufficient funds to redeem the full principal of a mortgage loan at maturity

"IRS"

                  The US Internal Revenue Service

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


"ISA"

                  An individual savings account within the Individual Savings Account Regulations 1998 (as amended) and which shelters investments in the account from income Tax or capital gains tax

"ISSUER"

                  Granite Mortgages 04-3 plc and/or, if the context specifically requires, any previous issuer and/or any new issuer

"ISSUER ACCOUNT BANK"

                  Citibank, N.A., acting through its London branch at 5 Carmelite Street, London EC4Y 0PA or any other authorized entity as the issuer may choose with the prior written approval of the note trustee


"ISSUER ALLOCABLE PRINCIPAL RECEIPTS"

                  The meaning given to it on page 197


"ISSUER ALLOCABLE REVENUE RECEIPTS"

                  The meaning given to it on page 182


"ISSUER AVAILABLE PRINCIPAL RECEIPTS"

                  The meaning given to it on page 202


"ISSUER ARREARS TEST"

                  The meaning given to it on page 206


"ISSUER AVAILABLE REVENUE RECEIPTS"

                  The meaning given to it on page 189


"ISSUER BANK ACCOUNT AGREEMENT"

                  The bank account agreement to be entered into on or about the closing date, as amended from time to time, among the issuer, the issuer cash manager, the issuer account bank and the note trustee

"ISSUER CASH MANAGEMENT AGREEMENT"

                  The issuer cash management agreement to be entered into on or about the closing date, as amended from time to time, among the issuer cash manager, the issuer and the note trustee, as described further in "CASH MANAGEMENT FOR THE ISSUER"

"ISSUER CASH MANAGER"

                  Northern Rock or such other person or persons for the time being acting, under the issuer cash management agreement, as agent for the issuer and (following enforcement of the issuer security) the note trustee for the purposes of, inter alia, managing all cash transactions and maintaining certain ledgers on behalf of the issuer and (following enforcement of the issuer security) the note trustee

"ISSUER DEED OF CHARGE"

                  The deed of charge to be entered into on the closing date, as amended from time to time, between, among others, the issuer and the note trustee, under which the issuer charges the issuer security in favor of the issuer secured creditors, as described further under "SECURITY FOR THE ISSUER'S OBLIGATIONS"

"ISSUER LIQUIDITY RESERVE FUND"

                  The liquidity reserve fund in Funding's name which Funding will be required to establish if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the notes will not be adversely affected) and, if the context so requires, any liquidity reserve fund required to be established by Funding with respect to any other issuer. The issuer liquidity reserve fund, if any, will be funded up to the issuer liquidity reserve required amount

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


"ISSUER LIQUIDITY RESERVE LEDGER"

                  A ledger maintained by the cash manager to record the balance from time to time of the issuer liquidity reserve fund, if any and, if the context so requires, any ledger maintained by Funding with respect to the issuer liquidity reserve fund of any other issuer



"ISSUER LIQUIDITY RESERVE REQUIRED AMOUNT"

                  The meaning given to it on page 225


"ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS"

                  The provisions and the order of priority set out in a schedule to the issuer deed of charge in which all issuer available revenue receipts, issuer available principal receipts and all other monies, income, receipts and recoveries of the issuer or the note trustee or any receiver of the issuer security are to be applied following service of a note enforcement notice or otherwise following an enforcement of the issuer security which on the closing date will be as described under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS AND ISSUER AVAILABLE REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY"

"ISSUER PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS"

                  The provisions and the order of priority of payments set out in a schedule to the issuer cash management agreement in which the issuer available principal receipts will be applied until enforcement of the issuer security, which on the closing date will be as described under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY AND/OR OCCURRENCE OF A TRIGGER EVENT"

"ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"

                  The provisions and the order of priority of payments set out in a schedule to the issuer cash management agreement in which the issuer available revenue receipts will be applied until enforcement of the issuer security, which on the closing date will be as described under "CASHFLOWS -- DISTRIBUTION OF ISSUER AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY"

"ISSUER PRINCIPAL DEFICIENCY LEDGER"

                  The ledger maintained by the issuer cash manager in the name of the issuer which will be established on the closing date and will be sub-divided into subledgers corresponding to the classes of notes issued by the issuer in order to record losses allocated to the intercompany loan of the issuer which are to be applied to the notes or the application of issuer available principal receipts of the issuer in paying interest on the notes and certain amounts ranking in priority thereto in accordance with the issuer pre-enforcement revenue priority of payments or the application by Funding of issuer allocable principal receipts of the issuer to fund or replenish any issuer liquidity reserve fund (if any) of the issuer and, if the context so requires, any such ledger maintained with respect to any other issuer)

"ISSUER PRIORITY OF PAYMENTS"

                  A relevant issuer pre-enforcement revenue priority of payments, the issuer pre-enforcement principal priority of payments and the issuer post-enforcement priority of payments

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

"ISSUER RESERVE FUND"

                  A reserve fund established in the name of Funding on the closing date up to an amount not exceeding the issuer reserve required amount, as further described under "CREDIT STRUCTURE-ISSUER RESERVE FUND"

"ISSUER RESERVE LEDGER"

                  A ledger maintained by the cash manager in the name of Funding to record the balance from time to time of the issuer reserve fund


"ISSUER RESERVE REQUIRED AMOUNT"

                  An amount equal to [GBP]48,000,000 in respect of the issuer reserve fund, [GBP]20,000,000 in respect of the issuer reserve fund of each of the first issuer and the second issuer, [GBP]34,372,240 in respect of the issuer reserve fund of the third issuer, [GBP]39,000,000 in respect of the issuer reserve fund of the fourth issuer, [GBP]45,000,000 in respect of the issuer reserve fund of the fifth issuer, [GBP]35,000,000 in respect of the issuer reserve fund of the sixth issuer, [GBP]33,400,000 in respect of the issuer reserve fund of the seventh issuer, [GBP]60,000,000 in respect of the issuer reserve fund of the eighth issuer, [GBP]44,900,000 in respect of the issuer reserve fund of the ninth issuer and, in respect of any new issuer, such amount as may be acceptable to the rating agencies at the relevant time


"ISSUER RESERVE REQUIREMENT"

                  The meaning given to it on page 206

"ISSUER SECURED CREDITORS"

                  The note trustee (and any receiver appointed under the issuer deed of charge), the swap providers, the corporate services provider in respect of the issuer, the issuer account bank, the issuer cash manager, the paying agents, the agent bank, the transfer agent, the registrar and the noteholders

"ISSUER SECURITY"

                  The mortgages, charges, assignments, pledges and/or any other security created by the issuer under the issuer deed of charge in favor of the note trustee for the benefit of the issuer secured creditors

"ISSUER TRANSACTION ACCOUNT"

                  The day to day bank accounts of the issuer, held with the issuer account bank and comprising the issuer transaction dollar account, the issuer transaction euro account and the issuer transaction sterling account as at the closing date or that may be opened, with the prior approval of the note trustee, after the closing date


"LEAD UNDERWRITERS"

                  Deutsche Bank Securities Inc., Lehman Brothers Inc. and UBS Limited


"LENDING CRITERIA"

                  The lending criteria of the seller, or that other criteria as would be acceptable to a reasonable, prudent mortgage lender

"LIBOR"

                  The London Interbank Offered Rate for deposits in the relevant currency, as determined by the agent bank on the following basis:

                  (1) on the applicable interest determination date the agent bank will determine the offered quotation to leading banks for deposits in the relevant currency for a period equal to the relevant period.

                         This will be determined by reference to the display as quoted on the Dow Jones/Telerate Page No. 3750. If the Dow Jones/Telerate Page No. 3750

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

                         stops providing these quotations, the replacement page for the purposes of displaying this information will be used. If the replacement page stops displaying the information, another service as determined by the issuer with the approval of the note trustee will be used.

                         In each of these cases, the determination will be made as at or about 11:00 a.m., London time, on that date. This is called the screen rate.

                  (2) if on any of these interest determination dates the screen rate is unavailable, the agent bank will:

                         request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for deposits in the relevant currency of the equivalent amount, and for a time equal to the relevant period, in the London interbank market as at or about 11:00 a.m. (London time); and

                         calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                  (3) if on any of these interest determination dates the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that period will be the arithmetic mean of the quotations as calculated in (2); and

                  (4) if fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide these quotations and the relevant rate for that period will be the arithmetic mean of the quotations as calculated in (2). If none of these banks agree, then the relevant rate for that period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"LLOYDS TSB"

                  Lloyds TSB Bank plc acting through its office at City Office, Bailey Drive, Gillingham Business Park, Kent ME8 0LS, England

"LLOYDS TSB COLLECTION ACCOUNT"

                  The account of the administrator held at Lloyds TSB as may be utilized from time to time for the purpose of collecting amounts which are paid to the seller on the mortgage loans and/or the related security

"LONDON BUSINESS DAY"

                  A day (other than a Saturday, Sunday or public holiday) on which banks are generally open for business in London

"LONDON STOCK EXCHANGE"

                  London Stock Exchange plc

"LOSSES"

                  The realized losses experienced on the mortgage loans in the mortgage portfolio

"LOSSES LEDGER"

                  The ledger created and maintained by the cash manager under the cash management agreement to record the losses on the mortgage portfolio

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

"LTV RATIO" or "LOAN TO VALUE RATIO"

                  In respect of any mortgage loan assigned to the mortgages trust, the ratio of the outstanding balance of such mortgage loan to the value of the mortgaged property securing such mortgage loan; and in respect of the seller's decision as to whether to make a mortgage loan to a prospective borrower and for purposes of determining whether a MIG policy is necessary in connection with a mortgage loan, the ratio of the outstanding balance of such mortgage loan to the lower of the purchase price or valuation of the mortgaged property securing such mortgage loan as determined by the relevant valuation by the seller

"LTV TESTS"

                  Two tests which assign a credit enhancement value (I) to each mortgage loan in the mortgage portfolio based on its current LTV ratio and the amount of mortgage indemnity cover on that mortgage loan, and (ii) calculated to include any related unsecured portion of a mortgage loan in respect of the Together product based on its current LTV ratio and the amount of mortgage indemnity cover on that mortgage loan. The weighted average credit enhancement value for the mortgage portfolio is then determined

"MANAGERS"

                  Barclays Bank PLC, Credit Suisse First Boston (Europe) Limited, Deutsche Bank AG London, ING Belgium SA/NV, Lehman Brothers International (Europe) and UBS Limited


"MANDATE HOLDERS"

                  The meaning given to it on page 107


"MASTER DEFINITIONS SCHEDULE"

                  Together, the master definitions schedule dated March 26, 2001, as amended from time to time, and the issuer master definitions schedule to be dated the closing date, as amended from time to time, which are schedules of definitions used in the transaction documents

"MIG POLICIES"

                  The mortgage indemnity guarantee policies on certain of the mortgage loans which are intended to cover losses which may be incurred following repossession and sale of a mortgaged property from a borrower, and which were issued by NORMIC


"MINIMUM SELLER SHARE"

                  An amount included in the seller share which is calculated in accordance with the mortgages trust deed and which, as at the closing date, is approximately [GBP]1,203 million as further described under "THE MORTGAGES TRUST"


"MONEY MARKET NOTES"

                  For any issuer, any series and/or class of notes issued by such issuer that are designated as "MONEY MARKET NOTES"

"MONTHLY PAYMENT"

                  For any mortgage loan, the amount a borrower is required to pay on a monthly payment date

"MONTHLY PAYMENT DATE"

                  For any mortgage loan, the date in each month on which the relevant borrower is required to make a payment of interest and, if applicable, principal, for that mortgage loan, as required by the applicable mortgage conditions

"MOODY'S"

                  Moody's Investors Services Limited, including any successor to its rating business

"MORTGAGE"        (1)    For any mortgage loan in the mortgage portfolio (other
                         than personal secured loans), the first priority charge by way of legal mortgage (in relation to English mortgage loans) or first priority standard

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

                         security (in relation to Scottish mortgage loans), in each case which secures the repayment of that mortgage loan including the mortgage conditions applicable to it; and

                  (2) for any personal secured loan in the mortgage portfolio, the second or lower ranking charge by way of legal mortgage (in relation to English mortgage loans) or standard security (in relation to Scottish mortgage loans) over the same property that secures the relevant borrower's existing mortgage loan, in each case which secures the repayment of that personal secured loan including the mortgage conditions applicable to it


"MORTGAGE ACCOUNT"

                  As the context requires, either (1) all mortgage loans secured on the same mortgaged property and thereby forming a single mortgage account or (2) an account maintained by the administrator in respect of a particular mortgage loan to record all amounts due in respect of that mortgage loan (whether by way of principal, interest or otherwise) and all amounts received in respect thereof



"MORTGAGE CONDITIONS"

                  For any mortgage loan, the terms and conditions applicable to that mortgage loan and its related security as set out in the seller's relevant "MORTGAGE CONDITIONS" booklet and the seller's relevant general conditions, and in relation to each as from time to time varied by the relevant mortgage loan agreement and the relevant mortgage deed

"MORTGAGE DEED"

                  In respect of any mortgage, the deed creating that mortgage including, unless the context otherwise requires, the mortgage conditions applicable to that mortgage

"MORTGAGE LOAN"

                  Any mortgage loan (including, for the avoidance of doubt, any personal secured loan) and any permitted replacement mortgage loan which is assigned by the seller to the mortgages trustee from time to time under the terms of the mortgage sale agreement and referenced by its mortgage loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that mortgage loan (or permitted replacement mortgage loan, as applicable) under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"MORTGAGE LOAN FILES"

                  For each mortgage loan, the file or files (including files kept in microfiche format or similar electronic data retrieval system) containing correspondence between the borrower and the seller and including the mortgage documentation applicable to that mortgage loan, each letter of offer for that mortgage loan and other relevant documents

"MORTGAGE PORTFOLIO"

                  The initial mortgage portfolio, the further mortgage portfolios and the additional assigned mortgage portfolio as it is constituted as of any date of determination since August 23, 2004, taking account of, among other things, amortization of mortgage loans in that portfolio and the addition and/or

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

                  removal of any mortgage loans to or from that portfolio as of such date of assignment of the additional assigned mortgage portfolio

"MORTGAGE RELATED SECURITY"

                  As defined in the United States Secondary Mortgage Markets Enhancement Act 1984, as amended

"MORTGAGE SALE AGREEMENT"

                  The mortgage sale agreement entered into on March 26, 2001, as amended from time to time, among the seller, the mortgages trustee, Funding and the security trustee regarding the assignment of the mortgage portfolio to the mortgages trustee including any documents ancillary thereto, and as further described under "ASSIGNMENT OF THE MORTGAGE LOANS AND THEIR RELATED SECURITY"


"MORTGAGED PROPERTY"

                  For any mortgage loan, the freehold or leasehold property in England and Wales or (as applicable) the heritable or long leasehold property in Scotland and (in each case) all rights and security attached or appurtenant or related thereto and all buildings and fixtures on the property which are subject to the mortgage securing repayment of that mortgage loan


"MORTGAGEE"

                  For any mortgage loan, the person for the time being who is entitled to exercise the rights of the mortgagee or (in Scotland) heritable creditor under the relevant mortgage securing repayment of that mortgage loan

"MORTGAGES"

                  The mortgages contained in the mortgage portfolio

"MORTGAGES TRUST"

                  The bare trust of the trust property as to both capital and income, held by the mortgages trustee on trust absolutely for Funding (as to the Funding share) and the seller (as to the seller share) under the mortgages trust deed so that each beneficiary has an undivided beneficial interest in it


"MORTGAGES TRUST ALLOCATION OF REVENUE RECEIPTS"

                  The order of priority for applying mortgages trustee available revenue receipts as set forth on page 165


"MORTGAGES TRUST DEED"

                  The mortgages trust deed entered into on March 26, 2001, as amended from time to time, among the mortgages trustee, Funding, the seller and the corporate services provider

"MORTGAGES TRUSTEE"

                  Granite Finance Trustees Limited


"MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS"

                  The meaning given to it on page 164


"MORTGAGES TRUSTEE BANK ACCOUNTS"

                  The mortgages trustee GIC account and the mortgages trustee transaction account

"MORTGAGES TRUSTEE GIC ACCOUNT"

                  The account in the name of the mortgages trustee held at Northern Rock and maintained subject to the terms of the mortgages trustee guaranteed investment contract and the bank account agreement or any additional or replacement account as may for the time being be in place with the prior consent of the Funding, the seller and the security trustee

"MORTGAGES TRUSTEE GIC PROVIDER"

                  Northern Rock or any other person or persons as are for the time being the mortgages trustee GIC provider under the mortgages trustee guaranteed investment contract

"MORTGAGES TRUSTEE GUARANTEED INVESTMENT CONTRACT"

                  The guaranteed investment contract entered into on May 26, 2004, as amended, restated, supplemented or otherwise modified from time to time, among Funding, the Funding

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                  GIC provider and others, in each case under which the
                  previous mortgages trustee GIC provider or the mortgages trustee GIC provider, as applicable, has agreed to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account

"MORTGAGES TRUSTEE PRINCIPAL PRIORITY OF PAYMENTS"

                  The order in which the cash manager applies principal receipts on the mortgage loans on each distribution date to each of Funding and the seller, as set out in "THE MORTGAGES TRUST"


"MORTGAGES TRUSTEE PRINCIPAL RECEIPTS"

                  On any distribution date, any mortgages trustee retained principal receipt plus the principal receipts received by the mortgages trustee in the immediately preceding trust calculation period which may be distributed by the mortgages trustee

"MORTGAGES TRUSTEE RETAINED PRINCIPAL RECEIPTS"

                  The meaning given to it on page 169


"MORTGAGES TRUSTEE REVENUE PRIORITY OF PAYMENTS"

                  The order in which the cash manager applies the mortgages trustee available revenue receipts on each distribution date, as set out in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE TRANSACTION ACCOUNT"

                  The account in the name of the mortgages trustee held at the account bank and maintained subject to the terms of the bank account agreement or any additional or replacement bank account of the mortgages trustee as may for the time being be in place with the prior consent of the security trustee

"N(M)"

                  The meaning given to it on page 57

"NEW BASEL CAPITAL ACCORD"

                  The meaning given to it on page 62

"NEW INTERCOMPANY LOAN AGREEMENT"

                  A new intercompany loan agreement entered into between Funding and a new issuer in relation to a new intercompany loan

"NEW INTERCOMPANY LOANS"

                  Intercompany loans made to Funding by new issuers under new intercompany loan agreements

"NEW ISSUER"

                  A new wholly-owned subsidiary of Funding that is not established as at the closing date and which, if established, will issue new notes and make a new intercompany loan to Funding

"NEW MORTGAGE LOANS"

                  Mortgage loans, other than the mortgage loans assigned on or before the closing date, which the seller may assign, from time to time, to the mortgages trustee under the terms of the mortgage sale agreement

"NEW MORTGAGE PORTFOLIO"

                  Any portfolio of new mortgage loans, the mortgages and new related security, any accrued interest and any other amounts, proceeds, powers, rights, benefits and interests derived from the new mortgage loans and/or the new related security, in each case which are to be assigned by the seller to the mortgages trustee after the closing date under the mortgage sale agreement but excluding any mortgage loan and its related security which has been redeemed in full on or before the relevant assignment date

"NEW NOTES"

                  The notes issued by the new issuers to investors

"NEW RELATED SECURITY"

                  The security for the new mortgage loans (including the mortgages) which the seller may assign to the mortgages trustee under the mortgage sale agreement

"NEW TRUST PROPERTY"

                  As at any assignment date after the closing date, any and all new mortgage portfolios assigned by the seller to the mortgages trustee on an assignment date, or as at any distribution date, any and all new mortgage portfolios assigned by the seller to the mortgages trustee during the immediately preceding trust calculation period


"NEW YORK BUSINESS DAY"

                  A day (other than a Saturday, Sunday or public holiday) on which banks are generally open for business in the city of New York


"NINTH ISSUER"

                  Granite Mortgages 04-2 plc

"NINTH ISSUER NOTES"

                  The notes issued by the ninth issuer on May 26, 2004

"NINTH ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on May 26, 2004 between the ninth issuer and Funding


"NON-ASSET TRIGGER EVENT"

                  The meaning given to it on page 166


"NON-CASH RE-DRAW"

                  An authorized underpayment or a payment holiday under a flexible mortgage loan included in the mortgages trust, which will result in the seller being required to pay to the mortgages trustee an amount equal to the unpaid interest associated with that authorized underpayment or payment holiday

"NON-PERFORMING MORTGAGE LOAN"

                  A mortgage loan that is in arrears and for which the related borrower has not made any payment within any of the three consecutive calendar months prior to the date of determination

"NORMIC"

                  Northern Rock Mortgage Indemnity Company Limited

"NORTHERN ROCK"

                  Northern Rock plc

"NOTE CERTIFICATES"

                  The global note certificates and the individual note certificates

"NOTE ENFORCEMENT NOTICE"

                  An enforcement notice served by the note trustee for the enforcement of the issuer security following a note event of default under the notes

"NOTE EVENT OF DEFAULT"

                  An event of default under the provisions of the notes

"NOTE PRINCIPAL PAYMENT"

                  The amount of each principal payment payable on each note

"NOTE TRUSTEE"

                  The Bank of New York, acting through its office at 48th Floor, One Canada Square, London E14 5AL, or such other person for the time being acting as note trustee under the trust deed

"NOTEHOLDERS"

                  For the issuer, the holders of the class A notes, the class B notes, the class M notes and/or the class C notes of any series or, for any previous issuer or any new issuer, the holders for the time being of the notes issued by such previous issuer or new issuer, as the case may be

"NOTES"

                  Includes all of the class A notes, the class B notes, the class M notes and the class C notes or, in relation to any previous issuer or any new issuer, the notes issued by such previous issuer or new issuer, as the case may be

"NOTICE"

                  In case of notice being given to the noteholders, a notice duly given in accordance with the relevant conditions set forth in the notes


"NOTIONAL AMOUNT OF THE BASIS RATE SWAP"

                  The meaning given to it on page 234


"NRG"

                  Northern Rock (Guernsey) Limited

"OID"

                  Original issue discount

"OID REGULATIONS"

                  The US Treasury regulations relating to original issue discount


"OFFER CONDITIONS"

                  The terms and conditions applicable to a specific mortgage loan as set out in the relevant offer letter to the borrower


"OFFERED GLOBAL NOTE CERTIFICATES"

                  The series 1 global note certificates and the series 2 class A1 global note certificates

"OFFERED NOTES"

                  The dollar notes offered by this prospectus

"OFT"

                  Office of Fair Trading

"OMBUDSMAN"

                  The UK Financial Ombudsman Service

"OUTSTANDING AMOUNT"

                  Following enforcement of a mortgage loan, the amount outstanding on the payment of that loan after deducting money received under the applicable MIG policy

"OUTSTANDING PRINCIPAL BALANCE"

                  For any note, the unpaid principal amount of that note, and for any intercompany loan, the unpaid principal balance of that intercompany loan

"OVERPAYMENTS LEDGER"

                  The ledger created and maintained by the cash manager to record overpayments received by the mortgages trustee on the mortgage loans

"PAYING AGENT AND AGENT BANK AGREEMENT"

                  The paying agent and agent bank agreement entered into on or about the closing date, as amended from time to time, among the issuer, the principal paying agent, the paying agents, the transfer agent, the registrar and the agent bank

"PAYING AGENTS"

                  The principal paying agent and the US paying agent

"PAYMENT DATE"

                  (i) with respect to the notes of any group 1 issuer (other than as set forth in clause (ii)), the 20th day of January, April, July and October of each year, (ii) with respect to the series 2 class C1 notes and the series 3 class A notes of the sixth issuer only, the 20th day of July in each year up to and including the earlier of the (A) payment date in July 2010, (B) the occurrence of a trigger event or (C) the enforcement of the issuer security, and thereafter the 20th day of January, April, July and October of each year, (iii) with respect to the notes of any group 2 issuer (other than as set forth in clause (iv)), the 20th of March, June, September and December of each year and (iv) with respect to the series 3 class A2 notes of the issuer only, the 20th day of September in each year up to and including the earlier of the (A) payment date in September 2011, (B) the occurrence of a trigger event or (C) the enforcement of the Funding security and/or the issuer security, and thereafter the 20th day of March, June, September and December of each year, beginning with the first such date to occur following such earliest event to occur (or, in each case, if such day is not a business day, the next succeeding business day)

"PAYMENT HOLIDAY"

                  The meaning given to it on page 102


"PERMITTED PRODUCT SWITCH"

                  The exchange by a borrower of its then current mortgage loan product for a different mortgage loan product offered by the seller, which may be made only if the new mortgage loan for which the prior mortgage loan is to be exchanged is a permitted replacement mortgage loan


"PERMITTED REPLACEMENT MORTGAGE LOAN"

                  The meaning given to it on page 147


"PENSION PLAN"

                  A financial plan arranged by a borrower to provide for that borrower's expenses during retirement

"PERSONAL SECURED LOANS"

                  A mortgage loan for unrestricted purposes offered to borrowers with existing mortgage loans (other than a personal secured loan) from the seller which is secured on the same property which secures the borrowers' existing mortgage loan. Some personal secured loans permit the borrower to make further draws up to the fixed amount of credit extended under the mortgage conditions at the inception of the personal secured loan.

"PFIC"

                  A passive foreign investment company as more fully described under "MATERIAL UNITED STATES TAX CONSEQUENCES"


"PLANS"

                  The meaning given to it on page 304


"POST-ENFORCEMENT CALL OPTION AGREEMENT"

                  The agreement entered into on or about the closing date, as amended from time to time, under which the note trustee agrees on behalf of the noteholders, that in specified circumstances, GPCH Limited may call for the notes to be transferred to it

"POST-ENFORCEMENT CALL OPTION HOLDER"

                  GPCH Limited

"PREVIOUS FUNDING GIC PROVIDER"

                  Lloyds TSB Bank plc acting through its office at Financial Markets Division, 25 Monument Street, London EC3R 8BQ as the Funding GIC provider under any applicable Funding (Issuer) guaranteed investment contract

"PREVIOUS INTERCOMPANY LOAN"

                  Each of the intercompany loans made by the previous issuers to Funding on or subsequent to the initial closing date (but prior to the closing date), as amended from time to time, under the relevant previous intercompany loan agreement, as described under "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"PREVIOUS INTERCOMPANY LOAN AGREEMENT"

                  Each of the intercompany loan agreements entered into on or subsequent to the initial closing date (but prior to the closing date), as amended from time to time, among others, Funding, the applicable previous issuer and such previous issuer's note trustee

"PREVIOUS ISSUERS"

                  Each of the first issuer, the second issuer, the third issuer, the fourth issuer, the fifth issuer, the sixth issuer, the seventh issuer, the eighth issuer and the ninth issuer as described under "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"PREVIOUS MORTGAGES TRUSTEE GIC PROVIDER"

                  Lloyds TSB Bank plc acting through its office at Financial Markets Division, 25 Monument Street, London EC3R 8BQ as the mortgages trustee GIC provider under the applicable mortgages trustee guaranteed investment contract

"PREVIOUS NOTES"

                  The notes issued by the previous issuers, as described under "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"PREVIOUS START UP LOAN AGREEMENTS"

                  Each of the start up loan agreements entered into on or subsequent to the initial closing date (but prior to the closing date), as amended from time to time, between Funding, the start up loan provider and the security trustee

"PRINCIPAL AMOUNT OUTSTANDING"

                  For each class of notes and as of any date of determination, the initial principal amount of such class of notes less (in each case) the aggregate amount of all principal payments in respect of such notes that have been paid since the closing date and on or prior to that determination date

"PRINCIPAL LEDGER"

                  The ledger maintained by the cash manager on behalf of the mortgages trustee under the cash management agreement to record any mortgages trustee retained principal receipts plus principal receipts on the mortgage loans and payments of principal from the mortgages trustee GIC account to Funding and the seller on each distribution date. Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee in the mortgages trustee bank accounts

"PRINCIPAL PAYING AGENT"

                  Citibank, N.A., acting through its London branch at 5 Carmelite Street, London EC4Y 0PA, or such other person for the time being acting as principal paying agent under the paying agent and agent bank agreement

"PRINCIPAL RECEIPTS"

                  Any payment in respect of principal received in respect of any mortgage loan, whether as all or part of a monthly payment, on redemption (including partial redemption), on enforcement or on the disposal of that mortgage loan or otherwise (including payments pursuant to any insurance policy) and which may include the amount of any overpayment in respect of any non-flexible mortgage loan, but only to the extent permitted by the mortgages trust deed, and which may also include the amount of any further contribution made by Funding from time to time

"PRODUCT SWITCH"

                  Any variation in the mortgage conditions (other than a permitted product switch) applicable to any mortgage loan which may be offered by the seller or (in limited circumstances) the administrator from time to time

"PROPERTIES IN POSSESSION POLICY"

                  The insurance policy issued by AXA General Insurance Limited which provides the seller with rebuilding insurance when the seller takes possession of a property from a default borrower


"PROSPECTUS"

                  This prospectus dated September 16, 2004 relating to the issue of the dollar notes


"RATING"

                  Any rating assigned by the rating agencies to the notes or new notes

"RATING AGENCIES"

                  Moody's, Standard & Poor's and Fitch

"REAL PROPERTY"

                  Freehold or leasehold property in England and Wales and heritable or long leasehold property in Scotland, and any estate or interest therein, and any reference to "REAL PROPERTY" includes a reference to all rights and security from time to time attached, appurtenant or related thereto and all buildings and fixtures from time to time thereon

"REASONABLE, PRUDENT MORTGAGE LENDER"

                  A reasonably prudent prime residential mortgage lender lending to borrowers in England, Wales and Scotland who generally satisfy the lending criteria of traditional sources of residential mortgage capital

"RECEIVER"

                  A receiver appointed by the note trustee under the issuer deed of charge and/or the security trustee under the Funding deed of charge


"RECOGNISED STOCK EXCHANGE"

                  The meaning given to it on page 296


"RECORD DATE"

                  The fifteenth day before the due date for any payment on the notes

"RE-DRAW"

                  Either a cash re-draw or a non-cash re-draw

"RE-DRAWS LEDGER"

                  The ledger maintained by the cash manager in the name of the mortgages trustee under the cash management agreement to record re-draws on flexible mortgage loans from time to time and will be sub-divided into two subledgers to record cash redraws and non-cash re-draws

"REFERENCE BANKS"

                  On the closing date, the London office of each of the following banks: ABN Amro Bank NV, Barclays Bank plc, Citibank, N.A. and The Royal Bank of Scotland plc

"RE-FIXED MORTGAGE LOAN"

                  As at any given date, a mortgage loan which on or before that date had been a fixed rate mortgage loan but the fixed period had come to an end, but as at or before that given date, the interest charged under that mortgage loan was again fixed for another fixed period by the seller or the administrator, as the case may be (following an election by the borrower) in accordance with the original terms of the fixed rate mortgage loan

"REGISTER"

                  The register of noteholders kept by the registrar and which records the identity of each noteholder and the number of notes which each noteholder owns

"REGISTERED LAND"

                  Land in England and Wales, title to which is registered at H.M. Land Registry

"REGISTRAR"

                  Citibank, N.A., acting through its London branch at 5 Carmelite Street, London EC4Y 0PA

"REGULATED MORTGAGE CONTRACT"

                  The meaning given to it on page 57

"REINSTATEMENT"

                  For a mortgaged property that has been damaged, repairing or rebuilding that mortgaged property to the condition that it was in before the occurrence of the damage

"RELATED SECURITY"

                  The security for the repayment of a mortgage loan including the relevant mortgage and all other matters applicable to the mortgage loan, acquired as part of the mortgage portfolio assigned to the mortgages trustee

"RELEVANT DEPOSIT AMOUNT"

                  The sum of the following:

                  (a)    either:

                  (i) prior to the step-up date in respect of any notes (pursuant to the terms and conditions thereof) or if the step-up date has occurred in respect of any notes (pursuant to the terms and conditions thereof) and the option to redeem any notes has been exercised by the applicable issuer, an amount equal to:

                         the Funding share of the trust property (as most recently calculated)/the Funding share of the trust property on the closing date x the outstanding balance in the Funding reserve fund plus the outstanding balance in the issuer reserve fund (each as most recently calculated); or

                  (ii) if an issuer does not exercise its option to redeem its notes on the relevant step-up date pursuant to the terms and conditions thereof, an amount equal to:

                         the Funding share of the trust property (as most recently calculated)/the Funding share of the trust property on the closing date x the outstanding balance in the Funding reserve fund plus the outstanding balance in the issuer reserve fund (each as most recently calculated) x 2;

                  (b) any amounts standing to the credit of the Funding GIC account which will be applied on the next following payment date to pay amounts due under any intercompany loan which in turn will result in any notes having ratings of "AAA", "AA" or "A-1+" from Standard & Poor's to be redeemed in whole or in part;

                  (c) any amounts standing to the credit of the mortgages trustee GIC account which will be distributed to Funding on the next following distribution date and which will be applied by Funding on the next following payment date to pay amounts due under any intercompany loan which in turn will result in any notes having ratings of "AAA", "AA" or "A-1+" from Standard & Poor's to be redeemed in whole or in part; and

                  (d) any other amounts standing to the credit of accounts maintained by the mortgages trustee, Funding or any issuer with a bank and which would otherwise be required by Standard & Poor's to be rated "A-1+";

                         less any amounts invested in authorized investments or maintained in accounts at a bank rated at least "A-1+" by Standard & Poor's

"RELEVANT ISSUERS"

                  The issuer, the previous issuers and any new issuers, as the case may be

"RELEVANT DISTRIBUTION DATE"

                  Each distribution date or the date on which the mortgage trust terminates

"REPAYMENT MORTGAGE LOAN"

                  A mortgage loan for which the borrower is under an obligation to the mortgagee to make monthly payments of principal so that the whole principal (in addition to interest) is repaid by the stated maturity date for that mortgage loan


"REVENUE LEDGER"

                  The ledger created and maintained by the cash manager on behalf of the mortgages trustee under the cash management agreement to record revenue receipts on the mortgage loans and interest from the mortgages trustee bank accounts and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller on each distribution date. Together the revenue ledger and the principal ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee bank accounts


"REVENUE RECEIPTS"

                  Any payment received in respect of any mortgage loan, whether as all or part of a monthly payment, on redemption (including partial redemption), on enforcement or on the disposal of that mortgage loan or otherwise (including payments pursuant to any insurance policy) which in any such case is not a principal receipt

"REVENUE SHORTFALL"

                  The deficiency of Funding available revenue receipts on a payment date over the amounts due by Funding under the Funding pre-enforcement revenue priority of payments, and the deficiency of issuer allocable revenue receipts on a payment date over the amounts due by that issuer under the issuer pre-enforcement revenue priority of payments, as the context requires

"SCOTTISH MORTGAGE"

                  For any mortgage loan in the mortgage portfolio, a standard security over a residential property in Scotland

"SCOTTISH MORTGAGE LOAN"

                  Each mortgage loan secured over a property located in Scotland

"S&P" and "STANDARD & POOR'S"

                  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., including any successor to its ratings business

"SEC"

                  The United States Securities and Exchange Commission

"SECOND ISSUER"

                  Granite Mortgages 01-2 plc

"SECOND ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on September 28, 2001 between the second issuer and Funding

"SECOND ISSUER NOTES"

                  The notes issued by the second issuer on September 28, 2001

"SECOND PRIORITY FUNDING DEED OF CHARGE"

                  The meaning given to it on page 29

"SECURED PROPERTY"

                  A mortgaged property situated in Scotland

"SECURITIES ACT"

                  The United States Securities Act of 1933, as amended

"SECURITY INTEREST" or "ENCUMBRANCE"

                  Any mortgage or sub mortgage, standard security, charge or sub charge (whether legal or equitable), encumbrance, pledge, lien, hypothecation, assignment by way of security or other security interest or title retention arrangement and any agreement, trust or arrangement having substantially the same economic or financial effect as any of the foregoing (other than a lien arising in the ordinary course of business or by operation of law)


"SECURITY TRUSTEE"

                  The Bank of New York, acting through its office at 48th Floor, One Canada Square, London E14 5AL, or any other persons and all other persons for the time being acting as the security trustee or security trustees under the Funding deed of charge



"SELLER"

                  Northern Rock plc


"SELLER ARRANGED INSURER"

                  The meaning given to it on page 111


"SELLER SHARE"

                  The current seller share of the trust property calculated in accordance with the formula set out on page 162


"SELLER SHARE EVENT"

                  The meaning given to it on page 167


"SELLER SHARE EVENT DISTRIBUTION DATE"

                  A distribution date on which a seller share event occurs

"SELLER SHARE PERCENTAGE"

                  The current seller share percentage of the trust property calculated in accordance with the formula set out on page 161

"SELLER'S POLICY"

                  The originating, lending and underwriting, administration, arrears and enforcement policies and procedures which are applied from time to time by the seller to mortgage loans and the security for their repayment which are beneficially owned solely by the seller and which may be amended by the seller from time to time


"SELLER'S STANDARD VARIABLE RATE"

                  The rate of interest set by the seller for variable rate mortgage loans as more fully described on page 99


"SERIES 1 CLASS A NOTES"

                  The series 1 class A1 notes, the series 1 class A2 notes and the series 1 class A3 notes

"SERIES 1 CLASS A1 DOLLAR CURRENCY SWAP"

                  The dollar currency swap with respect to the series 1 class A1 notes


"SERIES 1 CLASS A1 DOLLAR CURRENCY SWAP PROVIDER"

                  Barclays Bank PLC, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents

"SERIES 1 CLASS A1 NOTES"

                  The $981,400,000 series 1 class A1 floating rate notes due September 2025


"SERIES 1 CLASS A2 EURO CURRENCY SWAP"

                  The euro currency swap with respect to the series 1 class A2 notes


"SERIES 1 CLASS A2 EURO CURRENCY SWAP PROVIDER"

                  Citibank, N.A., acting through its London Branch, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 1 CLASS A2 NOTES"

                  The [e]494,000,000 series 1 class A2 floating rate notes due September 2028



"SERIES 1 CLASS A3 DOLLAR CURRENCY SWAP"

                  The dollar currency swap with respect to the series 1 class A3 notes


"SERIES 1 CLASS A3 DOLLAR CURRENCY SWAP PROVIDER"

                  Barclays Bank PLC, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 1 CLASS A3 NOTES"

                  The $1,248,100,000 series 1 class A3 floating rate notes due September 2044

"SERIES 1 CLASS B NOTES"

                  The $59,200,000 series 1 class B floating rate notes due September 2044


"SERIES 1 CLASS C DOLLAR CURRENCY SWAP"

                  The dollar currency swap with respect to the series 1 class C notes


"SERIES 1 CLASS C DOLLAR CURRENCY SWAP PROVIDER"

                  Barclays Bank PLC, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 1 CLASS C NOTES"

                  The $62,700,000 series 1 class C floating rate notes due September 2044



"SERIES 1 CLASS M DOLLAR CURRENCY SWAP"

                  The dollar currency swap with respect to the series 1 class M notes


"SERIES 1 CLASS M DOLLAR CURRENCY SWAP PROVIDER"

                  Barclays Bank PLC, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 1 CLASS M NOTES"

                  The $31,400,000 series 1 class M floating rate notes due September 2044



"SERIES 1 GLOBAL NOTE CERTIFICATES"

                  The global note certificates representing the series 1 notes

"SERIES 1 NOTES"

                  The series 1 class A1 notes, the series 1 class A2 notes, the series 1 class A3 notes, the series 1 class B notes, the series 1 class M notes and the series 1 class C notes

"SERIES 2 CLASS A NOTES"

                  The series 2 class A1 notes and the series 1 class A2 notes

"SERIES 2 CLASS A1 DOLLAR CURRENCY SWAP"

                  The dollar currency swap with respect to the series 2 class A notes


"SERIES 2 CLASS A1 DOLLAR CURRENCY SWAP PROVIDER"

                  Swiss Re Financial Products Corporation, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents



"SERIES 2 CLASS A1 GLOBAL NOTE CERTIFICATES"

                  The global note certificates representing the series 2 class A1 notes


"SERIES 2 CLASS A1 NOTES"

                  The $713,700,000 series 2 class A1 floating rate notes due September 2044



"SERIES 2 CLASS A2 EURO CURRENCY SWAP"

                  The euro currency swap with respect to the series 2 class A2 notes


"SERIES 2 CLASS A2 EURO CURRENCY SWAP PROVIDER"

                  Citibank, N.A., acting through its London Branch, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 2 CLASS A2 NOTES"

                  The [e]800,150,000 series 2 class A2 floating rate notes due September 2044



"SERIES 2 CLASS B EURO CURRENCY SWAP"

                  The euro currency swap with respect to the series 2 class B notes


"SERIES 2 CLASS B EURO CURRENCY SWAP PROVIDER"

                  Citibank, N.A., acting through its London Branch, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 2 CLASS B NOTES"

                  The [e]74,400,000 series 2 class B floating rate notes due September 2044


"SERIES 2 CLASS C EURO CURRENCY SWAP"

                  The euro currency swap with respect to the series 2 class C notes

"SERIES 2 CLASS C EURO CURRENCY SWAP PROVIDER"

                  Citibank, N.A., acting through its London Branch, and/ or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 2 CLASS C NOTES"

                  The [e]139,050,000 series 2 class C floating rate notes due September 2044


"SERIES 2 CLASS M EURO CURRENCY SWAP"

                  The euro currency swap with respect to the series 2 class M notes


"SERIES 2 CLASS M EURO CURRENCY SWAP PROVIDER"

                  Citibank, N.A., acting through its London Branch, and/or, as applicable, any other entity appointed from time to time in accordance with the transaction documents


"SERIES 2 CLASS M NOTES"

                  The [e]57,900,000 series 2 class M floating rate notes due September 2044


"SERIES 2 NOTES"

                  The series 2 class A1 notes, the series 2 class A2 notes, the series 2 class B notes, the series 2 class M notes and the series 2 class C notes



"SERIES 3 CLASS A NOTES"

                  The series 3 class A1 notes and the series 3 class A2 notes

"SERIES 3 CLASS A1 NOTES"

                  The [GBP]411,250,000 series 3 class A1 floating rate notes due September 2044


"SERIES 3 CLASS A2 NOTES"

                  The [GBP]600,000,000 series 3 class A2 fixed rate notes due September 2044


"SERIES 3 CLASS B NOTES"

                  The [GBP]54,350,000 series 3 class B floating rate notes due September 2044

"SERIES 3 CLASS C NOTES"

                  The [GBP]99,450,000 series 3 class C floating rate notes due September 2044

"SERIES 3 CLASS M NOTES"

                  The [GBP]42,250,000 series 3 class M floating rate notes due September 2044

"SERIES 3 NOTES"

                  The series 3 class A1 notes, the series 3 class A2 notes, the series 3 class B notes, the series 3 class M notes and the series 3 class C notes

"SEVENTH ISSUER"

                  Granite Mortgages 03-3 plc

"SEVENTH ISSUER NOTES"

                  The notes issued by the seventh issuer on September 24, 2003

"SEVENTH ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on September 24, 2003 between the seventh issuer and Funding

"SIGNIFICANT"

                  When we discuss ERISA considerations, a benefit plan investors' equity participation in the issuer would not be significant if, immediately after the most recent acquisition of any equity interest in the issuer, less than 25% of the value of each class of equity interests in the issuer -- excluding interests held by Funding -- is held by benefit plan investors

"SIXTH ISSUER"

                  Granite Mortgages 03-2 plc

"SIXTH ISSUER NOTES"

                  The notes issued by the sixth issuer on May 21, 2003

"SIXTH ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on May 21, 2003 between the sixth issuer and Funding

"SPECIAL REPAYMENT NOTES"

                  In relation to the second issuer, the [GBP]10,000,000 series 2 class D floating rate notes issued by the second issuer, in relation to the third issuer, the [GBP]15,000,000 series 2 class D notes issued by the third issuer and, in relation to any other issuer, any series and/or class of notes issued by such issuer that are either:

                  (a)    interest only notes; or

                  (b) notes, the outstanding principal balance of which is to be repaid solely from issuer available revenue receipts;

                         and that are designated as special repayment notes


"SRFP"

                  Swiss Re Financial Products Corporation


"STANDARD VARIABLE RATE"

                  The Northern Rock standard variable rate and/or the standard variable rate applicable to mortgage loans within the mortgages trust, as applicable


"STAND-BY ACCOUNT BANK"

                  In respect of the Funding GIC account and the mortgages trustee GIC account, Lloyds TSB Bank plc acting through the office at Financial Markets Division, 25 Monument Street, London EC3R 8BQ

"STAND-BY BANK ACCOUNT AGREEMENT"

                  The agreement, as amended from time to time, among the stand-by account bank, the cash manager, the mortgages trustee, Funding and the security trustee which governs the operation of the stand-by bank accounts

"STAND-BY GIC PROVIDER"

                  In respect of the Funding GIC account and the mortgages trustee GIC account, Lloyds TSB Bank plc acting through its office at Financial Markets Division, 25 Monument Street, London EC2R 8BQ



"STANDARD VARIABLE RATE MORTGAGE LOAN"

                  A mortgage loan which is subject to the standard variable rate

"START-UP LOAN" or "START-UP LOANS"

                  Each loan made by the start-up loan provider to Funding under each start-up loan agreement, and collectively, the "START-UP LOANS"

"START-UP LOAN AGREEMENT"

                  The agreement entered into on or about the closing date, as amended from time to time, between Funding, the start-up loan provider and the security trustee relating to the provision of the start-up loan to Funding or, in relation to any other issuer, the start-up loan agreement (if any) entered into by Funding, the relevant start-up loan provider and the security trustee on or about the closing date for such issuer's notes

"START-UP LOAN PROVIDER"

                  Northern Rock, in its capacity as provider of the start- up loans, or such other person who provides a start-up loan to Funding pursuant to a start-up loan agreement

"STEP-UP DATE"

                  The payment date in respect of an issuer on which the interest rate on the notes issued by such issuer increases by a predetermined amount following the payment made by such issuer on such payment date, which date in respect of (i) the issuer is the payment date occurring in (a) in respect of all of the notes (other than the series 1 class A1 notes), September 2011 and (b) in respect of the series 1 class A2 notes only, March 2006, (ii) the first issuer is the payment date occurring in January 2008, (iii) the second issuer is the payment date occurring in October 2006, (iv) the third issuer is the payment date occurring in April 2007, (v) the fourth issuer is the payment date occurring in January 2008, (vi) the fifth issuer is the payment date occurring in April
                  2008, (vii) the sixth issuer is the payment date occurring in July 2010, (viii) the seventh issuer is the payment date occurring in January 2009, (ix) the eighth issuer is the payment date occurring in March 2009 and (x) the ninth issuer is the payment date occurring in June 2011


"STERLING NOTES"

                  The meaning given to it on page 10


"SUBSCRIPTION AGREEMENT"

                  The subscription agreement relating to the sale of the euro notes and the sterling notes expected to be dated on or about September 16, 2004, among the issuer, Funding, the mortgages trustee, Deutsche Bank AG London, Lehman Brothers International (Europe), UBS Limited and the other managers


"SUBSIDIARY"

                  A subsidiary within the meaning of Section 736 of the United Kingdom Companies Act 1985, and unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the United Kingdom Companies Act 1985

"SWAP AGREEMENTS"

                  The basis rate swap agreement, the interest rate swap agreement, the dollar currency swap agreements and the euro currency swap agreements

"SWAP COLLATERAL"

                  At any time, any asset (including, without limitation, cash and/ or securities) which is paid or transferred by a swap provider to the issuer as collateral to secure the performance by such swap provider of its obligations under the relevant swap agreement together with any income or distributions received in respect of such asset and any equivalent of or replacement of such asset into which such asset is transformed

"SWAP COLLATERAL ACCOUNT"

                  An account opened in the name of the issuer for the purpose of holding swap collateral and maintained in accordance with the issuer cash management agreement

"SWAP COLLATERAL ANCILLARY DOCUMENT"

                  Any document (including, without limitation, any custodial agreement or bank account agreement but excluding the swap agreements, the issuer cash management agreement and the issuer deed of charge) as may be entered into by the issuer from time to time in connection with the swap collateral

"SWAP COLLATERAL AVAILABLE PRINCIPAL AMOUNT"

                  At any time, the amount of swap collateral which under the terms of the relevant swap agreement may be applied at that time in satisfaction of the relevant swap provider's obligations to the issuer to the extent that such obligations relate to payments to be made in connection with the issuer pre-enforcement principal priority of payments or the issuer post-enforcement priority of payments, as the case may be

"SWAP COLLATERAL AVAILABLE REVENUE AMOUNT"

                  At any time, the amount of swap collateral which under the terms of the relevant swap agreement may be applied at that time in satisfaction of the relevant swap provider's obligations to the issuer to the extent that such obligations relate to payments to be made in connection with the issuer pre-enforcement revenue priority of payments or the issuer post-enforcement priority of payments, as the case may be

"SWAP COLLATERAL EXCLUDED AMOUNT"

                  At any time, the amount of swap collateral which may not be applied at that time in satisfaction of the relevant swap provider's obligations to the issuer under the terms of the relevant swap agreement

"SWAP EARLY TERMINATION EVENT"

                  A circumstance in which a swap agreement can be terminated before its scheduled termination date


"SWAP PROVIDERS"

                  Each of the basis rate swap provider, the interest rate swap provider, the dollar currency swap providers and the euro currency swap provider, or any one of them as the context requires


"SWAP REPLACEMENT PAYMENT"

                  An amount received by the issuer from a replacement swap provider upon entry by the issuer into an agreement with such replacement swap provider replacing a swap agreement which has terminated following the occurrence of a downgrade termination event


"SWISS RE"

                  Swiss Reinsurance Company



"TARGET BUSINESS DAY"

                  A day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System is open

"TELERATE PAGE NO. 3750" or
"TELERATE PAGE NO. 248"

                  The display designated as Page 3750 or 248, as applicable, on the Dow Jones/Telerate Service (or any other page that may replace the relevant Telerate Screen number on that service, or any other service that may be nominated by the British Bankers' Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned)

"THIRD ISSUER"

                  Granite Mortgages 02-1 plc

"THIRD ISSUER INTERCOMPANY LOAN"

                  The intercompany loan entered into on March 20, 2002 between the third issuer and Funding

"THIRD ISSUER NOTES"

                  The notes issued by the third issuer on March 20, 2002


"THIRD PARTY AMOUNTS"

                  The meaning given to it on page 165


"TITLE DEEDS"

                  For each mortgage loan and its related security and the mortgaged property relating to it, all conveyancing deeds and documents which make up the title to the mortgaged property and the security for the mortgage loan and all searches and inquiries undertaken in connection with the grant by the borrower of the related mortgage


"TOGETHER CONNECTIONS BENEFIT"

                  The meaning given to it on page 93


"TOGETHER CONNECTIONS INTEREST"

                  The meaning given to it on page 93


"TOGETHER CONNECTIONS MORTGAGE LOAN"

                  A type of flexible mortgage loan, the primary characteristics of which are described on page 93


"TOGETHER DISCOUNT TRACKER MORTGAGE LOAN"

                  A type of Together mortgage loan as more fully described on page 103

"TOGETHER MORTGAGE LOAN"

                  A type of flexible mortgage loan which allows the borrower to obtain an additional unsecured loan and, in some cases, a credit card, neither of which is secured by the mortgage relating to the mortgage loan


"TOGETHER STEPPED TRACKER MORTGAGE LOAN"

                  A type of Together mortgage loan as more fully described on page 104


"TOGETHER VARIABLE MORTGAGE LOAN"

                  A type of Together mortgage loan as more fully described on page 103


"TRACKER RATE MORTGAGE LOAN"

                  A loan where interest is linked to a variable interest rate other than the standard variable rate; for example, the rate on a tracker rate mortgage loan may be set at a margin above sterling LIBOR or above rates set by the Bank of England


"TRANSACTION DOCUMENTS"

                  The documents listed in "LISTING AND GENERAL INFORMATION" and any swap collateral ancillary document, any new intercompany loan agreements, new swap agreements and other documents relating to new issues of notes by new issuers

"TRANSFER AGENT"

                  Citibank, N.A., acting through its London branch at 5 Carmelite Street, London EC4Y 0PA and/or any other person for the time being acting as transfer agent under the paying agent and agent bank agreement

"TRANSFER OF EQUITY"

                  A transfer of the equitable or beneficial and legal title by co-owners to one of the proprietors of a mortgaged property where the transferee remains a party to the original mortgage or enters into a new mortgage over the relevant mortgaged property in favor of the seller

"TRIGGER EVENT"

                  An asset trigger event and/or a non-asset trigger event

"TRUST CALCULATION PERIOD"

                  The period from (and including) the first day of each calendar month to (and including) the last day of the same calendar month

"TRUST DEED"

                  The trust deed entered into on or about the closing date, as amended from time to time, between the issuer and the note trustee constituting the notes, as further described under "DESCRIPTION OF THE TRUST DEED"

"TRUST DETERMINATION DATE"

                  The first day (or, if not a London business day, the next succeeding London business day) of each calendar month


"TRUST PROPERTY"

                  The meaning given to it on page 154
"UBSL"

                  UBS Limited


"UK LISTING AUTHORITY"

                  The FSA in its capacity as competent authority under Part VI of the FSMA

"UK TAX COUNSEL"

                  Sidley Austin Brown & Wood


"UNAUTHORIZED UNDERPAYMENT"

                  In relation to any flexible mortgage loan has the meaning given to it on page 101


"UNDERPAYMENT"

                  A situation where a borrower makes a monthly payment on its mortgage loan which is less than the required monthly payment for that month

"UNDERWRITERS"

                  Barclays Capital Inc., Citigroup Global Markets Limited, Deutsche Bank Securities Inc., HSBC Bank plc, J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and UBS Limited


"UNDERWRITING AGREEMENT"

                  The underwriting agreement relating to the sale of the dollar notes, expected to be dated on or about September 16, 2004, among the issuer, Funding, the mortgages trustee, Deutsche Bank Securities Inc., Lehman Brothers Inc., UBS Limited and the other underwriters


"UNITED KINGDOM"

                  The United Kingdom of Great Britain and Northern Ireland


"UNITED STATES PERSON"

                  The meaning given to it on page 299


"UNPAID INTEREST"

                  For any non-cash re-draw of any flexible mortgage loan, the interest which would, but for that non-cash re-draw, have been payable in respect of that mortgage loan on the relevant monthly payment date for that mortgage loan



"UNREGISTERED LAND"

                  Land in England or Wales, title to which is not registered at H.M. Land Registry

"US HOLDER"

                  A beneficial owner of dollar notes who is a "United States person" or that otherwise is subject to US federal income taxation on a net income basis in respect of a dollar note

"US PAYING AGENT"

                  Citibank, N.A., acting through its office at 14th Floor Zone 3, 111 Wall Street, New York, New York 10043

"US TAX COUNSEL"

                  Sidley Austin Brown & Wood LLP

"UTCCR"

                  The Unfair Terms in Consumer Contracts Regulations 1999

"VARIABLE MORTGAGE RATE"

                  The rate of interest which determines the amount of interest payable each month on a variable rate mortgage loan

"VARIABLE RATE MORTGAGE LOAN"

                  A mortgage loan where the interest rate payable by the borrower varies in accordance with a specified variable rate

"VAT"

                  Value added tax

"W-8BEN"

                  An IRS Form W-8BEN

"WAFF"

                  On any date, the weighted average foreclosure frequency for the mortgage portfolio as calculated by the administrator on that date in accordance with the calculations for the initial mortgage portfolio or as agreed by the administrator and the rating agencies from time to time

"WALS"

                  On any date, the weighted average loss severity for the mortgage portfolio as calculated by the administrator on that date in accordance with the calculations for the initial mortgage portfolio or as agreed by the administrator and the rating agencies from time to time

"WE" and "US"

                  The issuer

"WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE"

                  The meanings given to it under "THE MORTGAGES TRUST -- WEIGHTED AVERAGE FUNDING SHARE PERCENTAGE"

"WEIGHTED AVERAGE SELLER SHARE PERCENTAGE"

                  The meanings given to it under "THE MORTGAGES TRUST -- WEIGHTED AVERAGE SELLER SHARE PERCENTAGE"

"WITHHOLDING TAX"

                  A tax levied under English or Scots law, as further described under "MATERIAL UNITED KINGDOM TAX CONSEQUENCES"

                                     ANNEX A

    The following is an extract from the current reports on Form 6-K for the period from June 1, 2004 through June 30, 2004 for Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc, Granite Mortgages 03-3 plc, Granite Mortgages 04-1 plc, Granite Mortgages 04-2 plc, Granite Finance Funding Limited and Granite Finance Trustees Limited, as filed with the SEC on August 16, 2004. The following extract describes certain aspects of the mortgage loans in the mortgages trust during the period from June 1, 2004 through June 30, 2004. This Annex A constitutes an integral part of this prospectus.

    The monthly current reports which are filed with the SEC on behalf of Granite Mortgages 04-3 plc, Granite Finance Funding Limited and Granite Finance Trustees Limited may be accessed as set forth in the prospectus under "WHERE INVESTORS CAN FIND MORE INFORMATION".

MORTGAGE LOANS

Number of Mortgage Loans in Pool                                238,327
Current Balance -- Trust Mortgage Assets            [GBP]19,275,323,145
Current Balance -- Trust Cash and other Assets       [GBP]1,156,394,524
Last Months Closing Trust Assets                    [GBP]19,862,945,308
Funding Share                                       [GBP]18,651,521,741
Funding Share Percentage                                         91.29%
Seller Share*                                        [GBP]1,780,195,928
Seller Share Percentage                                           8.71%
Minimum Seller Share (Amount)*                         [GBP]934,316,452
Minimum Seller Share (% of Total)                                 4.57%
Excess Spread last quarter annualized (% of Total)                0.26%



------------------
* The overcollateralization test will be breached on any distribution date where the aggregate current balance of mortgage loans on such distribution date is less than an amount equal to the product of 1.05 and the principal amount outstanding of all notes of all issuers on such distribution date. The principal amount outstanding of such notes will be calculated on a straight-line basis by applying the appropriate constant payment rate applicable to each series of notes on a monthly, rather than quarterly, basis.
  A non-asset trigger event will occur if the current seller share is equal to or less the minimum seller share for two consecutive months. The one-month cure period will now allow the seller to substitute new loans into the trust to meet the minimum seller requirement.
  The notes may be redeemed at the option of the issuer if on the payment date falling on or after July 2008, the New Basel Capital Accord has been implemented in the United Kingdom.
  An arrears trigger event will occur if the outstanding principal balance of 90+ day arrears in the trust exceed 2%. In the event of an arrears trigger the Granite Mortgages 04-2 issuer reserve fund will step up to 1.415%. This trigger event is curable.
  An issuer non-call trigger event will occur if any of the issuers are not called on their step-up and call dates. In the event of a issuer non-call trigger the Granite Mortgages 04-2 issuer reserve fund target will step up by 0.275% and the funding reserve target will step up by 0.10%.
  An accelerated controlled amortization trigger will occur if any of the issuers are not called on their step-up and call dates. In the event of an accelerated controlled amortization trigger all Granite Mortgages 04-2 tranches become pass-through securities.

ARREARS ANALYSIS OF NON REPOSSESSED MORTGAGE LOANS

                                                                                         BY
                                               NUMBER       PRINCIPAL    ARREARS  PRINCIPAL
                                                              ([GBP])    ([GBP])        (%)

                                              -------  --------------  ---------  ---------


[less_than] 1 Month                           234,934  19,017,798,678          0      98.66

[greater_than_equal] 1 [less_than] 3 Months     2,730     210,236,782  1,715,351       1.09
[greater_than_equal] 3 [less_than] 6 Months       515      37,419,915    892,529       0.19
[greater_than_equal] 6 [less_than] 9 Months       114       7,537,264    342,604       0.04
[greater_than_equal] 9 [less_than] 12 Months       29       1,953,249    112,126       0.01
[greater_than_equal] 12 Months                      5         377,257     31,621       0.00
                                              -------  --------------  ---------  ---------
Total                                         238,327  19,275,323,145  3,094,231       100%
                                              =======  ==============  =========  =========

PROPERTIES IN POSSESSION

                                                     PRINCIPAL     ARREARS
                                             NUMBER    ([GBP])     ([GBP])

                                             ------  ---------  ----------
Total (since inception)                         180  9,973,385     482,167
Properties in Possession                                                66

Number Brought Forward                                                  55
Repossessed (current month)                                             11
Sold (since inception)                                                 114
Sold (current month)                                                    16
Sale Price/Last Loan Valuation                                        1.11
Average Time from Possession to Sale (days)                            127

Average Arrears at Sale                                         [GBP]2,388
Average Principal Loss (since inception)*                         [GBP]191
Average Principal Loss (current month)**                          [GBP]219
MIG Claims Submitted                                                     8
MIG Claims Outstanding                                                   1
Average Time from Claim to Payment                                      59




---------------
*This figure is calculated taking the cumulative principal losses since inception (prior to taking account of any MIG claims) divided by the number of properties sold since inception.

**This figure is calculated taking the cumulative principal losses for the current month (prior to taking account of any MIG claims) divided by the number of properties sold in the current month.

Note: The arrears analysis and repossession information is at the close of business for the report month.

SUBSTITUTION                                 NUMBER    PRINCIPAL ([GBP])
                                            -------  -------------------


Substituted this period                       4,998     [GBP]483,272,754
Substituted to date (since March 26, 2001)  409,866  [GBP]32,908,052,525



                                                  MONTHLY   ANNUALISED

                                                  -------  -----------

Current Month CPR Rate                              5.53%       49.41%
Previous Month CPR Rate                             4.84%       44.67%
Weighted Average Seasoning (by value) Months                     24.37
Weighted Average Remaining Term (by value) Years                 20.12
Average Loan Size                                          [GBP]80,878
Weighted Average LTV (by value)                                 75.18%
Weighted Average Indexed LTV (by value)                         62.15%
Fast track (by value)                                           31.17%
PRODUCT BREAKDOWN
Fixed Rate (by balance)                                         50.20%
Together (by balance)                                           25.37%
Capped (by balance)                                              1.30%
Variable (by balance)                                           20.16%
Tracker (by balance)                                             2.97%
                                                           -----------
Total                                                             100%
                                                           ===========

GEOGRAPHIC ANALYSIS

                                NUMBER  % OF TOTAL   VALUE ([GBP])  % OF TOTAL
                               -------  ----------  --------------  ----------
East Anglia                      4,975        2.09     404,781,786        2.10
East Midlands                   17,169        7.20   1,241,330,811        6.44
Greater London                  28,513       11.96   3,820,369,047       19.82
North                           29,676       12.45   1,586,359,095        8.23

North West                      32,996       13.84   2,127,995,675       11.04
Scotland                        23,185        9.73   1,416,736,251        7.35
South East (excluding London)   34,786       14.60   3,862,774,758       20.04
South West                      15,298        6.42   1,374,330,540        7.13
Wales                           10,136        4.25     636,085,664        3.30
West Midlands                   15,777        6.62   1,195,070,035        6.20

Yorkshire                       25,816       10.83   1,609,489,483        8.35
                               -------  ----------  --------------  ----------
Total                          238,327        100%  19,275,323,145        100%
                               =======  ==========  ==============  ==========



LTV LEVELS BREAKDOWN

                                            NUMBER   VALUE ([GBP])  % OF TOTAL
                                           -------  --------------  ----------


0% [less_than] 25%                           8,174     314,187,767        1.63
[greater_than_equal] 25% [less_than] 50%    28,053   1,975,720,622       10.25
[greater_than_equal] 50% [less_than] 60%    17,858   1,524,678,061        7.91
[greater_than_equal] 60% [less_than] 65%    10,609     959,911,093        4.98
[greater_than_equal] 65% [less_than] 70%    12,144   1,133,389,001        5.88

[greater_than_equal] 70% [less_than] 75%    17,143   1,555,518,578        8.07
[greater_than_equal] 75% [less_than] 80%    18,093   1,917,894,653        9.95
[greater_than_equal] 80% [less_than] 85%    25,133   2,461,458,766       12.77
[greater_than_equal] 85% [less_than] 90%    34,564   2,661,922,126       13.81
[greater_than_equal] 90% [less_than] 95%    51,962   3,781,818,401       19.62
[greater_than_equal] 95% [less_than] 100%   14,414     977,258,883        5.07

[greater_than_equal] 100%                      180      11,565,194        0.06
                                           -------  --------------  ----------

Total                                      238,327  19,275,323,145        100%
                                           =======  ==============  ==========


REPAYMENT METHOD

                       NUMBER   VALUE ([GBP])  % OF TOTAL

                      -------  --------------  ----------

Endowment              29,561   2,164,618,789       11.23
Interest Only          27,089   3,644,963,607       18.91

Pension Policy            649      63,608,566        0.33
Personal Equity Plan    1,296      92,521,551        0.48
Repayment             179,732  13,309,610,632       69.05
                      -------  --------------  ----------
Total                 238,327  19,275,323,145        100%
                      =======  ==============  ==========




EMPLOYMENT STATUS

                                     NUMBER   VALUE ([GBP])  % OF TOTAL
                                    -------  --------------  ----------
Full Time                           210,102  16,056,344,180       83.30
Part Time                             2,939     171,550,376        0.89
Retired                                 504      17,347,791        0.09
Self Employed                        22,448   2,924,066,521       15.17

Other                                 2,334     106,014,277        0.55
                                    -------  --------------  ----------
Total                               238,327  19,275,323,145        100%
                                    =======  ==============  ==========

NR Current Existing Borrowers' SVR                                6.29%

Effective Date of Change                                    May 1, 2004



                                     ANNEX B

MORTGAGE LOANS UNDER THE SELLER'S NON-VERIFIED INCOME PROGRAM

    The following tables show selected information in respect of mortgage loans under the seller's non-verified income program pursuant to the seller's origination guidelines. See caption "THE MORTGAGE LOANS -- LENDING CRITERIA" in the prospectus. This Annex B constitutes an integral part of this prospectus.

                               % OF
                            CURRENT
BORROWER TYPE              BALANCE(1)
                             -------

First time borrowers(2)           2%
Next time borrowers(2)           52%
Re-mortgagors                    46%


                                 % OF
                              CURRENT
AGGREGATE ORIGINAL BALANCE    BALANCE(1)
                              -------

[GBP]0 to [GBP]100,000            14%
[GBP]100,000 to [GBP]500,000      81%
[greater_than]][GBP]500,000                      5%



AVERAGE LTV AT ORIGINATION

 MORTGAGE LOANS COMPLETED IN:

2002                             56%
2003                             65%
2004(3)                          69%


% of all mortgage loans under the seller's non-verified income program (by number of loans)
Length of arrears 3 months and above
---------------
Footnotes:

(1) Percentages are in relation to Northern Rock's lending for the first six months of 2004
(2) Other than borrowers who remortgage their current home.
(3) Six months ended June 30

Source: Northern Rock as at June 30, 2004

                               INDEX OF APPENDICES

    The following appendices contain the text of the independent registered public accounting firm's reports on each of the issuer and Funding received by the directors of the issuer and Funding, respectively, from the independent registered public accounting firm to the issuer and Funding being, in each case, PricewaterhouseCoopers LLP. These appendices constitute an integral part of this prospectus. The balance sheets attached as appendices B and F and the financial statements attached as appendices E, G and H do not comprise the statutory accounts of either the issuer or Funding. No statutory accounts have been prepared or delivered to the Registrar of Companies on behalf of the issuer in England and Wales since its incorporation. The first statutory accounts of the issuer will be drawn up to December 31, 2004. The first statutory accounts of Funding were prepared and drawn up from the date of incorporation to December 31, 2001 and filed with the Registrar of Companies in England and Wales in July 2002. The second statutory accounts of Funding were prepared and drawn up from December 31, 2001 to December 31, 2002 and filed with the Registrar of Companies in England and Wales in July 2003. The third statutory accounts of Funding were prepared and drawn up from December 31, 2002 to December 31, 2003 and filed with the Registrar of Companies in England and Wales in July 2004. The accounting reference date for each of the issuer and Funding will be the last day of December and further statutory accounts will be drawn up to December 31 and annually on the last day of December thereafter.

    During the period from incorporation on July 1, 2004 until August 27, 2004, the issuer had not traded, and did not have any receipts or payments apart from the subscriptions referred to in "THE ISSUER". Consequently during this period, the issuer has neither made a profit nor loss and no profit and loss account nor cashflow statement has been prepared.

INDEX OF APPENDICES

    Appendix A Report of Independent Registered Public Accounting Firm for Granite Mortgages 04-3 plc
    Appendix B Balance Sheet as at August 27, 2004 of Granite Mortgages 04-3 plc

    Appendix C Notes to the Balance Sheet of Granite Mortgages 04-3 as at August 27, 2004

    Appendix D Report of Independent Registered Public Accounting Firm for Granite Finance Funding Limited with respect to the financial statements of Granite Finance Funding Limited for the years ended December 31, 2003 and December 31, 2002 and for the period from February 14, 2001 to December 31, 2001

    Appendix E Consolidated Statement of Income for the years ended December 31, 2003 and December 31, 2002 and for the period from February 14, 2001 to December 31, 2001 of Granite Finance Funding Limited

    Appendix F Consolidated Balance Sheet as at December 31, 2003 and December 31, 2002 of Granite Finance Funding Limited

    Appendix G Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 2003 and December 31, 2002 and for the period from February 14, 2001 to December 31, 2001 of Granite Finance Funding Limited

    Appendix H Consolidated Statement of Cash Flows for the years ended December 31, 2003 and December 31, 2002 and for the period from February 14, 2001 to December 31, 2001 of Granite Finance Funding Limited

    Appendix I Notes to the Financial Statements of Granite Finance Funding Limited for the years ended December 31, 2003 and December 31, 2002 and for the period from February 14, 2001 to December 31, 2001

                                   APPENDIX A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    "To the Board of Directors and Shareholder of Granite Mortgages 04-3 plc

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Granite Mortgages 04-3 plc (the "COMPANY") at August 27, 2004 in conformity with accounting principles generally accepted in the United States of America. The balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on the balance sheet based on our audit. We conducted our audit of the balance sheet in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
Newcastle upon Tyne, England
September 16, 2004"

                                   APPENDIX B

GRANITE MORTGAGES 04-3 PLC

BALANCE SHEET AS AT AUGUST 27, 2004

                       AUGUST 27,
                             2004
             NOTE           [GBP]
ASSETS

Cash                       12,500
                       ----------
TOTAL  ASSETS              12,500
                       ==========

LIABILITIES  AND SHAREHOLDERS'  EQUITY
Common  Stock  (authorized 50,000  shares, [GBP]1 par value, issued and outstanding shares comprising 0 fully paid and 50,000 partly
 paid to [gbp]0.25 each                                                       3        50,000
Less receivable from shareholders                                             3      (37,500)
                                                                                    ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                             12,500
                                                                                    =========

    The notes on the following page form an integral part of this financial statement.

                                   APPENDIX C

GRANITE MORTGAGES 04-3 PLC

NOTES TO THE BALANCE SHEET AS AT AUGUST 27, 2004


1   ACCOUNTING POLICIES

    The financial information for Granite Mortgages 04-3 plc (the "COMPANY") set out in the balance sheet has been prepared under the historical cost convention and in accordance with accounting principles generally accepted in the United States of America and in pounds sterling ([GBP]), the Company's operating currency. The financial statements are reported in accordance with generally accepted accounting principles in the United States (US GAAP) due to the Group's annual reporting requirements under the United States Securities Exchange Act of 1934, as amended (Securities Exchange Act). The statutory financial statements of the Company required under United Kingdom legislation are prepared and maintained under generally accepted accounting principles in the United Kingdom (UK GAAP).


2   NATURE OF OPERATIONS

    The Company was incorporated as a public limited company registered in England and Wales on July 1, 2004 under the name of Granite Mortgages 04-3 plc.

    The principal purpose of the Company is to invest the proceeds of the issuance and sale of mortgage-backed notes. The Company has, at the date of this report, yet to commence trading.


3   SHARE CAPITAL

    The Company was incorporated with authorized capital of [GBP]50,000 comprising 50,000 ordinary shares of [GBP]1 each.

    On July 1, 2004, 50,000 ordinary shares were issued each of which was partly paid to [GBP]0.25.


4   ULTIMATE HOLDING COMPANY

    As at August 27, 2004, the ultimate holding company of the Company was The Law Debenture Intermediary Corporation plc, a company registered in England and Wales. The Law Debenture Intermediary Corporation plc holds all of the beneficial interest in the issued shares of Granite Finance Holdings Limited, a company registered in England and Wales (which holds all of the beneficial interest in the issued shares of Granite Finance Funding Limited, and which, in turn, holds all of the beneficial interest in the issued shares of the Company) on a discretionary trust for charitable purposes.

                                   APPENDIX D


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



"To the Board of Directors and shareholder of Granite Finance Funding Limited


    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, statements of changes in shareholder's equity and statements of cashflows present fairly, in all material respects, the financial position of Granite Finance Funding Limited and its subsidiaries (the "GROUP") as at December 31, 2003 and December 31, 2002 and the period from February 14, 2001 to December 31, 2001 and the results of its operations and cashflows for the years ended December 31, 2003 and December 31, 2002 and for the period from February 14, 2001 to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Group's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. As discussed in Note 2 to the consolidated financial statements, the income statement for the years ended December 31, 2002 and shareholders' equity as at December 31, 2002 have been restated to correct double counting of accrued interest payable in certain derivative valuations, deferred consideration payable which was not previously recognised and to reverse the [GBP]20 million discount on the original advance to Granite Finance Trustees Limited which was previously reported as income. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




PricewaterhouseCoopers LLP
Newcastle upon Tyne, England
May 20, 2004"

                                   APPENDIX E

GRANITE FINANCE FUNDING LIMITED


CONSOLIDATED STATEMENTS OF INCOME

                                                                    11 MONTHS
                                                       YEAR ENDED       ENDED
                                                         DECEMBER    DECEMBER
                                                               31          31
                                           YEAR ENDED        2002        2001
                                          DECEMBER 31         (AS         (AS
                                    NOTE         2003   RESTATED)   RESTATED)
                                          -----------  ----------  ----------

                                            [GBP]'000   [GBP]'000   [GBP]'000
OTHER REVENUE
Other income                                    8,158       3,536         854
Interest income                        3      594,434     296,584      97,772
                                          -----------  ----------  ----------
TOTAL OTHER REVENUE -- CONTINUING
  OPERATIONS                                  602,592     300,120      98,626
                                          ===========  ==========  ==========
COSTS AND EXPENSES
Administration expenses                       (13,372)     (6,325)     (1,846)
Interest expense                       4     (552,739)   (272,154)    (93,772)
Provision for bad and doubtful
  debts                                           345      (5,380)        ---
Unrealized loss on derivatives               (362,610)   (337,646)    (38,550)
Foreign currency translation
  (loss)/  gain                               401,007     332,872       7,250
Deferred purchase consideration               (36,332)    (21,602)     (2,994)
                                          -----------  ----------  ----------

TOTAL COSTS AND EXPENSES --
  CONTINUING OPERATIONS                      (563,701)   (310,235)   (129,912)
                                          -----------  ----------  ----------

INCOME/(LOSS) BEFORE TAX EXPENSE       5       38,891     (10,115)    (31,286)
Income taxes                           6          (45)        (12)         (4)
                                          -----------  ----------  ----------
NET (LOSS)/INCOME                              38,846     (10,127)    (31,290)
                                          ===========  ==========  ==========
EARNINGS PER SHARE FOR NET INCOME/
  (LOSS)
Basic per ordinary share                       482.3p    (226.0)p  (1,747.0)p
                                          ===========  ==========  ==========
Fully diluted per ordinary share               482.3p    (226.0)p  (1,747.0)p
                                          ===========  ==========  ==========




    The notes on the following pages form an integral part of these consolidated financial statements.

                                   APPENDIX F

GRANITE FINANCE FUNDING LIMITED


CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER
                                                                            31
                                                           DECEMBER       2002
                                                                 31        (AS
                                                   NOTE        2003  RESTATED)
                                                         ----------  ---------
                                                          [GBP]'000  [GBP]'000
ASSETS

CURRENT ASSETS
Restricted cash                                             957,407    484,829
Issue costs                                           7      22,869     14,338
Accounts receivable                                   8      64,499     40,328
                                                         ----------  ---------
TOTAL CURRENT ASSETS                                      1,044,775    539,495
                                                         ==========  =========
INVESTMENTS AND OTHER ASSETS
Advance to Granite Finance Trustees Limited           9  12,745,924  7,116,008
                                                         ----------  ---------
TOTAL INVESTMENTS AND OTHER ASSETS                       12,745,924  7,116,008
                                                         ==========  =========
TOTAL ASSETS                                             13,790,699  7,655,503
                                                         ==========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Other accounts payable and accrued expenses          10     191,310    101,419
Income tax payable                                               48         12
Derivatives                                                 738,806    376,196
                                                         ----------  ---------
TOTAL CURRENT LIABILITIES                                   930,164    477,627
                                                         ==========  =========
LONG-TERM DEBT
Asset-backed notes                                       12,655,555  7,113,331
Deferred consideration                                       80,928     44,596
Start-up loan                                               126,523     61,304
                                                         ----------  ---------
TOTAL LONG-TERM DEBT                                 11  12,863,006  7,219,231
                                                         ==========  =========
COMMON STOCK (authorized 100,000 shares of [GBP]1
  each (2002: 100,000), issued and outstanding,
  100,000 (2001: 62,500))                            12         100         62
Retained earnings                                            (2,571)   (41,417)
                                                         ----------  ---------
Total shareholders' equity                                   (2,471)   (41,355)
                                                         ==========  =========
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               13,790,699  7,655,503
                                                         ==========  =========




    The notes on the following pages form an integral part of these consolidated financial statements.

                                   APPENDIX G

GRANITE FINANCE FUNDING LIMITED


CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                   YEAR ENDED  YEAR ENDED  YEAR ENDED
                                     DECEMBER    DECEMBER    DECEMBER
                                           31          31          31
                                         2003        2002        2003
                                                      (AS         (AS
                                                RESTATED)   RESTATED)
                                   ----------  ----------  ----------
                                    [GBP]'000   [GBP]'000   [GBP]'000


Net income/(loss) for the period       38,846     (10,127)    (31,290)
Retained deficit brought forward      (41,417)    (31,290)        ---
                                   ----------  ----------  ----------
RETAINED EARNINGS CARRIED FORWARD      (2,571)    (41,417)    (31,290)
                                   ==========  ==========  ==========
Common stock brought forward               62          37
Shares issued in the period
  (37,500 ordinary shares at
  [GBP]1 per share (2002:
  25,000))                                 38          25          37
                                   ----------  ----------  ----------
COMMON STOCK CARRIED FORWARD              100          62          37
                                   ==========  ==========  ==========
TOTAL SHAREHOLDERS' EQUITY             (2,471)    (41,355)    (31,253)
                                   ==========  ==========  ==========




    The notes on the following pages form an integral part of these consolidated financial statements.

                                   APPENDIX H

GRANITE FINANCE FUNDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED  11 MONTHS ENDED
                                           YEAR ENDED       DECEMBER         DECEMBER
                                             DECEMBER             31               31
                                                   31           2002             2001
                                                 2003  (AS RESTATED)    (AS RESTATED)
                                           ----------  -------------  ---------------
                                            [GBP]'000      [GBP]'000        [GBP]'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net retained income/(loss) for the period      38,847        (10,127)         (31,290)
Increase in accounts receivable               (24,171)       (23,827)         (16,501)
Increase in income tax payable                     36             12              ---
Increase in accounts payable                   89,891         56,210           45,209
Amortization of issue costs                     6,705          3,238            1,192
Provision for bad and doubtful debts             (345)         5,380              ---
Gain on translation of foreign currency      (401,007)      (332,872)          (7,250)
Increase/(Decrease) in deferred
  consideration                                36,332         21,602            2,994
Unrealized loss on derivatives                362,610        337,646           38,550
                                           ----------  -------------  ---------------
NET CASH FROM OPERATING ACTIVITIES            108,897         57,262           32,904
                                           ==========  =============  ===============
CASH FLOWS FROM INVESTING ACTIVITIES
Payment of advance to Granite Finance
  Trustees Limited                         (7,730,595)    (5,169,025)     (2,980,000)
Proceeds from repayment of advance to
  Granite Finance Trustees Limited          2,101,024        813,310          234,327
                                           ----------  -------------  ---------------
NET CASH USED IN INVESTING ACTIVITIES      (5,629,591)    (4,355,715)      (2,745,673)
                                           ==========  =============  ===============
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of asset-backed notes   7,730,595      5,184,025        3,010,000
Repayment of asset-backed notes            (1,787,364)      (623,467)        (117,105)
Net proceeds from start-up loan                65,219         47,686           13,618
Payment of issue costs of asset-backed
  notes                                       (15,236)       (10,549)          (8,219)
Proceeds from issue of share capital               38             25               37
                                           ----------  -------------  ---------------
NET CASH FROM FINANCING ACTIVITIES          5,993,252     (4,597,720)       2,899,331
                                           ==========  =============  ===============
NET INCREASE IN CASH AND CASH EQUIVALENTS     472,578        299,267          185,562
Cash and cash equivalents at beginning of
  the period                                  484,829        185,562              ---
                                           ----------  -------------  ---------------

CASH AND CASH EQUIVALENTS AT END OF THE
  PERIOD                                      957,407        484,829          185,562
                                           ==========  =============  ===============
SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid                                 492,922        188,055           52,562
                                           ----------  -------------  ---------------
Income taxes paid                                  12            ---              ---
                                           ----------  -------------  ---------------
NON-CASH INVESTING AND FINANCING
  ACTIVITIES
Reserve fund                                      ---         15,000           10,000
                                           ----------  -------------  ---------------



    The notes on the following pages form an integral part of these consolidated financial statements.

                                   APPENDIX I

GRANITE FINANCE FUNDING LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


1.  GENERAL INFORMATION


    Granite Finance Funding Limited ("the COMPANY") was incorporated on February 14, 2001 as a company with limited liability and domiciled in Jersey for the purposes of carrying on business. The company commenced business on March 26, 2001. Granite Finance Funding Limited and its subsidiaries, Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc, Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc, Granite Mortgages 03-3 plc and Granite Mortgages 04-1 plc collectively comprise the "GROUP".

    The Company borrows indirectly from the Euro markets and from the domestic US market via its subsidiaries, which are public limited companies organized under the laws of England and Wales. The sole businesses of the subsidiaries are the investment of the proceeds of the issuance and sale of asset-backed notes by lending the proceeds thereof to the Company. Granite Mortgages 04-1 plc was incorporated on November 11, 2003 and has yet to commence trading at the balance sheet date.

    The Group's capital and debt issuance proceeds are invested in the purchase of a beneficial interest in a pool of mortgage loans and related security interest which provide the funds used by the Company to pay interest and repay principal to the subsidiary companies under the intercompany loans. The pool of mortgages is owned by beneficiaries of a trust administered by Granite Finance Trustees Limited ("THE TRUST"), a fellow subsidiary of Granite Finance Holdings Limited.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and in Pounds Sterling ("[GBP]"), the currency of the United Kingdom, which is the Group's operating currency. The financial statements are reported in accordance with US GAAP due to the Group's annual reporting requirements under the United States Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT"). The statutory accounting records of the Group are prepared and maintained under generally accepted accounting principles in the United Kingdom ("UK GAAP").


RESTATEMENT

    The Group's net income for the two years ended December 31, 2002 and shareholders' equity as at December 31, 2002 have been restated to correct double counting of accrued interest payable in certain derivative valuations, deferred consideration payable not previously recognised and the reversal of the [GBP]20 million discount on the original advance to Granite Finance Trustees Limited previously reported as income.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


The effects of these corrections are as follows:

                                                                                11 MONTHS
                                                                  YEAR ENDED        ENDED
                                                                 DECEMBER 31  DECEMBER 31
                                                                        2002         2001
                                                                 -----------  -----------
                                                                   [GBP]'000    [GBP]'000
Net income as previously reported                                      4,655       (9,542)
Reversal of incorrect interest accrual in derivative valuations        6,820        1,246
Deferred consideration not previously recognised                     (21,602)      (2,994)
Discount on the original advance to Granite Finance
  Trustees Limited previously reported as income                         ---      (20,000)
                                                                 -----------  -----------
Restated net loss                                                    (10,127)     (31,290)
                                                                 ===========  ===========



                                                                        2002         2002
                                                                 -----------  -----------
                                                                       PENCE        PENCE
Basic earnings/(loss) per share as previously reported                 104.6       (532.7)
Effect of adjustments                                                 (330.6)    (1,214.3)
                                                                 -----------  -----------
Restated basic loss per share                                         (226.0)    (1,747.0)
                                                                 ===========  ===========


                                                                                     2002
                                                                              -----------
                                                                                [GBP]'000
Shareholders' equity as previously reported                                        (4,825)
Reversal of incorrect interest accrual in derivative valuations                     8,066
Deferred consideration not previously recognised                                  (44,596)
                                                                              -----------
Restated shareholders' equity                                                     (41,355)
                                                                              ===========

CONSOLIDATION

    The consolidated financial statements include the accounts of Granite Finance Funding Limited and its wholly owned subsidiaries Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc, Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc, Granite Mortgages 03-3 plc and Granite Mortgages 04-1 plc. All intercompany transactions and balances have been eliminated on consolidation.

FOREIGN CURRENCY TRANSLATION

    All foreign currency assets and liabilities are translated into Pounds Sterling at the exchange rates prevailing at the end of the period. Interest income and expense denominated in foreign currencies are translated into Pounds Sterling at the exchange rates in force when the transaction arises. Foreign currency translation effects are reflected on the face of the income statement. Foreign currency investment and financing activities

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


are economically hedged into pounds sterling to offset exposures to fluctuating currency exchange rates. Although these instruments offset exposures, they do not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("SFAS NO. 133").

DERIVATIVES

    Derivative instruments comprise interest rate swaps and currency swaps, and are used by the Group to minimize interest rate exposures between fixed and floating rate assets and liabilities and currency risk associated with its financing activities. Although these instruments offset exposure, they do not qualify for hedge accounting under SFAS No. 133 due to the differing and unknown maturities of the underlying mortgage loan assets and the lack of contemporaneous documentation requirements. All derivatives are recorded on the balance sheet at fair value with changes in fair value reflected in the income statement. All derivatives are transacted simultaneously with the purchase or issuance of the underlying funding instrument. The derivatives are not held for trading purposes.

INTEREST

    Interest income and expense are recognized in the consolidated financial statements on an accruals basis, except for income on loans taken into possession which is taken to income when it is received.

FUNDING INSTRUMENTS

    Asset-backed notes are stated at amortized cost on the balance sheet. Premiums/discounts are amortized to the maturity date of each issue using the straight-line method, which is not materially different from the interest method.

DISTRIBUTION POLICY

    Distributions to shareholders and holders of capital notes are accounted for when approved by the Board of Directors.

RESTRICTED CASH

    The Company holds deposits at banks which pay interest based on quoted 3-month LIBOR. The use of this cash is restricted to a pre-defined priority of payments set out in the prospectuses published when the debt securities were issued. Cash balances can be utilised to meet third party expenses, and to pay interest and principal to bondholders and swap counterparties with any excess cash ultimately due as deferred consideration to Northern Rock plc in its capacity as originator and seller of the loans. Included within restricted cash are accumulated cash reserves of [GBP]25 million (the "RESERVE FUND") where bonds issued by Granite Mortgages 01-2 plc and Granite Mortgages 02-1 plc exceeded the amount which the Company advanced to Granite Finance Trustees Limited.

ADVANCE TO GRANITE FINANCE TRUSTEES LIMITED

    The advance to the Trust is carried at cost, being cash plus initial deferred consideration, of the Company's initial contributions to the Trust in consideration for the purchase of the Company's beneficial interest in the mortgages trust less capital repayments received and the Company's share of other non-cash movements in the underlying mortgage loans comprising the mortgages trust.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


LOSS PROVISIONING

    Specific provision for loss is made at such time as it is determined that an impairment has occurred and it is anticipated that there will be a loss on realisation. As of December 31, 2003 there was no specific provision for losses on the advance because none of the underlying mortgage loans are considered to be impaired, such that a loss is expected to be realized. A general provision is maintained to cover inherent losses in the mortgage portfolio related to loans that have not yet been specifically identified as impaired. A statistically based model is used to calculate the appropriate general provision for each completion year. The model considers appropriate risk factors specific to the loan portfolio and historical default experience.

DEBT ISSUANCE COSTS

    The portion of the direct costs associated with the issue of the notes by Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc and Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc, and Granite Mortgages 03-3 plc that are attributable to the Group are capitalized and amortized over the expected life of the notes on an effective yield basis.

DEFERRED PURCHASE CONSIDERATION

    Deferred purchase consideration represents amounts owed to Granite Finance Trustees Limited under the Mortgage Sale Agreement dated March 26, 2001 (as amended) to be paid out of realized income of the Group, together with an initial deferred consideration amount of [GBP]20 million. The deferred consideration is calculated as 99.99% of interest receivable on the loan from Granite Finance Funding Limited, payable out of future revenue cashflows to the Trust who in turn will pay this to Northern Rock plc. Deferred consideration is payable out of pre tax UK GAAP profits and is only payable to the extent that adequate cashflows are generated.

TAXATION

    UK corporation tax is provided on the results for the year at amounts expected to be paid or recovered using the tax rates and laws that have been enacted by the balance sheet dates.

    Deferred taxation -- provision for deferred tax under the liability method is made in full for all temporary differences. Deferred tax assets are recognized in full with valuation allowances provided where it is considered more likely than not that some portion of the deferred tax asset will not be realized.

USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingencies at the balance sheet date and the reported amount of revenues and expenses in the reporting period. Actual results may differ from the estimates used in the financial statements.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


3.  INTEREST INCOME

                                                                       11 MONTHS
                                            YEAR ENDED   YEAR ENDED        ENDED
                                           DECEMBER 31  DECEMBER 31  DECEMBER 31
                                                  2003         2002         2001
                                           -----------  -----------  -----------

                                             [GBP]'000    [GBP]'000    [GBP]'000
Interest income on the advance to Granite
  Finance Trustees Limited                     557,744      279,918       92,618
Interest income on cash at bank                 36,690       16,666        5,154
                                           -----------  -----------  -----------
Total                                          594,434      296,584       97,772
                                           ===========  ===========  ===========



4.  INTEREST EXPENSE

                                                                  11 MONTHS
                                       YEAR ENDED   YEAR ENDED        ENDED
                                      DECEMBER 31  DECEMBER 31  DECEMBER 31
                                             2003         2002         2001
                                      -----------  -----------  -----------
                                        [GBP]'000    [GBP]'000    [GBP]'000
Interest expense on the asset-backed
  notes                                   541,174      266,909       92,281
Amortization of issue costs                 6,705        3,238        1,192
Interest expense on start-up loans          4,860        2,007          299
                                      -----------  -----------  -----------
Total                                     552,739      272,154       93,772
                                      ===========  ===========  ===========



5.  NET INCOME/LOSS BEFORE TAXATION

    Loss on ordinary activities before taxation is stated after charging:

                                                                  11 MONTHS
                                       YEAR ENDED   YEAR ENDED        ENDED
                                      DECEMBER 31  DECEMBER 31  DECEMBER 31
                                             2003         2002         2001
                                      -----------  -----------  -----------

                                        [GBP]'000    [GBP]'000    [GBP]'000
Audit fees                                    143           56           30
                                      ===========  ===========  ===========

    The Group has no employees. No emoluments were paid to the Directors by the Group during the period.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


6.  TAX ON INCOME/LOSS

                                                                       11 MONTHS
                                            YEAR ENDED   YEAR ENDED        ENDED
                                           DECEMBER 31  DECEMBER 31  DECEMBER 31
                                                  2003         2002         2001
                                           -----------  -----------  -----------

                                             [GBP]'000    [GBP]'000    [GBP]'000
The tax charge for the year comprises:
Current tax on profits for the year -- UK
  corporation tax                                   45           12            4
                                           -----------  -----------  -----------
Total current tax                                   45           12            4
Increase/(decrease) in deferred taxation           ---          ---          ---
                                           -----------  -----------  -----------
Total tax charge for the period                     45           12            4
                                           ===========  ===========  ===========



    All tax relates to continuing operations.

    A reconciliation of tax on income/(loss) from continuing operations at the standard UK corporation tax rate to the Group's effective tax rate for each of the years ended December 31, 2003, 2002 and 2001 is shown as follows:

                                                                         11 MONTHS
                                                         YEAR ENDED          ENDED
                                          YEAR ENDED    DECEMBER 31    DECEMBER 31
                                         DECEMBER 31           2002           2001
                                                2003  (AS RESTATED)  (AS RESTATED)
                                         -----------  -------------  -------------
                                           [GBP]'000      [GBP]'000      [GBP]'000
Tax on income/(loss) from continuing
  operations at standard UK corporation
  tax rate of 30% (2002 and 2001: 30%)        11,698         (3,034)        (9,386)
Movement in deferred tax asset/
  (liability) not recognized                 (11,653)         3,046          9,390
                                         -----------  -------------  -------------
Tax on income/(loss) from continuing
  operations                                      45             12              4
                                         ===========  =============  =============

Effective tax rate                             0.10%         (0.1)%           0.0%


    The tax charge reconciliation uses the standard rate of corporation tax in the UK of 30%, as this is the jurisdiction in which the Group pays income tax.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


DEFERRED TAX

    The principal components of the Group's net deferred tax asset/(liability) calculated under SFAS No. 109, are as follows. Deferred tax has been calculated using the standard rate of corporation tax in the UK of 30%, as this is the jurisdiction in which the Group pays income taxes.

                                                                          11 MONTH
                                                                      PERIOD ENDED
                                                               2002           2001
                                                2003  (AS RESTATED)  (AS RESTATED)
                                           ---------  -------------  -------------

                                           [GBP]'000      [GBP]'000      [GBP]'000
DEFERRED TAX LIABILITIES:
Excess of book value of financial
  instruments over tax base cost                 697            ---            ---
                                           ---------  -------------  -------------
Total deferred tax liabilities                   697            ---            ---
                                           ---------  -------------  -------------

DEFERRED TAX ASSETS:
General bad debt provision                     1,510          1,614            ---
Deficit of book value of financial
  instruments to tax base cost                   ---         10,822          9,390
                                           ---------  -------------  -------------
Total deferred tax asset before valuation
  allowance                                    1,510         12,436          9,390
Less: valuation allowance                       (813)       (12,436)        (9,390)
                                           ---------  -------------  -------------
Deferred assets less valuation allowance         697            ---            ---
                                           =========  =============  =============
Net deferred tax liability/(asset)               NIL            NIL            NIL
                                           =========  =============  =============



    Valuation allowances have been made against the net potential deferred tax asset at December 31 2003, 2002 and 2001 (i.e. all of the assets except to the extent that they can be offset against deferred tax liabilities) on the basis that the directors consider it to be more likely than not that the benefit of the deferred tax assets will not be realized.


7.  ISSUE COSTS

                                                          DECEMBER 31  DECEMBER 31
                                                                 2003         2002
                                                          -----------  -----------

                                                            [GBP]'000    [GBP]'000
Issue costs                                                    22,869       14,338
                                                          ===========  ===========

    Issue costs include [GBP]15,431,000 (2002: [GBP]10,156,000) which will be amortized after more than one year. These costs are paid by the Group in connection with the issue of asset-backed notes by its subsidiaries.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


8.  ACCOUNTS RECEIVABLE

                                                   DECEMBER 31  DECEMBER 31
                                                          2003         2002
                                                   -----------  -----------

                                                     [GBP]'000    [GBP]'000
Accrued interest income                                  3,855        3,119
Other accounts receivable                                  ---           24
Amounts due from Granite Finance Trustees Limited       60,644       37,185
                                                   -----------  -----------
Total                                                   64,499       40,328
                                                   ===========  ===========



9.  ADVANCE TO GRANITE FINANCE TRUSTEES LIMITED

                                                   DECEMBER 31  DECEMBER 31
                                                          2003         2002
                                                   -----------  -----------

                                                     [GBP]'000    [GBP]'000
Balance brought forward                              7,116,008    2,765,673
Advance to the Trust                                 7,730,595    5,169,025
Repayment of advance to the Trust                   (2,101,024)    (813,310)
Provision for bad and doubtful debts                       345       (5,380)
                                                   -----------  -----------
Total                                               12,745,924    7,116,008
                                                   ===========  ===========



    The advance is secured by a pool of mortgage loans that have been equitably assigned by Northern Rock plc to the Trust, as mortgages trustee of the mortgages trust. The Trust uses a portion of the interest and principal payments that it receives on the mortgage loans held by it in trust to repay interest and principal amounts on the loan from the Company.

    During the year additional residential mortgage loans were assigned to the Trust as follows: on 26 January [GBP]4,060 million, on 23 March [GBP]522 million, on 3 April [GBP]3,526 million, on 27 July [GBP]500 million, on 17 August [GBP]2,913 million, on 7 September [GBP]750 million and on 23 November 2003 [GBP]500 million. On 27 January 2003, the Company purchased an additional share of the beneficial interest in the trust property from Granite Finance Trustees Limited of [GBP]3,010 million. On 21 May 2003, the Company purchased an additional share of the beneficial interest in the trust property from Granite Finance Trustees Limited of [GBP]2,495 million. On 24 September 2003 the Company purchased a further share of the beneficial interest in the trust property of [GBP]2,226 million.

    The total securitized loans outstanding in the trust at December 31, 2003 was [GBP]13,059 million, comprising 177,469 loans with an average balance of [GBP]73,587. Of these loans 138 were 6 or more months in arrears accounting for a total principal balance of [GBP]8.6 million. There were 40 properties in possession with a total principal balance of [GBP]2.2 million. The Company and Northern Rock plc are beneficially entitled to all of the trust property in accordance with their respective shares in the trust. Northern Rock plc continues to service the mortgage assets under an administration agreement entered into when the trust was established.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


    The payment of interest and principal on the advance to the Trust is dependent upon payment of interest and principal under the mortgage loans held by the Trust , and is therefore subject to the risk of non-payment of the mortgage loans. All of the underlying mortgage loans in the Trust were originated by Northern Rock plc and the following factors mitigate the risks associated with the failure of customers to settle financial obligations:

       * the use of sophisticated credit scoring systems to differentiate the credit risk associated with residential mortgage loans;

       * emphasis on next time buyers and remortgage customers relative to first time buyers as in Northern Rock's experience customers who have proven repayment records represent lower risk;

       * geographic spread -- distribution channels for new residential mortgage lending are designed to avoid excessive reliance on any single geographic region;

       * size of loan relative to value of the property -- Northern Rock's current policy is for at least 60% of new residential mortgage lending to have loan to value ratios of 90% or lower.

    All of the underlying mortgage assets are secured on properties in England or Wales and hence the Company is dependent upon the state of the United Kingdom economy and market interest rates. There can be no assurance that a weakening in the United Kingdom economy will not have a material effect on the Company's future performance.


10. OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                   DECEMBER 31  DECEMBER 31
                                                          2003         2002
                                                   -----------  -----------

                                                     [GBP]'000    [GBP]'000
Accrued interest expense                               121,934       73,682
Accruals and other accounts payable                     69,376       27,737
                                                   -----------  -----------

Total                                                  191,310      101,419
                                                   ===========  ===========



11. LONG TERM DEBT

                                                                  DECEMBER 31
                                                   DECEMBER 31           2002
                                                          2003  (AS RESTATED)
                                                   -----------  -------------
                                                     [GBP]'000      [GBP]'000
Asset-backed notes                                  12,655,555      7,113,331
Deferred consideration                                  80,928         44,596
Start up loan                                          126,523         61,304
                                                   -----------  -------------
Total                                               12,863,006      7,219,231
                                                   ===========  =============

                                      391


                             APPENDIX I (CONTINUED)

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


    Interest payable on the start-up loans is based on LIBOR which resets on January 20, 2004. At December 31, 2003 LIBOR had previously fixed at 3.7725% in relation to [GBP]110 million of the start-up loan and had previously fixed at 3.7431% in relation to the remaining start-up loan.

    The payment of interest and principal on the asset-backed notes issued by Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc, Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc and Granite Mortgages 03-3plc is dependent upon each of those companies receiving from the Company payment of interest and principal under the inter-company loans made to the Company. The Company's payment of interest and principal under the inter-company loan is dependent upon the Company receiving from the Trust payment of interest and principal under the advance. As both repayment of the advance and repayment of the asset-backed notes are ultimately dependent upon payment of interest and principal under the mortgages loans held by the Trust, the advance and the asset-backed notes are subject to the risk of prepayment of the mortgage loans.

(A) ASSET-BACKED NOTES -- GRANITE MORTGAGES 01-1 PLC

                                                                      MARGIN
                                                            MARGIN      OVER
                                                              OVER     LIBOR
                                                          LIBOR TO     AFTER   DECEMBER   DECEMBER
                                                           JANUARY   JANUARY         31         31
                                                              2008      2008       2003       2002
                                                          --------  --------  ---------  ---------
                                                                              [GBP]'000  [GBP]'000
Series 1 Class A1 Floating Rate Notes January 2011        0.12% pa  0.24% pa     25,214    186,150
Series 1 Class A2 Floating Rate Notes January 2026        0.21% pa  0.42% pa    411,835    456,069
Series 1 Class B Floating Rate Notes January 2041         0.40% pa  0.80% pa     28,016     31,025
Series 1 Class C Floating Rate Notes January 2041         1.40% pa  2.40% pa     37,822     41,884
Series 2 Class A Floating Rate Notes January 2041         0.24% pa  0.48% pa    350,000    350,000
Series 2 Class B Floating Rate Notes January 2041         0.40% pa  0.80% pa     10,000     10,000
Series 2 Class C Floating Rate Notes January 2041         1.40% pa  2.40% pa     15,000     15,000
                                                                              ---------  ---------
Total                                                                           877,887  1,090,128
                                                                              =========  =========

    The notes are repayable in more than 5 years, and are subject to variable rates of interest. The Series 1 notes are denominated in US Dollars and the Series 2 notes in Pounds Sterling. Interest is payable on the notes based on USD 3-month LIBOR for the Series 1 notes and sterling 3-month LIBOR for the Series 2 notes. At the balance sheet date the rates in force are 1.16% for the USD 3-month LIBOR and 3.7725% for the sterling 3-month LIBOR.

    Both USD and Sterling 3-month LIBOR re-price quarterly, and the next re-price date after the balance sheet date is January 20, 2004.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


(B) ASSET-BACKED NOTES -- GRANITE MORTGAGES 01-2 PLC

                                                                      MARGIN
                                                            MARGIN      OVER
                                                              OVER     LIBOR
                                                          LIBOR TO     AFTER   DECEMBER   DECEMBER
                                                           OCTOBER   OCTOBER         31         31
                                                              2006      2006       2003       2002
                                                          --------  --------  ---------  ---------
                                                                              [GBP]'000  [GBP]'000
Series 1 Class A1 Floating Rate Notes October 2021        0.23% pa  0.46% pa    389,421    603,748
Series 1 Class B Floating Rate Notes October 2041         0.40% pa  0.80% pa     24,374     26,992
Series 1 Class C Floating Rate Notes October 2041         1.38% pa  2.38% pa     32,498     35,989
Series 2 Class A Floating Rate Notes October 2041         0.25% pa  0.50% pa    500,000    500,000
Series 2 Class B Floating Rate Notes October 2041         0.42% pa  0.84% pa     15,000     15,000
Series 2 Class C Floating Rate Notes October 2041         1.40% pa  2.40% pa     20,000     20,000
Series 2 Class D Floating Rate Notes October 2041         4.60% pa  5.60% pa      7,000     10,000
                                                                              ---------  ---------
Total                                                                           988,293  1,211,729
                                                                              =========  =========

    The notes are repayable in more than 5 years, and are subject to variable rates of interest. The Series 1 notes are denominated in US Dollars and the Series 2 notes in Pounds Sterling. Interest is payable on the notes based on USD 3-month LIBOR for the Series 1 notes and sterling 3-month LIBOR for the Series 2 notes. At the balance sheet date the rates in force are 1.16% for the USD 3-month LIBOR and 3.7725% for the sterling 3-month LIBOR.

    USD and Sterling 3-month LIBOR re-price quarterly, and the next re-price date after the balance sheet date is January 20, 2004.

(C) ASSET-BACKED NOTES -- GRANITE MORTGAGES 02-1 PLC

                                                                     MARGIN
                                                        MARGIN         OVER
                                                          OVER        LIBOR   DECEMBER   DECEMBER
                                                      LIBOR TO  AFTER APRIL         31         31
                                                    APRIL 2007         2007       2003       2002
                                                    ----------  -----------  ---------  ---------

                                                                             [GBP]'000  [GBP]'000
Series 1 Class A1 Floating Rate Notes October 2016    0.10% pa     0.20% pa        ---    271,283
Series 1 Class A2 Floating Rate Notes July 2019       0.16% pa     0.32% pa    693,954    790,767
Series 1 Class B Floating Rate Notes April 2042       0.33% pa     0.66% pa     39,054     43,249
Series 1 Class C Floating Rate Notes April 2042       1.30% pa     2.30% pa     54,071     59,878
Series 2 Class A Floating Rate Notes April 2042       0.20% pa     0.40% pa    460,000    460,000
Series 2 Class B Floating Rate Notes April 2042       0.35% pa     0.70% pa     16,200     16,200
Series 2 Class C Floating Rate Notes April 2042       1.30% pa     2.30% pa     22,500     22,500
Series 2 Class D Floating Rate Notes April 2042       4.50% pa     5.50% pa     12,000     15,000
Series 3 Class A Fixed Rate Notes April 2042               N/A     0.42% pa    423,699    390,651
Series 3 Class B Floating Rate Notes April 2042       0.35% pa     0.70% pa     14,900     13,738
Series 3 Class C Floating Rate Notes April 2042       1.30% pa     2.30% pa     20,691     19,077
                                                                             ---------  ---------
Total                                                                        1,757,069  2,102,343
                                                                             =========  =========

                                      393

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001



    The notes are repayable in more than 5 years, and are subject to variable rates of interest, except for the Series 3 Class A notes which pay 5.15% annually until the payment date in April 2007 then 3-month Euribor plus the margin shown above. The Series 1 notes are denominated in US Dollars, the Series 2 notes in Pounds Sterling and the Series 3 notes in Euros. Interest is payable on the notes based on USD 3-month LIBOR for the Series 1 notes, sterling 3-month LIBOR for the Series 2 notes and 3-month Euribor for the Series 3 Notes. At the balance sheet date the rates in force are 1.16% for the USD 3-month LIBOR, 3.7725% for the sterling 3-month LIBOR and 2.14% for 3-month Euribor.

    USD and Sterling 3-month LIBOR and 3-month Euribor re-price quarterly, and the next re-price date after the balance sheet date is January 20, 2004.

(D) ASSET-BACKED NOTES -- GRANITE MORTGAGES 02-2 PLC

                                                                        MARGIN
                                                              MARGIN      OVER
                                                                OVER     LIBOR
                                                            LIBOR TO     AFTER   DECEMBER   DECEMBER
                                                             JANUARY   JANUARY         31         31
                                                                2008      2008       2003       2002
                                                            --------  --------  ---------  ---------
                                                                                [GBP]'000  [GBP]'000
Series 1 Class A1 Floating Rate Notes January 2017          0.11% pa  0.22% pa        ---    403,326
Series 1 Class A2 Floating Rate Notes January 2043          0.18% pa  0.36% pa    635,961    713,577
Series 1 Class B Floating Rate Notes January 2043           0.37% pa  0.74% pa     33,619     37,230
Series 1 Class C Floating Rate Notes January 2043           1.25% pa  2.25% pa     49,308     54,604
Series 2 Class A Floating Rate Notes January 2043           0.19% pa  0.38% pa    766,188    716,192
Series 2 Class B Floating Rate Notes January 2043           0.37% pa  0.74% pa     28,953     26,694
Series 2 Class C Floating Rate Notes January 2043           1.25% pa  2.25% pa     37,427     34,508
Series 3 Class A Floating Rate Notes January 2043           0.19% pa  0.38% pa    665,000    665,000
Series 3 Class B Floating Rate Notes January 2043           0.37% pa  0.74% pa     25,000     25,000
Series 3 Class C Floating Rate Notes January 2043           1.25% pa  2.25% pa     33,000     33,000
                                                                                ---------  ---------
Total                                                                           2,274,456  2,709,131
                                                                                =========  =========


    The notes are repayable in more than 5 years, and are subject to variable rates of interest. The Series 1 notes are denominated in US Dollars, the Series 2 notes in Euros and the Series 3 notes in Pounds Sterling. Interest is payable on the notes based on USD 3-month LIBOR for the Series 1 notes, 3-month Euribor for the Series 2 Notes and sterling 3-month LIBOR for the Series 3 notes. At the balance sheet date the rates in force are 1.16% for the USD 3-month LIBOR, 3.7725% for the sterling 3-month LIBOR and 2.14% for 3-month Euribor.

    USD and Sterling 3-month LIBOR and 3-month Euribor re-price quarterly, and the next re-price date after the balance sheet date is January 20, 2004.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


(E) ASSET-BACKED NOTES -- GRANITE MORTGAGES 03-1 PLC

                                                              MARGIN       MARGIN
                                                                OVER         OVER
                                                            LIBOR TO        LIBOR   DECEMBER   DECEMBER
                                                               APRIL  AFTER APRIL         31         31
                                                                2008         2008       2003       2002
                                                          ----------  -----------  ---------  ---------
                                                                                   [GBP]'000  [GBP]'000
Series 1 Class A1 Floating Rate Notes January 2004        (0.01%) pa      0.0% pa    129,574        ---
Series 1 Class A2 Floating Rate Notes January 2020          0.19% pa     0.38% pa    686,390        ---
Series 1 Class A3 Floating Rate Notes January 2020          0.40% pa     0.80% pa    168,096        ---
Series 1 Class B Floating Rate Notes January 2043           0.43% pa     0.86% pa     23,533        ---
Series 1 Class C Floating Rate Notes January 2043           1.45% pa     2.45% pa     31,378        ---
Series 2 Class A Floating Rate Notes January 2043           0.24% pa     0.48% pa    635,548        ---
Series 2 Class B Floating Rate Notes January 2043           0.43% pa     0.86% pa     43,782        ---
Series 2 Class C Floating Rate Notes January 2043           1.45% pa     2.45% pa     66,732        ---
Series 3 Class A Floating Rate Notes January 2043           0.24% pa     0.48% pa    665,000        ---
Series 3 Class B Floating Rate Notes January 2043           0.43% pa     0.86% pa     31,000        ---
Series 3 Class C Floating Rate Notes January 2043           1.45% pa     2.45% pa     41,000        ---
                                                                                   ---------  ---------
Total                                                                              2,522,033        ---
                                                                                   =========  =========


    The notes, other than the Series 1A1 Notes which are repayable within 1 year, are repayable in more than 5 years, and are subject to variable rates of interest. The Series 1 notes are denominated in US Dollars, the Series 2 notes in Euros and the Series 3 notes in Pounds Sterling. Interest is payable on the notes based on USD 3-month LIBOR for the Series 1 notes, 3-month Euribor for the Series 2 Notes and sterling 3-month LIBOR for the Series 3 notes. At the balance sheet date the rates in force are 1.16% for the USD 3-month LIBOR, 3.7725% for the sterling 3-month LIBOR and 2.14% for 3-month Euribor.

    USD and Sterling 3-month LIBOR and 3-month Euribor re-price quarterly, and the next re-price date after the balance sheet date is January 20, 2004.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


(F) ASSET-BACKED NOTES -- GRANITE MORTGAGES 03-2 PLC

                                                                      MARGIN
                                                          MARGIN        OVER
                                                            OVER       LIBOR   DECEMBER   DECEMBER
                                                        LIBOR TO  AFTER JULY         31         31
                                                       JULY 2010        2010       2003       2002
                                                       ---------  ----------  ---------  ---------
                                                                              [GBP]'000  [GBP]'000
Series 1 Class A1 Floating Rate Notes July 2017         0.08% pa    0.16% pa    514,190        ---
Series 1 Class A2 Floating Rate Notes July 2020         0.16% pa    0.32% pa    563,680        ---
Series 1 Class A3 Floating Rate Notes July 2043         0.25% pa    0.50% pa    280,159        ---
Series 1 Class B Floating Rate Notes July 2043          0.49% pa    0.98% pa     42,864        ---
Series 1 Class C Floating Rate Notes July 2043          1.55% pa    2.55% pa      5,883        ---
Series 2 Class A Floating Rate Notes July 2043          0.25% pa    0.50% pa    211,850        ---
Series 2 Class B Floating Rate Notes July 2043          0.49% pa    0.98% pa     51,479        ---
Series 2 Class M Floating Rate Notes July 2043          0.75% pa    1.50% pa     36,932        ---
Series 2 Class C1 Floating Rate Notes July 2043              N/A    2.55% pa     11,299        ---
Series 2 Class C2 Floating Rate Notes July 2043         1.55% pa    2.55% pa     46,254        ---
Series 3 Class A Floating Rate Notes July 2043               N/A    0.48% pa    352,280        ---
Series 3 Class C Floating Rate Notes July 2043          1.55% pa    2.55% pa     15,000        ---
                                                                              ---------  ---------
Total                                                                         2,131,870        ---
                                                                              =========  =========


    The notes are repayable in more than 5 years, and are subject to variable rates of interest. The Series 1 notes are denominated in US Dollars, the Series 2 notes in Euros and the Series 3 notes in Pounds Sterling. Interest is payable on the notes based on USD 3-month LIBOR for the Series 1 notes, 3-month Euribor for the Series 2 Notes and sterling 3-month LIBOR for the Series 3 notes. At the balance sheet date the rates in force are 1.16% for the USD 3-month LIBOR, 3.7725% for the sterling 3-month LIBOR and 2.14% for 3-month Euribor.

    USD and Sterling 3-month LIBOR and 3-month Euribor re-price quarterly, and the next re-price date after the balance sheet date is January 20, 2004.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


(G) ASSET-BACKED NOTES -- GRANITE MORTGAGES 03-3 PLC

                                                                         MARGIN
                                                               MARGIN      OVER
                                                                 OVER     LIBOR
                                                             LIBOR TO     AFTER   DECEMBER   DECEMBER
                                                              JANUARY   JANUARY         31         31
                                                                 2009      2009       2003       2002
                                                             --------  --------  ---------  ---------
                                                                                 [GBP]'000  [GBP]'000
Series 1 Class A1 Floating Rate Notes January 2019           0.08% pa  0.16% pa    420,239        ---
Series 1 Class A2 Floating Rate Notes January 2024           0.12% pa  0.24% pa    420,239        ---
Series 1 Class A3 Floating Rate Notes January 2044           0.20% pa  0.40% pa    280,159        ---
Series 1 Class B Floating Rate Notes January 2044            0.45% pa  0.90% pa     40,343        ---
Series 1 Class M Floating Rate Notes January 2044            0.70% pa  1.40% pa     15,129        ---
Series 1 Class C Floating Rate Notes January 2044            1.45% pa  2.45% pa     28,016        ---
Series 2 Class A Floating Rate Notes January 2044            0.19% pa  0.38% pa    451,945        ---
Series 2 Class B Floating Rate Notes January 2044            0.45% pa  0.90% pa     16,242        ---
Series 2 Class M Floating Rate Notes January 2044            0.70% pa  1.40% pa      5,296        ---
Series 2 Class C Floating Rate Notes January 2044            1.45% pa  2.45% pa     38,839        ---
Series 3 Class A Floating Rate Notes January 2044            0.19% pa  0.38% pa    340,000        ---
Series 3 Class B Floating Rate Notes January 2044            0.45% pa  0.90% pa     28,500        ---
Series 3 Class M Floating Rate Notes January 2044            0.70% pa  1.40% pa     11,500        ---
Series 3 Class C Floating Rate Notes January 2044            1.45% pa  2.45% pa      7,500        ---
                                                                                 ---------  ---------
Total                                                                            2,103,947        ---
                                                                                 =========  =========


    The notes are repayable in more than 5 years, and are subject to variable rates of interest. The Series 1 notes are denominated in US Dollars, the Series 2 notes in Euros and the Series 3 notes in Pounds Sterling. Interest is payable on the notes based on USD 3-month LIBOR for the Series 1 notes, 3-month Euribor for the Series 2 Notes and sterling 3-month LIBOR for the Series 3 notes. At the balance sheet date the rates in force are 1.613% for the USD 3-month LIBOR, 3.74731% for the sterling 3-month LIBOR and 2.149% for 3-month Euribor.

    USD and Sterling 3-month LIBOR and 3-month Euribor re-price quarterly, and the next re-price date after the balance sheet date is January 20, 2003.


12. COMMON STOCK

                                                                               DECEMBER 31  DECEMBER 31
                                                                                      2003         2002
                                                                               -----------  -----------

                                                                                 [GBP]'000    [GBP]'000
AUTHORIZED:
100,000 Ordinary shares of [GBP]1 each                                                 100          100
                                                                               ===========  ===========

CALLED UP, ALLOTTED AND FULLY PAID SHARE CAPITAL
100,000 Ordinary shares of [GBP]1 each (2002: 62,500)                                  100           62
                                                                               ===========  ===========

                                      397

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


13. CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

    There were no outstanding capital commitments or contingent liabilities at December 31, 2003 and 2002, respectively.


14. RELATED PARTY TRANSACTIONS

    Statement of Financial Accounting Standards No. 57 "Related party disclosures" defines related parties as follows: Affiliates of the enterprise; entities for which investments are accounted for by the equity method by the enterprise; trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; principal owners of the enterprise; its management; members of the immediate families of principal owners of the enterprise and its management; and other parties with which the enterprise may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Another party also is a related party if it can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

    The Company, which is a special purpose company, is controlled by its board of directors. The board of directors consists of three directors. Two of the Company's three directors are provided by Mourant & Co. Capital (SPV) Limited, the principal activity of which is providing directors and corporate management services for special purpose companies. The third director of the Company is an employee of Northern Rock plc. The Company pays a corporate services fee pursuant to a corporate services agreement to Mourant & Co. Capital (SPV) Limited in connection with its provision of corporate management services. The fees payable to these directors for providing their services are immaterial in the context of these consolidated financial statements and of the individual directors.

    The total amount paid to Northern Rock plc for administration and cash management services during the year ended December 31, 2003 was [GBP]757,000 (period ended December 31, 2002 [GBP]459,000).

    Northern Rock plc provides the interest rate swap in connection with the notes issued by Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc, Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc and Granite Mortgages 03-3 plc. Northern Rock plc is one of a number of counterparties used by the group in the normal course of its business. Northern Rock plc does not hold any capital of the Group.

    The Company receives all of its income from the Trust other than bank interest and receipts under the interest rate and cross currency swaps. During the period the Company received [GBP]543 million (period ended December 31, 2002: [GBP]261 million) of revenue from the Trust together with [GBP]2,038 million of principal (period ended December 31, 2002: [GBP]813 million). The outstanding loan balance due from the Trust at the period end was [GBP]12,746 million (period ended December 31, 2002: [GBP]7,116 million) with an additional [GBP]61 million (period ended December 31, 2002: [GBP]37 million) due in relation to payments collected by the Trust not yet paid over.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


15. DERIVATIVES AND FINANCIAL INSTRUMENTS

    The Group enters into derivative transactions, principally interest rate swaps and currency swaps. The purpose of these transactions is to manage the interest rate and currency risk arising from the Group's operations and its sources of finance.

    The net loss reflected is attributable to the recognition of losses on derivatives entered into for hedging purposes. Such recognition is necessary due to non-compliance with the requirement for contemporaneous hedge documentation under SFAS No. 133. Because the hedge documentation requirements were not met, the Group is required to record the changes in the fair value of the derivatives in the income statement.

    Interest rate risk -- interest is received on the advance made by the Group at various underlying rates. These assets are financed by securities on which interest is payable at different variable rates. The Group's policy is to match this interest income and expense by use of interest rate swaps.

    Currency risk -- all of the Group's assets and associated income are denominated in Pounds Sterling, although some of the asset-backed notes issued by Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc and Granite Mortgages 02-2 plc and associated interest expense are denominated in US dollars or Euros. The Group's policy is to match this currency income and expense by the use of currency swaps.

(A) MATURITY PROFILE OF FINANCIAL LIABILITIES

                                               DECEMBER     DECEMBER     DECEMBER
                                                     31           31           31
                                                   2003         2003         2003
                                                   DEBT        OTHER        TOTAL
                                             SECURITIES  LIABILITIES  LIABILITIES
                                             ----------  -----------  -----------

                                              [GBP]'000    [GBP]'000    [GBP]'000
Within 1 year or less or on demand              129,574      930,163    1,059,737
More than 1 year but not more than 2 years          ---          ---          ---
More than 2 years but not more than 5 years         ---          ---          ---
More than 5 years                            12,525,981      207,451   12,733,432
                                             ----------  -----------  -----------

Total                                        12,655,555    1,137,614   13,793,169
                                             ==========  ===========  ===========



    The maturity profiles reflect the legal maturity dates for the debt securities. The actual lives of the debt securities cannot be predicted due principally to the unknown rate at which mortgage loans will be repaid. Any principal receipts from the Company's interest in the Trust, up to an annualised constant prepayment rate of 15%, in respect of the notes issued by issuers other than Granite Mortgages 03-2 plc and Granite Mortgages 03-3 plc where the rate is 20%, are utilised to repay the debt securities. Each issuer also has options to redeem the loan notes on the quarterly payment dates falling in October 2006 for the debt securities issued by Granite Mortgage 01-2 plc, falling in April 2007 for the debt securities issued by Granite Mortgage 02-1 plc, falling in January 2008 for the debt securities issued by Granite Mortgages 01-1 plc and Granite Mortgages 02-2 plc, falling in April 2008 for the debt securities issued by Granite Mortgages 03-1 plc, falling in January

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


2009 for the debt securities issued by Granite Mortgages 03-3 plc and falling in July 2010 for the debt securities issued by Granite Mortgages 03-2 plc, or in each case on any quarterly payment date thereafter.

                                                              DECEMBER       DECEMBER
                                               DECEMBER             31             31
                                                     31           2002           2002
                                                   2002          OTHER          TOTAL
                                                   DEBT    LIABILITIES    LIABILITIES
                                             SECURITIES  (AS RESTATED)  (AS RESTATED)
                                             ----------  -------------  -------------

                                              [GBP]'000      [GBP]'000      [GBP]'000
Within 1 year or less or on demand                  ---        477,627        477,627
More than 1 year but not more than 2 years          ---            ---            ---
More than 2 years but not more than 5 years         ---            ---            ---
More than 5 years                             7,113,331        105,900      7,219,231
                                             ----------  -------------  -------------

Total                                         7,113,331        583,527        696,858
                                             ==========  =============  =============



    There are no material undrawn committed borrowing facilities.

(B) INTEREST RATE PROFILE OF FINANCIAL ASSETS AND LIABILITIES

                                                                            DECEMBER
                                               DECEMBER       DECEMBER            31
                                                     31             31          2003
                                                   2003           2003  NON-INTEREST
                                                  TOTAL  FLOATING RATE       BEARING
                                             ----------  -------------  ------------

                                              [GBP]'000      [GBP]'000     [GBP]'000
Assets                                       13,790,699     13,703,331        87,368
Liabilities and shareholders' equity         13,790,699     12,782,126     1,008,573
                                             ==========  =============  ============

                                                                         DECEMBER 31
                                            DECEMBER 31    DECEMBER 31          2002
                                                   2002           2002  NON-INTEREST
                                                  TOTAL  FLOATING RATE       BEARING
                                            -----------  -------------  ------------

                                              [GBP]'000      [GBP]'000     [GBP]'000
Assets                                        7,655,503      7,600,837        54,666
Liabilities and shareholders equity           7,655,503      7,174,635       480,868


    Benchmark rates for determining interest payments for the floating rate assets and liabilities are given in the note to the accounts relevant to the financial instrument type. All floating rate assets and liabilities reprice within 3 months.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


(C) CURRENCY PROFILE

    All the Series 1 notes listed in Note 10 are denominated in US Dollars -- a total of [GBP]6,105 million ($10,896 million). The Series 3 Notes for Granite Mortgages 02-1 plc, the Series 2 Notes for Granite Mortgages 02-2 plc, the Series 2 Notes for Granite Mortgages 03-1 plc, the Series 2 Notes for Granite Mortgages 03-2 plc and the Series 2 Notes for Granite Mortgages 03-3 plc are denominated in Euros -- a total of [GBP]2,908 million ([e]4,118 million). At December 31, 2002 Dollar denominated issues totalled [GBP]4,132 million ($6,053 million) and Euro denominated issues [GBP]1,164 million ([e]1,844 million). Foreign currency investment and financing activities are economically hedged into pounds sterling to offset exposures to fluctuating currency exchange rates.


16. FAIR VALUES OF FINANCIAL INSTRUMENTS

    Disclosures in the table below are in accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments".

    Fair values have been estimated using quoted marked prices where available. Where no ready markets exist and hence quoted market prices are not available, appropriate techniques are used to estimate fair values which take account of the characteristics of the instruments, including the expected future cash flows, market interest rates and prices available for similar instruments.

                                            DECEMBER 31  DECEMBER 31
                                                   2003         2003  DECEMBER 31
                                               CARRYING         FAIR         2003
                                                 AMOUNT        VALUE   DIFFERENCE
                                            -----------  -----------  -----------
                                              [GBP]'000    [GBP]'000    [GBP]'000
NON-TRADING ASSETS
Cash and cash equivalents                       957,407      957,407          ---
Advance to Granite Finance Trustees
  Limited                                    12,745,924   12,745,924          ---
NON-TRADING LIABILITIES
Asset-backed notes                           12,655,555   13,434,784      779,229
Other liabilities                               207,451      207,451          ---
Derivatives                                     738,806      738,806          ---
                                            ===========  ===========  ===========


GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


                                            DECEMBER 31    DECEMBER 31
                                                   2002           2002
                                               CARRYING           FAIR  DECEMBER 31
                                                 AMOUNT          VALUE         2002
                                          (AS RESTATED)  (AS RESTATED)   DIFFERENCE
                                          -------------  -------------  -----------
                                              [GBP]'000      [GBP]'000    [GBP]'000
NON-TRADING ASSETS
Cash and cash equivalents                       484,829        484,829          ---
Advance to Granite Finance Trustees
  Limited                                     7,116,008      7,116,008          ---
NON-TRADING LIABILITIES
Asset-backed notes                            7,113,331      7,469,077      355,746
Other liabilities                               105,900        105,900          ---
Derivatives                                     376,196        376,196          ---
                                          =============  =============  ===========



    The Group had no trading assets or liabilities at December 31, 2003 and 2002 respectively.

    The advance to the Trust has been valued based on future cash flows. The asset-backed notes have been valued based on third-party quotes for the trading price thereof as at December 31, 2003 and 2002 respectively.

    Northern Rock plc has entered written fixed rate swaps with external third parties to mitigate the interest rate risks associated with the fixed rate mortgage loans in the mortgages trust. A blended rate was then calculated for the swaps weighted by value in respect of the different mortgage loan products in the mortgages trust, as each of such products carried a different interest rate relative to each other mortgage loan product. This rate was then applied to the fixed rate mortgage loans in the mortgages trust for the swaps between Northern Rock plc and Granite Mortgages 01-1 plc, Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc, Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc and Granite Mortgages 03-3 plc. The external swaps, which were retained by Northern Rock plc, were revalued at market value on December 31, 2002 and the revaluations as then applied to the swaps between Northern Rock plc and Granite Mortgages 01-1 plc Granite Mortgages 01-2 plc, Granite Mortgages 02-1 plc, Granite Mortgages 02-2 plc, Granite Mortgages 03-1 plc, Granite Mortgages 03-2 plc and Granite Mortgages 03-3 plc to revalue the derivative.

    Both the cross-currency swap agreements and the basis rate swap agreements contain provisions whereby in the event of a ratings downgrade for the swap counterparty, as a result of which the then-current ratings of the debt securities in issue would be adversely affected, the counterparty will be required to provide collateral for its obligations in order to maintain the then-current ratings of the debt securities, or alternatively to arrange for its obligations to be transferred to a suitably rated counterparty.

    Where collateral is required to be posted, a separate weekly mark to market valuation is undertaken for each swap and for any individual swap where the valuation is in favour of the Company, the swap counterparty is required to post collateral, in the form of cash or securities or both. The collateral is held in a custodial account in the name of the Company.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


17. MATERIAL SUBSEQUENT EVENTS

    On 28 January 2004 the Company purchased a further beneficial interest in the assets of the Trust for a cash consideration of [GBP]3,472 million financed by the receipt of a loan from Granite Mortgages 04-1 plc, which commenced trading on that date. On the same date the beneficial interest in a further [GBP]5,000 million was assigned to the Trust by Northern Rock plc, the originator of the loans.

    On 26 February 2004 Granite Mortgages 04-2 plc was incorporated with a called up share capital of 50,000 ordinary shares of [GBP]1 each partly paid to [GBP]0.25. The entire share capital of Granite Mortgages 04-2 plc was acquired by the Company funded by an increase in its issued share capital of [GBP]12,500.


18. RECENT ACCOUNTING DEVELOPMENTS

    In November 2002, the FASB issued FASB Interpretation No. ("FIN") 45, "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEE'S, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS", ("FIN 45"). FIN 45 clarifies the requirements of SFAS No. 5, "ACCOUNTING FOR CONTINGENCIES", relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The Interpretation's provisions for initial recognition and measurement are to be applied to all obligations assumed under guarantees and requires disclosure by guarantors in respect of guarantees issued (including guarantees embedded in other contracts). Granite Finance Funding Limited adopted the requirements of FIN 45 during the year ended December 31, 2003. There was no material effect on the Group's financial position or results of operations as a result of the adoption of this standard.

    In January 2003, the FASB issued FIN 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES", ("FIN 46") as an interpretation of Accounting Research Bulletin No. 51, "CONSOLIDATED FINANCIAL STATEMENTS". This was revised in December 2003 and reissued as FIN 46-R. FIN 46 addresses consolidation of variable interest entities ("VIES") by business enterprises. An entity is considered a VIE subject to consolidation if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support or if the equity investors lack one of three characteristics of a controlling financial interest. First, the equity investors lack the ability to make decisions about the entity's activities through voting rights or similar rights. Second, they do not bear the obligation to absorb the expected losses of the entity if they occur. Lastly, they do not claim the right to receive expected returns of the entity if they occur, which are the compensation for the risk of absorbing the expected losses.

    FIN 46 requires that VIEs be consolidated by the entity that maintains the majority of the risks and rewards of ownership, that is, the primary beneficiary. For VIEs created prior to February 1, 2003, FIN 46 specifies transitional disclosure requirements for the December 31, 2003 financial statements in relation to the nature, size and potential maximum loss in relation to those VIEs where the entity has involvement. Measurement and recognition requirements are effective in 2004 for VIEs existing at February 1, 2003. For all VIEs created subsequent to February 1, 2003, public entities must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R for reporting periods ending after December 15, 2003. The full provisions of FIN 46 and FIN 46-R are to be applied to all VIEs where the entity has involvement at the end of the first interim or annual reporting period ending after March 15, 2004.

GRANITE FINANCE FUNDING LIMITED


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
AND DECEMBER 31, 2002 AND THE PERIOD FROM FEBRUARY 14, 2001 TO DECEMBER 31,
2001


    As all subsidiaries of the Company are already consolidated, the adoption of the recognition and initial measurement requirements of FIN 46 and FIN 46-R is not expected to have any effect on the Company's financial position or results of operations. The Company has no exposure to loss as a result of its involvement with its subsidiaries - the principal activity of each of the subsidiaries is the investment of the proceeds of the issue of asset backed loan notes.

    In May 2003, the FASB issued SFAS No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY", ("SFAS NO. 150"). The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. The Standard is applied prospectively for financial instruments entered into or modified after May 31, 2003, and otherwise is effective from the beginning of the first interim period beginning after June 15, 2003.

    Granite Finance Funding Limited did not enter into, or modify the terms of, any financial instrument that would be affected by this Standard. The Group does not believe that the adoption of SFAS No. 150 for prior periods will have a material effect on its financial position or results of operations.

    EITF Issue 03-01 "THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS" was issued in January 2004. The EITF requires certain additional disclosures to other-than-temporary impairments for investments accounted for under the cost method or the equity method, classified as either available-for-sale or held-to-maturity under SFAS No. 115 (including individual securities and investments in mutual funds) and investments accounted for under SFAS No. 124.

                         REGISTERED OFFICE OF THE ISSUER

                           GRANITE MORTGAGES 04-3 PLC

                                   Fifth Floor
                                 100 Wood Street
                                 London EC2V 7EX

                                  ADMINISTRATOR

                                Northern Rock plc
                               Northern Rock House
                                    Gosforth
                               Newcastle upon Tyne
                                     NE3 4PL



NOTE TRUSTEE AND SECURITY TRUSTEE               PRINCIPAL PAYING AGENT, COMMON
                                                   DEPOSITARY AND REGISTRAR
       THE BANK OF NEW YORK                     CITIBANK, N.A., LONDON BRANCH
            48th Floor                                5 Carmelite Street
        One Canada Square                              London EC4Y 0PA
          London E14 5AL

         US PAYING AGENT                                  AGENT BANK

  CITIBANK, N.A., LONDON BRANCH                 CITIBANK, N.A., LONDON BRANCH
        14th Floor Zone 3                             5 Carmelite Street
         111 Wall Street                               London EC4Y 0PA
     New York, New York 10043




                LEGAL ADVISERS TO THE UNDERWRITERS, THE MANAGERS,
                    THE NOTE TRUSTEE AND THE SECURITY TRUSTEE


   as to English and US law                              as to Scots Law

      ALLEN & OVERY LLP                                 DUNDAS & WILSON
        One New Change                                   Saltire Court
        London EC4M 9QQ                                20 Castle Terrace
                                                       Edinburgh EH1 2EN




               LEGAL ADVISERS TO THE ISSUER AND THE ADMINISTRATOR


 as to English and US law                                as to Scots Law
SIDLEY AUSTIN BROWN & WOOD                              TODS MURRAY LLP
     Woolgate Exchange                                  66 Queen Street
   25 Basinghall Street                                 Edinburgh EH2 4NE
      London EC2V 5HA




               LEGAL ADVISERS TO FUNDING AND THE MORTGAGES TRUSTEE

                                as to Jersey law

                             MOURANT DU FEU & JEUNE
                               4 Royal Mint Court
                                 London EC3N 4HJ

                               AUTHORIZED ADVISOR

                     LEHMAN BROTHERS INTERNATIONAL (EUROPE)
                                 25 Bank Street
                                 London E14 5LE

THROUGH AND INCLUDING DECEMBER 15, 2004, ALL DEALERS EFFECTING TRANSACTIONS
IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                           GRANITE MORTGAGES 04-3 PLC


    $981,400,000 series 1 class A1 floating rate notes due September 2025

   $1,248,100,000 series 1 class A3 floating rate notes due September 2044

     $59,200,000 series 1 class B floating rate notes due September 2044

     $31,400,000 series 1 class M floating rate notes due September 2044

     $62,700,000 series 1 class C floating rate notes due September 2044

    $713,700,000 series 2 class A1 floating rate notes due September 2044




                        --------------------------------

                                   PROSPECTUS

                        --------------------------------





JOINT UNDERWRITERS FOR THE SERIES 1 CLASS A1 NOTES, THE SERIES 1 CLASS A3 NOTES
                        AND THE SERIES 2 CLASS A1 NOTES


DEUTSCHE BANK SECURITIES           LEHMAN BROTHERS           UBS INVESTMENT BANK


BARCLAYS CAPITAL      CITIGROUP      HSBC      JPMORGAN      MERRILL LYNCH & CO.

JOINT UNDERWRITERS FOR THE SERIES 1 CLASS B NOTES, THE SERIES 1 CLASS M NOTES
                         AND THE SERIES 1 CLASS C NOTES

DEUTSCHE BANK SECURITIES           LEHMAN BROTHERS           UBS INVESTMENT BANK


                              SEPTEMBER 16, 2004